                                             Filed Pursuant to Rule 424(b)(5)
                                             Registration File No.: 333-105805

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement is not an offer to sell these securities and it is not a solicitation of an offer to buy these securities in any state where the offer or sale is not permitted.

                   SUBJECT TO COMPLETION, DATED JUNE 11, 2004

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 12, 2004)

                           $862,209,000 (APPROXIMATE)

                        [J.P. MORGAN CHASE LOGO OMITTED]
             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   DEPOSITOR

       COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES, SERIES 2004-CIBC9

                              JPMORGAN CHASE BANK
                                   CIBC INC.
                              MORTGAGE LOAN SELLERS

                                ----------------

     J.P. Morgan Chase Commercial Mortgage Securities Corp. is offering certain classes of the Series 2004-CIBC9 Commercial Mortgage Pass-Through Certificates, which represent the beneficial ownership interests in a trust. The trust's assets will primarily be 102 fixed rate mortgage loans secured by first liens on 117 commercial, multifamily and manufactured housing community properties and are generally the sole source of payments on the Series 2004-CIBC9 certificates. The Series 2004-CIBC9 certificates are not obligations of J.P. Morgan Chase Commercial Mortgage Securities Corp., the mortgage loan sellers or any of their respective affiliates, and neither the Series 2004-CIBC9 certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or any other person or entity.

                                                                           ASSUMED
                     INITIAL CLASS   INITIAL APPROX.   PASS-THROUGH         FINAL             EXPECTED       RATED FINAL
                      CERTIFICATE      PASS-THROUGH        RATE          DISTRIBUTION         RATINGS       DISTRIBUTION
                       BALANCE(1)          RATE         DESCRIPTION         DATE(3)        (S&P/FITCH)(5)      DATE(3)
                    --------------- ----------------- -------------- ------------------- ----------------- --------------
Class A-1 .........  $ 65,887,000              %            (6)       August 12, 2009         AAA/AAA      June 12, 2041
Class A-2 .........  $205,168,000              %            (6)        June 12, 2011          AAA/AAA      June 12, 2041
Class A-3 .........  $ 85,506,000              %            (6)        April 12, 2014         AAA/AAA      June 12, 2041
Class A-4 .........  $431,837,000              %            (6)        July 12, 2014          AAA/AAA      June 12, 2041
Class B ...........  $ 27,853,000              %            (6)        July 12, 2014           AA/AA       June 12, 2041
Class C ...........  $ 13,927,000              %            (6)        July 12, 2014          AA-/AA-      June 12, 2041
Class D ...........  $ 20,889,000              %            (6)        July 12, 2014            A/A        June 12, 2041
Class E ...........  $ 11,142,000              %            (6)      November 12, 2014         A-/A-       June 12, 2041

----------
(Footnotes to table on page S-7)

--------------------------------------------------------------------------------
YOU SHOULD CAREFULLY CONSIDER THE RISK FACTORS BEGINNING ON PAGE S-30 OF THIS PROSPECTUS SUPPLEMENT AND PAGE 9 OF THE PROSPECTUS.

Neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or instrumentality or any other person or entity.

The certificates will represent interests in the trust fund only. They will not represent interests in or obligations of the depositor, any of its affiliates or any other entity.
--------------------------------------------------------------------------------

     THE SECURITIES AND EXCHANGE COMMISSION AND STATE REGULATORS HAVE NOT APPROVED OR DISAPPROVED OF THE OFFERED CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE. J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. WILL NOT LIST THE OFFERED CERTIFICATES ON ANY SECURITIES EXCHANGE OR ON ANY AUTOMATED QUOTATION SYSTEM OF ANY SECURITIES ASSOCIATION.

     THE UNDERWRITERS, J.P. MORGAN SECURITIES INC., CIBC WORLD MARKETS CORP., ABN AMRO INCORPORATED AND MORGAN STANLEY & CO. INCORPORATED WILL PURCHASE THE OFFERED CERTIFICATES FROM J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP. AND WILL OFFER THEM TO THE PUBLIC AT NEGOTIATED PRICES, PLUS, IN CERTAIN CASES, ACCRUED INTEREST, DETERMINED AT THE TIME OF SALE. J.P. MORGAN SECURITIES INC. AND CIBC WORLD MARKETS CORP. ARE ACTING AS CO-LEAD MANAGERS FOR THIS OFFERING. ABN AMRO INCORPORATED AND MORGAN STANLEY & CO. INCORPORATED ARE ACTING AS CO-MANAGERS FOR THIS OFFERING. J.P. MORGAN SECURITIES INC. IS ACTING AS SOLE BOOKRUNNER FOR THIS OFFERING.

     THE UNDERWRITERS EXPECT TO DELIVER THE OFFERED CERTIFICATES TO PURCHASERS IN BOOK-ENTRY FORM ONLY THROUGH THE FACILITIES OF THE DEPOSITORY TRUST COMPANY IN THE UNITED STATES AND CLEARSTREAM BANKING, SOCIeTe ANONYME AND EUROCLEAR BANK, AS OPERATOR OF THE EUROCLEAR SYSTEM, IN EUROPE, AGAINST PAYMENT IN NEW YORK, NEW YORK ON OR ABOUT JUNE 30, 2004. WE EXPECT TO RECEIVE FROM THIS
OFFERING APPROXIMATELY    % OF THE INITIAL CERTIFICATE BALANCE OF THE OFFERED
CERTIFICATES, PLUS ACCRUED INTEREST FROM JUNE 1, 2004, BEFORE DEDUCTING EXPENSES PAYABLE BY US.

JPMORGAN                                                    CIBC WORLD MARKETS

ABN AMRO INCORPORATED                                           MORGAN STANLEY

JUNE   , 2004

                        [J.P. MORGAN CHASE LOGO OMITTED]
             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

        Commercial Mortgage Pass-Through Certificates, Series 2004-CIBC9

          [MAP OF THE UNITED STATES OF AMERICA AND PUERTO RICO OMITTED]

     WASHINGTON                  UTAH                        MINNESOTA
     3 properties                1 property                  1 property
     $87,741,983                 $3,620,000                  $3,988,672
     7.9% of total               0.3% of total               0.4% of total


     WISCONSIN                   ILLINOIS                    MICHIGAN
     1 property                  5 properties                3 properties
     $1,450,000                  $26,272,285                 $9,167,000
     0.1% of total               2.4% of total               0.8% of total


     INDIANA                     OHIO                        PENNSYLVANIA
     3 properties                1 property                  4 properties
     $17,962,500                 $5,050,000                  $24,970,233
     1.6% of total               0.5% of total               2.2% of total


     NEW YORK                    NEW HAMPSHIRE               CONNECTICUT
     6 properties                1 property                  4 properties
     $161,870,000                $4,800,000                  $23,159,282
     14.5% of total              0.4% of total               2.1% of total


     NEW JERSEY                  DISTRICT OF COLUMBIA        DELAWARE
     4 properties                1 property                  3 properties
     $29,655,570                 $5,200,000                  $21,500,000
     2.7% of total               0.5% of total               1.9% of total


     MARYLAND                    VIRGINIA                    WEST VIRGINIA
     5 properties                2 properties                2 properties
     $53,199,940                 $23,651,824                 $6,300,000
     4.8% of total               2.1% of total               0.6% of total


     NORTH CAROLINA              SOUTH CAROLINA              GEORGIA
     4 properties                1 property                  3 properties
     $37,156,000                 $2,850,000                  $21,392,755
     3.3% of total               0.3% of total               1.9% of total


     FLORIDA                     KENTUCKY                    TENNESSEE
     2 properties                2 properties                2 properties
     $20,269,942                 $23,700,000                 $16,925,000
     1.8% of total               2.1% of total               1.5% of total


     LOUISIANA                   TEXAS                       OKLAHOMA
     5 properties                14 properties               1 property
     $20,144,082                 $78,520,222                 $5,500,000
     1.8% of total               7.0% of total               0.5% of total


     COLORADO                    ARIZONA                     NEVADA
     2 properties                6 properties                1 property
     $11,253,926                 $31,425,474                 $15,982,997
     1.0% of total               2.8% of total               1.4% of total


     CALIFORNIA                  OREGON                      ALASKA
     20 properties               1 property                  2 properties
     $265,592,754                $5,500,000                  $2,880,000
     23.8% of total              0.5% of total               0.3% of total


     PUERTO RICO
     1 property
     $45,462,945
     4.1% of total

--------------------------------------------------------------------------------

                               [LEGEND OMITTED]


--------------------------------------------------------------------------------

                  [2 PHOTOS OF CENTRO RETAIL PORTFOLIO OMITTED]
                     Centro Retail Portfolio     Various, CA












                      [3 PHOTOS OF GRACE BUILDING OMITTED]
                        Grace Building     New York, NY

                   [PHOTO OF 4th & BLANCHARD BUILDING OMITTED]
                    4th & Blanchard Building     Seattle, WA



             [PHOTO OF AVION MIDRISE III AND IV PORTFOLIO OMITTED]
              Avion Midrise III and IV Portfolio   Chantilly, VA


                      [PHOTO OF COUNTRY CLUB PLAZA OMITTED]
                      Country Club Plaza     Sacramento, CA


                    [PHOTO OF REXVILLE TOWNE CENTER OMITTED]
                     Rexville Towne Center    Bayamon, PR


                    [PHOTO OF CEDARVILLE WAREHOUSE OMITTED]
                   Cedarville Warehouse      Brandywine, MD


                   [PHOTO OF KINGS POINTE APARTMENTS OMITTED]
                 Kings Pointe Apartments      Fayetteville, NC


                    [PHOTO HARBOUR LIGHTS APARTMENT OMITTED]
               Harbour Lights Apartment      Huntington Beach, CA

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING PROSPECTUS


     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) the accompanying prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this prospectus supplement, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus supplement and the accompanying prospectus, you should rely on the information contained in this prospectus supplement.

     YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS. THE INFORMATION CONTAINED IN THIS PROSPECTUS SUPPLEMENT IS ACCURATE ONLY AS OF THE DATE OF THIS PROSPECTUS SUPPLEMENT.

     This prospectus supplement begins with several introductory sections describing the Series 2004-CIBC9 certificates and the trust in abbreviated form:

     Summary of Certificates, commencing on page S-7 of this prospectus supplement, which sets forth important statistical information relating to the Series 2004-CIBC9 certificates;

     Summary of Terms, commencing on page S-8 of this prospectus supplement, which gives a brief introduction of the key features of the Series 2004-CIBC9 certificates and a description of the underlying mortgage loans; and

     Risk Factors, commencing on page S-30 of this prospectus supplement, which describe risks that apply to the Series 2004-CIBC9 certificates which are in addition to those described in the prospectus with respect to the securities issued by the trust generally.

     This prospectus supplement and the accompanying prospectus include cross references to sections in these materials where you can find further related discussions. The Tables of Contents in this prospectus supplement and the prospectus identify the pages where these sections are located.

     Certain capitalized terms are defined and used in this prospectus supplement and the prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus supplement are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page S-161 of this prospectus supplement. The capitalized terms used in the prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" commencing on page 108 of the prospectus.

     In this prospectus supplement, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

                  TABLE OF CONTENTS

                                                 PAGE
                                                 ----
SUMMARY OF TERMS .............................    S-8
RISK FACTORS .................................   S-30
   Geographic Concentration Entails
      Risks ..................................   S-30
   Risks to the Mortgaged Properties
      Relating to Terrorist Attacks and
      Foreign Conflicts ......................   S-31
   Risks Relating to Mortgage Loan
      Concentrations .........................   S-31
   Risks Relating to Enforceability of
      Cross-Collateralization ................   S-33
   The Borrower's Form of Entity May
      Cause Special Risks ....................   S-33
   Ability to Incur Other Borrowings
      Entails Risk ...........................   S-34
   Borrower May Be Unable to Repay
      Remaining Principal Balance on
      Maturity Date or Anticipated
      Repayment Date .........................   S-37
   Commercial and Multifamily Lending
      Is Dependent Upon Net Operating
      Income .................................   S-38
   Tenant Concentration Entails Risk .........   S-39
   Certain Additional Risks Relating to
      Tenants ................................   S-40
   Mortgaged Properties Leased to
      Multiple Tenants Also Have Risks .......   S-41
   Mortgaged Properties Leased to
      Borrowers or Borrower Affiliated
      Entities Also Have Risks ...............   S-41
   Tenant Bankruptcy Entails Risks ...........   S-41
   Mortgage Loans are Nonrecourse and
      are Not Insured or Guaranteed ..........   S-41
   Retail Properties Have Special Risks ......   S-41
   Office Properties Have Special Risks ......   S-43
   Multifamily Properties Have Special
      Risks ..................................   S-43
   Industrial Properties Have Special
      Risks ..................................   S-45
   Hotel Properties Have Special Risks .......   S-45
   Risks Relating to Affiliation with a
      Franchise or Hotel Management
      Company ................................   S-46
   Manufactured Housing Communities
      Have Special Risks .....................   S-47
   Lack of Skillful Property Management
      Entails Risks ..........................   S-48
   Some Mortgaged Properties May Not
      Be Readily Convertible to
      Alternative Uses .......................   S-48
   Property Value May Be Adversely
      Affected Even When Current
      Operating Income Is Not ................   S-49
   Mortgage Loans Secured By Leasehold
      Interests May Expose Investors To
      Greater Risks of Default and Loss ......   S-49

                                                 PAGE
                                                 ----
   Limitations of Appraisals                     S-51
   Your Lack of Control Over the Trust
      Fund Can Create Risks ..................   S-51
   Potential Conflicts of Interest ...........   S-51
   Special Servicer May Be Directed to
      Take Actions ...........................   S-52
   Bankruptcy Proceedings Entail Certain
      Risks ..................................   S-53
   Risks Relating to Prepayments and
      Repurchases ............................   S-54
   Optional Early Termination of the
      Trust Fund May Result in an Adverse
      Impact on Your Yield or May Result
      in a Loss ..............................   S-55
   Mortgage Loan Sellers May Not Be
      Able to Make a Required
      Repurchase or Substitution of a
      Defective Mortgage Loan ................   S-56
   Risks Relating to Enforceability of
      Yield Maintenance Charges,
      Prepayment Premiums or
      Defeasance Provisions ..................   S-56
   Risks Relating to Borrower Default ........   S-56
   Risks Relating to Interest on Advances
      and Special Servicing Compensation......   S-57
   Risks of Limited Liquidity and Market
      Value ..................................   S-57
   Different Timing of Mortgage Loan
      Amortization Poses Certain Risks .......   S-57
   Subordination of Subordinate Offered
      Certificates ...........................   S-58
   Limited Information Causes
      Uncertainty ............................   S-58
   Environmental Risks Relating to the
      Mortgaged Properties ...................   S-58
   Tax Considerations Relating to
      Foreclosure ............................   S-59
   Risks Associated with One Action
      Rules ..................................   S-59
   Risks Relating to Enforceability ..........   S-60
   Potential Absence of Attornment
      Provisions Entails Risks ...............   S-60
   Property Insurance May Not Be
      Sufficient .............................   S-60
   Zoning Compliance and Use
      Restrictions May Adversely Affect
      Property Value .........................   S-62
   Risks Relating to Costs of Compliance
      with Applicable Laws and
      Regulations ............................   S-63

                                                PAGE
                                                ----
   Risks Relating to Proposed Changes to
      Puerto Rico Tax Laws                      S-63
   No Reunderwriting of the Mortgage
      Loans ..................................  S-64
   Litigation or Other Legal Proceedings
      Could Adversely Affect the
      Mortgage Loans .........................  S-64
   Risks Relating to Book-Entry
      Registration ...........................  S-64
   Risks Relating to Inspections of
      Properties .............................  S-64
   Other Risks ...............................  S-65
DESCRIPTION OF THE MORTGAGE POOL..............  S-66
   General ...................................  S-66
   Additional Debt ...........................  S-67
   The Grace Building Whole Loan .............  S-70
   AB Mortgage Loans .........................  S-73
   Top Ten Mortgage Loans or Groups of
      Cross-Collateralized Mortgage
      Loans ..................................  S-75
   ARD Loans .................................  S-75
   Certain Terms and Conditions of the
      Mortgage Loans .........................  S-76
   Additional Mortgage Loan
      Information ............................  S-83
   The Mortgage Loan Sellers .................  S-85
   JPMorgan Chase Bank .......................  S-85
   CIBC Inc. .................................  S-86
   Underwriting Guidelines and
      Processes ..............................  S-86
   Representations and Warranties;
      Repurchases and Substitutions ..........  S-87
   Repurchase or Substitution of
      Cross-Collateralized Mortgage
      Loans ..................................  S-91
   Lockbox Accounts ..........................  S-92
DESCRIPTION OF THE CERTIFICATES ..............  S-94
   General ...................................  S-94
   Book-Entry Registration and Definitive
      Certificates ...........................  S-95
   Distributions .............................  S-97
   Allocation of Yield Maintenance
      Charges ................................ S-109
   Assumed Final Distribution Date;
      Rated Final Distribution Date .......... S-110
   Subordination; Allocation of Collateral
      Support Deficit ........................ S-110
   Advances .................................. S-113

                                                PAGE
                                                ----
   Appraisal Reductions ...................... S-116
   Reports to Certificateholders; Certain
      Available Information .................. S-118
   Voting Rights ............................. S-122
   Termination; Retirement of
      Certificates ........................... S-122
   The Trustee, Certificate Registrar and
      Authenticating Agent ................... S-123
   The Fiscal Agent .......................... S-123
SERVICING OF THE MORTGAGE LOANS .............. S-125
   General ................................... S-125
   The Directing Certificateholder and
      the Grace Building Directing Holder..... S-128
   Limitation on Liability of Directing
      Certificateholder and the Grace
      Building Directing Holder .............. S-130
   The Servicer .............................. S-130
   The Special Servicer ...................... S-131
   Replacement of the Special Servicer ....... S-131
   Servicing and Other Compensation
      and Payment of Expenses ................ S-131
   Maintenance of Insurance .................. S-134
   Modifications, Waiver and
      Amendments ............................. S-136
   Realization Upon Defaulted Mortgage
      Loans .................................. S-137
   Inspections; Collection of Operating
      Information ............................ S-140
   Certain Matters Regarding the
      Servicer, the Special Servicer and the
      Depositor .............................. S-140
   Events of Default ......................... S-142
   Rights Upon Event of Default .............. S-143
   Amendment ................................. S-143
YIELD AND MATURITY
CONSIDERATIONS ............................... S-146
   Yield Considerations ...................... S-146
   Weighted Average Life ..................... S-148
CERTAIN FEDERAL INCOME TAX
CONSEQUENCES ................................. S-155
METHOD OF DISTRIBUTION ....................... S-156
LEGAL MATTERS ................................ S-157
RATINGS ...................................... S-157
LEGAL INVESTMENT ............................. S-158
CERTAIN ERISA CONSIDERATIONS ................. S-158
INDEX OF PRINCIPAL DEFINITIONS ............... S-161

ANNEX A-1  CERTAIN LOAN LEVEL CHARACTERISTICS OF THE MORTGAGE LOANS AND
           MORTGAGED PROPERTIES


ANNEX A-2  CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED
           PROPERTIES


ANNEX A-3  DESCRIPTION OF TOP TEN MORTGAGE LOANS OR GROUPS OF
           CROSS-COLLATERALIZED MORTGAGE LOANS


ANNEX B    CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS


ANNEX C    GRACE BUILDING LOAN AMORTIZATION SCHEDULE


ANNEX D    STRUCTURAL AND COLLATERAL TERM SHEET


ANNEX E    FORM OF REPORT TO CERTIFICATEHOLDERS

                            SUMMARY OF CERTIFICATES

                INITIAL CLASS
                 CERTIFICATE                                                                  WEIGHTED     EXPECTED     PRINCIPAL
                 BALANCE OR     APPROXIMATE   PASS-THROUGH     ASSUMED FINAL      INITIAL      AVERAGE     RATINGS     OR NOTIONAL
                  NOTIONAL        CREDIT         RATE          DISTRIBUTION    PASS-THROUGH      LIFE       (S&P/       PRINCIPAL
   CLASS          AMOUNT(1)     SUPPORT(2)    DESCRIPTION        DATE(3)           RATE       (YRS.)(4)    FITCH)(5)     WINDOW(4)
   -----        -------------   ----------    ------------     -------------   ------------   ---------    ---------     ---------
Offered
Certificates
A-1            $   65,887,000     13.875%             (6)   August 12, 2009       %               2.99      AAA/AAA     07/04-08/09
A-2            $  205,168,000     13.875%             (6)    June 12, 2011        %               6.75      AAA/AAA     08/09-06/11
A-3            $   85,506,000     13.875%             (6)    April 12, 2014       %               8.98      AAA/AAA     06/11-04/14
A-4            $  431,837,000     13.875%             (6)    July 12, 2014        %               9.94      AAA/AAA     04/14-07/14
B              $   27,853,000     11.375%             (6)    July 12, 2014        %              10.03       AA/AA      07/14-07/14
C              $   13,927,000     10.125%             (6)    July 12, 2014        %              10.03      AA-/AA-     07/14-07/14
D              $   20,889,000      8.250%             (6)     July 12,2014        %              10.03        A/A       07/14-07/14
E              $   11,142,000      7.250%             (6)  November 12, 2014      %              10.11       A-/A-      07/14-11/14
Non-Offered
Certificates
X              $1,114,115,388      N/A                (7)         N/A             %              N/A        AAA/AAA         N/A
A-1A           $  171,133,000     13.875%             (6)         N/A             %              N/A        AAA/AAA         N/A
F              $   15,319,000      5.875%             (6)         N/A             %              N/A       BBB+/BBB+        N/A
G              $    9,748,000      5.000%             (6)         N/A             %              N/A        BBB/BBB         N/A
H              $   18,104,000      3.375%             (6)         N/A             %              N/A      BBB--/BBB--       N/A
J              $    2,786,000      3.125%             (6)         N/A             %              N/A        BB+/BB+         N/A
K              $    4,178,000      2.750%             (6)         N/A             %              N/A         BB/BB          N/A
L              $    5,570,000      2.250%             (6)         N/A             %              N/A       BB--/BB--        N/A
M              $    5,571,000      1.750%             (6)         N/A             %              N/A         B+/B+          N/A
N              $    2,785,000      1.500%             (6)         N/A             %              N/A          B/B           N/A
P              $    2,785,000      1.250%             (6)         N/A             %              N/A        B--/B--         N/A
NR             $   13,927,388      N/A                (6)         N/A             %              N/A         NR/NR          N/A


---------

(1)  Approximate, subject to a permitted variance of plus or minus 10%.

(2) The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates are represented in the aggregate.

(3) The assumed final distribution dates set forth in this prospectus supplement have been determined on the basis of the assumptions described in "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement. The rated final distribution date for each class of certificates is June 12, 2041. See "Description of the Certificates--Assumed Final Distribution Date; Rated Final Distribution Date" in this prospectus supplement.

(4) The weighted average life and period during which distributions of principal would be received set forth in the foregoing table with respect to each class of certificates are based on the assumptions set forth under "Yield and Maturity Considerations-- Weighted Average Life" in this prospectus supplement and on the assumptions that there are no prepayments (other than on each anticipated repayment date, if any) or losses on the mortgage loans and that there are no extensions of maturity dates of the mortgage loans.

(5) Ratings shown are those of Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and Fitch, Inc.

(6) The pass through rates on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR certificates will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above or (iv) the rate described in clause (ii) above less a specified percentage.

(7) The pass through rate on the Class X certificates on each distribution date will be equal to the excess of (1) the weighted average of the net mortgage rates applicable to the mortgage loans over (2) the weighted average of the pass through rates of the other classes of certificates (other than the Class R and Class LR certificates). See "Description of the Certificates--Distributions" in this prospectus supplement.


     The Class R and Class LR certificates are not offered by this prospectus supplement or represented in this table.

                               SUMMARY OF TERMS

     This summary highlights selected information from this prospectus supplement. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of the offering of the offered certificates, read this entire document and the accompanying prospectus carefully.


                          RELEVANT PARTIES AND DATES

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly-owned subsidiary of JPMorgan Chase Bank, a New York banking corporation which is a wholly-owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The depositor's address is 270
                                 Park Avenue, New York, New York 10017, and its telephone number is (212) 834-9280. See "The
                                 Depositor" in the prospectus.

Mortgage Loan Sellers.........   JPMorgan Chase Bank, a New York banking
                                 corporation, and CIBC Inc., a Delaware
                                 corporation. JPMorgan Chase Bank is an
                                 affiliate of the depositor and J.P. Morgan
                                 Securities Inc., one of the underwriters. CIBC
                                 Inc. is an affiliate of CIBC World Markets
                                 Corp., one of the underwriters. See
                                 "Description of the Mortgage Pool--The Mortgage
                                 Loan Sellers" in this prospectus supplement.


                                        SELLERS OF THE MORTGAGE LOANS

                                   AGGREGATE                  % OF      % OF
                      NUMBER       PRINCIPAL        % OF    INITIAL    INITIAL
                        OF         BALANCE OF     INITIAL     LOAN      LOAN
                     MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
      SELLER           LOANS         LOANS        BALANCE   BALANCE    BALANCE
------------------- ---------- ----------------- --------- --------- ----------
JPMorgan
 Chase Bank .......     48      $  592,568,974      53.2%     54.8%      44.4%
CIBC Inc. .........     54         521,546,414      46.8      45.2       55.6
                       ---      --------------     -----     -----      -----
Total .............    102      $1,114,115,388     100.0%    100.0%     100.0%
                       ===      ==============     =====     =====      =====

Servicer......................   GMAC Commercial Mortgage Corporation, a
                                 California corporation. The servicer's
                                 principal servicing offices are located at 200
                                 Witmer Road, Horsham, Pennsylvania 19044, provided, that with respect to the Grace
                                 Building loan (identified as Loan No. 2 on
                                 Annex A-1 to this prospectus supplement), representing approximately 10.5% of the aggregate principal balance of the pool of mortgage loans as of the cut off date
                                 (approximately 12.4% of the aggregate principal balance of loan group 1 as of the cut off date), the subservicer performing the primary servicing functions will be Wells Fargo Bank, National Association. See "Servicing of the
                                 Mortgage Loans--The Servicer" in this
                                 prospectus supplement.

Special Servicer..............   ARCap Servicing, Inc., a Delaware
                                 corporation. The special servicer's principal address is 5605 N. MacArthur Boulevard, Suite
                                 950, Irving, Texas 75038, and its telephone number is (973) 838-9300. The special servicer may be removed without cause under certain circumstances described in this prospectus supplement. See "Servicing of the Mortgage
                                 Loans--The Special Servicer" in this prospectus supplement.

Trustee.......................   LaSalle Bank National Association, a national
                                 banking association with corporate trust offices located in Chicago, Illinois. The corporate trust office of the trustee is located at 135 S. LaSalle Street, Suite 1625,
                                 Chicago, Illinois 60603, Attention:
                                 Asset-Backed Securities Trust Services Group,
                                 JP Morgan 2004-CIBC9, and its telephone number is (312) 904-7475. See "Description of the
                                 Certificates--The Trustee, Certificate
                                 Registrar and Authenticating Agent" in this prospectus supplement. Following the transfer of the mortgage loans into the trust, the trustee, on behalf of the trust, will become the mortgagee of record under each mortgage loan.

Fiscal Agent..................   ABN AMRO Bank N.V., a Netherlands banking
                                 corporation and indirect corporate parent of the trustee.

Cut-off Date..................   With respect to each mortgage loan, the
                                 related due date of the mortgage loan in June
                                 2004, or, with respect to those mortgage loans that were originated in May 2004 and have their first payment date in July 2004, June 1, 2004, or, with respect to those mortgage loans that were originated in June 2004 and have their first payment date in August 2004, the origination date.

Closing Date..................   On or about June 30, 2004.

Distribution Date.............   The 12th day of each month or, if the 12th
                                 day is not a business day, on the next
                                 succeeding business day, beginning in July
                                 2004.

Interest Accrual Period.......   Interest will accrue on the offered
                                 certificates during the calendar month prior to the related distribution date and will be calculated assuming that each month has 30 days and each year has 360 days.

Due Period....................   For any mortgage loan and any distribution
                                 date, the period commencing on the day
                                 immediately following the due date for the mortgage loan in the month preceding the month in which that distribution date occurs and ending on and including the due date for the mortgage loan in the month in which that distribution date occurs. However, in the event that the last day of a due period (or applicable grace period) is not a business day, any periodic payments received with respect to the mortgage loans relating to that due period on the business day immediately following that last day will be deemed to have been received during that due period and not during any other due period.

Determination Date............   For any distribution date, the fourth
                                 business day prior to the distribution date.


                                 OFFERED SECURITIES

General.......................   We are offering the following classes of
                                 commercial mortgage pass-through certificates as part of Series 2004-CIBC9:

                                 o Class A-1

                                 o Class A-2

                                 o Class A-3

                                 o Class A-4

                                 o Class B

                                 o Class C

                                 o Class D

                                 o Class E

                                 Series 2004-CIBC9 will consist of the above classes and the following classes that are not being offered through this prospectus supplement and the accompanying prospectus:
                                 Class X, Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R and Class LR.

                                 The Series 2004-CIBC 9 certificates will collectively represent beneficial ownership interests in a trust created by J.P. Morgan Chase Commercial Mortgage Securities Corp. The trust's assets will primarily be 102 mortgage loans secured by first liens on 117 commercial, multifamily and manufactured housing community properties.

Certificate Balances..........   Your certificates will have the approximate
                                 aggregate initial certificate balance set forth below, subject to a variance of plus or minus
                                 10%:

                                 Class A-1 ...............   $ 65,887,000
                                 Class A-2 ...............   $205,168,000
                                 Class A-3 ...............   $ 85,506,000
                                 Class A-4 ...............   $431,837,000
                                 Class B .................   $ 27,853,000
                                 Class C .................   $ 13,927,000
                                 Class D .................   $ 20,889,000
                                 Class E .................   $ 11,142,000


PASS-THROUGH RATES

A. Offered Certificates.......   Your certificates will accrue interest at an
                                 annual rate called a pass-through rate, which is set forth below for each class:

                                 Class A-1 ...............              %
                                 Class A-2 ...............              %
                                 Class A-3 ...............              %
                                 Class A-4 ...............              %
                                 Class B .................              %
                                 Class C .................              %
                                 Class D .................              %
                                 Class E .................              %

B. Interest Rate Calculation
   Convention.................   Interest on your certificates will be
                                 calculated based on a 360-day year consisting of twelve 30-day months, or a "30/360 basis."
                                 For purposes of calculating the pass-through rates on the Class A-1, Class A-2, Class A-3,
                                 Class A-4, Class B, Class C, Class D and Class
                                 E certificates and each class of the
                                 non-offered certificates, the mortgage loan interest rates will not reflect any default interest rate, any rate increase occurring after an anticipated repayment date, any mortgage loan term modifications agreed to by the special servicer or any modifications resulting from a borrower's bankruptcy or insolvency. For purposes of calculating the pass-through rates on the certificates, the interest rate for each mortgage loan that accrues interest based on the actual number of days in each month and assuming a 360-day year or an actual/360 basis, will be recalculated, if necessary, so that the amount of interest that would accrue at that recalculated rate in the applicable month, calculated on a 30/360 basis, will equal the amount of interest that is required to be paid on that mortgage loan in that month, subject to certain adjustments as described in "Description of the Certificates--
                                 Distributions--Pass-Through Rates" in this prospectus supplement. See also "Description of the Certificates--Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.


DISTRIBUTIONS

A. Amount and Order of
   Distributions..............   On each distribution date, funds available
                                 for distribution from the mortgage loans, net of specified trust fees, reimbursements and expenses, will be distributed in the following amounts and order of priority:

                                 First/Class A-1, Class A-2, Class A-3, Class
                                 A-4, Class A-1A, Class X certificates: To pay interest concurrently, (a) on the Class A-1, Class A-2, Class A-3 and Class A-4 certificates, pro rata, from the portion of the funds available for distribution attributable to the mortgage loans in loan group 1, (b) on the Class A-1A certificates from the portion of the funds available for distribution attributable to the mortgage loans in loan group 2 and (c) on the Class X certificates from the funds available for distribution attributable to all mortgage loans, without regard to loan groups, in each case in accordance with their interest entitlements. However, if, on any distribution date, the funds available for distribution (or applicable portion) are insufficient to pay in full the total amount of interest to be paid to any of the classes described above, the funds available for distribution will be allocated among all those classes pro rata, without regard to loan groups, in accordance with their interest entitlements.

                                 Second/Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates: To the extent of funds allocated to principal and available for distribution, (a) to principal on Class A-1, Class A-2, Class A-3 and Class A-4 certificates, in sequential order, in an amount equal to the funds attributable to mortgage loans in loan group 1 and, after the Class A-1A certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 2 and (b) to the Class A-1A certificates, in an amount equal to the funds attributable to mortgage loans in loan group 2 and, after the Class A-4 certificates have been reduced to zero, the funds attributable to mortgage loans in loan group 1, until the Class A-1A certificates are reduced to zero. If the certificate balance of each and every class of certificates other than Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates has been reduced to zero, as a result of the allocation of mortgage loan losses to those certificates, funds available for distributions of principal will be distributed to Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, pro rata, rather than sequentially, without regard to loan groups.

                                 Third/Class A-1, Class A-2, Class A-3, Class
                                 A-4 and Class A-1A certificates: To reimburse Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, pro rata, for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by those classes, without regard to loan groups.

                                 Fourth/Class B certificates: To the Class B certificates as follows: (a) first, to interest on Class B certificates in the amount of its interest entitlement; (b) second, to the extent of funds allocated to principal and available for distribution remaining after distributions in respect of principal to each class with a higher priority (in this case, the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates), to principal on Class B certificates until reduced to zero; and (c) third, to reimburse Class B certificates for any previously unreimbursed losses on the mortgage loans allocable to principal that were previously borne by that class.

                                 Fifth/Class C certificates: To the Class C certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Sixth/Class D certificates: To the Class D certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Seventh/Class E certificates: To the Class E certificates in a manner analogous to the Class B certificates allocations of priority Fourth above.

                                 Eighth/Non-offered certificates (other than the Class A-1A and Class X certificates): In the amounts and order of priority described in "Description of the Certificates-- Distributions--Priority" in this prospectus supplement.

                                 For purposes of making distributions to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates, except in the event of insufficient funds, as described above, the pool of mortgage loans will be deemed to consist of two distinct groups, loan group 1 and loan group 2. Loan group 1 will consist of 81 mortgage loans, representing approximately 84.6% of the aggregate principal balance of all the mortgage loans as of the cut-off date and loan group 2 will consist of 21 mortgage loans, representing approximately 15.4% of the aggregate principal balance of all the mortgage loans as of the cut-off date. Loan group 2 will include approximately 100.0% of all the mortgage loans secured by multifamily properties, by aggregate principal balance of all the mortgage loans as of the cut-off date. Annex A-1 to this prospectus supplement will set forth the loan group designation with respect to each mortgage loan.

B. Interest and Principal
   Entitlements...............   A description of the interest entitlement of
                                 each class can be found in "Description of the Certificates-- Distributions--Interest
                                 Distribution Amount" in this prospectus
                                 supplement.

                                 A description of the amount of principal required to be distributed to the classes entitled to principal on a particular distribution date also can be found in "Description of the
                                 Certificates--Distributions--Principal
                                 Distribution Amount" in this prospectus
                                 supplement.

C. Yield Maintenance
   Charges....................   Yield maintenance charges with respect to the
                                 mortgage loans will be allocated to the
                                 certificates as described in "Description of the Certificates--Allocation of Yield
                                 Maintenance Charges" in this prospectus
                                 supplement.

                                 For an explanation of the calculation of yield maintenance charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement.

D. General....................   The chart below describes the manner in which
                                 the payment rights of certain classes will be senior or subordinate, as the case may be, to the payment rights of other classes. The chart shows the entitlement to receive principal and/or interest (other than excess interest that accrues on the mortgage loans that have anticipated repayment dates) on any distribution date in descending order
                                 (beginning with the Class A-1, Class A-2, Class
                                 A-3, Class A-4, Class A-1A and Class X
                                 certificates). It also shows the manner in which mortgage loan losses are allocated in ascending order (beginning with the other classes of certificates (other than the Class R and Class LR certificates) that are not being offered by this prospectus supplement).
                                 Additionally, no principal payments or mortgage loan losses will be allocated to the Class R, Class LR or Class X certificates, although principal payments and mortgage loan losses will reduce the notional amount of the Class X certificates and, therefore, the amount of interest they accrue.


                                  ---------------------------------------------

                                   Class A-1, Class A-2, Class A-3, Class A-4,
                                              Class A-1A, Class X*

                                  ---------------------------------------------
                                                         |
                                                         |
                                           ----------------------------

                                                      Class B

                                           ----------------------------
                                                         |
                                                         |
                                           ----------------------------

                                                      Class C

                                           ----------------------------
                                                         |
                                                         |
                                           ----------------------------

                                                      Class D

                                           ----------------------------
                                                         |
                                                         |
                                           ----------------------------

                                                      Class E

                                           ----------------------------
                                                         |
                                                         |
                                           ----------------------------

                                            Non-offered Certificates**

                                           ----------------------------

                                 ----------
                                 *     The Class X certificates are interest
                                       only certificates, and the Class A-1A
                                       and Class X certificates are not offered by this prospectus supplement.

                                 **    Excluding the Class A-1A and Class X
                                       certificates.


                                 No other form of credit enhancement will be available for the benefit of the holders of the offered certificates.

                                 Principal losses on mortgage loans that are allocated to a class of certificates will reduce the certificate balance of that class.

                                 See "Description of the Certificates" in this prospectus supplement.

E. Shortfalls in
   Available Funds.............  The following types of shortfalls in available funds will reduce distributions to the classes of certificates with the lowest payment priorities: shortfalls resulting from the payment of special servicing fees and other additional compensation that the special servicer is entitled to receive; shortfalls resulting from interest on advances made by the servicer, the special servicer, the trustee or the fiscal agent (to the extent not covered by late payment charges or default interest paid by the related borrower); shortfalls resulting from extraordinary expenses of the trust; and shortfalls resulting from a modification of a mortgage loan's interest rate or principal balance or from other unanticipated or default-related expenses of the trust. In addition, prepayment interest shortfalls that are not covered by certain compensating interest payments made by the servicer are required to be allocated to the certificates, on a pro rata basis, to reduce the amount of interest payable on the certificates. See "Description of the Certificates--Distributions--Priority" in this prospectus supplement.


ADVANCES

A. P&I Advances...............   The servicer is required to advance a
                                 delinquent periodic mortgage loan payment unless it or the special servicer determines that the advance would be non-recoverable. The servicer will not be required to advance balloon payments due at maturity in excess of the regular periodic payment, interest in excess of a mortgage loan's regular interest rate, default interest or prepayment premiums or yield maintenance charges. The amount of the interest portion of any advance will be subject to reduction to the extent that an appraisal reduction of the related mortgage loan has occurred. See "Description of the
                                 Certificates--Advances" in this prospectus supplement. If the servicer fails to make a required advance, the trustee will be required to make the advance. If the trustee fails to make a required advance, the fiscal agent will be required to make the advance. None of the servicer, the trustee or the fiscal agent is required to advance amounts determined to be non-recoverable. See "Description of the
                                 Certificates-- Advances" in this prospectus supplement. If an interest advance is made by the servicer, the servicer will not advance its servicing fee, but will advance the trustee's fee.

B. Property Protection
   Advances...................   The servicer may be required, and the special
                                 servicer may be permitted, to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and similar expenses necessary to:

                                 o protect and maintain the related mortgaged
                                   property;

                                 o maintain the lien on the related mortgaged
                                   property; or

                                 o enforce the related mortgage loan documents.

                                 If the servicer fails to make a required advance of this type, the trustee is required to make this advance. If the trustee fails to make a required advance of this type, the fiscal agent will be required to make this advance. None of the servicer, the special servicer, the trustee or the fiscal agent is required to advance amounts determined to be non-recoverable. See "Description of the Certificates--Advances" in this prospectus supplement.

C. Interest on Advances.......   The servicer, the special servicer, the
                                 trustee and the fiscal agent, as applicable, will be entitled to interest on the above described advances at the "Prime Rate" as published in The Wall Street Journal, as described in this prospectus supplement.
                                 Interest accrued on outstanding advances may result in reductions in amounts otherwise payable on the certificates. None of the servicer, the trustee or the fiscal agent will be entitled to interest on advances made with respect to principal and interest due on a mortgage loan until the related due date has passed and any grace period for late payments applicable to the mortgage loan has expired.
                                 See "Description of the Certificates--Advances" and "--Subordination; Allocation of Collateral
                                 Support Deficit" in this prospectus supplement and "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.


THE MORTGAGE LOANS

The Mortgage Pool.............   The trust's primary assets will be 102 fixed
                                 rate mortgage loans, each evidenced by one or more promissory notes secured by first mortgages, deeds of trust or similar security instruments on the fee and/or leasehold estate of the related borrower in 117 commercial, multifamily and manufactured housing community properties.

                                 The Grace Building loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement) with a principal balance as of the cut off date of $117,000,000 and representing approximately 10.5% of the aggregate principal balance of the pool of mortgage loans as of the cut off date (approximately 12.4% of the aggregate principal balance of loan group 1 as of the cut off date), is one of six mortgage loans that is part of a split loan structure, and is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Grace Building loan, which is included in the trust. The second and third of these mortgage loans, the Grace Building pari passu companion notes, are part of the split loan structure but are not included in the trust, are pari passu in right of payment with the Grace Building loan and each has an outstanding principal balance as of the cut off date of $117,000,000. The fourth, fifth and sixth loans, collectively known as the Grace Building B note, which are not included in the trust, have an aggregate unpaid principal balance as of the cut off date of $30,000,000, and are subordinate in right of payment to the Grace Building loan and the Grace Building pari passu companion notes.

                                 The Grace Building loan, the Grace Building pari passu companion notes and the Grace Building B note will be serviced in accordance with the pooling and servicing agreement by the servicer and special servicer, and in accordance with the servicing standards provided in the pooling and servicing agreement. In addition, the holders of each of the Grace Building pari passu companion notes and the Grace Building B note have the right, subject to certain conditions set forth in the related intercreditor agreement, to advise and direct the servicer and/or special servicer with respect to various servicing matters or mortgage loan modifications affecting each of the mortgage loans in the related split loan structure, including the Grace Building loan that is included in the trust. See "Description of the Mortgage Pool--The Grace Building Whole Loan" in this prospectus supplement.

                                 The mortgage loan amount used in this
                                 prospectus supplement for purposes of
                                 calculating the loan-to-value ratios and debt service coverage ratios for the Grace Building loan is the aggregate principal balance of the Grace Building loan and the Grace Building pari passu companion notes.

                                 4 mortgage loans (known as the AB mortgage loans) are each evidenced by the senior of two notes secured by a single mortgage, the related subordinate note (known as a subordinate companion loan) of which is not included in the trust fund. These 4 mortgage loans are secured by the mortgaged properties identified on Annex A-1 to this prospectus supplement as the Ridgemont Apartments and Mountain Brook Apartments Portfolio, Pontchartrain Place Shopping Center, Portage Commerce Park Portfolio and Gulfbrook Plaza Shopping Center, representing in the aggregate approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. The mortgage loan secured by the mortgaged property identified on Annex A-1 as Ridgemont Apartments and Mountain Brook Apartments Portfolio represents approximately 9.9% of the aggregate principal balance of the mortgage loans in loan group 2. The mortgage loan secured by the mortgaged property identified on Annex A-1 as Pontchartrain Place Shopping Center represents approximately 0.8% of the aggregate principal balance of the mortgage loans in loan group 1. The mortgage loan secured by the mortgaged property identified on Annex A-1 as Portage Commerce Park Portfolio represents approximately 0.6% of the aggregate principal balance of the mortgage loans in loan group 1. The mortgage loan secured by the mortgaged property identified on Annex A-1 as Gulfbrook Plaza Shopping Center represents approximately 0.5% of the aggregate principal balance of the mortgage loans in loan group 1.

                                 The AB mortgage loans and their related
                                 subordinate companion loans are each subject to an intercreditor agreement. The intercreditor agreement generally allocates collections in respect of the mortgage loan prior to a monetary event of default or material non-monetary event of default to the mortgage loan in the trust fund and the related subordinate companion loan on a pro rata basis. After a monetary event of default or material non-monetary event of default, the intercreditor agreement generally allocates collections in respect of such mortgage loans first to the mortgage loan in the trust fund and second to the subordinate companion loan. The servicer and the special servicer will service and administer each AB mortgage loan and its subordinate companion loan pursuant to the pooling and servicing agreement and the intercreditor agreement so long as it is part of the trust fund. Amounts attributable to each subordinate companion loan will not be assets of the trust fund, and will be beneficially owned by the holder of the subordinate companion loan. See "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.

                                 The holder of each subordinate companion loan will have the right to purchase the related AB mortgage loan under certain limited circumstances as described under "Description of the Mortgage Pool--AB Mortgage Loans" in this prospectus supplement.

                                 The following tables set forth certain
                                 anticipated characteristics of the mortgage loans as of the cut-off date (unless otherwise indicated). Except as otherwise provided in this prospectus supplement, information presented in this prospectus supplement (including loan-to-value ratios and debt service coverage ratios) with respect to a mortgage loan with a subordinate companion loan is calculated without regard to the related subordinate companion loan. The sum of the numerical data in any column may not equal the indicated total due to rounding. Unless otherwise indicated, all figures presented in this "Summary of Terms" are calculated as described under "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement and all percentages represent the indicated percentage of the aggregate principal balance of the pool of mortgage loans, the mortgage loans in loan group 1 or the mortgage loans in loan group 2, in each case, as of the cut-off date. The principal balance of each mortgage loan as of the cut-off date assumes the timely receipt of principal scheduled to be paid on or before the cut-off date and no defaults, delinquencies or prepayments on any mortgage loan on or prior to the cut-off date.

                                 The mortgage loans will have the following approximate characteristics as of the cut-off date:


                                   CUT-OFF DATE MORTGAGE LOAN CHARACTERISTICS

                                        ALL MORTGAGE LOANS                LOAN GROUP 1                   LOAN GROUP 2
                                  ------------------------------ ------------------------------ -----------------------------
Aggregate outstanding
 principal balance(1) ...........             $1,114,115,388                   $942,981,413                  $171,133,975
Number of mortgage loans ........                        102                             81                            21
Number of mortgaged
 properties .....................                        117                             95                            22
Number of crossed loan pools.....                          1                              1                             0
Crossed loan pools as a
 percentage of the
 aggregate outstanding
 principal balance ..............                       1.1%                           1.3%                          0.0%
Range of mortgage loan
 principal balances ............. $1,250,000 to $142,500,000     $1,250,000 to $142,500,000     $1,280,000 to $25,000,000
Average mortgage loan
 principal balance ..............                $10,922,700                    $11,641,746                    $8,149,237
Range of mortgage rates .........         3.9900% to 7.4600%             3.9900% to 7.4600%            4.0800% to 6.7200%
Weighted average mortgage
 rate ...........................                    5.5365%                        5.5778%                       5.3091%
Range of original terms to
 maturity(2) ....................    60 months to 246 months        60 months to 246 months       60 months to 120 months
Weighted average original
 term to maturity(2) ............                 119 months                     120 months                    110 months
Range of remaining terms to
 maturity(2) ....................    60 months to 241 months        60 months to 241 months       60 months to 120 months
Weighted average remaining
 term to maturity(2) ............                 118 months                     120 months                    110 months
Range of original
 amortization terms(3) ..........   180 months to 360 months       180 months to 360 months      180 months to 360 months
Weighted average original
 amortization term(3) ...........                 338 months                     336 months                    350 months
Range of remaining
 amortization terms(3) ..........   179 months to 360 months       179 months to 360 months      180 months to 360 months
Weighted average remaining
 amortization term(3) ...........                 338 months                     336 months                    349 months
Range of loan-to-value
 ratios(5) ......................             39.6% to 82.4%                 39.6% to 82.4%                49.2% to 80.6%
Weighted average
 loan-to-value ratio(5) .........                      68.6%                          67.8%                         73.0%
Range of loan-to-value ratios
 as of the maturity
 date(2)(4)(5) ..................             21.5% to 79.8%                 30.6% to 72.0%                21.5% to 79.8%
Weighted average
 loan-to-value ratio as of the
 maturity date(2)(4)(5) .........                      59.2%                          58.6%                         62.5%
Range of debt service
 coverage ratios ................             1.19x to 2.88x                 1.19x to 2.88x                1.22x to 2.18x
Weighted average debt
 service coverage ratio .........                      1.66x                          1.69x                         1.45x
Percentage of aggregate
 outstanding principal
 balance consisting of:
Balloon mortgage loans
 (other than ARD loans)
 Balloon ........................                      48.3%                          48.8%                         45.9%
 Partial Interest Only ..........                      17.1%                          16.8%                         18.7%
 Interest Only ..................                      14.5%                          16.3%                          4.5%
ARD Loans
 ARD ............................                      14.0%                          10.9%                         30.9%
 Partial Interest Only ..........                       1.0%                           1.2%                          0.0%
Fully Amortizing Loans ..........                       5.2%                           6.1%                          0.0%

----------

(1)  Subject to a permitted variance of plus or minus 10%.

(2) In the case of the mortgage loans with anticipated repayment dates, as of the related anticipated repayment date.

(3)  Excludes the mortgage loans that pay interest only to maturity.

(4)  Excludes the fully amortizing mortgage loans.

(5) With respect to the calculation of loan-to-value ratios on certain of the mortgage loans, the respective appraisal values and appraisal dates are reflective of stabilized values as defined in the respective appraisals.

                                 The mortgage loans accrue interest based on the following conventions:

                                      AGGREGATE                  % OF       % OF
                                      PRINCIPAL        % OF    INITIAL    INITIAL
                       NUMBER OF      BALANCE OF     INITIAL     LOAN       LOAN
       INTEREST         MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
    ACCRUAL BASIS        LOANS          LOANS        BALANCE   BALANCE    BALANCE
--------------------- ----------- ----------------- --------- --------- -----------
  Actual/360 ........     101      $1,100,115,388      98.7%     98.5%      100.0%
  30/360 ............       1          14,000,000       1.3       1.5         0.0
                          ---      --------------     -----     -----       -----
  Total .............     102      $1,114,115,388     100.0%    100.0%      100.0%
                          ===      ==============     =====     =====       =====

                                 See "Description of the Mortgage Pool--Certain
                                  Terms and Conditions of the Mortgage Loans" in this prospectus supplement.


                               AMORTIZATION TYPES

                                        AGGREGATE                  % OF      % OF
                                        PRINCIPAL        % OF    INITIAL    INITIAL
                         NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
        TYPE OF           MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
      AMORTIZATION         LOANS          LOANS        BALANCE   BALANCE    BALANCE
----------------------- ----------- ----------------- --------- --------- ----------
  Balloon Loans
   Balloon ............      65      $  538,291,197      48.3%     48.8%      45.9%
   Partial Interest
   Only ...............      10         190,256,000      17.1      16.8       18.7
   Interest Only ......       3         161,200,000      14.5      16.3        4.5
                             --      --------------     -----     -----      -----
  Subtotal ............      78      $  889,747,197      79.9%     81.8%      69.1%
                             ==      ==============     =====     =====      =====
  ARD Loans
   Partial Interest
   Only ...............       1      $   11,000,000       1.0%      1.2%       0.0%
   ARD ................      13         155,869,265      14.0      10.9       30.9
                             --      --------------     -----     -----      -----
  Subtotal ............      14      $  166,869,265      15.0%     12.1%      30.9%
                             ==      ==============     =====     =====      =====
  Fully Amortizing
   Loans ..............      10      $   57,498,926       5.2%      6.1%       0.0%
                             --      --------------     -----     -----      -----
  Total ...............     102      $1,114,115,388     100.0%    100.0%     100.0%
                            ===      ==============     =====     =====      =====

                                 14 mortgage loans, representing approximately 15.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (10 mortgage loans in loan group 1, representing approximately 12.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date, and 4 mortgage loans in loan group 2, representing approximately 30.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) provide for an increase in the related interest rate after a certain date, referred to as the anticipated repayment date. The interest accrued in excess of the original rate, together with any interest on that accrued interest, will be deferred and will not be paid until the principal balance of the mortgage loan has been paid, at which time the deferred interest will be paid to the Class NR certificates. In addition, after the anticipated repayment date, cash flow in excess of that required for debt service and certain budgeted expenses with respect to the related mortgaged property will be applied towards the payment of principal (without payment of a yield maintenance charge) of the related mortgage loan until its principal balance has been reduced to zero. A substantial principal payment would be required to pay off these mortgage loans on their anticipated repayment dates. The amortization terms for these mortgage loans are significantly longer than the periods up to the related mortgage loans' anticipated repayment dates. See "Description of the Mortgage Pool--ARD Loans" in this prospectus supplement.

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement.


                                 The following table contains general
                                 information regarding the prepayment
                                 provisions of the mortgage loans:


                       OVERVIEW OF PREPAYMENT PROTECTION

                                              AGGREGATE                  % OF      % OF
                                              PRINCIPAL        % OF    INITIAL    INITIAL
         OVERVIEW OF           NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
          PREPAYMENT            MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
          PROTECTION             LOANS          LOANS        BALANCE   BALANCE    BALANCE
----------------------------- ----------- ----------------- --------- --------- ----------
  Lockout period with
   defeasance ...............      99      $1,087,136,462      97.6%     97.7%      96.8%
  Lockout period followed by
   yield maintenance ........       2          15,478,926       1.4       1.1        3.2
  Yield maintenance .........       1          11,500,000       1.0       1.2        0.0
                                  ---      --------------     -----     -----      -----
  Total .....................     102      $1,114,115,388     100.0%    100.0%     100.0%
                                  ===      ==============     =====     =====      =====

                                 Defeasance permits the related borrower to substitute direct non-callable U.S. Treasury obligations or, in certain cases, other government securities for the related mortgaged property as collateral for the related mortgage loan.

                                 The mortgage loans generally permit voluntary prepayment without payment of a yield maintenance charge or any prepayment premium during a limited "open period" immediately prior to and including the stated maturity date or anticipated repayment date as follows:



                            PREPAYMENT OPEN PERIODS

                                  AGGREGATE                  % OF      % OF
                                  PRINCIPAL        % OF    INITIAL    INITIAL
                   NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
   OPEN PERIOD      MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
    (PAYMENTS)       LOANS          LOANS        BALANCE   BALANCE    BALANCE
----------------- ----------- ----------------- --------- --------- ----------
  2 .............       6      $   86,991,983       7.8%      7.9%       7.5%
  3 .............       3          17,400,000       1.6       1.8        0.0
  4 .............      85         967,203,405      86.8      85.8       92.5
  13 ............       2           8,300,000       0.7       0.9        0.0
  25 ............       6          34,220,000       3.1       3.6        0.0
                      ---      --------------     -----     -----      -----
  Total .........     102      $1,114,115,388     100.0%    100.0%     100.0%
                      ===      ==============     =====     =====      =====

                                 See "Description of the Mortgage
                                 Pool--Additional Mortgage Loan Information" and "--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral
                                 Substitution" in this prospectus supplement.


                  CURRENT USES OF THE MORTGAGED PROPERTIES(1)

                                      AGGREGATE                  % OF      % OF
                                      PRINCIPAL        % OF    INITIAL    INITIAL
                       NUMBER OF      BALANCE OF     INITIAL     LOAN      LOAN
                        MORTGAGE       MORTGAGE        POOL    GROUP 1    GROUP 2
     CURRENT USE         LOANS          LOANS        BALANCE   BALANCE    BALANCE
--------------------- ----------- ----------------- --------- --------- ----------
  Retail ............      51      $  492,862,207      44.2%     52.3%       0.0%
  Office ............      23         311,242,692      27.9      33.0        0.0
  Multifamily .......      22         171,133,975      15.4       0.0      100.0
  Industrial ........       9          58,735,013       5.3       6.2        0.0
  Manufactured
  Housing
  Community .........       3          13,562,500       1.2       1.4        0.0
  Mixed Use .........       3          24,240,000       2.2       2.6        0.0
  Self-Storage ......       3           9,425,000       0.8       1.0        0.0
  Hotel .............       3          32,914,000       3.0       3.5        0.0
                          ---      --------------     -----     -----      -----
  Total .............     102      $1,114,115,388     100.0%    100.0%     100.0%
                          ===      ==============     =====     =====      =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

                                 The mortgaged properties are located in 32 states, the District of Columbia and Puerto Rico. The following table lists the states that have concentrations of mortgaged properties of 5% or more:


                     GEOGRAPHIC DISTRIBUTION--ALL LOANS(1)

                                            AGGREGATE
                                            PRINCIPAL          % OF
                           NUMBER OF        BALANCE OF        INITIAL
                           MORTGAGED         MORTGAGE          POOL
       LOCATION           PROPERTIES          LOANS           BALANCE
----------------------   ------------   -----------------   ----------
  California .........         20        $  265,592,754         23.8%
  New York ...........          6           161,870,000         14.5
  Washington .........          3            87,741,983          7.9
  Texas ..............         14            78,520,222          7.0
  Other ..............         74           520,390,429         46.7
                              ---        --------------        -----
  Total ..............        117        $1,114,115,388        100.0%
                              ===        ==============        =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.


                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 1(1)

                                           AGGREGATE         % OF
                                           PRINCIPAL        INITIAL
                           NUMBER OF       BALANCE OF        LOAN
                           MORTGAGED        MORTGAGE        GROUP 1
       LOCATION           PROPERTIES         LOANS          BALANCE
----------------------   ------------   ---------------   ----------
  California .........        19         $240,592,759         25.5%
  New York ...........         5          148,990,000         15.8
  Washington .........         3           87,741,983          9.3
  Texas ..............         7           50,220,222          5.3
  Other ..............        61          415,436,454         44.1
                              --         ------------        -----
  Total ..............        95         $942,981,413        100.0%
                              ==         ============        =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.

                    GEOGRAPHIC DISTRIBUTION--LOAN GROUP 2(1)

                                               AGGREGATE        % OF
                                               PRINCIPAL       INITIAL
                               NUMBER OF      BALANCE OF        LOAN
                               MORTGAGED       MORTGAGE        GROUP 2
         LOCATION             PROPERTIES         LOANS         BALANCE
--------------------------   ------------   --------------   ----------
  North Carolina .........         3         $ 35,056,000        20.5%
  Texas ..................         7           28,300,000        16.5
  California .............         1           25,000,000        14.6
  Tennessee ..............         2           16,925,000         9.9
  Nevada .................         1           15,982,997         9.3
  Pennsylvania ...........         1           13,970,233         8.2
  New York ...............         1           12,880,000         7.5
  Maryland ...............         1            9,989,745         5.8
  Other ..................         5           13,030,000         7.6
                                  --         ------------       -----
  Total ..................        22         $171,133,975       100.0%
                                  ==         ============       =====

                                 ----------
                                 (1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.


                      ADDITIONAL ASPECTS OF CERTIFICATES

Denominations.................   The offered certificates will be offered in
                                 minimum denominations of $10,000 initial certificate balance. Investments in excess of the minimum denominations may be made in multiples of $1.

Registration, Clearance and
 Settlement...................   Each class of offered certificates will be
                                 registered in the name of Cede & Co., as nominee of The Depository Trust Company, or
                                 DTC.

                                 You may hold your offered certificates through:
                                 (1) DTC in the United States; or (2)
                                 Clearstream Banking, societe anonyme or
                                 Euroclear Bank, as operator of the Euroclear
                                 System. Transfers within DTC, Clearstream
                                 Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, will be made in accordance with the usual rules and operating procedures of those systems.

                                 We may elect to terminate the book-entry system through DTC, Clearstream Banking, societe anonyme or Euroclear Bank, as operator of the Euroclear System, with respect to all or any portion of any class of the offered certificates.

                                 See "Description of the Certificates--
                                 Book-Entry Registration and Definitive
                                 Certificates" in this prospectus supplement and in the prospectus.

Information Available to
 Certificateholders...........   On each distribution date, the trustee will
                                 prepare and make available to each
                                 certificateholder of record, initially expected to be Cede & Co., a statement as to the distributions being made on that date.
                                 Additionally, under certain circumstances, certificateholders of record may be entitled to certain other information regarding the trust.
                                 See "Description of the Certificates--Reports to Certificateholders; Certain Available
                                 Information" in this prospectus supplement.

Deal Information/Analytics....   Certain information concerning the mortgage
                                 loans and the offered certificates may be available to subscribers through the following services:

                                 o Bloomberg, L.P.; and

                                 o the trustee's website at www.etrustee.net

Optional Termination..........   On any distribution date on which the
                                 aggregate principal balance of the pool of mortgage loans remaining in the trust is less than 1% of the aggregate principal balance of the mortgage loans as of the cut-off date, certain entities specified in this prospectus supplement will have the option to purchase all of the remaining mortgage loans (and all property acquired through exercise of remedies in respect of any mortgage loan) at the price specified in this prospectus supplement.
                                 Exercise of this option will terminate the trust and retire the then outstanding certificates. The trust fund may also be terminated in connection with a voluntary exchange of all the then outstanding certificates, including the Class X certificates (provided, however, that (1) the offered certificates are no longer outstanding and there is only one holder of the outstanding certificates and (2) the servicer consents to the exchange), for the mortgage loans remaining in the trust.

                                 See "Description of the Certificates--
                                 Termination; Retirement of Certificates" in this prospectus supplement and "Description of the Certificates--Termination" in the prospectus.

Tax Status....................   Elections will be made to treat a portion of
                                 the trust (exclusive of the interest that is deferred after the anticipated repayment date on the mortgage loans that have anticipated repayment dates and the related distribution account for this deferred interest) as two separate REMICs--a lower-tier REMIC and an upper-tier REMIC--for federal income tax purposes. The portion of the trust representing the deferred interest described above will be treated as a grantor trust for federal income tax purposes. In the opinion of counsel, the portions of the trust referred to above will qualify for this treatment.

                                 Pertinent federal income tax consequences of an investment in the offered certificates include:

                                 o Each class of offered certificates will
                                   represent "regular interests" in the
                                   upper-tier REMIC.

                                 o The regular interests will be treated as
                                   newly originated debt instruments for federal income tax purposes.

                                 o You will be required to report income on the
                                   regular interests represented by your
                                   certificates using the accrual method of accounting.

                                 o It is anticipated that the offered
                                   certificates will be issued at a [premium].

                                 See "Certain Federal Income Tax Consequences" in this prospectus supplement and in the prospectus.

Certain ERISA Considerations...  Subject to important considerations described under "Certain ERISA Considerations" in this prospectus supplement and in the prospectus, the offered certificates are eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts.

Legal Investment..............   The offered certificates will not constitute
                                 "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates.

                                 See "Legal Investment" in this prospectus supplement and in the prospectus.

Ratings.......................   The offered certificates will not be issued
                                 unless each of the offered classes receives the following ratings from Standard & Poor's
                                 Ratings Services, a division of The McGraw-Hill
                                 Companies, Inc. and Fitch, Inc.:


                                                         S&P     FITCH
                                                        -----   ------
                                 Class A-1 ..........    AAA      AAA
                                 Class A-2 ..........    AAA      AAA
                                 Class A-3 ..........    AAA      AAA
                                 Class A-4 ..........    AAA      AAA
                                 Class B ............     AA      AA
                                 Class C ............    AA-      AA-
                                 Class D ............     A        A
                                 Class E ............     A-      A-

                                 A rating agency may downgrade, qualify or withdraw a security rating at any time. A rating agency not requested to rate the offered certificates may nonetheless issue a rating and, if one does, it may be lower than those stated above. The security ratings do not address the frequency of prepayments (whether voluntary or involuntary) of mortgage loans, the degree to which prepayments might differ from those originally anticipated, the likelihood of collection of excess interest, default interest or yield maintenance charges, or the tax treatment of the certificates. In addition, rating adjustments may result from a change in the financial position of the trustee or the fiscal agent as back-up liquidity provider. See "Yield and Maturity Considerations", "Risk Factors" and "Description of the Certificates--Advances" in this prospectus supplement and "Yield and Maturity Considerations" in the prospectus.

                                 See "Ratings" in this prospectus supplement and "Rating" in the prospectus for a discussion of the basis upon which ratings are given and the conclusions that may not be drawn from a rating.

                                 RISK FACTORS

     You should carefully consider the following risks before making an investment decision. In particular, distributions on your certificates will depend on payments received on, and other recoveries with respect to the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

     The risks and uncertainties described below are not the only ones relating to your certificates. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair your investment.

     If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.

     This prospectus supplement also contains forward-looking statements that involve risks and uncertainties. Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this prospectus supplement.


GEOGRAPHIC CONCENTRATION ENTAILS RISKS

     Mortgaged properties located in California, New York, Washington and Texas secure mortgage loans representing approximately 23.8%, 14.5%, 7.9% and 7.0%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans as of the cut-off date.

     Mortgaged properties located in California, New York, Washington and Texas secure mortgage loans representing approximately 25.5%, 15.8%, 9.3% and 5.3%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 1 as of the cut-off date.

     Mortgaged properties located in North Carolina, Texas, California, Tennessee, Nevada, Pennsylvania, New York and Maryland secure mortgage loans representing approximately 20.5%, 16.5%, 14.6%, 9.9%, 9.3%, 8.2%, 7.5% and
5.8%, respectively, by allocated loan amount of the aggregate principal balance of the pool of mortgage loans in loan group 2 as of the cut-off date.

     With respect to the mortgaged properties located in California, 13 of the mortgaged properties securing mortgage loans representing approximately 17.6% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 18.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 14.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount are in southern California, and 7 of the mortgaged properties securing mortgage loans representing approximately 6.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount are in northern California. For purposes of determining whether a mortgaged property is in northern California or southern California, mortgaged properties located north of San Luis Obispo County, Kern County and San Bernardino County are included in northern California and mortgaged properties located in or south of those counties are included in southern California. Concentrations of mortgaged properties in geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties. In recent periods, several regions of the United States have experienced significant real estate downturns. Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties. Other regional factors--e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies--also may adversely affect the mortgaged properties. For example, mortgaged properties located in California may be more susceptible to certain hazards (such as earthquakes) than mortgaged properties in other parts of the country.

RISKS TO THE MORTGAGED PROPERTIES RELATING TO TERRORIST ATTACKS AND FOREIGN CONFLICTS

     The terrorist attacks on the World Trade Center and the Pentagon on September 11, 2001 suggest the possibility that large public areas such as shopping malls or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could
(i) lead to damage to one or more of the mortgaged properties if any terrorist attacks occur, (ii) result in higher costs for security and insurance premiums or diminish the availability of insurance coverage for losses related to terrorist attacks, particularly for large properties, which could adversely affect the cash flow at those mortgaged properties, or (iii) impact leasing patterns or shopping patterns, which could adversely impact leasing revenue, mall traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

     With respect to shopping patterns, attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and elsewhere may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

     The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.


RISKS RELATING TO MORTGAGE LOAN CONCENTRATIONS

     The effect of mortgage pool loan losses will be more severe if the losses relate to mortgage loans that account for a disproportionately large percentage of the pool's aggregate principal balance. In this regard:

    o The largest mortgage loan represents approximately 12.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the largest mortgage loan in loan group 1 represents approximately 15.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the largest mortgage loan in loan group 2 represents approximately 14.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date). See "Description of the Mortgage Pool--Top Ten Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans" in this prospectus supplement.

    o The 3 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent, in the aggregate, approximately 29.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 3 largest mortgage loans in loan group 1 represent approximately 34.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 3 largest mortgage loans in loan group 2 represent approximately 34.1% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

    o The 10 largest mortgage loans (treating as a single mortgage loan all mortgage loans that are cross-collateralized with each other) represent, in the aggregate, approximately 47.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (the 10 largest mortgage loans in loan group 1 represent approximately 54.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and the 10 largest mortgage loans in loan group 2 represent approximately 80.3% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

     Each of the other mortgage loans represents no more than 1.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date. Each of the other mortgage loans in loan group 1 represents no more than 1.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date. Each of the other mortgage loans in loan group 2 represents no more than 3.2% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date.

     A concentration of mortgaged property types can pose increased risks. A concentration of mortgage loans secured by the same types of mortgaged property can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans. In that regard, the following table lists the property type concentrations in excess of 5.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date:


                      PROPERTY TYPE CONCENTRATIONS GREATER THAN 5%(1)

                                      AGGREGATE
                                      PRINCIPAL
                        NUMBER OF     BALANCE OF                   % OF INITIAL   % OF INITIAL
                        MORTGAGED      MORTGAGE     % OF INITIAL   LOAN GROUP 1   LOAN GROUP 2
PROPERTY TYPE          PROPERTIES       LOANS       POOL BALANCE      BALANCE       BALANCE
--------------------- ------------ --------------- -------------- -------------- -------------
Retail ..............      51        $492,862,207        44.2%          52.3%          0.0%
Office ..............      23        $311,242,692        27.9%          33.0%          0.0%
Multifamily .........      22        $171,133,975        15.4%           0.0%        100.0%
Industrial ..........       9        $ 58,735,013         5.3%           6.2%          0.0%

----------
(1) Because this table presents information relating to mortgaged properties and not mortgage loans, the information for mortgage loans secured by more than one mortgaged property is based on allocated loan amounts as stated in Annex A-1.


     A concentration of mortgage loans with the same borrower or related borrowers can also impose increased risks.

    o 7 groups of mortgage loans have borrowers related to each other, but no group of mortgage loans having borrowers that are related to each other represents more than approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 9.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date).

    o 1 group of mortgage loans is cross-collateralized and cross-defaulted, and represents, in the aggregate, approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). See "--Risks Relating to Enforceability of Cross-Collateralization" below.

    o 8 mortgage loans, representing approximately 19.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (7 mortgage loans in loan group 1, representing approximately 21.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 9.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are secured by more than one mortgaged property.

     See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement. Mortgaged properties owned by related borrowers are likely to:

    o have common management, increasing the risk that financial or other difficulties experienced by the property manager could have a greater impact on the pool of mortgage loans; and

    o have common general partners or managing members, which could increase the risk that a financial failure or bankruptcy filing would have a greater impact on the pool of mortgage loans.


RISKS RELATING TO ENFORCEABILITY OF CROSS-COLLATERALIZATION

     As described above and on Annex A-1 to this prospectus supplement, 1 group of mortgage loans is cross-collateralized and cross-defaulted and represents, in the aggregate, approximately 1.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date). Cross-collateralization arrangements may be terminated with respect to some mortgage loan groups in certain circumstances under the terms of the related mortgage loan documents. Cross-collateralization arrangements involving more than one borrower could be challenged as fraudulent conveyances by creditors of the related borrower in an action brought outside a bankruptcy case or, if the borrower were to become a debtor in a bankruptcy case, by the borrower's representative.

     A lien granted by a borrower could be avoided if a court were to determine that:

    o the borrower was insolvent when it granted the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness, or was not able to pay its debts as they matured when it granted the lien; and

    o the borrower did not receive fair consideration or reasonably equivalent value when it allowed its mortgaged property or properties to be encumbered by a lien securing the entire indebtedness.

     Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by that borrower from the respective mortgage loan proceeds, as well as the overall cross-collateralization. If a court were to conclude that the granting of the liens was an avoidable fraudulent conveyance, that court could:

    o subordinate all or part of the pertinent mortgage loan to existing or future indebtedness of that borrower;

    o recover payments made under that mortgage loan; or

    o take other actions detrimental to the holders of the certificates, including, under certain circumstances, invalidating the mortgage loan or the mortgages securing the cross-collateralization.


THE BORROWER'S FORM OF ENTITY MAY CAUSE SPECIAL RISKS

     Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions which typically are required in order for them to be viewed under standard rating agency criteria as "special purpose entities." In general, borrowers' organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers' ability to incur additional indebtedness. These provisions are designed to mitigate the possibility that the borrowers' financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. The borrowers with respect to 2 of the mortgage loans, representing approximately 0.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 0.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are not required to be single-purpose entities. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a "single purpose entity." The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

    o operating entities with business distinct from the operation of the property with the associated liabilities and risks of operating an ongoing business; or

    o individuals that have personal liabilities unrelated to the property.

     However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or a corporate or individual general partner or managing member of a borrower will not initiate a bankruptcy or similar proceeding against the borrower or corporate or individual general partner or managing member.

     Furthermore, with respect to any related borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of the borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     With respect to a number of mortgage loans, the related borrowers own the related mortgaged property as tenants in common. As a result, if a borrower exercises its right of partition, the related mortgage loan may be subject to prepayment. The bankruptcy, dissolution or action for partition by one or more of the tenants in common could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant in common borrowers, particularly if the tenant in common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court stay will be reinstated), a material impairment in property management and a substantial decrease in the amount recoverable upon the related mortgage loan. Not all tenants-in-common for the mortgage loans are special purpose entities.


ABILITY TO INCUR OTHER BORROWINGS ENTAILS RISK

     When a borrower (or its constituent members) also has one or more other outstanding loans (even if they are subordinated or mezzanine loans), the trust is subjected to additional risk. The borrower may have difficulty servicing and repaying multiple loans. The existence of another loan will generally also make it more difficult for the borrower to obtain refinancing of its mortgage loan and may thereby jeopardize repayment of the mortgage loan. Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property.

     Additionally, if a borrower (or its constituent members) defaults on its mortgage loan and/or any other loan, actions taken by other lenders such as a foreclosure or an involuntary petition for bankruptcy against the borrower could impair the security available to the trust, including the mortgaged property, or stay the trust's ability to foreclose during the course of the bankruptcy case. The bankruptcy of another lender also may operate to stay foreclosure by the trust. The trust may also be subject to the costs and administrative burdens of involvement in foreclosure or bankruptcy proceedings or related litigation.

     In this regard, the mortgage loans generally prohibit borrowers from incurring any additional debt secured by their mortgaged property without the consent of the lender. No investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties have been made at any time since origination of the related mortgage loan. We cannot assure you that any of the borrowers have complied with the restrictions on indebtedness in the related mortgage loan documents.

     However, the Grace Building loan, representing approximately 10.5% of the aggregate principal balance of the mortgage loans in the trust (approximately 12.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut off date), is part of a split loan structure, which is secured by the same mortgage instrument on the related mortgaged property. The first of these mortgage loans is the Grace Building loan, which is included in the trust and is pari passu in the right of payment with the Grace Building pari passu companion notes. The second and third mortgage loans in the split loan structure are the Grace Building pari passu companion notes, which are not included in the trust. The fourth, fifth and sixth mortgage loans in the split loan structure are referred to collectively as the Grace Building B note, which is not included in the trust and is subordinate in right of payment to the Grace Building loan and the Grace Building pari passu companion notes. See "Description of the Mortgage Pool--The Grace Building Whole Loan" in this prospectus supplement.

     In addition to the Grace Building loan, 4 mortgage loans representing approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1, representing approximately 1.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 9.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are senior loans in a split loan structure with subordinate companion loans. Each pair of the senior and subordinate companion loans is secured by a single mortgage instrument on the related mortgaged property. The subordinate companion loans will not be included as assets of the trust fund. However, the subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. Subject to the restrictions set forth under "--Special Servicer May Be Directed to Take Actions," the holder of each companion loan will also have certain rights with respect to the related senior loan and the related mortgaged property, including the right, under certain conditions, to direct, to consent, or provide advice with respect to, certain actions proposed to be taken by the special servicer with respect to the related mortgaged property, make cure payments on the related senior loan or purchase the related senior loan if the senior loan is in default. In exercising such rights, the holder of such companion loan does not have any obligation to consider the interests of, or impact on, the trust or the certificates. See "Description of the Mortgage Pool--Additional Debt--AB Loans" in this prospectus supplement.

     Although the Grace Building pari passu companion notes, the Grace Building B note and the other subordinate companion loans are not assets of the trust fund, each related borrower is still obligated to make interest and principal payments on these notes. As a result, the trust fund is subject to additional risks, including:

    o the risk that the necessary maintenance of the related mortgaged property could be deferred to allow the borrower to pay the required debt service on these other obligations and that the value of the mortgaged property may fall as a result; and

    o the risk that it may be more difficult for the related borrower to refinance the Grace Building loan or an AB mortgage loan or to sell the mortgaged property for purposes of making any balloon payment on the entire balance of both the senior obligations and the subordinate obligations upon the maturity of the Grace Building loan or an AB mortgage loan.

     See "Description of the Mortgage Pool--General," "--Additional Debt", "--The Grace Building Whole Loan" and "--AB Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.

     In addition, the mortgage loan sellers have informed us that they are aware of certain permitted existing secured debt and provisions in the mortgage loan documents with respect to certain of the mortgage loans that allow the related borrower to incur additional debt that is secured by the related mortgaged property in the future. For example, the mortgaged property relating to 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 12.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 15.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), may be encumbered with (a) secured debt of equal priority (pari passu) with the debt of the mortgage loan and/or (b) mezzanine debt, in the future. Investors should note that any such pari passu debt would not be included as an asset of the trust fund and the holder of such debt will have equal priority with the trust fund on all proceeds relating to the mortgage loan and with respect to the related mortgaged property. By definition, the mortgage loan in the trust fund would necessarily be cross-defaulted and cross-collateralized with such pari passu debt. The incurrence of any mezzanine debt or pari passu debt with respect to this mortgage loan is subject to certain conditions, including (i) that the mortgaged property subject to the additional debt has a debt service coverage ratio equal to or greater than the debt service coverage ratio of the mortgage loan at the closing of the mortgage loan, (ii) that the mortgaged property subject to the additional debt has a loan-to-value ratio equal to or less than the loan-to-value ratio of the mortgage loan at the closing of the mortgage loan, (iii) confirmation from the applicable rating agencies that the incurrence of the additional debt will not result in the qualification, reduction or withdrawal of the then current ratings assigned to the certificates and (iv) that the lender of such additional indebtedness and the mortgage lender have entered into a co-lender agreement acceptable to the mortgage lender in its sole and absolute discretion and to the rating agencies. See Annex A-3, "Description of the Mortgage Pool--Top Ten Mortgage Loans or Groups of Cross-Collateralized Mortgage Loans--Centro Retail Portfolio" to this prospectus supplement. In addition, substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related mortgaged property. In addition, the borrowers under certain of the mortgage loans have incurred and/or may incur in the future unsecured debt other than in the ordinary course of business. Moreover, in general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt or debt secured by other property of the borrower. See "Description of the Mortgage Pool--Additional Debt" in this prospectus supplement.

     Additionally, the terms of certain mortgage loans permit or require the borrowers to post letters of credit and/or surety bonds for the benefit of the related mortgage loan, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     The mortgage loans generally place certain restrictions on the transfer and/or pledging of general partnership and managing member equity interests in a borrower such as specific percentage or control limitations. The terms of the mortgage loans generally permit, subject to certain limitations, the transfer or pledge of less than a controlling portion of the limited partnership or non-managing member equity or other interests in a borrower. Certain of the mortgage loans do not restrict the pledging of ownership interests in the related borrower, but do restrict the transfer of ownership interests in the related borrower by imposing a specific percentage or control limitation or requiring the consent of the mortgagee to any such transfer. Moreover, in general, mortgage loans with borrowers that do not meet single-purpose entity criteria may not restrict in any way the incurrence by the relevant borrower of mezzanine debt. Certain of the mortgage loans permit mezzanine debt, secured by pledges of ownership interests in the borrower, in the future subject to criteria set forth in the mortgage loan documents.

     As of the cut-off date, the applicable mortgage loan sellers have informed us that they are aware that the mortgage loan documents with respect to 6 mortgage loans, representing approximately 18.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 21.7% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) specifically permit the incurrence of mezzanine indebtedness under certain circumstances.

     Mezzanine debt is debt that is incurred by the owner of equity in one or more borrowers and is secured by a pledge of the equity ownership interests in such borrowers. Because mezzanine debt is secured by the obligor's equity interest in the related borrowers, such financing effectively reduces the obligor's economic stake in the related mortgaged property. The existence of mezzanine debt may reduce cash flow on the borrower's mortgaged property after the payment of debt service or result in liquidity pressures if the mezzanine debt matures or becomes payable prior to the maturity of the mortgage loan, and may thus increase the likelihood that the owner of a borrower will permit the value or income producing potential of a mortgaged property to fall and may create a greater risk that a borrower will default on the mortgage loan secured by a mortgaged property whose value or income is relatively weak. In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan and/or the option to purchase the mortgage loan after a default pursuant to an intercreditor agreement.

     Generally, upon a default under mezzanine debt, the holder of such mezzanine debt would be entitled to foreclose upon the equity in the related borrower, which has been pledged to secure payment of such mezzanine debt. Although such transfer of equity may not trigger the due on sale clause under the related mortgage loan, it could cause a change of control in the borrower and/or cause the obligor under such mezzanine debt to file for bankruptcy, which could negatively affect the operation of the related mortgaged property and such borrower's ability to make payments on the related mortgage loan in a timely manner.


BORROWER MAY BE UNABLE TO REPAY REMAINING PRINCIPAL BALANCE ON MATURITY DATE OR ANTICIPATED REPAYMENT DATE

     Mortgage loans with substantial remaining principal balances at their stated maturity, also known as balloon loans, or with substantial remaining principal balances at the anticipated repayment date of the related mortgage loan involve greater risk than fully amortizing loans. This is because the borrower may be unable to repay the mortgage loan at that time. In addition, fully amortizing mortgage loans that may pay interest on an "actual/360" basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

     A borrower's ability to repay a mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment. A borrower's ability to achieve either of these goals will be affected by a number of factors, including:

    o the availability of, and competition for, credit for commercial real estate projects;

    o the prevailing interest rates;

    o the fair market value of the related mortgaged property;

    o the borrower's equity in the related mortgaged property;

    o the borrower's financial condition;

    o the operating history and occupancy level of the mortgaged property;

    o reductions in applicable government assistance/rent subsidy programs;

    o the tax laws; and

    o the prevailing general and regional economic conditions.

     92 of the mortgage loans, representing approximately 94.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (71 mortgage loans in loan group 1, representing approximately 93.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 21 mortgage loans in loan group 2, representing 100.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are expected to have substantial remaining principal balances as of their respective anticipated repayment dates or stated maturity dates. This includes 11 mortgage loans, representing approximately 18.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (8 mortgage loans in loan group 1, representing approximately 17.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 3 mortgage loans in loan group 2, representing approximately 18.7% of the principal balance of the mortgage loans in loan group 2 as of the cut-off date), all of which pay interest only for the first 3 to 60 months of their respective terms and 3 mortgage loans, representing approximately 14.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (2 mortgage loans in loan group 1, representing approximately 16.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 1 mortgage loan in loan group 2, representing approximately 4.5% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), which pay interest only for their entire terms.

     73 of the mortgage loans, representing approximately 74.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (60 mortgage loans in loan group 1, representing approximately 73.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and 13 mortgage loans in loan group 2, representing approximately 77.6% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), mature or have an anticipated repayment date in the year 2014.

     We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the pertinent date.

     See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans" in this prospectus supplement and "Risk Factors--Borrowers May Be Unable to Make Balloon Payments" in the prospectus.


COMMERCIAL AND MULTIFAMILY LENDING IS DEPENDENT UPON NET OPERATING INCOME

     The mortgage loans are secured by various income-producing commercial and multifamily properties. Commercial and multifamily lending are generally thought to expose a lender to greater risk than residential one-to-four family lending because they typically involve larger mortgage loans to a single borrower or groups of related borrowers.

     The repayment of a commercial or multifamily loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents. Even the liquidation value of a commercial property is determined, in substantial part, by the capitalization of the property's cash flow. However, net operating income can be volatile and may be insufficient to cover debt service on the mortgage loan at any given time.

     The net operating incomes and property values of the mortgaged properties may be adversely affected by a large number of factors. Some of these factors relate to the properties themselves, such as:

    o the age, design and construction quality of the properties;

    o perceptions regarding the safety, convenience and attractiveness of the properties;

    o the proximity and attractiveness of competing properties;

    o the adequacy of the property's management and maintenance;

    o increases in operating expenses at the mortgaged property and in relation to competing properties;

     o an increase in the capital expenditures needed to maintain the properties or make improvements;

     o dependence upon a single tenant, or a concentration of tenants in a particular business or industry;

     o a decline in the financial condition of a major tenant;

     o an increase in vacancy rates; and

     o a decline in rental rates as leases are renewed or entered into with new tenants.

     Other factors are more general in nature, such as:

     o national, regional or local economic conditions, including plant closings, military base closings, industry slowdowns and unemployment rates;

     o local real estate conditions, such as an oversupply of competing properties, retail space, office space or multifamily housing or hotel capacity;

     o demographic factors;

     o consumer confidence;

     o consumer tastes and preferences;

     o retroactive changes in building codes;

     o changes or continued weakness in specific industry segments; and

     o the public perception of safety for customers and clients.

     The volatility of net operating income will be influenced by many of the foregoing factors, as well as by:

     o the length of tenant leases;

     o the creditworthiness of tenants;

     o tenant defaults;

     o in the case of rental properties, the rate at which new rentals occur;
       and

     o the property's "operating leverage" which is generally the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants.

     A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of properties with short-term revenue sources, such as short-term or month-to-month leases, and may lead to higher rates of delinquency or defaults.



TENANT CONCENTRATION ENTAILS RISK

     A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is wholly or significantly owner-occupied or leased to a single tenant or if any tenant makes up a significant portion of the rental income. Mortgaged properties that are wholly or significantly owner-occupied or leased to a single tenant or tenants that make up a significant portion of the rental income also are more susceptible to interruptions of cash flow if the owner-occupier's business operations are negatively impacted or if such a tenant or tenants fail to renew their leases. This is so because the financial effect of the absence of operating income or rental income may be severe; more time may be required to re-lease the space; and substantial capital costs may be incurred to make the space appropriate for replacement tenants. In this respect, 13 mortgaged properties, securing 12 mortgage loans, representing approximately 6.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 7.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are leased to a single tenant. The underwriting of the single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease of the related mortgaged property. Where the primary lease term expires before the scheduled maturity date of the related mortgage loan, the mortgage loan sellers considered the incentives for the primary tenant to re-lease the premises and the anticipated rental value of the premises at the end of the primary lease term. We cannot assure you that the tenant will re-lease the premises or that the premises will be relet to another tenant.

     Retail and office properties also may be adversely affected if there is a concentration of particular tenants among the mortgaged properties or of tenants in a particular business or industry. In this regard, see "--Retail Properties Have Special Risks" below.

CERTAIN ADDITIONAL RISKS RELATING TO TENANTS

     The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if:

     o space in the mortgaged properties could not be leased or re-leased;

     o leasing or re-leasing is restricted by exclusive rights of tenants to lease the mortgaged properties or other covenants not to lease space for certain uses or activities, or covenants limiting the types of tenants to which space may be leased;

     o substantial re-leasing costs were required and/or the cost of performing landlord obligations under existing leases materially increased;

     o tenants were unwilling or unable to meet their lease obligations;

     o a significant tenant were to become a debtor in a bankruptcy case; or

     o rental payments could not be collected for any other reason.

     Repayment of the mortgage loans secured by retail, office and industrial properties will be affected by the expiration of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms and on a timely basis. Certain of the mortgaged properties may be leased in whole or in part by government-sponsored tenants who have the right to rent reductions or to cancel their leases at any time or for lack of appropriations. Additionally, mortgaged properties may have concentrations of leases expiring at varying rates in varying percentages including single-tenant mortgaged properties, during the term of the related mortgage loans.

     Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties. Moreover, if a tenant defaults in its obligations to a borrower, the borrower may incur substantial costs and experience significant delays associated with enforcing its rights and protecting its investment, including costs incurred in renovating and reletting the related mortgaged property.

     Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize as landlord under the lease a successor owner following foreclosure), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated.

     With respect to certain of the mortgage loans, the related borrower has given to certain tenants or others an option to purchase, a right of first refusal or a right of first offer to purchase all or a portion of the mortgaged property in the event a sale is contemplated, and such right is not subordinate to the related mortgage. This may impede the mortgagee's ability to sell the related mortgaged property at foreclosure, or, upon foreclosure, this may affect the value and/or marketability of the related mortgaged property.


MORTGAGED PROPERTIES LEASED TO MULTIPLE TENANTS ALSO HAVE RISKS

     If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments. Multi-tenant mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.


MORTGAGED PROPERTIES LEASED TO BORROWERS OR BORROWER AFFILIATED ENTITIES ALSO HAVE RISKS

     If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower's ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower or its affiliate's financial condition worsens, which risk may be mitigated when mortgaged properties are leased to unrelated third parties.


TENANT BANKRUPTCY ENTAILS RISKS

     The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office and industrial properties may adversely affect the income produced by a mortgaged property. Under the federal bankruptcy code a tenant has the option of assuming or rejecting any unexpired lease. If the tenant rejects the lease, the landlord's claim for breach of the lease would be a general unsecured claim against the tenant (absent collateral securing the claim). The claim would be limited to the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) which are unrelated to the rejection, plus the greater of one year's rent or 15% of the remaining reserved rent (but not more than three years' rent).


MORTGAGE LOANS ARE NONRECOURSE AND ARE NOT INSURED OR GUARANTEED

     The mortgage loans are not insured or guaranteed by any person or entity, governmental or otherwise.

     Investors should treat each mortgage loan as a nonrecourse loan. If a default occurs, recourse generally may be had only against the specific properties and other assets that have been pledged to secure the mortgage loan. Consequently, payment prior to maturity is dependent primarily on the sufficiency of the net operating income of the mortgaged property. Payment at maturity is primarily dependent upon the market value of the mortgaged property or the borrower's ability to refinance the mortgaged property for an amount sufficient to repay the mortgage loan.


RETAIL PROPERTIES HAVE SPECIAL RISKS

     Retail properties secure 45 mortgage loans representing approximately 44.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 52.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     The quality and success of a retail property's tenants significantly affect the property's market value and the related borrower's ability to refinance such property. For example, if the sales revenues of retail tenants were to decline, rents tied to a percentage of gross sales revenues may decline and those tenants may be unable to pay their rent or other occupancy costs.

     The presence or absence of an "anchor tenant" or a "shadow anchor" in or near a shopping center also can be important because anchors play a key role in generating customer traffic and making a shopping center desirable for other tenants. An "anchor tenant" is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on or adjacent to the related mortgaged property. A "shadow anchor" is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property, but not on the mortgaged property, so as to influence and attract potential customers. The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

    o an anchor tenant's or shadow anchor tenant's failure to renew its lease;


    o termination of an anchor tenant's or shadow anchor tenant's lease; or if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

    o the bankruptcy or economic decline of an anchor tenant, shadow anchor or self-owned anchor; or

    o the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

     34 of the mortgaged properties, securing mortgage loans representing approximately 37.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 43.9% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to have an "anchor tenant." 11 of the mortgaged properties, securing mortgage loans representing approximately 4.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 5.8% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "shadow anchored." 5 of the mortgaged properties, securing mortgage loans representing approximately 1.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 2.3% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), are retail properties that are considered by the applicable mortgage loan seller to be "unanchored."

     If anchor stores in a mortgaged property were to close, the related borrower may be unable to replace those anchors in a timely manner or without suffering adverse economic consequences. Certain of the tenants or anchor stores of the retail properties may have co-tenancy clauses and/or operating covenants in their leases or operating agreements that permit those tenants or anchor stores to cease operating under certain conditions, including, without limitation, certain other stores not being open for business at the mortgaged property or a subject store not meeting the minimum sales requirement under its lease, thereby leaving its space unoccupied even though it continues to own or pay rent on the vacant or dark space. In addition, in the event that a "shadow anchor" fails to renew its lease, terminates its lease or otherwise ceases to conduct business within a close proximity to the mortgaged property, customer traffic at the mortgaged property may be substantially reduced. We cannot assure you that such space will be occupied or that the related mortgaged property will not suffer adverse economic consequences. In this regard, see "--Tenant Bankruptcy Entails Risks" and "--Certain Additional Risks Relating to Tenants" above.

     Retail properties also face competition from sources outside a given real estate market. For example, all of the following compete with more traditional retail properties for consumer dollars: factory outlet centers; discount shopping centers and clubs; catalogue retailers; home shopping networks; internet websites; and telemarketing. Continued growth of these alternative retail markets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the pool of mortgage loans, as well as the income from, and market value of, the mortgaged properties and the related borrower's ability to refinance such property.

     Moreover, additional competing retail properties may be built in the areas where the retail properties are located.

OFFICE PROPERTIES HAVE SPECIAL RISKS

     Office properties secure 17 mortgage loans representing approximately 27.9% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 33.0% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     A large number of factors may adversely affect the value of office properties, including:

    o the quality of an office building's tenants;

    o an economic decline in the business operated by the tenants;

    o the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, appearance, location, access to transportation and ability to offer certain amenities, such as sophisticated building systems and/or business wiring requirements);

    o the physical attributes of the building with respect to the technological needs of the tenants, including the adaptability of the building to changes in the technological needs of the tenants;

    o the diversity of an office building's tenants (or reliance on a single or dominant tenant);

    o the desirability of the area as a business location;

    o the strength and nature of the local economy, including labor costs and quality, tax environment and quality of life for employees; and

    o an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

     Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of properties for new tenants. See "--Risks Relating to Mortgage Loan Concentrations" above.


MULTIFAMILY PROPERTIES HAVE SPECIAL RISKS

     Multifamily properties secure 21 mortgage loans representing approximately 15.4% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (22 mortgaged properties securing mortgage loans in loan group 2, representing approximately 100.0% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date) by allocated loan amount. A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

    o the physical attributes of the apartment building such as its age, condition, design, appearance, access to transportation and construction quality;

    o the location of the property, for example, a change in the neighborhood over time;

    o the ability of management to provide adequate maintenance and insurance;


    o the types of services or amenities that the property provides;

    o the property's reputation;

    o the level of mortgage interest rates, which may encourage tenants to purchase rather than lease housing;

    o the presence of competing properties;

    o the tenant mix, such as the tenant population being predominantly students or being heavily dependent on workers from a particular business or personnel from a local military base;

     o in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

     o dependence upon governmental programs that provide rent subsidies to tenants pursuant to tenant voucher programs, which vouchers may be used at other properties and influence tenant mobility;

     o adverse local or national economic conditions, which may limit the amount of rent that may be charged and may result in a reduction of timely rent payments or a reduction in occupancy levels;

     o state and local regulations, which may affect the building owner's ability to increase rent to market rent for an equivalent apartment; and

     o government assistance/rent subsidy programs.

     Certain states regulate the relationship of an owner and its tenants. Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident's choice of unit vendors. Apartment building owners have been the subject of suits under state "Unfair and Deceptive Practices Acts" and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices. A few states offer more significant protection. For example, there are provisions that limit the bases on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner's building.

     In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities impose rent control on apartment buildings. These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration. Any limitations on a borrower's ability to raise property rents may impair such borrower's ability to repay its multifamily loan from its net operating income or the proceeds of a sale or refinancing of the related multifamily property.

     Certain of the mortgage loans are secured by mortgaged properties that are eligible (or become eligible in the future) for and have received low-income housing tax credits pursuant to Section 42 of the Internal Revenue Code in respect of various units within the mortgaged property or have tenants that rely on rent subsidies under various government-funded programs, including the
Section 8 Tenant-Based Assistance Rental Certificate Program of the United States Department of Housing and Urban Development. Under certain mortgage loans, the borrower may receive subsidies or other assistance from government programs. Generally, the mortgaged property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant(s) must regularly meet certain income requirements. We can give you no assurance that such programs will be continued in their present form or that the borrower will continue to comply with the requirements of the programs to enable the borrower to receive the subsidies in the future or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loans.

     Certain of the mortgage loans are secured or may be secured in the future by mortgaged properties that are subject to certain affordable housing covenants, in respect of various units within the mortgaged properties.

INDUSTRIAL PROPERTIES HAVE SPECIAL RISKS

     Industrial properties secure 8 of the mortgage loans representing approximately 5.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (representing approximately 6.2% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount. Significant factors determining the value of industrial properties are:

     o the quality of tenants;

     o reduced demand for industrial space because of a decline in a particular industry segment;

     o property becoming functionally obsolete;

     o building design and adaptability;

     o unavailability of labor sources;

     o changes in access, energy prices, strikers, relocation of highways, the construction of additional highways or other factors;

     o changes in proximity of supply sources;

     o the expenses of converting a previously adapted space to general use; and

     o the location of the property.

     Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties may be more frequently dependent on a single or a few tenants.

     Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial or warehouse property that suited the needs of its original tenant may be difficult to relet to another tenant or may become functionally obsolete relative to newer properties. In addition, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property. In addition, mortgaged properties used for many industrial purposes are more prone to environmental concerns than other property types.

     Aspects of building site design and adaptability affect the value of an industrial property. Site characteristics that are generally desirable to a warehouse/industrial property include high clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, a layout that can accommodate large truck minimum turning radii and overall functionality and accessibility.

     In addition, because of unique construction requirements of many industrial properties, any vacant industrial property space may not be easily converted to other uses. Thus, if the operation of any of the industrial properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that industrial property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the industrial property were readily adaptable to other uses.

     Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.

HOTEL PROPERTIES HAVE SPECIAL RISKS

     Hotel properties secure 3 of the mortgage loans representing approximately 3.0% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 3.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan.

     Various factors may adversely affect the economic performance of a hotel, including:

    o adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels;

    o the construction of competing hotels or resorts;

    o continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

    o a deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

    o changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways, concerns about travel safety or other factors.

     Because hotel rooms generally are rented for short periods of time, the financial performance of hotels tends to be affected by adverse economic conditions and competition more quickly than other commercial properties. Additionally, terrorist attacks in September 2001 and the potential for future terrorist attacks may have adversely affected the occupancy rates, and accordingly, the financial performance of hotel properties. See "--Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts" above.

     Moreover, the hotel and lodging industry is generally seasonal in nature and different seasons affect different hotels depending on type and location. This seasonality can be expected to cause periodic fluctuations in a hotel property's room and restaurant revenues, occupancy levels, room rates and operating expenses.

     Limited-service hotels may subject a lender to more risk than full-service hotels as they generally require less capital for construction than full-service hotels. In addition, as limited-service hotels generally offer fewer amenities than full-service hotels, they are less distinguishable from each other. As a result, it is easier for limited-service hotels to experience increased or unforeseen competition.

     The liquor licenses for most of the hotel mortgaged properties are held by affiliates of the borrowers, unaffiliated managers or operating lessees. The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses to any person. In the event of a foreclosure of a hotel property that holds a liquor license, the trustee or a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant. There can be no assurance that a new license could be obtained promptly or at all. The lack of a liquor license in a full-service hotel could have an adverse impact on the revenue from the related mortgaged property or on the hotel's occupancy rate.

RISKS RELATING TO AFFILIATION WITH A FRANCHISE OR HOTEL MANAGEMENT COMPANY

     All of the hotel properties that secure the mortgage loans are affiliated with a franchise or hotel management company through a franchise or management agreement. The performance of a hotel property affiliated with a franchise or hotel management company depends in part on:

    o the continued existence and financial strength of the frachisor or hotel management company;

    o the public perception of the franchise or hotel chain service mark; and

    o the duration of the franchise licensing or management agreements.

     The continuation of a franchise agreement or management agreement is subject to specified operating standards and other terms and conditions set forth in such agreements. The failure of a borrower to maintain such standards or adhere to other applicable terms and conditions could result in the loss or cancellation of their rights under the franchise agreement or management agreement. There can be no assurance that a replacement franchise could be obtained in the event of termination. In addition, replacement franchises may require significantly higher fees as well as the investment of capital to bring the hotel into compliance with the requirements of the replacement franchisor. Any provision in a franchise agreement or management agreement providing for termination because of a bankruptcy of a franchisor or manager generally will not be enforceable.

     The transferability of franchise license agreements is restricted. In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor's consent. Conversely, in the case of certain mortgage loans, the lender may be unable to remove a franchisor or a hotel management company that it desires to replace following a foreclosure.

     With respect to 2 mortgage loans (identified as Loan Nos. 32 and 33 on Annex A-1 to this prospectus supplement) secured by hotel properties subject to a franchise agreement, representing approximately 1.7% of the aggregate principal balance of the pool of mortgage loans, as of the cut-off date (approximately 2.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the franchise agreement for each such property expires prior to the maturity date of the related loan. There can be no assurance that each borrower will be able extend the terms of the franchise agreements beyond the maturity date of the related loan. In addition, with respect to 2 mortgage loans (identified as Loan Nos. 15 and 33 on Annex A-1 to this prospectus supplement) secured by hotel properties subject to a franchise agreement, representing approximately 2.1% of the aggregate principal balance of the pool of mortgage loans, as of the cut-off date (approximately 2.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), the hotel property securing each such mortgage loan failed its most recent inspection conducted by the related franchisor. There can be no assurance such hotel properties will pass inspection in the future. In the event that a franchise agreement related to any of the hotel properties described in this paragraph were to terminate or expire prior to the maturity date of the related mortgage loan, the mortgage loan documents provide that the mortgage loan would then become fully recourse to the sponsor of the related borrower, in each case, an affiliate of FelCor Lodging Trust Incorporated L.P. (NYSE: FCH). There can be no assurance that the sponsor will be able to perform such recourse obligations.


MANUFACTURED HOUSING COMMUNITIES HAVE SPECIAL RISKS

     Manufactured housing community properties secure 3 mortgage loans representing approximately 1.2% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.4% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) by allocated loan amount.

     Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income-producing real estate. The successful operation of a manufactured housing community property may depend upon the number of other competing residential developments in the local market, such as:

     o other manufactured housing community properties;

     o apartment buildings; and

     o site-built single family homes.

     Other factors may also include:

     o the physical attributes of the community, including its age and appearance;

     o location of the manufactured housing community property;

     o the ability of management to provide adequate maintenance and insurance;


     o the types of services or amenities it provides;

     o the property's reputation; and

     o state and local regulations, including rent control and rent stabilization.

     The manufactured housing community properties are "special purpose" properties that could not be readily converted to general residential, retail or office use. Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing community property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

     Some manufactured housing communities are either recreational vehicle resorts or a significant component of the communities are intended for short-term recreational vehicle hook-ups, and tenancy of these communities may vary significantly by season. This seasonality may cause periodic fluctuations in revenues, tenancy levels, rental rates and operating expenses for these properties.


LACK OF SKILLFUL PROPERTY MANAGEMENT ENTAILS RISKS

     The successful operation of a real estate project depends upon the property manager's performance and viability. The property manager is responsible for:

     o responding to changes in the local market;

     o planning and implementing the rental structure;

     o operating the property and providing building services;

     o managing operating expenses; and

     o assuring that maintenance and capital improvements are carried out in a timely fashion.

     Properties deriving revenues primarily from short-term sources, such as short-term or month-to-month leases, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

     We make no representation or warranty as to the skills of any present or future managers. In many cases, the property manager is the borrower or an affiliate of the borrower and may not manage properties for non-affiliates. Additionally, we cannot assure you that the property managers will be in a financial condition to fulfill their management responsibilities throughout the terms of their respective management agreements.


SOME MORTGAGED PROPERTIES MAY NOT BE READILY CONVERTIBLE TO ALTERNATIVE USES

     Some of the mortgaged properties securing the mortgage loans included in the trust fund may not be readily convertible (or convertible at all) to alternative uses if those properties were to become unprofitable. For example, a mortgaged property may not be readily convertible due to restrictive covenants related to such mortgaged property, including in the case of mortgaged properties that are part of a condominium regime, the use and other restrictions imposed by the condominium declaration and other related documents, especially in a situation where a mortgaged property does not represent the entire condominium regime. Additionally, any vacant theater space would not easily be converted to other uses due to the unique construction requirements of theaters. In addition, converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such properties. Furthermore, certain properties may be subject to certain low-income housing restrictions in order to remain eligible for low-income housing tax credits or governmental subsidized rental payments that could prevent the conversion of the mortgaged property to alternative uses. The liquidation value of any mortgaged property, subject to limitations of the kind described above or other limitations on convertibility of use, may be substantially less than would be the case if the property were readily adaptable to other uses.

     Zoning or other restrictions also may prevent alternative uses. See "--Zoning Compliance and Use Restrictions May Adversely Affect Property Value" below. See also "--Industrial Properties Have Special Risks" and
"--Manufactured Housing Communities Have Special Risks" above.


PROPERTY VALUE MAY BE ADVERSELY AFFECTED EVEN WHEN CURRENT OPERATING INCOME IS
NOT

     Various factors may adversely affect the value of a mortgaged property without affecting the property's current net operating income. These factors include, among others:

     o the existence of, or changes in, governmental regulations, fiscal policy, zoning or tax laws;

     o potential environmental legislation or liabilities or other legal liabilities;

     o the availability of refinancing; and

     o changes in interest rate levels.


MORTGAGE LOANS SECURED BY LEASEHOLD INTERESTS MAY EXPOSE INVESTORS TO GREATER RISKS OF DEFAULT AND LOSS

     3 mortgage loans, representing approximately 1.3% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 1.6% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) are secured by a first mortgage lien on a leasehold interest on the related mortgaged property. In addition, 3 mortgage loans, representing approximately 14.5% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 17.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date), is secured by a first mortgage lien on both a fee parcel and a leasehold interest in a separate adjacent parcel.

     Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower's leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower's defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     1 mortgage loan, the Centro Retail Portfolio loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 12.8% of the aggregate principal balance of the pool of mortgage loans, as of the cut-off date (approximately 15.1% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) is secured by 7 shopping center properties. With respect to 1 of the shopping center properties -- Esplanade Shopping Center -- a portion of the related mortgaged property is subject to a ground lease. The owner of the fee interest in the portion of the shopping center property that is subject to the ground lease is an affiliate of Westfield America (such affiliate referred to as "Westfield"). Westfield leases this fee interest to The Macerich Company (referred to as "Macerich"), pursuant to which Westfield agreed to grant nondisturbance to any subtenant of Macerich, so that upon a default and termination of such ground lease, Westfield is required to enter into a direct ground lease with any subtenant of Macerich on the same terms as the terminated ground lease. The borrower under the Centro Retail Portfolio loan subleases this fee interest from Macerich. The ground rent payable under the sublease is identical to the ground rent payable by Macerich under the master ground lease. The original terms of each ground lease did not include the protective provisions typically included in a "mortgageable" ground lease. Prior to the origination of the Centro Retail Portfolio loan, Westfield mortgaged its fee interest in connection with a syndicated financing.

     In connection with the origination of the Centro Retail Portfolio loan, Westfield, Macerich and the Centro Retail Portfolio borrower agreed to add to both ground leases the protective provisions typically included in a "mortgageable" ground lease. However, as of the date of this prospectus supplement, the lender under Westfield's financing has not consented to the addition of such protective provisions. As a result, in the event that Westfield's lender were to foreclose under its financing, the mortgagee protective provisions that were added to the ground leases under the amendments would not be enforceable against such lender. Accordingly, Westfield's lender would be able to terminate the ground leases if (i) Westfield defaults under its financing and the lender foreclosed on the fee interest, (ii) Macerich defaults under the master ground lease and (iii) the Centro Retail Portfolio borrower defaults under its sublease. However, CPT Manager Limited, an Australian corporation affiliated with the Centro Retail Portfolio borrower, provided a guaranty to the mortgagee under the Centro Retail Portfolio loan in an amount equal to $8,500,000 (the approximate allocated loan amount of the subject fee interest), payable in the event that Westfield's lender were to terminate the ground leases as described in the immediately preceding sentence. There can be no assurance that the guarantor will be able to perform its guaranty obligation. In addition, if the net worth of such guarantor were to fall below $900,000,000, the Centro Retail Portfolio borrower will be required to deliver a letter of credit, in lieu of the guaranty, in an mount equal to $8,500,000.

     Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right to remain in possession of its leased premises for the rent otherwise payable under the lease for the term of the ground lease (including renewals). If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower's position under the lease only if the lessor specifically grants the lender such right. If both the lessor and the lessee/borrowers are involved in bankruptcy proceedings, the bankrupt lessee/borrower's right to refuse to treat a ground lease rejected by a bankrupt lessor as terminated may not be enforceable. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.

     Some of the ground leases securing the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

     Further, in a recent decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir. 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of the fee interest in leased property occurs under Section 363(f) of the Bankruptcy Code (11 U.S.C. Section 363(f)) upon the bankruptcy of a landlord, such sale terminates a lessee's possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to Section 363(e) of the Bankruptcy Code (11 U.S.C. Section 363(e)), a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. While there are certain circumstances under which a "free and clear" sale under Section 363(f) of the Bankruptcy Code would not be authorized (including that the lessee could not be compelled in a legal or equitable proceeding to accept a monetary satisfaction of his possessory interest, and that none of the other conditions of Section 363(f)(1) (4) of the Bankruptcy Code otherwise permits the sale), we cannot provide assurances that those circumstances would be present in any proposed sale of a leased premises. As a result, we cannot provide assurances that, in the event of a statutory sale of leased property pursuant to Section 363(f) of the Bankruptcy Code, the lessee may be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that the lessee and/or the lender (to the extent it can obtain standing to intervene) will be able to recoup the full value of the leasehold interest in bankruptcy court.

     See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "--Bankruptcy Laws" in the prospectus.

LIMITATIONS OF APPRAISALS

     Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination or acquisition of the applicable mortgage loan. In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value. One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property. Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed. Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower. That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale. We cannot assure you that the information set forth in this prospectus supplement regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties. Any engineering report, site inspection or appraisal represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.


YOUR LACK OF CONTROL OVER THE TRUST FUND CAN CREATE RISKS

     You and other certificateholders generally do not have a right to vote and do not have the right to make decisions with respect to the administration of the trust. See "Servicing of the Mortgage Loans--General" in this prospectus supplement. Those decisions are generally made, subject to the express terms of the pooling and servicing agreement, by the servicer, the trustee, or the special servicer, as applicable. Any decision made by one of those parties in respect of the trust, even if that decision is determined to be in your best interests by that party, may be contrary to the decision that you or other certificateholders would have made and may negatively affect your interests.


POTENTIAL CONFLICTS OF INTEREST

     The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standards without regard to ownership of any certificate by a servicer or any of its affiliates. See "Servicing of the Mortgage Loans--General" in this prospectus supplement.

     Notwithstanding the foregoing, the servicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the offered certificates. These relationships may create conflicts of interest. It is anticipated that an entity managed by an affiliate of ARCap Servicing Inc., the special servicer, will acquire certain non-offered certificates, including the controlling class certificates. If the special servicer or the entity managed by its affiliate holds the Series 2004-CIBC9 non-offered certificates, it might seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the trust than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the offered certificates or any particular class of offered certificates than to Series 2004-CIBC9 non-offered certificates. See "--Special Servicer May Be Directed to Take Actions" in this prospectus supplement.

     Each servicer services and will, in the future, service, in the ordinary course of its business, existing and new mortgage loans for third parties, including portfolios of mortgage loans similar to the mortgage loans that will be included in the trust. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans that will be included in the trust. Consequently, personnel of any of the servicers may perform services, on behalf of the trust, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the servicer or the special servicer.

     In addition, certain of the mortgage loans included in the trust may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller and the mortgage loan sellers or their respective affiliates may have or have had equity investments in the borrowers or mortgaged properties under certain of the mortgage loans included in the trust. Each of the mortgage loan sellers and their affiliates have made and/or may make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans. Additional financial interests in, or other financial dealings with, a borrower or its affiliates under any of the mortgage loans may create conflicts of interest.

     Each mortgage loan seller is obligated to repurchase or substitute for a mortgage loan sold by it under the circumstances described under "Description of the Mortgage Pool-- Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.

     The managers of the mortgaged properties and the borrowers may experience conflicts of interest in the management and/or ownership of the mortgaged properties because:

    o a substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers;

    o these property managers also may manage and/or franchise additional properties, including properties that may compete with the mortgaged properties; and

    o affiliates of the managers and/or the borrowers, or the managers and/or the borrowers themselves, also may own other properties, including competing properties.

     The Grace Building pari passu companion notes and the Grace Building B note will not be included as assets of the trust fund, but will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. The holder of the Grace Building B note (provided no change of control event has occurred and is continuing) or the holders of the Grace Building senior notes (if a change of control event has occurred and is continuing) have certain rights with respect to the Grace Building loan and the related mortgaged property, including the right, under certain conditions to consent to, or provide advice with respect to, certain actions with respect to the mortgaged property proposed by the special servicer and the right to make cure payments on the Grace Building loan or purchase the Grace Building loan if the Grace Building loan is in default. In exercising such rights, the holder of the Grace Building B note or the holders of the Grace Building senior notes do not have any obligation to consider the interests of, or impact on, the trust or the holders of the certificates.

     4 mortgage loans, representing approximately 3.1% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (3 mortgage loans in loan group 1, representing approximately 1.9% of the aggregate principal balance of the mortgage loans in loan group 1 and 1 mortgage loan in loan group 2, representing approximately 9.9% of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are evidenced by one of two notes secured by a single mortgage and a single assignment of a lease. The subordinate companion loans will not be included as assets of the trust fund. However, the subordinate companion loans will be serviced under the pooling and servicing agreement, subject to the related intercreditor agreement. The holders of the subordinate companion loans will also have certain rights with respect to the related senior loan and the related mortgaged property, including the right, under certain conditions to purchase the related senior loan if such senior loan is in default. In exercising such rights, the holders of the subordinate companion loans do not have any obligation to consider the interests of, or impact on, the trust or the certificates.


SPECIAL SERVICER MAY BE DIRECTED TO TAKE ACTIONS

     In connection with the servicing of the specially serviced mortgage loans, the special servicer may, at the direction of the directing certificateholder, take actions with respect to the specially serviced mortgage loans that could adversely affect the holders of some or all of the classes of offered certificates. Similarly, the special servicer may, at the direction of the Grace Building B note (provided no change of control event has occurred or is continuing) or the majority of the holders of the Grace Building senior notes (if a change of control event has occurred and is continuing), take actions with respect to the Grace Building loan that could adversely affect the holders of some or all of the classes of offered certificates. See "Servicing of the Mortgage Loans--The Directing Certificateholder and the Grace Building Directing Holder" in this prospectus supplement. The directing certificateholder will be controlled by the controlling class certificateholders. Each of the directing certificateholder, the holder of the Grace Building B note and the majority of the holders of the Grace Building senior notes may have interests in conflict with those of the certificateholders of the classes of the offered certificates. As a result, it is possible that the directing certificateholder, the holder of the Grace Building B note or the majority holders of the Grace Building senior notes may direct the special servicer to take actions that conflict with the interests of certain classes of the offered certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standards or the terms of the mortgage loan documents. In addition, the special servicer may be removed without cause by the directing certificateholder as described in this prospectus supplement. See "Servicing of the Mortgage Loans--General," "--The Special Servicer" and "--The Directing Certificateholder and the Grace Building Directing Holder" in this prospectus supplement.


BANKRUPTCY PROCEEDINGS ENTAIL CERTAIN RISKS

     Under federal bankruptcy law, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender). As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property, which would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness. A bankruptcy court also may: (1) grant a debtor a reasonable time to cure a payment default on a mortgage loan; (2) reduce periodic payments due under a mortgage loan; (3) change the rate of interest due on a mortgage loan; or (4) otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under federal bankruptcy law, the lender will be stayed from enforcing a borrower's assignment of rents and leases. Federal bankruptcy law also may interfere with the servicer's or special servicer's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions. There can be no assurance that in the event of the borrower's bankruptcy, a court will enforce such restrictions against a subordinated lender.

     In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. March 10, 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee's claim with respect to a Chapter 11 reorganization plan on the grounds that prebankruptcy contracts cannot override rights expressly provided by the Bankruptcy Code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender's objections.

     As a result of the foregoing, the trust's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

     Certain of the mortgage loans may have sponsors that have previously filed bankruptcy, which in some cases may have involved the same property which currently secures the mortgage loan. In each case, the related entity or person has emerged from bankruptcy. However, we cannot assure you that such sponsors will not be more likely than other sponsors to utilize their rights in bankruptcy in the event of any threatened action by the mortgagee to enforce its rights under the related loan documents.


RISKS RELATING TO PREPAYMENTS AND REPURCHASES

     The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation, defaults and liquidations or repurchases upon breaches of representations and warranties.

     In addition, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A certificates will generally be based upon the particular loan group in which the related mortgage loan is deemed to be a part, the yield on the Class A-1, Class A-2, Class A-3 and Class A-4 certificates will be particularly sensitive to prepayments on mortgage loans in loan group 1 and the yield on the Class A-1A certificates will be particularly sensitive to prepayments on mortgage loans in loan group 2.

     The yield on each of the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E certificates would be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate equal to, based upon or limited by the weighted average net mortgage rate of the mortgage loans. The pass-through rates on those classes of certificates may be limited by the weighted average of the net mortgage rates on the mortgage loans even if principal prepayments do not occur. See "Yield and Maturity Considerations" in this prospectus supplement.

     The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

     Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield anticipated by you in making your investment in the certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

     Although all of the mortgage loans have prepayment protection in the form of lockout periods with defeasance provisions or with yield maintenance or prepayment premium provisions, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     Voluntary prepayments, if permitted, generally require the payment of a yield maintenance charge or a prepayment premium unless the mortgage loan is prepaid within a 3-month period prior to the stated maturity date or anticipated repayment date, or after the anticipated repayment date, as the case may be. However, 8 mortgage loans representing approximately 3.8% of the aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 4.5% of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date) permit voluntary prepayment without payment of a yield maintenance charge at any time on or after a date ranging from 12 months to 24 months prior to the stated maturity date. Additionally, none of the mortgage loans with anticipated repayment dates require a yield maintenance charge after the related anticipated repayment date. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of yield maintenance charges or prepayment premiums or that involuntary prepayments will not occur.

     The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

    o the terms of the mortgage loans;

    o the length of any prepayment lockout period;

    o the level of prevailing interest rates;

    o the availability of mortgage credit;

    o the applicable yield maintenance charges and prepayment premiums;

    o the servicer's or special servicer's ability to enforce those charges or premiums;

    o the failure to meet certain requirements for the release of escrows;

    o the occurrence of casualties or natural disasters; and

    o economic, demographic, tax, legal or other factors.

     Generally, no yield maintenance charge will be required for prepayments in connection with a casualty or condemnation unless, in the case of some of the mortgage loans, an event of default has occurred and is continuing. We cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. See "--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions" below. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award.

     Certain shortfalls in interest as a result of involuntary prepayments may reduce the available distribution amount. In addition, if a mortgage loan seller repurchases any mortgage loan from the trust due to breaches of representations or warranties, the repurchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, and no yield maintenance charge will be payable. Additionally, mezzanine lenders and holders of subordinate companion loans and B notes may have options to purchase the related mortgage loan after certain defaults, and the purchase price may not include any yield maintenance payments or prepayment charges. A repurchase or the exercise of a purchase option may adversely affect the yield to maturity on your certificates.


OPTIONAL EARLY TERMINATION OF THE TRUST FUND MAY RESULT IN AN ADVERSE IMPACT ON YOUR YIELD OR MAY RESULT IN A LOSS

     The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the trust fund. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of offered certificates affected by such a termination may suffer an adverse impact on the overall yield on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See "Description of the Certificates--
Termination; Retirement of Certificates" in this prospectus supplement.


MORTGAGE LOAN SELLERS MAY NOT BE ABLE TO MAKE A REQUIRED REPURCHASE OR SUBSTITUTION OF A DEFECTIVE MORTGAGE LOAN

     Each mortgage loan seller is the sole warranting party in respect of the mortgage loans sold by such mortgage loan seller to us. Neither we nor any of our affiliates (except, in certain circumstances, for JPMorgan Chase Bank in its capacity as a mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a breach of any mortgage loan seller's representations and warranties or any document defects, if such mortgage loan seller defaults on its obligation to do so. We cannot provide assurances that the mortgage loan sellers will have the financial ability to effect such repurchases or substitutions. Any mortgage loan that is not repurchased or substituted and that is not a "qualified mortgage" for a REMIC may cause the trust fund to fail to qualify as one or more REMICs or cause the trust fund to incur a tax. See "Description of the Mortgage Pool--The Mortgage Loan Sellers" and "--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement and "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.


RISKS RELATING TO ENFORCEABILITY OF YIELD MAINTENANCE CHARGES, PREPAYMENT PREMIUMS OR DEFEASANCE PROVISIONS

     Provisions requiring yield maintenance charges, prepayment premiums or lockout periods may not be enforceable in some states and under federal bankruptcy law. Provisions requiring yield maintenance charges or prepayment premiums also may be interpreted as constituting the collection of interest for usury purposes. Accordingly, we cannot assure you that the obligation to pay any yield maintenance charge or prepayment premium will be enforceable. Also, we cannot assure you that foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.

     Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, we cannot assure you that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premiums. In certain jurisdictions, those collateral substitution provisions might be deemed unenforceable under applicable law or public policy, or usurious.


RISKS RELATING TO BORROWER DEFAULT

     The rate and timing of delinquencies or defaults on the mortgage loans will affect:

     o the aggregate amount of distributions on the offered certificates;

     o their yield to maturity;

     o their rate of principal payments; and

     o their weighted average life.

     If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class).

     If you calculate your anticipated yield based on assumed rates of defaults and losses that are lower than the default rate and losses actually experienced, and those losses are allocated to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, that yield could be negative. In general, the earlier a loss borne by you on your certificates occurs, the greater the effect on your yield to maturity.

     Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass-through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

     Delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any delinquency or default.

     Additionally, the courts of any state may refuse the foreclosure of a mortgage or deed of trust when an acceleration of the indebtedness would be inequitable or unjust or the circumstances would render the action unconscionable. See "Certain Legal Aspects of the Mortgage Loans--Foreclosure" in the prospectus.


RISKS RELATING TO INTEREST ON ADVANCES AND SPECIAL SERVICING COMPENSATION

     To the extent described in this prospectus supplement, the servicer, the special servicer, the trustee or the fiscal agent, as applicable, will be entitled to receive interest on unreimbursed advances at the "Prime Rate" as published in The Wall Street Journal. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and/or interest, a mortgage loan will be specially serviced and the special servicer is entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is generally senior to the rights of certificateholders to receive distributions on the offered certificates. The payment of interest on advances and the payment of compensation to the special servicer may lead to shortfalls in amounts otherwise distributable on your certificates.


RISKS OF LIMITED LIQUIDITY AND MARKET VALUE

     Your certificates will not be listed on any national securities exchange or traded on any automated quotation systems of any registered securities association, and there is currently no secondary market for your certificates. While the underwriters currently intend to make a secondary market in the offered certificates, they are not obligated to do so. Additionally, one or more purchasers may purchase substantial portions of one or more classes of offered certificates. Accordingly, you may not have an active or liquid secondary market for your certificates. Lack of liquidity could result in a substantial decrease in the market value of your certificates. The market value of your certificates also may be affected by many other factors, including the then-prevailing interest rates and market perceptions of risks associated with commercial mortgage lending.


DIFFERENT TIMING OF MORTGAGE LOAN AMORTIZATION POSES CERTAIN RISKS

     As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool will be subject to more concentration risks with respect to the diversity of mortgaged properties, types of mortgaged properties and number of borrowers, as described in this prospectus supplement. Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or a higher priority. This is so because principal on the offered certificates is generally payable in sequential order, and no class entitled to distribution of principal generally receives principal until the certificate balance of the preceding class or classes entitled to receive principal has been reduced to zero.


SUBORDINATION OF SUBORDINATE OFFERED CERTIFICATES

     As described in this prospectus supplement, unless your certificates are Class A-1, Class A-2, Class A-3 or Class A-4 certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will be subordinated to those of the holders of the offered certificates with an earlier alphabetical designation and to the Class A-1A and Class X certificates.

     See "Description of the Certificates--Distributions--Priority" and "Description of the Certificates--Subordination; Allocation of Collateral Support Deficit" in this prospectus supplement.


LIMITED INFORMATION CAUSES UNCERTAINTY

     Some of the mortgage loans that we intend to include in the trust are mortgage loans that were made to enable the related borrower to acquire the related mortgaged property. Accordingly, for certain of these mortgage loans, limited or no historical operating information is available with respect to the related mortgaged properties. As a result, you may find it difficult to analyze the historical performance of those mortgaged properties.


ENVIRONMENTAL RISKS RELATING TO THE MORTGAGED PROPERTIES

     The trust could become liable for a material adverse environmental condition at an underlying mortgaged property. Any such potential liability could reduce or delay payments on the offered certificates.

     Each of the mortgaged properties was either (i) subject to environmental site assessments prior to the time of origination of the related mortgage loan (or in certain limited cases, after origination), including Phase I site assessments or updates of previously performed Phase I site assessments, or
(ii) subject to a secured creditor environmental insurance policy. In some cases, Phase II site assessments also have been performed. Although assessments were made on the majority of the mortgaged properties and these involved site visits and other types of review, we cannot assure you that all environmental conditions and risks were identified.

     Except as described below, none of the environmental assessments revealed any material adverse environmental condition or circumstance at any mortgaged property except for those:

    o which will be remediated or abated in all material respects by the closing date;

    o for which an escrow for the remediation was established;

    o for which an environmental insurance policy was obtained from a third party insurer;

    o for which the consultant recommended an operations and maintenance plan with respect to the applicable mortgaged property or periodic monitoring of nearby properties, which recommendations are consistent with industry practice;

    o for which the principal of the borrower or another financially responsible party has provided an indemnity or is required to take, or is liable for the failure to take, such actions, if any, with respect to such matters as have been required by the applicable governmental authority or recommended by the environmental assessments;

    o for which such conditions or circumstances were investigated further and the environmental consultant recommended no further action or remediation;

    o as to which the borrower or other responsible party obtained a "no further action" letter or other evidence that governmental authorities are not requiring further action or remediation; or

    o that would not require substantial cleanup, remedial action or other extraordinary response under environmental laws.

     In certain cases, the identified condition was related to the presence of asbestos-containing materials, lead-based paint and/or radon. Where these substances were present, the environmental consultant generally recommended, and the related mortgage loan documents, with certain exceptions, generally required, the establishment of an operation and maintenance plan to address the issue or, in the case of asbestos-containing materials and lead-based paint, a containment, abatement or removal program. Other identified conditions could, for example, include leaks from storage tanks and on-site spills. Corrective action, as required by the regulatory agencies, has been or is currently being undertaken and, in some cases, the related borrowers have made deposits into environmental reserve accounts. However, we cannot assure you that any environmental indemnity, insurance or reserve amounts will be sufficient to remediate the environmental conditions or that all environmental conditions have been identified or that operation and maintenance plans will be put in place and/or followed. Additionally, we cannot assure you that actions of tenants at mortgaged properties will not adversely affect the environmental condition of the mortgaged properties.

     See "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Risk Factors--Failure to Comply with Environmental Law May Result in Additional Losses" and "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in the prospectus.


TAX CONSIDERATIONS RELATING TO FORECLOSURE

     If the trust acquires a mortgaged property pursuant to a foreclosure or deed in lieu of foreclosure, the special servicer must retain an independent contractor to operate the property. Among other items, the independent contractor generally will not be able to perform construction work other than repair, maintenance or certain types of tenant build-outs, unless the construction was at least 10% completed when the mortgage loan defaulted or the default of the mortgage loan becomes imminent. Any net income from the operation of the property (other than qualifying "rents from real property"), or any rental income based on the net profits of a tenant or sub-tenant or allocable to a non-customary service, will subject the lower-tier REMIC to federal tax on that income at the highest marginal corporate tax rate (currently 35%) and possibly state or local tax. In that event, the net proceeds available for distribution to certificateholders will be reduced. The special servicer may permit the lower-tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to certificateholders is greater than under another method of operating or net leasing the mortgaged property. In addition, if the trust were to acquire one or more mortgaged properties pursuant to a foreclosure or deed in lieu of foreclosure, upon acquisition of those mortgaged properties, the trust may in certain jurisdictions, particularly in New York, be required to pay state or local transfer or excise taxes upon liquidation of such properties. Such state or local taxes may reduce net proceeds available for distribution to the certificateholders.


RISKS ASSOCIATED WITH ONE ACTION RULES

     The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. For example, several states (including California) have laws that prohibit more than one "judicial action" to enforce a mortgage obligation, and some courts have construed the term "judicial action" broadly. Accordingly, the special servicer is required to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where a "one action" rule could be applicable. In the case of a multi-property mortgage loan which is secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus.


RISKS RELATING TO ENFORCEABILITY

     All of the mortgages permit the lender to accelerate the debt upon default by the borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. Courts, however, may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable.

     If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security, while retaining a license to collect rents as long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. In certain jurisdictions, such assignments may not be perfected as security interests until the lender takes actual possession of the property's cash flow. In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the property and secures the appointment of a receiver. In addition, as previously discussed, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender's ability to collect the rents may be adversely affected.


POTENTIAL ABSENCE OF ATTORNMENT PROVISIONS ENTAILS RISKS

     In some jurisdictions, if tenant leases are subordinate to the liens created by the mortgage and do not contain attornment provisions (i.e., provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Not all leases were reviewed to ascertain the existence of attornment or subordination provisions. Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

     If a lease is not subordinate to a mortgage, the trust will not possess the right to dispossess the tenant upon foreclosure of the mortgaged property (unless otherwise agreed to with the tenant). If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender's rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.


PROPERTY INSURANCE MAY NOT BE SUFFICIENT

     All of the mortgage loans require the related borrower to maintain, or cause to be maintained, property insurance (which, in some cases, is provided by allowing a tenant to self-insure). However, the mortgaged properties may suffer casualty losses due to risks that were not covered by insurance or for which insurance coverage is inadequate. Specifically, certain of the mortgage loans may have insurance coverage that specifically excludes coverage for losses due to mold, certain acts of nature, terrorism activities or other comparable conditions or events. In addition, approximately 23.8%, 7.0%, 4.1% and 1.8% of the mortgaged properties, by aggregate principal balance of the pool of mortgage loans as of the cut-off date (approximately 25.5%, 5.3%, 4.8% and 2.1%, respectively, of the aggregate principal balance of the mortgage loans in loan group 1 as of the cut-off date and approximately 14.6%, 16.5%, 0.0% and 0.0%, respectively, of the aggregate principal balance of the mortgage loans in loan group 2 as of the cut-off date), are located in California, Texas, Puerto Rico and Florida, respectively, which states or U.S. territories have historically been at greater risk regarding acts of nature (such as earthquakes, floods and hurricanes) than other states or US territories in the case of Puerto Rico.

We cannot assure you that borrowers will be able to maintain adequate insurance. Moreover, if reconstruction or any major repairs are required, changes in laws may materially affect the borrower's ability to effect any reconstruction or major repairs or may materially increase the costs of the reconstruction or repairs. Certain mortgage loans are secured by improvements for which coverage for acts of terrorism have been waived or are required only if certain conditions (such as availability at reasonable rates or maximum cost limits) are satisfied.

     Following the September 11, 2001 terrorist attacks in the New York City area and in the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies. Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage. In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program. The Terrorism Insurance Program is administered by the Secretary of the Treasury and will provide financial assistance from the United States government to insurers in the event of another terrorist attack that results in an insurance claim. The Treasury Department will establish procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 90% of that portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year. The federal share in the aggregate in any program year may not exceed $100 billion. An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States-wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

     The Terrorism Insurance Program requires that each insurer for policies in place prior to November 26, 2002, provide its insureds with a statement of the proposed premiums for terrorism coverage, identifying the portion of the risk that the federal government will cover, within 90 days after November 26, 2002. Insureds will have 30 days to accept the continued coverage and pay the premium. If an insured does not pay the premium, insurance for acts of terrorism may be excluded from the policy. All policies for insurance issued after November 26, 2002 must make similar disclosure. The Terrorism Risk Insurance Act of 2002 does not require insureds to purchase the coverage nor does it stipulate the pricing of the coverage. In addition, there can be no assurance that all of the borrowers under the mortgage loans have accepted the continued coverage or, if any have, that they will continue to maintain the coverage.

     Through December 2004, insurance carriers are required under the program to provide terrorism coverage in their basic "all-risk" policies. By September 1, 2004, the Secretary of the Treasury must determine whether mandatory participation should be extended through December 2005. Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses, subject to the immediately preceding paragraph. Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

     However, the Terrorism Insurance Program applies to United States risks only and to acts that are committed by an individual or individuals acting on behalf of foreign person or foreign interest as an effort to influence or coerce United States civilians or the United States government. It remains unclear what acts will fall under the purview of the Terrorism Insurance Program.

     Furthermore, because the Terrorism Insurance Program has only been recently passed into law, there can be no assurance that it or state legislation will substantially lower the cost of obtaining terrorism insurance.

     Finally, the Terrorism Insurance Program terminates on December 31, 2004 (with a potential to extend to December 31, 2005). There can be no assurance that such temporary program will create any long-term changes in the availability and cost of such insurance. Moreover, there can be no assurance that such program will be renewed or extended, or that subsequent terrorism insurance legislation will be passed upon its expiration.

     The various forms of insurance maintained with respect to any of the mortgaged properties, including casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy. That blanket insurance policy will also cover other real properties, some of which may not secure mortgage loans in the trust. As a result of total limits under any of those blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage with respect to a property securing one of the mortgage loans in the trust.

     With respect to certain of the mortgage loans, the "all-risk" policy specifically excludes terrorism insurance from its coverage. In some such cases, the related borrower obtained supplemental insurance to cover terrorism risk. In other cases, the lender waived the requirement that such insurance be maintained.

     With respect to certain of the mortgage loans, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive all-risk casualty insurance but may not specify the nature of the specific risks required to be covered by such insurance policies. With respect to certain mortgage loans in the trust, the related borrower is not required to maintain any terrorism insurance coverage either as part of its "all-risk" policy or under a stand-alone policy.

     Even if the mortgage loan documents specify that the related borrower must maintain all-risk casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standards, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to the consent of the directing certificateholder (or in the case of the Grace Building loan, the Grace Building directing holder for that mortgage loan)) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located. Additionally, if the related borrower fails to maintain such insurance, the servicer or the special servicer, as applicable, will not be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standards, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence. Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate. Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis. If such coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificate.

     We cannot assure you that all of the mortgaged properties will be insured against the risks of terrorism and similar acts. As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.


ZONING COMPLIANCE AND USE RESTRICTIONS MAY ADVERSELY AFFECT PROPERTY VALUE

     Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a "legal non-conforming use" and/or the improvements are considered to be "legal non-conforming structures." This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises "as is" in the event of a substantial casualty loss. This may adversely affect the cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the property were repaired or restored in conformity with the current law, the value of the property or the revenue-producing potential of the property may not be equal to that before the casualty.

     In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be "legal non-conforming uses" or "legal non-conforming structures." The failure of a mortgaged property to comply with zoning laws or to be a "legal non-conforming use" or "legal non-conforming structure" may adversely affect market value of the mortgaged property or the borrower's ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.

     In addition, certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations, especially in a situation where the mortgaged property does not represent the entire condominium building. Such use restrictions could include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers' right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower's ability to fulfill its obligations under the related mortgage loan.


RISKS RELATING TO COSTS OF COMPLIANCE WITH APPLICABLE LAWS AND REGULATIONS

     A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, for example, zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See "Certain Legal Aspects of Mortgage Loans--Americans with Disabilities Act" in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower's noncompliance could negatively impact the borrower's cash flow and, consequently, its ability to pay its mortgage loan.


RISKS RELATING TO PROPOSED CHANGES TO PUERTO RICO TAX LAWS

     The Rexville Town Center loan (identified as Loan No. 5 on Annex A-1 to this prospectus supplement) is secured by property located in the Commonwealth of Puerto Rico. On May 10, 2004, House Bill 4749 was presented at the House of Representatives of the Legislature of Puerto Rico in order to propose legislation for changes to the Puerto Rico Internal Revenue Code of 1994, as amended, to provide for the taxation of Puerto Rico-sourced interest income received by foreign (non-Puerto Rico) entities not engaged in trade or business in Puerto Rico on commercial loans made to Puerto Rico resident persons. Borrowers would be required to withhold this tax from interest payments they are required to make to their lenders. The amount of the withholding currently proposed by the secretary is 10% of the interest income earned for a mortgage loan originated after the effective date of such legislation and 5% of the interest income earned for a mortgage loan originated prior to the effective date of the legislation. Although, as of the date of this prospectus supplement, some public hearings have been conducted by the House of Representatives of the Legislature of Puerto Rico, there has been opposition to this proposed legislation and it is difficult to ascertain whether the legislation would be approved by the legislature and signed into law.

     If this legislation is approved by the legislature and signed into law, it is not clear whether the law could be applied to mortgage loan transactions originated before the effective date of the legislation. Puerto Rico case law suggests that application of taxes to transactions originated before the effective date of the legislation is possible, although a constitutional challenge is also possible.

     The mortgage loan documents for the Rexville Town Center loan provide that upon the imposition of any change to taxation of mortgages, debts and/or interest income, upon demand, the borrower is required to pay to the lender any taxes imposed on the mortgage loan or the collection of interest in connection with the mortgage loan. This will result in an increased debt service payment required to be made by the borrower for which the cash flow from the related property may not be sufficient. In addition, the Rexville Town Center loan documents further provide that, if, in the opinion of counsel, the payment by the borrower of such taxes is illegal or might result in the mortgage loan being considered usurious, the lender may elect to declare the entire debt under the Rexville Town Center loan due upon thirty (30) days' notice. This repayment of the Rexville Town Center loan would be without prepayment penalty or yield maintenance. Any such repayment would affect the yield to the offered certificates. See "--Risks Relating to Prepayments and Repurchases" above.


NO REUNDERWRITING OF THE MORTGAGE LOANS

     We have not reunderwritten the mortgage loans. Instead, we have relied on the representations and warranties made by the mortgage loan sellers, and the applicable mortgage loan seller's obligation to repurchase, substitute or cure a mortgage loan in the event that a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan or the interests of the certificateholders. These representations and warranties do not cover all of the matters that we would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans. If we had reunderwritten the mortgage loans, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty. In addition, we can give no assurance that the applicable mortgage loan seller will be able to repurchase a mortgage loan if a representation or warranty has been breached. See "Description of the Mortgage Pool--Representations and Warranties; Repurchases and Substitutions" in this prospectus supplement.


LITIGATION OR OTHER LEGAL PROCEEDINGS COULD ADVERSELY AFFECT THE MORTGAGE LOANS


     There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. In certain cases, principals and/or affiliates of the borrowers are involved or may have been involved in prior litigation or property foreclosures or deed-in-lieu of foreclosures. We cannot assure you that any litigation or other legal proceedings will not have a material adverse effect on your investment.


RISKS RELATING TO BOOK-ENTRY REGISTRATION

     Your certificates will be initially represented by one or more certificates registered in the name of Cede & Co., as the nominee for DTC, and will not be registered in your name. As a result, you will not be recognized as a certificateholder, or holder of record of your certificates. See "Risk Factors--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in the prospectus for a discussion of important considerations relating to not being a certificateholder of record.


RISKS RELATING TO INSPECTIONS OF PROPERTIES

     Licensed engineers or consultants inspected the mortgaged properties at or about the time of the origination of the mortgage loans to assess items such as structural integrity of the buildings and other improvements on the mortgaged property, including exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements. However, we cannot assure you that all conditions requiring repair or replacement were identified. No additional property inspections were conducted in connection with the closing of the offered certificates.


OTHER RISKS


     See "Risk Factors" in the prospectus for a description of certain other risks and special considerations that may be applicable to your certificates.

                       DESCRIPTION OF THE MORTGAGE POOL


GENERAL

     The trust will consist primarily of 102 fixed rate mortgage loans secured by 117 commercial, multifamily and manufactured housing community Mortgaged Properties with an aggregate principal balance of approximately $1,114,115,388 as of the cut-off date (the "Initial Pool Balance"). All percentages of the mortgage loans and Mortgaged Properties, or of any specified group of mortgage loans and Mortgaged Properties, referred to in this prospectus supplement without further description are approximate percentages by Initial Pool Balance.

     The pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2" and, collectively, the "Loan Groups") for the purpose of principal and interest distributions on the Class A Certificates. Loan Group 1 will consist of 81 mortgage loans, representing approximately 84.6% of the Initial Pool Balance (the "Initial Loan Group 1 Balance"). Loan Group 2 will consist of 21 mortgage loans (representing approximately 100.0% of the aggregate principal balance of all the mortgage loans secured by multifamily properties), representing approximately 15.4% of the Initial Pool Balance (the "Initial Loan Group 2 Balance"). Annex A-1 to this prospectus supplement sets forth the loan group designation with respect to each mortgage loan.

     The "Cut-off Date Balance" of any mortgage loan will be the unpaid principal balance of that mortgage loan as of the cut-off date, after application of all payments due on or before that date, whether or not received. Unless otherwise noted, all numerical and statistical information presented herein, including Cut-Off Date Balances, loan-to-value ratios and debt service coverage ratios ("DSCR") with respect to each mortgage loan with a subordinate companion loan is calculated without regard to the related subordinate companion loan. The mortgage loan amount used in this prospectus supplement for purposes of calculating the loan-to-value ratios and DSCR's for the Grace Building Loan is the aggregate of the principal balances of the Grace Building Loan and the Grace Building Pari Passu Companion Notes. See "--The Grace Building Whole Loan" below.

     Each mortgage loan is evidenced by a promissory note (a "Mortgage Note") and secured by a mortgage, deed of trust or other similar security instrument (a "Mortgage") that creates a first mortgage lien:

   (1) on a fee simple estate in one or more commercial, multifamily and manufactured housing community mortgaged properties;

   (2) with respect to 3 mortgaged properties (identified as Loan No. 47, 64 and 80 on Annex A-1 to this prospectus supplement) securing mortgage loans representing approximately 1.3% of the Initial Pool Balance (approximately 1.6% of the Initial Loan Group 1 Balance), on a leasehold estate in one or more commercial properties; or

   (3) with respect to 3 mortgaged properties (identified as Loan No. 1, 32 and 36 on Annex A-1 to this prospectus supplement) securing mortgage loans representing approximately 14.5% of the Initial Pool Balance (approximately 17.1% of the Initial Loan Group 1 Balance), on a fee simple estate in a portion of the related property and a leasehold estate in the remaining portion of one or more commercial properties (each of the fee and/or leasehold estates described in clauses (1) through (3), a "Mortgaged Property");

     Mortgage loans secured by ground leases present certain bankruptcy and foreclosure risks not present with mortgage loans secured by fee simple estates. See "Certain Legal Aspects of Mortgage Loans--Foreclosure--Leasehold Risks" and "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus.

     On or about June 30, 2004 (the "Closing Date" ), J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor" ) will acquire the mortgage loans from JPMorgan Chase Bank and CIBC Inc. (each, a "Mortgage Loan Seller") pursuant to two mortgage loan purchase agreements (the "Purchase Agreements"), between the Depositor and the applicable Mortgage Loan Seller. The Depositor will then assign its interests in the mortgage loans, without recourse, to LaSalle Bank National Association, as trustee (the "Trustee"), for the benefit of the holders of the Certificates (the "Certificateholders"). See "--The Mortgage Loan Sellers" below and "Description of the Pooling Agreements--Assignment of Mortgage Loans; Repurchases" in the prospectus. In addition, on the Closing Date, the applicable Mortgage Loan Sellers will be required to remit to the Trustee an amount that will be sufficient to cover the interest shortfalls that would otherwise occur on the first Distribution Date as a result of certain mortgage loans not having their first due date until August 2004. This amount will be distributed to Certificateholders on the first Distribution Date as part of their regular interest distribution.

     The mortgage loans were originated in the period between December 2003 and June 2004.

     The mortgage loans are not insured or guaranteed by the Mortgage Loan Sellers or any other person or entity. You should consider all of the mortgage loans to be nonrecourse loans as to which recourse in the case of default will be limited to the specific property and other assets, if any, pledged to secure a mortgage loan.

     Borrowers under certain of the mortgage loans may receive subsidies or other assistance from government programs to the extent that certain conditions are met. Such conditions include, among other things, that the Mortgaged Property must satisfy certain requirements, the borrower must observe certain leasing practices and/or the tenant must regularly meet certain income tests for the related Mortgaged Property. There is no certainty that such government program will continue or that the borrower will continue to comply with the requirements of such program to enable it to receive such subsidies in the future. These restrictions could reduce the market value of the related Mortgaged Property and the ability of the related borrower to repay the related mortgage loan.


ADDITIONAL DEBT

     General. Substantially all of the mortgage loans permit the related borrower to incur limited indebtedness in the ordinary course of business that is not secured by the related Mortgaged Property. Moreover, in general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt.

     The terms of certain mortgage loans permit the borrowers to post letters of credit and/or surety bonds for the benefit of the mortgagee under the mortgage loans, which may constitute a contingent reimbursement obligation of the related borrower or an affiliate. The issuing bank or surety will not typically agree to subordination and standstill protection benefiting the mortgagee.

     AB Loans. The Grace Building Loan is part of a split loan structure, with the Grace Building Pari Passu Companion Notes (which are pari passu with the Grace Building loan and are not included in the trust), and the Grace Building B Note (which is subordinate to each of the Grace Building Loan and the Grace Building Pari Passu Companion Notes and is not included in the trust). See "--The Grace Building Whole Loan" below.

     In addition, 4 mortgage loans (each, an "AB Mortgage Loan") (identified as loan numbers 9, 44, 53 and 69 on Annex A-1 to this prospectus supplement), representing approximately 3.1% of the Initial Pool Balance (3 mortgage loans in Loan Group 1, representing approximately 1.9% of the Initial Loan Group 1 Balance and 1 mortgage loan in Loan Group 2, representing approximately 9.9% of the Initial Loan Group 2 Balance), are each a senior loan in a split loan structure with a subordinate companion loan (with respect to each AB Mortgage Loan, the "Subordinate Companion Loan"). No Subordinate Companion Loan is an asset of the trust. Each such pair of senior and junior loans is evidenced by two notes that are both secured by a single mortgage instrument on the related Mortgaged Property.

     The first such AB Mortgage Loan (the "Ridgemont Apartments and Mountain Brook Portfolio AB Mortgage Loan") (identified as Loan No. 9 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $16,925,000. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $1,075,000. The second such AB Mortgage Loan (the "Pontchartrain Place Shopping Center AB Mortgage Loan") (identified as Loan No. 44 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $7,444,082. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $465,625. The third such AB Mortgage Loan (the "Portage Commerce Park Portfolio AB Mortgage Loan") (identified as Loan No. 53 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $5,967,000. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $382,500. The fourth such AB Mortgage Loan (the "Gulfbrook Plaza Shopping Center AB Mortgage Loan") (identified as Loan No. 69 on Annex A-1 to this prospectus supplement) has a principal balance as of the cut-off date of $4,491,242. The related Subordinate Companion Loan, which is not included in the trust, has an initial principal balance of $300,000. In the event that certain defaults exist under any of these AB Mortgage Loans or the related Subordinate Companion Loans, the holder of the related Subordinate Companion Loan will have the right to purchase the related AB Mortgage Loan for a price generally equal to the outstanding principal balance of the related AB Mortgage Loan, together with accrued and unpaid interest on, and all unpaid servicing expenses and advances relating to that AB Mortgage Loan. Until the expiration of the period of time that the holder of the related Subordinate Companion Loan has the right to purchase the related AB Mortgage Loan (generally 30 days after notice of certain defaults under the related AB Mortgage Loan or the related Subordinate Companion Loan), the Servicer and the Special Servicer generally will not be able to work out or modify that AB Mortgage Loan without the consent of the holder of the related Subordinate Companion Loan.

     Secured Subordinate Indebtedness. The Mortgaged Property securing 1 mortgage loan (identified as loan number 24 on Annex A-1 to this prospectus supplement), representing approximately 1.0% of the Initial Pool Balance (approximately 1.2% of the Initial Loan Group 1 Balance) secures subordinated indebtedness in the amount of $3,324,000, which indebtedness is subject to a subordination and/or standstill agreement in favor of the holder of the senior mortgage loan. The holder of the subordinate mortgage loan is also the holder of a 55% equity interest in the related borrower. Pursuant to the subordination agreement, the holder of the subordinate mortgage loan has agreed that it shall have no right to exercise any rights or remedies under the subordinate loan documents, or to transfer any direct or indirect interest in such subordinate mortgage loan, without, in each case, the consent of the holder of the senior mortgage loan (and, if applicable, without receipt of confirmation from each applicable rating agency that such action will not result in a withdrawal, qualification or downgrade of any rating in effect prior thereto). Furthermore, the subordination agreement provides that in the event the related borrower conveys title to the related property to the holder of the senior mortgage loan pursuant to a so-called deed-in-lieu of foreclosure, the holder of the subordinate mortgage loan would release the related property from the lien of the subordinate loan documents.

     With respect to 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 12.8% of the Initial Pool Balance (approximately 15.1% of the Initial Loan Group 1 Balance), the borrower may incur secured indebtedness of equal priority (pari passu) with the debt of the mortgage loan in the future, subject to satisfaction of certain conditions, including (i) that the additional debt has a debt service coverage ratio equal to or greater than the debt service coverage ratio of the mortgage loan prior to the incurrence of the additional debt, (ii) that the additional debt has a loan-to-value ratio equal to or less than the loan-to-value ratio of the mortgage loan prior to the incurrence of the additional debt, (iii) confirmation from the Rating Agencies that the incurrence of the additional debt will not result in the qualification, reduction or withdrawal of the then current ratings assigned to the certificates, (iv) that the lender of such additional indebtedness and the mortgage lender have entered into a co-lender agreement acceptable to the mortgage lender in its sole and absolute discretion and to the rating agencies and (v) that the servicer has determined that the incurrence of the additional debt will not constitute a "significant modification" (within the meaning of

Treasury regulations section 1.1001-3) of the mortgage loan. See "Risk Factors-- Ability to Incur Other Borrowings Entails Risks" in this prospectus supplement.

     Mezzanine Debt. Although the mortgage loans generally place certain restrictions on incurring mezzanine debt by the pledging of general partnership and managing member equity interests in a borrower, such as specific percentage or control limitations, the terms of the mortgages generally permit, subject to certain limitations, the pledge of less than a controlling portion of the limited partnership or non-managing membership equity interests in a borrower. However, certain of the mortgage loans do not restrict the pledging of ownership interests in the borrower, but do restrict the transfer of ownership interests in a borrower by imposing limitations on transfer of control or a specific percentage of ownership interests. In addition, in general, a borrower that does not meet single-purpose entity criteria may not be restricted in any way from incurring mezzanine debt. Holders of mezzanine loans generally have the right to cure certain defaults occurring on the related mortgage loan and the right to purchase the related mortgage loan if certain defaults on the related mortgage loan occur. The purchase price generally required to be paid in connection with such a purchase would equal the outstanding principal balance of the related mortgage loan, together with accrued and unpaid interest on, and unpaid servicing expenses related to, such mortgage loan. Upon a default under the mezzanine debt, the holder of the mezzanine debt may foreclose upon the ownership interests in the related borrower. As of the cut-off date, the applicable Mortgage Loan Sellers have informed us that they are aware of the following mezzanine indebtedness with respect to the mortgage loans:

    o In the case of 1 mortgage loan (identified as loan number 91 on Annex
      A-1 to this prospectus supplement), representing approximately 0.2% of the Initial Pool Balance (approximately 0.2% of the Initial Loan Group 1 Balance), a mezzanine loan with a principal balance of approximately $1,588,993 as of the date of the origination of the related mortgage loan has been made to an owner of the mortgage borrower. The mezzanine lender and mortgage lender have entered into a subordination and standstill agreement whereby the mezzanine lender acknowledges and agrees that (i) the mezzanine lender has no claim for payment against the mortgage borrower, other than the right to receive any excess cash flow distributed by the mortgage borrower to the mezzanine borrower with respect to the mezzanine borrower's ownership interests in the mortgage borrower (i.e., out of excess cash flow from the related mortgaged property after payment of all mortgage loan reserves and debt service and all property operating expenses) and (ii) for so long as the mortgage loan is outstanding, the mezzanine lender has no right to pursue any enforcement action against the direct and indirect interests pledged to the mezzanine lender or against the mortgaged property.

    o In the case of 6 mortgage loans (identified as Loan Nos. 1, 8, 17, 21, 23, and 82 on Annex A-1 to this prospectus supplement), representing approximately 18.3% of the Initial Pool Balance (6 mortgage loans in Loan Group 1, representing approximately 21.7% of the Initial Loan Group 1 Balance), the owners of the related borrowers are permitted to pledge their ownership interests in the borrowers as collateral for mezzanine debt. The incurrence of this mezzanine indebtedness is generally subject to the satisfaction of certain conditions, which may include the consent of the mortgage lender and loan-to-value ratio ("LTV Ratio") and debt service coverage ratio ("DSCR") tests.

     Unsecured Subordinate Indebtedness. In general, any borrower that does not meet single purpose entity criteria may not be restricted from incurring unsecured debt. In addition, the applicable Mortgage Loan Sellers have informed us that they are aware of the following unsecured subordinate indebtedness with respect to the mortgage loans:

    o In the case of 1 mortgage loan (identified as loan number 22 on Annex A-1 to this prospectus supplement), representing approximately 1.0% of the Initial Pool Balance (approximately 1.2% of the Initial Loan Group 1 Balance), the related borrower is indebted to certain of its equity owners for unsecured loans having an aggregate balance of approximately $400,000 as of the time of origination of the related mortgage loan.

     In general, any borrower that does not meet single-purpose entity criteria may not be restricted from incurring unsecured debt. Certain risks relating to additional debt are described in "Risk Factors--Ability to Incur Other Borrowings Entails Risk" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Subordinate Financing" in the prospectus.


THE GRACE BUILDING WHOLE LOAN

     The Loans. One mortgage loan (identified as Loan No. 2 on Annex A-1 to this prospectus supplement) (the "Grace Building Loan"), representing approximately 10.5% of the Initial Pool Balance (approximately 12.4% of the Initial Loan Group 1 Balance), is one of six mortgage loans that are part of a split loan structure, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the "Grace Building Mortgaged Property"). The Grace Building Loan is evidenced by promissory note A1. The mortgage loans evidenced by promissory notes A2 and A3 are referred to in this prospectus supplement as the "Grace Building Pari Passu Companion Notes." The Grace Building Pari Passu Companion Notes, each of which has an outstanding principal balance of $117,000,000 as of the Cut-off Date, is not included in the trust. The Grace Building Loan and the Grace Building Pari Passu Companion Notes are pari passu with each other and are referred to in this prospectus supplement as the "Grace Building Senior Notes." The remaining three mortgage loans evidenced by promissory notes B1, B2 and B3 are referred to in this prospectus supplement collectively as the "Grace Building B Note." The Grace Building B Note, which has a principal balance of $30,000,000 as of the cut off date, is subordinate to the Grace Building Senior Notes. Only the Grace Building Loan is included in the trust. The Grace Building Loan, the Grace Building Pari Passu Companion Notes and the Grace Building B Note are collectively referred to in this prospectus supplement as the "Grace Building Whole Loan."

     The holders of the Grace Building Senior Notes (the "Grace Building Senior Noteholders") and the holder of the Grace Building B Note (the "Grace Building B Noteholder") have entered into an intercreditor agreement that sets forth the respective rights of the Grace Building Senior Noteholders and the Grace Building B Noteholder (the "Grace Building Intercreditor Agreement"). Pursuant to the terms of the Grace Building Intercreditor Agreement, the Grace Building Whole Loan will be serviced and administered pursuant to the Pooling and Servicing Agreement by the Servicer and Special Servicer, as applicable, according to the Servicing Standards. The Grace Building Intercreditor Agreement provides that expenses, losses and shortfalls relating to the Grace Building Whole Loan will be allocated first, to the holder of the Grace Building B Note and thereafter, on a pro rata and pari passu basis, to the Grace Building Senior Noteholders.

     As described under "Servicing of the Mortgage Loans--The Directing Certificateholder and the Grace Building Directing Holder" in this prospectus supplement, prior to a Grace Building Control Appraisal Event, the holder of the Grace Building B Note will have the right to consult with and advise the Servicer and the Special Servicer with respect to the Grace Building Whole Loan; following the occurrence and during the continuance of a Grace Building Control Appraisal Event, the majority holders (the "Grace Building Majority Senior Holders") of the Grace Building Loan (the Directing Certificateholder will be the holder of the Grace Building Loan for this purpose) and the Grace Building Pari Passu Companion Notes (of if any such loan has been securitized, a representative appointed by the controlling Class of that securitization) will have such rights. A "Grace Building Control Appraisal Event" will exist if, and for so long as, the initial principal balance of the Grace Building B Note (minus any Appraisal Reduction allocated to the Grace Building B Note) is less than 25% of its initial principal balance (minus the sum of any principal payments allocated to, and received on, the Grace Building B Note after the cut-off date).

     Servicing. The Grace Building Intercreditor Agreement generally provides that the Grace Building Whole Loan will be serviced by the Servicer and the Special Servicer according to the Servicing Standards under the Pooling and Servicing Agreement.

     Distributions. Under the terms of the Grace Building Intercreditor Agreement, prior to the occurrence and continuance of a monetary event of default or other material non-monetary event of default with respect to the Grace Building Whole Loan (or, if such a default has occurred, but the holder of the Grace Building B Note has cured such a default), after payment of amounts payable or reimbursable under the Pooling and Servicing Agreement, payments and proceeds received with respect to the Grace Building Whole Loan will generally be paid in the following manner, in each case to the extent of available funds:

     First, each holder of the Grace Building Loan and the Grace Building Pari Passu Companion Notes will receive unreimbursed costs and expenses paid or advanced by such holder with respect to the Grace Building Loan and the Grace Building Pari Passu Companion Notes, pro rata;

     Second, each holder of the Grace Building Loan and the Grace Building Pari Passu Companion Notes will receive accrued and unpaid interest on its outstanding principal at its interest rate, pro rata;

     Third, scheduled and unscheduled principal payments in respect of the Grace Building Loan and the Grace Building Pari Passu Companion Notes will be paid to each holder of the Grace Building Loan and the Grace Building Pari Passu Companion Notes, pro rata;

     Fourth, the holder of the Grace Building B Note will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     Fifth, scheduled and unscheduled principal payments in respect of the Grace Building B Note will be paid to the holder of the Grace Building B Note;

     Sixth, any prepayment premium will be paid to the holder of the Grace Building Loan and the Grace Building Pari Passu Companion Notes, pro rata, in the amount actually received in respect of the Grace Building Loan and the Grace Building Pari Passu Companion Notes, respectively;

     Seventh, any prepayment premium will be paid to each holder of the Grace Building B Note, in the amount actually received in respect of the Grace Building B Note;

     Eighth, any late payment charges and default interest (in excess of the interest paid in accordance with clause second above) with respect to the Grace Building Loan and the Grace Building Pari Passu Companion Notes will be paid to each of the holders of the Grace Building Loan and the Grace Building Pari Passu Companion Notes, on a pro rata basis until all such amounts are paid;

     Ninth, any late payment charges and default interest (in excess of the interest paid in accordance with clause fourth above) with respect to the Grace Building B Note will be paid to the holder of the Grace Building B Note until all such amounts are paid;

     Tenth, the holder of the Grace Building B Note will receive unreimbursed costs and expenses paid or advanced by such holder with respect to the Grace Building B Note; and

     Eleventh, any remaining amount allocated among the holders of the Grace Building Senior Notes and the Grace Building B Note, pro rata, in accordance with the initial principal balance of the Grace Building Senior Notes and the initial principal balance of the Grace Building B Note, respectively.

     Following the occurrence and during the continuance of a monetary event of default or other material non-monetary event of default with respect to the Grace Building Whole Loan (unless the holder of the Grace Building B Note has cured such a default), after payment of all amounts then payable or reimbursable under the Pooling and Servicing Agreement, Liquidation Proceeds and other collections with respect to the Grace Building Whole Loan will generally be applied in the following manner, in each case to the extent of available funds:

     First, each holder of the Grace Building Loan and the Grace Building Pari Passu Companion Notes will receive unreimbursed costs and expenses paid or advanced by such holder with respect to the Grace Building Loan and the Grace Building Pari Passu Companion Notes, pro rata;

     Second, each holder of the Grace Building Loan and the Grace Building Pari Passu Companion Notes will receive accrued and unpaid interest on its outstanding principal balance at its interest rate, pro rata;

     Third, each holder of the Grace Building Loan and the Grace Building Pari Passu Companion Notes will receive, pro rata, based on the principal balance of each such loan an amount up to its principal balance, until the principal balance has been paid in full;

     Fourth, the holder of the Grace Building B Note will receive accrued and unpaid interest on its outstanding principal balance at its interest rate;

     Fifth, the holder of the Grace Building B Note will receive an amount up to its principal balance, until such principal has been paid in full;

     Sixth, any prepayment premium that is allocable to the Grace Building Loan and the Grace Building Pari Passu Companion Notes, to the extent actually paid by the borrower, will be paid to the holder of the Grace Building Loan and each holder of the Grace Building Pari Passu Companion Notes, pro rata;

     Seventh, any prepayment premium that is allocable to the Grace Building B Note, to the extent actually paid by the borrower, will be paid to the holder of the Grace Building B Note;

     Eighth, any late payment charges and default interest in excess of the interest paid in accordance with clause second above with respect to the Grace Building Loan and the Grace Building Pari Passu Companion Notes, will be paid to each holder of the Grace Building Loan and the Grace Building Pari Passu Companion Notes, pro rata;

     Ninth, any late payment charges and default interest in excess of the interest paid in accordance with clause fourth above with respect to the Grace Building B Note will be paid to the holder of the Grace Building B Note;

     Tenth, the holder of the Grace Building Loan and the Grace Building Pari Passu Companion Notes will receive any other amount paid by the borrower and due to such holders, pro rata;

     Eleventh, the holder of the Grace Building B Note will receive any other amount paid by the borrower and due to such holder;

     Twelfth, the holder of the Grace Building B Note will receive unreimbursed costs and expenses paid or advanced by such holder with respect to the Grace Building B Note; and

     Thirteenth, any remaining amount allocated among the holders of the Grace Building Senior Notes and the Grace Building B Note, pro rata, in accordance with the initial prinicpal balance of the Grace Building Notes Senior Notes and the initial principal balance of the Grace Building B Note, respectively.

     Cure Rights. In the event that the borrower fails to make any payment of principal or interest on the Grace Building Whole Loan, resulting in a monetary event of default, the holder of the Grace Building B Note will have the right to cure such monetary event of default subject to certain limitations set forth in the Grace Building Intercreditor Agreement. In addition, the holder of the Grace Building B Note will have the right to cure non-monetary events of default that may be cured by the payment of money.

     Purchase Option. In the event that the Grace Building Loan is a Specially Serviced Mortgage Loan and upon the earlier to occur of (i) any scheduled payment becoming at least 60 days delinquent and (ii) immediately prior to the holder of the Grace Building B Note losing its designation as the Grace Building Directing Holder, the holder of the Grace Building B Note will have an option (the "Grace Building Purchase Option") to purchase the Grace Building Loan from the trust fund at a price (the "Grace Building Loan Option Price") generally equal to the unpaid principal balance of the Grace Building Loan, plus accrued and unpaid interest on such balance, all related unreimbursed Servicing Advances (and all related Servicing Advances that were reimbursed from general collections on the mortgage loans, but not yet repaid by the related borrower) together with accrued and unpaid interest on all Advances and all accrued Special Servicing Fees allocable to the Grace Building Loan whether paid or unpaid and any other additional trust fund expenses relating to the Grace Building Whole Loan. In order to exercise the Grace Building Purchase Option, the holder of the Grace Building B Note will also be required to purchase the Grace Building Pari Passu Companion Notes for a similar price. If the holders of the Grace Building B Note fails to exercise this option within the time period set forth in the Pooling and Servicing Agreement, certain other parties may have the right to purchase the Grace Building Loan as described under "Servicing of the Mortgage Loans--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement.


AB MORTGAGE LOANS

     General. The Ridgemont Apartments and Mountain Brook Apartments Portfolio AB Mortgage Loan, the Pontchartrain Place Shopping Center AB Mortgage Loan, the Portage Commerce Park Portfolio AB Mortgage Loan and the Gulfbrook Plaza Shopping Center AB Mortgage Loan are each evidenced by one of two notes secured by a single Mortgage and a single assignment of a lease. The Subordinate Companion Loan to each AB Mortgage Loan, the second of the two notes, is not part of the trust fund. The Ridgemont Apartments and Mountain Brook Apartments Portfolio AB Mortgage Loan has a Cut-off Date Balance of $16,925,000, representing approximately 1.5% of the Initial Pool Balance (approximately 9.9% of the Initial Loan Group 2 Balance). The Pontchartrain Place Shopping Center AB Mortgage Loan has a Cut-off Date Balance of $7,444,082, representing approximately 0.7% of the Initial Pool Balance (approximately 0.8% of the Initial Loan Group 1 Balance). The Portage Commerce Park Portfolio AB Mortgage Loan has a Cut-off Date Balance of $5,967,000, representing approximately 0.5% of the Initial Pool Balance (approximately 0.6% of the Initial Loan Group 1 Balance). The Gulfbrook Plaza Shopping Center AB Mortgage Loan has a Cut-off Date Balance of $4,491,242, representing approximately 0.4% of the Initial Pool Balance (approximately 0.5% of the Initial Loan Group 2 Balance). A third party not affiliated with us or the related borrower is the holder of the Subordinate Companion Loans.

     Under the terms of the related intercreditor agreement (the "Intercreditor Agreement"), the holder of the Subordinate Companion Loan has agreed to subordinate its interest in certain respects to the AB Mortgage Loan. The Servicer and Special Servicer will undertake to perform the obligations of the holder of each AB Mortgage Loan under the related Intercreditor Agreement. The holder of a Subordinate Companion Loan may sell the Subordinate Companion Loan only with the prior written consent of the Servicer or the Special Servicer or, without such consent, to certain institutional lenders or other parties named in the related Intercreditor Agreement pursuant to the terms of such Intercreditor Agreement.

     Servicing Provisions of the AB Mortgage Loan Intercreditor Agreement. The Servicer and Special Servicer will service and administer each AB Mortgage Loan and the related Subordinate Companion Loan pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement for so long as the AB Mortgage Loan is part of the trust; provided, that prior to an event of default occurring under the related AB Mortgage Loan documents, the servicer of the subordinate companion loan will collect its principal and interest payments directly from the borrower. The Servicer and/or the Special Servicer may not enter into amendments, modifications or extensions of either AB Mortgage Loan or the related Subordinate Companion Loan if the proposed amendment, modification or extension adversely affects the holder of the related Subordinate Companion Loan in a material manner without the consent of the holder of the related Subordinate Companion Loan; provided, however, that such consent right will expire when the repurchase period described in the next paragraph expires. See "Servicing of the Mortgage Loans--The Directing Certificateholder and the Grace Building Directing Holder" in this prospectus supplement.

     In the event that (i) any payment of principal or interest on an AB Mortgage Loan or its Subordinate Companion Loan becomes 90 or more days delinquent, (ii) the principal balance of an AB Mortgage Loan or its Subordinate Companion Loan has been accelerated, (iii) the principal balance of the AB Mortgage Loan or its Subordinate Companion Loan is not paid at maturity, (iv) the borrower under an AB Mortgage Loan or its Subordinate Companion Loan declares bankruptcy or is otherwise the subject of a bankruptcy proceeding or (v) any other event where the cash flow payment under a Subordinate Companion Loan has been interrupted and payments are made pursuant to the event of default waterfall, the holder of the Subordinate Companion Loan will be entitled to purchase the related AB Mortgage Loan from the trust for a period of 30 days after its receipt of a repurchase option notice, subject to certain conditions set forth in the related Intercreditor Agreement. The purchase price will generally equal the unpaid principal balance of the related AB Mortgage Loan, together with all unpaid interest on the AB Mortgage Loan (other than default interest) at the related mortgage rate and any outstanding servicing expenses, advances and interest on advances, in each such case, for which the borrower under the AB Mortgage Loan is responsible. Unless the borrower or an affiliate is purchasing an AB Mortgage Loan, no prepayment consideration will be payable in connection with the purchase of the AB Mortgage Loan.

     Application of Payments on the AB Mortgage Loans. Pursuant to the related Intercreditor Agreement but prior to the occurrence of (i) the acceleration of an AB Mortgage Loan or its Subordinate Companion Loan, (ii) a monetary event of default or (iii) an event of default triggered by the bankruptcy of the borrower, the borrower will make separate monthly payments of principal and interest to the Servicer and the servicer of the Subordinate Companion Loan. Any escrow and reserve payments required in respect of an AB Mortgage Loan or its Subordinate Companion Loan will be paid to the Servicer. Following the occurrence and during the continuance of the events set forth in (i)-(iii) above, and subject to certain rights of the holder of the Subordinate Companion Loan to purchase the AB Mortgage Loan from the trust, all payments and proceeds (of whatever nature) on a Subordinate Companion Loan will be subordinated to all payments due on the related AB Mortgage Loan and the amounts with respect to each of the AB Mortgage Loan and the Subordinate Companion Loan will be paid: first, to the Servicer, Special Servicer, Trustee or Fiscal Agent, up to the amount of any unreimbursed costs and expenses paid by such entity, including unreimbursed advances and interest thereon; second, to the Servicer and the Special Servicer, in an amount equal to the accrued and unpaid servicing fees earned by such entity; third, to the trust, in an amount equal to interest due with respect to the AB Mortgage Loan; fourth, to the trust, in an amount equal to the principal balance of the AB Mortgage Loan until paid in full; fifth, to the trust, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the AB Mortgage Loan; sixth, to the holder of the Subordinate Companion Loan, up to the amount of any unreimbursed costs and expenses paid by the holder of the Subordinate Companion Loan; seventh, to the holders of the Subordinate Companion Loan, in an amount equal to interest due with respect to the Subordinate Companion Loan; eighth, to the holder of the Subordinate Companion Loan, in an amount equal to the principal balance of the Subordinate Companion Loan until paid in full; ninth, to the holder of the Subordinate Companion Loan, in an amount equal to any prepayment premium, to the extent actually paid, allocable to the Subordinate Companion Loan; tenth, to the trust and the holder of the Subordinate Companion Loan, in an amount equal to any unpaid default interest accrued on the AB Mortgage Loan and the Subordinate Companion Loan, respectively; and eleventh, any excess, to the trust as holder of the AB Mortgage Loan and the holder of the Subordinate Companion Loan, pro rata, based upon the outstanding principal balances.

     Application of Amounts Paid to the Trust in Respect of the AB Mortgage Loan. Amounts payable to the trust as holder of an AB Mortgage Loan pursuant to the related Intercreditor Agreement will be included in the Available Distribution Amount for each Distribution Date to the extent described in this prospectus supplement and amounts payable to the holder of the related Subordinate Companion Loan will be distributed to such holder net of fees and expenses on the related Subordinate Companion Loan.

TOP TEN MORTGAGE LOANS OR GROUPS OF CROSS-COLLATERALIZED MORTGAGE LOANS

     The following table shows certain information regarding the ten largest mortgage loans or groups of cross-collateralized mortgage loans by Cut-off Date
Balance:

                                                               % OF
                                     LOAN   CUT-OFF DATE   INITIAL POOL    LOAN PER                       CUT-OFF       PROPERTY
              LOAN NAME             GROUP      BALANCE        BALANCE        UNIT         UW DSCR        LTV RATIO        TYPE
---------------------------------- ------- -------------- -------------- ------------ --------------- --------------- -----------
Centro Retail Portfolio II .......    1     $142,500,000        12.8%           99         2.88x           56.9%       Retail
Grace Building ...................    1      117,000,000        10.5%          231(1)      1.84x(1)        55.3%(1)    Office
4th & Blanchard Building .........    1       66,941,983         6.0%          165         1.28x           79.7%       Office
Country Club Plaza ...............    1       47,300,000         4.2%          109         1.30x           78.8%       Retail
Rexville Towne Center ............    1       45,462,945         4.1%          241         1.47x           75.1%       Retail
Harbour Lights Apartment .........    2       25,000,000         2.2%       73,099         1.92x           52.7%       Multifamily
Cedarville Warehouse .............    1       25,000,000         2.2%           40         1.26x           71.4%       Industrial
Avion Midrise III and IV
 Portfolio .......................    1       23,651,824         2.1%          165         1.34x           73.7%       Office
Ridgemont Apartments and
 Mountain Brook Apartments
 Portfolio .......................    2       16,925,000         1.5%       33,449         1.22x          78.7%        Multifamily
Kings Pointe Apartments ..........    2       16,500,000         1.5%       67,623         1.52x          73.3%        Multifamily
                                            ------------        ----                       ----           -----
TOTAL ............................          $526,281,752        47.2%                      1.89X          65.4%
                                            ============        ====

----------
(1) Calculated based upon the aggregate principal balance of the Grace Building Loan and the Grace Building Pari Passu Companion Notes as of the cut-off date.


     For more information regarding the top ten mortgage loans and/or loan concentrations and related Mortgaged Properties, see Annex A-3 to this prospectus supplement.


ARD LOANS

     14 mortgage loans (the "ARD Loans"), representing approximately 15.0% of the Initial Pool Balance (10 mortgage loans in Loan Group 1, representing approximately 12.1% of the Initial Loan Group 1 Balance and 4 mortgage loans in Loan Group 2, representing approximately 30.9% of the Initial Loan Group 2 Balance), provided that, if after a certain date (each, an "Anticipated Repayment Date"), the borrower has not prepaid the respective ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (which rate may continue to increase annually after the Anticipated Repayment Date) (the "Revised Rate") rather than the stated Mortgage Rate (the "Initial Rate"). The Anticipated Repayment Date for each ARD Loan is generally 10 years after the closing of such ARD Loan. The Revised Rate for each ARD Loan is generally equal to the greater of the Initial Rate plus at least 2% or the then-current treasury rate corresponding to a term equal to the remaining amortization period of such ARD Loan plus at least 2% per annum. After the Anticipated Repayment Date, these ARD Loans further require that all cash flow available from the related Mortgaged Property after payment of the Periodic Payments required under the terms of the related loan documents and all escrows and property expenses required under the related loan documents be used to accelerate amortization of principal on the respective ARD Loan. While interest at the Initial Rate continues to accrue and be payable on a current basis on the ARD Loans after their Anticipated Repayment Dates, the payment of interest at the excess of the Revised Rate over the Initial Rate for the ARD Loans will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law and the related mortgage loan documents), only after the outstanding principal balance of the respective ARD Loan has been paid in full, at which time the deferred interest will be paid to the holders of the Class NR Certificates.

     Additionally, an account was established at the origination of each ARD Loan into which the related borrower, property manager and/or tenants is required to directly deposit rents or other revenues from the related Mortgaged Property. In certain instances, the lockbox structure does not come into effect (i.e., spring) until immediately prior to, or on the respective Anticipated

Repayment Date. See "--Lockbox Accounts" below. The foregoing features, to the extent applicable, are designed to increase the likelihood that the ARD Loans will be prepaid by the respective borrower on or about their Anticipated Repayment Dates. However, we cannot assure you that the ARD Loans will be prepaid on their respective Anticipated Repayment Dates.


CERTAIN TERMS AND CONDITIONS OF THE MORTGAGE LOANS


     Mortgage Loans. The mortgage loans have due dates that occur on the day of each month as set forth in the following table:


                                             OVERVIEW OF DUE DATES

                                     AGGREGATE
                                     PRINCIPAL
                    NUMBER OF       BALANCE OF     % OF INITIAL POOL   % OF INITIAL LOAN   % OF INITIAL LOAN
    DUE DATE     MORTGAGE LOANS   MORTGAGE LOANS        BALANCE         GROUP 1 BALANCE     GROUP 2 BALANCE
--------------- ---------------- ---------------- ------------------- ------------------- ------------------
1st ...........        101        $  997,115,388          89.5%               87.6%              100.0%
10th ..........          1           117,000,000          10.5                12.4                 0.0
                       ---        --------------         -----               -----               -----
Total .........        102        $1,114,115,388         100.0%              100.0%              100.0%
                       ===        ==============         =====               =====               =====

   The mortgage loans have grace periods as set forth in the following table:


                                           OVERVIEW OF GRACE PERIODS

                                        AGGREGATE
                                    PRINCIPAL BALANCE
                      NUMBER OF        OF MORTGAGE     % OF INITIAL POOL   % OF INITIAL LOAN   % OF INITIAL LOAN
   GRACE PERIOD    MORTGAGE LOANS         LOANS             BALANCE         GROUP 1 BALANCE     GROUP 2 BALANCE
----------------- ---------------- ------------------ ------------------- ------------------- ------------------
0 days ..........          1         $  117,000,000           10.5%               12.4%                0.0%
5 days ..........          2             91,941,983            8.3                 7.1                14.6
7 days ..........         94            871,367,405           78.2                78.8                75.0
9 days ..........          1              7,700,000            0.7                 0.0                 4.5
10 days .........          2             13,950,000            1.3                 1.5                 0.0
15 days .........          2             12,156,000            1.1                 0.2                 5.9
                          --         --------------          -----               -----               -----
Total ...........        102         $1,114,115,388          100.0%              100.0%              100.0%
                         ===         ==============          =====               =====               =====

     In some cases, there are exceptions to the strict operation of the grace period (or lack thereof), allowing a notice and cure right, for example, prior to acceleration of the mortgage loan or in the event that the failure to make timely principal and interest payments is relatively infrequent.

     The mortgage loans accrue interest on the basis of the actual number of days in a month, assuming a 360-day year ("Actual/360 Basis") or accrue interest on the basis of twelve 30-day months, assuming a 360-day year ("30/360 Basis"), as set forth in the following table:


                                               INTEREST ACCRUAL BASIS

                                               AGGREGATE
                                           PRINCIPAL BALANCE
                             NUMBER OF        OF MORTGAGE     % OF INITIAL POOL   % OF INITIAL LOAN   % OF INITIAL LOAN
INTEREST ACCRUAL BASIS    MORTGAGE LOANS         LOANS             BALANCE         GROUP 1 BALANCE     GROUP 2 BALANCE
------------------------ ---------------- ------------------ ------------------- ------------------- ------------------
Actual/360 .............        101         $1,100,115,388           98.7%               98.5%              100.0%
30/360. ................          1             14,000,000            1.3                 1.5                 0.0
                                ---         --------------          -----               -----               -----
Total ..................        102         $1,114,115,388          100.0%              100.0%              100.0%
                                ===         ==============          =====               =====               =====

     The mortgage loans have the amortization characteristics set forth in the following table:


                                       AMORTIZATION TYPES

                                                  AGGREGATE
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE OF                    % OF INITIAL   % OF INITIAL
                                    MORTGAGE       MORTGAGE      % OF INITIAL   LOAN GROUP 1   LOAN GROUP 2
TYPE OF AMORTIZATION                 LOANS          LOANS        POOL BALANCE      BALANCE       BALANCE
--------------------------------- ----------- ----------------- -------------- -------------- -------------
Balloon Loans
 Balloon. .......................      65       $  538,291,197        48.3%          48.8%         45.9%
 Partial Interest Only ..........      10          190,256,000        17.1           16.8          18.7
   Interest Only ................       3          161,200,000        14.5           16.3           4.5
                                       --       --------------       -----          -----         -----
Subtotal ........................      78       $  889,747,197        79.9%          81.8%         69.1%
ARD Loans
 Partial Interest Only ..........       1       $   11,000,000         1.0%           1.2%          0.0%
 ARD ............................      13          155,869,265        14.0           10.9          30.9
                                       --       --------------       -----          -----         -----
Subtotal ........................      14       $  166,869,265        15.0%          12.1%         30.9%
Fully Amortizing Loans. .........      10           57,498,926         5.2            6.1           0.0
                                      ---       --------------       -----          -----         -----
Total ...........................     102       $1,114,115,388       100.0%         100.0%        100.0%
                                      ===       ==============       =====          =====         =====

     Prepayment Provisions. Each mortgage loan prohibits any prepayments or Defeasance for a specified period of time after its date of origination (a "Lockout Period"). In addition, each mortgage loan restricts voluntary prepayments or Defeasance in one of the following ways, subject in each case to any described open periods:


                                     OVERVIEW OF PREPAYMENT PROTECTION

                                                  AGGREGATE
                                                  PRINCIPAL
                                   NUMBER OF      BALANCE OF                    % OF INITIAL   % OF INITIAL
                                    MORTGAGE       MORTGAGE      % OF INITIAL   LOAN GROUP 1   LOAN GROUP 2
PREPAYMENT PROTECTION                LOANS          LOANS        POOL BALANCE      BALANCE       BALANCE
--------------------------------- ----------- ----------------- -------------- -------------- -------------
Lockout with defeasance .........      99       $1,087,136,462        97.6%          97.7%         96.8%
Lockout period followed by yield
 maintenance ....................       2           15,478,926         1.4            1.1           3.2
Yield maintenance. ..............       1           11,500,000         1.0            1.2           0.0
                                      ---       --------------       -----          -----         -----
Total ...........................     102       $1,114,115,388       100.0%         100.0%        100.0%
                                      ===       ==============       =====          =====         =====

     With respect to 1 mortgage loan (identified as Loan No. 55 on Annex A-1 to this prospectus supplement) representing approximately 0.5% of the Initial Pool Balance (representing approximately 3.2% of the Initial Loan Group 2 Balance), the "Yield Maintenance Charge" will generally be equal to the greater of (i) 1% of the principal amount being prepaid and (ii) the present value, as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date (including any date that a balloon payment is due) determined by discounting such payments at the Discount Rate, less the amount of principal being prepaid. The term "Discount Rate" means the rate that, when compounded monthly, is equivalent to the Treasury Rate when compounded semi-annually, and the term "Treasury Rate" means the yield calculated by the linear interpolation of the yields, as reported in Federal Reserve Statistical Release H.15-Selected Interest Rates ("Release H.15") under the heading U.S. Government Securities/Treasury Constant Maturities for the week ending prior to the prepayment date, of U.S. Treasury Constant Maturities with maturity dates (one longer and one shorter) most nearly approximating the maturity date of the mortgage loan. In the event Release H.15 is no longer published, the Servicer will select a comparable publication to determine the Treasury Rate.

     With respect to 2 mortgage loans (identified as Loan No. 21 and Loan No. 31 on Annex A-1 to this prospectus supplement) representing approximately 1.9% of the Initial Pool Balance

(representing approximately 2.3% of the Initial Loan Group 1 Balance), the Yield Maintenance Charge will generally be equal to the greater of (i) 1% of the principal amount being prepaid and (ii) the present value of a series of payments equal to the Payment Differential and payable on each due date over the remaining term of the mortgage loan and, with respect to the principal balance due to be outstanding on that date, on the maturity date or Anticipated Repayment Date, discounted at the Reinvestment Yield for the number of months remaining as of the date of the prepayment to each such due date and the maturity date or Anticipated Repayment Date, respectively. "Payment Differential" means an amount equal to (i) the Mortgage Rate less the Reinvestment Yield, divided by (ii) twelve and multiplied by (iii) the principal amount outstanding under the mortgage loan after application of the constant monthly payment due on the date of such prepayment, provided that the Payment Differential will not be less than zero. "Reinvestment Yield" means an amount equal to the lesser of (i) the yield on the U.S. Treasury issue (primary issue) with a maturity date closest to the maturity date, or (ii) the yield on the U.S. Treasury issue (primary issue) with a term equal to the remaining average life of the indebtedness evidenced by such mortgage loan, with each such yield being based on the bid price for such prepayment set forth in the notice of prepayment and converted to a monthly compounded nominal yield.

     Yield Maintenance Charges are distributable as described in this prospectus supplement under "Description of the Certificates--Allocation of Yield Maintenance Charges."

     The mortgage loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or any prepayment premium during an "open period" immediately prior to and including the stated maturity date or Anticipated Repayment Date set forth in the following table:


                                            PREPAYMENT OPEN PERIODS

                                               AGGREGATE
                                           PRINCIPAL BALANCE
                             NUMBER OF        OF MORTGAGE     % OF INITIAL POOL   % OF INITIAL LOAN   % OF INITIAL LOAN
OPEN PERIOD (PAYMENTS)    MORTGAGE LOANS         LOANS             BALANCE         GROUP 1 BALANCE     GROUP 2 BALANCE
------------------------ ---------------- ------------------ ------------------- ------------------- ------------------
2 ......................          6         $   86,991,983            7.8%                7.9%                7.5%
3 ......................          3             17,400,000            1.6                 1.8                 0.0
4 ......................         85            967,203,405           86.8                85.8                92.5
13 .....................          2              8,300,000            0.7                 0.9                 0.0
25 .....................          6             34,220,000            3.1                 3.6                 0.0
                                ---         --------------          -----               -----               -----
Total ..................        102         $1,114,115,388          100.0%              100.0%              100.0%
                                ===         ==============          =====               =====               =====

     Unless a mortgage loan is relatively near its stated maturity date or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the mortgage loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge provision of a mortgage loan creates an economic disincentive for the borrower to prepay its mortgage loan voluntarily and, accordingly, the related borrower may elect not to prepay its mortgage loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificates affected by a prepayment.

     Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a mortgage loan. Certain mortgage loans require the payment of Yield Maintenance Charges or prepayment premiums in connection with a prepayment of the related mortgage loan with Insurance and Condemnation Proceeds as a result of a casualty or condemnation. Certain other of the mortgage loans do not require the payment of Yield Maintenance Charges in connection with a prepayment of the related mortgage loan with Insurance and/or Condemnation Proceeds as a result of a casualty or condemnation, provided that no event of default exists. In addition, certain of the mortgage loans permit the related borrower, after a partial casualty or partial condemnation, to prepay the remaining principal balance of the mortgage loan (after application of the related insurance proceeds or condemnation award to pay the principal balance of the mortgage loan), which may in certain cases not be accompanied by any prepayment consideration, provided that the prepayment of the remaining balance is made within a specified period of time following the date of the application of proceeds or award. Certain of the mortgage loans provide for a recast of the amortization schedule and an adjustment of the scheduled debt service payments on the mortgage loan upon application of specified amounts of condemnation proceeds or insurance proceeds to pay the related unpaid principal balance. Furthermore, the enforceability, under the laws of a number of states, of provisions providing for payments comparable to the Yield Maintenance Charges upon an involuntary prepayment is unclear. We cannot assure you that, at the time a Yield Maintenance Charge is required to be made on a mortgage loan in connection with an involuntary prepayment, the obligation to pay the Yield Maintenance Charge will be enforceable under applicable state law. See "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus.

     Defeasance; Collateral Substitution. The terms of 99 of the mortgage loans, representing approximately 97.6% of the Initial Pool Balance (79 mortgage loans in Loan Group 1, representing approximately 97.7% of the Initial Loan Group 1 Balance and 20 mortgage loans in Loan Group 2, representing 96.8% of the Initial Loan Group 2 Balance), permit the applicable borrower on any due date after a specified period (the "Defeasance Lockout Period") to obtain a release of all or a portion of a Mortgaged Property from the lien of the related Mortgage (a "Defeasance"). The Defeasance Lockout Period is at least two years from the Closing Date. The release is subject to certain conditions, including, among other conditions, that the borrower:

       (a) pays or delivers to the Servicer on any due date (the "Release Date") (1) all interest accrued and unpaid on the principal balance of the Mortgage Note to but not including the Release Date, (2) all other sums due under the mortgage loan and all other loan documents executed in connection with the related mortgage loan, (3) funds to purchase direct non-callable obligations of the United States of America or, in certain cases, other U.S. government obligations providing payments (x) on or prior to all successive scheduled payment dates from the Release Date to the related maturity date (or, in some cases, the first day of the open period) including the balloon payment (or the Anticipated Repayment Date, including all amounts due and outstanding on the ARD Loan), assuming, in the case of each ARD Loan, that the mortgage loan is prepaid on the related Anticipated Repayment Date and (y) in amounts at least equal to the scheduled payments due on those dates under the mortgage loan or the related defeased amount of the mortgage loan in the case of a partial defeasance (including any balloon payment), and (4) any costs and expenses incurred in connection with the purchase of the U.S. government obligations; and

       (b) delivers a security agreement granting the trust fund a first priority lien on the U.S. government obligations purchased as substitute collateral and an opinion of counsel relating to the enforceability of such security interest.

     The mortgage loans secured by more than one Mortgaged Property that permit release of one or more of the Mortgaged Properties without releasing all such Mortgaged Properties by means of partial defeasance generally require that either (or, in some cases, both) (1) prior to the release of a related Mortgaged Property, a specified percentage (generally between 110% and 125%) of the allocated loan amount for the Mortgaged Property be defeased and/or (2) certain debt service coverage ratio and LTV Ratio tests (if applicable) be satisfied with respect to the remaining Mortgaged Properties after the defeasance.

     The related borrower or, if the borrower is not required to do so under the mortgage loan documents, the Servicer, will be responsible for purchasing the U.S. government obligations on behalf of the borrower at the borrower's expense. Simultaneously with these actions, the related Mortgaged Property will be released from the lien of the mortgage loan and the pledged U.S. government obligations (together with any Mortgaged Property not released, in the case of a partial Defeasance) will be substituted as the collateral securing the mortgage loan.

     In general, a successor borrower established or designated by the related borrower (or, if the borrower is not required to do so under the mortgage loan documents, established or designated by the Servicer) will assume all of the defeased obligations of a borrower exercising a Defeasance option under a mortgage loan and the borrower will be relieved of all of the defeased obligations under the mortgage loan. In other cases, the existing borrower will remain liable for all of the defeased obligations, subject to the mortgage loan documents, after releasing the Mortgaged Property.

     Although the collateral substitution provisions related to Defeasance are not intended to be, and do not have the same effect on the Certificateholders as, a prepayment of the related mortgage loan, a court could interpret these provisions as being equivalent to an unenforceable Yield Maintenance Charge or prepayment premium. We make no representation as to the enforceability of the defeasance provisions of any mortgage loan.

     In the case of 1 mortgage loan (identified as Loan No. 1 on Annex A-1 to this prospectus supplement), representing approximately 12.8% of the Initial Pool Balance (approximately 15.1% of the Initial Loan Group 1 Balance), the borrower has the right to obtain the release of one or more of the related Mortgaged Properties from the lien of the related mortgage by substituting for those properties its fee or leasehold interest in another retail shopping center property of like kind and quality. The borrower's property substitution right under the mortgage loan is subject to the limitation (x) that the aggregate appraised value of all of the substituted properties shall not exceed 35% of the original aggregate value of the properties, and (y) that the borrower shall be entitled to substitute no more than 2 properties during any one calendar year. This release and substitution right is subject to the satisfaction of stipulated conditions, including, among others: (a) the obtaining of an appraisal, from an appraiser reasonably acceptable to the Rating Agencies, of the replacement property indicating at least a minimum fair market value as required by the loan documents; (b) the fair market value of the substitute property is at least 100% of the appraised value of the substituted property and the net operating income for the substitute property is at least 100% of the net operating income of the substituted property; (c) the obtaining of a Phase I environmental site assessment report and, if necessary, a Phase II environmental site assessment report; (d) the delivery of certain opinions of counsel; (d) written confirmation from each Rating Agency that the substitution will not result in a qualification, downgrade or withdrawal of any of the ratings then assigned thereby to the Certificates; (e) the reimbursement of all reasonable costs and expenses of the lender and the rating agencies in connection with the substitution; and (f) the obtaining of all additional approvals, opinions and documents as requested by the Rating Agencies.

     Certain of the mortgage loans that are secured by more than one Mortgaged Property may permit the substitution of one or more of the related Mortgaged Properties in accordance with the conditions set forth in the related mortgage loan documents.

     1 of the mortgage loans (identified as Loan No. 1 on Annex A-1 to this prospectus supplement) to be included in the trust, representing approximately 12.8% of the Initial Pool Balance (approximately 15.1% of the Initial Loan Group 1 Balance), permits the related borrower to obtain a release of one or more of the corresponding mortgaged properties (the "Substituted Property") from the related mortgage liens by substituting another property of like kind and quality owned or acquired by the borrower (the "Substitute Property"), subject, in each case, to the fulfillment of, among other things, the following conditions:

    o if the mortgage loan is part of a securitization, receipt by the lender of confirmation from the applicable rating agencies that the substitution will not result in a downgrade, withdrawal or qualification of any of the then current ratings of the offered certificates;

    o the fair market value of the Substitute Property is not less than 100% of the greater of (i) the fair market value of the Substituted Property as of the origination date and (ii) the fair market value of the Substituted Property as of the date immediately prior to the substitution;

    o the net operating income for the Substitute Property is greater than 100% of the net operating income for the Substituted Property according to the lender's standard underwriting practice.

     Partial Releases. Certain of the mortgage loans permit a partial release of an unimproved portion (which may have landscaping, parking or other non-income generating improvements) of the related Mortgaged Property upon the satisfaction of certain requirements other than pursuant to Defeasance.

     "Due-on-Sale" and "Due-on-Encumbrance" Provisions. The mortgage loans contain "due-on-sale" and "due-on-encumbrance" provisions that in each case, with limited exceptions, permit the holder of the Mortgage to accelerate the maturity of the related mortgage loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property without the consent of the holder of the Mortgage; provided, however, under the terms of certain of the mortgage loans, this consent must be granted if certain conditions are met. Certain of the mortgage loans permit or, within a specified time period, require the tenants in common borrowers to transfer ownership to other tenants in common or into a special purpose entity. Certain of the Mortgaged Properties have been, or may become, subject to additional financing. See "--Additional Debt" above.

     The Servicer with respect to non-Specially Serviced Mortgage Loans and the Special Servicer with respect to Specially Serviced Mortgage Loans, will be required (a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-sale" clause (1) to accelerate the payments on that mortgage loan, or (2) to withhold its consent to any sale or transfer, consistent with the Servicing Standards or (b) to waive its right to exercise such rights; provided however, that with respect to such waiver of rights, (i) with respect to all non-Specially Serviced Mortgage Loans, the Servicer has obtained the prior written consent (or deemed consent) of the Special Servicer,
(ii) with respect to all Specially Serviced Mortgage Loans, and all non-Specially Serviced Mortgage Loans having a Stated Principal Balance greater than or equal to $2,500,000, the Special Servicer has obtained the prior written consent (or deemed consent) of the Directing Certificateholder and
(iii) with respect to any mortgage loan (x) with a Stated Principal Balance greater than or equal to $20,000,000, (y) with a Stated Principal Balance greater than or equal to 5% of the aggregate Stated Principal Balance of the mortgage loans then outstanding or (z) that is one of the ten largest mortgage loans (by Stated Principal Balance) outstanding, confirmation from each Rating Agency is obtained that such waiver or consent would not result in the downgrade, withdrawal or qualification of the then-current ratings on any class of outstanding Certificates.

     With respect to a mortgage loan with a "due-on-encumbrance" clause, the Servicer, with respect to non-Specially Serviced Mortgage Loans and the Special Servicer, with respect to Specially Serviced Mortgaged Loans will be required
(a) to exercise any right it may have with respect to a mortgage loan containing a "due-on-encumbrance" clause (1) to accelerate the payments thereon, or (2) to withhold its consent to the creation of any additional lien or other encumbrance, consistent with the Servicing Standards or (b) to waive its right to exercise such rights, provided that, with respect to such waiver of rights, (i) if the mortgage loan is a non-Specially Serviced Mortgage Loan, the Servicer has made a recommendation and obtained the consent (or deemed consent) of the Special Servicer and (ii) the Servicer or Special Servicer, as the case may be, has obtained from each Rating Agency a confirmation that such waiver would not result in the downgrade, withdrawal or qualification of the then-current ratings on any Class of outstanding Certificates if such mortgage loan (1) has an outstanding principal balance (together with any cross-collateralized mortgage loan) that is greater than or equal to 2% of the Stated Principal Balance of the mortgage loans or (2) has an LTV Ratio greater than 85% (including any existing and proposed debt) or (3) a debt service coverage ratio less than 1.20x (in each case, determined based upon the aggregate of the Stated Principal Balance of the mortgage loan and the principal amount of the proposed additional loan) or
(4) is one of the ten largest mortgage loans (by Stated Principal Balance) or
(5) has a principal balance over $20,000,000. Any confirmation required will be at the related borrower's expense, to the extent permitted by the related mortgage loan documents; provided, that to the extent the mortgage loan documents are silent as to who bears the costs of any such confirmation, the Servicer or Special Servicer will use reasonable efforts to have the related borrower bear such costs and expenses.

     Notwithstanding the foregoing, the existence of any additional indebtedness may increase the difficulty of refinancing the related mortgage loan at its maturity date or Anticipated Repayment Date, as applicable, and increase the possibility that reduced cash flow could result in deferred maintenance. Also, if the holder of the additional debt has filed for bankruptcy or been placed in involuntary receivership, foreclosure of the related mortgage loan could be delayed. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" and "--Subordinate Financing" in the prospectus.

     Hazard, Liability and Other Insurance. The mortgage loans generally require that each Mortgaged Property be insured by a hazard insurance policy in an amount (subject to an approved deductible) at least equal to the lesser of the outstanding principal balance of the related mortgage loan and 100% of the replacement cost of the improvements located on the related Mortgaged Property, and if applicable, that the related hazard insurance policy contain appropriate endorsements or have been issued in an amount sufficient to avoid the application of co-insurance and not permit reduction in insurance proceeds for depreciation; provided that, in the case of certain of the mortgage loans, the hazard insurance may be in such other amounts as was required by the related originator. Certain mortgage loans permit a borrower to satisfy its insurance coverage requirement by permitting its tenant to self-insure.

     In general, the standard form of hazard insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy. Each mortgage loan generally also requires the related borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property in an amount generally equal to at least $1,000,000. Each mortgage loan generally further requires the related borrower to maintain business interruption insurance in an amount not less than approximately 100% of the gross rental income from the related Mortgaged Property for not less than 12 months. In general, the mortgage loans (including those secured by Mortgaged Properties located in California) do not require earthquake insurance. 27 of the Mortgaged Properties, securing mortgage loans representing approximately 36.0% of the Initial Pool Balance (23 of the Mortgaged Properties, securing mortgage loans in Loan Group 1, representing approximately 39.0% of the Initial Loan Group 1 Balance and 4 of the Mortgaged Properties, securing mortgage loans in Loan Group 2, representing approximately 19.5% of the Initial Loan Group 2 Balance), are located in areas that are considered a high earthquake risk (seismic zones 3 or 4). These areas include all or parts of the States of California, Washington, Oregon, Utah, and Alaska and US Territory of Puerto Rico. 1 Mortgaged Property has a probable maximum loss ("PML") in excess of 20% and the related borrower is required to maintain earthquake insurance.

     In the case of 2 mortgaged properties, securing 2 mortgage loans representing approximately 1.6% of the Initial Pool Balance (approximately 1.8% of the Initial Loan Group 1 Balance), an environmental insurance policy was obtained after an environmental assessment was conducted.

     See "Risk Factors--Property Insurance May Not Be Sufficient" in this prospectus supplement for information regarding insurance coverage for acts of terrorism.


ADDITIONAL MORTGAGE LOAN INFORMATION

     The tables presented in Annex A-2 set forth certain anticipated characteristics of the mortgage loans and the Mortgaged Properties. The sum in any column may not equal the indicated total due to rounding. The descriptions in this prospectus supplement of the mortgage loans and the Mortgaged Properties are based upon the pool of mortgage loans as it is expected to be constituted as of the close of business on the Closing Date, assuming that (1) all scheduled principal and/or interest payments due on or before the cut-off date will be made and (2) there will be no principal prepayments on or before the cut-off date.

     Prior to the issuance of the Certificates, one or more mortgage loans (including mortgage loans specifically described in this prospectus supplement) may be removed from the pool of mortgage loans as a result of prepayments, delinquencies, incomplete documentation or for any other reason, if the Depositor or a Mortgage Loan Seller deems the removal necessary, appropriate or desirable. A limited number of other mortgage loans may be included in the pool of mortgage loans prior to the issuance of the Certificates, unless including those mortgage loans would materially alter the characteristics of the pool of mortgage loans as described in this prospectus supplement. The Depositor believes that the information set forth in this prospectus supplement will be representative of the characteristics of the pool of mortgage loans as it will be constituted at the time the Certificates are issued, although the range of Mortgage Rates and maturities as well as other characteristics of the mortgage loans described in this prospectus supplement may vary.

     With respect to mortgage loans secured by more than one Mortgaged Property, the information presented in this prospectus supplement with respect to debt service coverage ratios and LTV Ratios assumes that the debt service coverage ratio and LTV Ratio with respect to each Mortgaged Property is the debt service coverage ratio or LTV Ratio of the mortgage loan in the aggregate.

     For purposes of the statistical information in this prospectus supplement, unless otherwise noted, all numbers and statistical information do not include any B note or Subordinate Companion Loan. With respect to the Grace Building Loan, the loan amount used in this prospectus supplement for purposes of calculating the individual loan-to-value ratios and DSCR is the principal balance of the Grace Building Loan and the Grace Building Pari Passu Companion Notes.

     A Current Report on Form 8-K (the "Form 8-K") will be available to purchasers of the Offered Certificates on or shortly after the Closing Date and will be filed, together with the Pooling and Servicing Agreement, with the Securities and Exchange Commission within fifteen days after the initial issuance of the Certificates. If mortgage loans are removed from or added to the pool of mortgage loans as set forth above, the removal or addition will be noted in the Form 8-K.

     For a detailed presentation of certain characteristics of the mortgage loans and the Mortgaged Properties on an individual basis, see Annex A-1.

     The "Underwritten Cash Flow Debt Service Coverage Ratio" or "UW DSCR" for any mortgage loan for any period, as presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 attached to this prospectus supplement, is the ratio of Underwritten Cash Flow calculated for the related Mortgaged Property to the amount of total annual debt service on such mortgage loan. With respect to any mortgage loan that is part of a cross-collateralized group of mortgage loans, the Underwritten Cash Flow Debt Service Coverage Ratio is the ratio of the Underwritten Cash Flow calculated for the Mortgaged Properties related to the cross-collateralized group to the total annual debt service for all of the mortgage loans in the cross-collateralized group. In addition, with respect to mortgage loans that permit additional indebtedness, UW DSCR is calculated assuming no permitted indebtedness has been funded.

"Underwritten Cash Flow" or "UW NCF" means the Underwritten NOI for the related Mortgaged Property decreased by an amount that the related Mortgage Loan Seller has determined to be an appropriate allowance for average annual tenant improvements and leasing commissions and/or replacement reserves for capital items based upon its underwriting guidelines.

     "Underwritten NOI" or "UW NOI" means the Net Operating Income for the related Mortgaged Property as determined by the related Mortgage Loan Seller in accordance with its underwriting guidelines for similar properties. Revenue from a Mortgaged Property ("Effective Gross Income") is generally calculated as follows: rental revenue is calculated using actual rental rates, in some cases adjusted downward to market rates with vacancy rates equal to the higher of the related Mortgaged Property's historical rate, the market rate or an assumed vacancy rate; other revenue, such as parking fees, laundry and other income items are included only if supported by a trend and/or are likely to be recurring. Operating expenses generally reflect the related Mortgaged Property's historical expenses, adjusted to account for inflation, significant occupancy increases and a market rate management fee. Generally, "Net Operating Income" or "NOI," for a Mortgaged Property equals the operating revenues (consisting principally of rental and related revenue) for that Mortgaged Property minus the operating expenses (such as utilities, repairs and maintenance, general and administrative, management fees, marketing and advertising, insurance and real estate tax expenses) for the Mortgaged Property. NOI generally does not reflect debt service, tenant improvements, leasing commissions, depreciation, amortization and similar non-operating items.

     The amounts representing Net Operating Income, Underwritten NOI and Underwritten Cash Flow are not a substitute for or an improvement upon net income, as determined in accordance with generally accepted accounting principles, as a measure of the results of the Mortgaged Property's operations or a substitute for cash flows from operating activities, as determined in accordance with generally accepted accounting principles, as a measure of liquidity. No representation is made as to the future cash flow of the Mortgaged Properties, nor are the Net Operating Income, Underwritten NOI and Underwritten Cash Flow set forth in this prospectus supplement intended to represent such future cash flow.

     The UW NCFs and UW NOIs used as a basis for calculating the UW DSCRs presented in this prospectus supplement, including the tables presented on Annex A-1 and Annex A-2 were derived principally from operating statements obtained from the respective borrowers (the "Operating Statements"). With respect to mortgage loans secured by newly constructed Mortgaged Properties, the UW NCFs and UW NOIs used as a basis for calculating UW DSCRs are derived principally from rent rolls, tenant leases and the appraisers' projected expense levels. The Operating Statements and rent rolls were not audited and in most cases were not prepared in accordance with generally accepted accounting principles. To increase the level of consistency between the Operating Statements and rent rolls, in some instances, adjustments were made to such Operating Statements. These adjustments were principally for real estate tax and insurance expenses (e.g., adjusting for the payment of two years of expenses in one year), and to eliminate obvious items not related to the operation of the Mortgaged Property. However, such adjustments were subjective in nature and may not have been made in a uniform manner. The UW NCF for residential cooperative Mortgaged Properties is based on projected Net Operating Income at the Mortgaged Property, as determined by the appraisal obtained in connection with the origination of the related mortgage loan, assuming that the Mortgaged Property was operated as a rental property with rents set at prevailing market rates taking into account the presence of, if any, existing rent-controlled or rent-stabilized occupants, if any, reduced by underwritten capital expenditures, property operating expenses, a market-rate vacancy assumption and projected reserves.

     The tables presented in Annex A-2 that are entitled "Cut-off Date LTV Ratios" and "Maturity Date LTV Ratios" set forth the range of LTV Ratios of the mortgage loans as of the cut-off date and the stated maturity dates or Anticipated Repayment Date of the mortgage loans. An "LTV Ratio" for any mortgage loan, as of any date of determination, is a fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of the mortgage loan as of that date (assuming no defaults or prepayments on the mortgage loan prior to that date), and the denominator of which is the appraised value of the related Mortgaged Property or Mortgaged Properties as determined by an appraisal of the property obtained at or about the time of the origination of the mortgage loan. However, in the event that a mortgage loan is part of a cross-collateralized group of mortgage loans, the LTV Ratio is the fraction, expressed as a percentage, the numerator of which is the scheduled principal balance of all the mortgage loans in the cross-collateralized group and the denominator of which is the aggregate of the appraised values of all the Mortgaged Properties related to the cross-collateralized group. The LTV Ratio as of the mortgage loan maturity date or Anticipated Repayment Date, as the case may be, set forth in Annex A-2 was calculated based on the principal balance of the related mortgage loan on the maturity date or Anticipated Repayment Date, as the case may be, assuming all principal payments required to be made on or prior to the mortgage loan's maturity date or Anticipated Repayment Date, as the case may be (not including the balloon payment), are made. In addition, because it is based on the value of a Mortgaged Property determined as of loan origination or, in certain cases as of the stabilization date, the information set forth in this prospectus supplement, in Annex A-1 and in Annex A-2 is not necessarily a reliable measure of the related borrower's current equity in each Mortgaged Property. In a declining real estate market, the appraised value of a Mortgaged Property could have decreased from the appraised value determined at origination and the current actual LTV Ratio of a mortgage loan may be higher than its LTV Ratio at origination even after taking into account amortization since origination.

     The characteristics described above and in Annex A-2, along with certain additional characteristics of the mortgage loans presented on a loan-by-loan basis, are set forth in Annex A-1 to this prospectus supplement. Certain additional information regarding the mortgage loans is set forth in this prospectus supplement below under "--Underwriting Guidelines and Processes" and in the prospectus under "Description of the Trust Funds--Mortgage Loans" and "Certain Legal Aspects of Mortgage Loans."


THE MORTGAGE LOAN SELLERS

     The Mortgage Loan Sellers are JPMorgan Chase Bank and CIBC Inc. JPMorgan Chase Bank is an affiliate of the depositor and one of the underwriters. CIBC Inc. is an affiliate of one of the underwriters.


JPMORGAN CHASE BANK

     JPMorgan Chase Bank is a wholly-owned bank subsidiary of J.P. Morgan Chase & Co., a Delaware corporation whose principal office is located in New York, New York. JPMorgan Chase Bank is a commercial bank offering a wide range of banking services to its customers both domestically and internationally. Its business is subject to examination and regulation by Federal and New York State banking authorities. As of December 31, 2003, JPMorgan Chase Bank had total assets of $628.7 billion, total net loans of $181.1 billion, total deposits of $326.7 billion, and total stockholder's equity of $37.5 billion. As of December 31, 2002, JPMorgan Chase Bank had total assets of $622.4 billion, total net loans of $180.6 billion, total deposits of $300.6 billion, and total stockholder's equity of $35.5 billion.

     On January 14, 2004, J.P. Morgan Chase & Co. and Bank One Corporation announced that they have agreed to merge. The merger was approved by the shareholders of both institutions and is subject to the approval of U.S. federal and state and foreign regulatory authorities. Completion of this transaction is expected to occur in mid-2004. Information about J.P. Morgan Chase & Co. is available on the internet at www.jpmorganchase.com. Information about Bank One Corporation is available on the internet at www.bankone.com. These websites and any information on these sites, or linked to these sites, are not incorporated by reference into this prospectus supplement.

     JPMorgan Chase Bank is an affiliate of JP Morgan Chase Commercial Mortgage Securities Corp., which is the depositor, and is an affiliate of J.P. Morgan Securities Inc., which is an Underwriter.

CIBC INC.

     CIBC Inc. is a majority-owned subsidiary of Canadian Imperial Holdings Inc. and is incorporated under the laws of Delaware. Canadian Imperial Holdings Inc. is a wholly-owned subsidiary of CIBC Delaware Holdings Inc., also a Delaware corporation, which is a subsidiary of Canadian Imperial Bank of Commerce. Canadian Imperial Bank of Commerce is a bank chartered under the Bank Act of Canada, having its head office in the City of Toronto, in the Province of Ontario, Canada. It is licensed to do business in the United States through its agency located in New York, New York. CIBC Inc. is a commercial finance company that originates commercial and multifamily real estate loans and purchases participations in loans from third-party lenders. CIBC Inc. has offices in Atlanta, Chicago, Houston, Dallas, Salt Lake City, San Francisco, Los Angeles and New York.

     The information set forth in this prospectus supplement concerning the Mortgage Loan Sellers and their underwriting standards has been provided by the Mortgage Loan Sellers, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.


UNDERWRITING GUIDELINES AND PROCESSES

     Each Mortgage Loan Seller has developed guidelines establishing certain procedures with respect to underwriting the mortgage loans originated or purchased by it. Each Mortgage Loan Seller has confirmed to the Depositor and the Underwriters that its guidelines are generally consistent with those described below. All of the mortgage loans were generally originated in accordance with such guidelines. In some instances, one or more provisions of the guidelines were waived or modified by a Mortgage Loan Seller where it was determined not to adversely affect the mortgage loans originated by it in any material respect.

     Property Analysis. The related Mortgage Loan Seller generally performs or causes to be performed a site inspection to evaluate the location and quality of the related mortgaged properties. Such inspection generally includes an evaluation of functionality, design, attractiveness, visibility and accessibility, as well as convenience to major thoroughfares, transportation centers, employment sources, retail areas and educational or recreational facilities. The related Mortgage Loan Seller assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, the related Mortgage Loan Seller evaluates the property's age, physical condition, operating history, lease and tenant mix, and management.

     Cash Flow Analysis. The related Mortgage Loan Seller reviews, among other things, historical Operating Statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio. See "Description of the Mortgage Pool--Additional Mortgage Loan Information" in this prospectus supplement.

     Appraisal and Loan-to-Value Ratio. For each Mortgaged Property, the related Mortgage Loan Seller obtains a current full narrative appraisal conforming at least to the requirements of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"). The appraisal must be based on the highest and best use of the Mortgaged Property and must include an estimate of the current market value of the property in its current condition. The related Mortgage Loan Seller then determines the loan-to-value ratio of the mortgage loan at the date of origination based on the value set forth in the appraisal.

     Evaluation of Borrower. The Mortgage Loan Seller evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include obtaining and reviewing a credit report or other reliable indication of the borrower's financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Finally, although the mortgage loans generally are non-recourse in nature, in the case of certain mortgage loans, the borrower and certain principals of the borrower may be required to assume legal responsibility for liabilities relating to fraud, misrepresentation, misappropriation of funds, breach of environmental or hazardous waste requirements. The related Mortgage Loan Seller evaluates the financial capacity of the borrower and such principals to meet any obligations that may arise with respect to such liabilities.

     Environmental Site Assessment. Prior to origination, the related Mortgage Loan Seller either (i) obtains or updates an environmental site assessment ("ESA") for a Mortgaged Property prepared by a qualified environmental firm or
(ii) obtains an environmental insurance policy for a Mortgaged Property. If an ESA is obtained or updated, the related Mortgage Loan Seller reviews the ESA to verify the absence of reported violations of applicable laws and regulations relating to environmental protection and hazardous waste. In cases in which the ESA identifies such violations, the related Mortgage Loan Seller requires the borrower to carry out satisfactory remediation activities prior to the origination of the mortgage loan, to establish an operations and maintenance plan or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such remediation within a specified period of time, or to obtain an environmental insurance policy for the Mortgaged Property or to execute an indemnity agreement with respect to such condition.

     Certain of the mortgage loans may also have secured creditor or other environmental policies. See "--Certain Terms and Conditions of the Mortgage Loans--Hazard, Liability and Other Insurance" above.

     Physical Assessment Report. At origination or, if applicable, in connection with the acquisition of a mortgage loan, the related Mortgage Loan Seller obtains a physical assessment report ("PAR") for each Mortgaged Property prepared by a qualified structural engineering firm. The related Mortgage Loan Seller reviews the PAR to verify that the property is reported to be in satisfactory physical condition, and to determine the anticipated costs of necessary repair, replacement and major maintenance or capital expenditure needs over the term of the mortgage loan. In cases in which the PAR identifies material repairs or replacements needed immediately, the related Mortgage Loan Seller generally requires the borrower to carry out such repairs or replacements prior to the origination of the mortgage loan, or to place sufficient funds in escrow at the time of origination of the mortgage loan to complete such repairs or replacements within not more than twelve months.

     Title Insurance Policy. The borrower is required to provide, and the related Mortgage Loan Seller reviews, a title insurance policy for each Mortgaged Property. The title insurance policy must meet the following requirements: (a) the policy must be written by a title insurer licensed to do business in the jurisdiction where the Mortgaged Property is located, (b) the policy must be in an amount equal to the original principal balance of the mortgage loan, (c) the protection and benefits must run to the mortgagee and its successors and assigns, (d) the policy should be written on a standard policy form of the American Land Title Association or equivalent policy promulgated in the jurisdiction where the Mortgaged Property is located and (e) the legal description of the Mortgaged Property in the title policy must conform to that shown on the survey of the Mortgaged Property, where a survey has been required.

     Property Insurance. The borrower is required to provide, and the related Mortgage Loan Seller reviews, certificates of required insurance with respect to the Mortgaged Property. Such insurance generally may include: (1) commercial general liability insurance for bodily injury or death and property damage; (2) an "All Risk of Physical Loss" policy; (3) if applicable, boiler and machinery coverage; (4) if the Mortgaged Property is located in a flood hazard area, flood insurance; and (5) such other coverage as the related Mortgage Loan Seller may require based on the specific characteristics of the Mortgaged Property.


REPRESENTATIONS AND WARRANTIES; REPURCHASES AND SUBSTITUTIONS

     In each Purchase Agreement, the applicable Mortgage Loan Seller will represent and warrant with respect to each mortgage loan (subject to certain exceptions specified in the related

Purchase Agreement) sold by that Mortgage Loan Seller as of the Closing Date, or as of another date specifically provided in the representation and warranty, among other things, that:

       (a) the mortgage loan is not delinquent 30 days or more in payment of principal and interest (without giving effect to any applicable grace period) and has not been 30 days or more past due, without giving effect to any applicable notice and grace period;

       (b) the mortgage loan is secured by a Mortgage that is a valid and subsisting first priority lien on the Mortgaged Property (or a leasehold interest therein) free and clear of any liens, claims or encumbrances, subject only to certain permitted encumbrances;

       (c) the Mortgage, together with any separate security agreements, establishes a first priority security interest in favor of the Mortgage Loan Seller, in all the related borrower's personal property used in, and reasonably necessary to the operation of, the Mortgaged Property, and to the extent a security interest may be created therein, the proceeds arising from the Mortgaged Property and any other collateral securing the Mortgage subject only to certain permitted encumbrances;

       (d) there is an assignment of leases and rents provision or agreement creating a first priority security interest in leases and rents arising in respect of the related Mortgaged Property, subject only to certain permitted encumbrances;

       (e) as of the date of origination of the mortgage loan, and to the Mortgage Loan Seller's actual knowledge as of the Closing Date, there are no mechanics' or other similar liens or claims which have been filed for work, labor or materials affecting the Mortgaged Property that are or may be prior or equal to the lien of the Mortgage, except those insured against pursuant to the applicable title insurance policy;

       (f) the related borrower has good and indefeasible fee simple or leasehold title to the Mortgaged Property subject to certain permitted encumbrances;

       (g) the Mortgaged Property is covered by a title insurance policy insuring the Mortgage is a valid first lien, subject only to certain permitted encumbrances; no claims have been made under the related title insurance policy and such policy is in full force and effect and will provide that the insured includes the owner of the mortgage loan;

       (h) at the time of the assignment of the mortgage loan to the Depositor, the Mortgage Loan Seller had good title to and was the sole owner of the mortgage loan free and clear of any pledge, lien or encumbrance (other than the rights to servicing and related compensation) and such assignment validly transfers ownership of the mortgage loan to the Depositor free and clear of any pledge, lien or encumbrance;

       (i) the related assignment of mortgage and related assignment of the assignment of leases and rents is legal, valid and binding;

       (j) the Mortgage Loan Seller's endorsement of the related Mortgage Note constitutes the legal and binding assignment of the Mortgage Note, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' and general equitable principles, and together with an assignment of mortgage and the assignment of the assignment of leases and rents, legally and validly conveys all right, title and interest in the mortgage loan and related mortgage loan documents;

       (k) each Mortgage and Mortgage Note is a legal, valid and binding obligation of the parties thereto (subject to any non-recourse provisions therein), enforceable in accordance with its terms, except as the enforceability thereof may be limited by applicable state law and by bankruptcy, insolvency, reorganization or other laws relating to creditors' rights and general equitable principles and except that certain provisions of such documents are or may be unenforceable in whole or in part, but the inclusion of such provisions does not render such documents invalid as a whole, and such documents taken as a whole are enforceable to the extent necessary and customary for the practical realization of the principal rights and benefits afforded thereby;

       (l) the terms of the mortgage loan and related mortgage loan documents have not been modified or waived in any material respect except as set forth in the related mortgage loan file;

       (m) the mortgage loan has not been satisfied, canceled, subordinated, released or rescinded and the related borrower has not been released from its obligations under any mortgage loan document;

       (n) except with respect to the enforceability of provisions requiring the payment of default interest, late fees, additional interest, prepayment premiums or yield maintenance charges, none of the mortgage loan documents is subject to any right of rescission, set-off, valid counterclaim or defense;

       (o) the terms of each mortgage loan document complied in all material respects with all applicable local, state or federal laws including usury to the extent non-compliance would have a material adverse effect on the mortgage loan;

       (p) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, based on inquiry customary in the industry, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the related Mortgaged Property is, in all material respects, in compliance with, and is used and occupied in accordance with, all restrictive covenants of record applicable to the Mortgaged Property and applicable zoning laws and all inspections, licenses, permits and certificates of occupancy required by law, ordinance or regulation to be made or issued with regard to the Mortgaged Property have been obtained and are in full force and effect, except to the extent (a) any material non-compliance with applicable zoning laws is insured by an ALTA lender's title insurance policy (or binding commitment therefor), or the equivalent as adopted in the applicable jurisdiction, or a law and ordinance insurance policy, or (b) the failure to obtain or maintain such inspections, licenses, permits or certificates of occupancy does not materially impair or materially and adversely affect the use and/or operation of the Mortgaged Property as it was used and operated as of the date of origination of the mortgage loan or the rights of a holder of the related mortgage loan;

       (q) to the Mortgage Loan Seller's knowledge, (i) in reliance on an engineering report, the related Mortgaged Property is in good repair or escrows have been established to cover the estimated costs of repairs and
   (ii) no condemnation proceedings are pending;

       (r) as of the date of origination of the mortgage loan, and to the Mortgage Loan Seller's actual knowledge, as of the Closing Date, the Mortgaged Property is covered by insurance policies providing coverage against certain losses or damage;

       (s) all escrow amounts required to be deposited by the borrower at origination have been deposited; and

       (t) to the Mortgage Loan Seller's knowledge, as of the date of origination of the mortgage loan, and to Mortgage Loan Seller's actual knowledge, as of the Closing Date, there are no pending actions, suits or proceedings by or before any court or other governmental authority against or affecting the related borrower under the mortgage loan or the Mortgaged Property which, if determined against the borrower or property would materially and adversely affect the value of such property or ability of the borrower to pay principal, interest and other amounts due under the mortgage loan.

     If a Mortgage Loan Seller has been notified of a breach of any of the foregoing representations and warranties or of a document defect that in any case materially and adversely affects the value of a mortgage loan, the related Mortgaged Property or the interests of the Certificateholders in the mortgage loan, and if the respective Mortgage Loan Seller cannot cure the breach or defect within a period of 90 days following the earlier of its receipt of that notice and its discovery of the breach or defect (the "Initial Resolution Period"), then the respective Mortgage Loan Seller will be obligated, pursuant to the respective Purchase Agreement (the relevant rights under which will be assigned, together with the mortgage loans, to the Trustee), to (a) repurchase the affected mortgage loan or the related REO Loan within the Initial Resolution Period (or with respect to certain document defects, an extended cure period), at a price (the "Purchase Price") equal to the sum of (1) the outstanding principal balance of the mortgage loan (or related REO Loan) as of the date of purchase, (2) all accrued and unpaid interest on the mortgage loan (or the related REO Loan) at the related Mortgage Rate, in effect from time to time (excluding any portion of such interest that represents additional interest on an ARD Loan), to, but not including, the due date immediately preceding the Determination Date for the Due Period of purchase, (3) all related unreimbursed Servicing Advances plus accrued and unpaid interest on all related Advances at the Reimbursement Rate, Special Servicing Fees (whether paid or unpaid) and additional trust fund expenses in respect of the mortgage loan or related REO Loan, if any, (4) solely in the case of a repurchase or substitution by a Mortgage Loan Seller, all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Servicer, the Special Servicer, the Depositor or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation, including, without limitation, legal fees and expenses and any additional trust fund expenses relating to such mortgage loan (or related REO Loan), and (5) Liquidation Fees, if any, payable with respect to the affected mortgage loan or (b) within 2 years following the Closing Date, substitute a Qualified Substitute Mortgage Loan and pay any shortfall amount equal to the difference between the Purchase Price of the mortgage loan calculated as of the date of substitution and the stated principal balance of the Qualified Substitute Mortgage Loan as of the date of substitution; provided, that the applicable Mortgage Loan Seller generally has an additional 90-day period immediately following the expiration of the Initial Resolution Period to cure the breach or default if it is diligently proceeding toward that cure, and has delivered to each Rating Agency, the Servicer, the Special Servicer, the Trustee and the Directing Certificateholder an officer's certificate that describes the reasons that a cure was not effected within the Initial Resolution Period. Notwithstanding the foregoing, the actions specified in (a) and (b) of the preceding sentence must be taken within 90 days following the earlier of the Mortgage Loan Seller's receipt of notice or discovery of a breach or defect, with no extension, if such breach or defect would cause the mortgage loan not to be a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code. Any breach of a representation or warranty with respect to a mortgage loan that is cross-collateralized with other mortgage loans may require the repurchase of or substitution for such other mortgage loans to the extent described under "--Repurchase or Substitution of Cross-Collateralized Mortgage Loans" below.

     A "Qualified Substitute Mortgage Loan" is a mortgage loan that must, on the date of substitution: (a) have an outstanding principal balance, after application of all scheduled payments of principal and/or interest due during or prior to the month of substitution, not in excess of the outstanding principal balance of the deleted mortgage loan as of the due date in the calendar month during which the substitution occurs; (b) have a Mortgage Rate not less than the Mortgage Rate of the deleted mortgage loan; (c) have the same due date and a grace period no longer than that of the deleted mortgage loan;
(d) accrue interest on the same basis as the deleted mortgage loan (for example, on the basis of a 360-day year consisting of twelve 30-day months);
(e) have a remaining term to stated maturity not greater than, and not more than two years less than, the remaining term to stated maturity of the deleted mortgage loan; (f) have a then-current LTV Ratio not higher than that of the deleted mortgage loan as of the Closing Date and a current LTV Ratio not higher than the then-current LTV Ratio of the deleted mortgage loan, in each case using a "value" for the Mortgaged Property as determined using an appraisal conducted by a member of the Appraisal Institute ("MAI"); (g) comply (except in a manner that would not be adverse to the interests of the certificateholders) in all material respects with all of the representations and warranties set forth in the applicable Purchase Agreement; (h) have an environmental report with respect to the related Mortgaged Property that will be delivered as a part of the related mortgage file; (i) have a then-current debt service coverage ratio not less than the original debt service coverage ratio of the deleted mortgage loan as of the origination date of the mortgage loan, and a current debt service coverage ratio of not less than the current debt service coverage ratio of the deleted mortgage loan; (j) constitute a "qualified replacement mortgage" within the meaning of Section 860G(a)(4) of the Code as evidenced by an opinion of counsel (provided at the applicable Mortgage Loan Seller's expense); (k) not have a maturity date or an amortization period that extends to a date that is after the date two years prior to the Rated Final Distribution Date; (l) have prepayment restrictions comparable to those of the deleted mortgage loan; (m) not be substituted for a deleted mortgage loan unless the Trustee has received prior confirmation in writing by each Rating Agency that the substitution will not result in the withdrawal, downgrade, or qualification of the then-current rating assigned by such Rating Agency to any class of Certificates then rated by such Rating Agency, respectively (the cost, if any, of obtaining the confirmation to be paid by the applicable Mortgage Loan Seller); (n) have been approved by the Directing Certificateholder; (o) prohibit Defeasance within two years of the Closing Date; (p) not be substituted for a deleted mortgage loan if it would result in the termination of the REMIC status of either of the Lower-Tier REMIC or the Upper-Tier REMIC or the imposition of tax on any REMIC other than a tax on income expressly permitted or contemplated to be received by the terms of the Pooling and Servicing Agreement; and (q) have an engineering report with respect to the related Mortgaged Property that will be delivered as a part of the related servicing file. In the event that more than one mortgage loan is substituted for a deleted mortgage loan or mortgage loans, then (x) the amounts described in clause (a) are required to be determined on the basis of aggregate principal balances and (y) each proposed substitute mortgage loan shall individually satisfy each of the requirements specified in clauses (a) through
(p), except (z) the rates described in clause (b) above and the remaining term to stated maturity referred to in clause (e) above are required to be determined on a weighted average basis, provided that no individual Mortgage Rate (net of the Servicing Fee and the Trustee Fee) shall be lower than the highest fixed Pass-Through Rate (and not subject to a cap equal to the WAC
Rate) of any class of Certificates having a principal balance then outstanding. When a Qualified Substitute Mortgage Loan is substituted for a deleted mortgage loan, (i) the applicable Mortgage Loan Seller will be required to certify that the mortgage loan meets all of the requirements of the above definition and send the certification to the Trustee and the Directing Certificateholder and
(ii) such Qualified Substitute Mortgage Loan will become a part of the same Loan Group as the deleted mortgage loan.

     The foregoing repurchase or substitution obligation will constitute the sole remedy available to the Certificateholders and the Trustee under the Pooling and Servicing Agreement for any uncured breach of any Mortgage Loan Seller's representations and warranties regarding the mortgage loans or any uncured document defect. The respective Mortgage Loan Seller will be the sole warranting party in respect of the mortgage loans sold by that Mortgage Loan Seller to the Depositor, and none of the Depositor, the Servicer, the Special Servicer, the other Mortgage Loan Sellers, the Trustee, the Fiscal Agent, the Underwriters or any of their affiliates will be obligated to repurchase any affected mortgage loan in connection with a breach of the Mortgage Loan Seller's representations and warranties or in connection with a document defect if the Mortgage Loan Seller defaults on its obligation to do so. However, the Depositor will not include any mortgage loan in the pool of mortgage loans if anything has come to the Depositor's attention prior to the Closing Date that causes it to believe that the representations and warranties made by a Mortgage Loan Seller regarding the mortgage loan will not be correct in all material respects when made. See "Description of the Pooling Agreements--Representations and Warranties; Repurchases" in the prospectus.


REPURCHASE OR SUBSTITUTION OF CROSS-COLLATERALIZED MORTGAGE LOANS

     To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected mortgage loan as provided above with respect to a document omission or defect or a breach of a representation or warranty and such mortgage loan is cross-collateralized and cross-defaulted with one or more other mortgage loans (each a "Crossed Loan"), such document omission or defect or breach of a representation or warranty will be deemed to affect all such Crossed Loans. In such event, the applicable Mortgage Loan Seller will be required to (1) repurchase or substitute for all such Crossed Loans which are, or are deemed to be, materially and adversely affected by such document defect or omission or breach of a representation or warranty or (2) if the Crossed Loans meet the criteria listed below, repurchase only the affected mortgage loan in the manner described above in "--Representations and Warranties; Repurchases and Substitutions". The Mortgage Loan Seller may (in its discretion) repurchase or substitute for only the affected mortgage loan if (i) the weighted average debt service coverage ratio for all the remaining Crossed Loans for the four most recent reported calendar quarters preceding the repurchase or substitution is not less than the greater of (x) the weighted average debt service coverage ratio for all such related Crossed Loans, including the affected Crossed Loan for the four most recent reported calendar quarters preceding the repurchase or substitution and
(y) 1.25x, and (ii) the weighted average loan-to-value ratio for all of the remaining Crossed Loans, excluding the affected Crossed Loan, based upon the appraised values of the related Mortgaged Properties at the time of repurchase or substitution, is not greater than the lesser of (x) the weighted average loan-to-value ratio for all such related Crossed Loans, including the affected Crossed Loan at the time of repurchase or substitution and (y) 75%. To the extent that the related Mortgage Loan Seller repurchases or substitutes for an affected Crossed Loan as described in clause (2) of the immediately preceding paragraph while the Trustee continues to hold any related Crossed Loans, the related Mortgage Loan Seller and the Depositor have agreed in the related Purchase Agreement to forbear from enforcing any remedies against the other's Primary Collateral but is permitted to exercise remedies against the Primary Collateral securing its respective affected Crossed Loans, including with respect to the Trustee, the Primary Collateral securing mortgage loans still held by the Trustee, so long as such exercise does not impair the ability of the other party to exercise its remedies against its Primary Collateral. If the exercise of the remedies by one party would impair the ability of the other party to exercise its remedies with respect to the Primary Collateral securing the Crossed Loans held by such party, then both parties have agreed in the related Purchase Agreement to forbear from exercising such remedies until the mortgage loan documents evidencing and securing the relevant mortgage loans can be modified in a manner that complies with the Purchase Agreement to remove the threat of impairment as a result of the exercise of remedies. "Primary Collateral" means the Mortgaged Property directly securing a Crossed Loan and excluding any property as to which the related lien may only be foreclosed upon by exercise of the crossed-collateralization provisions of the loans.


LOCKBOX ACCOUNTS

     With respect to 41 mortgage loans (the "Lockbox Loans"), representing approximately 65.1% of the Initial Pool Balance (32 mortgage loans in Loan Group 1, representing approximately 69.0% of the Initial Loan Group 1 Balance and 9 mortgage loans in Loan Group 2, representing approximately 43.8% of the Initial Loan Group 2 Balance), one or more accounts (collectively, the "Lockbox Accounts") have been or may be established into which the related borrower, property manager and/or tenants directly deposit rents or other revenues from the related Mortgaged Property. Pursuant to the terms of 5 Lockbox Loans, representing approximately 7.1% of the Initial Pool Balance (approximately 8.4% of the Initial Loan Group 1 Balance), the related Lockbox Accounts were required to be established on the origination dates of the related mortgage loans into which operating lessees are required to make deposits directly and amounts may not be released to the borrowers, unless, with respect to certain Lockbox Loans, all debt service and required reserve account deposits have been made. Pursuant to the terms of 3 Lockbox Loans, representing approximately 23.5% of the Initial Pool Balance (approximately 27.8% of the Initial Loan Group 1 Balance), a cash management account was required to be established for such mortgage loans on or about the origination date of such mortgage loans into which the operating lessees are required to deposit rents directly, but the related borrower will have withdrawal rights until the occurrence of certain events specified in the related mortgage loan documents. Pursuant to the terms of 33 Lockbox Loans, representing approximately 34.4% of the Initial Pool Balance (24 mortgage loans in Loan Group 1, representing approximately 32.7% of the Initial Loan Group 1 Balance and 9 mortgage loans in Loan Group 2, representing approximately 43.8% of the Initial Loan Group 2 Balance), the related mortgage loan documents provide for the establishment of a Lockbox Account upon the occurrence of certain events (such as (i) an event of default under the related mortgage loan documents, (ii) the date 3 months prior to the Anticipated Repayment Date or (iii) the related Anticipated Repayment Date). Except as set forth above, the agreements governing the Lockbox Accounts provide that the borrower has no withdrawal or transfer rights with respect to the related Lockbox Account. The Lockbox Accounts will not be assets of either REMIC.

                        DESCRIPTION OF THE CERTIFICATES

GENERAL

     The Certificates will be issued pursuant to a pooling and servicing agreement, among the Depositor, the Servicer, the Special Servicer, the Trustee and the Fiscal Agent (the "Pooling and Servicing Agreement" ) and will represent in the aggregate the entire beneficial ownership interest in the trust fund consisting of: (1) the mortgage loans and all payments under and proceeds of the mortgage loans received after the cut-off date (exclusive of payments of principal and/or interest due on or before the cut-off date); (2) any REO Property but, in the case of any loan with a split loan structure, only to the extent of the trust fund's interest therein; (3) those funds or assets as from time to time are deposited in the Certificate Account, the Distribution Accounts, the Interest Reserve Account, the Excess Interest Distribution Account, the Gain on Sale Reserve Account or the REO Account, if established;
(4) the rights of the mortgagee under all insurance policies with respect to its mortgage loans; and (5) certain rights of the Depositor under the Purchase Agreements relating to mortgage loan document delivery requirements and the representations and warranties of each Mortgage Loan Seller regarding the mortgage loans it sold to the Depositor.

     The Depositor's Commercial Mortgage Pass-Through Certificates, Series 2004-CIBC9 (the "Certificates") will consist of the following Classes (each, a "Class"): the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates (collectively, the "Class A Certificates"), the Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R and Class LR Certificates. The Class A Certificates and the Class X Certificates are referred to collectively in this prospectus supplement as the "Senior Certificates." The Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates are referred to collectively in this prospectus supplement as the "Subordinate Certificates." The Class B, Class C, Class D and Class E Certificates are referred to in this prospectus supplement as the "Subordinate Offered Certificates." The Class R and Class LR Certificates are referred to collectively in this prospectus supplement as the "Residual Certificates."

     Only the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates are offered hereby (collectively, the "Offered Certificates"). The Class X, Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P, Class NR, Class R and Class LR Certificates (collectively, the "Non-Offered Certificates") have not been registered under the Securities Act of 1933 and are not offered hereby.

     The "Certificate Balance" of any Class of Certificates (other than the Class X Certificates and Residual Certificates) outstanding at any time represents the maximum amount that its holders are entitled to receive as distributions allocable to principal from the cash flow on the mortgage loans and the other assets in the trust fund. On each Distribution Date, the Certificate Balance of each Class of Certificates will be reduced by any distributions of principal actually made on, and any Collateral Support Deficit actually allocated to, that Class of Certificates on that Distribution Date. The initial Certificate Balance of each Class of Offered Certificates is expected to be the balance set forth on the cover of this prospectus supplement. The Class X Certificates and the Residual Certificates will not have Certificate Balances or entitle their holders to distributions of principal.

     The Class X Certificates will not have a Certificate Balance, but will represent the right to receive distributions of interest in an amount equal to the aggregate interest accrued on a notional amount (the "Notional Amount"). The Notional Amount of the Class X Certificates will equal the aggregate of the Certificate Balances of each Class of Certificates (other than the Class X, Class R and Class LR Certificates) (the "Principal Balance Certificates") outstanding from time-to-time. The initial Notional Amount of the Class X Certificates will be approximately $1,114,115,388.

     The Class A-1A, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will have an aggregate initial Certificate Balance of approximately $251,906,388.

     The Offered Certificates will be maintained and transferred in book-entry form and issued in denominations of $10,000 initial Certificate Balance, and integral multiples of $1 in excess of that amount. The "Percentage Interest" evidenced by any Certificate (other than the Residual Certificates) is equal to its initial denomination as of the Closing Date, divided by the initial Certificate Balance or Notional Amount of the Class to which it belongs.

     The Offered Certificates will initially be represented by one or more global certificates registered in the name of the nominee of The Depository Trust Company ("DTC"). The Depositor has been informed by DTC that DTC's nominee will be Cede & Co. No person acquiring an interest in the Offered Certificates (this person, a "Certificate Owner") will be entitled to receive an Offered Certificate in fully registered, certificated form, a definitive certificate, representing its interest in that Class, except as set forth under "--Book-Entry Registration and Definitive Certificates" below. Unless and until definitive certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from Certificate Owners through its participating organizations (together with Clearstream Banking, societe anonyme ("Clearstream") and Euroclear Bank, as operator of the Euroclear System ("Euroclear"), participating organizations (the "Participants"), and all references in this prospectus supplement to payments, notices, reports and statements to holders of the Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to Certificate Owners through DTC and its Participants in accordance with DTC procedures. See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Until definitive certificates are issued, interests in any Class of Offered Certificates will be transferred on the book-entry records of DTC and its Participants.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     General. Certificate Owners may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants in that system, or indirectly through organizations that are Participants in those systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositories (collectively, the "Depositories") which in turn will hold those positions in customers' securities accounts in the Depositories' names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations ("Direct Participants"). Indirect access to the DTC system also is available to others (such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant), either directly or indirectly ("Indirect Participants"). Transfers between DTC Participants will occur in accordance with DTC rules.

     Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures.

     Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depository; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

     Because of time-zone differences, it is possible that credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and those credits or any transactions in those securities settled during this processing will be reported to the relevant Clearstream Participant or Euroclear Participant on that business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but, due to time-zone differences, may be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

     Certificate Owners that are not Direct or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Offered Certificates may do so only through Direct and Indirect Participants. In addition, Certificate Owners will receive all distributions of principal of and interest on the Offered Certificates from the Trustee through DTC and its Direct and Indirect Participants. Accordingly, Certificate Owners may experience delays in their receipt of payments, since those payments will be forwarded by the Trustee to Cede & Co., as nominee of DTC. DTC will forward those payments to its Participants, which thereafter will forward them to Indirect Participants or beneficial owners of Offered Certificates. Except as otherwise provided under "--Reports to Certificateholders; Certain Available Information" below, Certificate Owners will not be recognized by the Trustee, the Special Servicer or the Servicer as holders of record of Certificates and Certificate Owners will be permitted to receive information furnished to Certificateholders and to exercise the rights of Certificateholders only indirectly through DTC and its Direct and Indirect Participants.

     Under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers of the Offered Certificates among Participants and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Direct and Indirect Participants with which Certificate Owners have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit the distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess physical certificates evidencing their interests in the Offered Certificates, the Rules provide a mechanism by which Certificate Owners, through their Direct and Indirect Participants, will receive distributions and will be able to transfer their interests in the Offered Certificates.

     Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of Certificateholders to pledge the Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to the Certificates, may be limited due to the lack of a physical certificate for the Certificates.

     DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that those actions are taken on behalf of Participants whose holdings include the undivided interests.

     Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with the foregoing procedures, and the foregoing procedures may be discontinued at any time.

     None of the Depositor, the Servicer, the Underwriters, the Special Servicer, the Trustee or the Fiscal Agent will have any liability for any actions taken by DTC, Euroclear or Clearstream, their respective Direct or Indirect Participants or their nominees, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Offered Certificates held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to that beneficial ownership interest. The information in this prospectus supplement concerning DTC, Clearstream and Euroclear and their book-entry systems has been obtained from sources believed to be reliable, but the Depositor takes no responsibility for the accuracy or completeness of the information.

     Definitive Certificates. Definitive certificates will be issued to Certificate Owners or their nominees, respectively, rather than to DTC or its nominee, only under the limited conditions set forth under "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.

     Upon the occurrence of an event described in the prospectus in the second to last paragraph under "Description of the Certificates--Book-Entry Registration and Definitive Certificates," the Trustee is required to notify, through DTC, Direct Participants who have ownership of Offered Certificates as indicated on the records of DTC of the availability of definitive certificates. Upon surrender by DTC of the global certificates representing the Offered Certificates and upon receipt of instructions from DTC for re-registration, the Trustee will reissue the Offered Certificates as definitive certificates issued in the respective Certificate Balances or Notional Amounts, as applicable, owned by individual Certificate Owners, and thereafter the Trustee, the Special Servicer and the Servicer will recognize the holders of those definitive certificates as Certificateholders under the Pooling and Servicing Agreement.

     For additional information regarding DTC and Certificates maintained on the book-entry records of DTC, see "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in the prospectus.


DISTRIBUTIONS

     Method, Timing and Amount. Distributions on the Certificates are required to be made by the Trustee, to the extent of available funds, on the 12th day of each month or, if the 12th day is not a business day, then on the next succeeding business day, commencing in July 2004 (each, a "Distribution Date"). The "Determination Date" for any Distribution Date will be the fourth business day prior to the related Distribution Date. All distributions (other than the final distribution on any Certificate) are required to be made to the Certificateholders in whose names the Certificates are registered at the close of business on each Record Date. With respect to any Distribution Date, the "Record Date" will be the last business day of the month preceding the month in which that Distribution Date occurs. These distributions are required to be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if the Certificateholder has provided the Trustee with written wiring instructions no less than five business days prior to the related Record Date (which wiring instructions may be in the form of a standing order applicable to all subsequent distributions) or otherwise by check mailed to the Certificateholder. The final distribution on any Certificate is required to be made in like manner, but only upon presentation and surrender of the Certificate at the location that will be specified in a notice of the pendency of the final distribution. All distributions made with respect to a Class of Certificates will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests.

     The Servicer is required to establish and maintain, or cause to be established and maintained, one or more accounts (collectively, the "Certificate Account") as described in the Pooling and Servicing Agreement. The Servicer is required to deposit in the Certificate Account on a daily basis (and in no event later than the business day following receipt in available funds) all payments and collections due after the cut-off date and other amounts received or advanced with respect to the mortgage loans (including, without limitation, all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (the "Insurance and Condemnation Proceeds") and other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise (the "Liquidation Proceeds")), and will be permitted to make withdrawals therefrom as set forth in the Pooling and Servicing Agreement. Notwithstanding the foregoing, Insurance and Condemnation Proceeds and Liquidation Proceeds will be limited, in the case of any loan in a split loan structure, to the portion of such amounts that are payable to the holder of the mortgage loan pursuant to the related intercreditor agreement.

     The Trustee is required to establish and maintain accounts (the "Upper-Tier Distribution Account" and the "Lower-Tier Distribution Account," each of which may be sub-accounts of a single account (collectively, the "Distribution Account")), in the name of the Trustee and for the benefit of the Certificateholders. On each Distribution Date, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account (which will include all funds that were remitted by the Servicer from the Certificate Account plus, among other things, any P&I Advances less amounts, if any, distributable to the Class LR Certificates as set forth in the Pooling and Servicing Agreement) generally to make distributions of interest and principal from the Available Distribution Amount to the Certificateholders as described in this prospectus supplement. Each of the Certificate Account and the Distribution Account will conform to certain eligibility requirements set forth in the Pooling and Servicing Agreement.

     The Trustee is required to establish and maintain an "Interest Reserve Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Certificates. On the Servicer Remittance Date occurring each February and on any Servicer Remittance Date occurring in any January which occurs in a year that is not a leap year, the Trustee will be required to deposit amounts remitted by the Servicer or P&I Advances made on the related mortgage loans into the Interest Reserve Account during the related interest period, in respect of the mortgage loans that accrue interest on an Actual/360 Basis (collectively, the "Withheld Loans"), an amount equal to one day's interest at the Net Mortgage Rate for each Withheld Loan on its Stated Principal Balance as of the Distribution Date in the month preceding the month in which the related Servicer Remittance Date occurs, to the extent a Periodic Payment or P&I Advance is made in respect of the mortgage loans (all amounts so deposited in any consecutive January (if applicable) and February, "Withheld Amounts"). On the Servicer Remittance Date occurring each March, the Trustee will be required to withdraw from the Interest Reserve Account an amount equal to the Withheld Amounts from the preceding January (if applicable) and February, if any, and deposit that amount into the Lower-Tier Distribution Account.

     The Trustee is required to establish and maintain an "Excess Interest Distribution Account," which may be a sub-account of the Distribution Account, in the name of the Trustee for the benefit of the holders of the Class NR Certificates. Prior to the applicable Distribution Date, the Servicer is required to remit to the Trustee for deposit into the Excess Interest Distribution Account an amount equal to the Excess Interest received prior to the related Determination Date.

     The Trustee is required to establish and maintain an account (the "Gain on Sale Reserve Account"), which may be a sub-account of the Distribution Account, in the name of the Trustee on behalf of the Certificateholders. To the extent that gains realized on sales of Mortgaged Properties, if any, are not used to offset Collateral Support Deficits previously allocated to the Certificates, such gains will be held and applied to offset future Collateral Support Deficits, if any.

     The Servicer is authorized but not required to direct the investment of funds held in the Certificate Account in U.S. government securities and other obligations that are acceptable to each of the Rating Agencies ("Permitted Investments"). The Servicer will be entitled to retain any interest or other income earned on such funds and the Servicer will be required to bear any losses resulting from the investment of such funds, as provided in the Pooling and Servicing Agreement.

Funds held in the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Interest Reserve Account, the Gain on Sale Reserve Account and the Excess Interest Distribution Account will not be invested.

     The aggregate amount available for distribution to Certificateholders on each Distribution Date (the "Available Distribution Amount") will, in general, equal the sum of the following amounts (without duplication):

       (x) the total amount of all cash received on the mortgage loans and any REO Properties that are on deposit in the Certificate Account, the Lower-Tier Distribution Account and, without duplication, the REO Account, as of the related Servicer Remittance Date, exclusive of (without duplication):

          (1) all scheduled payments of principal and/or interest (the "Periodic Payments") and balloon payments collected but due on a due date subsequent to the related Due Period;

          (2) all unscheduled payments of principal (including prepayments), unscheduled interest, Liquidation Proceeds, Insurance and Condemnation Proceeds and other unscheduled recoveries received subsequent to the related Determination Date;

          (3) all amounts in the Certificate Account that are due or reimbursable to any person other than the Certificateholders;

          (4) with respect to each Withheld Loan and any Distribution Date occurring in each February and in any January occurring in a year that is not a leap year, the related Withheld Amount to the extent those funds are on deposit in the Certificate Account;

          (5) Excess Interest;

          (6) all Yield Maintenance Charges;

          (7) all amounts deposited in the Certificate Account in error; and

          (8) any accrued interest on a mortgage loan allocable to the default interest rate for such mortgage loan, to the extent permitted by law, as more particularly defined in the related mortgage loan documents, excluding any interest calculated at the Mortgage Rate for the related mortgage loan;

       (y) all P&I Advances made by the Servicer, the Trustee or the Fiscal Agent, as applicable, with respect to the Distribution Date (net of certain amounts that are due or reimbursable to persons other than the Certificateholders). See "Description of the Pooling
    Agreements--Certificate Account" in the prospectus; and

       (z) with respect to the Distribution Date occurring in each March, the related Withheld Amounts required to be deposited in the Lower-Tier Distribution Account pursuant to the Pooling and Servicing Agreement.

     The "Due Period" for each Distribution Date and any mortgage loan will be the period commencing on the day immediately following the due date for the mortgage loan in the month preceding the month in which that Distribution Date occurs and ending on and including the due date for the mortgage loan in the month in which that Distribution Date occurs.

     Notwithstanding the foregoing, in the event that the last day of a Due Period (or applicable grace period) is not a business day, any Periodic Payments received with respect to the mortgage loans relating to the related Due Period on the business day immediately following that day will be deemed to have been received during that Due Period and not during any other Due Period.

     Priority. On each Distribution Date, for so long as the Certificate Balances of the Certificates have not been reduced to zero, the Trustee is required to apply amounts on deposit in the Upper-Tier Distribution Account, to the extent of the Available Distribution Amount, in the following order of priority:

     First, to pay interest, concurrently, (i) on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, pro rata, from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 1 up to an amount equal to the aggregate Interest Distribution Amount for those Classes; (ii) on the Class A-1A Certificates from the portion of the Available Distribution Amount for such Distribution Date attributable to mortgage loans in Loan Group 2 up to an amount equal to the aggregate Interest Distribution Amount for such Class; and (iii) on the Class X Certificates from the portion of the Available Distribution Amount for such Distribution Date up to an amount equal to the aggregate Interest Distribution Amount for that Class, in each case based upon their respective entitlements to interest for that Distribution Date; provided, however, on any Distribution Date where the Available Distribution Amount (or applicable portion thereof) is not sufficient to make distributions in full to the related Classes of Certificates as described above, the Available Distribution Amount will be allocated among the above Classes of Certificates without regard to Loan Group, pro rata, in accordance with the respective amounts of Distributable Certificate Interest in respect of such Classes of Certificates on such Distribution Date, in an amount equal to all Interest Distribution Amounts in respect of each such Class of Certificates for such Distribution Date;

     Second, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, in reduction of the Certificate Balances of those Classes: (i)(A) to the Class A-1 Certificates, in an amount equal to the Group 1 Principal Distribution Amount and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A Certificates have been made on such Distribution Date, until the Class A-1 Certificates are reduced to zero, (B) to the Class A-2 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 Certificates) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A and Class A-1 Certificates have been made on such Distribution Date, until the Class A-2 Certificates are reduced to zero, (C) to the Class A-3 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1 and Class A-2 Certificates) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1 and Class A-2 Certificates have been made on such Distribution Date, until the Class A-3 Certificates are reduced to zero, and (D) to the Class A-4 Certificates, in an amount equal to the Group 1 Principal Distribution Amount (or the portion of it remaining after distributions on the Class A-1, Class A-2 and Class A-3 Certificates) and, after the Class A-1A Certificates have been reduced to zero, the Group 2 Principal Distribution Amount remaining after payments to the Class A-1A, Class A-1, Class A-2 and Class A-3 Certificates have been made on such Distribution Date, until the Class A-4 Certificates are reduced to zero, and (ii) to the Class A-1A Certificates, in an amount equal to the Group 2 Principal Distribution Amount and, after the Class A-4 Certificates have been reduced to zero, the Group 1 Principal Distribution Amount remaining after payments to the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates have been made on such Distribution Date, until the Class A-1A Certificates are reduced to zero;

     Third, to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, pro rata (based upon the aggregate unreimbursed Collateral Support Deficit allocated to each Class), until all amounts of Collateral Support Deficit previously allocated to those Classes, but not previously reimbursed, have been reimbursed in full;

     Fourth, to the Class B Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fifth, following reduction of the Certificate Balances of the Class A Certificates to zero, to the Class B Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Sixth, to the Class B Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class B Certificates, but not previously reimbursed, have been reimbursed in full;

     Seventh, to the Class C Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eighth, following reduction of the Certificate Balances of the Class A and Class B Certificates to zero, to the Class C Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A and Class B Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Ninth, to the Class C Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class C Certificates, but not previously reimbursed, have been reimbursed in full;

     Tenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Eleventh, following reduction of the Certificate Balances of the Class A, Class B and Class C Certificates to zero, to the Class D Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B and Class C Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twelfth, to the Class D Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class D Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirteenth, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Fourteenth, following reduction of the Certificate Balances of the Class A, Class B, Class C and Class D Certificates to zero, to the Class E Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C and Class D Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Fifteenth, to the Class E Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class E Certificates, but not previously reimbursed, have been reimbursed in full;

     Sixteenth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Seventeenth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D and Class E Certificates to zero, to the Class F Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D and Class E Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Eighteenth, to the Class F Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class F Certificates, but not previously reimbursed, have been reimbursed in full;

     Nineteenth, to the Class G Certificates, in respect of interest up to an amount equal to the Interest Distribution Amount for that Class;

     Twentieth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E and Class F Certificates to zero, to the Class G Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E and Class F Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-first, to the Class G Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class G Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-second, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-third, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates to zero, to the Class H Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F and Class G Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-fourth, to the Class H Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class H Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-fifth, to the Class J Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-sixth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates to zero, to the Class J Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Twenty-seventh, to the Class J Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class J Certificates, but not previously reimbursed, have been reimbursed in full;

     Twenty-eighth, to the Class K Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Twenty-ninth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates to zero, to the Class K Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H and Class J Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirtieth, to the Class K Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class K Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-first, to the Class L Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-second, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates to zero, to the Class L Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J and Class K Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-third, to the Class L Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class L Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-fourth, to the Class M Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-fifth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates to zero, to the Class M Certificates, in reduction of their Certificate Balance, an amount equal to the Principal

Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K and Class L Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-sixth, to the Class M Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class M Certificates, but not previously reimbursed, have been reimbursed in full;

     Thirty-seventh, to the Class N Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Thirty-eighth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates to zero, to the Class N Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L and Class M Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Thirty-ninth, to the Class N Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class N Certificates, but not previously reimbursed, have been reimbursed in full;

     Fortieth, to the Class P Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-first, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates to zero, to the Class P Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M and Class N Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Forty-second, to the Class P Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class P Certificates, but not previously reimbursed, have been reimbursed in full;

     Forty-third, to the Class NR Certificates, in respect of interest, up to an amount equal to the Interest Distribution Amount for that Class;

     Forty-fourth, following reduction of the Certificate Balances of the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates to zero, to the Class NR Certificates, in reduction of their Certificate Balance, an amount equal to the Principal Distribution Amount (or the portion of it remaining after distributions on the Class A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N and Class P Certificates on that Distribution Date), until the Certificate Balance of that Class is reduced to zero;

     Forty-fifth, to the Class NR Certificates, until all amounts of Collateral Support Deficit previously allocated to the Class NR Certificates, but not previously reimbursed, have been reimbursed in full; and

     Forty-sixth, to the Class R Certificates, the amount, if any, of the Available Distribution Amount remaining in the Upper-Tier Distribution Account, and to the Class LR Certificates, the amount remaining in the Lower-Tier Distribution Account with respect to that Distribution Date.

     Reimbursement of previously allocated Collateral Support Deficit will not constitute distributions of principal for any purpose and will not result in an additional reduction in the Certificate Balance of the Class of Certificates in respect of which a reimbursement is made.

     Notwithstanding the distribution priority second set forth above, on and after the Distribution Date on which the Certificate Balances of the Subordinate Certificates have all been reduced to zero as a result of the allocation of mortgage loan losses to those certificates (that date, the "Cross-Over Date"), the Principal Distribution Amount will be distributed, pro rata (based upon their respective Certificate Balances), among the Classes of Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates without regard to the priorities set forth above.

     Pass-Through Rates. The interest rate (the "Pass-Through Rate") applicable to each Class of Certificates (other than the Residual Certificates) for any Distribution Date will equal the rates set forth below:

     The Pass-Through Rate on the Class A-1 Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class A-2 Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class A-3 Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class A-4 Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class A-1A Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class B Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class C Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class D Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class E Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class F Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class G Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class H Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class J Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class K Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class L Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class M Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class N Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class P Certificates is a per annum rate
equal to    %.

     The Pass-Through Rate on the Class NR Certificates is a per annum rate
equal to    %.

     The Pass Through Rate for the Class X Certificates for any Distribution Date will equal the excess, if any, of (a) the WAC Rate for the related Distribution Date, over (b) the weighted average of the Pass Through Rates on all of the other Certificates weighted on the basis of their respective Certificate Balances immediately prior to that Distribution Date.

     The "WAC Rate" with respect to any Distribution Date is equal to the weighted average of the applicable Net Mortgage Rates for the mortgage loans weighted on the basis of their respective Stated Principal Balances as of the Closing Date, in the case of the first Distribution Date, or, for all other Distribution Dates, the preceding Distribution Date.

     The Pass-Through Rate on each Class of Offered Certificates for the first Distribution Date is expected to be as set forth on page S-7 of this prospectus supplement.

     The "Net Mortgage Rate" for each mortgage loan is equal to the related Mortgage Rate in effect from time to time, less the related Administrative Cost Rate; provided, however, that for purposes of calculating Pass-Through Rates, the Net Mortgage Rate for any mortgage loan will be determined without regard to any modification, waiver or amendment of the terms of the mortgage loan, whether agreed to by the Servicer, the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. Notwithstanding the foregoing, for mortgage loans that do not accrue on a 30/360 Basis, then, solely for purposes of calculating the Pass-Through Rate on the Certificates, the Net Mortgage Rate of the mortgage loan for any one-month period preceding a related due date will be the annualized rate at which interest would have to accrue in respect of the mortgage loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest actually required to be paid in respect of the mortgage loan during the one-month period at the related Net Mortgage Rate; provided, however, that with respect to each Withheld Loan, the Net Mortgage Rate for the one month period (1) prior to the due dates in January and February in any year which is not a leap year or in February in any year which is a leap year will be the per annum rate stated in the related Mortgage Note less the related Administrative Cost Rate, and (2) prior to the due date in March, will be determined inclusive of the amounts withheld for the immediately preceding February and, if applicable, January.

     "Administrative Cost Rate" as of any date of determination and with respect to any mortgage loan will be equal to the sum of the Servicing Fee Rate and the Trustee Fee Rate.

     "Mortgage Rate" with respect to any mortgage loan is the per annum rate at which interest accrues on the mortgage loan as stated in the related Mortgage
Note in each case without giving effect to any default rate or an increased interest rate.

     "Excess Interest" with respect to each ARD Loan is the interest accrued at the related Revised Rate in respect of each ARD Loan in excess of the interest accrued at the related Initial Rate, plus any related interest, to the extent permitted by applicable law.

     Interest Distribution Amount. Interest will accrue for each Class of Certificates (other than the Residual Certificates) during the related Interest Accrual Period. The "Interest Distribution Amount" of any Class of Certificates (other than the Residual Certificates) for any Distribution Date is an amount equal to all Distributable Certificate Interest in respect of that Class for that Distribution Date and, to the extent not previously paid, for all prior Distribution Dates.

     The "Interest Accrual Period" in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date will be the calendar month prior to the calendar month in which that Distribution Date occurs and will be calculated assuming that each month has 30 days and each year has 360 days.

     The "Distributable Certificate Interest" in respect of each Class of Certificates (other than the Residual Certificates) for each Distribution Date is equal to one month's interest at the Pass-Through Rate applicable to that Class of Certificates for that Distribution Date accrued for the related Interest Accrual Period on the related Certificate Balance or Notional Amount, as the case may be, outstanding immediately prior to that Distribution Date, reduced (other than in the case of the Class X Certificates) (to not less than zero) by such Class's allocable share (calculated as described below) of the aggregate of any Prepayment Interest Shortfalls resulting from any principal prepayments made on the mortgage loans during the related Due Period that are not covered by the Servicer's Compensating Interest Payment for the related Distribution Date (the aggregate of the Prepayment Interest Shortfalls that are not so covered, as to the related Distribution Date, the "Net Aggregate Prepayment Interest Shortfall").

     The portion of the Net Aggregate Prepayment Interest Shortfall for any Distribution Date that is allocable to each Class of Certificates (other than the Residual Certificates and the Class X Certificates) will equal the product of (a) the Net Aggregate Prepayment Interest Shortfall, multiplied by (b) a fraction, the numerator of which is equal to the Interest Distribution Amount in respect of that Class of Certificates for the related Distribution Date, and the denominator of which is equal to the aggregate Interest Distribution Amount in respect of all Classes of Certificates (other than the Residual Certificates and the Class X Certificates) for the related Distribution Date.

     Principal Distribution Amount. So long as both the Class A-4 and Class A-1A Certificates remain outstanding, the Principal Distribution Amount for each Distribution Date will be calculated on a Loan Group-by-Loan Group basis. On each Distribution Date after the Certificate Balance of either the Class A-4 or Class A-1A Certificates has been reduced to zero, a single

Principal Distribution Amount will be calculated in the aggregate for both Loan Groups. The "Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for that Distribution Date; provided, that the Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, with interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date and (ii) Workout Delayed Reimbursement Amounts paid or reimbursed from principal collections on the mortgage loans in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date (provided, that, in the case of clause (i) and (ii) above, if any of the amounts that were reimbursed from principal collections on the mortgage loans are subsequently recovered on the related mortgage loan, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 1 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 1 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 1 for that Distribution Date; provided, that the Group 1 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 in a period during which such principal collections would have otherwise been included in the Group 1 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 as described in clauses (i) and (ii) of the definition of "Group 2 Principal Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 2 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 2 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 1 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 1 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Group 2 Principal Distribution Amount" for any Distribution Date is an amount equal to the sum of (a) the Group 2 Principal Shortfall for that Distribution Date, (b) the Scheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date and (c) the Unscheduled Principal Distribution Amount for Loan Group 2 for that Distribution Date; provided, that the Group 2 Principal Distribution Amount for any Distribution Date will be reduced by the amount of any reimbursements of (i) Nonrecoverable Advances, plus interest on such Nonrecoverable Advances, that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date, (ii) Workout-Delayed Reimbursement Amounts that are paid or reimbursed from principal collections on the mortgage loans in Loan Group 2 in a period during which such principal collections would have otherwise been included in the Group 2 Principal Distribution Amount for that Distribution Date and (iii) following the reimbursements described in clauses (i) and (ii), the excess, if any of (A) the total amount of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, plus interest on such Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts, that would have been paid or reimbursed from principal collections on the mortgage loans in Loan Group 1 as described in clauses (i) and (ii) of the definition of "Group 1 Principal Distribution Amount" had the aggregate amount available for distribution of principal with respect to Loan Group 1 been sufficient to make such reimbursements in full, over (B) the aggregate amount available for distribution of principal with respect to Loan Group 1 for that Distribution Date (provided, further, that, in the case of clauses (i), (ii) and (iii) above, if any of such amounts reimbursed from principal collections on the mortgage loans in Loan Group 2 are subsequently recovered on the related mortgage loan, such recovery will be applied to increase the Group 2 Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs).

     The "Scheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of the principal portions of (a) all Periodic Payments (excluding balloon payments and Excess Interest) due during or, if and to the extent not previously received or advanced and distributed to Certificateholders on a preceding Distribution Date, prior to the related Due Period and all Assumed Scheduled Payments for the related Due Period, in each case to the extent paid by the related borrower as of the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable) or advanced by the Servicer, the Trustee or the Fiscal Agent, as applicable, and (b) all balloon payments to the extent received on or prior to the related Determination Date (or, with respect to each mortgage loan with a due date occurring, or a grace period ending, after the related Determination Date, the related due date or, last day of such grace period, as applicable, to the extent received by the Servicer as of the business day preceding the related Servicer Remittance Date), and to the extent not included in clause (a) above. The Scheduled Principal Distribution Amount from time to time will include all late payments of principal made by a borrower, including late payments in respect of a delinquent balloon payment, regardless of the timing of those late payments, except to the extent those late payments are otherwise reimbursable to the Servicer, the Trustee or the Fiscal Agent, as the case may be, for prior Advances.

     The "Unscheduled Principal Distribution Amount" for each Distribution Date will equal the aggregate of: (a) all prepayments of principal received on the mortgage loans as of the business day preceding the related Servicer Remittance Date; and (b) any other collections (exclusive of payments by borrowers) received on the mortgage loans and any REO Properties on or prior to the business day immediately preceding the related Servicer Remittance Date, whether in the form of Liquidation Proceeds, Insurance and Condemnation Proceeds, net income, rents, and profits from REO Property or otherwise, that were identified and applied by the Servicer as recoveries of previously unadvanced principal of the related mortgage loan; provided that all such Liquidation Proceeds and Insurance and Condemnation Proceeds shall be reduced by any unpaid Special Servicing Fees, Liquidation Fees, accrued interest on Advances and other additional trust fund expenses incurred in connection with the related mortgage loan, thus reducing the Unscheduled Principal Distribution Amount.

     The "Assumed Scheduled Payment" for any Due Period and with respect to any mortgage loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due), is an amount equal to the sum of (a) the principal portion of the Periodic Payment that would have been due on that mortgage loan on the related due date based on the constant payment required by the related Mortgage Note or the original amortization schedule of the mortgage loan (as calculated with interest at the related Mortgage Rate), if applicable, assuming the related balloon payment has not become due, after giving effect to any reduction in the principal balance occurring in connection with a default or a bankruptcy modification, and (b) interest on the Stated Principal Balance of that mortgage loan at its Mortgage Rate (net of the applicable rate at which the Servicing Fee is calculated).

     For purposes of the foregoing definition of Principal Distribution Amount, the term "Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the Principal Distribution Amount for the prior Distribution Date exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates on the preceding Distribution Date. There will be no Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 1 Principal Distribution Amount, the term "Group 1 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 1 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates on the preceding Distribution Date. There will be no Group 1 Principal Shortfall on the first Distribution Date.

     For purposes of the foregoing definition of Group 2 Principal Distribution Amount, the term "Group 2 Principal Shortfall" for any Distribution Date means the amount, if any, by which (1) the lesser of (a) the Group 2 Principal Distribution Amount for the prior Distribution Date and (b) the Certificate Balance of the Class A-1A Certificates, exceeds (2) the aggregate amount distributed in respect of principal on the Class A-1A Certificates on the preceding Distribution Date. There will be no Group 2 Principal Shortfall on the first Distribution Date.

     Certain Calculations with Respect to Individual Mortgage Loans. The Stated Principal Balance of each mortgage loan outstanding at any time represents the principal balance of the mortgage loan ultimately due and payable to the Certificateholders. The "Stated Principal Balance" of each mortgage loan will initially equal its Cut-off Date Balance and, on each Distribution Date, will be reduced by the amount of principal payments received from the related borrower or advanced for such Distribution Date. The Stated Principal Balance of a mortgage loan may also be reduced in connection with any forced reduction of its actual unpaid principal balance imposed by a court presiding over a bankruptcy proceeding in which the related borrower is the debtor. See "Certain Legal Aspects of Mortgage Loans--Bankruptcy Laws" in the prospectus. If any mortgage loan is paid in full or the mortgage loan (or any Mortgaged Property acquired in respect of the mortgage loan) is otherwise liquidated, then, as of the first Distribution Date that follows the end of the Due Period in which that payment in full or liquidation occurred and notwithstanding that a loss may have occurred in connection with any liquidation, the Stated Principal Balance of the mortgage loan will be zero.

     For purposes of calculating distributions on, and allocations of Collateral Support Deficit to the Certificates, as well as for purposes of calculating the Servicing Fee and Trustee Fee payable each month, each REO Property will be treated as if there exists with respect thereto an outstanding mortgage loan (an "REO Loan"), and all references to mortgage loan, mortgage loans and pool of mortgage loans in this prospectus supplement and in the prospectus, when used in that context, will be deemed to also be references to or to also include, as the case may be, any REO Loans. Each REO Loan will generally be deemed to have the same characteristics as its actual predecessor mortgage loan, including the same fixed Mortgage Rate (and, accordingly, the same Net Mortgage Rate) and the same unpaid principal balance and Stated Principal Balance. Amounts due on the predecessor mortgage loan, including any portion of it payable or reimbursable to the Servicer or Special Servicer, will continue to be "due" in respect of the REO Loan; and amounts received in respect of the related REO Property, net of payments to be made, or reimbursement to the Servicer or Special Servicer for payments previously advanced, in connection with the operation and management of that property, generally will be applied by the Servicer as if received on the predecessor mortgage loan.

     Excess Interest. On each Distribution Date, the Trustee is required to distribute any Excess Interest received with respect to ARD Loans on or prior to the related Determination Date to the Class NR Certificates.

ALLOCATION OF YIELD MAINTENANCE CHARGES

     On any Distribution Date, Yield Maintenance Charges, if any, collected in respect of the mortgage loans during the related Due Period will be required to be distributed by the Trustee to the holders of each Class of Offered Certificates and the Class A-1A, Class F, Class G and Class H Certificates in the following manner: the holders of each Class of Offered Certificates and the Class A-1A, Class F, Class G and Class H Certificates will be entitled to receive, with respect to the related Loan Group, as applicable, on each Distribution Date an amount of Yield Maintenance Charges equal to the product of (a) a fraction whose numerator is the amount of principal distributed to such Class on such Distribution Date and whose denominator is the total amount of principal distributed to all of the Certificates representing principal payments in respect of mortgage loans in Loan Group 1 or Loan Group 2, as applicable, on such Distribution Date, (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates and (c) the Yield Maintenance Charges collected on such principal prepayment during the related Due Period. If there is more than one such Class of Certificates entitled to distributions of principal with respect to the related Loan Group on any particular Distribution Date on which Yield Maintenance Charges are distributable, the aggregate amount of such Yield Maintenance Charges will be allocated among all such Classes up to, and on a pro rata basis in accordance with, their respective entitlements thereto in accordance with, the first sentence of this paragraph. Any Yield Maintenance Charges collected during the related Due Period remaining after such distributions will be distributed to the holders of the Class X Certificates.

     The "Base Interest Fraction" with respect to any principal prepayment on any mortgage loan and with respect to any Class of the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates is a fraction (A) whose numerator is the greater of (x) zero and (y) the difference between (i) the Pass-Through Rate on such Class of Certificates and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment and (B) whose denominator is the difference between (i) the Mortgage Rate on the related mortgage loan and (ii) the Discount Rate used in calculating the Yield Maintenance Charge with respect to such principal prepayment; provided, however, that under no circumstances will the Base Interest Fraction be greater than one. If such Discount Rate is greater than the Mortgage Rate on the related mortgage loan, then the Base Interest Fraction will equal zero.

     Notwithstanding the foregoing, any prepayment premiums collected that are calculated under the related mortgage loan documents as a specified percentage of the amount being prepaid will be distributed to the Class X Certificates entirely.

     For a description of Yield Maintenance Charges, see "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. See also "Risk Factors--Risks Relating to Enforceability of Yield Maintenance Charges, Prepayment Premiums or Defeasance Provisions" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Default Interest and Limitations on Prepayments" in the prospectus regarding the enforceability of Yield Maintenance Charges.

ASSUMED FINAL DISTRIBUTION DATE; RATED FINAL DISTRIBUTION DATE

     The "Assumed Final Distribution Date" with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance of that Class of Certificates would be reduced to zero based on the assumptions set forth below. The Assumed Final Distribution Date will in each case be as follows:


CLASS DESIGNATION       ASSUMED FINAL DISTRIBUTION DATE
--------------------   --------------------------------
Class A-1 ..........           August 12, 2009
Class A-2 ..........            June 12, 2011
Class A-3 ..........            April 12, 2014
Class A-4 ..........            July 12, 2014
Class B ............            July 12, 2014
Class C ............            July 12, 2014
Class D ............            July 12, 2014
Class E ............          November 12, 2014

     The Assumed Final Distribution Dates set forth above were calculated without regard to any delays in the collection of balloon payments and without regard to a reasonable liquidation time with respect to any mortgage loans that may become delinquent. Accordingly, in the event of defaults on the mortgage loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

     In addition, the Assumed Final Distribution Dates set forth above were calculated on the basis of a 0% CPR and assuming the ARD Loans are prepaid in full on their respective Anticipated Repayment Dates. Since the rate of payment (including prepayments) of the mortgage loans may exceed the scheduled rate of payments, and could exceed the scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Offered Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the mortgage loans will depend on the characteristics of the mortgage loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the trust fund.

     The "Rated Final Distribution Date" for each Class of Offered Certificates will be June 12, 2041, the first Distribution Date after the 24th month following the end of the stated amortization term for the mortgage loan that, as of the cut-off date, will have the longest remaining amortization term.


SUBORDINATION; ALLOCATION OF COLLATERAL SUPPORT DEFICIT

     The rights of holders of the Subordinate Certificates to receive distributions of amounts collected or advanced on the mortgage loans will be subordinated, to the extent described in this prospectus supplement, to the rights of holders of the Senior Certificates. Moreover, to the extent described in this prospectus supplement:

    o the rights of the holders of the Class NR Certificates will be subordinated to the rights of the holders of the Class P Certificates,

    o the rights of the holders of the Class NR and Class P Certificates will be subordinated to the rights of the holders of the Class N Certificates,


    o the rights of the holders of the Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class M Certificates,

    o the rights of the holders of the Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class L Certificates,

    o the rights of the holders of the Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class K Certificates,

    o the rights of the holders of the Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class J Certificates,

    o the rights of the holders of the Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class H Certificates,

    o the rights of the holders of the Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class G Certificates,

    o the rights of the holders of the Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class F Certificates,

    o the rights of the holders of the Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class E Certificates,

    o the rights of the holders of the Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class D Certificates,

    o the rights of the holders of the Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class C Certificates,

    o the rights of the holders of the Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Class B Certificates, and

    o the rights of the holders of the Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will be subordinated to the rights of the holders of the Senior Certificates.

     This subordination is intended to enhance the likelihood of timely receipt by the holders of the Senior Certificates of the full amount of all interest payable in respect of the Senior Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class A Certificates of principal in an amount equal to, in each case, the entire Certificate Balance of the Class A Certificates. Similarly, but to decreasing degrees, this subordination is also intended to enhance the likelihood of timely receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of the full amount of interest payable in respect of that Class of Certificates on each Distribution Date, and the ultimate receipt by the holders of the Class B Certificates, the holders of the Class C Certificates, the holders of the Class D Certificates and the holders of the Class E Certificates of principal equal to the entire Certificate Balance of each of those Classes of Certificates.

     The protection afforded to the holders of the Class E Certificates by means of the subordination of the Non-Offered Certificates that are Subordinate Certificates (the "Non-Offered Subordinate Certificates"), to the holders of the Class D Certificates by the subordination of the Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class C Certificates by the subordination of the Class D and Class E Certificates and the Non-Offered Subordinate Certificates, to the holders of the Class B Certificates by the subordination of the Class C, Class D and Class E Certificates and the Non-Offered Subordinate Certificates and to the holders of the Senior Certificates by means of the subordination of the Subordinate Certificates will be accomplished by the application of the Available Distribution

Amount on each Distribution Date in accordance with the order of priority described under "--Distributions" above and by the allocation of Collateral Support Deficits in the manner described below. No other form of credit support will be available for the benefit of the holders of the Offered Certificates.

     After the Cross-Over Date has occurred, allocation of principal will be made to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates that are still outstanding, pro rata, without regard to Loan Groups, until their Certificate Balances have been reduced to zero. Prior to the Cross-Over Date, allocation of principal will be made (i) with respect to Loan Group 1, first to the Class A-1 Certificates until their Certificate Balances have been reduced to zero, second to the Class A-2 Certificates until their Certificate Balances have been reduced to zero, third to the Class A-3 Certificates until their Certificate Balances have been reduced to zero, fourth to the Class A-4 Certificates until their Certificate Balances have been reduced to zero, and then, if the Class A-1A Certificates are still outstanding, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero and (ii) with respect to Loan Group 2, to the Class A-1A Certificates until their Certificate Balances have been reduced to zero and then, if any of the Class A-1, Class A-2, Class A-3, Class A-4 Certificates are still outstanding, first to the Class A-1 Certificates until their Certificate Balances have been reduced to zero, second to the Class A-2 Certificates until their Certificate Balances have been reduced to zero, third to the Class A-3 Certificates until their Certificate Balances have been reduced to zero, fourth to the Class A-4 Certificates until their Certificate Balances have been reduced to zero. Allocation to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, for so long as they are outstanding, of the entire Principal Distribution Amount with respect to the related Loan Group for each Distribution Date will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the pool of mortgage loans will decline. Therefore, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, the percentage interest in the trust fund evidenced by the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates will be decreased (with a corresponding increase in the percentage interest in the trust fund evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates by the Subordinate Certificates.

     Following retirement of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, the successive allocation on each Distribution Date of the remaining Principal Distribution Amount to the Class B Certificates, the Class C Certificates, the Class D Certificates and the Class E Certificates, in that order, for so long as they are outstanding, will provide a similar benefit to that Class of Certificates as to the relative amount of subordination afforded by the outstanding Classes of Certificates (other than the Class X Certificates and the Residual Certificates) with later alphabetical Class designations.

     On each Distribution Date, immediately following the distributions to be made to the Certificateholders on that date, the Trustee is required to calculate the amount, if any, by which (1) the aggregate Stated Principal Balance (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the mortgage loans that were used to reimburse the Servicer, the Special Servicer, the Trustee or the Fiscal Agent from general collections of principal on the mortgage loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances) of the mortgage loans expected to be outstanding immediately following that Distribution Date is less than (2) the aggregate Certificate Balance of the Certificates after giving effect to distributions of principal on that Distribution Date (any deficit, "Collateral Support Deficit"). The Trustee will be required to allocate any Collateral Support Deficit among the respective Classes of Certificates as follows: to the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, and in each case in respect of and until the remaining Certificate

Balance of that Class has been reduced to zero. Following the reduction of the Certificate Balances of all Classes of Subordinate Certificates to zero, the Trustee will be required to allocate the Collateral Support Deficit among the Classes of Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, pro rata, without regard to Loan Groups (based upon their respective Certificate Balances), until the remaining Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates have been reduced to zero. Any Collateral Support Deficit allocated to a Class of Certificates will be allocated among respective Certificates of the Class in proportion to the Percentage Interests evidenced by those Certificates.

     Mortgage loan losses and Collateral Support Deficits will not be allocated to the Class R or Class LR Certificates and will not be directly allocated to the Class X Certificates. However, the Notional Amount of the Class X Certificates may be reduced if the related Class of Certificates are reduced by such loan losses or such Collateral Support Deficits.

     In general, Collateral Support Deficits could result from the occurrence of: (1) losses and other shortfalls on or in respect of the mortgage loans, including as a result of defaults and delinquencies on the mortgage loans, Nonrecoverable Advances made in respect of the mortgage loans, the payment to the Special Servicer of any compensation as described in "Servicing of the Mortgage Loans--Servicing and Other Compensation and Payment of Expenses" in this prospectus supplement, and the payment of interest on Advances and certain servicing expenses; and (2) certain unanticipated, non-mortgage loan specific expenses of the trust fund, including certain reimbursements to the Trustee and the Fiscal Agent as described under "Description of the Pooling Agreements--Certain Matters Regarding the Trustee" in the prospectus and "Description of the Certificates--The Trustee, Certificate Registrar and Authenticating Agent" in this prospectus supplement, certain reimbursements to the Servicer and the Depositor as described under "Description of the Pooling Agreements--Certain Matters Regarding the Master Servicer and the Depositor" in the prospectus, and certain federal, state and local taxes, and certain tax-related expenses, payable out of the trust fund as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in the prospectus. Accordingly, the allocation of Collateral Support Deficit as described above will constitute an allocation of losses and other shortfalls experienced by the trust fund.

     A Class of Offered Certificates will be considered outstanding until its Certificate Balance is reduced to zero. However, notwithstanding a reduction of its Certificate Balance to zero, reimbursements of any previously allocated Collateral Support Deficits are required thereafter to be made to a Class of Offered Certificates in accordance with the payment priorities set forth in "--Distributions--Priority" above.


ADVANCES

     On the business day immediately preceding each Distribution Date (the "Servicer Remittance Date"), the Servicer will be obligated, to the extent determined to be recoverable as described below, to make advances (each, a "P&I Advance") out of its own funds or, subject to the replacement of those funds as provided in the Pooling and Servicing Agreement, certain funds held in the Certificate Account that are not required to be part of the Available Distribution Amount for that Distribution Date, in an amount equal to (but subject to reduction as described in the following paragraph) the aggregate of:
(1) all Periodic Payments (net of any applicable Servicing Fees), other than balloon payments, that were due on the mortgage loans and any REO Loan during the related Due Period and not received as of the Servicer Remittance Date; and
(2) in the case of each mortgage loan delinquent in respect of its balloon payment as of the related Servicer Remittance Date (including any REO Loan as to which the balloon payment would have been past due) and each REO Loan, an amount equal to its Assumed Scheduled Payment. The Servicer's obligations to make P&I Advances in respect of any mortgage loan or REO Property will continue, except if a determination as to non recoverability is made, through and up to liquidation of the mortgage loan or disposition of the REO Property, as the case may be. However, no interest will accrue on any P&I Advance made with respect to a mortgage loan unless the related Periodic Payment is received after the related due date has passed and any applicable grace period has expired or if the related Periodic Payment is received prior to the Servicer Remittance Date. To the extent that the Servicer fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Trustee will make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a P&I Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will be required to make the required P&I Advance in accordance with the terms of the Pooling and Servicing Agreement.

     None of the Servicer, the Trustee or the Fiscal Agent will be required to make a P&I Advance for default interest, Yield Maintenance Charges, prepayment premiums or Excess Interest.

     If an Appraisal Reduction has been made with respect to any mortgage loan and such mortgage loan experiences subsequent delinquencies, then the interest portion of any P&I Advance in respect of that mortgage loan for the related Distribution Date will be reduced (there will be no reduction in the principal portion of such P&I Advance) to equal the product of (x) the amount of the interest portion of the P&I Advance for that mortgage loan for the related Distribution Date without regard to this sentence, and (y) a fraction, expressed as a percentage, the numerator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date, net of the related Appraisal Reduction, if any, and the denominator of which is equal to the Stated Principal Balance of that mortgage loan immediately prior to the related Distribution Date. For purposes of the immediately preceding sentence, the Periodic Payment due on the maturity date for a balloon loan will be the Assumed Scheduled Payment for the related Distribution Date.

     In addition to P&I Advances, the Servicer will also be obligated, and the Special Servicer will have the option (with respect to emergency advances) (in each case, subject to the limitations described in this prospectus supplement) to make advances ("Servicing Advances" and, collectively with P&I Advances, "Advances") in connection with the servicing and administration of any mortgage loan in respect of which a default, delinquency or other unanticipated event has occurred or is reasonably foreseeable, or, in connection with the servicing and administration of any Mortgaged Property or REO Property, in order to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of or enforce the related mortgage loan documents or to protect, lease, manage and maintain the related Mortgaged Property. To the extent that the Servicer fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement and the Trustee has notice of this failure, the Trustee will make the required Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement. To the extent that the Trustee fails to make a Servicing Advance that it is required to make under the Pooling and Servicing Agreement, the Fiscal Agent will be required to make the Servicing Advance in accordance with the terms of the Pooling and Servicing Agreement.

     The Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable, will be entitled to recover any Servicing Advance made out of its own funds from any amounts collected in respect of a mortgage loan (including, with respect to a Servicing Advance made for the Grace Building Loan, the Grace Building Pari Passu Companion Notes and the Grace Building B Note, and, with respect to a Servicing Advance made with respect to an AB Mortgage Loan, the related Subordinate Companion Loan), as to which that Servicing Advance was made, and to recover any P&I Advance made out of its own funds from any amounts collected in respect of a mortgage loan, whether in the form of late payments, Insurance and Condemnation Proceeds, Liquidation Proceeds or otherwise from the related mortgage loan ("Related Proceeds"). Notwithstanding the foregoing, none of the Servicer, the Trustee or the Fiscal Agent will be obligated to make any Advance that it determines in its reasonable judgment would, if made, not be recoverable (including interest on the Advance) out of Related Proceeds (a "Nonrecoverable Advance"). Each of the Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds relating to the mortgage loans on deposit in the Certificate Account (first from principal collections and then from interest collections). The Trustee or the Fiscal Agent will be entitled to rely conclusively on any non-recoverability determination of the Servicer or the Special Servicer. If the funds in the Certificate Account relating to the mortgage loans allocable to principal on the mortgage loans are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, at its sole option and discretion to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the advance) for a time as required to reimburse the excess portion from principal for a consecutive period up to 12 months provided that no such deferral shall occur at any time to the extent that amounts otherwise distributable as principal are available for such reimbursement. Each of the Servicer, the Special Servicer, the Trustee and the Fiscal Agent will be entitled to recover any Advance (together with interest thereon) that is outstanding at the time that a mortgage loan is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a "Workout-Delayed Reimbursement Amount") out of principal collections on the mortgage loans in the Certificate Account. Any amount that constitutes all or a portion of any Workout-Delayed Reimbursement Amount may in the future be determined to constitute a Nonrecoverable Advance and thereafter shall be recoverable as any other Nonrecoverable Advance. To the extent a Nonrecoverable Advance or a Workout-Delayed Reimbursement Amount with respect to a mortgage loan is required to be reimbursed from the principal portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the principal collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the principal collections in such Loan Group are not sufficient to make such reimbursement in full, then from the principal collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances and Workout-Delayed Reimbursement Amounts that are related to such other Loan Group). To the extent a Nonrecoverable Advance with respect to a mortgage loan is required to be reimbursed from the interest portion of the general collections on the mortgage loans as described in this paragraph, such reimbursement will be made first, from the interest collections available on the mortgage loans included in the same Loan Group as such mortgage loan and if the interest collections in such Loan Group are not sufficient to make such reimbursement in full, then from the interest collections available in the other Loan Group (after giving effect to any reimbursement of Nonrecoverable Advances that are related to such other Loan Group). In addition, the Special Servicer may, at its option, make a determination in accordance with the Servicing Standards that any P&I Advance or Servicing Advance, if made, would be a Nonrecoverable Advance and may deliver to the Servicer, the Trustee and the Fiscal Agent notice of such determination, which determination will be conclusive and binding on the Servicer, the Trustee and the Fiscal Agent. Further, with respect to the Grace Building Loan, if any servicer in connection with a subsequent securitization of either Grace Building Pari Passu Companion Note determines that any P&I Advance with respect to that Grace Building Pari Passu Companion Note, if made, would be non-recoverable, such determination will not be binding on the Servicer, the Trustee and the Fiscal Agent as it relates to any proposed P&I Advance with respect to the Grace Building Loan. In making such non-recoverability determination, such person will be entitled to consider (among other things) only the obligations of the borrower under the terms of the related mortgage loan as it may have been modified, to consider (among other things) the related Mortgaged Properties in their "as is" or then current conditions and occupancies, as modified by such party's assumptions regarding the possibility and effects of future adverse change with respect to such Mortgaged Properties, to estimate and consider (among other things) future expenses and to estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations (but not reverse any other person's determination that an Advance is non-recoverable) at any time and may obtain at the expense of the trust any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any non-recoverability determination described in this paragraph (except for a non-recoverability determination made by a servicer in connection with a subsequent securitization of a Grace Building Pari Passu Companion Note) will be conclusive and binding on the Certificateholders. The Servicer will be entitled to rely conclusively on any non-recoverability determination of the Special Servicer and the Trustee and the Fiscal Agent shall be entitled to rely conclusively on any non-recoverability determination of the Servicer or the Special Servicer. Nonrecoverable Advances will represent a portion of the losses to be borne by the Certificateholders. No P&I Advances will be made with respect to delinquent amounts in respect of monthly payments or the balloon payment due on any Subordinate Companion Loan and no Servicing Advances will be made on any Subordinate Companion Loan if the related AB Mortgage Loan is no longer part of the trust. Any requirement of the Servicer, Special Servicer, Trustee or the Fiscal Agent to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more mortgage loans. See "Description of the Certificates--Advances in Respect of Delinquencies" and "Description of the Pooling Agreements--Certificate Account" in the prospectus.

     In connection with its recovery of any Advance, each of the Servicer, the Special Servicer, the Trustee, and the Fiscal Agent will be entitled to be paid, out of any amounts relating to the mortgage loans then on deposit in the Certificate Account, interest at the Prime Rate (the "Reimbursement Rate") accrued on the amount of the Advance from the date made to but not including the date of reimbursement. None of the Servicer, the Trustee, or the Fiscal Agent will be entitled to interest on P&I Advances that accrues before the related due date has passed and any applicable grace period has expired. The "Prime Rate" will be the prime rate, for any day, set forth in The Wall Street Journal, New York edition.

     Each Statement to Certificateholders furnished or made available by the Trustee to the Certificateholders will contain information relating to the amounts of Advances made with respect to the related Distribution Date. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement and "Description of the Certificates--Reports to Certificateholders" in the prospectus.


APPRAISAL REDUCTIONS

     After an Appraisal Reduction Event has occurred with respect to a mortgage loan (including the Grace Building Whole Loan), an Appraisal Reduction is required to be calculated. An "Appraisal Reduction Event" will occur on the earliest of:

       (1) 120 days after an uncured delinquency (without regard to the application of any grace period) occurs in respect of a mortgage loan;

       (2) the date on which a reduction in the amount of Periodic Payments on a mortgage loan, or a change in any other material economic term of the mortgage loan (other than an extension of its maturity), becomes effective as a result of a modification of the related mortgage loan by the Special Servicer;

       (3) the date on which a receiver has been appointed;

       (4) 60 days after a borrower declares bankruptcy;

       (5) 60 days after the date on which an involuntary petition of bankruptcy is filed with respect to the borrower if not dismissed within such time;

       (6) 90 days after an uncured delinquency occurs in respect of a balloon payment for a mortgage loan; and

       (7) immediately after a mortgage loan becomes an REO Loan.

     No Appraisal Reduction Event may occur at any time when the aggregate Certificate Balance of all Classes of Certificates (other than the Class A Certificates) has been reduced to zero.

     The "Appraisal Reduction" for any Distribution Date and for any mortgage loan as to which any Appraisal Reduction Event has occurred will be an amount calculated by the Special Servicer, in consultation with the Directing Certificateholder, as of the first Determination Date following the date the Special Servicer receives or performs such appraisal equal to the excess of (a) the Stated Principal Balance of that mortgage loan over (b) the excess of (1) the sum of (x) 90% of the appraised value of the related Mortgaged Property as determined (A) by one or more MAI appraisals with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with such loan) with an outstanding principal balance equal to or in excess of $2,000,000 (the costs of which will be paid by the Servicer as an Advance), or (B) by an internal valuation performed by the Special Servicer with respect to that mortgage loan (together with any other mortgage loan cross-collateralized with that mortgage loan) with an outstanding principal balance less than $2,000,000, and (y) all escrows, letters of credit and reserves in respect of that mortgage loan as of the date of calculation over (2) the sum as of the due date occurring in the month of the date of determination of (x) to the extent not previously advanced by the Servicer, the Trustee or the Fiscal Agent all unpaid interest on that mortgage loan at a per annum rate equal to the Mortgage Rate, (y) all Advances not reimbursed from the proceeds of such mortgage loan and interest on those Advances at the Reimbursement Rate in respect of that mortgage loan and (z) all currently due and unpaid real estate taxes and assessments, insurance premiums and ground rents, unpaid Special Servicing Fees and all other amounts due and unpaid under that mortgage loan (which tax, premiums, ground rents and other amounts have not been the subject of an Advance by the Servicer, the Special Servicer, the Trustee or the Fiscal Agent, as applicable).

     The Special Servicer will be required to order an appraisal or conduct a valuation promptly upon the occurrence of an Appraisal Reduction Event. On the first Determination Date occurring on or after the delivery of the MAI appraisal or the completion of the valuation, the Special Servicer will be required to calculate in consultation with the Directing Certificateholder and report to the Directing Certificateholder (and, in the case of the Grace Building Whole Loan, the Grace Building Directing Holder), the Servicer and the Trustee, the Appraisal Reduction, taking into account the results of such appraisal or valuation. In the event that the Special Servicer has not received any required MAI appraisal within 60 days after the Appraisal Reduction Event (or, in the case of an appraisal in connection with an Appraisal Reduction Event described in clauses (1) and (6) of the third preceding paragraph, within 120 days after the initial delinquency for the related Appraisal Reduction Event), the amount of the Appraisal Reduction will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related mortgage loan until the MAI appraisal is received.

     As a result of calculating one or more Appraisal Reductions, the amount of any required P&I Advance will be reduced, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates then outstanding (i.e., first to the Class NR Certificates, then to the Class P Certificates, then to the Class N Certificates, then to the Class M Certificates, then to the Class L Certificates, then to the Class K Certificates, then to the Class J Certificates, then to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then to the Class C Certificates and then to the Class B Certificates); provided that with respect to an Appraisal Reduction on the Grace Building Whole Loan, such Appraisal Reduction will be applied to the Grace Building B Note prior to any application of such Appraisal Reduction to the Grace Building Loan and the Grace Building Pari Passu Companion Notes. See "--Advances" above.

     With respect to each mortgage loan as to which an Appraisal Reduction has occurred (unless the mortgage loan has remained current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred with respect thereto during the preceding three months), the Special Servicer is required, within 30 days of each annual anniversary of the related Appraisal Reduction Event to order an appraisal (which may be an update of a prior appraisal), the cost of which will be a Servicing Advance, or to conduct an internal valuation, as applicable. Based upon the appraisal or valuation, the Special Servicer is required to redetermine in consultation with the Directing Certificateholder and report to the Directing Certificateholder (and, in the case of the Grace Building Whole Loan, the Grace

Building Directing Holder), the Servicer and the Trustee, the recalculated amount of the Appraisal Reduction with respect to the mortgage loan. The Directing Certificateholder will have 10 business days to review and approve each calculation of any recalculated Appraisal Reduction; provided, however, that if the Directing Certificateholder fails to approve any calculation of the recalculated Appraisal Reduction within such 10 business days of receipt, such consent will be deemed to be given. Notwithstanding the foregoing, the Special Servicer will not be required to obtain an appraisal or valuation with respect to a mortgage loan which is the subject of an Appraisal Reduction Event to the extent the Special Servicer has obtained an appraisal or valuation with respect to the related Mortgaged Property within the 12-month period prior to the occurrence of the Appraisal Reduction Event. Instead, the Special Servicer may use the prior appraisal or valuation in calculating any Appraisal Reduction with respect to the mortgage loan, provided that the Special Servicer is not aware of any material change to the Mortgaged Property, its earnings potential or risk characteristics, or marketability, or market conditions that has occurred that would affect the validity of the appraisal or valuation.

     The Grace Building Whole Loan will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such whole loan. Any Appraisal Reduction calculated with respect to the Grace Building Whole Loan will be applied first to the Grace Building B Note. Any Appraisal Reduction Amount in respect of the Grace Building Whole Loan that exceeds the aggregate balance of the Grace Building B Note will be allocated to the Grace Building Loan and the Grace Building Pari Passu Companion Notes, pro rata.

     With respect to any AB Mortgage Loan, Appraisal Reductions will be calculated based on the aggregate outstanding principal balance of such AB Mortgage Loan and the related Subordinate Companion Loan. Any resulting Appraisal Reductions will be allocated to the related Subordinate Companion Loan prior to being allocated to the AB Mortgage Loan.

     Any mortgage loan previously subject to an Appraisal Reduction which becomes current and remains current for three consecutive Periodic Payments, and with respect to which no other Appraisal Reduction Event has occurred and is continuing, will no longer be subject to an Appraisal Reduction.


REPORTS TO CERTIFICATEHOLDERS; CERTAIN AVAILABLE INFORMATION

     On each Distribution Date, the Trustee will be required to make available on its website to each holder of a Certificate, the Servicer, the Underwriters, the Special Servicer, the Directing Certificateholder, the holder of the Grace Building B Note and the holders of the Grace Building Pari Passu Companion Notes, each Rating Agency, the Trustee and certain assignees of the Depositor, including a financial market publisher (which is anticipated to initially be Bloomberg, L.P.), if any, a statement (a "Statement to Certificateholders") based upon information provided by the Servicer in accordance with the Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Servicer and the Trustee) guidelines setting forth, among other things:

       (1) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reduction of the Certificate Balance of the Certificates;

       (2) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Distributable Certificate Interest;

       (3) the aggregate amount of P&I Advances made in respect of the Distribution Date;

       (4) the amount of compensation paid to the Trustee and servicing compensation paid to the Servicer and the Special Servicer with respect to the Due Period for the Distribution Date;

       (5) the aggregate Stated Principal Balance of the mortgage loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

       (6) the number, aggregate principal balance, weighted average remaining term to maturity and weighted average Mortgage Rate of the mortgage loans as of the end of the related Due Period for the Distribution Date;

       (7) the number and aggregate principal balance of mortgage loans (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) current but specially serviced or in foreclosure but not an REO Property and (E) for which the related borrower is subject to oversight by a bankruptcy court;

       (8) the value of any REO Property included in the trust fund as of the Determination Date for the Distribution Date, on a loan-by-loan basis, based on the most recent appraisal or valuation;

       (9) the Available Distribution Amount for the Distribution Date;

       (10) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates allocable to Yield Maintenance Charges;

       (11) the Pass-Through Rate for each Class of Certificates for the Distribution Date and the next succeeding Distribution Date;

       (12) the Scheduled Principal Distribution Amount and the Unscheduled Principal Distribution Amount for the Distribution Date;

       (13) the Certificate Balance or Notional Amount, as the case may be, of each Class of Certificates immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Collateral Support Deficit on the Distribution Date;

       (14) the fraction, expressed as a decimal carried to eight places, the numerator of which is the then related Certificate Balance or Notional Amount, as the case may be, and the denominator of which is the related initial aggregate Certificate Balance or Notional Amount, as the case may be, for each Class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

       (15) the amount of any Appraisal Reductions effected in connection with the Distribution Date on a loan-by-loan basis and the total Appraisal Reduction effected in connection with such Distribution Date;

       (16) the number and Stated Principal Balances of any mortgage loans extended or modified since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) on a loan-by-loan basis;

       (17) the amount of any remaining unpaid interest shortfalls for each Class of Certificates as of the Distribution Date;

       (18) a loan-by-loan listing of each mortgage loan which was the subject of a principal prepayment since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) and the amount and the type of principal prepayment occurring;

       (19) a loan-by-loan listing of any mortgage loan which was defeased since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

       (20) all deposits into, withdrawals from, and the balance of the Interest Reserve Account on the related Servicer Remittance Date;

       (21) the amount of the distribution on the Distribution Date to the holders of each Class of Certificates in reimbursement of Collateral Support Deficit;

       (22) the aggregate unpaid principal balance of the mortgage loans outstanding as of the close of business on the related Determination Date;


       (23) with respect to any mortgage loan as to which a liquidation occurred since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date) (other than a payment in full), (A) its loan number, (B) the aggregate of all Liquidation Proceeds which are included in the Available Distribution Amount and other amounts received in connection with the liquidation (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any Collateral Support Deficit in connection with the liquidation;

       (24) with respect to any REO Property included in the trust as to which the Special Servicer determined, in accordance with accepted Servicing Standards, that all payments or recoveries with respect to the Mortgaged Property have been ultimately recovered since the previous Determination Date, (A) the loan number of the related mortgage loan, (B) the aggregate of all Liquidation Proceeds and other amounts received in connection with that determination (separately identifying the portion allocable to distributions on the Certificates) and (C) the amount of any realized loss in respect of the related REO Loan in connection with that determination;

       (25) the aggregate amount of interest on P&I Advances paid to the Servicer, the Trustee and the Fiscal Agent since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

       (26) the aggregate amount of interest on Servicing Advances paid to the Servicer, the Special Servicer, the Trustee and the Fiscal Agent since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date);

       (27) the original and then-current credit support levels for each Class of Certificates;

       (28) the original and then-current ratings for each Class of Certificates;

       (29) the amount of the distribution on the Distribution Date to the holders of the Residual Certificates; and

       (30) the aggregate amount of Yield Maintenance Charges collected since the previous Determination Date (or in the case of the first Distribution Date, as of the cut-off date).

     The Trustee will make available the Statements to Certificateholders through its website, which is initially located at www.etrustee.net. In addition, the Trustee may make certain other information and reports (including the collection of reports specified by The Commercial Mortgage Securities Association (or any successor organization reasonably acceptable to the Trustee and the Servicer) as the "CMSA Investor Reporting Package") related to the mortgage loans available, to the extent that the Trustee receives such information and reports from the Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Trustee will not make any representations or warranties as to the accuracy or completeness of any information provided by it and may disclaim responsibility for any information for which it is not the original source. In connection with providing access to the Trustee's website, the Trustee may require registration and acceptance of a disclaimer. The Trustee will not be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

     In the case of information furnished pursuant to clauses (1), (2), (10),
(17) and (21) above, the amounts will be expressed as a dollar amount in the aggregate for all Certificates of each applicable Class and per any definitive certificate. In addition, within a reasonable period of time after the end of each calendar year, the Trustee is required to furnish to each person or entity who at any time during the calendar year was a holder of a Certificate, a statement containing the information set forth in clauses (1) and (2) above as to the applicable Class, aggregated for the related calendar year or applicable partial year during which that person was a Certificateholder, together with any other information that the Trustee deems necessary or desirable, or that a Certificateholder or Certificate Owner reasonably requests, to enable Certificateholders to prepare their tax returns for that calendar year. This obligation of the Trustee will be deemed to have been satisfied to the extent that substantially comparable information will be provided by the Trustee pursuant to any requirements of the Code as from time to time are in force.

     The Trustee will be required to provide or make available to a financial market publisher, which is anticipated initially to be Bloomberg, L.P., certain current information with respect to the Mortgaged Properties on a monthly basis, including current and original net operating income, debt service coverage ratio based upon borrowers' annual Operating Statements and occupancy rates, to the extent it has received the information from the Servicer pursuant to the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement requires that the Trustee make available at its offices, during normal business hours, for review by any holder of an Offered Certificate, the Mortgage Loan Sellers, the Depositor, the Special Servicer, the Servicer, the Directing Certificateholder and the holder of the Grace Building B Note and the holders of the Grace Building Pari Passu Companion Notes, each Rating Agency, any designee of the Depositor or any other person to whom the Trustee, believes the disclosure is appropriate, upon their prior written request, originals or copies of, among other things, the following items:

       (1) the Pooling and Servicing Agreement and any amendments to that agreement;

       (2) all Statements to Certificateholders made available to holders of the relevant Class of Offered Certificates since the Closing Date;

       (3) all officer's certificates delivered to the Trustee since the Closing Date as described under "Description of the Pooling
   Agreements--Evidence as to Compliance" in the prospectus;

       (4) all accountants' reports delivered to the Trustee since the Closing Date as described under "Description of the Pooling Agreements--Evidence as to Compliance" in the prospectus;

       (5) the most recent property inspection report prepared by or on behalf of the Servicer or the Special Servicer and delivered to the Trustee in respect of each Mortgaged Property;

       (6) copies of the mortgage loan documents;

       (7) any and all modifications, waivers and amendments of the terms of a mortgage loan entered into by the Servicer or the Special Servicer and delivered to the Trustee; and

       (8) any and all statements and reports delivered to, or collected by, the Servicer or the Special Servicer, from the borrowers, including the most recent annual property Operating Statements, rent rolls and borrower financial statements, but only to the extent that the statements and reports have been delivered to the Trustee.

     Copies of any and all of the foregoing items will be available to those named in the above paragraph, from the Trustee, as applicable, upon request; however, the Trustee, as applicable, will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing the copies, except that the Directing Certificateholder shall be entitled to receive such items free of charge. Pursuant to the Pooling and Servicing Agreement, the Servicer will use reasonable efforts to collect certain financial and property information required under the mortgage loan documents, such as Operating Statements, rent rolls and financial statements.

     The Pooling and Servicing Agreement will require the Servicer and the Trustee, subject to certain restrictions (including execution and delivery of a confidentiality agreement) set forth in the Pooling and Servicing Agreement, to provide certain of the reports or, in the case of the Servicer and the Controlling Class Certificateholder, access to the reports available as set forth above, as well as certain other information received by the Servicer or the Trustee, as the case may be, to any Certificateholder, the Underwriters, the Mortgage Loan Sellers, any Certificate Owner or any prospective investor so identified by a Certificate Owner or an Underwriter, that requests reports or information. However, the Trustee and the Servicer will be permitted to require payment of a sum sufficient to cover the reasonable costs and expenses of providing copies of these reports or information, except that, other than for extraordinary or duplicate requests, the Directing Certificateholder shall be entitled to reports and information free of charge. Except as otherwise set forth in this paragraph, until the time definitive certificates are issued, notices and statements required to be mailed to holders of Certificates will be available to Certificate Owners of Offered Certificates only to the extent they are forwarded by or otherwise available through DTC and its Participants. Conveyance of notices and other communications by DTC to Participants, and by Participants to Certificate Owners, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Except as otherwise set forth in this paragraph, the Servicer, the Special Servicer, the

Trustee and the Depositor are required to recognize as Certificateholders only those persons in whose names the Certificates are registered on the books and records of the Certificate Registrar. The initial registered holder of the Offered Certificates will be Cede & Co., as nominee for DTC.


VOTING RIGHTS

     At all times during the term of the Pooling and Servicing Agreement, the voting rights for the Certificates (the "Voting Rights") will be allocated among the respective Classes of Certificateholders as follows: (1) 4% in the case of the Class X Certificates, and (2) in the case of any other Class of Certificates (other than the Residual Certificates), a percentage equal to the product of 96% and a fraction, the numerator of which is equal to the aggregate Certificate Balance of the Class, in each case, determined as of the prior Distribution Date, and the denominator of which is equal to the aggregate Certificate Balance of all Classes of Certificates, each determined as of the prior Distribution Date. None of the Class R or the Class LR Certificates will be entitled to any Voting Rights. For purposes of determining Voting Rights, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions related to mortgage loans as to which Liquidation Proceeds or other final payment have not yet been received. Voting Rights allocated to a Class of Certificateholders will be allocated among the Certificateholders in proportion to the Percentage Interests evidenced by their respective Certificates. Solely for purposes of giving any consent, approval or waiver pursuant to the Pooling and Servicing Agreement, neither the Servicer, the Special Servicer nor the Depositor will be entitled to exercise any Voting Rights with respect to any Certificates registered in its name, if the consent, approval or waiver would in any way increase its compensation or limit its obligations in the named capacities or waive an Event of Default under the Pooling and Servicing Agreement; provided, however, that the restrictions will not apply to the exercise of the Special Servicer's rights, if any, as a member of the Controlling Class.


TERMINATION; RETIREMENT OF CERTIFICATES

     The obligations created by the Pooling and Servicing Agreement will terminate upon payment (or provision for payment) to all Certificateholders of all amounts held by the Trustee and required to be paid following the earlier of (1) the final payment (or related Advance) or other liquidation of the last mortgage loan or REO Property subject thereto, (2) the voluntary exchange of all the then outstanding certificates for the mortgage loans remaining in the trust (provided, however, that (a) the offered certificates are no longer outstanding, (b) there is only one holder of the then outstanding certificates and (c) the Servicer consents to the exchange) or (3) the purchase or other liquidation of all of the assets of the trust fund by the holders of the Controlling Class, the Special Servicer, the Servicer or the holders of the Class LR Certificates, in that order of priority. Written notice of termination of the Pooling and Servicing Agreement will be given to each Certificateholder, and the final distribution will be made only upon surrender and cancellation of the Certificates at the office of the Certificate Registrar or other location specified in the notice of termination.

     The holders of the Controlling Class, the Special Servicer, the Servicer and the holders of the Class LR Certificates (in that order) will have the right to purchase all of the assets of the trust fund. This purchase of all the mortgage loans and other assets in the trust fund is required to be made at a price equal to the sum of (1) the aggregate Purchase Price of all the mortgage loans (exclusive of REO Loans) then included in the trust fund and (2) the aggregate fair market value of all REO Properties then included in the trust fund (which fair market value for any REO Property may be less than the Purchase Price for the corresponding REO Loan), as determined by an appraiser selected and mutually agreed upon by the Servicer and the Trustee, plus the reasonable out-of-pocket expenses of the Servicer related to such purchase, unless the Servicer is the purchaser. This purchase will effect early retirement of the then outstanding Offered Certificates, but the rights of the holders of the Controlling Class, the Special Servicer, the Servicer or the holders of the Class LR Certificates to effect the termination is subject to the requirement that the then aggregate Stated Principal Balance of the pool of mortgage loans be less than 1% of the Initial Pool Balance. The voluntary exchange of Certificates, including the Class X Certificates, for the remaining mortgage loans is not subject to the 1% limit, but is limited to each Class of outstanding Certificates being held by one Certificateholder who must voluntarily participate and the Servicer must consent to the exchange.

     On the final Distribution Date, the aggregate amount paid by the holders of the Controlling Class, the Special Servicer, the Servicer or the holders of the Class LR Certificates, as the case may be, for the mortgage loans and other assets in the trust fund (if the trust fund is to be terminated as a result of the purchase described in the preceding paragraph), together with all other amounts on deposit in the Certificate Account and not otherwise payable to a person other than the Certificateholders (see "Description of the Pooling Agreements--Certificate Account" in the prospectus), will be applied generally as described above under "--Distributions--Priority" in this prospectus supplement.

     Any optional termination by the holders of the Controlling Class, the Special Servicer, the Servicer or the holders of the Class LR Certificates would result in prepayment in full of the Certificates and would have an adverse effect on the yield of the Class X Certificates because a termination would have an effect similar to a principal prepayment in full of the mortgage loans and, as a result, investors in the Class X Certificates and any other Certificates purchased at premium might not fully recoup their initial investment. See "Yield and Maturity Considerations" in this prospectus supplement.


THE TRUSTEE, CERTIFICATE REGISTRAR AND AUTHENTICATING AGENT

     LaSalle Bank National Association, a national banking association with offices located in Chicago, Illinois, will act as Trustee on behalf of the Certificateholders. The corporate trust office of the Trustee is located at 135
S. LaSalle Street, Suite 1625, Chicago, Illinois 60603, Attn: Asset-Backed Securities Trust Services Group--J.P. Morgan Chase Commercial Mortgage Securities Corp., Commercial Mortgage Pass-Through Certificates, Series 2004-CIBC9. In addition, LaSalle Bank National Association will initially serve as registrar (in that capacity, the "Certificate Registrar") for the purposes of recording and otherwise providing for the registration of the Offered Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the Certificates (in that capacity, the "Authenticating Agent").As compensation for the performance of its routine duties, the Trustee will be paid a fee (the "Trustee Fee"). The Trustee Fee will be payable monthly from amounts received in respect of the mortgage loans and will be equal to the product of a rate equal to 0.0021% per annum (the "Trustee Fee Rate") and the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the related mortgage loan. In addition, the Trustee will be entitled to recover from the trust fund all reasonable unanticipated expenses and disbursements incurred or made by the Trustee in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misfeasance, negligence or bad faith. The Trustee will not be entitled to any fee with respect to the Grace Building Pari Passu Companion Notes and the Grace Building B Note. See "Description of the Pooling Agreements--The Trustee," "--Duties of the Trustee", "--Certain Matters Regarding the Trustee" and "--Resignation and Removal of the Trustee" in the prospectus.


THE FISCAL AGENT

     ABN AMRO Bank N.V., a Netherlands banking corporation and the indirect corporate parent of the Trustee will act as Fiscal Agent for the trust and will be obligated to make any Advance required to be made, and not made, by the Servicer and the Trustee under the Pooling and Servicing Agreement, provided that the Fiscal Agent will not be obligated to make any Advance that it deems to be a Nonrecoverable Advance. The Fiscal Agent will be entitled, but not obligated, to rely conclusively on any determination by the Servicer, the Special Servicer (solely in the case of Servicing Advances) or the Trustee that an Advance, if made, would be a Nonrecoverable Advance. The Fiscal Agent will be entitled to reimbursement for each Advance made by it in the same manner and to the same extent as, but prior to, the Servicer and the Trustee. See "--Advances" above. The Fiscal Agent will be entitled to various rights, protections and indemnities similar to those afforded the Trustee. The Trustee will be responsible for payment of the compensation of the Fiscal Agent. In the event that LaSalle Bank National Association shall, for any reason, cease to act as Trustee under the Pooling and Servicing Agreement, ABN AMRO Bank N.V. likewise shall no longer serve in the capacity of Fiscal Agent thereunder.

     The Trustee and the Fiscal Agent, and each of their respective directors, officers, employees, agents and controlling persons will be entitled to indemnification from the trust against any loss, liability or expense incurred without negligence or willful misconduct on their respective parts, arising out of, or in connection with the Pooling and Servicing Agreement, the Certificates and the mortgage loans.

                        SERVICING OF THE MORTGAGE LOANS

GENERAL

     The servicing of the mortgage loans (including the Grace Building Whole
Loan) and any REO Properties will be governed by the Pooling and Servicing Agreement. The following summaries describe certain provisions of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties. The summaries do not purport to be complete and are subject, and qualified in their entirety by reference, to the provisions of the Pooling and Servicing Agreement. Reference is made to the prospectus for additional information regarding the terms of the Pooling and Servicing Agreement relating to the servicing and administration of the mortgage loans and any REO Properties, provided that the information in this prospectus supplement supersedes any contrary information set forth in the prospectus. See "Description of the Pooling Agreements" in the prospectus.

     In connection with the Grace Building Whole Loan, the Servicer will enter into a subservicing agreement with Wells Fargo Bank, National Association. Under this agreement, Wells Fargo Bank, National Association, as primary servicer, will assume many of the servicing obligations of the Servicer with respect to the Grace Building Whole Loan, except that the Servicer (and not the primary servicer) will be responsible for making all required Advances. In the event that the Servicer is terminated or resigns as servicer under the Pooling and Servicing Agreement, unless the primary servicer resigns or is terminated for cause pursuant to the subservicing agreement, the Servicer's resignation or termination will not cause the termination of the primary servicer.

     Each of the Servicer (directly or through one or more sub-servicers) and the Special Servicer will be required to service and administer the mortgage loans (including the Grace Building Whole Loan) for which it is responsible. The Servicer may delegate and/or assign some or all of its servicing obligations and duties with respect to some or all of the mortgage loans to one or more third-party subservicers (although the Servicer will remain primarily responsible for the servicing of those mortgage loans). Except in certain limited circumstances set forth in the Pooling and Servicing Agreement, the Special Servicer will not be permitted to appoint sub-servicers with respect to any of its servicing obligations and duties.

     The Servicer will be required to service and administer the mortgage loans (including the Grace Building Whole Loan) for which it is obligated to service and administer, as an independent contractor, pursuant to the Pooling and Servicing Agreement on behalf of the trust and in the best interests of and for the benefit of Certificateholders (as determined by the Servicer in its good faith and reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the terms of the respective mortgage loans (and in the case of the Grace Building Loan and each mortgage loan with a B note, a mezzanine loan or a Subordinate Companion Loan, the terms of the related intercreditor agreement) and, to the extent consistent with the foregoing, further as follows: (1) with the same skill, care and diligence as is normal and usual in its mortgage servicing activities on behalf of third parties or on behalf of itself, whichever is higher, with respect to mortgage loans that are comparable to the mortgage loans, (2) with a view to the timely collection of all scheduled payments of principal and interest under the mortgage loans and (3) without regard to:

       (A) any relationship that the Servicer or any of its affiliates, as the case may be, may have with the related borrower;

       (B) the ownership of any Certificate by the Servicer or any of its affiliates, as the case may be;

       (C) the Servicer's obligation to make Advances; and

       (D) the right of the Servicer to receive compensation payable to it under the Pooling and Servicing Agreement or with respect to any particular transaction (the foregoing, collectively referred to as the "Servicer Servicing Standards").

     The Special Servicer will be required to service and administer the mortgage loans (including the Grace Building Whole Loan) for which it is responsible in accordance with applicable law, the terms of the Pooling and Servicing Agreement and the mortgage loan documents (and in the case of the Grace Building Whole Loan, the terms of the Grace Building Intercreditor Agreement, and in the case of each AB Mortgage Loan, the terms of the related AB Mortgage Loan intercreditor agreement) and, to the extent consistent with the foregoing, in accordance with the higher of the following standards of care: (1) the same manner in which, and with the same care, skill, prudence and diligence with which the Special Servicer services and administers similar mortgage loans for other third-party portfolios, and
(2) the same care, skill, prudence and diligence with which the Special Servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned by the Special Servicer, in either case, with a view to the maximization of recovery of principal and interest on a net present value basis on the mortgage loans or Specially Serviced Mortgage Loans, as applicable, and the best interests of the trust and the certificateholders (and in the case of the Grace Building Loan, the holders of the Grace Building Pari Passu Companion Notes and the Grace Building B Note (as a collective whole), and in the case of the AB Mortgage Loans, the holder of the related Subordinate Companion Loan (as a collective whole)):

       (A) any relationship that the Special Servicer, or any of its affiliates may have with the related borrower or any borrower affiliate, any Mortgage Loan Seller or any other party to the Pooling and Servicing Agreement;

       (B) the ownership of any Certificate by the Special Servicer or any of its affiliates;

       (C) the Special Servicer's right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

       (D) the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by the Special Servicer; and

       (E) any debt that the Special Servicer or any of its affiliates has extended to any borrower or any of its affiliates (the foregoing, collectively referred to as the "Special Servicer Servicing Standards").

     "Servicing Standards" means (i) with respect to the Servicer, the Servicer Servicing Standards and (ii) with respect to the Special Servicer, the Special Servicer Servicing Standards.

     Except as otherwise described under "--Inspections; Collection of Operating Information" below, the Servicer will be responsible initially for the servicing and administration of the entire pool of mortgage loans (including the Grace Building Whole Loan). The Servicer will be required to transfer its servicing responsibilities to the Special Servicer with respect to any mortgage loan (including the Grace Building Whole Loan):

       (1) as to which a payment default has occurred at its original maturity date, or, if the original maturity date has been extended, at its extended maturity date; provided that in the case of a balloon payment, such payment is delinquent and the related borrower has not provided the Servicer on the related maturity date with a bona fide written commitment for refinancing, reasonably satisfactory in form and substance to the Servicer that provides that such refinancing will occur within 90 days, provided that the mortgage loan will become transferable immediately if the borrower fails to pay any Assumed Scheduled Payment at any time before the refinancing or, if such refinancing does not occur, the related mortgage loan will become a Specially Serviced Mortgage Loan at the end of that 90-day period (or for such shorter period beyond the date on which that balloon payment was due within which the refinancing is scheduled to occur);

       (2) as to which any Periodic Payment (other than a balloon payment or other payment due at maturity) is more than 60 days delinquent (unless, prior to such Periodic Payment becoming more than 60 days delinquent, in the case of an AB Mortgage Loan and the Grace Building Whole Loan, the holder of the related Subordinate Companion Loan or the holder of the Grace Building B Note, as applicable, cures such delinquency);

       (3) as to which the borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or a similar insolvency proceeding, or the borrower has become


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   the subject of a decree or order for that proceeding (provided that if the appointment, decree or order is stayed or discharged, or the case dismissed within 60 days that mortgage loan will not be considered a Specially Serviced Mortgage Loan during that period), or the related borrower has admitted in writing its inability to pay its debts generally as they become due;

       (4) as to which the Servicer has received notice of the foreclosure or proposed foreclosure of any other lien on the Mortgaged Property;

       (5) as to which, in the judgment of the Servicer or Special Servicer, as applicable, a payment default is imminent and is not likely to be cured by the borrower within 60 days; or

       (6) as to which a default of which the Servicer has notice (other than a failure by the related borrower to pay principal or interest) and which the Servicer determines, in its good faith reasonable judgment, may materially and adversely affect the interests of the Certificateholders (or, with respect to the Grace Building Loan, each holder of the Grace Building Companion Notes or the holder of the Grace Building B Note and, with respect to each AB Mortgage Loan, the holder of the related Subordinate Companion Loan) has occurred and remains unremediated for the applicable grace period specified in the mortgage loan documents, other than, in certain circumstances, the failure to maintain terrorism insurance (or if no grace period is specified for events of default which are capable of cure, 60 days).

     However, the Servicer will be required to continue to (w) receive payments on the mortgage loan (including the Grace Building Whole Loan) (including amounts collected by the Special Servicer), (x) make certain calculations with respect to the mortgage loan, (y) make remittances and prepare certain reports to the Certificateholders with respect to the mortgage loan and (z) receive the Servicing Fee in respect of the mortgage loan at the Servicing Fee Rate. If the related Mortgaged Property is acquired in respect of any mortgage loan (including the Grace Building Whole Loan) (upon acquisition, an "REO Property") whether through foreclosure, deed-in-lieu of foreclosure or otherwise, the Special Servicer will continue to be responsible for its operation and management. The mortgage loans (including the Grace Building Whole Loan) serviced by the Special Servicer and any mortgage loans (including the Grace Building Whole Loan) that have become REO Properties are referred to in this prospectus supplement as the "Specially Serviced Mortgage Loans." If any of the Grace Building Companion Notes or the Grace Building B Note becomes specially serviced, then the Grace Building Whole Loan will become a Specially Serviced Mortgage Loan. If any of the Subordinate Companion Loans become specially serviced, then the related AB Mortgage Loan will become a Specially Serviced Mortgage Loan. The Servicer will have no responsibility for the performance by the Special Servicer of its duties under the Pooling and Servicing Agreement. Any mortgage loan that is cross-collateralized with a Specially Serviced Mortgage Loan will become a Specially Serviced Mortgage Loan upon request by the Directing Certificateholder in its sole discretion.

     If any Specially Serviced Mortgage Loan, in accordance with its original terms or as modified in accordance with the Pooling and Servicing Agreement, becomes performing for at least 3 consecutive Periodic Payments (provided no additional event of default is foreseeable in the reasonable judgment of the Special Servicer), the Special Servicer will be required to return servicing of that mortgage loan (a "Corrected Mortgage Loan") to the Servicer.

     The Special Servicer will be required to prepare a report (an "Asset Status Report") for each mortgage loan which becomes a Specially Serviced Mortgage Loan not later than 45 days after the servicing of such mortgage loan is transferred to the Special Servicer. Each Asset Status Report will be required to be delivered to the Directing Certificateholder, the Servicer, the applicable Mortgage Loan Seller(s), the Trustee and each Rating Agency. If the Directing Certificateholder does not disapprove an Asset Status Report within ten business days, the Special Servicer will be required to implement the recommended action as outlined in the Asset Status Report. The Directing Certificateholder may object to any Asset Status Report within ten business days of receipt; provided, however, that the Special Servicer will be required to implement the

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recommended action as outlined in the Asset Status Report if it makes a determination in accordance with the Servicing Standards that the objection is not in the best interest of all the Certificateholders. If the Directing Certificateholder disapproves the Asset Status Report and the Special Servicer has not made the affirmative determination described above, the Special Servicer will be required to revise the Asset Status Report as soon as practicable thereafter, but in no event later than 30 days after the disapproval. The Special Servicer will be required to revise the Asset Status Report until the Directing Certificateholder fails to disapprove the revised Asset Status Report as described above or until the Special Servicer makes a determination that the objection is not in the best interests of the Certificateholders; provided, however, in the event that the Directing Certificateholder and the Special Servicer have not agreed upon an Asset Status Report with respect to a Specially Serviced Mortgage Loan within 90 days of the Directing Certificateholder's receipt of the initial Asset Status Report with respect to such Specially Serviced Mortgage Loan, the Special Servicer will implement the actions described in the most recent Asset Status Report submitted to the Directing Certificateholder by the Special Servicer.

     With respect to the Grace Building Whole Loan, the Grace Building Directing Holder, instead of the Directing Certificateholder, will have all of the rights of the Directing Certificateholder described in the immediately preceding paragraph, solely with respect to the Grace Building Whole Loan.


THE DIRECTING CERTIFICATEHOLDER AND THE GRACE BUILDING DIRECTING HOLDER

     The Directing Certificateholder will be entitled to advise the Servicer (with respect to the mortgage loans with a principal balance of $2,500,000 or more) or the Special Servicer with respect to the following actions and others more particularly described in the Pooling and Servicing Agreement and, except as otherwise described below, the Servicer or the Special Servicer, as applicable, will not be permitted to take any of the following actions as to which the Directing Certificateholder has objected in writing within ten business days of having been notified of the proposed action (provided that if such written objection has not been received by the Servicer or the Special Servicer, as applicable, within the ten day period, the Directing Certificateholder will be deemed to have approved such action):

       (i) any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the mortgage loans as come into and continue in default;

       (ii) any modification or consent to a modification of any monetary term of a mortgage loan or any extension of the maturity date of such mortgage loan;

       (iii) any proposed sale of a defaulted mortgage loan or REO Property (other than in connection with the termination of the trust as described under "Description of the Certificates--Termination; Retirement of Certificates" in this prospectus supplement) for less than the applicable Purchase Price;

       (iv) any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

       (v) any release of collateral or any acceptance of substitute or additional collateral for a mortgage loan or any consent to either of the foregoing, other than pursuant to the specific terms of the related mortgage loan;

       (vi) any waiver of a "due-on-sale" or "due-on-encumbrance" clause with respect to a Specially Serviced Mortgage Loan or a non-Specially Serviced Mortgage Loan with a principal balance greater than or equal to $2,500,000 or any consent to such a waiver;

       (vii) any management company changes or franchise changes with respect to a mortgage loan for which the Servicer is required to consent or approve;

       (viii) releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, in an amount greater than or equal to $1,500,000, other than required pursuant to the specific terms of the mortgage loan;

       (ix) any acceptance of an assumption agreement releasing a borrower from liability under a mortgage loan other than pursuant to the specific terms of such mortgage loan;

       (x) any determination of an Acceptable Insurance Default; and

       (xi) with respect to the Grace Building Whole Loan, any replacement of the property manager;

provided that, in the event that the Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders (as a collective whole), the Servicer or the Special Servicer, as applicable, may take any such action without waiting for the Directing Certificateholder's response.

     In addition, the Directing Certificateholder may direct the Servicer and/or the Special Servicer to take, or to refrain from taking, other actions with respect to a mortgage loan, as the Directing Certificateholder may reasonably deem advisable; provided that the Servicer and/or the Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder that would cause it to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards or the REMIC provisions of the Code.

     With respect to the Grace Building Whole Loan only, the Directing Certificateholder will not be entitled to exercise the above-described rights, but such rights will be exerciseable by the Grace Building Directing Holder. The "Grace Building Directing Holder"will be (a) to the extent a Grace Building Control Appraisal Event is not continuing, the holder of the Grace Building B Note and (b) upon the occurrence and continuance of a Grace Building Control Appraisal Event, the Grace Building Majority Senior Holders. In the event that a majority of the holders in clause (b) cannot agree on a course of action within 30 days after a receipt of a request for consent to any action, the Servicer and/or the Special Servicer will implement any action or inaction that it deems appropriate in accordance with the Servicing Standards.

     The "Directing Certificateholder" will be the Controlling Class Certificateholder selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as certified by the Certificate Registrar from time to time; provided, however, that (1) absent that selection, or (2) until a Directing Certificateholder is so selected or (3) upon receipt of a notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Directing Certificateholder is no longer designated, the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Directing Certificateholder.

     A "Controlling Class Certificateholder" is each holder (or Certificate Owner, if applicable) of a Certificate of the Controlling Class as certified to the Certificate Registrar from time to time by the holder (or Certificate Owner).

     The "Controlling Class" will be as of any time of determination the most subordinate Class of Certificates (other than the Class X Certificates) then outstanding that has a Certificate Balance at least equal to 25% of the initial Certificate Balance of that Class. For purposes of determining identity of the Controlling Class, the Certificate Balance of each Class will not be reduced by the amount allocated to that Class of any Appraisal Reductions. The Controlling Class as of the Closing Date will be the Class NR Certificates.

     In addition, the Pooling and Servicing Agreement permits the holder of the Grace Building B Note to appoint a representative (the "Grace Building Operating Advisor") who may advise the Special Servicer with respect to the Grace Building Whole Loan only, so long as a Grace Building Control Appraisal Event has not occurred.

     The Special Servicer will not be required to take or refrain from taking any action pursuant to instructions from the Directing Certificateholder, the Grace Building Operating Advisor or the Grace Building Majority Senior Holders that would cause the Special Servicer to violate applicable law, the Pooling and Servicing Agreement, including the Servicing Standards, the Grace Building Intercreditor Agreement or the REMIC Provisions.

LIMITATION ON LIABILITY OF DIRECTING CERTIFICATEHOLDER AND THE GRACE BUILDING DIRECTING HOLDER

     The Directing Certificateholder (and, with respect to the Grace Building Whole Loan, the Grace Building Directing Holder) will not be liable to the trust fund or the Certificateholders for any action taken, or for refraining from the taking of any action for errors in judgment. However, the Directing Certificateholder (and, with respect to the Grace Building Whole Loan, the Grace Building Directing Holder) will not be protected against any liability to the Certificateholders that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

     Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Certificateholder (and, with respect to the Grace Building Whole Loan, the Grace Building Directing Holder):

       (a) may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates,

       (b) may act solely in the interests of the holders of the Controlling Class (or, with respect to the Grace Building Directing Holder, the holder of the Grace Building B Note and the holders of the Grace Building Senior Notes),

       (c) does not have any liability or duties to the holders of any Class of Certificates other than the Controlling Class (or, with respect to the Grace Building Directing Holder, the holder of the Grace Building B Note and the holders of the Grace Building Senior Notes),

       (d) may take actions that favor the interests of the holders of the Controlling Class (or, with respect to the Grace Building Directing Holder, the holder of the Grace Building B Note and the holders of the Grace Building Senior Notes) over the interests of the holders of one or more other Classes of Certificates,

       (e) absent willful misfeasance, bad faith or negligence, will not be deemed to have been negligent or reckless, or to have acted in bad faith or engaged in willful misconduct, by reason of its having acted solely in the interests of the Controlling Class (or, with respect to the Grace Building Directing Holder, the holder of the Grace Building B Note and the holders of the Grace Building Senior Notes), and

       (f) will have no liability whatsoever for having so acted and that no Certificateholder may take any action whatsoever against the Directing Certificateholder (and, with respect to the Grace Building Whole Loan, the Grace Building Directing Holder) or any director, officer, employee, agent or principal of the Directing Certificateholder (and, with respect to the Grace Building Whole Loan, the Grace Building Directing Holder) for having so acted.


THE SERVICER

     GMAC Commercial Mortgage Corporation (the "Servicer" ) is a California corporation with its principal offices located at 200 Witmer Road, Horsham Pennsylvania 19044. As of May 30, 2004, GMAC Commercial Mortgage Corporation was the servicer of a portfolio of multifamily and commercial loans totaling approximately $198.3 billion in aggregate outstanding principal balance. With respect to certain of the mortgage loans, a separate primary servicer will be the subservicer for such mortgage loans. For example, with respect to the Grace Building Loan, representing approximately 10.5% of the aggregate principal balance of the pool of mortgage loans as of the cut off date (approximately 12.4% of the aggregate principal balance of loan group 1 as of the cut off date), the initial primary servicer will be Wells Fargo Bank, N.A.

     As of March 31, 2004, Wells Fargo Bank, National Association ("Wells Fargo") was responsible for servicing approximately 6,607 commercial and multifamily mortgage loans, totaling approximately $44.08 billion in aggregate outstanding principal amounts, including loans securitized in mortgage-backed securitization transactions. Wells Fargo & Company is the holding company for Wells Fargo. Wells Fargo & Company files reports with the Securities and Exchange

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Commission that are required under the Securities Exchange Act of 1934. Such reports include information regarding Wells Fargo and may be obtained at the website maintained by the Securities and Exchange Commission at http://www.sec.gov.

     The information set forth in this prospectus supplement concerning the Servicer and Wells Fargo has been provided by the Servicer and Wells Fargo, respectively, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information. The Servicer makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement, the Certificates, the mortgage loans, this prospectus supplement or related documents.


THE SPECIAL SERVICER

     ARCap Servicing, Inc., a Delaware corporation, in its capacity as Special Servicer under the Pooling and Servicing Agreement (in such capacity, the "Special Servicer"), is a wholly owned subsidiary of ARCap REIT, Inc., headquartered in Irving, Texas, the entity that is anticipated to be the initial series 2004-CIBC9 Directing Certificateholder. As of March 31, 2004, ARCap Servicing, Inc. was the named special servicer on 36 CMBS transactions encompassing 5,787 loans with a legal balance of $37.7 billion. The portfolios include office, retail, multifamily, hospitality, industrial and other types of income producing properties in the United States, Canada and Puerto Rico.

     The information set forth in this prospectus supplement concerning the Special Servicer has been provided by the Special Servicer, and neither the Depositor nor the Underwriters make any representation or warranty as to the accuracy or completeness of that information.


REPLACEMENT OF THE SPECIAL SERVICER

     The Special Servicer may be removed, and a successor Special Servicer appointed, at any time by the Directing Certificateholder, provided that each Rating Agency confirms in writing that the replacement of the Special Servicer, in and of itself, will not cause a qualification, withdrawal or downgrade of the then-current ratings assigned to any Class of Certificates.


SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES

     The fee of the Servicer (the "Servicing Fee") will be payable monthly from amounts received in respect of the mortgage loans, and will accrue at a rate (the "Servicing Fee Rate"), equal to a per annum rate ranging from 0.040% to 0.120%. As of the cut-off date the weighted average Servicing Fee Rate will be 0.042% per annum. In addition to the Servicing Fee, the Servicer will be entitled to retain, as additional servicing compensation, (1) a specified percentage of application, defeasance and certain non-material modification, waiver and consent fees, provided, with respect to the non-material modification, waiver and consent fees, the consent of the Special Servicer is not required for the related transaction, (2) a specified percentage of all assumption (subject to certain subservicing agreements), extension, material modification, waiver, consent and earnout fees, in each case, with respect to all mortgage loans that are not Specially Serviced Mortgage Loans, but arise from a transaction that requires the approval of the Special Servicer and (3) late payment charges and default interest paid by the borrowers (that were collected while the related mortgage loans were not Specially Serviced Mortgage Loans), but only to the extent such late payment charges and default interest are not needed to pay interest on Advances or certain additional trust fund expenses incurred with respect to the related mortgage loan since the Closing Date. The Servicer also is authorized but not required to invest or direct the investment of funds held in the Certificate Account in Permitted Investments, and the Servicer will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds, except as set forth in the Pooling and Servicing Agreement. The Servicer also is entitled to retain any interest earned on any servicing escrow account to the extent the interest is not required to be paid to the related borrowers.

     The Servicing Fee is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans. The Servicing Fee for each mortgage loan is included in the Administrative Cost Rate listed for that mortgage loan on Annex A-1. Any Servicing Fee Rate calculated on an Actual/360 Basis will be recomputed on a 30/360 Basis for purposes of calculating the Net Mortgage Rate.

     The principal compensation to be paid to the Special Servicer in respect of its special servicing activities will be the Special Servicing Fee, the Workout Fee and the Liquidation Fee.

     The "Special Servicing Fee" will accrue with respect to each Specially Serviced Mortgage Loan at a rate equal to 0.25% per annum (the "Special Servicing Fee Rate") calculated on the basis of the Stated Principal Balance of the related Specially Serviced Mortgage Loans and in the same manner as interest is calculated on the Specially Serviced Mortgage Loans, and will be payable monthly, first from Liquidation Proceeds and Insurance and Condemnation Proceeds and then from general collections on all the mortgage loans and any REO Properties in the trust fund.

     The "Workout Fee" will generally be payable with respect to each Corrected Mortgage Loan and will be calculated by application of a "Workout Fee Rate" of 1% to each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the respective mortgage loan for so long as it remains a Corrected Mortgage Loan. The Workout Fee with respect to any Corrected Mortgage Loan will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan but will become payable again if and when the mortgage loan again becomes a Corrected Mortgage Loan.

     If the Special Servicer is terminated (other than for cause) or resigns, it shall retain the right to receive any and all Workout Fees payable with respect to mortgage loans that became Corrected Mortgage Loans during the period that it acted as Special Servicer and remained Corrected Mortgage Loans at the time of that termination or resignation, but such fee will cease to be payable if the Corrected Mortgage Loan again becomes a Specially Serviced Mortgage Loan. The successor special servicer will not be entitled to any portion of those Workout Fees. If the Special Servicer resigns or is terminated other than for cause, it will receive any Workout Fees payable on Specially Serviced Mortgage Loans for which the resigning or terminated Special Servicer had cured the event of default through a modification, restructuring or workout negotiated by the Special Servicer and evidenced by a signed writing, but which had not as of the time the Special Servicer resigned or was terminated become a Corrected Mortgage Loan solely because the borrower had not made three consecutive timely Periodic Payments and which subsequently becomes a Corrected Mortgage Loan as a result of the borrower making such three consecutive timely Periodic Payments.

     A "Liquidation Fee" will be payable with respect to each Specially Serviced Mortgage Loan as to which the Special Servicer obtains a full or discounted payoff (or unscheduled partial payment to the extent such prepayment is required by the Special Servicer as a condition to a workout) from the related borrower and, except as otherwise described below, with respect to any Specially Serviced Mortgage Loan or REO Property as to which the Special Servicer receives any Liquidation Proceeds or Insurance and Condemnation Proceeds. The Liquidation Fee for each Specially Serviced Mortgage Loan will be payable from, and will be calculated by application of a "Liquidation Fee Rate" of 1% to the related payment or proceeds. Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based upon, or out of, Liquidation Proceeds received in connection with (i) the repurchase of any mortgage loan by a Mortgage Loan Seller for a breach of representation or warranty or for defective or deficient mortgage loan documentation within the time period provided for such repurchases or, if such repurchase occurs after such time period, the Mortgage Loan Seller was acting in good faith to resolve such breach or defect, (ii) the purchase of any Specially Serviced Mortgage Loan by the majority holder of the Controlling Class (or with respect to the Grace Building Whole Loan, the holder of the Grace Building B Note, or with respect to an AB Mortgage Loan, the holder of the related Subordinate Companion
Loan), the Special Servicer or the Servicer, or (iii) the purchase of all of the mortgage loans and REO Properties in connection with an optional termination of the trust fund. The Special Servicer may not receive a Workout Fee and a Liquidation Fee with respect to the same proceeds collected on a mortgage loan.

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     Any liquidation fees in respect of Grace Building Whole Loan will be payable out of and based on collections on the Grace Building Whole Loan and paid first from collections allocable to the Grace Building B Noteholder.

     The Special Servicer will also be entitled to additional servicing compensation in the form of all application fees with respect to assumptions, extensions and modifications and all defeasance fees, in each case, received with respect to the Specially Serviced Mortgage Loans, and a specified percentage of all assumption, extension, material modification, waiver, consent and earnout fees received with respect to all mortgage loans that are not Specially Serviced Mortgage Loans and for which the Special Servicer's consent or approval is required. The Special Servicer will also be entitled to late payment charges and default interest paid by the borrowers and collected while the related mortgage loans were Specially Serviced Mortgage Loans and that are not needed to pay interest on Advances or certain additional trust fund expenses with respect to the related mortgage loan since the Closing Date. The Special Servicer will not be entitled to retain any portion of Excess Interest paid on the ARD Loans.

     Although the Servicer and the Special Servicer are each required to service and administer the pool of mortgage loans in accordance with the Servicing Standards above and, accordingly, without regard to their rights to receive compensation under the Pooling and Servicing Agreement, additional servicing compensation in the nature of assumption and modification fees may under certain circumstances provide the Servicer or the Special Servicer, as the case may be, with an economic disincentive to comply with this standard.

     As and to the extent described in this prospectus supplement under "Description of the Certificates--Advances," the Servicer and the Special Servicer, as applicable will be entitled to receive interest on Advances, which will be paid contemporaneously with the reimbursement of the related Advance.

     Each of the Servicer and the Special Servicer will be required to pay its overhead and any general and administrative expenses incurred by it in connection with its servicing activities under the Pooling and Servicing Agreement. Neither the Servicer nor the Special Servicer will be entitled to reimbursement for any expenses incurred by it except as expressly provided in the Pooling and Servicing Agreement. The Servicer will be responsible for all fees payable to any sub-servicers. See "Description of the Certificates--Distributions--Method, Timing and Amount" in this prospectus supplement and "Description of the Pooling Agreements--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in the prospectus.

     If a borrower prepays a mortgage loan, in whole or in part, after the due date but on or before the Determination Date in any calendar month, the amount of interest (net of related Servicing Fees and any Excess Interest) accrued on such prepayment from such due date to, but not including, the date of prepayment (or any later date through which interest accrues) will, to the extent actually collected, constitute a "Prepayment Interest Excess." Conversely, if a borrower prepays a mortgage loan, in whole or in part, after the Determination Date in any calendar month and does not pay interest on such prepayment through the following due date, then the shortfall in a full month's interest (net of related Servicing Fees) on such prepayment will constitute a "Prepayment Interest Shortfall." Prepayment Interest Excesses (to the extent not offset by Prepayment Interest Shortfalls) collected on the mortgage loans will be retained by the Servicer as additional servicing compensation.

     The Servicer will be required to deliver to the Trustee for deposit in the Distribution Account on each Servicer Remittance Date, without any right of reimbursement thereafter, a cash payment (a "Compensating Interest Payment") in an amount equal to the lesser of (i) the aggregate amount of Prepayment Interest Shortfalls incurred in connection with voluntary principal prepayments received in respect of the mortgage loans for the related Distribution Date, and (ii) the aggregate of (A) that portion of its Servicing Fees for the related Distribution Date that is, in the case of each and every mortgage loan and REO Loan for which such Servicing Fees are being paid in such Due Period, calculated at 0.02% per annum, and (B) all Prepayment Interest Excesses and to the extent earned on principal prepayments, net investment earnings received by the Servicer during such Due Period. If a Prepayment Interest Shortfall occurs as a result of the Servicer's allowing the related borrower to deviate from the terms of the related mortgage loan documents regarding principal prepayments (other than (X) subsequent to a default under the related mortgage loan documents, (Y) pursuant to applicable law or a court order, or
(Z) at the request or with the consent of the Directing Certificateholder), then, for purposes of calculating the Compensating Interest Payment for the related Distribution Date, the amount in clause (ii) above shall be the aggregate of (A) all Servicing Fees for such Due Period, (B) all Prepayment Interest Excesses and (C) to the extent earned on principal prepayments, net investment earnings received by the Servicer during such Due Period. In no event will the rights of the Certificateholders to the offset of the aggregate Prepayment Interest Shortfalls be cumulative.


MAINTENANCE OF INSURANCE

     To the extent permitted by the related mortgage loan and required by the Servicing Standards, the Servicer or the Special Servicer will be required to use efforts consistent with the Servicing Standards, to cause each borrower to maintain for the related Mortgaged Property all insurance coverage required by the terms of the mortgage loan documents, except to the extent that the failure of the related borrower to do so is an Acceptable Insurance Default. This insurance coverage is required to be in the amounts, and from an insurer meeting the requirements, set forth in the related mortgage loan documents. If the borrower does not maintain such coverage, the Servicer or the Special Servicer, as the case may be, will be required to maintain such coverage to the extent such coverage is available at commercially reasonable rates and the Trustee has an insurable interest, as determined by the Special Servicer in accordance with the Servicing Standard; provided that the Servicer will be obligated to maintain insurance against property damage resulting from terrorist or similar acts unless the borrower's failure is an Acceptable Insurance Default. The coverage described in the immediately preceding sentence will be in an amount that is not less than the lesser of the full replacement cost of the improvements securing that mortgage loan or the outstanding principal balance owing on that mortgage loan, but in any event, in an amount sufficient to avoid the application of any co-insurance clause unless otherwise noted in the related mortgage loan documents. After the Servicer determines that a Mortgaged Property is located in an area identified as a federally designated special flood hazard area (and flood insurance has been made available), the Servicer will be required to use efforts consistent with the Servicing Standards to (1) cause each borrower to maintain (to the extent required by the related mortgage loan), and if the borrower does not so maintain, will be required to (2) itself maintain to the extent the Trustee has an insurable interest in the Mortgaged Property and is available at commercially reasonable rates (as determined by the Servicer in accordance with the Servicing Standards and to the extent the Trustee, as mortgagee, has an insurable interest) a flood insurance policy in an amount representing coverage not less than the lesser of (1) the outstanding principal balance of the related mortgage loan and (2) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968, as amended, but only to the extent that the related mortgage loan permits the lender to require the coverage and maintaining coverage is consistent with the Servicing Standards.

     Notwithstanding the foregoing, with respect to the mortgage loans that (x) require the borrower to maintain "all risk" property insurance (and do not expressly permit an exclusion for terrorism), (y) contain provisions generally requiring the applicable borrower to maintain insurance in types and against such risks as the holder of such mortgage loan reasonably requires from time to time in order to protect its interests or (z) require the borrower to maintain terrorism insurance based on a determination by the Servicer, the Servicer will be required to (A) actively monitor whether the insurance policies for the related Mortgaged Property contain exclusions in addition to those customarily found in insurance policies prior to June 30, 2004 ("Additional Exclusions"),
(B) request the borrower to either purchase insurance against the risks specified in the Additional Exclusions or provide an explanation as to its reasons for failing to purchase such insurance, and (C) notify the Special Servicer if any insurance policy contains

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Additional Exclusions or if any borrower fails to purchase the insurance requested to be purchased by the Servicer pursuant to clause (B) above. If the Special Servicer determines in accordance with the Servicing Standards that such failure is not an Acceptable Insurance Default, the Special Servicer will be required to notify the Servicer and the Servicer will be required to cause such insurance to be maintained. If the Special Servicer determines that such failure is an Acceptable Insurance Default, it will be required to inform each Rating Agency as to such conclusions for those mortgage loans that (i) have one of the ten (10) highest outstanding principal balances of the mortgage loans then included in the trust or (ii) comprise more than 5% of the outstanding principal balance of the mortgage loans then included in the trust.

     "Acceptable Insurance Default" means, with respect to any mortgage loan, a default under the related mortgage loan documents arising by reason of any failure on the part of the related borrower to maintain with respect to the related mortgaged real property specific insurance coverage with respect to, or an all-risk casualty insurance policy that does not specifically exclude, terrorist or similar acts, and/or any failure on the part of the related borrower to maintain with respect to the related mortgaged real property insurance coverage with respect to damages or casualties caused by terrorist or similar acts upon terms not materially less favorable than those in place as of June 30, 2004, as to which default the Servicer and the Special Servicer may forbear taking any enforcement action; provided that the Special Servicer has determined, in its reasonable judgment, based on inquiry consistent with the Servicing Standards and after consultation with the Directing Certificateholder (or, with respect to the Grace Building Whole Loan, the Grace Building Directing Holder), that either (a) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the related mortgaged real property and located in or around the region in which such related mortgaged real property is located, or (b) such insurance is not available at any rate; provided, however, the Directing Certificateholder (or, with respect to the Grace Building Whole Loan, the Grace Building Directing Holder) will not have more than 30 days to respond to the Special Servicer's request for consultation; provided, further, that upon the Special Servicer's determination consistent with the Servicing Standards, that exigent circumstances do not allow the Special Servicer to consult with the Directing Certificateholder (or, with respect to the Grace Building Whole Loan, the Grace Building Directing Holder, the Special Servicer will not be required to do so.

     During the period that the Special Servicer is evaluating the availability of such insurance, the Servicer will not be liable for any loss related to its failure to require the borrower to maintain such insurance and will not be in default of its obligations as a result of such failure.

     The Special Servicer will be required to maintain (or cause to be maintained), fire and hazard insurance on each REO Property, to the extent obtainable, in an amount that is at least equal to the lesser of (1) the full replacement cost of the improvements on the REO Property, or (2) the outstanding principal balance owing on the related mortgage loan, and in any event, the amount necessary to avoid the operation of any co-insurance provisions. In addition, if the REO Property is located in an area identified as a federally designated special flood hazard area, the Special Servicer will be required to cause to be maintained, to the extent available at commercially reasonable rates (as determined by the Special Servicer in accordance with the Servicing Standards), a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in an amount representing coverage not less than the maximum amount of insurance that is available under the National Flood Insurance Act of 1968, as amended.

     The Pooling and Servicing Agreement provides that the Servicer and the Special Servicer may satisfy their respective obligations to cause each borrower to maintain a hazard insurance policy by maintaining a blanket or master single interest or force-placed policy insuring against hazard losses on the mortgage loans and REO Properties. Any losses incurred with respect to mortgage loans or REO Properties due to uninsured risks (including earthquakes, mudflows and floods) or insufficient hazard insurance proceeds may adversely affect payments to Certificateholders. Any cost incurred by the Servicer or Special Servicer in maintaining a hazard insurance policy, if the

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borrower defaults on its obligation to do so, will be advanced by the Servicer as a Servicing Advance and will be charged to the related borrower. Generally, no borrower is required by the mortgage loan documents to maintain earthquake insurance on any Mortgaged Property and the Special Servicer will not be required to maintain earthquake insurance on any REO Properties. Any cost of maintaining that kind of required insurance or other earthquake insurance obtained by the Special Servicer will be paid out of a segregated custodial account created and maintained by the Special Servicer on behalf of the Trustee in trust for the Certificateholders (the "REO Account") or advanced by the Servicer as a Servicing Advance.

     The costs of the insurance may be recovered by the Servicer or Trustee, as applicable, from reimbursements received from the borrower or, if the borrower does not pay those amounts, as a Servicing Advance as set forth in the Pooling and Servicing Agreement.

     No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the mortgage loans, nor will any mortgage loan be subject to FHA insurance.


MODIFICATIONS, WAIVER AND AMENDMENTS

     Except as otherwise set forth in this paragraph, the Special Servicer (or, with respect to non-material modifications, waivers and amendments, the Servicer) may not waive, modify or amend (or consent to waive, modify or amend) any provision of a mortgage loan that is not in default or as to which default is not reasonably foreseeable except for (1) the waiver of any due-on-sale clause or due-on-encumbrance clause to the extent permitted in the Pooling and Servicing Agreement, and (2) any waiver, modification or amendment more than three months after the Closing Date that would not be a "significant modification" of the mortgage loan within the meaning of Treasury Regulations
Section 1.860G-2(b). The Servicer will not be permitted under the Pooling and Servicing Agreement to agree to any modifications, waivers and amendments without the consent of the Special Servicer except certain non-material consents and waivers described in the Pooling and Servicing Agreement. The Special Servicer will have the sole authority to approve any assumptions, transfers of interest, material modifications, property management company changes, franchise affiliation changes, releases of performance escrows, additional indebtedness, due-on-sale or due-on-encumbrance provisions with respect to all mortgage loans (other than non-material modifications, waivers and amendments).

     If, and only if, the Special Servicer determines that a modification, waiver or amendment (including the forgiveness or deferral of interest or principal or the substitution or release of collateral or the pledge of additional collateral) of the terms of a Specially Serviced Mortgage Loan with respect to which a payment default or other material default has occurred or a payment default or other material default is, in the Special Servicer's judgment, reasonably foreseeable, is reasonably likely to produce a greater recovery on a net present value basis (the relevant discounting to be performed at the related Mortgage Rate) than liquidation of the Specially Serviced Mortgage Loan, then the Special Servicer may, but is not required to, agree to a modification, waiver or amendment of the Specially Serviced Mortgage Loan, subject to the restrictions and limitations described below (and with respect to the Grace Building Loan and each AB Mortgage Loan, subject to any rights of the Grace Building Directing Holder or the holder of the related Subordinate Companion Loan in the case of an AB Mortgage Loan, to consent to such modification, waiver or amendment).

     The Special Servicer will use its reasonable efforts to the extent reasonably possible to fully amortize a modified mortgage loan prior to the Rated Final Distribution Date. The Special Servicer may not agree to a modification, waiver or amendment of any term of any Specially Serviced Mortgage Loan if that modification, waiver or amendment would:

     (1) extend the maturity date of the Specially Serviced Mortgage Loan to a date occurring later than the earlier of (A) two years prior to the Rated Final Distribution Date and (B) if the Specially Serviced Mortgage Loan is secured by a leasehold estate and not the related fee interest, the date twenty years or, to the extent consistent with the Servicing Standards, giving

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due consideration to the remaining term of the ground lease, ten years, prior to the end of the current term of the ground lease, plus any unilateral options to extend; or

     (2) provide for the deferral of interest unless (A) interest accrues on the mortgage loan, generally, at the related Mortgage Rate and (B) the aggregate amount of deferred interest does not exceed 10% of the unpaid principal balance of the Specially Serviced Mortgage Loan.

     In the event of a modification that creates a deferral of interest on a mortgage loan and a capitalization of such interest deferral, the Pooling and Servicing Agreement will provide that the amount of deferred interest will be allocated to reduce the Distributable Certificate Interest of the Class or Classes (other than the Class X Certificates) with the latest alphabetical designation then outstanding, and to the extent so allocated, will be added to the Certificate Balance of the Class or Classes.

     The Special Servicer or the Servicer, as the case may be, will be required to notify each other, the Directing Certificateholder (and in the case of the Grace Building Loan, the holder of the Grace Building B Note and each holder of the Grace Building Pari Passu Companion Notes), the applicable Mortgage Loan Seller, each Rating Agency and the Trustee of any modification, waiver or amendment of any term of any mortgage loan and will be required to deliver to the Trustee for deposit in the related mortgage file, an original counterpart of the agreement related to the modification, waiver or amendment, promptly following the execution of that agreement, all as set forth in the Pooling and Servicing Agreement. Copies of each agreement whereby the modification, waiver or amendment of any term of any mortgage loan is effected are required to be available for review during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.

     Any modification, extension, waiver or amendment of the payment terms of the Grace Building Whole Loan will be required to be structured so as to be consistent with the allocation and payment priorities in the related loan documents and the Grace Building Intercreditor Agreement, such that neither the trust as holder of the Grace Building Loan and the Grace Building B Note nor the holders of each Grace Building Pari Passu Companion Note gains a priority over the other such holder that is not reflected in the related loan documents and the Grace Building Intercreditor Agreement.

     Further, to the extent consistent with the Servicing Standards, taking into account the subordinate position of the Grace Building B Note, no waiver, reduction or deferral of any amounts due on the Grace Building Loan will be permitted to be effected prior to the waiver, reduction or deferral of the entire corresponding item in respect of the Grace Building B Note and no reduction of the mortgage interest rate of the Grace Building Loan will be permitted to be effected prior to the reduction of the mortgage interest rate of the Grace Building B Note to the maximum extent possible.


REALIZATION UPON DEFAULTED MORTGAGE LOANS

     Within 30 days after a mortgage loan has become a Specially Serviced Mortgage Loan, the Special Servicer will be required to order an appraisal (which will not be required to be received within that 30-day period) and, not more than 30 days after receipt of such appraisal, determine the fair value of the mortgage loan in accordance with the Servicing Standards. The Special Servicer will be permitted to change, from time to time thereafter, its determination of the fair value of a mortgage loan in default based upon changed circumstances, new information or otherwise, in accordance with the Servicing Standards.

     In the event a mortgage loan is in default, the Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class and the Special Servicer will each have an assignable option (a "Purchase Option") to purchase the mortgage loan in default from the trust fund (subject to (i) with respect to each AB Mortgage Loan, the purchase right of the holder of the related Subordinate Companion Loan and (ii) with respect to the Grace Building Loan, the

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right of the holder of the Grace Building B Note to purchase the Grace Building
Loan) at a price (the "Option Price") equal to, if the Special Servicer has not yet determined the fair value of the mortgage loan in default, (i) (a) the unpaid principal balance of the mortgage loan in default, plus (b) accrued and unpaid interest on such balance, plus (c) all Yield Maintenance Charges and/or prepayment penalties then due (except if the Purchase Option is exercised by the Controlling Class Certificateholder), plus (d) all related unreimbursed Servicing Advances, together with accrued and unpaid interest on all Advances, all accrued Special Servicing Fees allocable to such mortgage loan in default whether paid or unpaid, and any unreimbursed trust fund expenses in respect of such mortgage loan, or (ii) the fair value of the mortgage loan in default as determined by the Special Servicer, if the Special Servicer has made such fair value determination. The Certificateholder holding the largest aggregate Certificate Balance of the Controlling Class will have an exclusive right to exercise the Purchase Option for a specified period of time.

     Unless and until the Purchase Option with respect to a mortgage loan in default is exercised, the Special Servicer will be required to pursue such other resolution strategies available under the Pooling and Servicing Agreement, including workout and foreclosure, consistent with the Servicing Standards, but the Special Servicer will not be permitted to sell the mortgage loan in default other than pursuant to the exercise of the Purchase Option.

     If not exercised sooner, the Purchase Option with respect to any mortgage loan in default will automatically terminate upon (i) the related borrower's cure of all defaults on the mortgage loan in default, (ii) the acquisition on behalf of the trust fund of title to the related Mortgaged Property by foreclosure or deed in lieu of foreclosure or (iii) the modification or pay-off (full or discounted) of the mortgage loan in default in connection with a workout. In addition, the Purchase Option with respect to a mortgage loan in default held by any person will terminate upon the exercise of the Purchase Option by any other holder of a Purchase Option.

     If (a) a Purchase Option is exercised with respect to a mortgage loan in default and the person expected to acquire the mortgage loan in default pursuant to such exercise is a holder of a Controlling Class Certificate, the Special Servicer, or any of their respective affiliates (in other words, the Purchase Option has not been assigned to another unaffiliated person) and (b) the Option Price is based on the Special Servicer's determination of the fair value of the mortgage loan in default, then the Servicer (or, if the Servicer is an affiliate of the Special Servicer, an independent third party appointed by the Trustee) will be required to determine if the Option Price represents a fair value for the mortgage loan in default. The Servicer (or the independent third party, as applicable) will be entitled to receive, out of general collections on the mortgage loans and any REO Properties in the trust fund, a reasonable fee for each such determination not to exceed $2,500 per mortgage loan plus reasonable out-of-pocket costs and expenses; provided, however, with respect to any mortgage loan, the $2,500 fee shall be collectible once in any six month period.

     If title to any Mortgaged Property is acquired by the trust fund, the Special Servicer, on behalf of the trust fund, will be required to sell the Mortgaged Property prior to the close of the third calendar year beginning after the year of acquisition, unless (1) the Internal Revenue Service (the "IRS") grants an extension of time to sell the property or (2) the Trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund longer than the above-referenced three year period will not result in the imposition of a tax on either of the Upper-Tier REMIC or the Lower-Tier REMIC or cause the trust fund (or either of the Upper-Tier REMIC or the Lower-Tier REMIC) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, pursuant to the Pooling and Servicing Agreement, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. The Special Servicer will also be required to ensure that any Mortgaged Property acquired by the trust fund is administered so that it constitutes "foreclosure property" within the meaning of Code
Section 860G(a)(8) at all times, that the sale of the property does not result in the receipt by the trust fund of any income from nonpermitted

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assets as described in Code Section 860F(a)(2)(B). If the trust fund acquires title to any Mortgaged Property, the Special Servicer, on behalf of the trust fund, will retain, at the expense of the trust fund, an independent contractor to manage and operate the property. The independent contractor generally will be permitted to perform construction (including renovation) on a foreclosed property only if the construction was at least 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage the Mortgaged Property as required under the Pooling and Servicing Agreement.

     Generally, neither the Upper-Tier REMIC nor the Lower-Tier REMIC will be taxable on income received with respect to a Mortgaged Property acquired by the trust fund to the extent that it constitutes "rents from real property," within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar Class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are "customary" within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to a Mortgaged Property owned by the trust fund would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Property, such as a hotel. Any of the foregoing types of income may instead constitute "net income from foreclosure property," which would be taxable to the Lower-Tier REMIC at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. The Pooling and Servicing Agreement provides that the Special Servicer will be permitted to cause the Lower-Tier REMIC to earn "net income from foreclosure property" that is subject to tax if it determines that the net after-tax benefit to Certificateholders is greater than another method of operating or net leasing the Mortgaged Property. Because these sources of income, if they exist, are already in place with respect to the Mortgaged Properties, it is generally viewed as beneficial to Certificateholders to permit the trust fund to continue to earn them if it acquires a Mortgaged Property, even at the cost of this tax. These taxes would be chargeable against the related income for purposes of determining the proceeds available for distribution to holders of Certificates. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxes That May Be Imposed on the REMIC Pool" in the prospectus.

     To the extent that Liquidation Proceeds collected with respect to any mortgage loan are less than the sum of: (1) the outstanding principal balance of the mortgage loan, (2) interest accrued on the mortgage loan and (3) the aggregate amount of expenses reimbursable to the Servicer, Special Servicer, the Trustee or the Fiscal Agent or paid out of the trust fund that were not reimbursed by the related borrower (including any unpaid servicing compensation, unreimbursed Servicing Advances and unpaid and accrued interest on all Advances and additional trust fund expenses) incurred with respect to the mortgage loan, the trust fund will realize a loss in the amount of the shortfall. The Fiscal Agent, the Trustee, the Servicer and/or the Special Servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any mortgage loan, prior to the distribution of those Liquidation Proceeds to Certificateholders, of any and all amounts that represent unpaid servicing compensation in respect of the related mortgage loan, certain unreimbursed expenses incurred with respect to the mortgage loan and any unreimbursed Advances (including interest thereon) made with respect to the mortgage loan. In

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addition, amounts otherwise distributable on the Certificates will be further reduced by interest payable to the Servicer, the Special Servicer, the Trustee or the Fiscal Agent on these Advances.

     If any Mortgaged Property suffers damage and the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, the Servicer will not be required to advance the funds to effect the restoration unless (1) the Special Servicer determines that the restoration will increase the proceeds to Certificateholders on liquidation of the mortgage loan after reimbursement of the Special Servicer or the Servicer, as the case may be, for its expenses and (2) the Servicer has not determined that the advance would be a Nonrecoverable Advance.


INSPECTIONS; COLLECTION OF OPERATING INFORMATION

     The Servicer will be required to perform or cause to be performed (at its own expense), physical inspections of each Mortgaged Property securing a Mortgage Note on an annual basis commencing in calendar year 2005 unless a physical inspection has been performed by the Special Servicer within the last calendar year; provided, further, however, that if any scheduled payment becomes more than 60 days delinquent on the related mortgage loan, the Special Servicer is required to inspect the related Mortgaged Property as soon as practicable after the mortgage loan becomes a Specially Serviced Mortgage Loan and annually thereafter for so long as the mortgage loan remains a Specially Serviced Mortgage Loan (the cost of which inspection will be reimbursed first from default interest and late charges constituting additional compensation of the Special Servicer on the related mortgage loan and then from the Certificate Account as an expense of the trust fund, and, in the case of the Grace Building Whole Loan, also as an expense of each holder of the Grace Building Pari Passu Companion Notes and Grace Building B Note). The Special Servicer or the Servicer, as applicable, will be required to prepare or cause to be prepared a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property of which it has knowledge, of any sale, transfer or abandonment of the Mortgaged Property, of any material change in the condition of the Mortgaged Property, or of any material waste committed on the Mortgaged Property.

     With respect to each mortgage loan that requires the borrower to deliver those statements, the Special Servicer or the Servicer, as applicable, is also required to use reasonable efforts to collect and review the annual Operating Statements of the related Mortgaged Property. Most of the Mortgages obligate the related borrower to deliver annual property Operating Statements. However, we cannot assure you that any Operating Statements required to be delivered will in fact be delivered, nor is the Special Servicer or the Servicer likely to have any practical means of compelling the delivery in the case of an otherwise performing mortgage loan.

     Copies of the inspection reports and operating statements referred to above which are delivered to the Directing Certificateholder and the Trustee will be available for review by Certificateholders during normal business hours at the offices of the Trustee. See "Description of the Certificates--Reports to Certificateholders; Certain Available Information" in this prospectus supplement.


CERTAIN MATTERS REGARDING THE SERVICER, THE SPECIAL SERVICER AND THE DEPOSITOR

     The Pooling and Servicing Agreement permits the Servicer and the Special Servicer to resign from their respective obligations only upon (a) the appointment of, and the acceptance of the appointment by, a successor and receipt by the Trustee of written confirmation from each Rating Agency that the resignation and appointment will not, in and of itself, cause a downgrade, withdrawal or qualification of the rating assigned by such Rating Agency to any Class of Certificates, and the approval of such successor by the Directing Certificateholder, which approval shall not be unreasonably withheld, or (b) a determination that their respective obligations are no longer permissible with respect to the Servicer or the Special Servicer, as the case may be, under applicable law. No resignation will become effective until the Trustee or other successor has assumed the obligations and duties of the resigning Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement.

     The Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer, the Depositor or any member, manager, director, officer, employee or agent of any of them will be under any liability to the trust fund or the Certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling and Servicing Agreement or for errors in judgment; provided, however, that none of the Servicer, the Special Servicer, the Depositor or similar person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement or by reason of negligent disregard of the obligations and duties. The Pooling and Servicing Agreement will also provide that the Servicer, the Special Servicer (or the Special Servicer's members and managers), the Depositor and their respective affiliates and any director, officer, employee or agent of any of them will be entitled to indemnification by the trust fund against any loss, liability or expense incurred in connection with any legal action or claim that relates to the Pooling and Servicing Agreement or the Certificates; provided, however, that the indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of obligations or duties under the Pooling and Servicing Agreement, by reason of negligent disregard of such party's obligations or duties, or in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, any violation by any of them of any state or federal securities law.

     In addition, the Pooling and Servicing Agreement will provide that none of the Servicer, the Special Servicer or the Depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling and Servicing Agreement or that in its opinion may involve it in any expense or liability not reimbursed by the trust. However, each of the Servicer, the Special Servicer and the Depositor will be permitted, in the exercise of its discretion, to undertake any action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the Certificateholders (and in the case of each AB Mortgage Loan, the rights of the certificateholders and the holder of the related Subordinate Companion Mortgage Loan (as a collective whole) and in the case of the Grace Building Whole Loan, the rights of the Certificateholders, the holders of the Grace Building Pari Passu Companion Notes and the holder of the Grace Building B Note (as a collective whole)) under the Pooling and Servicing Agreement; provided, however, that if the Grace Building Whole Loan and/or holders of the Grace Building Pari Passu Companion Notes or the holder of the Grace Building B Note are involved, such expenses, costs and liabilities will be payable out of funds related to the Grace Building Whole Loan and will also be payable out of the other funds in the Certificate Account if amounts on deposit with respect to such whole loan are insufficient therefor but, if the amount relates to the Grace Building Loan, then any subsequent recovery on that mortgage loan will be used to reimburse the trust for the reimbursement that the trust made. In that event, the legal expenses and costs of the action, and any liability resulting therefrom, will be expenses, costs and liabilities of the Certificateholders, and the Servicer, the Special Servicer or the Depositor, as the case may be, will be entitled to charge the Certificate Account for the expenses.

     Pursuant to the Pooling and Servicing Agreement, the Servicer and Special Servicer will each be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer's or employee's misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Servicer will be allowed to self-insure with respect to an errors and omission policy and a fidelity bond so long as certain conditions set forth in the Pooling and Servicing Agreement are met.

     Any person into which the Servicer, the Special Servicer or the Depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Servicer, the Special Servicer or the Depositor is a party, or any person succeeding to the business of the Servicer, the Special Servicer or the Depositor, will be the successor of the Servicer, the Special Servicer or the Depositor, as the case may be, under the Pooling and Servicing Agreement. The Servicer and the Special Servicer may have other normal business relationships with the Depositor or the Depositor's affiliates.


EVENTS OF DEFAULT

     "Events of Default" under the Pooling and Servicing Agreement with respect to the Servicer or the Special Servicer, as the case may be, will include, without limitation:

       (a) (i) any failure by the Servicer to make a required deposit to the Certificate Account on the day such deposit was first required to be made, which failure is not remedied within one business day, or (ii) any failure by the Servicer to deposit into, or remit to the Trustee for deposit into, the Distribution Account any amount required to be so deposited or remitted, which failure is not remedied by 11:00 a.m. New York City time on the relevant Distribution Date;

       (b) any failure by the Special Servicer to deposit into the REO Account within one business day after the day such deposit is required to be made, or to remit to the Servicer for deposit in the Certificate Account any such remittance required to be made by the Special Servicer on the day such remittance is required to be made under the Pooling and Servicing Agreement;

       (c) any failure by the Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for thirty days (ten days in the case of the Servicer's failure to make a Servicing Advance or fifteen days in the case of a failure to pay the premium for any insurance policy required to be maintained under the Pooling and Servicing Agreement) after written notice of the failure has been given to the Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Servicer or the Special Servicer, as the case may be, with a copy to each other party to the related Pooling and Servicing Agreement, by Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that failure is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

       (d) any breach on the part of the Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement that materially and adversely affects the interests of any Class of Certificateholders and that continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, will have been given to the Servicer or the Special Servicer, as the case may be, by the Depositor or the Trustee, or to the Servicer, the Special Servicer, the Depositor and the Trustee by the Certificateholders of any Class, evidencing as to that Class, Percentage Interests aggregating not less than 25%; provided, however, if that breach is capable of being cured and the Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

       (e) certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Servicer or the Special Servicer, and certain actions by or on behalf of the Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

       (f) the Trustee has received written notice from S&P to the effect that the Servicer or the Special Servicer has been removed from S&P's approved master servicer list or S&P's approved special servicer list, respectively, and any of the ratings assigned to the Certificates or any serviced Subordinate Companion Loan securities have been qualified, downgraded or withdrawn in connection with such removal; or

       (g) the Trustee has received a written notice from Fitch (which the Trustee is required to promptly forward to the Servicer or the Special Servicer, as applicable), to the effect that if the Servicer of the Special Servicer, as applicable, continues to act in such capacity, the rating or ratings on one or more Classes of Certificates will be downgraded or withdrawn, citing servicing concerns relating to the Servicer or the Special Servicer, as the case may be, as the sole or material factor in such action; provided, such Servicer or the Special Servicer, as applicable, shall have ninety (90) days to resolve such matters to the satisfaction of Fitch (or such longer time period as may be agreed in writing by Fitch) prior to the replacement of the Servicer or the Special Servicer or the downgrade of any Class of Certificates.


RIGHTS UPON EVENT OF DEFAULT

     If an Event of Default occurs with respect to the Servicer or the Special Servicer under the Pooling and Servicing Agreement, then, so long as the Event of Default remains unremedied, the Depositor or the Trustee will be authorized, and at the written direction of Certificateholders entitled to not less than 51% of the Voting Rights or the Directing Certificateholder, the Trustee will be required, to terminate all of the rights and obligations of the defaulting party as Servicer or Special Servicer, as applicable (other than certain rights in respect of indemnification and certain items of servicing compensation), under the Pooling and Servicing Agreement. The Trustee, or the Servicer with respect to a termination of the Special Servicer, will then succeed to all of the responsibilities, duties and liabilities of the defaulting party as Servicer or Special Servicer, as applicable, under the Pooling and Servicing Agreement and will be entitled to similar compensation arrangements. If the Trustee is unwilling or unable so to act, it may (or, at the written request of the Directing Certificateholder or Certificateholders entitled to not less than 51% of the Voting Rights, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency to act as successor to the Servicer or Special Servicer, as the case may be, under the Pooling and Servicing Agreement and that has been approved by the Directing Certificateholder, which approval shall not be unreasonably withheld.

     Notwithstanding anything to the contrary contained in this section, if an Event of Default on the part of the Servicer affects only the Grace Building Pari Passu Companion Notes, the Servicer may not be terminated but, at the direction of the Trustee (acting at the direction of the Grace Building Majority Senior Holders), must appoint a sub-servicer that will be responsible for servicing the related loans.

     No Certificateholder will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Certificates or the Pooling and Servicing Agreement unless the holder previously has given to the Trustee written notice of default and the continuance of the default and unless the holders of Certificates of any Class evidencing not less than 25% of the aggregate Percentage Interests constituting the Class have made written request upon the Trustee to institute a proceeding in its own name (as Trustee) and have offered to the Trustee reasonable indemnity, and the Trustee for 60 days after receipt of the request and indemnity has neglected or refused to institute the proceeding. However, the Trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling and Servicing Agreement or to institute, conduct or defend any related litigation at the request, order or direction of any of the Certificateholders, unless the Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred as a result.


AMENDMENT

     The Pooling and Servicing Agreement may be amended by the parties to the Pooling and Servicing Agreement, without the consent of any of the holders of
Certificates:

       (a) to cure any ambiguity to the extent the cure does not materially and adversely affect the interests of any Certificateholder;

       (b) to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements made in this prospectus supplement with respect to the Certificates, the trust or the Pooling and Servicing Agreement or to correct or supplement any of its provisions which may be inconsistent with any other provisions therein or to correct any error to the extent, in each case, it does not materially and adversely affect the interests of any Certificateholder;

       (c) to change the timing and/or nature of deposits in the Certificate Account, the Distribution Accounts or the REO Account, provided that (A) the Servicer Remittance Date shall in no event be later than the business day prior to the related Distribution Date, (B) the change would not adversely affect in any material respect the interests of any Certificateholder or the holders of the Grace Building Pari Passu Companion Notes, the Grace Building B Note or Subordinate Companion Loans, if applicable, as evidenced by an opinion of counsel (at the expense of the party requesting the amendment) and (C) the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency, as evidenced by a letter from each Rating Agency;

       (d) to modify, eliminate or add to any of its provisions (i) to the extent as will be necessary to maintain the qualification of either of the Upper-Tier REMIC or the Lower-Tier REMIC as a REMIC, to maintain the grantor trust portion of the trust fund as a grantor trust or to avoid or minimize the risk of imposition of any tax on the trust fund, provided that the Trustee has received an opinion of counsel (at the expense of the party requesting the amendment) to the effect that (1) the action is necessary or desirable to maintain such qualification or to avoid or minimize such risk and (2) the action will not adversely affect in any material respect the interests of any holder of the Certificates or (ii) to restrict (or to remove any existing restrictions with respect to) the transfer of the Residual Certificates, provided that the Depositor has determined that the amendment will not give rise to any tax with respect to the transfer of the Residual Certificates to a non-permitted transferee (see "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates" in the prospectus);

       (e) to make any other provisions with respect to matters or questions arising under the Pooling and Servicing Agreement or any other change, provided that the required action will not adversely affect in any material respect the interests of any Certificateholder, as evidenced by an opinion of counsel and written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency; and

       (f) to amend or supplement any provision of the Pooling and Servicing Agreement to the extent necessary to maintain the ratings assigned to each Class of Certificates by each Rating Agency, as evidenced by written confirmation that the change would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by such Rating Agency.

     Notwithstanding the foregoing, no amendment may be made that changes in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller.

     The Pooling and Servicing Agreement may also be amended by the parties to the Pooling and Servicing Agreement with the consent of the holders of Certificates of each Class affected by such amendment evidencing, in each case, not less than 66-2/3% of the aggregate Percentage Interests constituting the Class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or of modifying in any manner the rights of the holders of the Certificates, except that the amendment may not (1) reduce in any manner the amount of, or delay the timing of, payments received on the mortgage loans that are required to be distributed on a Certificate of any Class without the consent of the holder of that Certificate, or that are required to be distributed to a holder of the Grace Building Pari Passu Companion Notes, the Grace Building B Note or a Subordinate Companion Loan without the consent of such holder, (2) reduce such percentage of Certificates of any Class the holders of which are required to consent to the amendment or remove the requirement to obtain consent of the Grace Building Pari Passu Companion Notes, the holder of the Grace Building B Note, or a Subordinate Companion Loan without the consent of the holders of all Certificates of that Class then outstanding or the holders of the Grace Building Pari Passu Companion Notes, the Grace Building B Note, or a Subordinate Companion Loan as applicable, (3) adversely affect the Voting Rights of any Class of Certificates, without the consent of the holders of all Certificates of that Class then outstanding, (4) change in any manner the obligations of any Mortgage Loan Seller under a Purchase Agreement without the consent of the applicable Mortgage Loan Seller, or (5) amend the Servicing Standards without, in each case, the consent of 100% of the holders of Certificates and all the holders of the Grace Building Pari Passu Companion Notes, the Grace Building B Note or a Subordinate Companion Loan or written confirmation that such amendment would not result in the downgrade, qualification or withdrawal of the ratings assigned to any Class of Certificates by either Rating Agency.

     Notwithstanding the foregoing, no party will be required to consent to any amendment to the Pooling and Servicing Agreement without having first received an opinion of counsel (at the trust fund's expense) to the effect that the amendment is permitted under the Pooling and Servicing Agreement and that the amendment or the exercise of any power granted to the Servicer, the Special Servicer, the Depositor, the Trustee, the Fiscal Agent or any other specified person in accordance with the amendment, will not result in the imposition of a tax on any portion of the trust fund or cause either of the Upper-Tier REMIC or Lower-Tier REMIC to fail to qualify as a REMIC or cause the grantor trust portion of the trust fund to fail to qualify as a grantor trust.

                       YIELD AND MATURITY CONSIDERATIONS

YIELD CONSIDERATIONS

     General. The yield on any Offered Certificate will depend on: (1) the Pass-Through Rate for the Certificate; (2) the price paid for the Certificate and, if the price was other than par, the rate and timing of payments of principal on the Certificate; (3) the aggregate amount of distributions on the Certificate; and (4) the aggregate amount of Collateral Support Deficit amounts allocated to a Class of Offered Certificates.

     Pass-Through Rate. The Pass-Through Rate applicable to each Class of Offered Certificates for any Distribution Date will equal the rate set forth on the cover of this prospectus supplement. See "Description of the Certificates" in this prospectus supplement.

     Rate and Timing of Principal Payments. The yield to holders of Offered Certificates that are purchased at a discount or premium will be affected by the rate and timing of principal payments on the mortgage loans (including principal prepayments on the mortgage loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, second, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, and fourth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4 Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to the pool of mortgage loans will generally be distributable entirely in respect of the Class B, Class C, Class D and Class E Certificates and then the Non-Offered Certificates (other than the Class A-1A and Class X Certificates), in that order, in each case until the Certificate Balance of such Class of Certificates is reduced to zero. Consequently, the rate and timing of principal payments on the mortgage loans will in turn be affected by their amortization schedules, Lockout Periods, Yield Maintenance Charges, the dates on which balloon payments are due, any extensions of maturity dates by the Servicer or the Special Servicer and the rate and timing of principal prepayments and other unscheduled collections on the mortgage loans (including for this purpose, collections made in connection with liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the trust fund). Furthermore, because the amount of principal that will be distributed to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates will generally be based upon the particular Loan Group in which the related mortgage loan is deemed to be included, the yield on the Class A-1, Class A-2, Class A-3 and Class A-4 Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 1 and the yield on the Class A-1A Certificates will be particularly sensitive to prepayments on mortgage loans in Loan Group 2. In addition, although the borrowers under the ARD Loans may have certain incentives to prepay the ARD Loans on their Anticipated Repayment Dates, we cannot assure you that the borrowers will be able to prepay the ARD Loans on their Anticipated Repayment Dates. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of the ARD Loans, and pursuant to the terms of the Pooling and Servicing Agreement, neither the Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower's failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of the respective ARD Loan; provided, that the Servicer or the Special Servicer, as the case may be, may take action to enforce the trust fund's right to apply excess cash flow to principal in accordance with the terms of the ARD Loan documents. See "Risk Factors--Borrower May Be Unable to Repay Remaining Principal Balance on Maturity Date or Anticipated Repayment Date" in this prospectus supplement.

     Prepayments and, assuming the respective stated maturity dates for the mortgage loans have not occurred, liquidations and purchases of the mortgage loans, will result in distributions on the Offered Certificates of amounts that would otherwise be distributed over the remaining terms of the mortgage loans. Defaults on the mortgage loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the mortgage loans (and, accordingly, on the Offered Certificates) while work-outs are negotiated or foreclosures are completed. See "Servicing of the Mortgage Loans--Modifications, Waiver and Amendments" and "--Realization Upon Defaulted Mortgage Loans" in this prospectus supplement and "Certain Legal Aspects of Mortgage Loans--Foreclosure" in the prospectus. Because the rate of principal payments on the mortgage loans will depend on future events and a variety of factors (as described below), we cannot assure you as to the rate of principal payments or the rate of principal prepayments in particular. We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the mortgage loans.

     The extent to which the yield to maturity of any Class of Offered Certificates may vary from the anticipated yield will depend upon the degree to which the Certificates are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans (with respect to the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates, the Loan Group in which such mortgage loan is deemed to be included) are in turn distributed on the Certificates. An investor should consider, in the case of any Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield and, in the case of any Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on the mortgage loans will result in an actual yield to the investor that is lower than the anticipated yield. In general, the earlier a payment of principal is distributed on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments distributed on an investor's Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

     Principal payments on the mortgage loans would also affect the yield on the Class A-1, Class A-2, Class A-3, Class A-4, Class B, Class C, Class D and Class E Certificates to the extent the WAC Rate is reduced below the fixed Pass-Through Rate for that Class for one or more future periods. The Pass-Through Rates on those Classes of Certificates may be equal to, based upon or limited by the WAC Rate even if principal prepayments do not occur.

     Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the mortgage loans. Losses and other shortfalls on the mortgage loans will generally be borne by the holders of the Class NR, Class P, Class N, Class M, Class L, Class K, Class J, Class H, Class G, Class F, Class E, Class D, Class C and Class B Certificates, in that order, in each case to the extent of amounts otherwise distributable in respect of the Class of Certificates. In the event of the reduction of the Certificate Balances of all those Classes of Certificates to zero, the resulting losses and shortfalls will then be borne, pro rata, by the Class A Certificates.

     Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the mortgage loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the mortgage loans (for example, due-on-sale clauses, Lockout Periods or Yield Maintenance Charges and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for rental properties in those areas, the quality of management of the Mortgaged Properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. See "Risk

Factors" and "Description of the Mortgage Pool" in this prospectus supplement and "Risk Factors" and "Yield and Maturity Considerations--Yield and Prepayment Considerations" in the prospectus.

     The rate of prepayment on the pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level as the mortgage loans. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. However, under all of the mortgage loans, voluntary prepayments are subject to Lockout Periods and/or Yield Maintenance Charges. See "Description of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Prepayment Provisions" in this prospectus supplement. In any case, we cannot assure you that the related borrowers will refrain from prepaying their mortgage loans due to the existence of Yield Maintenance Charges or prepayment premiums, or that involuntary prepayments will not occur.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Property, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits.

     The Depositor makes no representation as to the particular factors that will affect the rate and timing of prepayments and defaults on the mortgage loans, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be prepaid or as to which a default will have occurred as of any date or as to the overall rate of prepayment or default on the mortgage loans.

     Delay in Payment of Distributions. Because each monthly distribution is made on each Distribution Date, which is at least 12 days after the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming the prices did not account for the delay).

     Unpaid Distributable Certificate Interest. As described under "Description of the Certificates--Distributions--Priority" in this prospectus supplement, if the portion of the Available Distribution Amount distributable in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the Distributable Certificate Interest then payable for that Class, the shortfall will be distributable to holders of that Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any shortfall will not bear interest, however, so it will negatively affect the yield to maturity of the Class of Certificates for so long as it is outstanding.


WEIGHTED AVERAGE LIFE

     The weighted average life of an Offered Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of the Certificate is distributed to the related investor. The weighted average life of an Offered Certificate will be influenced by, among other things, the rate at which principal on the mortgage loans is paid or otherwise collected, which may be in the form of scheduled amortization, voluntary prepayments, Insurance and Condemnation Proceeds and Liquidation Proceeds. As described in this prospectus supplement, the Group 1 Principal Distribution Amount (and, after the Class A-1A Certificates have been reduced to zero, any remaining Group 2 Principal Distribution Amount) for each Distribution Date will generally be distributable first, in respect of the Class A-1 Certificates until the Certificate Balance thereof is reduced to zero, second, in respect of the Class A-2 Certificates until the Certificate Balance thereof is reduced to zero, third, in respect of the Class A-3 Certificates until the Certificate Balance thereof is reduced to zero, and fourth, in respect of the Class A-4 Certificates until the Certificate Balance thereof is reduced to zero; and the Group 2 Principal Distribution Amount (and, after the Class A-4

Certificates have been reduced to zero, any remaining Group 1 Principal Distribution Amount) for each Distribution Date will generally be distributable to the Class A-1A Certificates. After those distributions, the remaining Principal Distribution Amount with respect to all the mortgage loans will generally be distributable entirely in respect of the Class B, Class C, Class D and Class E Certificates and then the Non-Offered Certificates (other than the Class A-1A and Class X Certificates), in that order, in each case until the Certificate Balance of each such Class of Certificates is reduced to zero.

     Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this prospectus supplement is the "Constant Prepayment Rate" or "CPR" model. The CPR model represents an assumed constant annual rate of prepayment each month, expressed as a per annum percentage of the then-scheduled principal balance of the pool of mortgage loans. As used in each of the following tables, the column headed "0% CPR" assumes that none of the mortgage loans is prepaid before its maturity date or the Anticipated Repayment Date, as the case may be. The columns headed "3% CPR," "6% CPR," "9% CPR" and "12% CPR" assume that prepayments on the mortgage loans are made at those levels of CPR following the expiration of any Lockout Period and any applicable period in which Defeasance is permitted. We cannot assure you, however, that prepayments of the mortgage loans will conform to any level of CPR, and no representation is made that the mortgage loans will prepay at the levels of CPR shown or at any other prepayment rate.

     The following tables indicate the percentage of the initial Certificate Balance of each Class of the Offered Certificates that would be outstanding after each of the dates shown at various CPRs and the corresponding weighted average life of each Class of Certificates. The tables have been prepared on the basis of the following assumptions, among others:

       (a) scheduled periodic payments including payments due at maturity of principal and/or interest on the mortgage loans will be received on a timely basis and will be distributed on the 12th day of the related month, beginning in July 2004;

       (b) the Mortgage Rate in effect for each mortgage loan as of the cut-off date will remain in effect to the maturity date or the Anticipated
   Repayment Date, as the case may be, and will be adjusted as required pursuant to the definition of Mortgage Rate;

       (c) no Mortgage Loan Seller will be required to repurchase any mortgage loan, and none of the holders of the Controlling Class (or any other Certificateholder), the Special Servicer, the Servicer or the holders of the Class LR Certificates will exercise its option to purchase all the mortgage loans and thereby cause an early termination of the trust fund, the holders of the Grace Building B Note will not exercise its option to purchase the Grace Building Loan and the holders of each Subordinate Companion Loan will not exercise their option to purchase the related AB Mortgage Loan;

       (d) any principal prepayments on the mortgage loans will be received on their respective due dates after the expiration of any applicable Lockout Period and/or Defeasance Period at the respective levels of CPR set forth in the tables;

       (e) no Yield Maintenance Charges or prepayment premiums are included in any allocations or calculations;

       (f) the Closing Date is June 30, 2004;

       (g) the ARD Loans prepay in full on their Anticipated Repayment Dates;

       (h) the Pass-Through Rates and initial Certificate Balances of the respective Classes of Certificates are as described in this prospectus supplement;

       (i) the Administrative Cost Rate is calculated on the Stated Principal Balance of the mortgage loans and in the same manner as interest is calculated on the mortgage loans; and

       (j) the optional termination of the trust will not be exercised.

     To the extent that the mortgage loans have characteristics that differ from those assumed in preparing the tables set forth below, a Class of Offered Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the mortgage loans will prepay at any constant rate until maturity or that all the mortgage loans will prepay at the same rate. In addition, variations in the actual prepayment experience and the balance of the mortgage loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the following tables. These variations may occur even if the average prepayment experience of the mortgage loans were to equal any of the specified CPR percentages. Investors are urged to conduct their own analyses of the rates at which the mortgage loans may be expected to prepay. Based on the foregoing assumptions, the following tables indicate the resulting weighted average lives of each Class of Offered Certificates and set forth the percentage of the initial Certificate Balance of the Class of the Offered Certificate that would be outstanding after each of the dates shown at the indicated CPRs.


                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-1 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                           0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ..........................           100             100             100             100             100
June 12, 2005 ...............................            86              85              85              84              84
June 12, 2006 ...............................            70              69              68              68              67
June 12, 2007 ...............................            53              52              51              49              48
June 12, 2008 ...............................            33              31              29              27              25
June 12, 2009 ...............................             8               5               2               0               0
June 12, 2010 ...............................             0               0               0               0               0
June 12, 2011 ...............................             0               0               0               0               0
June 12, 2012 ...............................             0               0               0               0               0
June 12, 2013 ...............................             0               0               0               0               0
June 12, 2014 ...............................             0               0               0               0               0
June 12, 2015 ...............................             0               0               0               0               0
Weighted Average Life (years)(1) ............          2.99            2.92            2.86            2.80            2.74
Estimated Month of First Principal ..........     7/12/2004       7/12/2004       7/12/2004       7/12/2004       7/12/2004
Estimated Month of Maturity .................     8/12/2009       7/12/2009       7/12/2009       6/12/2009       6/12/2009

----------------
(1)   The weighted average life of the Class A-1 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-1 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-1 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-2 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                           0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ..........................           100             100             100             100             100
June 12, 2005 ...............................           100             100             100             100             100
June 12, 2006 ...............................           100             100             100             100             100
June 12, 2007 ...............................           100             100             100             100             100
June 12, 2008 ...............................           100             100             100             100             100
June 12, 2009 ...............................           100             100             100             100              99
June 12, 2010 ...............................            93              92              91              90              89
June 12, 2011 ...............................             0               0               0               0               0
June 12, 2012 ...............................             0               0               0               0               0
June 12, 2013 ...............................             0               0               0               0               0
June 12, 2014 ...............................             0               0               0               0               0
June 12, 2015 ...............................             0               0               0               0               0
Weighted Average Life (years)(1) ............          6.75            6.73            6.71            6.69            6.67
Estimated Month of First Principal ..........     8/12/2009       7/12/2009       7/12/2009       6/12/2009       6/12/2009
Estimated Month of Maturity .................     6/12/2011       6/12/2011       6/12/2011       6/12/2011       6/12/2011

----------------
(1)   The weighted average life of the Class A-2 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-2 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-2 Certificates.



                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-3 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                           0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ..........................           100             100             100             100             100
June 12, 2005 ...............................           100             100             100             100             100
June 12, 2006 ...............................           100             100             100             100             100
June 12, 2007 ...............................           100             100             100             100             100
June 12, 2008 ...............................           100             100             100             100             100
June 12, 2009 ...............................           100             100             100             100             100
June 12, 2010 ...............................           100             100             100             100             100
June 12, 2011 ...............................           100              97              94              91              89
June 12, 2012 ...............................            81              77              74              71              69
June 12, 2013 ...............................            61              56              53              50              48
June 12, 2014 ...............................             0               0               0               0               0
June 12, 2015 ...............................             0               0               0               0               0
Weighted Average Life (years)(1) ............          8.98            8.88            8.79            8.71            8.65
Estimated Month of First Principal ..........     6/12/2011       6/12/2011       6/12/2011       6/12/2011       6/12/2011
Estimated Month of Maturity .................     4/12/2014       3/12/2014       3/12/2014       3/12/2014       3/12/2014

----------------
(1)   The weighted average life of the Class A-3 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-3 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-3 Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
              OF THE CLASS A-4 CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                           0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ..........................           100             100             100             100             100
June 12, 2005 ...............................           100             100             100             100             100
June 12, 2006 ...............................           100             100             100             100             100
June 12, 2007 ...............................           100             100             100             100             100
June 12, 2008 ...............................           100             100             100             100             100
June 12, 2009 ...............................           100             100             100             100             100
June 12, 2010 ...............................           100             100             100             100             100
June 12, 2011 ...............................           100             100             100             100             100
June 12, 2012 ...............................           100             100             100             100             100
June 12, 2013 ...............................           100             100             100             100             100
June 12, 2014 ...............................            37              37              36              35              35
June 12, 2015 ...............................             0               0               0               0               0
Weighted Average Life (years)(1) ............          9.94            9.94            9.94            9.93            9.93
Estimated Month of First Principal ..........     4/12/2014       3/12/2014       3/12/2014       3/12/2014       3/12/2014
Estimated Month of Maturity .................     7/12/2014       7/12/2014       7/12/2014       7/12/2014       7/12/2014

----------------
(1)   The weighted average life of the Class A-4 Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class A-4 Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class A-4 Certificates.



                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS B CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                           0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ..........................           100             100             100             100             100
June 12, 2005 ...............................           100             100             100             100             100
June 12, 2006 ...............................           100             100             100             100             100
June 12, 2007 ...............................           100             100             100             100             100
June 12, 2008 ...............................           100             100             100             100             100
June 12, 2009 ...............................           100             100             100             100             100
June 12, 2010 ...............................           100             100             100             100             100
June 12, 2011 ...............................           100             100             100             100             100
June 12, 2012 ...............................           100             100             100             100             100
June 12, 2013 ...............................           100             100             100             100             100
June 12, 2014 ...............................           100             100             100             100             100
June 12, 2015 ...............................             0               0               0               0               0
Weighted Average Life (years)(1) ............         10.03           10.03           10.03           10.03           10.03
Estimated Month of First Principal ..........     7/12/2014       7/12/2014       7/12/2014       7/12/2014       7/12/2014
Estimated Month of Maturity .................     7/12/2014       7/12/2014       7/12/2014       7/12/2014       7/12/2014

----------------
(1)   The weighted average life of the Class B Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class B Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class B Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS C CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                           0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ..........................           100             100             100             100             100
June 12, 2005 ...............................           100             100             100             100             100
June 12, 2006 ...............................           100             100             100             100             100
June 12, 2007 ...............................           100             100             100             100             100
June 12, 2008 ...............................           100             100             100             100             100
June 12, 2009 ...............................           100             100             100             100             100
June 12, 2010 ...............................           100             100             100             100             100
June 12, 2011 ...............................           100             100             100             100             100
June 12, 2012 ...............................           100             100             100             100             100
June 12, 2013 ...............................           100             100             100             100             100
June 12, 2014 ...............................           100             100             100             100             100
June 12, 2015 ...............................             0               0               0               0               0
Weighted Average Life (years)(1) ............         10.03           10.03           10.03           10.03           10.03
Estimated Month of First Principal ..........     7/12/2014       7/12/2014       7/12/2014       7/12/2014       7/12/2014
Estimated Month of Maturity .................     7/12/2014       7/12/2014       7/12/2014       7/12/2014       7/12/2014

----------------
(1)   The weighted average life of the Class C Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class C Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class C Certificates.



                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS D CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                           0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ..........................           100             100             100             100             100
June 12, 2005 ...............................           100             100             100             100             100
June 12, 2006 ...............................           100             100             100             100             100
June 12, 2007 ...............................           100             100             100             100             100
June 12, 2008 ...............................           100             100             100             100             100
June 12, 2009 ...............................           100             100             100             100             100
June 12, 2010 ...............................           100             100             100             100             100
June 12, 2011 ...............................           100             100             100             100             100
June 12, 2012 ...............................           100             100             100             100             100
June 12, 2013 ...............................           100             100             100             100             100
June 12, 2014 ...............................           100             100             100             100             100
June 12, 2015 ...............................             0               0               0               0               0
Weighted Average Life (years)(1) ............         10.03           10.03           10.03           10.03           10.03
Estimated Month of First Principal ..........     7/12/2014       7/12/2014       7/12/2014       7/12/2014       7/12/2014
Estimated Month of Maturity .................     7/12/2014       7/12/2014       7/12/2014       7/12/2014       7/12/2014

----------------
(1)   The weighted average life of the Class D Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class D Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class D Certificates.

                   PERCENT OF THE INITIAL CERTIFICATE BALANCE
               OF THE CLASS E CERTIFICATES AT THE RESPECTIVE CPRS
                                SET FORTH BELOW:

                     DATE                           0% CPR          3% CPR          6% CPR          9% CPR         12% CPR
---------------------------------------------   -------------   -------------   -------------   -------------   -------------
Initial Percentage ..........................           100             100             100             100             100
June 12, 2005 ...............................           100             100             100             100             100
June 12, 2006 ...............................           100             100             100             100             100
June 12, 2007 ...............................           100             100             100             100             100
June 12, 2008 ...............................           100             100             100             100             100
June 12, 2009 ...............................           100             100             100             100             100
June 12, 2010 ...............................           100             100             100             100             100
June 12, 2011 ...............................           100             100             100             100             100
June 12, 2012 ...............................           100             100             100             100             100
June 12, 2013 ...............................           100             100             100             100             100
June 12, 2014 ...............................           100             100             100             100             100
June 12, 2015 ...............................             0               0               0               0               0
Weighted Average Life (years)(1) ............         10.11           10.07           10.06           10.04           10.04
Estimated Month of First Principal ..........     7/12/2014       7/12/2014       7/12/2014       7/12/2014       7/12/2014
Estimated Month of Maturity .................    11/12/2014       9/12/2014       9/12/2014       9/12/2014       8/12/2014

----------------
(1)   The weighted average life of the Class E Certificates is determined by
      (a) multiplying the amount of each principal distribution on it by the number of years from the date of issuance of the Class E Certificates to the related Distribution Date, (b) summing the results and (c) dividing the sum by the aggregate amount of the reductions in the principal balance of the Class E Certificates.

                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     Upon the issuance of the Certificates, Cadwalader, Wickersham & Taft LLP, special counsel to the Depositor, will deliver its opinion that, assuming (1) the making of appropriate elections, (2) compliance with the provisions of the Pooling and Servicing Agreement, and (3) compliance with applicable changes in the Internal Revenue Code of 1986, as amended (the "Code"), including the REMIC Provisions, for federal income tax purposes, designated portions of the trust fund will qualify as two separate real estate mortgage investment conduits (the "Upper-Tier REMIC" and the "Lower-Tier REMIC", respectively, and each, a "REMIC") within the meaning of Sections 860A through 860G (the "REMIC Provisions") of the Code, and (1) the Class A-1, Class A-2, Class A-3, Class A-4, Class A-1A, Class X, Class B, Class C, Class D, Class E, Class F, Class G, Class H, Class J, Class K, Class L, Class M, Class N, Class P and Class NR Certificates will evidence the "regular interests" in the Upper-Tier REMIC (other than the portion of the Class NR Certificates representing the right to receive Excess Interest) and (2) the Class R Certificates will represent the sole Class of "residual interest" in the Upper-Tier REMIC and the Class LR Certificates will represent the sole Class of "residual interests" in the Lower-Tier REMIC, within the meaning of the REMIC Provisions. The Certificates (other than the Class R and Class LR Certificates) are "Regular Certificates" as defined in the prospectus. In addition, in the opinion of Cadwalader, Wickersham & Taft LLP, the portion of the trust fund consisting of the Excess Interest and the Excess Interest Distribution Account will be treated as a grantor trust for federal income tax purposes under subpart E, Part I of subchapter J of the Code and the Class NR Certificates will represent undivided beneficial interests in the grantor trust.

     The Lower-Tier REMIC will hold the mortgage loans and their proceeds, and the Trust's allocable share of any property that secured a mortgage loan that was acquired by foreclosure or deed in lieu of foreclosure, and will issue certain uncertificated Classes of regular interests (the "Lower-Tier REMIC Regular Interests") and the Class LR Certificates, which will represent the sole Classes of residual interest in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier REMIC Regular Interests and their proceeds and will issue the Regular Certificates as regular interests in the Upper-Tier REMIC and the Class R certificates as the sole Class of residual interest in the Upper-Tier REMIC.

     Because they represent regular interests, each Class of Offered Certificates generally will be treated as newly originated debt instruments for federal income tax purposes. Holders of the Classes of Offered Certificates will be required to include in income all interest on the regular interests represented by their Certificates in accordance with the accrual method of accounting, regardless of a Certificateholder's usual method of accounting. It
is anticipated that the Class [   ] and Class [   ] Certificates will be issued
at a premium, that the Class [   ], Class [   ] and Class [   ] Certificates
will be issued with a de minimis amount of original issue discount and that the
Class [   ] and Class [   ] Certificates will be issued with original issue
discount for federal income tax purposes. It is also anticipated that each Class of Offered Certificates will be issued at a premium for federal income tax purposes. The prepayment assumption that will be used in determining the rate of accrual of original issue discount, if any, and market discount or whether any such discount is de minimis, and that may be used to amortize premium, if any, for federal income tax purposes will be based on the assumption that subsequent to the date of any determination the mortgage loans will prepay at a rate equal to a CPR of 0%; provided, that it is assumed that the ARD Loans prepay on their Anticipated Repayment Dates (the "Prepayment Assumption"). No representation is made that the mortgage loans will prepay at that rate or at any other rate. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in the prospectus.

     Yield Maintenance Charges actually collected will be distributed among the holders of the respective Classes of Certificates as described under "Description of the Certificates--Allocation of Yield Maintenance Charges" in this prospectus supplement. It is not entirely clear under the Code when the amount of Yield Maintenance Charges so allocated should be taxed to the holder of an Offered Certificate, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges will be treated as giving rise to any income to the holder of an

Offered Certificate prior to the Servicer's actual receipt of a Yield Maintenance Charge. Yield Maintenance Charges, if any, may be treated as ordinary income, although authority exists for treating such amounts as capital gain if they are treated as paid upon the retirement or partial retirement of a Certificate. Certificateholders should consult their own tax advisers concerning the treatment of Yield Maintenance Charges.

     Except as provided below, the Offered Certificates will be treated as "real estate assets" within the meaning of Section 856(c)(5)(B) of the Code in the hands of a real estate investment trust or "REIT" and interest (including OID, if any) on the Offered Certificates will be interest described in Section 856(c)(3)(B) of the Code, and the Offered Certificates will be treated as "loans secured by an interest in real property which is residential real property" under Section 7701(a)(19)(C)(v) of the Code for a domestic building and loan association to the extent the mortgage loans are secured by multifamily and manufactured housing properties. As of the cut-off date, mortgage loans representing approximately 16.6% of the Initial Pool Balance are secured by multifamily properties and manufactured housing community properties. Mortgage loans that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. Moreover, the Offered Certificates will be "qualified mortgages" for another REMIC within the meaning of Section 860G(a)(3) of the Code and "permitted assets" for a "financial asset securitization investment trust" within the meaning of Section 860L(c) of the Code. See "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in the prospectus.


                            METHOD OF DISTRIBUTION

     Subject to the terms and conditions set forth in the underwriting agreement (the "Underwriting Agreement"), among the Depositor, CIBC World Markets Corp., and J.P. Morgan Securities Inc. for itself and as representative of ABN AMRO Incorporated and Morgan Stanley & Co. Incorporated (collectively, the "Underwriters"), the Depositor has agreed to sell to the Underwriters, and the Underwriters have severally, but not jointly, agreed to purchase from the Depositor the respective Certificate Balances of each Class of Offered Certificates set forth below subject in each case to a variance of 10%.

                                         CIBC WORLD        ABN AMRO         MORGAN STANLEY
       CLASS             JP MORGAN         MARKETS       INCORPORATED     & CO. INCORPORATED
-------------------   --------------   --------------   --------------   -------------------
Class A-1 .........   $                $                $                    $
Class A-2 .........   $                $                $                    $
Class A-3 .........   $                $                $                    $
Class A-4 .........   $                $                $                    $
Class B ...........   $                $                $                    $
Class C ...........   $                $                $                    $
Class D ...........   $                $                $                    $
Class E ...........   $                $                $                    $

     In the event of a default by any Underwriter, the Underwriting Agreement provides that, in certain circumstances, purchase commitments of the non-defaulting Underwriter(s) may be increased or the Underwriting Agreement may be terminated. Additionally, the Depositor and the Mortgage Loan Sellers have severally agreed to indemnify the Underwriters, and the Underwriters have agreed to indemnify the Depositor, against certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     The Depositor has been advised by the Underwriters that they propose to offer the Offered Certificates to the public from time to time in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. Proceeds to the Depositor from the sale of Offered
Certificates will be    % of the initial aggregate Certificate Balance of the
Offered Certificates, plus accrued interest on the Offered Certificates from June 1, 2004, before deducting expenses payable by the Depositor estimated to
be approximately $         . The Underwriters may effect the transactions by
selling the Offered Certificates to or through dealers, and the dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the purchase and sale of the Offered Certificates offered hereby, the Underwriters may be deemed to have received compensation from the Depositor in the form of underwriting discounts.

     We cannot assure you that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue. The Underwriters expect to make, but are not obligated to make, a secondary market in the Offered Certificates. The primary source of ongoing information available to investors concerning the Offered Certificates will be the monthly statements discussed in the prospectus under "Description of the Certificates--Reports to Certificateholders," which will include information as to the outstanding principal balance of the Offered Certificates and the status of the applicable form of credit enhancement. Except as described in this prospectus supplement under "Description of the Certificates--Reports to Certificateholders; Certain Available Information," we cannot assure you that any additional information regarding the Offered Certificates will be available through any other source. In addition, we are not aware of any source through which price information about the Offered Certificates will be generally available on an ongoing basis. The limited nature of that information regarding the Offered Certificates may adversely affect the liquidity of the Offered Certificates, even if a secondary market for the Offered Certificates becomes available.

     J.P. Morgan Securities Inc., one of the Underwriters, is an affiliate of the Depositor and JPMorgan Chase Bank, a Mortgage Loan Seller. CIBC World Markets Corp., one of the Underwriters, is an affiliate of CIBC Inc., a Mortgage Loan Seller. ABN AMRO Incorporated, one of the Underwriters, is an affiliate of the Trustee and the Fiscal Agent.


                                 LEGAL MATTERS

     The validity of the Certificates will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP, and for the Underwriters by Sidley Austin Brown & Wood LLP, New York, New York. In addition, certain federal income tax matters will be passed upon for the Depositor by Cadwalader, Wickersham & Taft LLP.


                                    RATINGS

     It is a condition to issuance that the Offered Certificates be rated not lower than the following ratings by Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. ("S&P") and Fitch, Inc. ("Fitch" and, together with S&P, the "Rating Agencies"):

                    CLASS             S&P              FITCH
                   -------          -------          --------
                      A-1             AAA               AAA
                      A-2             AAA               AAA
                      A-3             AAA               AAA
                      A-4             AAA               AAA
                       B               AA               AA
                       C              AA--             AA--
                       D               A                 A
                       E              A--               A--

     A securities rating on mortgage pass-through certificates addresses the likelihood of the timely receipt by their holders of interest and the ultimate repayment of principal to which they are entitled by the Rated Final Distribution Date. The rating takes into consideration the credit quality of the pool of mortgage loans, structural and legal aspects associated with the certificates, and the extent to which the payment stream from the pool of mortgage loans is adequate to make payments required under the certificates. In addition, rating adjustments may result from a change in the financial position of the Trustee or the Fiscal Agent as back-up liquidity provider. The ratings on the Offered Certificates do not, however, constitute a statement regarding the likelihood, timing or frequency of prepayments (whether voluntary or involuntary) on the mortgage loans or the degree to which the payments might differ from those originally contemplated. In addition, a rating does not address the likelihood or frequency of voluntary or mandatory prepayments of mortgage loans, payment of prepayment premiums, payment of Excess Interest, Yield Maintenance Charges or net default interest. In addition, S&P's rating on the respective Classes of Certificates does not address (i) the tax attributes of the Offered Certificates or of the trust, (ii) whether or to what extent the interest payable on any Class of Certificates may be reduced in connection with Net Aggregate Prepayment Interest Shortfalls or (iii) the yield to maturity that investors in the Offered Certificates may experience.

     We cannot assure you as to whether any rating agency not requested to rate the Offered Certificates will nonetheless issue a rating to any Class of Offered Certificates and, if so, what the rating would be. A rating assigned to any Class of Offered Certificates by a rating agency that has not been requested by the Depositor to do so may be lower than the rating assigned thereto by the Rating Agencies.

     The ratings on the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.


                               LEGAL INVESTMENT

     The Offered Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase Offered Certificates, is subject to significant interpretive uncertainties.

     No representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the Offered Certificates) may adversely affect the liquidity of the Offered Certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates constitute legal investments for them or are subject to investment, capital or other restrictions.

     See "Legal Investment" in the prospectus.


                         CERTAIN ERISA CONSIDERATIONS

     A fiduciary of any retirement plan or other employee benefit plan or arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which those plans, annuities, accounts or arrangements are invested, including insurance company general accounts, that is subject to the fiduciary responsibility rules of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or Section 4975 of the Code (an "ERISA Plan") or which is a governmental plan, as defined in Section 3(32) of ERISA, or a church plan, as defined in Section 3(33) of ERISA and for which no election has been made under Section 410(d) of the Code, subject to any federal, state or local law ("Similar Law") which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (collectively, with an ERISA Plan, a "Plan") should review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction that is prohibited or is not otherwise permitted under ERISA, the Code or Similar Law or whether there exists any statutory, regulatory or administrative exemption applicable thereto. Moreover, each Plan fiduciary should determine whether an investment in the Offered Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

     The U.S. Department of Labor has issued to J.P. Morgan Securities Inc. an individual prohibited transaction exemption, PTE 2002-19, 67 Fed. Reg. 14,979 (March 28, 2002) (the "Exemption"). The Exemption generally exempts from the application of the prohibited transaction provisions of Sections 406 and 407 of ERISA, and the excise taxes imposed on the prohibited transactions pursuant to Sections 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of pools of mortgage loans, such as the pool of mortgage loans held by the trust, and the purchase, sale and holding of mortgage pass-through certificates, such as the Offered Certificates, underwritten by J.P. Morgan Securities Inc., provided that certain conditions set forth in the Exemption are satisfied.

     The Exemption sets forth five general conditions that must be satisfied for a transaction involving the purchase, sale and holding of the Offered Certificates to be eligible for exemptive relief. First, the acquisition of the Offered Certificates by a Plan must be on terms (including the price paid for the Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Offered Certificates at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Moody's, S&P or Fitch. Third, the Trustee cannot be an affiliate of any other member of the Restricted Group other than an Underwriter. The "Restricted Group" consists of any Underwriter, the Depositor, the Trustee, the Servicer, the Special Servicer, any sub-servicer, any entity that provides insurance or other credit support to the trust fund and any borrower with respect to mortgage loans constituting more than 5% of the aggregate unamortized principal balance of the mortgage loans as of the date of initial issuance of the Offered Certificates, and any affiliate of any of the foregoing entities. Fourth, the sum of all payments made to and retained by the Underwriters must represent not more than reasonable compensation for underwriting the Offered Certificates, the sum of all payments made to and retained by the Depositor pursuant to the assignment of the mortgage loans to the trust fund must represent not more than the fair market value of the mortgage loans and the sum of all payments made to and retained by the Servicer, the Special Servicer and any sub-servicer must represent not more than reasonable compensation for that person's services under the Pooling and Servicing Agreement and reimbursement of the person's reasonable expenses in connection therewith. Fifth, the investing Plan must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933, as amended.

     It is a condition of the issuance of the Offered Certificates that they have the ratings specified on the cover page. As of the Closing Date, the third general condition set forth above will be satisfied with respect to the Offered Certificates. A fiduciary of a Plan contemplating purchasing an Offered Certificate in the secondary market must make its own determination that, at the time of purchase, the Offered Certificates continue to satisfy the second and third general conditions set forth above. A fiduciary of a Plan contemplating purchasing an Offered Certificate, whether in the initial issuance of the related Certificates or in the secondary market, must make its own determination that the first, fourth and fifth general conditions set forth above will be satisfied with respect to the related Offered Certificate.

     The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) certificates in those other investment pools must have been rated in one of the four highest categories of Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc., Moody's or Fitch for at least one year prior to the Plan's acquisition of Offered Certificates; and (3) certificates in those other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan's acquisition of Offered Certificates.

     If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code) in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the Depositor, any of the Underwriters, the Trustee, the Fiscal Agent, the Servicer, the Special Servicer, a sub-servicer or a borrower is a party in interest with respect to the investing Plan, (2) the direct or indirect acquisition or disposition in the secondary market of the Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of an Offered Certificate on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of the Excluded Plan. For purposes of this prospectus supplement, an "Excluded Plan" is a Plan sponsored by any member of the Restricted Group.

     If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA and the taxes imposed by Section 4975(c)(1)(E) of the Code in connection with (1) the direct or indirect sale, exchange or transfer of Offered Certificates in the initial issuance of Certificates between the Depositor or the Underwriters and a Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan assets in those Certificates is (a) a borrower with respect to 5% or less of the fair market value of the mortgage loans or (b) an affiliate of that person, (2) the direct or indirect acquisition or disposition in the secondary market of Offered Certificates by a Plan and (3) the holding of Offered Certificates by a Plan.

     Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the pool of mortgage loans.

     Before purchasing an Offered Certificate, a fiduciary of a Plan should itself confirm that the specific and general conditions and the other requirements set forth in the Exemption would be satisfied at the time of purchase. In addition to making its own determination as to the availability of the exemptive relief provided in the Exemption, the Plan fiduciary should consider the availability of any other prohibited transaction exemptions, including with respect to governmental plans, any exemptive relief afforded under Similar Law. See "Certain ERISA Considerations" in the prospectus. A purchaser of an Offered Certificate should be aware, however, that even if the conditions specified in one or more exemptions are satisfied, the scope of relief provided by an exemption may not cover all acts which might be construed as prohibited transactions.

     THE SALE OF OFFERED CERTIFICATES TO A PLAN IS IN NO RESPECT A REPRESENTATION BY THE DEPOSITOR OR ANY OF THE UNDERWRITERS THAT THIS INVESTMENT MEETS ANY RELEVANT LEGAL REQUIREMENTS WITH RESPECT TO INVESTMENTS BY PLANS GENERALLY OR ANY PARTICULAR PLAN, OR THAT THIS INVESTMENT IS APPROPRIATE FOR PLANS GENERALLY OR ANY PARTICULAR PLAN.

           INDEX OF PRINCIPAL DEFINITIONS

                                               PAGE
                                               ----
30/360 Basis ............................      S-76
AB Mortgage Loan ........................      S-67
Acceptable Insurance Default ............     S-135
Actual/360 Basis ........................      S-76
Additional Exclusions ...................     S-134
Administrative Cost Rate ................     S-105
Advances ................................     S-114
Anticipated Repayment Date ..............      S-75
Appraisal Reduction .....................     S-116
Appraisal Reduction Event ...............     S-116
ARD Loans ...............................      S-75
Asset Status Report .....................     S-127
Assumed Final Distribution Date .........     S-110
Assumed Scheduled Payment ...............     S-107
Authenticating Agent ....................     S-123
Available Distribution Amount ...........      S-99
Base Interest Fraction ..................     S-109
Certificate Account .....................      S-97
Certificate Balance .....................      S-94
Certificate Owner .......................      S-95
Certificate Registrar ...................     S-123
Certificateholders ......................      S-67
Certificates ............................      S-94
Class ...................................      S-94
Class A Certificates ....................      S-94
Clearstream .............................      S-95
Closing Date ............................      S-66
CMSA Investor Reporting Package .........     S-120
Code ....................................     S-155
Collateral Support Deficit ..............     S-112
Compensating Interest Payment ...........     S-133
Constant Prepayment Rate ................     S-149
Controlling Class .......................     S-129
Controlling Class Certificateholder .....     S-129
Corrected Mortgage Loan .................     S-127
CPR .....................................     S-149
Crossed Loan ............................      S-91
Cross-Over Date .........................     S-104
Cut-off Date Balance ....................      S-66
Cut-off Date LTV Ratios .................      S-84
Defeasance ..............................      S-79
Defeasance Lockout Period ...............      S-79
Depositor ...............................      S-66
Depositories ............................      S-95
Determination Date ......................      S-97
Direct Participants .....................      S-95
Directing Certificateholder .............     S-129
Discount Rate ...........................      S-77

                                               PAGE
                                               ----
Distributable Certificate Interest ......     S-105
Distribution Account ....................      S-98
Distribution Date .......................      S-97
                                              S-66,
DSCR ....................................      S-69
DTC .....................................      S-95
Due Period ..............................      S-99
Effective Gross Income ..................      S-84
ERISA ...................................     S-158
ERISA Plan ..............................     S-158
ESA .....................................      S-87
Euroclear ...............................      S-95
Events of Default .......................     S-142
Excess Interest .........................     S-105
Excess Interest Distribution
   Account ..............................      S-98
Excluded Plan ...........................     S-160
Exemption ...............................     S-159
FIRREA ..................................      S-86
Fitch ...................................     S-157
Form 8-K ................................      S-83
Gain on Sale Reserve Account ............      S-98
Grace Building B Note ...................      S-70
Grace Building B Noteholder .............      S-70
Grace Building Control Appraisal
   Event ................................      S-70
Grace Building Directing Holder .........     S-129
Grace Building Intercreditor
   Agreement ............................      S-70
Grace Building Loan .....................      S-70
Grace Building Loan Option Price ........      S-72
Grace Building Majority Senior
   Holders ..............................      S-70
Grace Building Mortgaged
   Property .............................      S-70
Grace Building Operating Advisor ........     S-129
Grace Building Pari Passu
   Companion Notes ......................      S-70
Grace Building Purchase Option ..........      S-72
Grace Building Senior Noteholders........      S-70
Grace Building Senior Notes .............      S-70
Grace Building Whole Loan ...............      S-70
Group 1 Principal Distribution               S-106,
   Amount ...............................     S-107
Group 1 Principal Shortfall .............     S-108
Group 2 Principal Distribution
   Amount ...............................     S-106
Group 2 Principal Shortfall .............     S-108

                                            PAGE
                                            ----
Gulfbrook Plaza Shopping Center
   AB Mortgage Loan ...................     S-68
Indirect Participants .................     S-95
Initial Loan Group 1 Balance ..........     S-66
Initial Loan Group 2 Balance ..........     S-66
Initial Pool Balance ..................     S-66
Initial Rate ..........................     S-75
Initial Resolution Period .............     S-89
Insurance and Condemnation
   Proceeds ...........................     S-98
Intercreditor Agreement ...............     S-73
Interest Accrual Period ...............    S-105
Interest Distribution Amount ..........    S-105
Interest Reserve Account ..............     S-98
IRS ...................................    S-138
Liquidation Fee .......................    S-132
Liquidation Fee Rate ..................    S-132
Liquidation Proceeds ..................     S-98
Loan Groups ...........................     S-66
Loan Group 1 ..........................     S-66
Loan Group 2 ..........................     S-66
Lockbox Accounts ......................     S-92
Lockbox Loans .........................     S-92
Lockout Period ........................     S-77
Lower-Tier Distribution Account .......     S-98
Lower-Tier REMIC ......................    S-155
Lower-Tier REMIC Regular Interests.....    S-155
                                           S-69,
LTV Ratio .............................     S-84
MAI ...................................     S-90
Maturity Date LTV Ratios ..............     S-84
Mortgage ..............................     S-66
Mortgage Loan Seller ..................     S-66
Mortgage Note .........................     S-66
Mortgage Rate .........................    S-105
Mortgaged Property ....................     S-66
Net Aggregate Prepayment Interest
   Shortfall ..........................    S-105
Net Mortgage Rate .....................    S-104
Net Operating Income ..................     S-84
NOI ...................................     S-84
Non-Offered Certificates ..............     S-94
Non-Offered Subordinate
   Certificates .......................    S-111
Nonrecoverable Advance ................    S-114
Notional Amount .......................     S-94
Offered Certificates ..................     S-94
Operating Statements ..................     S-84
Option Price ..........................    S-138
PAR ...................................     S-87

                                            PAGE
                                            ----
Participants ..........................     S-95
Pass-Through Rate .....................    S-104
Payment Differential ..................     S-78
Percentage Interest ...................     S-95
Periodic Payments .....................     S-99
Permitted Investments .................     S-98
P&I Advance ...........................    S-113
Plan ..................................    S-158
PML ...................................     S-82
Pontchartrain Place Shopping
   Center AB Mortgage Loan ............     S-68
Pooling and Servicing Agreement .......     S-94
Portage Commerce Park Portfolio
   AB Mortgage Loan ...................     S-68
Prepayment Assumption .................    S-155
Prepayment Interest Excess ............    S-133
Prepayment Interest Shortfall .........    S-133
Primary Collateral ....................     S-92
Prime Rate ............................    S-116
Principal Balance Certificates ........     S-94
Principal Distribution Amount .........    S-106
Principal Shortfall ...................    S-108
Purchase Agreements ...................     S-67
Purchase Option .......................    S-137
Purchase Price ........................     S-90
Qualified Substitute Mortgage
   Loan ...............................     S-90
Rated Final Distribution Date .........    S-110
Rating Agencies .......................    S-157
Record Date ...........................     S-97
Regular Certificates ..................    S-155
Reimbursement Rate ....................    S-116
Reinvestment Yield ....................     S-78
REIT ..................................    S-156
Related Proceeds ......................    S-114
Release Date ..........................     S-79
Release H.15 ..........................     S-77
REMIC .................................    S-155
REMIC Provisions ......................    S-155
REO Account ...........................    S-136
REO Loan ..............................    S-108
REO Property ..........................    S-127
Residual Certificates .................     S-94
Restricted Group ......................    S-159
Revised Rate ..........................     S-75
Ridgemont Apartments and
   Mountain Brook Portfolio AB
   Mortgage Loan ......................     S-67
Rules .................................     S-96

                                             PAGE
                                             ----
Scheduled Principal Distribution
   Amount ...............................   S-107
Senior Certificates. ....................    S-94
Servicer ................................   S-130
Servicer Remittance Date ................   S-113
Servicer Servicing Standards ............   S-125
Servicing Advances ......................   S-114
Servicing Fee ...........................   S-131
Servicing Fee Rate ......................   S-131
Servicing Standards .....................   S-126
Similar Law .............................   S-158
S&P .....................................   S-157
Special Servicer ........................   S-131
Special Servicer Servicing Standards.....   S-126
Special Servicing Fee ...................   S-132
Special Servicing Fee Rate ..............   S-132
Specially Serviced Mortgage Loans........   S-127
Spreadsheet File ........................       1
Stated Principal Balance ................   S-108
Statement to Certificateholders .........   S-118
Subordinate Certificates. ...............    S-94
Subordinate Companion Loan ..............    S-67
Subordinate Offered Certificates. .......    S-94
Substitute Property .....................    S-80
Substituted Property ....................    S-80
Treasury Rate ...........................    S-77
Trustee .................................    S-67

                                             PAGE
                                             ----
Trustee Fee .............................   S-123
Trustee Fee Rate ........................   S-123
Underwriters ............................   S-156
Underwriting Agreement ..................   S-156
Underwritten Cash Flow ..................    S-84
Underwritten Cash Flow Debt
   Service Coverage Ratio ...............    S-83
Underwritten NOI ........................    S-84
Unscheduled Principal Distribution
   Amount ...............................   S-107
Upper-Tier Distribution Account .........    S-98
Upper-Tier REMIC ........................   S-155
UW DSCR .................................    S-83
UW NCF ..................................    S-84
UW NOI ..................................    S-84
Voting Rights ...........................   S-122
WAC Rate ................................   S-104
Wells Fargo .............................   S-130
Withheld Amounts ........................    S-98
Withheld Loans ..........................    S-98
Workout Fee .............................   S-132
Workout Fee Rate ........................   S-132
Workout-Delayed Reimbursement
   Amount ...............................   S-115
Yield Maintenance Charge ................    S-77

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ANNEX A-1
CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

LOAN #   ORIGINATOR    PROPERTY NAME                                                  STREET ADDRESS
------   ----------    -------------                                                  --------------
  1         JPMCB      Centro Retail Portfolio II                                     Various
 1.1        JPMCB      Mira Mesa Mall                                                 8110-8340 Mira Mesa Boulevard
 1.2        JPMCB      Esplanade Shopping Center                                      151-461 Esplanade Drive
 1.3        JPMCB      Oceanview Plaza                                                638 Camino De Los Mares
 1.4        JPMCB      University Mall                                                757-885 Russell Boulevard
 1.5        JPMCB      Santa Paula Shopping Center                                    550-660 West Main Street
 1.6        JPMCB      Felicita Plaza                                                 325-421 Felicita Avenue
 1.7        JPMCB      San Bernardino Shopping Center                                 499 Orange Show Road
  2         JPMCB      Grace Building                                                 1114 Avenue of the Americas
  3         JPMCB      4th & Blanchard Building                                       2101 4th Avenue
  4         CIBC       Country Club Plaza                                             2401 Butano Drive
  5         CIBC       Rexville Towne Center                                          Panorama Village, #500 Vista del Moro
  6         JPMCB      Harbour Lights Apartment                                       16700 Saybrook Lane
  7         CIBC       Cedarville Warehouse                                           7900 Cedarville Road
  8         CIBC       Avion Midrise III and IV Portfolio                             Various
 8.1        CIBC       Avion Midrise III                                              14550 Avion Parkway
 8.2        CIBC       Avion Midrise IV                                               14560 Avion Parkway
  9         CIBC       Ridgemont Apartments and Mountain Brook Apartments Portfolio   Various
 9.1        CIBC       Ridgemont Apartments                                           20 Mason Drive
 9.2        CIBC       Mountain Brook Apartments                                      1185 Mountain Creek Road
  10        JPMCB      Kings Pointe Apartments                                        230 Sawtooth Drive
  11        CIBC       Resort at Coronado Ranch                                       7777 South Jones Boulevard
  12        JPMCB      Greenville Crossing I and II                                   4001-29 Kennett Pike
  13        CIBC       Excel Centre                                                   17140 Bernardo Centre Drive
  14        CIBC       Riverbend in Allentown                                         250 South Penn Street
  15        JPMCB      Embassy Suites Hotel Atlanta Airport                           4700 Southport Road
  16        CIBC       326 Warren Street                                              326 Warren Street
  17        CIBC       Price Chopper Plaza                                            1395 New Scotland Road
  18        JPMCB      The Mall at Lexington Green                                    161 Lexington Green Circle
  19        CIBC       Towson Overlook                                                1101-1125 Cromwell Bridge Road
  20        CIBC       Palm Glen Shopping Center                                      3514-3660 West Glendale Avenue
  21        CIBC       Commons at Presidio Square                                     14404-14498 Bellaire Boulevard
  22        CIBC       TRC Tower                                                      1423 Pacific Avenue
  23        JPMCB      Franklin Square Shopping Center                                1303 US Highway 127 South
  24        CIBC       Buffalo Grove Town Center                                      174 McHenry Road
  25        CIBC       Allaire Corporate Center                                       3349 Highway 138
  26        CIBC       Uptown Center                                                  2700 Imokalee Road
  27        CIBC       163-167 First Avenue Portfolio                                 Various
 27.1       CIBC       163 First Avenue                                               163 First Avenue
 27.2       CIBC       165-167 First Avenue                                           165-167 First Avenue
  28        CIBC       Triangle Pointe Apartments                                     600 Discovery Way
  29        JPMCB      The Timbers Office Building                                    445 Marine View Avenue
  30        CIBC       Rosewood Village                                               11211 John F. Kennedy Drive
  31        CIBC       Jefferson Marketplace                                          8144 South Kipling Parkway
  32        JPMCB      Holiday Inn Select - Orlando International Airport             5750 T.G. Lee Boulevard
  33        JPMCB      Doubletree Guest Suites Austin                                 303 West 15th Street
  34        CIBC       Orchards Shopping Center                                       200-420 South 72nd Avenue
  35        CIBC       Indian Oaks MHP                                                7236 Declaration Drive
  36        CIBC       Hannaford Plaza                                                175 Broad Street
  37        CIBC       Federal Express - Windsor Locks                                100 Old County Circle
  38        CIBC       Thomas Centre                                                  9014, 9020, 9024, and 9050 West Thomas Road
  39        JPMCB      Idlewild Apartments                                            5723 Cedars East Court
  40        CIBC       Oak Cliff Tower aka Bank of America Building                   400 South Zang Boulevard
  41        JPMCB      860 & 880 Canal Street                                         Various
 41.1       JPMCB      860 Canal Street                                               860 Canal Street
 41.2       JPMCB      880 Canal Street                                               880 Canal Street
  42        JPMCB      Pecan Park                                                     1217 Westwood Drive
  43        JPMCB      Town Center Colleyville                                        5605 Colleyville Boulevard
  44        CIBC       Pontchartrain Place Shopping Center                            3501 Severn Avenue
  45        JPMCB      Dean Office Portfolio                                          Various
 45.1       JPMCB      State National Building                                        263 Third Street
 45.2       JPMCB      Dean Tower                                                     5700 Florida Boulevard
 45.3       JPMCB      Roumain Building                                               343 3rd Street
  46        CIBC       35 Love Lane                                                   35 Love Lane
  47        CIBC       Union Self Storage                                             2395 Springfield Avenue
  48        CIBC       Soscal Professional Plaza Portfolio                            Various
 48.1       CIBC       1700 Soscal Avenue                                             1700 Soscal Avenue
 48.2       CIBC       1710 Soscal Avenue                                             1710 Soscal Avenue
 48.3       CIBC       625 Imperial Way                                               625 Imperial Way
  49        JPMCB      Sun Lakes Village                                              300 South Highland Springs Avenue
  50        JPMCB      700 Canal Street - Stamford, CT                                700 Canal Street
  51        CIBC       Poplar Creek Plaza                                             1801-1861 West Golf Road
  52        CIBC       Stone Mill Office Park                                         720, 722, 724, 726 & 728 Yorklyn Road
  53        CIBC       Portage Commerce Park Portfolio                                Various
 53.1       CIBC       4280, 4460 and 4570 Commercial Avenue                          4280, 4460 and 4570 Commercial Avenue
 53.2       CIBC       4510 Commercial Avenue                                         4510 Commercial Avenue
  54        JPMCB      Matlock Center                                                 2851 Matlock Road
  55        JPMCB      Beef Bend Court                                                13830 Southwest Chinn Lane
  56        JPMCB      McAlester Shopping Center                                      502-528 South George Nigh Expressway
  57        CIBC       Bellaire Garden Apartments                                     6120 Bellaire Boulevard
  58        JPMCB      Dean Commerce Building                                         333 Laurel Street
  59        CIBC       Spectrum at Mall of Georgia                                    3276 Buford Drive
  60        JPMCB      1611 Wisconsin Avenue                                          1611 Wisconsin Avenue NW
  61        JPMCB      Deerbrook Garden Apartments                                    1230 FM 1960 Bypass Road East
  62        JPMCB      Kroger Center                                                  1096 North Main Street
  63        CIBC       Lakeside Plaza                                                 3941-3961 East Chandler Boulevard
  64        CIBC       Dick's Sporting Goods - Greenwood                              1251 US Highway 31 North
  65        CIBC       LL Bean Outlet Center                                          1672 and 1699 White Mountain Highway
  66        CIBC       100 Franklin Corner Road                                       100 Franklin Corner Road
  67        JPMCB      Schoolhouse Center                                             1034 Second Street Pike
  68        CIBC       Putnam Village Shopping Center                                 I-64 at State Highway 34
  69        CIBC       Gulfbrook Plaza Shopping Center                                10703-10765 Gulf Freeway
  70        JPMCB      Stillwater Place CDH                                           2959 Artesian Road
  71        CIBC       8700 Edgeworth Drive                                           8700 Edgeworth Drive
  72        CIBC       Barnes & Noble                                                 15 First Street Southwest
  73        CIBC       Social Security Administrative Building                        334 Washington Street
  74        JPMCB      Tully Commercial Center                                        1055-1095 Tully Road
  75        JPMCB      Walgreens - Roy, UT                                            5554 South 1900 West Street
  76        JPMCB      Western Plaza                                                  300 Sheridan Road
  77        CIBC       Northlake Manor Apartments                                     6910 Old North Belt Drive
  78        JPMCB      Bay Pointe Apartments                                          3155 Shattuck Arms Boulevard
  79        JPMCB      Coral Tree Business Center                                     1300 and 1330 East 223rd Street
  80        CIBC       The Shops at Copper Crossing                                   16256 FM 529
  81        JPMCB      Century 105 Business Park                                      3437 West El Segundo Boulevard
  82        JPMCB      Johns Island Center                                            3775 Maybank Highway
  83        JPMCB      American Sale Building                                         676 Amerisale Road
  84        CIBC       Bell Parkway Plaza                                             3208-3242 East Bell Road
  85        CIBC       Burnham Woods Apartments                                       3130 Mangum Road
  86        JPMCB      Country Side Village                                           9 Lantern Lane
  87        JPMCB      Woodstock Exchange Shopping Center                             9745 Highway 92
  88        CIBC       Staples - Woodland                                             1770 East Main Street
  89        CIBC       Windswept Gardens Apartments                                   6320 Windswept Lane
  90        JPMCB      Stillwater Place B                                             2959 Artesian Road
  91        CIBC       Town and Country Shopping Center                               626-658 Center Drive
  92        JPMCB      The Shops at Stockdale                                         5120 Stockdale Highway
  93        CIBC       Dunhill Apartments                                             2802 West T.C. Jester Boulevard
  94        CIBC       Country Roads Plaza                                            293-308 Stokes Road
  95        JPMCB      Zarpas Warehouse                                               7537 Rickenbacker Drive
  96        JPMCB      Birchtree Estates                                              5847 DeBarr Road
  97        JPMCB      Magnolia Crossing Mobile Home Park                             Magnolia Canterbury Road
  98        JPMCB      Brookstone Townhomes                                           2831-2885 Eggimann Road
  99        JPMCB      205 North Marina Street                                        205 North Marina Street
 100        JPMCB      Townehouse Plaza                                               6211 DeBarr Road
 101        JPMCB      SecurCare Self Storage                                         4729 Astrozon Boulevard
 102        JPMCB      Cost Less Self Storage - Apache Junction                       2519 West Houston Avenue

                                                                                     NUMBER OF    PROPERTY
    LOAN #     CITY                   STATE     ZIP CODE    COUNTY                  PROPERTIES    TYPE
    ------     ----                   -----     --------    ------                  ----------    ----
      1        Various                 CA        Various    Various                      7        Retail
     1.1       San Diego               CA         92126     San Diego                    1        Retail
     1.2       Oxnard                  CA         93036     Ventura                      1        Retail
     1.3       San Clemente            CA         92673     Orange                       1        Retail
     1.4       Davis                   CA         95616     Yolo                         1        Retail
     1.5       Santa Paula             CA         93060     Ventura                      1        Retail
     1.6       Escondido               CA         92025     San Diego                    1        Retail
     1.7       San Bernardino          CA         92408     San Bernardino               1        Retail
      2        New York                NY         10036     New York                     1        Office
      3        Seattle                 WA         98121     King                         1        Office
      4        Sacramento              CA         95825     Sacramento                   1        Retail
      5        Bayamon                 PR         00957     NAP                          1        Retail
      6        Huntington Beach        CA         92649     Orange                       1        Multifamily
      7        Brandywine              MD         20613     Prince George's              1        Industrial
      8        Chantilly               VA         20151     Fairfax                      2        Office
     8.1       Chantilly               VA         20151     Fairfax                      1        Office
     8.2       Chantilly               VA         20151     Fairfax                      1        Office
      9        Various                 TN        Various    Hamilton                     2        Multifamily
     9.1       Redbank                 TN         37415     Hamilton                     1        Multifamily
     9.2       Chattanooga             TN         37405     Hamilton                     1        Multifamily
      10       Fayetteville            NC         28314     Cumberland                   1        Multifamily
      11       Las Vegas               NV         89139     Clark                        1        Multifamily
      12       Greenville              DE         19807     New Castle                   1        Mixed Use
      13       Rancho Bernardo         CA         92128     San Diego                    1        Office
      14       Allentown               PA         18102     Lehigh                       1        Multifamily
      15       College Park            GA         30337     Fulton                       1        Hotel
      16       Brooklyn                NY         11201     Kings                        1        Multifamily
      17       Bethlehem               NY         12159     Albany                       1        Retail
      18       Lexington               KY         40503     Fayette                      1        Retail
      19       Towson                  MD         21286     Baltimore                    1        Retail
      20       Phoenix                 AZ         85051     Maricopa                     1        Retail
      21       Houston                 TX         77083     Harris                       1        Retail
      22       Tacoma                  WA         98402     Pierce                       1        Office
      23       Frankfort               KY         40601     Franklin                     1        Retail
      24       Buffalo Grove           IL         60089     Lake                         1        Retail
      25       Wall                    NJ         07719     Monmouth                     1        Office
      26       Naples                  FL         34110     Collier                      1        Retail
      27       New York                NY         10003     New York                     2        Mixed Use
     27.1      New York                NY         10003     New York                     1        Mixed Use
     27.2      New York                NY         10003     New York                     1        Mixed Use
      28       Durham                  NC         27703     Durham                       1        Multifamily
      29       Del Mar                 CA         92014     San Diego                    1        Office
      30       Hagerstown              MD         21742     Washington                   1        Multifamily
      31       Littleton               CO         80127     Jefferson                    1        Retail
      32       Orlando                 FL         32822     Orange                       1        Hotel
      33       Austin                  TX         78701     Travis                       1        Hotel
      34       Yakima                  WA         98908     Yakima                       1        Retail
      35       Sellersburg             IN         47172     Clark                        1        Manufactured Housing
      36       Glens Falls             NY         12801     Warren                       1        Retail
      37       Windsor Locks           CT         06096     Hartford                     1        Industrial
      38       Phoenix                 AZ         85037     Maricopa                     1        Retail
      39       Charlotte               NC         28212     Mecklenburg                  1        Multifamily
      40       Dallas                  TX         75208     Dallas                       1        Office
      41       Stamford                CT         06902     Fairfield                    2        Office
     41.1      Stamford                CT         06902     Fairfield                    1        Office
     41.2      Stamford                CT         06902     Fairfield                    1        Office
      42       Rosenberg               TX         77471     Fort Bend                    1        Multifamily
      43       Colleyville             TX         76034     Tarrant                      1        Retail
      44       Metairie                LA         70002     Jefferson                    1        Retail
      45       Baton Rouge             LA        Various    East Baton Rouge             3        Office
     45.1      Baton Rouge             LA         70801     East Baton Rouge             1        Office
     45.2      Baton Rouge             LA         70806     East Baton Rouge             1        Office
     45.3      Baton Rouge             LA         70801     East Baton Rouge             1        Office
      46       Netcong                 NJ         07857     Morris                       1        Industrial
      47       Union                   NJ         07083     Union                        1        Self Storage
      48       Napa                    CA         94559     Napa                         3        Office
     48.1      Napa                    CA         94559     Napa                         1        Office
     48.2      Napa                    CA         94559     Napa                         1        Office
     48.3      Napa                    CA         94559     Napa                         1        Office
      49       Banning                 CA         92220     Riverside                    1        Retail
      50       Stamford                CT         06902     Fairfield                    1        Office
      51       Schaumburg              IL         60194     Cook                         1        Retail
      52       Hockessin               DE         19707     New Castle                   1        Office
      53       Portage                 MI         49002     Kalamazoo                    2        Industrial
     53.1      Portage                 MI         49002     Kalamazoo                    1        Industrial
     53.2      Portage                 MI         49002     Kalamazoo                    1        Industrial
      54       Mansfield               TX         76063     Tarrant                      1        Retail
      55       Tigard                  OR         97224     Washington                   1        Multifamily
      56       McAlester               OK         74501     Pittsburg                    1        Retail
      57       Houston                 TX         77081     Harris                       1        Multifamily
      58       Baton Rouge             LA         70801     East Baton Rouge             1        Office
      59       Buford                  GA         30519     Gwinnett                     1        Retail
      60       Washington              DC         20007     District of Columbia         1        Retail
      61       Humble                  TX         77338     Harris                       1        Multifamily
      62       Bowling Green           OH         43402     Wood                         1        Retail
      63       Phoenix                 AZ         85048     Maricopa                     1        Retail
      64       Greenwood               IN         46142     Johnson                      1        Retail
      65       North Conway            NH         03860     Carroll                      1        Retail
      66       Lawrenceville           NJ         08648     Mercer                       1        Office
      67       Richboro                PA         18954     Bucks                        1        Retail
      68       Teays                   WV         25560     Putnam                       1        Retail
      69       Houston                 TX         77034     Harris                       1        Retail
      70       Naperville              IL         60564     Will                         1        Retail
      71       Capitol Heights         MD         20743     Prince George's              1        Industrial
      72       Rochester               MN         55902     Olmsted                      1        Retail
      73       Johnstown               PA         15901     Cambria                      1        Office
      74       San Jose                CA         95122     Santa Clara                  1        Retail
      75       Roy                     UT         84067     Weber                        1        Retail
      76       Noblesville             IN         46060     Hamilton                     1        Retail
      77       Humble                  TX         77396     Harris                       1        Multifamily
      78       Saginaw                 MI         48603     Saginaw                      1        Multifamily
      79       Carson                  CA         90745     Los Angeles                  1        Industrial
      80       Houston                 TX         77095     Harris                       1        Retail
      81       Hawthorne               CA         90250     Los Angeles                  1        Industrial
      82       Johns Island            SC         29455     Charleston                   1        Retail
      83       Naperville              IL         60563     DuPage                       1        Retail
      84       Phoenix                 AZ         85032     Maricopa                     1        Retail
      85       Houston                 TX         77092     Harris                       1        Multifamily
      86       Shippensburg            PA         17257     Cumberland                   1        Manufactured Housing
      87       Woodstock               GA         30188     Cherokee                     1        Retail
      88       Woodland                CA         95776     Yolo                         1        Retail
      89       Houston                 TX         77057     Harris                       1        Multifamily
      90       Naperville              IL         60564     Will                         1        Retail
      91       Lincolnton              NC         28092     Lincoln                      1        Retail
      92       Bakersfield             CA         93309     Kern                         1        Retail
      93       Houston                 TX         77018     Harris                       1        Multifamily
      94       Hinton                  WV         25951     Summers                      1        Retail
      95       Gaithersburg            MD         20879     Montgomery                   1        Industrial
      96       Anchorage               AK         99504     Anchorage                    1        Multifamily
      97       Magnolia                DE         19962     Kent                         1        Manufactured Housing
      98       Fitchburg               WI         53713     Dane                         1        Multifamily
      99       Prescott                AZ         86301     Yavapai                      1        Office
     100       Anchorage               AK         99504     Anchorage                    1        Multifamily
     101       Colorado Springs        CO         80916     El Paso                      1        Self Storage
     102       Apache Junction         AZ         85220     Pinal                        1        Self Storage

               PROPERTY                                              YEAR                       UNIT OF
    LOAN #     SUBTYPE                            YEAR BUILT      RENOVATED           UNITS     MEASURE        OCCUPANCY %
    ------     -------                            ----------      ---------           -----     -------        -----------
      1        Anchored                            Various         Various        1,445,334   Square Feet          99.3
     1.1       Anchored                              1974            2003           412,250   Square Feet          99.3
     1.2       Anchored                              2001                           356,234   Square Feet         100.0
     1.3       Anchored                              1990            1997           169,963   Square Feet          96.7
     1.4       Anchored                              1964            1998            94,424   Square Feet         100.0
     1.5       Anchored                              1960            1995           171,701   Square Feet         100.0
     1.6       Anchored                              1974            2002            98,912   Square Feet          98.8
     1.7       Anchored                              1963            2003           141,850   Square Feet         100.0
      2        CBD                                   1971            2002         1,518,210   Square Feet          98.1
      3        CBD                                   1979                           406,366   Square Feet          91.4
      4        Anchored                              1960            2003           433,829   Square Feet          93.7
      5        Anchored                              2002                           188,930   Square Feet          97.9
      6        Garden                                1970            2002               342      Units             90.1
      7        Warehouse/Distribution                1992                           624,502   Square Feet         100.0
      8        Suburban                              2001                           143,011   Square Feet         100.0
     8.1       Suburban                              2001                            71,507   Square Feet         100.0
     8.2       Suburban                              2001                            71,504   Square Feet         100.0
      9        Garden                              Various                              506      Units             92.5
     9.1       Garden                                1988                               226      Units             96.5
     9.2       Garden                                1987                               280      Units             89.3
      10       Garden                                1998                               244      Units            100.0
      11       Garden                                2003                               197      Units             93.4
      12       Retail/Office                         1955            1991           133,444   Square Feet          97.9
      13       Suburban                              1999                            82,157   Square Feet         100.0
      14       Garden                                1985                               230      Units             97.4
      15       Full Service                          1989                               233      Rooms             87.9
      16       Mid/High Rise                         1904            2002                48      Units             95.8
      17       Anchored                              1997                            97,449   Square Feet          96.9
      18       Anchored                              1987                           168,453   Square Feet          94.7
      19       Anchored                              1964            2002           136,856   Square Feet         100.0
      20       Anchored                              1963            2003           175,218   Square Feet          90.0
      21       Anchored                              1988            2003           189,340   Square Feet          85.7
      22       CBD                                   1908            1999           100,300   Square Feet         100.0
      23       Anchored                              1975            2003           203,315   Square Feet          97.9
      24       Anchored                              1989                           132,198   Square Feet          93.7
      25       Suburban                              2000            2004            87,407   Square Feet          81.0
      26       Shadow Anchored                       2003                            73,478   Square Feet          83.2
      27       Multifamily/Retail                  Various         Various               19      Units            100.0
     27.1      Multifamily/Retail                    1920            1995                 4      Units            100.0
     27.2      Multifamily/Retail                    1900            1992                15      Units            100.0
      28       Garden                                1999                               224      Units             94.6
      29       Suburban                              1989                            47,534   Square Feet          86.2
      30       Garden                                2002                               103      Units             95.1
      31       Anchored                              2003                            53,836   Square Feet         100.0
      32       Full Service                          1984                               288      Rooms             95.8
      33       Full Service                          1986            2002               189      Rooms             70.9
      34       Anchored                              2001                            87,611   Square Feet          96.0
      35       Manufactured Housing                  1975                               512      Pads              77.0
      36       Anchored                              1992                            85,365   Square Feet          97.1
      37       Warehouse/Distribution                1998                           154,000   Square Feet         100.0
      38       Anchored                              2002                            74,411   Square Feet         100.0
      39       Garden                                1969            1997               362      Units             87.6
      40       Suburban                              1965            2001           244,980   Square Feet          97.9
      41       Suburban                            Various         Various           99,912   Square Feet          90.0
     41.1      Suburban                              1906            1985            80,870   Square Feet          98.9
     41.2      Suburban                              1920            1985            19,042   Square Feet          69.8
      42       Garden                                1978                               272      Units             87.1
      43       Shadow Anchored                       2003                            59,572   Square Feet          74.4
      44       Unanchored                            1984                            88,793   Square Feet          97.6
      45       Various                             Various         Various          153,654   Square Feet          90.0
     45.1      CBD                                   1930                            56,904   Square Feet          84.3
     45.2      Suburban                              1965                            69,500   Square Feet          86.2
     45.3      CBD                                   1912            1995            27,250   Square Feet         100.0
      46       Warehouse/Distribution                2000                           160,650   Square Feet         100.0
      47       Self Storage                          1973            2001             1,188      Units             94.4
      48       Suburban                              1976                            51,074   Square Feet          90.2
     48.1      Suburban                              1976                            26,539   Square Feet          93.3
     48.2      Suburban                              1976                            15,695   Square Feet          89.8
     48.3      Suburban                              1976                             8,840   Square Feet          81.4
      49       Shadow Anchored                       1990                            44,291   Square Feet          98.0
      50       Suburban                              1881            1998            79,349   Square Feet          94.5
      51       Anchored                              1985                            63,860   Square Feet          92.5
      52       Suburban                              1993                            63,060   Square Feet          93.1
      53       Warehouse/Distribution              Various                          119,211   Square Feet          95.5
     53.1      Warehouse/Distribution                1990            1999           109,211   Square Feet          95.1
     53.2      Warehouse/Distribution                1991                            10,000   Square Feet         100.0
      54       Shadow Anchored                       2001                            40,068   Square Feet          91.9
      55       Garden                                1998                               120      Units             88.3
      56       Anchored                              1999                            87,481   Square Feet          95.7
      57       Garden                                1965            2003               206      Units             98.1
      58       CBD                                   1960                            97,422   Square Feet          94.2
      59       Shadow Anchored                       2001                            30,050   Square Feet          95.7
      60       Anchored                              1978                            14,500   Square Feet         100.0
      61       Garden                                1983                               162      Units             85.8
      62       Anchored                              1977            1998           135,612   Square Feet         100.0
      63       Shadow Anchored                       1995                            29,750   Square Feet         100.0
      64       Anchored                              2004                            76,129   Square Feet         100.0
      65       Anchored                              1988                            61,745   Square Feet          94.5
      66       Suburban                              1973            2001            27,600   Square Feet         100.0
      67       Anchored                              1976            2004            31,500   Square Feet          78.8
      68       Anchored                              1973            2001           149,902   Square Feet          95.7
      69       Unanchored                            1981            1984            72,618   Square Feet         100.0
      70       Shadow Anchored                       2000                            26,580   Square Feet         100.0
      71       Warehouse/Distribution                1974            1997            99,822   Square Feet         100.0
      72       Anchored                              1927            1994            21,613   Square Feet         100.0
      73       Suburban                              1998                            25,890   Square Feet         100.0
      74       Unanchored                            1985                            17,061   Square Feet         100.0
      75       Anchored                              2003                            13,650   Square Feet         100.0
      76       Unanchored                            1974            1998            40,141   Square Feet          90.0
      77       Garden                                1972            2003               126      Units             98.4
      78       Garden                                1974            1997               220      Units             84.5
      79       Flex                                  1989                            41,823   Square Feet          90.3
      80       Shadow Anchored                       2003                            19,778   Square Feet          89.7
      81       Flex                                  1959            1986            68,672   Square Feet          91.3
      82       Anchored                              1989                            58,195   Square Feet         100.0
      83       Retail Showroom/Warehouse             2004                            45,096   Square Feet         100.0
      84       Shadow Anchored                       1980                            23,200   Square Feet          94.7
      85       Garden                                1965            2003               120      Units             97.5
      86       Manufactured Housing                  1991            2004               166      Pads              92.8
      87       Unanchored                            2003                            14,712   Square Feet          87.2
      88       Anchored                              1997                            24,120   Square Feet         100.0
      89       Garden                                1970            2003               145      Units             96.6
      90       Shadow Anchored                       2000                            12,127   Square Feet         100.0
      91       Anchored                              1966            2003            47,588   Square Feet          87.2
      92       Shadow Anchored                       2003                             8,850   Square Feet         100.0
      93       Garden                                1966            2003                63      Units             90.5
      94       Anchored                              1978            2003            76,063   Square Feet         100.0
      95       Warehouse/Distribution                1987                            48,000   Square Feet         100.0
      96       Garden                                1978                                50      Units             92.0
      97       Manufactured Housing                  1986                                72      Pads              94.4
      98       Garden                                1977                                28      Units            100.0
      99       Suburban                              1985            1999            10,995   Square Feet         100.0
     100       Garden                                1976                                40      Units             92.5
     101       Self Storage                          1984            1995               417      Units             83.0
     102       Self Storage                          2000                               637      Units             87.9

                                                                                                          ORIGINAL
                  OCCUPANCY            APPRAISED     APPRAISAL       CURRENT          ORIGINAL             BALANCE
    LOAN #           DATE            VALUE ($)(18)   DATE(17)       LTV %(1,2)     BALANCE ($)(3)      PER UNIT ($)(2)
    ------           ----            -------------   --------       ----------     --------------      ---------------
      1            03/19/04           250,520,000     Various          56.9          142,500,000                  99
     1.1           03/19/04            83,500,000    09/04/03          56.9           47,500,000                 115
     1.2           03/19/04            72,000,000    08/22/03          56.9           41,000,000                 115
     1.3           03/19/04            38,500,000    09/09/03          56.9           21,900,000                 129
     1.4           03/19/04            17,300,000    09/11/03          56.9            9,800,000                 104
     1.5           03/19/04            16,600,000    09/10/03          56.9            9,400,000                  55
     1.6           03/19/04            12,320,000    09/10/03          56.9            7,000,000                  71
     1.7           03/19/04            10,300,000    09/08/03          56.9            5,900,000                  42
      2            05/01/04           635,000,000    06/01/04          55.3          117,000,000                 231
      3            04/06/04            84,000,000    04/16/04          79.7           67,000,000                 165
      4            05/11/04            60,000,000    04/13/04          78.8           47,300,000                 109
      5            02/09/04            60,500,000    05/01/04          75.1           45,600,000                 241
      6            04/20/04            47,400,000    03/17/04          52.7           25,000,000              73,099
      7            05/01/04            35,000,000    03/23/04          71.4           25,000,000                  40
      8            06/01/04            32,100,000    02/10/04          73.7           23,700,000                 166
     8.1           06/01/04            13,600,000    02/10/04          73.7           10,050,000                 141
     8.2           06/01/04            18,500,000    02/10/04          73.7           13,650,000                 191
      9            03/22/04            21,500,000    03/16/04          78.7           16,925,000              33,449
     9.1           03/22/04             9,800,000    03/16/04          78.7            7,715,000              34,137
     9.2           03/22/04            11,700,000    03/16/04          78.7            9,210,000              32,893
      10           02/29/04            22,525,000    03/26/04          73.3           16,500,000              67,623
      11           04/16/04            20,500,000    01/14/04          78.0           16,000,000              81,218
      12           02/26/04            30,000,000    02/23/04          46.7           14,000,000                 105
      13           04/23/04            19,250,000    03/04/04          72.7           14,000,000                 170
      14           12/11/03            17,750,000    11/12/03          78.7           14,000,000              60,870
      15           03/31/04            22,500,000    05/24/04          60.0           13,500,000              57,940
      16           04/01/04            16,100,000    03/11/03          80.0           12,880,000             268,333
      17           03/09/04            16,000,000    05/07/04          79.7           12,750,000                 131
      18           04/15/04            23,750,000    03/10/04          53.5           12,700,000                  75
      19           02/01/04            17,500,000    03/26/04          71.9           12,600,000                  92
      20           04/01/04            15,975,000    04/12/04          78.2           12,500,000                  71
      21           05/14/04            15,800,000    11/30/03          72.8           11,500,000                  61
      22           04/28/04            14,600,000    04/28/04          76.7           11,200,000                 112
      23           02/17/04            18,200,000    03/10/04          60.4           11,000,000                  54
      24           05/14/04            14,200,000    04/28/04          77.5           11,000,000                  83
      25           02/01/04            15,000,000    02/17/04          71.3           10,700,000                 122
      26           01/01/04            13,650,000    02/15/04          76.7           10,480,000                 143
      27           04/18/04            13,000,000    01/12/04          78.8           10,240,000             538,947
     27.1          04/18/04             5,543,160    01/12/04          78.8            4,410,000           1,102,500
     27.2          04/18/04             7,456,840    01/12/04          78.8            5,830,000             388,667
      28           04/27/04            12,900,000    03/17/04          78.0           10,056,000              44,893
      29           05/05/04            13,200,000    04/01/04          75.8           10,000,000                 210
      30           01/31/04            12,500,000    11/20/03          79.9           10,000,000              97,087
      31           06/01/04            13,400,000    03/01/04          74.5           10,000,000                 186
      32           03/31/04            19,000,000    05/24/04          51.6            9,798,000              34,021
      33           03/31/04            24,300,000    05/31/04          39.6            9,616,000              50,878
      34           02/29/04            12,000,000    03/07/04          80.0            9,600,000                 110
      35           03/16/04            12,000,000    01/22/04          79.7            9,562,500              18,677
      36           03/09/04            11,300,000    05/07/04          79.6            9,000,000                 105
      37           05/12/04            11,700,000    03/23/04          76.9            9,000,000                  58
      38           02/17/04            10,800,000    03/01/04          80.0            8,640,000                 116
      39           04/22/04            12,150,000    04/19/04          70.0            8,500,000              23,481
      40           03/01/04            11,200,000    04/26/04          74.3            8,320,000                  34
      41           04/06/04            10,900,000    04/01/04          74.2            8,090,000                  81
     41.1          04/06/04             9,200,000    04/01/04          74.2            7,360,000                  91
     41.2          04/06/04             1,700,000    04/01/04          74.2              730,000                  38
      42           03/25/04             9,650,000    03/25/04          79.8            7,700,000              28,309
      43           04/13/04            13,450,000    01/29/04          57.2            7,700,000                 129
      44           03/01/04             9,600,000    02/18/04          77.5            7,450,000                  84
      45           04/07/04            10,980,000    04/14/04          69.2            7,300,000                  48
     45.1          04/07/04             4,440,000    04/14/04          69.2            2,900,000                  51
     45.2          04/07/04             4,000,000    04/14/04          69.2            2,350,000                  34
     45.3          04/07/04             2,540,000    04/14/04          69.2            2,050,000                  75
      46           03/26/04             9,100,000    04/01/04          79.9            7,280,000                  45
      47           05/10/04             9,600,000    03/22/04          71.9            6,900,000               5,808
      48           03/15/04             8,800,000    12/17/03          73.7            6,500,000                 127
     48.1          03/15/04             4,810,000    12/17/03          73.7            3,500,000                 132
     48.2          03/15/04             2,570,000    12/17/03          73.7            2,000,000                 127
     48.3          03/15/04             1,420,000    12/17/03          73.7            1,000,000                 113
      49           03/02/04             8,300,000    03/24/04          74.3            6,165,000                 139
      50           04/06/04             7,600,000    04/01/04          79.9            6,080,000                  77
      51           04/01/04             7,600,000    12/13/03          79.9            6,080,000                  95
      52           04/01/04             8,100,000    03/11/04          74.1            6,000,000                  95
      53           04/02/04             7,650,000    01/21/04          78.0            5,967,000                  50
     53.1          04/02/04             7,090,000    01/21/04          78.0            5,530,000                  51
     53.2          04/02/04               560,000    01/21/04          78.0              437,000                  44
      54           05/13/04             7,300,000    05/01/04          76.7            5,600,000                 140
      55           04/02/04             8,170,000    03/03/04          67.3            5,500,000              45,833
      56           03/11/04             9,300,000    03/08/04          59.1            5,500,000                  63
      57           05/06/04             6,880,000    05/04/04          79.9            5,500,000              26,699
      58           04/07/04             7,410,000    04/14/04          69.2            5,400,000                  55
      59           04/30/04             7,500,000    02/03/04          71.9            5,400,000                 180
      60           05/31/04             6,500,000    04/20/04          80.0            5,200,000                 359
      61           03/03/04             6,450,000    03/31/04          80.6            5,200,000              32,099
      62           05/21/04             7,800,000    04/18/04          64.7            5,050,000                  37
      63           04/06/04             6,360,000    03/11/04          79.2            5,040,000                 169
      64           06/01/04             8,750,000    04/01/04          57.1            5,000,000                  66
      65           03/18/04             7,000,000    03/30/04          68.6            4,800,000                  78
      66           03/18/04             6,800,000    02/26/04          70.3            4,800,000                 174
      67           04/01/04             6,200,000    04/01/04          74.2            4,600,000                 146
      68           04/01/04             6,500,000    04/27/04          70.8            4,600,000                  31
      69           04/28/04             6,000,000    01/12/04          74.9            4,500,000                  62
      70           04/06/04             5,900,000    04/01/04          71.7            4,230,000                 159
      71           03/26/04             5,000,000    03/23/04          79.9            4,000,000                  40
      72           03/15/04             5,400,000    02/13/04          73.9            4,000,000                 185
      73           06/01/04             5,150,000    04/05/04          75.7            3,900,000                 151
      74           06/02/04             5,900,000    04/12/04          65.7            3,875,000                 227
      75           05/05/04             5,430,000    03/23/04          66.7            3,620,000                 265
      76           05/12/04             5,150,000    04/01/04          66.0            3,400,000                  85
      77           05/06/04             4,200,000    05/04/04          79.2            3,325,000              26,389
      78           03/01/04             6,500,000    04/24/04          49.2            3,200,000              14,545
      79           03/29/04             4,300,000    04/01/04          70.3            3,025,000                  72
      80           03/24/04             4,400,000    02/16/04          68.2            3,000,000                 152
      81           03/01/04             4,950,000    04/01/04          57.6            2,850,000                  42
      82           03/17/04             5,435,000    01/23/04          52.4            2,850,000                  49
      83           04/01/04             5,300,000    04/01/04          52.8            2,800,000                  62
      84           04/02/04             3,270,000    03/23/04          79.5            2,600,000                 112
      85           05/06/04             3,290,000    05/04/04          76.7            2,525,000              21,042
      86           03/26/04             3,875,000    04/01/04          64.5            2,500,000              15,060
      87           03/23/04             3,600,000    03/10/04          69.4            2,500,000                 170
      88           02/01/04             3,800,000    12/20/03          61.7            2,350,000                  97
      89           05/04/04             3,060,000    05/04/04          76.0            2,325,000              16,034
      90           04/06/04             3,000,000    04/01/04          72.3            2,170,000                 179
      91           05/26/04             3,250,000    04/21/04          64.6            2,100,000                  44
      92           04/26/04             3,350,000    03/11/04          61.1            2,050,000                 232
      93           05/06/04             2,350,000    05/04/04          73.4            1,725,000              27,381
      94           03/09/04             2,500,000    04/05/04          68.0            1,700,000                  22
      95           01/01/04             3,700,000    04/20/04          43.9            1,625,000                  34
      96           04/01/04             2,230,000    04/05/04          71.7            1,600,000              32,000
      97           05/04/04             1,820,000    04/09/04          82.4            1,500,000              20,833
      98           05/03/04             2,000,000    03/18/04          72.5            1,450,000              51,786
      99           04/25/04             2,010,000    03/31/04          69.7            1,400,000                 127
     100           03/31/04             1,690,000    04/05/04          75.7            1,280,000              32,000
     101           04/08/04             1,700,000    03/30/04          75.0            1,275,000               3,058
     102           04/30/04             2,500,000    03/25/04          50.0            1,250,000               1,962

                                                               CURRENT           LOAN       % OF         % OF
                      CURRENT           % OF INITIAL           BALANCE          GROUP       LOAN         LOAN       CROSSED
    LOAN #        BALANCE ($)(3)        POOL BALANCE       PER UNIT ($)(2)      1 OR 2     GROUP 1     GROUP 2      LOAN(4)
    ------        --------------        ------------       ---------------      ------     -------     -------      -------
      1            142,500,000.00          12.8%                      99          1         15.1%        0.0%
     1.1            47,500,000.00           4.3%                     115          1         5.0%         0.0%
     1.2            41,000,000.00           3.7%                     115          1         4.3%         0.0%
     1.3            21,900,000.00           2.0%                     129          1         2.3%         0.0%
     1.4             9,800,000.00           0.9%                     104          1         1.0%         0.0%
     1.5             9,400,000.00           0.8%                      55          1         1.0%         0.0%
     1.6             7,000,000.00           0.6%                      71          1         0.7%         0.0%
     1.7             5,900,000.00           0.5%                      42          1         0.6%         0.0%
      2            117,000,000.00          10.5%                     231          1         12.4%        0.0%
      3             66,941,983.09           6.0%                     165          1         7.1%         0.0%
      4             47,300,000.00           4.2%                     109          1         5.0%         0.0%
      5             45,462,944.96           4.1%                     241          1         4.8%         0.0%
      6             25,000,000.00           2.2%                  73,099          2         0.0%        14.6%
      7             25,000,000.00           2.2%                      40          1         2.7%         0.0%
      8             23,651,824.08           2.1%                     165          1         2.5%         0.0%
     8.1            10,029,570.97           0.9%                     140          1         1.1%         0.0%
     8.2            13,622,253.11           1.2%                     191          1         1.4%         0.0%
      9             16,925,000.00           1.5%                  33,449          2         0.0%         9.9%
     9.1             7,715,000.00           0.7%                  34,137          2         0.0%         4.5%
     9.2             9,210,000.00           0.8%                  32,893          2         0.0%         5.4%
      10            16,500,000.00           1.5%                  67,623          2         0.0%         9.6%
      11            15,982,997.43           1.4%                  81,132          2         0.0%         9.3%
      12            14,000,000.00           1.3%                     105          1         1.5%         0.0%
      13            14,000,000.00           1.3%                     170          1         1.5%         0.0%
      14            13,970,233.17           1.3%                  60,740          2         0.0%         8.2%
      15            13,500,000.00           1.2%                  57,940          1         1.4%         0.0%
      16            12,880,000.00           1.2%                 268,333          2         0.0%         7.5%
      17            12,750,000.00           1.1%                     131          1         1.4%         0.0%
      18            12,700,000.00           1.1%                      75          1         1.3%         0.0%
      19            12,589,446.36           1.1%                      92          1         1.3%         0.0%
      20            12,500,000.00           1.1%                      71          1         1.3%         0.0%
      21            11,500,000.00           1.0%                      61          1         1.2%         0.0%
      22            11,200,000.00           1.0%                     112          1         1.2%         0.0%
      23            11,000,000.00           1.0%                      54          1         1.2%         0.0%
      24            11,000,000.00           1.0%                      83          1         1.2%         0.0%
      25            10,700,000.00           1.0%                     122          1         1.1%         0.0%
      26            10,471,941.73           0.9%                     143          1         1.1%         0.0%
      27            10,240,000.00           0.9%                 538,947          1         1.1%         0.0%
     27.1            4,410,000.00           0.4%               1,102,500          1         0.5%         0.0%
     27.2            5,830,000.00           0.5%                 388,667          1         0.6%         0.0%
      28            10,056,000.00           0.9%                  44,893          2         0.0%         5.9%
      29            10,000,000.00           0.9%                     210          1         1.1%         0.0%
      30             9,989,744.60           0.9%                  96,988          2         0.0%         5.8%
      31             9,978,926.19           0.9%                     185          1         1.1%         0.0%
      32             9,798,000.00           0.9%                  34,021          1         1.0%         0.0%
      33             9,616,000.00           0.9%                  50,878          1         1.0%         0.0%
      34             9,600,000.00           0.9%                     110          1         1.0%         0.0%
      35             9,562,500.00           0.9%                  18,677          1         1.0%         0.0%
      36             9,000,000.00           0.8%                     105          1         1.0%         0.0%
      37             9,000,000.00           0.8%                      58          1         1.0%         0.0%
      38             8,640,000.00           0.8%                     116          1         0.9%         0.0%
      39             8,500,000.00           0.8%                  23,481          2         0.0%         5.0%
      40             8,320,000.00           0.7%                      34          1         0.9%         0.0%
      41             8,083,880.88           0.7%                      81          1         0.9%         0.0%
     41.1            7,354,433.03           0.7%                      91          1         0.8%         0.0%
     41.2              729,447.84           0.1%                      38          1         0.1%         0.0%
      42             7,700,000.00           0.7%                  28,309          2         0.0%         4.5%
      43             7,692,980.18           0.7%                     129          1         0.8%         0.0%
      44             7,444,082.37           0.7%                      84          1         0.8%         0.0%
      45             7,300,000.00           0.7%                      48          1         0.8%         0.0%          A
     45.1            2,900,000.00           0.3%                      51          1         0.3%         0.0%
     45.2            2,350,000.00           0.2%                      34          1         0.2%         0.0%
     45.3            2,050,000.00           0.2%                      75          1         0.2%         0.0%
      46             7,272,263.83           0.7%                      45          1         0.8%         0.0%
      47             6,900,000.00           0.6%                   5,808          1         0.7%         0.0%
      48             6,486,296.82           0.6%                     127          1         0.7%         0.0%
     48.1            3,492,621.36           0.3%                     132          1         0.4%         0.0%
     48.2            1,995,783.64           0.2%                     127          1         0.2%         0.0%
     48.3              997,891.82           0.1%                     113          1         0.1%         0.0%
      49             6,165,000.00           0.6%                     139          1         0.7%         0.0%
      50             6,075,401.20           0.5%                      77          1         0.6%         0.0%
      51             6,072,285.30           0.5%                      95          1         0.6%         0.0%
      52             6,000,000.00           0.5%                      95          1         0.6%         0.0%
      53             5,967,000.00           0.5%                      50          1         0.6%         0.0%
     53.1            5,530,000.00           0.5%                      51          1         0.6%         0.0%
     53.2              437,000.00           0.0%                      44          1         0.0%         0.0%
      54             5,600,000.00           0.5%                     140          1         0.6%         0.0%
      55             5,500,000.00           0.5%                  45,833          2         0.0%         3.2%
      56             5,500,000.00           0.5%                      63          1         0.6%         0.0%
      57             5,500,000.00           0.5%                  26,699          2         0.0%         3.2%
      58             5,400,000.00           0.5%                      55          1         0.6%         0.0%          A
      59             5,395,138.78           0.5%                     180          1         0.6%         0.0%
      60             5,200,000.00           0.5%                     359          1         0.6%         0.0%
      61             5,200,000.00           0.5%                  32,099          2         0.0%         3.0%
      62             5,050,000.00           0.5%                      37          1         0.5%         0.0%
      63             5,035,474.35           0.5%                     169          1         0.5%         0.0%
      64             5,000,000.00           0.4%                      66          1         0.5%         0.0%
      65             4,800,000.00           0.4%                      78          1         0.5%         0.0%
      66             4,783,306.34           0.4%                     173          1         0.5%         0.0%
      67             4,600,000.00           0.4%                     146          1         0.5%         0.0%
      68             4,600,000.00           0.4%                      31          1         0.5%         0.0%
      69             4,491,241.57           0.4%                      62          1         0.5%         0.0%
      70             4,230,000.00           0.4%                     159          1         0.4%         0.0%
      71             3,995,749.36           0.4%                      40          1         0.4%         0.0%
      72             3,988,672.20           0.4%                     185          1         0.4%         0.0%
      73             3,900,000.00           0.4%                     151          1         0.4%         0.0%
      74             3,875,000.00           0.3%                     227          1         0.4%         0.0%
      75             3,620,000.00           0.3%                     265          1         0.4%         0.0%
      76             3,400,000.00           0.3%                      85          1         0.4%         0.0%
      77             3,325,000.00           0.3%                  26,389          2         0.0%         1.9%
      78             3,200,000.00           0.3%                  14,545          2         0.0%         1.9%
      79             3,025,000.00           0.3%                      72          1         0.3%         0.0%
      80             3,000,000.00           0.3%                     152          1         0.3%         0.0%
      81             2,850,000.00           0.3%                      42          1         0.3%         0.0%
      82             2,850,000.00           0.3%                      49          1         0.3%         0.0%
      83             2,800,000.00           0.3%                      62          1         0.3%         0.0%
      84             2,600,000.00           0.2%                     112          1         0.3%         0.0%
      85             2,525,000.00           0.2%                  21,042          2         0.0%         1.5%
      86             2,500,000.00           0.2%                  15,060          1         0.3%         0.0%
      87             2,497,616.24           0.2%                     170          1         0.3%         0.0%
      88             2,343,344.92           0.2%                      97          1         0.2%         0.0%
      89             2,325,000.00           0.2%                  16,034          2         0.0%         1.4%
      90             2,170,000.00           0.2%                     179          1         0.2%         0.0%
      91             2,100,000.00           0.2%                      44          1         0.2%         0.0%
      92             2,048,112.20           0.2%                     231          1         0.2%         0.0%
      93             1,725,000.00           0.2%                  27,381          2         0.0%         1.0%
      94             1,700,000.00           0.2%                      22          1         0.2%         0.0%
      95             1,625,000.00           0.1%                      34          1         0.2%         0.0%
      96             1,600,000.00           0.1%                  32,000          2         0.0%         0.9%
      97             1,500,000.00           0.1%                  20,833          1         0.2%         0.0%
      98             1,450,000.00           0.1%                  51,786          2         0.0%         0.8%
      99             1,400,000.00           0.1%                     127          1         0.1%         0.0%
     100             1,280,000.00           0.1%                  32,000          2         0.0%         0.7%
     101             1,275,000.00           0.1%                   3,058          1         0.1%         0.0%
     102             1,250,000.00           0.1%                   1,962          1         0.1%         0.0%

                                                                    NET
                    RELATED         INTEREST       ADMIN.         MORTGAGE                            MONTHLY DEBT
    LOAN #        BORROWER(5)        RATE %         FEE %        RATE %(6)       ACCRUAL TYPE       SERVICE ($)(7,8)
    ------        -----------        ------         -----        ---------       ------------       ----------------
      1                             4.19010        0.04210        4.14800         Actual/360             504,485.13
     1.1                            4.19010        0.04210        4.14800         Actual/360             168,161.71
     1.2                            4.19010        0.04210        4.14800         Actual/360             145,150.11
     1.3                            4.19010        0.04210        4.14800         Actual/360              77,531.40
     1.4                            4.19010        0.04210        4.14800         Actual/360              34,694.41
     1.5                            4.19010        0.04210        4.14800         Actual/360              33,278.32
     1.6                            4.19010        0.04210        4.14800         Actual/360              24,781.73
     1.7                            4.19010        0.04210        4.14800         Actual/360              20,887.45
      2                             5.60000        0.04210        5.55790         Actual/360             670,864.88
      3                             5.83200        0.04210        5.78990         Actual/360             394,490.91
      4                             6.15000        0.04210        6.10790         Actual/360             288,164.92
      5                             5.48000        0.04210        5.43790         Actual/360             258,339.87
      6                             4.40000        0.04210        4.35790         Actual/360             125,190.23
      7                             7.02000        0.04210        6.97790         Actual/360             194,124.97
      8                             5.52000        0.04210        5.47790         Actual/360             134,863.54
     8.1                            5.52000        0.04210        5.47790         Actual/360              57,188.97
     8.2                            5.52000        0.04210        5.47790         Actual/360              77,674.57
      9                             6.36000        0.04210        6.31790         Actual/360             105,423.99
     9.1                            6.36000        0.04210        6.31790         Actual/360              48,055.90
     9.2                            6.36000        0.04210        6.31790         Actual/360              57,368.09
      10                            4.67000        0.04210        4.62790         Actual/360              85,277.97
      11                            5.00000        0.04210        4.95790         Actual/360              85,891.46
      12                            5.61000        0.04210        5.56790           30/360                97,176.08
      13                            6.08000        0.04210        6.03790         Actual/360              84,658.49
      14                            5.31000        0.04210        5.26790         Actual/360              77,829.61
      15               6            6.79050        0.04210        6.74840         Actual/360              93,618.60
      16                            6.72000        0.04210        6.67790         Actual/360              83,282.75
      17               5            5.56000        0.04210        5.51790         Actual/360              74,927.28
      18                            4.62000        0.04210        4.57790         Actual/360              76,710.36
      19                            5.96000        0.04210        5.91790         Actual/360              75,219.64
      20                            6.04000        0.07210        5.96790         Actual/360              75,265.58
      21                            6.26000        0.04210        6.21790         Actual/360              70,882.29
      22                            6.50000        0.04210        6.45790         Actual/360              70,791.62
      23                            4.44000        0.04210        4.39790         Actual/360              41,265.28
      24                            5.93000        0.04210        5.88790         Actual/360              65,456.33
      25                            6.28000        0.04210        6.23790         Actual/360              66,090.65
      26                            6.28000        0.04210        6.23790         Actual/360              64,731.78
      27                            6.02000        0.04210        5.97790         Actual/360              61,525.71
     27.1                           6.02000        0.04210        5.97790         Actual/360              26,496.91
     27.2                           6.02000        0.04210        5.97790         Actual/360              35,028.80
      28                            5.13000        0.04210        5.08790         Actual/360              55,585.60
      29                            5.79000        0.04210        5.74790         Actual/360              58,611.64
      30                            5.15000        0.04210        5.10790         Actual/360              54,602.62
      31                            5.62000        0.04210        5.57790         Actual/360              69,468.25
      32               6            6.79050        0.04210        6.74840         Actual/360              67,946.30
      33               6            6.79050        0.04210        6.74840         Actual/360              66,684.18
      34                            5.46000        0.04210        5.41790         Actual/360              54,267.06
      35                            5.75000        0.04210        5.70790         Actual/360              55,804.15
      36               5            5.76000        0.04210        5.71790         Actual/360              54,006.70
      37               2            5.26000        0.04210        5.21790         Actual/360              49,754.09
      38                            5.58000        0.04210        5.53790         Actual/360              53,470.73
      39                            6.07000        0.04210        6.02790         Actual/360              55,129.91
      40                            6.07000        0.04210        6.02790         Actual/360              50,257.65
      41               1            6.34000        0.04210        6.29790         Actual/360              50,286.03
     41.1                           6.34000        0.04210        6.29790         Actual/360              45,748.48
     41.2                           6.34000        0.04210        6.29790         Actual/360               4,537.55
      42                            4.08000        0.04210        4.03790         Actual/360              26,543.61
      43                            5.63000        0.04210        5.58790         Actual/360              44,349.85
      44                            6.16000        0.04210        6.11790         Actual/360              45,435.74
      45                            6.12000        0.04210        6.07790         Actual/360              47,570.93
     45.1                           6.12000        0.04210        6.07790         Actual/360              18,898.04
     45.2                           6.12000        0.04210        6.07790         Actual/360              15,313.93
     45.3                           6.12000        0.04210        6.07790         Actual/360              13,358.96
      46               2            5.00000        0.04210        4.95790         Actual/360              39,080.61
      47                            6.25000        0.04210        6.20790         Actual/360              42,484.49
      48                            5.35000        0.04210        5.30790         Actual/360              36,296.89
     48.1                           5.35000        0.04210        5.30790         Actual/360              19,544.48
     48.2                           5.35000        0.04210        5.30790         Actual/360              11,168.27
     48.3                           5.35000        0.04210        5.30790         Actual/360               5,584.14
      49                            6.05000        0.12210        5.92790         Actual/360              37,160.70
      50               1            6.34000        0.04210        6.29790         Actual/360              37,792.22
      51                            6.03000        0.04210        5.98790         Actual/360              39,285.10
      52                            5.36000        0.04210        5.31790         Actual/360              33,542.19
      53                            6.52000        0.04210        6.47790         Actual/360              37,794.02
     53.1                           6.52000        0.04210        6.47790         Actual/360              35,026.13
     53.2                           6.52000        0.04210        6.47790         Actual/360               2,767.89
      54                            5.21000        0.04210        5.16790         Actual/360              37,610.25
      55                            5.29000        0.04210        5.24790         Actual/360              30,507.61
      56                            4.92000        0.09210        4.82790         Actual/360              43,264.79
      57               4            5.77000        0.04210        5.72790         Actual/360              33,280.64
      58                            6.12000        0.04210        6.07790         Actual/360              35,189.46
      59                            5.68000        0.04210        5.63790         Actual/360              31,273.22
      60                            5.79000        0.04210        5.74790         Actual/360              30,478.05
      61                            5.12000        0.04210        5.07790         Actual/360              28,297.33
      62                            5.25000        0.04210        5.20790         Actual/360              30,262.01
      63               3            5.69000        0.04210        5.64790         Actual/360              29,220.25
      64                            7.46000        0.04210        7.41790         Actual/360              40,157.46
      65                            6.52000        0.04210        6.47790         Actual/360              32,469.96
      66               2            5.37000        0.04210        5.32790         Actual/360              38,889.66
      67                            5.21000        0.04210        5.16790         Actual/360              32,863.47
      68                            6.75000        0.04210        6.70790         Actual/360              29,835.51
      69                            5.72000        0.08210        5.63790         Actual/360              26,175.08
      70                            5.52000        0.09210        5.42790         Actual/360              29,145.44
      71               2            5.00000        0.04210        4.95790         Actual/360              21,472.86
      72               2            5.78000        0.04210        5.73790         Actual/360              25,236.82
      73                            6.02000        0.04210        5.97790         Actual/360              23,432.64
      74                            5.92000        0.04210        5.87790         Actual/360              23,033.65
      75                            5.36000        0.04210        5.31790         Actual/360              24,616.15
      76                            5.53000        0.12210        5.40790         Actual/360              20,939.93
      77               4            5.77000        0.04210        5.72790         Actual/360              20,119.66
      78                            5.53000        0.04210        5.48790         Actual/360              26,197.64
      79                            4.23000        0.04210        4.18790         Actual/360              14,845.78
      80                            6.48000        0.04210        6.43790         Actual/360              18,922.60
      81                            3.99000        0.04210        3.94790         Actual/360              13,589.91
      82                            4.87000        0.04210        4.82790         Actual/360              16,445.67
      83                            4.72000        0.04210        4.67790         Actual/360              21,735.97
      84               3            5.90000        0.04210        5.85790         Actual/360              15,421.55
      85               4            5.77000        0.04210        5.72790         Actual/360              15,278.84
      86                            6.00000        0.04210        5.95790         Actual/360              14,988.76
      87                            5.45000        0.09210        5.35790         Actual/360              14,116.40
      88                            5.78000        0.09210        5.68790         Actual/360              14,826.63
      89               4            5.77000        0.04210        5.72790         Actual/360              14,068.64
      90                            5.52000        0.09210        5.42790         Actual/360              14,951.68
      91                            7.25000        0.04210        7.20790         Actual/360              15,178.94
      92                            5.59000        0.12210        5.46790         Actual/360              11,755.70
      93               4            5.77000        0.04210        5.72790         Actual/360              10,438.02
      94                            6.97000        0.04210        6.92790         Actual/360              13,149.49
      95                            5.15000        0.04210        5.10790         Actual/360               9,642.14
      96               7            5.90000        0.04210        5.85790         Actual/360               9,490.18
      97                            5.46000        0.04210        5.41790         Actual/360               9,175.52
      98                            5.45000        0.04210        5.40790         Actual/360               8,187.51
      99                            5.85000        0.04210        5.80790         Actual/360               8,892.29
     100               7            5.90000        0.04210        5.85790         Actual/360               7,592.15
     101                            5.53000        0.04210        5.48790         Actual/360               7,852.47
     102                            5.20000        0.04210        5.15790         Actual/360               7,453.77

                   ANNUAL DEBT                            FIRST
    LOAN #       SERVICE ($)(9)       NOTE DATE       PAYMENT DATE        REM. TERM         REM. AMORT      I/O PERIOD (10)
    ------       --------------       ---------       ------------        ---------         ----------      ---------------
      1           6,053,821.56        04/22/04          06/01/04              83                 0                 84
     1.1          2,017,940.52        04/22/04          06/01/04              83                 0                 84
     1.2          1,741,801.32        04/22/04          06/01/04              83                 0                 84
     1.3            930,376.80        04/22/04          06/01/04              83                 0                 84
     1.4            416,332.92        04/22/04          06/01/04              83                 0                 84
     1.5            399,339.84        04/22/04          06/01/04              83                 0                 84
     1.6            297,380.76        04/22/04          06/01/04              83                 0                 84
     1.7            250,649.40        04/22/04          06/01/04              83                 0                 84
      2           8,050,378.56        06/15/04          08/10/04             120                360                36
      3           4,733,890.92        04/29/04          06/01/04             119                359                0
      4           3,457,979.04        06/30/04          08/01/04             124                360                0
      5           3,100,078.44        02/18/04          04/01/04             117                357                0
      6           1,502,282.76        05/06/04          07/01/04             120                360                0
      7           2,329,499.64        06/08/04          08/01/04             120                240                0
      8           1,618,362.48        03/31/04          05/01/04             118                358                0
     8.1            686,267.64        03/31/04          05/01/04             118                358                0
     8.2            932,094.84        03/31/04          05/01/04             118                358                0
      9           1,265,087.88        05/07/04          07/01/04             120                360                0
     9.1            576,670.80        05/07/04          07/01/04             120                360                0
     9.2            688,417.08        05/07/04          07/01/04             120                360                0
      10          1,023,335.64        05/13/04          07/01/04             120                360                60
      11          1,030,697.52        04/15/04          06/01/04             119                359                0
      12          1,166,112.96        05/06/04          07/01/04             240                240                0
      13          1,015,901.88        05/12/04          07/01/04             120                360                0
      14            933,955.32        04/01/04          05/01/04             118                358                0
      15          1,123,423.20        06/10/04          08/01/04             120                300                0
      16            999,393.00        06/08/04          08/01/04             120                360                0
      17            899,127.36        06/09/04          08/01/04             120                336                24
      18            920,524.32        05/03/04          07/01/04             120                264                0
      19            902,635.68        04/20/04          06/01/04             119                359                0
      20            903,186.96        05/27/04          07/01/04             120                360                0
      21            850,587.48        05/18/04          07/01/04             120                360                0
      22            849,499.44        06/01/04          07/01/04             120                360                0
      23            495,183.36        04/14/04          06/01/04              83                 0                 84
      24            785,475.96        06/30/04          08/01/04             120                360                24
      25            793,087.80        06/09/04          08/01/04             120                360                0
      26            776,781.36        04/30/04          06/01/04             119                359                0
      27            738,308.52        05/26/04          07/01/04              84                360                0
     27.1           317,962.92        05/26/04          07/01/04              84                360                0
     27.2           420,345.60        05/26/04          07/01/04              84                360                0
      28            667,027.20        04/30/04          06/01/04              83                348                12
      29            703,339.68        05/10/04          07/01/04             120                360                12
      30            655,231.44        04/12/04          06/01/04             119                359                0
      31            833,619.00        04/14/04          06/01/04             239                239                0
      32            815,355.60        06/10/04          08/01/04             120                300                0
      33            800,210.16        06/10/04          08/01/04             120                300                0
      34            651,204.72        06/08/04          08/01/04             120                360                0
      35            669,649.80        05/04/04          07/01/04             120                360                0
      36            648,080.40        06/09/04          08/01/04             120                336                24
      37            597,049.08        05/20/04          07/01/04             180                360                0
      38            641,648.76        05/06/04          07/01/04             120                300                0
      39            661,558.92        05/26/04          07/01/04             120                300                0
      40            603,091.80        05/27/04          07/01/04             120                360                0
      41            603,432.36        04/30/04          06/01/04             119                359                0
     41.1           548,981.76        04/30/04          06/01/04             119                359                0
     41.2            54,450.60        04/30/04          06/01/04             119                359                0
      42            318,523.32        05/06/04          07/01/04              60                 0                 60
      43            532,198.20        04/16/04          06/01/04             119                359                0
      44            545,228.88        04/14/04          06/01/04             119                359                0
      45            570,851.16        06/09/04          08/01/04             120                300                0
     45.1           226,776.48        06/09/04          08/01/04             120                300                0
     45.2           183,767.16        06/09/04          08/01/04             120                300                0
     45.3           160,307.52        06/09/04          08/01/04             120                300                0
      46            468,967.32        04/23/04          06/01/04             119                359                0
      47            509,813.88        06/30/04          08/01/04             120                360                0
      48            435,562.68        03/30/04          05/01/04              82                358                0
     48.1           234,533.76        03/30/04          05/01/04              82                358                0
     48.2           134,019.24        03/30/04          05/01/04              82                358                0
     48.3            67,009.68        03/30/04          05/01/04              82                358                0
      49            445,928.40        05/27/04          07/01/04             120                360                0
      50            453,506.64        04/30/04          06/01/04             119                359                0
      51            471,421.20        04/16/04          06/01/04             119                299                0
      52            402,506.28        05/05/04          07/01/04             120                360                0
      53            453,528.24        05/04/04          07/01/04             120                360                0
     53.1           420,313.56        05/04/04          07/01/04             120                360                0
     53.2            33,214.68        05/04/04          07/01/04             120                360                0
      54            451,323.00        05/14/04          07/01/04             240                240                0
      55            366,091.32        04/30/04          06/01/04             119                360                24
      56            519,177.48        05/06/04          07/01/04             180                180                0
      57            399,367.68        06/10/04          08/01/04              84                330                0
      58            422,273.52        06/09/04          08/01/04             120                300                0
      59            375,278.64        04/28/04          06/01/04             119                359                0
      60            365,736.60        05/14/04          07/01/04             120                360                36
      61            339,567.96        05/26/04          07/01/04              60                360                0
      62            363,144.12        06/14/04          08/01/04             120                300                0
      63            350,643.00        04/20/04          06/01/04             119                359                0
      64            481,889.52        12/02/03          02/01/04             241                240                6
      65            389,639.52        06/08/04          08/01/04             120                300                0
      66            466,675.92        04/02/04          06/01/04             119                179                0
      67            394,361.64        05/06/04          07/01/04             216                216                0
      68            358,026.12        06/30/04          08/01/04             120                360                0
      69            314,100.96        03/04/04          05/01/04             118                358                0
      70            349,745.28        05/07/04          07/01/04             240                240                0
      71            257,674.32        04/28/04          06/01/04             119                359                0
      72            302,841.84        03/25/04          05/01/04             118                298                0
      73            281,191.68        05/28/04          07/01/04              84                360                0
      74            276,403.80        06/04/04          08/01/04             120                360                0
      75            295,393.80        05/07/04          07/01/04             240                240                0
      76            251,279.16        05/14/04          07/01/04             120                300                0
      77            241,435.92        06/10/04          08/01/04              84                330                0
      78            314,371.68        06/15/04          08/01/04             120                180                0
      79            178,149.36        06/02/04          08/01/04              60                360                0
      80            227,071.20        05/25/04          07/01/04             123                360                3
      81            163,078.92        05/27/04          07/01/04              60                360                0
      82            197,348.04        05/07/04          07/01/04             120                300                0
      83            260,831.64        05/14/04          07/01/04             180                180                0
      84            185,058.60        05/24/04          07/01/04              84                360                0
      85            183,346.08        06/10/04          08/01/04              84                330                0
      86            179,865.12        06/15/04          08/01/04             120                360                0
      87            169,396.80        04/13/04          06/01/04             119                359                0
      88            177,919.56        03/19/04          05/01/04             118                298                0
      89            168,823.68        06/10/04          08/01/04              84                330                0
      90            179,420.16        05/07/04          07/01/04             240                240                0
      91            182,147.28        06/30/04          08/01/04             120                300                0
      92            141,068.40        04/29/04          06/01/04             119                359                0
      93            125,256.24        06/10/04          08/01/04              84                330                0
      94            157,793.88        06/03/04          08/01/04             120                240                0
      95            115,705.68        05/14/04          07/01/04             120                300                0
      96            113,882.16        05/24/04          07/01/04             120                360                0
      97            110,106.24        06/15/04          08/01/04             120                300                0
      98             98,250.12        05/10/04          07/01/04             120                360                0
      99            106,707.48        05/14/04          07/01/04              84                300                0
     100             91,105.80        05/24/04          07/01/04             120                360                0
     101             94,229.64        06/01/04          08/01/04              60                300                0
     102             89,445.24        05/11/04          07/01/04             120                300                12

                                 PAYMENT      GRACE         MATURITY/                        FINAL         MATURITY/ARD
    LOAN #       SEASONING      DUE DATE      PERIOD      ARD DATE (11)      ARD LOAN      MAT DATE       BALANCE ($)(12)
    ------       ---------      --------      ------      -------------      --------      --------       ---------------
      1              1              1           7           05/01/11            No                          142,500,000
     1.1             1              1           7           05/01/11            No                           47,500,000
     1.2             1              1           7           05/01/11            No                           41,000,000
     1.3             1              1           7           05/01/11            No                           21,900,000
     1.4             1              1           7           05/01/11            No                            9,800,000
     1.5             1              1           7           05/01/11            No                            9,400,000
     1.6             1              1           7           05/01/11            No                            7,000,000
     1.7             1              1           7           05/01/11            No                            5,900,000
      2              0             10           0           07/10/14            No                          104,971,767
      3              1              1           5           05/01/14            No                           56,539,069
      4              0              1           7           11/01/14            No                           39,981,530
      5              3              1           7           03/01/14            Yes        03/01/34          38,069,607
      6              0              1           5           06/01/14            No                           20,141,205
      7              0              1           7           07/01/14            No                           17,029,717
      8              2              1           7           04/01/14            No                           19,808,900
     8.1             2              1           7           04/01/14            No                            8,399,976
     8.2             2              1           7           04/01/14            No                           11,408,923
      9              0              1           7           06/01/14            No                           14,502,404
     9.1             0              1           7           06/01/14            No                            6,610,697
     9.2             0              1           7           06/01/14            No                            7,891,707
      10             0              1           7           06/01/14            No                           15,139,805
      11             1              1           7           05/01/14            Yes        05/01/34          13,154,557
      12             0              1           7           06/01/24            No                                    0
      13             0              1           7           06/01/14            No                           11,899,858
      14             2              1           7           04/01/14            Yes        04/01/34          11,624,810
      15             0              1           7           07/01/14            No                           10,728,245
      16             0              1           7           07/01/14            Yes        07/01/34          11,148,591
      17             0              1           7           07/01/14            No                           10,937,657
      18             0              1           10          06/01/14            No                            8,560,437
      19             1              1           7           05/01/14            No                           10,673,341
      20             0              1           7           06/01/14            No                           10,612,449
      21             0              1           7           06/01/14            Yes        06/01/34           9,825,889
      22             0              1           7           06/01/14            Yes        06/01/34           9,634,736
      23             1              1           7           05/01/11            No                           11,000,000
      24             0              1           7           07/01/14            Yes        07/01/34           9,734,373
      25             0              1           7           07/01/14            No                            9,148,419
      26             1              1           7           05/01/14            No                            8,960,564
      27             0              1           7           06/01/11            No                            9,255,917
     27.1            0              1           7           06/01/11            No                            3,986,191
     27.2            0              1           7           06/01/11            No                            5,269,726
      28             1              1           15          05/01/11            No                            9,046,811
      29             0              1           7           06/01/14            No                            8,629,554
      30             1              1           7           05/01/14            Yes        05/01/34           8,261,696
      31             1              1           7           05/01/24            No                              210,016
      32             0              1           7           07/01/14            No                            7,786,322
      33             0              1           7           07/01/14            No                            7,641,690
      34             0              1           7           07/01/14            Yes        07/01/34           8,009,324
      35             0              1           7           06/01/14            No                            8,048,756
      36             0              1           7           07/01/14            No                            7,759,103
      37             0              1           7           06/01/19            Yes        06/01/34           6,324,250
      38             0              1           7           06/01/14            Yes        06/01/29           6,594,472
      39             0              1           7           06/01/14            No                            6,597,206
      40             0              1           7           06/01/14            No                            7,069,851
      41             1              1           7           05/01/14            No                            6,928,924
     41.1            1              1           7           05/01/14            No                            6,303,694
     41.2            1              1           7           05/01/14            No                              625,231
      42             0              1           9           06/01/09            No                            7,700,000
      43             1              1           7           05/01/14            No                            6,458,116
      44             1              1           7           05/01/14            No                            6,347,893
      45             0              1           7           07/01/14            No                            5,675,908
     45.1            0              1           7           07/01/14            No                            2,254,813
     45.2            0              1           7           07/01/14            No                            1,827,176
     45.3            0              1           7           07/01/14            No                            1,593,919
      46             1              1           7           05/01/14            No                            5,985,324
      47             0              1           7           07/01/14            No                            5,894,378
      48             2              1           7           04/01/11            No                            5,796,686
     48.1            2              1           7           04/01/11            No                            3,121,293
     48.2            2              1           7           04/01/11            No                            1,783,596
     48.3            2              1           7           04/01/11            No                              891,798
      49             0              1           7           06/01/14            No                            5,235,594
      50             1              1           7           05/01/14            No                            5,207,399
      51             1              1           7           05/01/14            No                            4,713,219
      52             0              1           7           06/01/14            No                            4,989,825
      53             0              1           7           06/01/14            No                            5,135,942
     53.1            0              1           7           06/01/14            No                            4,759,805
     53.2            0              1           7           06/01/14            No                              376,137
      54             0              1           7           06/01/24            No                              100,687
      55             1              1           7           05/01/14            No                            4,794,003
      56             0              1           7           06/01/19            No                               54,620
      57             0              1           7           07/01/11            No                            4,832,002
      58             0              1           7           07/01/14            No                            4,198,616
      59             1              1           7           05/01/14            No                            4,535,990
      60             0              1           7           06/01/14            No                            4,680,243
      61             0              1           7           06/01/09            No                            4,804,288
      62             0              1           7           07/01/14            No                            3,810,075
      63             1              1           7           05/01/14            No                            4,234,881
      64             5              1           7           07/01/24            No                              187,288
      65             0              1           7           07/01/14            No                            3,781,558
      66             1              1           7           05/01/14            No                            2,080,846
      67             0              1           7           06/01/22            No                               68,373
      68             0              1           7           07/01/14            No                            3,984,899
      69             2              1           7           04/01/14            No                            3,784,300
      70             0              1           7           06/01/24            No                               84,741
      71             1              1           7           05/01/14            No                            3,288,640
      72             2              1           7           04/01/14            No                            3,074,266
      73             0              1           7           06/01/11            Yes        06/01/34           3,525,203
      74             0              1           7           07/01/14            No                            3,278,505
      75             0              1           7           06/01/24            No                               68,614
      76             0              1           7           06/01/14            No                            2,590,521
      77             0              1           7           07/01/11            No                            2,921,165
      78             0              1           7           07/01/14            No                            1,397,167
      79             0              1           7           07/01/09            No                            2,755,982
      80             0              1           7           09/01/14            No                            2,578,889
      81             0              1           7           06/01/09            No                            2,586,029
      82             0              1           7           06/01/14            No                            2,120,629
      83             0              1           7           06/01/19            No                               26,031
      84             0              1           7           06/01/11            No                            2,344,646
      85             0              1           7           07/01/11            No                            2,218,328
      86             0              1           7           07/01/14            No                            2,120,177
      87             1              1           7           05/01/14            No                            2,085,155
      88             2              1           7           04/01/14            Yes        04/01/29           1,806,132
      89             0              1           7           07/01/11            No                            2,042,619
      90             0              1           7           06/01/24            No                               43,472
      91             0              1           15          07/01/14            No                            1,692,892
      92             1              1           7           05/01/14            No                            1,717,259
      93             0              1           7           07/01/11            No                            1,515,492
      94             0              1           7           07/01/14            No                            1,155,908
      95             0              1           7           06/01/14            No                            1,221,525
      96             0              1           7           06/01/14            No                            1,352,790
      97             0              1           7           07/01/14            No                            1,140,170
      98             0              1           7           06/01/14            No                            1,209,279
      99             0              1           7           06/01/11            Yes        06/01/29           1,195,533
     100             0              1           7           06/01/14            No                            1,082,231
     101             0              1           7           07/01/09            No                            1,144,351
     102             0              1           10          06/01/14            No                              980,056

                                               REMAINING
                 MATURITY                      PREPAYMENT                                                              MOST RECENT
LOAN #           LTV %(1,2,12)         PROVISION (PAYMENTS)(13,17)                2002 NOI ($)      2003 NOI ($)            NOI ($)
------           -------------         ---------------------------                ------------      ------------            -------
  1              56.9                      L(24),Def(55),O(4)                      13,547,522        16,447,113         16,447,113
 1.1             56.9                      L(24),Def(55),O(4)                       3,848,213         5,096,676          5,096,676
 1.2             56.9                      L(24),Def(55),O(4)                       3,442,308         4,861,413          4,861,413
 1.3             56.9                      L(24),Def(55),O(4)                       2,711,029         2,758,040          2,758,040
 1.4             56.9                      L(24),Def(55),O(4)                         899,448           754,427            754,427
 1.5             56.9                      L(24),Def(55),O(4)                       1,000,856         1,246,550          1,246,550
 1.6             56.9                      L(24),Def(55),O(4)                         839,409           916,601            916,601
 1.7             56.9                      L(24),Def(55),O(4)                         806,259           813,406            813,406
  2              49.6                      L(23),Def(93),O(4)                      29,221,151        32,800,409         34,549,940
  3              67.3                      L(24),Def(93),O(2)                       6,958,066         7,076,260          7,058,759
  4              66.6                      L(23),Def(97),O(4)                               0                 0                  0
  5              62.9                      L(24),Def(89),O(4)                               0                 0          2,861,336
  6              42.5                      L(24),Def(92),O(4)                       3,182,324         3,234,548          3,200,348
  7              48.7                      L(23),Def(93),O(4)                               0                 0                  0
  8              61.7                      L(24),Def(90),O(4)                       1,514,868         1,131,079          1,131,079
 8.1             61.7                      L(24),Def(90),O(4)                               0          -179,671           -179,671
 8.2             61.7                      L(24),Def(90),O(4)                       1,514,868         1,310,750          1,310,750
  9              67.5                      L(24),Def(92),O(4)                       1,444,244         1,517,562          1,505,364
 9.1             67.5                      L(24),Def(92),O(4)                         739,061           683,117            678,347
 9.2             67.5                      L(24),Def(92),O(4)                         705,183           834,445            827,017
  10             67.2                      L(24),Def(92),O(4)                       1,782,076         1,758,760          1,758,760
  11             64.2                      L(24),Def(91),O(4)                               0         1,533,513          1,533,513
  12             0.0                      L(24),Def(191),O(25)                      2,481,625         2,575,775          2,575,775
  13             61.8                      L(24),Def(92),O(4)                       1,409,652         1,544,379          1,684,572
  14             65.5                      L(24),Def(90),O(4)                       1,392,273         1,223,293          1,223,293
  15             47.7                      L(23),Def(93),O(4)                       2,620,881         2,677,696          2,580,241
  16             69.2                      L(23),Def(93),O(4)                               0           917,822          1,100,703
  17             68.4                      L(23),Def(93),O(4)                       1,169,483         1,235,952          1,235,952
  18             36.0                      L(24),Def(92),O(4)                       1,508,321         1,757,711          1,756,097
  19             61.0                      L(24),Def(91),O(4)                       1,312,549         1,615,135          1,615,135
  20             66.4                      L(24),Def(92),O(4)                       1,371,107         1,374,032          1,387,702
  21             62.2                     Grtr1%orYM(116),O(4)                        438,931           334,859            334,859
  22             66.0                      L(24),Def(92),O(4)                       1,488,317         1,529,949          1,529,949
  23             60.4                      L(24),Def(56),O(3)                       1,216,928         1,377,909          1,377,909
  24             68.6                      L(23),Def(93),O(4)                         903,641         1,021,759          1,073,803
  25             61.0                      L(23),Def(93),O(4)                         633,858         1,088,064          1,088,064
  26             65.6                      L(24),Def(91),O(4)                               0           237,574            237,574
  27             71.2                      L(24),Def(56),O(4)                         719,367           726,873            726,873
 27.1            71.2                      L(24),Def(56),O(4)                         327,888           337,305            337,305
 27.2            71.2                      L(24),Def(56),O(4)                         391,479           389,568            389,568
  28             70.1                      L(24),Def(55),O(4)                         874,499           875,648            869,236
  29             65.4                      L(24),Def(92),O(4)                               0           761,600            761,600
  30             66.1                      L(24),Def(91),O(4)                               0                 0                  0
  31             1.6                   L(35),Grtr1%orYM(200),O(4)                           0                 0                  0
  32             41.0                      L(23),Def(93),O(4)                       1,832,589         1,725,883          1,724,526
  33             31.4                      L(23),Def(93),O(4)                       2,331,101         2,328,968          1,750,416
  34             66.7                      L(23),Def(93),O(4)                               0           695,380            739,699
  35             67.1                      L(24),Def(92),O(4)                         767,861                 0            918,477
  36             68.7                      L(23),Def(93),O(4)                         810,964           887,684            887,684
  37             54.1                      L(24),Def(152),O(4)                              0                 0                  0
  38             61.1                      L(24),Def(92),O(4)                               0                 0                  0
  39             54.3                      L(24),Def(92),O(4)                       1,017,584           967,592          1,195,421
  40             63.1                      L(24),Def(92),O(4)                       1,301,511         1,065,468          1,259,376
  41             63.6                      L(24),Def(91),O(4)                         652,530         1,006,052          1,006,052
 41.1            63.6                      L(24),Def(91),O(4)                         573,418           909,546            909,546
 41.2            63.6                      L(24),Def(91),O(4)                          79,112            96,506             96,506
  42             79.8                      L(24),Def(34),O(2)                         858,134           829,813            820,131
  43             48.0                      L(24),Def(91),O(4)                               0                 0                  0
  44             66.1                      L(24),Def(91),O(4)                         899,530                 0            906,139
  45             53.8                      L(23),Def(93),O(4)                       1,066,050         1,144,805          1,103,823
 45.1            53.8                      L(23),Def(93),O(4)                         391,356           434,044            416,844
 45.2            53.8                      L(23),Def(93),O(4)                         400,284           464,695            440,929
 45.3            53.8                      L(23),Def(93),O(4)                         274,410           246,066            246,050
  46             65.8                      L(24),Def(91),O(4)                         302,080           737,527            737,527
  47             61.4                      L(23),Def(93),O(4)                          68,147           580,718            558,055
  48             65.9                      L(24),Def(54),O(4)                         492,434           645,948            638,213
 48.1            65.9                      L(24),Def(54),O(4)                         255,562           335,233            331,219
 48.2            65.9                      L(24),Def(54),O(4)                         151,526           198,764            196,384
 48.3            65.9                      L(24),Def(54),O(4)                          85,345           111,951            110,611
  49             63.1                      L(24),Def(92),O(4)                         520,347           548,538            609,432
  50             68.5                      L(24),Def(91),O(4)                         732,856           622,677            622,677
  51             62.0                      L(24),Def(91),O(4)                         471,927           541,419            541,419
  52             61.6                      L(24),Def(92),O(4)                         691,071           666,351            666,351
  53             67.1                      L(24),Def(92),O(4)                         657,178                 0            537,467
 53.1            67.1                      L(24),Def(92),O(4)                         614,107                 0            506,305
 53.2            67.1                      L(24),Def(92),O(4)                          43,071                 0             31,162
  54             1.4                      L(24),Def(191),O(25)                        119,767           207,552            258,264
  55             58.7                   L(57),Grtr1%orYM(58),O(4)                     547,605           471,512            507,819
  56             0.6                      L(24),Def(143),O(13)                        852,899           831,850            831,850
  57             70.2                      L(23),Def(57),O(4)                               0                 0            511,440
  58             53.8                      L(23),Def(93),O(4)                         779,501           793,681            794,629
  59             60.5                      L(24),Def(91),O(4)                               0                 0                  0
  60             72.0                      L(24),Def(92),O(4)                               0                 0                  0
  61             74.5                      L(24),Def(34),O(2)                         489,492           471,204            450,470
  62             48.8                      L(23),Def(93),O(4)                         738,701           732,992            732,992
  63             66.6                      L(24),Def(91),O(4)                         506,845           533,759            533,759
  64             2.1                       L(24),Def(214),O(3)                              0                 0                  0
  65             54.0                      L(23),Def(93),O(4)                         877,956           802,046            841,858
  66             30.6                      L(24),Def(91),O(4)                         579,477           638,674            638,674
  67             1.1                      L(24),Def(167),O(25)                        437,217           305,806            305,806
  68             61.3                      L(23),Def(93),O(4)                         482,763           418,753            418,753
  69             63.1                      L(24),Def(90),O(4)                         478,540           489,671            489,671
  70             1.4                      L(24),Def(191),O(25)                        293,473           397,920            574,444
  71             65.8                      L(24),Def(91),O(4)                               0           516,408            516,408
  72             56.9                      L(24),Def(90),O(4)                               0                 0                  0
  73             68.5                      L(24),Def(56),O(4)                         407,986           403,880            403,880
  74             55.6                      L(23),Def(93),O(4)                         414,022           426,250            516,688
  75             1.3                      L(24),Def(191),O(25)                              0                 0                  0
  76             50.3                      L(24),Def(92),O(4)                         382,247           370,856            370,746
  77             69.6                      L(23),Def(57),O(4)                               0                 0            298,776
  78             21.5                      L(23),Def(93),O(4)                         492,341           537,976            537,976
  79             64.1                      L(23),Def(35),O(2)                               0            74,540            259,451
  80             58.6                      L(24),Def(95),O(4)                               0                 0                  0
  81             52.2                      L(24),Def(34),O(2)                               0                 0            340,866
  82             39.0                      L(24),Def(92),O(4)                         457,759           445,503            445,503
  83             0.5                      L(24),Def(143),O(13)                              0                 0                  0
  84             71.7                      L(24),Def(56),O(4)                               0                 0                  0
  85             67.4                      L(23),Def(57),O(4)                               0                 0            256,777
  86             54.7                      L(23),Def(93),O(4)                         191,513           241,873            241,873
  87             57.9                      L(24),Def(91),O(4)                               0                 0            201,460
  88             47.5                      L(24),Def(90),O(4)                               0                 0                  0
  89             66.8                      L(23),Def(57),O(4)                               0                 0            225,395
  90             1.4                      L(24),Def(191),O(25)                        232,762           240,977            252,295
  91             52.1                      L(23),Def(93),O(4)                         167,788           192,887            192,887
  92             51.3                      L(24),Def(91),O(4)                               0                 0            197,181
  93             64.5                      L(23),Def(57),O(4)                               0                 0            150,000
  94             46.2                      L(23),Def(93),O(4)                         242,872           253,908            242,326
  95             33.0                      L(24),Def(92),O(4)                         343,084           342,535            342,535
  96             60.7                      L(24),Def(92),O(4)                         231,092           211,143            199,487
  97             62.6                      L(23),Def(93),O(4)                         186,609           192,447            175,107
  98             60.5                      L(24),Def(92),O(4)                         138,712           168,667            169,514
  99             59.5                      L(24),Def(57),O(3)                         198,748           201,146            201,146
 100             64.0                      L(24),Def(92),O(4)                         156,531           172,717            166,506
 101             67.3                      L(23),Def(35),O(2)                         168,921                 0            169,451
 102             39.2                      L(24),Def(92),O(4)                               0           231,117            231,117

                 MOST RECENT                                                    UW
    LOAN #        NOI DATE                UW NOI ($)             UW NCF ($)     DSCR(1,2,14)              TITLETYPE      PML %
    ------        --------                ----------             ----------     ------------              ---------      -----
      1           12/31/03               18,292,592             17,457,189      2.88                       Various      Various
     1.1          12/31/03                5,924,011              5,666,696      2.88                         Fee         12.0
     1.2          12/31/03                4,999,911              4,808,566      2.88                    Fee/Leasehold    16.0
     1.3          12/31/03                2,864,839              2,733,980      2.88                         Fee         10.0
     1.4          12/31/03                1,374,265              1,308,888      2.88                         Fee         13.0
     1.5          12/31/03                1,313,582              1,232,897      2.88                         Fee         16.0
     1.6          12/31/03                  987,062                929,800      2.88                         Fee         13.5
     1.7          12/31/03                  828,922                776,362      2.88                         Fee         21.0
      2           03/31/04               46,922,483             44,450,132      1.84                         Fee
      3           03/31/04                6,576,218              6,056,069      1.28                         Fee          8.0
      4              NAP                  4,757,595              4,498,788      1.30                         Fee          3.0
      5           08/31/03                4,755,969              4,552,808      1.47                         Fee         15.0
      6           03/31/04                2,968,726              2,891,776      1.92                         Fee         19.0
      7              NAP                  3,116,338              2,929,264      1.26                         Fee
      8           10/31/03                2,386,135              2,162,951      1.34                         Fee
     8.1          10/31/03                1,058,980                933,987      1.34                         Fee
     8.2          10/31/03                1,327,155              1,228,964      1.34                         Fee
      9           02/29/04                1,676,141              1,549,641      1.22                         Fee
     9.1          02/29/04                  766,159                709,659      1.22                         Fee
     9.2          02/29/04                  909,981                839,981      1.22                         Fee
      10          12/31/03                1,605,959              1,551,984      1.52                         Fee
      11          12/31/03                1,535,493              1,496,093      1.45                         Fee
      12          12/31/03                2,484,698              2,307,677      1.98                         Fee
      13          01/31/04                1,524,754              1,381,033      1.36                         Fee          3.0
      14          10/01/03                1,271,231              1,213,731      1.30                         Fee
      15          04/30/04                2,567,929              2,185,753      1.95                         Fee
      16          03/30/04                1,274,333              1,244,790      1.25                         Fee
      17          12/31/03                1,181,146              1,143,947      1.27                         Fee
      18          02/29/04                1,862,575              1,736,900      1.89                         Fee
      19          12/31/03                1,496,119              1,379,714      1.53                         Fee
      20          03/31/04                1,203,964              1,103,468      1.22                         Fee
      21          12/31/03                1,166,920              1,105,369      1.30                         Fee
      22          09/30/03                1,275,142              1,170,061      1.38                         Fee         19.0
      23          12/31/03                1,471,818              1,327,464      2.68                         Fee
      24          03/31/04                1,201,835              1,093,308      1.39                         Fee
      25          12/31/03                1,242,901              1,110,829      1.40                         Fee
      26          12/31/03                1,136,687              1,069,191      1.38                         Fee
      27          12/31/03                  896,351                890,506      1.21                         Fee
     27.1         12/31/03                  382,969                381,565      1.21                         Fee
     27.2         12/31/03                  513,382                508,942      1.21                         Fee
      28          02/29/04                  894,714                836,698      1.25                         Fee
      29          12/31/03                1,019,031                929,191      1.32                         Fee         18.0
      30             NAP                    892,891                872,291      1.33                         Fee
      31             NAP                  1,066,957              1,034,117      1.24                         Fee
      32          04/30/04                1,621,687              1,308,378      1.60                    Fee/Leasehold
      33          04/30/04                1,693,064              1,362,633      1.70                         Fee
      34          02/29/04                  866,627                834,545      1.28                         Fee
      35          02/29/04                  900,979                875,379      1.31                         Fee
      36          12/31/03                  844,181                813,076      1.25                    Fee/Leasehold
      37             NAP                    823,562                781,048      1.31                         Fee
      38             NAP                    846,790                823,161      1.28                         Fee
      39          03/31/04                  957,053                843,073      1.27                         Fee
      40          04/30/04                1,035,716                809,318      1.34                         Fee
      41          12/31/03                  897,038                783,493      1.30                         Fee
     41.1         12/31/03                  804,144                713,334      1.30                         Fee
     41.2         12/31/03                   92,894                 70,160      1.30                         Fee
      42          02/29/04                  762,178                694,178      2.18                         Fee
      43             NAP                    866,891                786,690      1.48                         Fee
      44          01/31/04                  834,222                772,064      1.42                         Fee
      45          03/31/04                  963,672                804,942      1.38                         Fee
     45.1         03/31/04                  401,716                327,212      1.38                         Fee
     45.2         03/31/04                  355,137                301,091      1.38                         Fee
     45.3         03/31/04                  206,819                176,639      1.38                         Fee
      46          12/31/03                  797,889                734,436      1.57                         Fee
      47          01/31/04                  711,345                697,627      1.37                      Leasehold
      48          01/31/04                  625,914                559,363      1.28                         Fee         14.0
     48.1         01/31/04                  316,082                282,460      1.28                         Fee         14.0
     48.2         01/31/04                  211,626                189,924      1.28                         Fee         14.0
     48.3         01/31/04                   98,205                 86,978      1.28                         Fee         14.0
      49          02/29/04                  628,208                573,731      1.29                         Fee         15.0
      50          12/31/03                  682,753                596,639      1.32                         Fee
      51          12/31/03                  630,825                589,255      1.25                         Fee
      52          12/31/03                  655,991                568,192      1.41                         Fee
      53          09/30/03                  654,832                597,749      1.32                         Fee
     53.1         09/30/03                  614,169                561,874      1.32                         Fee
     53.2         09/30/03                   40,663                 35,875      1.32                         Fee
      54          02/29/04                  595,589                552,225      1.22                         Fee
      55          03/31/04                  472,847                445,553      1.22                         Fee         12.0
      56          12/31/03                  775,144                721,729      1.39                         Fee
      57          03/31/04                  600,888                549,388      1.38                         Fee
      58          03/31/04                  671,341                571,260      1.38                         Fee
      59             NAP                    642,562                605,980      1.61                         Fee
      60             NAP                    475,408                473,958      1.30                         Fee
      61          02/29/04                  469,037                428,537      1.26                         Fee
      62          12/31/03                  653,327                568,430      1.57                         Fee
      63          12/31/03                  516,183                483,585      1.38                         Fee
      64             NAP                    701,604                690,184      1.43                      Leasehold
      65          03/31/04                  732,072                680,486      1.75                         Fee
      66          12/31/03                  591,223                553,850      1.19                         Fee
      67          12/31/03                  506,982                485,169      1.23                         Fee
      68          12/31/03                  584,466                511,446      1.43                         Fee
      69          12/31/03                  543,154                498,116      1.59                         Fee
      70          03/31/04                  457,516                420,432      1.20                         Fee
      71          12/31/03                  443,676                401,317      1.56                         Fee
      72             NAP                    447,027                425,876      1.41                         Fee
      73          12/31/03                  381,898                348,755      1.24                         Fee
      74          03/31/04                  406,668                380,917      1.38                         Fee         14.0
      75             NAP                    364,952                363,587      1.23                         Fee         10.0
      76          01/31/04                  434,124                395,517      1.57                         Fee
      77          03/31/04                  335,537                304,037      1.26                         Fee
      78          12/31/03                  462,754                396,754      1.26                         Fee
      79          03/31/04                  315,342                284,431      1.60                         Fee         18.0
      80             NAP                    311,062                286,164      1.26                      Leasehold
      81          03/31/04                  377,213                337,157      2.07                         Fee         18.0
      82          12/31/03                  403,665                365,133      1.85                         Fee
      83             NAP                    389,301                359,990      1.38                         Fee
      84             NAP                    262,805                243,872      1.32                         Fee
      85          03/31/04                  255,585                225,585      1.23                         Fee
      86          12/31/03                  245,837                237,537      1.32                         Fee
      87          02/29/04                  278,570                267,299      1.58                         Fee
      88             NAP                    282,866                264,947      1.49                         Fee         11.0
      89          03/31/04                  246,947                210,697      1.25                         Fee
      90          03/31/04                  233,866                218,689      1.22                         Fee
      91          12/31/03                  281,637                251,821      1.38                         Fee
      92          03/31/04                  207,697                198,037      1.40                         Fee         10.0
      93          03/31/04                  171,295                155,545      1.24                         Fee
      94          02/29/04                  243,479                221,780      1.41                         Fee
      95          12/31/03                  304,491                269,931      2.33                         Fee
      96          02/29/04                  192,809                177,809      1.56                         Fee         12.0
      97          04/30/04                  143,641                140,041      1.27                         Fee
      98          02/29/04                  150,384                143,384      1.46                         Fee
      99          12/31/03                  169,274                152,782      1.43                         Fee
     100          02/29/04                  146,954                135,594      1.49                         Fee         12.0
     101          02/29/04                  157,253                149,713      1.59                         Fee
     102          12/31/03                  229,707                223,204      2.50                         Fee

                                                              UPFRONT ESCROW(15)
           -------------------------------------------------------------------------------------------------------------------------

               UPFRONT CAPEX   UPFRONT ENGIN.    UPFRONT ENVIR.    UPFRONT TI/LC     UPFRONT RE TAX   UPFRONT INS.    UPFRONT OTHER
LOAN #            RESERVE ($)      RESERVE ($)       RESERVE ($)      RESERVE ($)        RESERVE ($)    RESERVE ($)      RESERVE ($)
------            -----------      -----------       -----------      -----------        -----------    -----------      -----------
  1                                   288,125           940,007
 1.1
 1.2
 1.3
 1.4
 1.5
 1.6
 1.7
  2
  3                                                                                          87,006                       1,000,000
  4                    5,423                                               8,333            275,458         93,000        1,313,207
  5                    2,067                                              14,641             40,833         65,450        2,000,000
  6
  7                    5,204            7,938                                               258,968         14,897        1,077,915
  8                    2,384                                                                106,473         41,203
 8.1
 8.2
  9                   10,542                                                                252,207         15,697
 9.1
 9.2
  10                                                                                        181,399         17,805
  11                   3,283                                                                 71,290         70,801
  12
  13                   1,369                                             516,667             66,707         17,826              500
  14                   4,792                              6,250                             172,513         28,322
  15                                                                                        358,487
  16                   1,217                                                                  6,210         19,860        1,400,000
  17                   1,218                                                                                                 61,044
  18
  19                   1,737                                               8,333            141,000         12,766            2,250
  20                   2,190                                             100,000            109,259          8,376
  21                                                    500,000                             113,246         20,400           50,750
  22                   1,672                                             360,000              2,990          5,240
  23
  24                   1,652            7,500                             57,708             99,526          9,911          406,170
  25                   1,457                                              12,500             56,470         25,317          875,000
  26                     919                                               5,559             75,935          8,513        1,000,000
  27                     487           13,406                                                 9,127         11,545           20,250
 27.1
 27.2
  28                   4,835                                                                 80,546         33,310          219,422
  29                                                                     100,000             37,650          4,612
  30                   1,717                                                                120,374          9,955          350,000
  31                     888                                             100,000              1,041         13,603
  32                                   20,625                                               183,898
  33                                   99,375                                               340,706
  34                     988                                                                 40,133          2,253
  35                   2,133            9,500                                                 8,625         24,673          562,500
  36                   1,636                                                                                                 44,640
  37                   1,283                                                                                 7,719
  38                     930                                                 708             73,012         17,421
  39                                   56,250                                                90,153         51,032
  40                   4,083                                             900,000            112,228         32,690
  41                                   26,325                                                29,082         10,275
 41.1
 41.2
  42                                                                                         56,495         68,581
  43                                                                     818,017             89,472         22,668          229,302
  44                   1,111                                               6,250             75,737         31,818            5,060
  45                                   12,406                            287,500             20,129         76,248
 45.1
 45.2
 45.3
  46                   1,333                                               4,000             44,842         23,149          275,000
  47                   1,192                                                                 50,733         15,140
  48                     850                                             175,000             24,233         12,752          300,000
 48.1
 48.2
 48.3
  49                                   11,313                                                18,716          2,641
  50                                    6,781                                                69,221          7,000
  51                  51,330            9,563                             33,333            151,032          2,740
  52                   1,094            4,375                              5,000             66,867         15,047
  53                   1,490                                               7,500             53,700         19,169            4,157
 53.1
 53.2
  54                                                                                         69,199          3,206
  55                                    8,750                                                68,920          2,343
  56                                                                                         23,590         12,082
  57                   4,292           14,625                                                58,762         20,303
  58                                    5,000                            212,500             23,250         59,550
  59                     376                                                                 68,833          9,837            1,250
  60                                                                                                                        183,333
  61                                  125,437                                                72,971                           2,500
  62                                    4,300                                                52,361         20,609
  63                     545                                               2,500             22,313          5,183
  64                                      625
  65                     772           16,750                            154,167             28,750          8,393
  66                     460                                                                 40,401         17,725
  67                                                                                         61,155         16,636
  68                   1,874           73,875                             54,167             34,091                          51,500
  69                 111,442                                               5,016             46,834          6,515            3,436
  70                                                                                         32,239          1,345
  71                     833                                               2,000             39,347         10,220
  72                     270                                                                 49,759         13,020
  73                     756                                                                 51,777          8,561
  74                                   58,004               500                              27,134          1,919
  75
  76                                                    153,000                              31,758          1,039
  77                   2,625           52,425                                                41,897         12,419
  78
  79                                                                      50,000             10,956          3,804
  80                     247                                               2,083             31,675          3,822          516,200
  81                                                                      40,000             11,813          5,218
  82                                                                                         28,680          8,375
  83                                                                                         15,614          2,699
  84                     348                                               1,933             13,533          3,812
  85                   2,500           79,175                                                45,176         11,827
  86                                                                                         24,326          1,670
  87                                                                                         14,394          1,336
  88                     482          111,071                                                                5,567          104,267
  89                   3,021           23,063                                                49,077         14,291
  90                                                                                         15,987            663
  91                     674          113,000                              1,972              9,299          3,629
  92                                                                      50,000              6,306          2,157
  93                   1,313           15,175                                                24,718          5,864
  94                     951                                               3,169             14,099          8,811
  95                                                                                         38,971          6,864
  96                                    8,625                                                16,484          7,287
  97                                   14,058                                                 1,855
  98
  99                                                                                          7,297          7,505
 100                                    8,625                                                13,587          9,539
 101                                    5,850                                                 6,772          1,888
 102                                                                                         13,159          1,518           38,400

                                                               MONTHLY ESCROW(16)
               -----------------------------------------------------------------------------------------------------------------

                   MONTHLY CAPEX    MONTHLY ENVIR.     MONTHLY TI/LC         MONTHLY RE TAX      MONTHLY INS.     MONTHLY OTHER
    LOAN #            RESERVE ($)       RESERVE ($)       RESERVE ($)            RESERVE ($)       RESERVE ($)       RESERVE ($)
    ------            -----------       -----------       -----------            -----------       -----------       -----------
      1
     1.1
     1.2
     1.3
     1.4
     1.5
     1.6
     1.7
      2
      3                    3,902                              41,667                 43,503
      4                    5,423                               8,333                 55,092            15,500
      5                    2,067                              14,641                 10,208            14,416
      6
      7                    5,204                                                     21,581             3,724
      8                    2,384                                                     17,745             3,434
     8.1
     8.2
      9                   10,542                                                     25,221             5,232
     9.1
     9.2
      10                                                                             18,140             4,451
      11                   3,283                                                     14,258             5,446
      12
      13                   1,369                              16,667                 16,677             3,565
      14                   4,792                                                     21,009             4,788
      15                  28,383
      16                   1,217                                                      6,210             2,837
      17                   1,218
      18
      19                   1,737                               8,333                 11,750
      20                   2,190                                                     21,852             2,792
      21                   2,748                               5,000                 18,874             4,080
      22                   1,672                              10,000                    997             1,048
      23
      24                   1,652                               7,708                 16,588             2,478
      25                   1,457                              12,500                 14,117             2,302
      26                     919                               5,559                  9,492             2,838
      27                     487                                                      9,127             2,886
     27.1
     27.2
      28                   4,835                                                     13,424             4,164
      29                   1,545                               6,000                 12,550               461
      30                   1,717                                                      9,260             3,318
      31                     888                                                      1,041             1,700
      32                  24,486
      33                  24,540
      34                     988                                                      8,027               751
      35                   2,133                                                      2,875             1,898
      36                   1,636
      37                   1,283                                                                          551
      38                     930                                 708                 18,253             2,903
      39                   9,498                                                     12,879             5,920
      40                   4,083                                                     16,061             6,538
      41                   2,727                              21,667                  4,847             1,712
     41.1
     41.2
      42                   5,667                                                      8,071             5,715
      43                   1,180                               4,833                 14,912             3,238
      44                   1,111                               6,250                 10,820             3,281
      45                   4,190                               4,792                  2,237             6,157
     45.1
     45.2
     45.3
      46                   1,333                               4,000                 22,421             1,781
      47                   1,192                                                     12,683             2,709
      48                     850                                                      6,058               981
     48.1
     48.2
     48.3
      49                     554                               3,615                  4,679             1,320
      50                   1,538                               5,357                 11,537             1,167
      51                   1,330                               3,333                 37,758               913
      52                   1,094                               5,000                  6,079             1,368
      53                   1,490                               7,500                  8,950             1,743
     53.1
     53.2
      54                     333                               3,333                  9,886             1,069
      55                   2,275                                                      7,658             1,171
      56                   1,094                              10,800
      57                   4,292                                                      7,345             5,170
      58                   2,438                               3,542                  2,583             4,581
      59                     376                                                      6,883               894
      60
      61                   3,375                                                     10,424            13,314
      62                   2,156                                                      8,727             1,717
      63                     545                               2,500                  7,438               864
      64
      65                     772                               4,167                  9,583             1,679
      66                     460                                                      8,080             1,477
      67                     394                                                      6,727             2,189
      68                   1,874                               4,167                  5,682
      69                   1,442                               5,016                  9,367             2,172
      70                                                                              5,862
      71                     833                               2,000                  3,935               786
      72                     270                                                      6,220             1,085
      73                     756                                                      7,930               924
      74                     284                               1,862                  6,784               959
      75
      76                     500                               3,000                  4,537               520
      77                   2,625                                                      5,237             3,162
      78
      79                     684                               1,395                  3,652               634
      80                     247                               2,083                  4,525               812
      81                   1,104                               2,234                  3,938             1,044
      82                                                                              4,780             1,675
      83                     190
      84                     348                               1,933                  2,707               545
      85                   2,500                                                      5,647             3,012
      86                     511                                                      2,310               119
      87                     123                                 750                  2,056               191
      88                     482                                                                          560
      89                   3,021                                                      6,135             3,639
      90                                                                              2,907
      91                     674                               1,972                  1,550               605
      92                     111                                                      3,153               308
      93                   1,313                                                      3,090             1,581
      94                     951                               3,169                  2,350             1,101
      95                     885                                                      3,543               528
      96                   1,250                                                      2,747             1,215
      97                     203                                                        155
      98
      99                     183                                 458                  1,459             1,072
     100                   1,000                                                      2,264               734
     101                     628                                                      2,257               145
     102                     346                                                      1,645               345

                                                                   LARGEST TENANT
                          ---------------------------------------------------------------------------------------------------------

                 SINGLE                                                                                        LEASE
    LOAN #       TENANT   LARGEST TENANT                                                   UNIT SIZE         EXPIRATION
    ------       ------   --------------                                                   ---------         ----------
      1            No     Vons                                                               133,415    12/31/13, 8/31/19, 9/30/21
     1.1           No     Mervyns                                                             70,685          01/31/06
     1.2           No     Bed Bath & Beyond                                                   35,150          01/31/12
     1.3           No     Ralph's                                                             45,000          03/01/06
     1.4           No     Gottschalks                                                         35,092          01/31/20
     1.5           No     Vons                                                                41,200          12/31/13
     1.6           No     Vons                                                                43,153          09/30/21
     1.7           No     Target                                                             105,565          07/31/17
      2            No     Time Warner Entertainment                                          279,434          12/31/18
      3            No     Washington State                                                    34,760          12/15/06
      4            No     Gottschalks                                                        194,446          10/31/14
      5            No     Supermercados Amigo, Inc.                                           35,588          11/30/27
      6            No
      7            No     Regency Furniture, Inc.                                            483,139          04/30/19
      8           Yes     Lockheed Martin Corporation                                         71,507          09/30/08
     8.1          Yes     Lockheed Martin Corporation                                         71,507          09/30/08
     8.2          Yes     The General Services Administration of the U.S. Government          71,504          01/31/12
      9            No
     9.1           No
     9.2           No
      10           No
      11           No
      12           No     Janssens                                                            14,693          12/31/08
      13           No     UBS Financial Services                                              11,940          08/31/10
      14           No
      15           No
      16           No
      17           No     Price Chopper Supermarket                                           63,680          06/23/22
      18           No     Joseph-Beth Booksellers                                             44,587          03/31/11
      19           No     Syms Corporation                                                    50,000          07/31/09
      20           No     Food City                                                           49,990          12/31/10
      21           No     HEB Grocery Company, LP                                             82,466          09/30/23
      22           No     Total Renal Care, Inc.                                              98,100          04/15/09
      23           No     Kroger                                                              50,499          07/31/10
      24           No     Buffalo Grove Theatres                                              14,277          12/31/09
      25           No     Centennial Communications, Inc.                                     30,188          10/31/07
      26           No     Picture Warehouse                                                    5,873          10/31/05
      27           No
     27.1          No
     27.2          No
      28           No
      29           No     Re-Max Associates                                                    9,659          09/30/07
      30           No
      31           No     Wild Oats                                                           27,600          01/31/19
      32           No
      33           No
      34           No     Rosauers/ URM Inc.                                                  51,484          01/29/27
      35           No
      36           No     Hannaford Bros.                                                     63,927          03/31/13
      37          Yes     Federal Express Corporation                                        154,000          03/31/19
      38           No     Bashas Inc.                                                         57,744          10/31/23
      39           No
      40           No     Bank of America                                                     95,029          04/30/08
      41           No     Fitlinxx Inc                                                        18,000          03/31/07
     41.1          No     Fitlinxx Inc                                                        18,000          03/31/07
     41.2          No     Eaglevision, Inc                                                     4,825          10/31/05
      42           No
      43           No     Scrapbook Warehouse                                                  8,627          01/31/14
      44           No     Gauthier Law Firm                                                   20,150          07/31/07
      45           No     Birch and Davis Health Management                                   15,489          06/30/04
     45.1          No     LA Network                                                           6,868          02/28/05
     45.2          No     Birch and Davis Health Management                                   15,489          06/30/04
     45.3          No     Bob Dean Enterprises                                                 6,000          08/31/04
      46           No     Amy Mohawk                                                          88,273          12/31/08
      47           No
      48           No     County of Napa                                                      11,173          06/30/07
     48.1          No     Symed Corporation                                                    3,536          08/31/05
     48.2          No     County of Napa                                                      11,173          06/30/07
     48.3          No     Bank of America, N.A.                                                5,802          06/13/08
      49           No     Rent-A-Center                                                        5,222          08/31/08
      50           No     Corporate Centers                                                   14,979          08/31/13
      51           No     Osco Drug                                                           14,400          08/31/21
      52           No     Christiana Medical Center                                            6,590          12/31/07
      53        Various   Howmedica-Leibinger Inc.                                            20,900          04/30/05
     53.1          No     Howmedica-Leibinger Inc.                                            20,900          04/30/05
     53.2         Yes     Ultimate Floors                                                     10,000          07/31/06
      54           No     No Frills Grills                                                     8,222          10/31/08
      55           No
      56           No     Staples                                                             24,049          06/30/14
      57           No
      58           No     DSS/OCS                                                             42,923          12/31/07
      59           No     Body of Change                                                      10,250          09/30/12
      60          Yes     Commerce Bank                                                       14,500          04/30/24
      61           No
      62           No     Kroger                                                              75,600          02/28/14
      63           No     Serrano's Mexican Restaurant                                         5,132          03/31/06
      64          Yes     Dick's Sporting Goods                                               76,129          01/30/25
      65           No     L.L. Bean                                                           18,413          04/17/08
      66          Yes     Morgan Stanley DW Inc.                                              27,600          10/31/12
      67           No     CVS                                                                 12,700          02/14/26
      68           No     Big Lots                                                            40,600          01/31/10
      69           No     AFDM Corp.                                                          11,413          10/31/05
      70           No     Pasta Amore                                                          5,082          07/31/06
      71           No     Retail Delivery                                                     29,822          02/28/05
      72          Yes     Barnes & Noble Booksellers (MN), Inc.                               21,613          01/31/15
      73          Yes     Social Security Administration                                      25,890          01/31/19
      74           No     Vietnamese Restaurant                                                2,514          01/01/09
      75          Yes     Walgreens                                                           13,650          05/31/28
      76           No     Morgan & Associates, Inc.                                            9,014     03/13/06, 06/30/08
      77           No
      78           No
      79           No     Lee Armstrong Co., Inc.                                              5,200          06/30/05
      80           No     Blockbuster Inc.                                                     6,000          05/31/09
      81           No     LA Nutrition                                                        10,000          07/30/08
      82           No     Piggly Wiggly                                                       29,503          01/31/10
      83          Yes     American Sale Corporation                                           45,096          03/31/19
      84           No     Leigh Cassidy King's Dancentre                                       5,400          08/31/06
      85           No
      86           No
      87           No     Kinko's                                                              3,224          08/31/10
      88          Yes     Staples                                                             24,120          07/31/12
      89           No
      90           No     Water Spirtis & Fine Wine                                            3,000          12/31/04
      91           No     Dollar Tree                                                         15,000          02/28/09
      92           No     Pacific Dental                                                       3,600          11/14/12
      93           No
      94           No     Magic Mart                                                          48,927          10/31/09
      95           No     Autobody Dimensions                                                 20,000     05/01/05, 05/01/09
      96           No
      97           No
      98           No
      99          Yes     Social Security Administration                                      10,995          11/01/09
     100           No
     101           No
     102           No

                                                       2nd LARGEST TENANT
               --------------------------------------------------------------------------------------------------------

                                                                                                               LEASE
    LOAN #     2ND LARGEST TENANT                                                   UNIT SIZE                EXPIRATION
    ------     ------------------                                                   ---------                ----------
      1        Target                                                                 105,565                7/31/2017
     1.1       Vons                                                                    49,062                 08/31/19
     1.2       Nordstrom Rack                                                          35,000                 10/31/11
     1.3       Fitness Elite for Women                                                 17,858                 12/31/11
     1.4       Cost Plus                                                               20,000                 01/31/14
     1.5       Big Lots                                                                24,573                 01/31/05
     1.6       Escondido Workout                                                       16,221                 05/31/12
     1.7       Big Lots                                                                36,135                 12/31/05
      2        Coudert Brothers                                                       258,445                 05/31/13
      3        First American                                                          28,854                 06/30/08
      4        Sports Chalet                                                           40,603                 03/31/14
      5        Office Max                                                              18,066                 05/31/14
      6
      7        General Services Administration                                        141,363                 01/31/14
      8        The General Services Administration of the U.S. Government              71,504                 01/31/12
     8.1
     8.2
      9
     9.1
     9.2
      10
      11
      12       Happy Harry's Inc.                                                      13,607                 01/31/11
      13       Medcell Biologics                                                       11,817                 1/31/08
      14
      15
      16
      17       Hollywood Video                                                          8,277                 01/15/08
      18       Wild Oats                                                               26,672                 07/31/18
      19       K&G Men's Company, Inc.                                                 35,400                 02/28/06
      20       Maya High School                                                        22,360                 05/31/12
      21       Palais Royal                                                            25,381                 01/31/14
      22       Tully's Coffee Corporation                                               2,200                 11/30/09
      23       JC Penney                                                               31,200                 10/31/05
      24       Binny's Beverage                                                        14,173                 01/31/11
      25       Student Transportation of America, Inc.                                  5,707                 07/31/07
      26       Jason's Deli                                                             5,070                 04/30/13
      27
     27.1
     27.2
      28
      29       Triniti Corp                                                             3,871                 09/30/08
      30
      31       Hollywood Video                                                          6,348                 01/31/14
      32
      33
      34       West Valley Fitness                                                      7,200                 12/31/12
      35
      36       Blockbuster Video                                                        5,338                 11/30/07
      37
      38       Bed Mart                                                                 4,867                 01/31/13
      39
      40       Top of the Cliff Club                                                   13,971                 06/30/04
      41       Discovery East                                                          14,932                 06/30/12
     41.1      Discovery East                                                          14,932                 06/30/12
     41.2      Control Wizards Inc                                                      2,550                 09/30/08
      42
      43       Gloria's Restaurant                                                      4,736                 05/31/14
      44       Education Management                                                     9,220                 02/28/06
      45       DSS/OCS                                                                 11,296         9/30/05, 10/31/05, 6/30/08
     45.1      Inspector General                                                        4,750                 03/31/05
     45.2      DSS/OCS                                                                  6,596             9/30/05, 10/31/05
     45.3      Porteous, Hainkel, Johnson & Sarpy                                       3,612                 09/30/04
      46       APW                                                                     36,302                 06/30/05
      47
      48       Bank of America, N.A.                                                    5,802                 06/13/08
     48.1      Payroll Masters                                                          3,364                 03/31/04
     48.2      Monarch Youth Homes Inc.                                                 2,928                 09/30/07
     48.3      Robert Craig Wine Cellars                                                  974                 06/30/06
      49       Video Wiz                                                                4,000                 12/31/06
      50       Piatto Inc                                                              10,632                 12/31/04
      51       Tuesday Morning Inc.                                                     7,169                 07/15/05
      52       Performance Physical Therapy                                             4,884                 05/30/05
      53       Burton Flower & Garden                                                  16,586                 12/31/07
     53.1      Burton Flower & Garden                                                  16,586                 12/31/07
     53.2
      54       Lady of America                                                          5,990                 07/31/08
      55
      56       Goody's Family Clothing                                                 22,560                 11/30/09
      57
      58       DSS/Mgmt Finance                                                        31,744                 10/31/04
      59       Spectrum Retail Holdings                                                 5,000                 08/18/06
      60
      61
      62       JoAnn Fabrics                                                           13,962                 03/31/05
      63       Tolind Gifts, LLC                                                        5,100                 02/28/08
      64
      65       Brooks Brothers                                                          5,500                 03/31/06
      66
      67       Blockbuster Video                                                        5,011                 10/31/08
      68       Universal Fitness Center                                                12,470                 08/31/06
      69       Figure World                                                             8,559                 12/31/08
      70       U.S. Biometrics                                                          4,400                 04/30/08
      71       Eldersberg Building Supply                                              20,000                 04/30/09
      72
      73
      74       Xing Xing Cafe                                                           1,800                 06/30/04
      75
      76       RCG Indiana                                                              5,738                 01/31/08
      77
      78
      79       Resource Directory Group, Inc.                                           2,800                 11/30/06
      80       Las Palmas Mexican Restaurant                                            3,396                 12/31/10
      81       Silkscreen                                                               8,200                 04/30/06
      82       Kerr Drugs                                                               9,600                 02/04/05
      83
      84       Eatza Pizza                                                              4,500                 04/30/06
      85
      86
      87       Leslie's Poolmart, Inc.                                                  2,915                 11/30/09
      88
      89
      90       Fatbean Coffee House                                                     2,000                 12/31/04
      91       Bio-Medical of NC                                                        7,000                 05/31/08
      92       Panda Express                                                            2,250                 01/14/14
      93
      94       Kroger Store                                                            25,076                 05/31/08
      95       Fusion UV Systems, Inc.                                                 10,000                 05/01/06
      96
      97
      98
      99
     100
     101
     102


                                                3RD LARGEST TENANT
               ----------------------------------------------------------------------------------------

                                                                                        LEASE
    LOAN #     3RD LARGEST TENANT                                     UNIT SIZE       EXPIRATION
    ------     ------------------                                     ---------       ----------
      1        Mervyns                                                   70,685       1/31/2006
     1.1       Mira Mesa Lanes                                           35,573        08/31/07
     1.2       Circuit City Superstore                                   32,906        01/31/23
     1.3       Sav-On Drug                                               16,825        03/12/18
     1.4       The Graduate                                               7,425        12/31/06
     1.5       Longs Drug Store                                          17,010        04/01/23
     1.6       Hollywood Video                                            6,500        12/29/06
     1.7       Jack's Key Service                                           150        10/22/99
      2        Interpublic                                              155,825        01/31/13
      3        Kemper Insurance                                          28,854        02/28/10
      4        Off Broadway                                              32,890        01/31/14
      5        Caribe Ventures, Inc.                                     13,600        03/31/13
      6
      7
      8
     8.1
     8.2
      9
     9.1
     9.2
      10
      11
      12       Jos. A. Bank Clothiers, Inc.                               6,221        01/31/09
      13       Price Legacy Corporation                                   9,455        10/15/04
      14
      15
      16
      17       Bethlehem Family Practice                                  6,146        06/26/08
      18       Comp USA                                                  19,757        02/28/13
      19       Bassett Furniture Industries, Inc.                        24,000        07/31/09
      20       Dollar Tree                                               11,000        12/31/07
      21       Cafe East                                                 10,598        06/30/11
      22
      23       Office Depot                                              20,000        12/31/07
      24       All Creatures Pet Center, Inc.                             9,198        05/31/09
      25       Laidlaw Transit, Inc.                                      5,179        03/15/06
      26       Al's Golf of Naples                                        4,942        11/30/08
      27
     27.1
     27.2
      28
      29       IMS Lending, Inc.                                          3,335        11/30/06
      30
      31       Marketplace Wine & Spirits                                 4,116        11/30/08
      32
      33
      34       Wells Fargo Bank                                           5,100        04/30/12
      35
      36       Fleet Bank                                                 4,746        05/31/07
      37
      38       Palermo's Pizza                                            2,007        01/31/08
      39
      40       State of Texas                                            13,914        07/31/06
      41       Williams Trading                                          13,065        11/19/12
     41.1      Williams Trading                                          13,065        11/19/12
     41.2      Links Magazine                                             1,876        08/31/06
      42
      43       Luke's Locker                                              4,500        08/19/09
      44       Mandarin Garden, Inc.                                      8,240        01/31/07
      45       LA Network                                                 6,868        02/28/05
     45.1      DSS/OCS                                                    4,700        06/30/08
     45.2      Louisiana University Medical Center                        5,500        08/31/05
     45.3      Office of Addictive Disorders - State of Louisiana         3,141        09/30/05
      46       Suburban Furniture                                        36,075        05/31/06
      47
      48       Symed Corporation                                          3,536        08/31/05
     48.1      Charles Schwab & Co.                                       3,044        11/30/05
     48.2
     48.3      Tim Frederick                                                420        07/31/05
      49       Payless Shoesource                                         2,993        11/30/04
      50       Frank Mercede and Sons                                     8,289        12/31/09
      51       Corporate American Family Credit Union                     4,800        07/31/05
      52       Quality Family Physicians                                  3,533        02/28/11
      53       Lewis Paper                                               13,000        08/31/09
     53.1      Lewis Paper                                               13,000        08/31/09
     53.2
      54       Cooks Children Physician's                                 4,477        12/31/08
      55
      56       Fashion Bug                                                8,000        09/30/05
      57
      58       DSS/OFS                                                   17,113        05/25/05
      59       Shenanigans Hair Studio                                    3,790        07/31/12
      60
      61
      62       Hard Bodies                                               13,000        05/30/08
      63       Valet-USA                                                  3,596        02/28/09
      64
      65       Liz Clairborne                                             5,500        05/31/08
      66
      67       Richboro Pub                                               4,557        01/31/15
      68       West Virginia Hobby & Craft                               12,195        08/31/06
      69       Armstrong McCall                                           6,331        04/30/07
      70       Offices Suites                                             3,846        09/30/08
      71       RIS Paper                                                 15,000        05/31/04
      72
      73
      74       Der Wienerschnitzel                                        1,626        08/01/05
      75
      76       Sherwin Williams Company                                   4,200        10/30/13
      77
      78
      79       Independence 203, Inc.                                     1,920        12/31/05
      80       Payless Shoe Source                                        2,832        11/30/08
      81       Speedy Interior                                            8,000        03/31/05
      82       Family Dollar                                              7,200        12/31/07
      83
      84       Ombudesman Educational Services                            2,985        08/31/05
      85
      86
      87       Monster Baseball, LLC                                      2,546        08/31/08
      88
      89
      90       Stillwater Cleaners                                        1,625        12/31/09
      91       Dollar General                                             6,720        06/30/06
      92       Nextel                                                     1,500        12/15/08
      93
      94       First Community Bank                                       2,060        09/30/09
      95       Exotic Lumber, Inc.                                        4,000        07/01/05
      96
      97
      98
      99
     100
     101
     102

                             FOOTNOTES TO ANNEX A-1

(1) With respect to cross-collateralized and cross-defaulted mortgage loans, the UW DSCR, Current LTV % and Maturity LTV % are calculated on an aggregate basis.

(2) With regard to The Grace Building (Loan Number 2), the following fields were calculated using the aggregate Current Balance($) for the entire senior component (including the Grace Building pari passu companion loans): (i) Current LTV %, (ii) Original Balance per Unit ($), (iii) Current Balance per Unit ($), (iv) Maturity LTV %, and (v) UW DSCR.


(3) For Mortgage Loans secured by multiple Mortgaged Properties, each Mortgage Loan's Original Balance and Current Balance is allocated to the respective Mortgaged Properties based on the Mortgage Loan documentation or the Mortgage Loan Seller's determination of the appropriate allocation.

(4) Each number identifies a group of cross collateralized, cross defaulted mortgaged loans.

(5)      Each letter identifies a group of related borrowers.

(6) For each Mortgage Loan, the excess of the related Interest Rate over the related Servicing Fee Rate and the Trustee Fee Rate (together, the "Admin Fee").

(7) The Monthly Debt Service for Loan Numbers 1, 23, and 42 was calculated as 1/12th of the product of (i) the Current Balance, (ii) the Interest Rate and (iii) 365/360.


(8) With respect to Grace Building (Loan Number 2), please refer to Annex C for the complete amortization schedule.

(9) Annual Debt Service is calculated by multiplying the Monthly Debt Service by 12.

(10) For Mortgage Loans with an I/O component, the I/O Period reflects the initial interest only period as of the respective Note Date of the Mortgage Loan.

(11)     For ARD Loans, the related Anticipated Repayment Date.

(12)     For ARD Loans, calculated as of the related Anticipated Repayment Date.

(13) The "L" component of the prepayment provision represents remaining lockout payments.

         Ridgemont Apartments and Mountain Brook Apartments Portfolio, Pontchartrain Place Shopping Center, Portage Commerce Park Portfolio, and Gulf Brook Shopping Center (Loan numbers 9, 44, 53,and 69) allow for defeasance the earlier of: (1) the later of (a) two years from securitization of note A or (b) two years from securitization of note B or (2) four years from the first payment date.

         The Grace Building (Loan Number 2) allows for defeasence the earlier of 3 years from the note date, or the date that is 2 years from the securitization of the last component of the loan. The lockout period and defeasence period will vary depending on when the A-3 component is securitized.

(14) The UW DSCR for all partial interest-only loans were calculated based on the first principal and interest payment made into the trust during the term of the loan.

(15) Represents the amount deposited by the borrower at origination. All or a portion of this amount may have been released pursuant to the terms of the related loan documents.

(16) Represents the monthly amounts required to be deposited by the borrower. The amount required to be deposited in such account may be capped pursuant to the loan documents.

(17) With respect to Portage Commerce Park Portfolio (Loan Number 53) this loan may have a partial prepayment and release of release parcel to the extent such prepayment is prompted by certain conditions as stated in the loan documents. Any such prepayment shall require the borrowers payment of yield maintenance as a prepayment premium.

(18) With respect to certain of the mortgage loans, the respective appraised values and appraisal dates are reflective of stabilized values as defined in their respective appraisals.



                                     A-1-5

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

                                                                                                              ANNEX A-2

                              CUT-OFF DATE BALANCES

                                                                                WEIGHTED AVERAGES
                                                              ----------------------------------------------------------

                                      AGGREGATE     % OF                   STATED                 CUT-OFF
                          NUMBER OF    CUT-OFF     INITIAL               REMAINING                 DATE      LTV RATIO
                          MORTGAGE      DATE        POOL       MORTGAGE     TERM         UW         LTV          AT
CUT-OFF DATE BALANCES       LOANS      BALANCE     BALANCE       RATE    (MOS.)(1)      DSCR       RATIO     MATURITY(1)
------------------------------------------------------------------------------------------------------------------------
$1,250,000 - $2,999,999       22      $44,414,073     4.0%       5.5747%    115         1.52x       66.3%         49.7%
$3,000,000 - $3,999,999       10       35,329,422     3.2        5.5697%    120         1.38x       69.8%         51.5%
$4,000,000 - $4,999,999        6       27,504,548     2.5        5.8550%    154         1.40x       71.7%         35.7%
$5,000,000 - $6,999,999       18      102,046,596     9.2        5.7942%    128         1.35x       73.3%         53.8%
$7,000,000 - $9,999,999       17      147,498,378    13.2        5.7568%    128         1.42x       71.8%         55.2%
$10,000,000 - $14,999,999     18      215,057,621    19.3        5.8548%    122         1.51x       71.2%         58.3%
$15,000,000 - $24,999,999      4       73,059,822     6.6        5.4089%    119         1.38x       75.7%         64.8%
$25,000,000 - $49,999,999      4      142,762,945    12.8        5.7825%    120         1.46x       71.8%         58.1%
$50,000,000 - $74,999,999      1       66,941,983     6.0        5.8320%    119         1.28x       79.7%         67.3%
$75,000,000 - $142,500,000     2      259,500,000    23.3        4.8258%    100         2.41x       56.2%         53.6%

                          ----------------------------------------------------------------------------------------------
TOTAL:                       102    $1,114,115,388  100.0%       5.5365%    118         1.66X       68.6%         56.2%
                          ==============================================================================================



                                 MORTGAGE RATES

                                                                                  WEIGHTED AVERAGES
                                                              -----------------------------------------------------------

                                      AGGREGATE     % OF                   STATED                 CUT-OFF
                          NUMBER OF    CUT-OFF     INITIAL               REMAINING                 DATE       LTV RATIO
                          MORTGAGE      DATE        POOL       MORTGAGE     TERM         UW         LTV           AT
MORTGAGE RATES              LOANS      BALANCE     BALANCE       RATE    (MOS.)(1)      DSCR       RATIO      MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------
3.9900% - 4.4999%              6     $192,075,000    17.2%       4.2250%     86         2.68x       57.7%          56.2%
4.5000% - 4.9999%              5       40,350,000     3.6        4.7059%    132         1.63x       62.2%          41.7%
5.0000% - 5.4999%             23      180,492,153    16.2        5.2870%    125         1.39x       75.5%          57.5%
5.5000% - 5.9999%             35      381,739,644    34.3        5.6911%    127         1.52x       68.4%          54.5%
6.0000% - 6.4999%             21      213,297,591    19.1        6.1705%    118         1.31x       75.6%          63.9%
6.5000% - 6.9999%              9       74,061,000     6.6        6.6966%    120         1.55x       65.1%          54.0%
7.0000% - 7.4600%              3       32,100,000     2.9        7.1036%    139         1.29x       68.7%          41.7%

                          -----------------------------------------------------------------------------------------------
TOTAL:                       102    $1,114,115,388  100.0%       5.5365%    118         1.66x       68.6%          56.2%
                          ===============================================================================================


                      ORIGINAL TERM TO MATURITY IN MONTHS

                                                                                WEIGHTED AVERAGES
                                                              -----------------------------------------------------------

                                      AGGREGATE     % OF                   STATED                 CUT-OFF
                          NUMBER OF    CUT-OFF     INITIAL               REMAINING                 DATE       LTV RATIO
ORIGINAL TERM TO          MORTGAGE      DATE        POOL       MORTGAGE     TERM         UW         LTV           AT
MATURITY IN MONTHS(1)       LOANS      BALANCE     BALANCE       RATE    (MOS.)(1)      DSCR       RATIO      MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------
60 - 84                       18     $223,632,297    20.1%       4.5565%     81         2.41x       63.3%          61.1%
85 - 120                      71      773,684,165    69.4        5.7796%    119         1.48x       69.9%          58.3%
121 - 246                     13      116,798,926    10.5        5.8027%    180         1.37x       70.7%          33.1%

                          -----------------------------------------------------------------------------------------------
TOTAL:                       102    $1,114,115,388  100.0%       5.5365%    118         1.66x       68.6%          56.2%
                          ===============================================================================================


(1) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-1

                      REMAINING TERM TO MATURITY IN MONTHS

                                                                                WEIGHTED AVERAGES
                                                              -----------------------------------------------------------

                                      AGGREGATE     % OF                   STATED                 CUT-OFF
                          NUMBER OF    CUT-OFF     INITIAL               REMAINING                 DATE       LTV RATIO
REMAINING TERM TO         MORTGAGE      DATE        POOL       MORTGAGE     TERM         UW         LTV           AT
MATURITY IN MONTHS(2)       LOANS      BALANCE     BALANCE       RATE    (MOS.)(2)      DSCR       RATIO      MATURITY(2)
-------------------------------------------------------------------------------------------------------------------------
60 - 84                       18     $223,632,297    20.1%       4.5565%     81         2.41x       63.3%          61.1%
85 - 120                      71      773,684,165    69.4        5.7796%    119         1.48x       69.9%          58.3%
121 - 241                     13      116,798,926    10.5        5.8027%    180         1.37x       70.7%          33.1%

                          -----------------------------------------------------------------------------------------------
TOTAL:                       102    $1,114,115,388  100.0%       5.5365%    118         1.66x       68.6%          56.2%
                          ===============================================================================================


                    ORIGINAL AMORTIZATION TERM IN MONTHS(1)

                                                                                WEIGHTED AVERAGES
                                                              -----------------------------------------------------------

                                      AGGREGATE     % OF                   STATED                 CUT-OFF
                          NUMBER OF    CUT-OFF     INITIAL               REMAINING                 DATE       LTV RATIO
ORIGINAL AMORTIZATION     MORTGAGE      DATE        POOL       MORTGAGE     TERM         UW         LTV           AT
TERM IN MONTHS              LOANS      BALANCE     BALANCE       RATE    (MOS.)(2)      DSCR       RATIO      MATURITY(2)
-------------------------------------------------------------------------------------------------------------------------
180 - 240                     14      $92,182,233     9.7%       5.9751%    188         1.38x       65.3%          17.0%
241 - 300                     21      113,108,302    11.9        5.9848%    119         1.60x       62.6%          48.2%
301 - 330                      5       15,400,000     1.6        5.7700%     84         1.29x       77.9%          68.5%
331 - 360                     59      732,224,853    76.8        5.7010%    118         1.45x       72.1%          61.7%

                          -----------------------------------------------------------------------------------------------
TOTAL:                        99     $952,915,388   100.0%       5.7623%    124         1.46x       70.4%          55.9%
                          ===============================================================================================


                    REMAINING AMORTIZATION TERM IN MONTHS(1)

                                                                                WEIGHTED AVERAGES
                                                              -----------------------------------------------------------

                                      AGGREGATE     % OF                   STATED                 CUT-OFF
                          NUMBER OF    CUT-OFF     INITIAL               REMAINING                 DATE       LTV RATIO
REMAINING AMORTIZATION    MORTGAGE      DATE        POOL       MORTGAGE     TERM         UW         LTV           AT
TERM IN MONTHS              LOANS      BALANCE     BALANCE       RATE    (MOS.)(2)      DSCR       RATIO      MATURITY(2)
-------------------------------------------------------------------------------------------------------------------------
179 - 240                     14      $92,182,233     9.7%       5.9751%    188         1.38x       65.3%          17.0%
241 - 300                     21      113,108,302    11.9        5.9848%    119         1.60x       62.6%          48.2%
301 - 330                      5       15,400,000     1.6        5.7700%     84         1.29x       77.9%          68.5%
331 - 360                     59      732,224,853    76.8        5.7010%    118         1.45x       72.1%          61.7%

                          -----------------------------------------------------------------------------------------------
TOTAL:                        99     $952,915,388   100.0%       5.7623%    124         1.46x       70.4%          55.9%
                          ===============================================================================================

(1) Does not include the mortgage loans that are interest-only for their entire term.
(2) For the ARD loans, the Anticipated Repayment Date.


                                     A-2-2

                               AMORTIZATION TYPES

                                                                                WEIGHTED AVERAGES
                                                              -----------------------------------------------------------

                                      AGGREGATE     % OF                   STATED                 CUT-OFF
                          NUMBER OF    CUT-OFF     INITIAL               REMAINING                 DATE       LTV RATIO
                          MORTGAGE      DATE        POOL       MORTGAGE     TERM         UW         LTV           AT
AMORTIZATION TYPES          LOANS      BALANCE     BALANCE       RATE    (MOS.)(1)      DSCR       RATIO      MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
   Balloon                    65     $538,291,197    48.3%       5.9017%    116         1.42x       71.7%          59.1%
   Partial Interest Only      10      190,256,000    17.1        5.5169%    118         1.65x       63.1%          56.2%
   Interest Only               3      161,200,000    14.5        4.2019%     82         2.83x       58.2%          58.2%
                          -----------------------------------------------------------------------------------------------
SUBTOTAL                      78     $889,747,197    79.9%       5.5115%    110         1.72x       67.4%          58.3%

ARD LOANS
   ARD                        13     $155,869,265    14.0%       5.6407%    121         1.37x       76.8%          63.7%
   Partial Interest Only       1       11,000,000     1.0        5.9300%    120         1.39x       77.5%          68.6%
                          -----------------------------------------------------------------------------------------------
SUBTOTAL                      14     $166,869,265    15.0%       5.6598%    121         1.37x       76.8%          64.0%

FULLY AMORTIZING LOANS        10      $57,498,926     5.2%       5.5666%    229         1.45x       63.1%           1.0%

                          -----------------------------------------------------------------------------------------------
TOTAL:                       102    $1,114,115,388  100.0%       5.5365%    118         1.66x       68.6%          56.2%
                          ===============================================================================================


              UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS

                                                                                WEIGHTED AVERAGES
                                                              -----------------------------------------------------------

UNDERWRITTEN                          AGGREGATE     % OF                   STATED                 CUT-OFF
CASH FLOW                 NUMBER OF    CUT-OFF     INITIAL               REMAINING                 DATE       LTV RATIO
DEBT SERVICE              MORTGAGE      DATE        POOL       MORTGAGE     TERM         UW         LTV           AT
COVERAGE RATIOS             LOANS      BALANCE     BALANCE       RATE    (MOS.)(1)      DSCR       RATIO      MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------
1.19x                          1       $4,783,306     0.4%       5.3700%    119         1.19x       70.3%          30.6%
1.20x - 1.29x                 31      284,155,491    25.5        5.9052%    126         1.26x       76.7%          57.6%
1.30x - 1.39x                 28      264,803,000    23.8        5.9195%    123         1.34x       75.4%          62.1%
1.40x - 1.49x                 15      117,093,134    10.5        5.7174%    123         1.45x       72.4%          58.4%
1.50x - 1.69x                 13       76,889,456     6.9        5.4560%    116         1.56x       70.1%          59.4%
1.70x - 1.99x                  8      199,466,000    17.9        5.5376%    128         1.86x       54.1%          43.3%
2.00x - 2.88x                  6      166,925,000    15.0        4.2150%     82         2.81x       58.0%          57.7%

                          -----------------------------------------------------------------------------------------------
TOTAL:                       102 $   1,114,115,388  100.0%       5.5365%    118         1.66x       68.6%          56.2%
                          ===============================================================================================


                             CUT-OFF DATE LTV RATIOS

                                                                                WEIGHTED AVERAGES
                                                              -----------------------------------------------------------

                                      AGGREGATE     % OF                   STATED                 CUT-OFF
                          NUMBER OF    CUT-OFF     INITIAL               REMAINING                 DATE       LTV RATIO
CUT-OFF DATE              MORTGAGE      DATE        POOL       MORTGAGE     TERM         UW         LTV           AT
LTV RATIOS                  LOANS      BALANCE     BALANCE       RATE    (MOS.)(1)      DSCR       RATIO      MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------
39.6% - 49.9%                  4      $28,441,000     2.6%       5.9738%    179         1.82x       44.4%          14.9%
50.0% - 59.9%                 12      334,940,980    30.1        4.8968%    107         2.26x       55.7%          49.3%
60.0% - 64.9%                  7       38,541,457     3.5        5.7663%    109         1.98x       61.4%          52.3%
65.0% - 69.9%                 11       42,492,616     3.8        5.9387%    129         1.41x       68.0%          50.3%
70.0% - 74.9%                 27      216,433,733    19.4        5.8895%    128         1.36x       72.7%          54.0%
75.0% - 80.0%                 39      446,565,601    40.1        5.7644%    118         1.34x       78.4%          65.7%
80.1% - 82.4%                  2        6,700,000     0.6        5.1961%     73         1.26x       81.0%          71.8%

                          -----------------------------------------------------------------------------------------------
TOTAL:                       102    $1,114,115,388  100.0%       5.5365%    118         1.66x       68.6%          56.2%
                          ===============================================================================================

(1) For ARD loans, the Anticipated Repayment Date.

                                     A-2-3

                        MATURITY DATE LTV RATIOS(1),(2)

                                                                                WEIGHTED AVERAGES
                                                              -----------------------------------------------------------

                                      AGGREGATE     % OF                   STATED                 CUT-OFF
                          NUMBER OF    CUT-OFF     INITIAL               REMAINING                 DATE       LTV RATIO
MATURITY DATE             MORTGAGE      DATE        POOL       MORTGAGE     TERM         UW         LTV           AT
LTV RATIOS(1)               LOANS      BALANCE     BALANCE       RATE    (MOS.)(1)      DSCR       RATIO      MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------
21.5% - 29.9%                  1       $3,200,000     0.3%       5.5300%    120         1.26x       49.2%          21.5%
30.0% - 49.9%                 15      239,908,631    22.7        5.7210%    120         1.75x       56.7%          46.1%
50.0% - 59.9%                 17      210,659,401    19.9        4.7148%     96         2.40x       60.8%          56.2%
60.0% - 69.9%                 52      556,352,430    52.7        5.7811%    117         1.38x       76.5%          65.1%
70.0% - 74.9%                  6       38,796,000     3.7        5.5944%     85         1.27x       79.2%          71.4%
75.0% - 79.8%                  1        7,700,000     0.7        4.0800%     60         2.18x       79.8%          79.8%

                          -----------------------------------------------------------------------------------------------
TOTAL:                        92    $1,056,616,462  100.0%       5.5349%    112         1.67x       68.9%          59.2%
                          ===============================================================================================


                         TYPE OF MORTGAGED PROPERTIES(3)

                                                                             WEIGHTED AVERAGES
                                                                 -----------------------------------------

                                         AGGREGATE     % OF                  CUT-OFF
                             NUMBER OF    CUT-OFF     INITIAL                  DATE
                             MORTGAGED     DATE        POOL          UW        LTV
PROPERTY TYPE                PROPERTIES   BALANCE     BALANCE       DSCR      RATIO      OCCUPANCY(4),(5)
----------------------------------------------------------------------------------------------------------
RETAIL
   Anchored                      34     $413,945,620    37.2%      1.94x       67.7%           96.9%
   Shadow Anchored               11       54,408,647     4.9       1.36x       71.9%           90.8%
   Unanchored                     5       21,707,940     1.9       1.49x       72.1%           96.1%
   Retail Showroom/Warehouse      1        2,800,000     0.3       1.38x       52.8%          100.0%
                             ------------------------------------------------------------------------
SUBTOTAL                         51     $492,862,207    44.2%      1.85x       68.3%           96.2%

OFFICE
   CBD                            6     $205,491,983    18.4%      1.61x       65.1%           95.7%
   Suburban                      17      105,750,709     9.5       1.33x       73.8%           94.7%
                             ------------------------------------------------------------------------
SUBTOTAL                         23     $311,242,692    27.9%      1.52x       68.1%           95.4%

MULTIFAMILY
   Garden                        21     $158,253,975    14.2%      1.47x       72.4%           93.2%
   Mid/High Rise                  1       12,880,000     1.2       1.25x       80.0%           95.8%
                             ------------------------------------------------------------------------
SUBTOTAL                         22     $171,133,975    15.4%      1.45x       73.0%           93.4%

INDUSTRIAL
   Warehouse/Distribution         7      $52,860,013     4.7%      1.37x       74.0%           99.5%
   Flex                           2        5,875,000     0.5       1.83x       64.1%           90.8%
                             ------------------------------------------------------------------------
SUBTOTAL                          9      $58,735,013     5.3%      1.42x       73.1%           98.6%

HOTEL                             3      $32,914,000     3.0%      1.77x       51.5%             NAP

MIXED USE
   Retail/Office                  1      $14,000,000     1.3%      1.98x       46.7%           97.9%
   Multifamily/Retail             2       10,240,000     0.9       1.21x       78.8%          100.0%
                             ------------------------------------------------------------------------
SUBTOTAL                          3      $24,240,000     2.2%      1.65x       60.3%           98.8%

MANUFACTURED HOUSING              3      $13,562,500     1.2%      1.31x       77.2%           81.8%

SELF STORAGE                      3       $9,425,000     0.8%      1.55x       69.4%           92.0%

                             ------------------------------------------------------------------------
TOTAL                           117    $1,114,115,388  100.0%      1.66x       68.6%           95.5%
                             ========================================================================


(1) For ARD loans, the Anticipated Repayment Date.
(2) Excludes fully amortizing mortgage loans.
(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averaged presented at the mortgage loan level in other tables in this prospectus.
(4) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth in this Prospectus Supplement
(5) Excludes mortgage loans secured by hotels.



                                     A-2-4

                      MORTGAGED PROPERTIES BY LOCATION(1)

                                                                               WEIGHTED AVERAGES
                                                              -----------------------------------------------------------

                                      AGGREGATE     % OF                   STATED                 CUT-OFF
                          NUMBER OF    CUT-OFF     INITIAL               REMAINING                 DATE       LTV RATIO
                          MORTGAGED     DATE        POOL       MORTGAGE     TERM         UW         LTV           AT
LOCATION                  PROPERTIES   BALANCE     BALANCE       RATE    (MOS.)(2)      DSCR       RATIO      MATURITY(2)
-------------------------------------------------------------------------------------------------------------------------
California                    20     $265,592,754    23.8%     4.8386%     99         2.22x       63.1%          58.1%
New York                       6      161,870,000    14.5      5.7214%    118         1.68x       62.0%          55.1%
Washington                     3       87,741,983     7.9      5.8766%    119         1.29x       79.3%          67.1%
Texas                         14       78,520,222     7.0      5.7604%    112         1.46x       69.8%          56.5%
Maryland                       5       53,199,940     4.8      6.2092%    120         1.39x       72.9%          55.7%
Puerto Rico                    1       45,462,945     4.1      5.4800%    117         1.47x       75.1%          62.9%
North Carolina                 4       37,156,000     3.3      5.2606%    110         1.38x       73.3%          64.2%
Arizona                        6       31,425,474     2.8      5.8040%    115         1.33x       77.5%          64.0%
New Jersey                     4       29,655,570     2.7      5.8124%    120         1.40x       73.4%          57.4%
Illinois                       5       26,272,285     2.4      5.7243%    155         1.31x       74.1%          43.4%
Pennsylvania                   4       24,970,233     2.2      5.4716%    131         1.28x       76.0%          53.0%
Kentucky                       2       23,700,000     2.1      4.5365%    103         2.26x       56.7%          47.3%
Virginia                       2       23,651,824     2.1      5.5200%    118         1.34x       73.7%          61.7%
Connecticut                    4       23,159,282     2.1      5.9203%    143         1.31x       76.7%          61.2%
Delaware                       3       21,500,000     1.9      5.5298%    198         1.77x       56.8%          21.6%
Georgia                        3       21,392,755     1.9      6.3539%    120         1.82x       64.1%          52.1%
Florida                        2       20,269,942     1.8      6.5268%    119         1.49x       64.6%          53.7%
Louisiana                      5       20,144,082     1.8      6.1348%    120         1.39x       72.3%          58.3%
Indiana                        3       17,962,500     1.6      6.1843%    154         1.39x       70.8%          45.8%
Tennessee                      2       16,925,000     1.5      6.3600%    120         1.22x       78.7%          67.5%
Nevada                         1       15,982,997     1.4      5.0000%    119         1.45x       78.0%          64.2%
Colorado                       2       11,253,926     1.0      5.6098%    219         1.28x       74.6%           9.0%
Michigan                       3        9,167,000     0.8      6.1744%    120         1.30x       67.9%          51.2%
West Virginia                  2        6,300,000     0.6      6.8094%    120         1.42x       70.0%          57.2%
Oklahoma                       1        5,500,000     0.5      4.9200%    180         1.39x       59.1%           0.6%
Oregon                         1        5,500,000     0.5      5.2900%    119         1.22x       67.3%          58.7%
District of Columbia           1        5,200,000     0.5      5.7900%    120         1.30x       80.0%          72.0%
Ohio                           1        5,050,000     0.5      5.2500%    120         1.57x       64.7%          48.8%
New Hampshire                  1        4,800,000     0.4      6.5200%    120         1.75x       68.6%          54.0%
Minnesota                      1        3,988,672     0.4      5.7800%    118         1.41x       73.9%          56.9%
Utah                           1        3,620,000     0.3      5.3600%    240         1.23x       66.7%           1.3%
Alaska                         2        2,880,000     0.3      5.9000%    120         1.53x       73.5%          62.2%
South Carolina                 1        2,850,000     0.3      4.8700%    120         1.85x       52.4%          39.0%
Wisconsin                      1        1,450,000     0.1      5.4500%    120         1.46x       72.5%          60.5%

                          -----------------------------------------------------------------------------------------------
TOTAL:                       117    $1,114,115,388    100.0%     5.5365%    118         1.66x       68.6%          56.2%
                          ===============================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2) For the ARD loans, the Anticipated Repayment Date.


                                     A-2-5

                      CURRENT OCCUPANCY RATES(1),(3),(5)

                                                                                WEIGHTED AVERAGES
                                                              -----------------------------------------------------------

                                      AGGREGATE     % OF                   STATED                 CUT-OFF
                          NUMBER OF    CUT-OFF     INITIAL               REMAINING                 DATE       LTV RATIO
CURRENT                   MORTGAGED     DATE        POOL       MORTGAGE     TERM         UW         LTV           AT
OCCUPANCY RATES           PROPERTIES   BALANCE     BALANCE       RATE    (MOS.)(4)      DSCR       RATIO      MATURITY(4)
-------------------------------------------------------------------------------------------------------------------------
69.8% - 70.0%                  1         $729,448     0.1%       6.3400%    119         1.30x       74.2%          63.6%
70.1% - 80.0%                  3       21,855,480     2.0        5.5941%    140         1.35x       70.6%          46.5%
80.1% - 90.0%                 21      116,248,233    10.8        5.8679%    112         1.39x       73.1%          62.2%
90.1% - 95.0%                 23      250,401,288    23.2        5.5869%    119         1.42x       73.7%          60.2%
95.1% - 100.0%                66      691,966,938    64.0        5.4003%    118         1.79x       66.8%          54.8%

                          -----------------------------------------------------------------------------------------------
TOTAL:                       114    $1,081,201,388  100.0%       5.4983%    118         1.65x       69.2%          56.7%
                          ===============================================================================================


                          YEARS BUILT/RENOVATED(2),(3)

                                                                                WEIGHTED AVERAGES
                                                              -----------------------------------------------------------

                                      AGGREGATE     % OF                   STATED                 CUT-OFF
                          NUMBER OF    CUT-OFF     INITIAL               REMAINING                 DATE       LTV RATIO
YEARS                     MORTGAGED     DATE        POOL       MORTGAGE     TERM         UW         LTV           AT
BUILT/RENOVATED           PROPERTIES   BALANCE     BALANCE       RATE    (MOS.)(4)      DSCR       RATIO      MATURITY(4)
-------------------------------------------------------------------------------------------------------------------------
1930 - 1959                    1       $2,900,000     0.3%       6.1200%    120         1.38x       69.2%          53.8%
1960 - 1969                    2        7,750,000     0.7        6.1200%    120         1.38x       69.2%          53.8%
1970 - 1979                   10      100,220,780     9.0        5.6526%    112         1.36x       79.1%          68.1%
1980 - 1989                   22      142,309,723    12.8        5.8468%    114         1.51x       70.0%          58.2%
1990 - 1999                   33      252,191,642    22.6        5.5460%    120         1.63x       69.5%          55.6%
2000 - 2004                   49      608,743,243    54.6        5.4307%    119         1.76x       66.2%          54.1%

                          -----------------------------------------------------------------------------------------------
TOTAL:                       117    $1,114,115,388  100.0%       5.5365%    118         1.66x       68.6%          56.2%
                          ===============================================================================================


                              PREPAYMENT PROTECTION

                                                                                WEIGHTED AVERAGES
                                                              -----------------------------------------------------------

                                      AGGREGATE     % OF                   STATED                 CUT-OFF
                          NUMBER OF    CUT-OFF     INITIAL               REMAINING                 DATE       LTV RATIO
                          MORTGAGE      DATE        POOL       MORTGAGE     TERM         UW         LTV           AT
PREPAYMENT PROTECTION       LOANS      BALANCE     BALANCE       RATE    (MOS.)(4)      DSCR       RATIO      MATURITY(4)
-------------------------------------------------------------------------------------------------------------------------
Defeasance                    99    $1,087,136,462   97.6%     5.5293%      117         1.67x       68.5%          56.6%
Yield Maintenance              3        26,978,926    2.4      5.8255%      164         1.26x       72.3%          39.1%

                          -----------------------------------------------------------------------------------------------
TOTAL:                       102    $1,114,115,388  100.0%     5.5365%      118         1.66x       68.6%          56.2%
                          ===============================================================================================


(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(4) For the ARD loans, the Anticipated Repayment Date.
(5) Excludes mortgage loans secured by hotels.


                                     A-2-6

             CUT-OFF DATE BALANCES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                  WEIGHTED AVERAGES
                                                                 ---------------------------------------------------------

                                      AGGREGATE       % OF                   STATED               CUT-OFF
                          NUMBER OF    CUT-OFF      INITIAL                REMAINING                DATE       LTV RATIO
                          MORTGAGE      DATE      LOAN GROUP 1   MORTGAGE     TERM        UW        LTV            AT
CUT-OFF DATE BALANCES       LOANS      BALANCE      BALANCE        RATE    (MOS.)(1)     DSCR      RATIO       MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------
$1,250,000 - $3,999,999       24      $62,313,495      6.6%       5.5310%     122        1.50x       67.0%          48.5%
$4,000,000 - $4,999,999        6       27,504,548      2.9        5.8550%     154        1.40x       71.7%          35.7%
$5,000,000 - $6,999,999       15       85,846,596      9.1        5.8689%     136        1.36x       72.9%          51.2%
$7,000,000 - $9,999,999       14      121,308,633     12.9        5.8913%     134        1.39x       70.7%          52.8%
$10,000,000 - $14,999,999     15      178,151,388     18.9        5.8759%     125        1.56x       69.6%          56.3%
$15,000,000 - $24,999,999      1       23,651,824      2.5        5.5200%     118        1.34x       73.7%          61.7%
$25,000,000 - $49,999,999      3      117,762,945     12.5        6.0760%     120        1.36x       75.8%          61.4%
$50,000,000 - $99,999,999      1       66,941,983      7.1        5.8320%     119        1.28x       79.7%          67.3%
$100,000,000 - $142,500,000    2      259,500,000     27.5        4.8258%     100        2.41x       56.2%          53.6%

                          ------------------------------------------------------------------------------------------------
TOTAL:                        81     $942,981,413    100.0%       5.5778%     120        1.69x       67.8%          55.1%
                          ================================================================================================


                 MORTGAGE RATES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                 WEIGHTED AVERAGES
                                                                 ---------------------------------------------------------

                                      AGGREGATE       % OF                   STATED               CUT-OFF
                          NUMBER OF    CUT-OFF      INITIAL                REMAINING                DATE       LTV RATIO
                          MORTGAGE      DATE      LOAN GROUP 1   MORTGAGE     TERM        UW        LTV            AT
MORTGAGE RATES              LOANS      BALANCE      BALANCE        RATE    (MOS.)(1)     DSCR      RATIO       MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------
3.9900% - 4.9999%              8     $183,225,000     19.4%       4.2730%      90        2.68x       57.0%          52.9%
5.0000% - 5.4999%             16      118,343,178     12.5        5.3532%     134        1.43x       74.4%          53.0%
5.5000% - 5.9999%             27      360,259,644     38.2        5.6875%     129        1.53x       68.1%          54.1%
6.0000% - 6.4999%             19      187,872,591     19.9        6.1580%     118        1.32x       75.5%          64.0%
6.5000% - 7.4600%             11       93,281,000      9.9        6.8334%     126        1.51x       64.3%          47.6%

                          ------------------------------------------------------------------------------------------------
TOTAL:                        81     $942,981,413    100.0%       5.5778%     120        1.69x       67.8%          55.1%
                          ================================================================================================


      ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                 WEIGHTED AVERAGES
                                                                 ---------------------------------------------------------

                                      AGGREGATE       % OF                   STATED               CUT-OFF
                          NUMBER OF    CUT-OFF      INITIAL                REMAINING                DATE       LTV RATIO
ORIGINAL TERM TO          MORTGAGE      DATE      LOAN GROUP 1   MORTGAGE     TERM        UW        LTV            AT
MATURITY IN MONTHS(1)       LOANS      BALANCE      BALANCE        RATE    (MOS.)(1)     DSCR      RATIO       MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------
60 - 84                       10     $185,276,297     19.6%       4.4285%      82        2.61x       60.1%          58.8%
85 - 120                      58      640,906,190     68.0        5.8691%     119        1.49x       69.6%          58.0%
121 - 240                     12      111,798,926     11.9        5.7286%     177        1.37x       71.3%          34.5%
241 - 246                      1        5,000,000      0.5        7.4600%     241        1.43x       57.1%           2.1%

                          ------------------------------------------------------------------------------------------------
TOTAL:                        81     $942,981,413    100.0%       5.5778%     120        1.69x       67.8%          55.1%
                          ================================================================================================


(1) For the ARD loans, the Anticipated Repayment Date.


                                     A-2-7

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                  WEIGHTED AVERAGES
                                                                 ---------------------------------------------------------

                                      AGGREGATE       % OF                   STATED               CUT-OFF
                          NUMBER OF    CUT-OFF      INITIAL                REMAINING                DATE       LTV RATIO
REMAINING TERM TO         MORTGAGE      DATE      LOAN GROUP 1   MORTGAGE     TERM        UW        LTV            AT
MATURITY IN MONTHS(2)       LOANS      BALANCE      BALANCE        RATE    (MOS.)(2)     DSCR      RATIO       MATURITY(2)
--------------------------------------------------------------------------------------------------------------------------
60 - 84                       10     $185,276,297     19.6%       4.4285%      82        2.61x       60.1%          58.8%
85 - 120                      58      640,906,190     68.0        5.8691%     119        1.49x       69.6%          58.0%
121 - 241                     13      116,798,926     12.4        5.8027%     180        1.37x       70.7%          33.1%

                          ------------------------------------------------------------------------------------------------
TOTAL:                        81     $942,981,413    100.0%       5.5778%     120        1.69x       67.8%          55.1%
                          ================================================================================================


    ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                                  WEIGHTED AVERAGES
                                                                 ---------------------------------------------------------

                                      AGGREGATE       % OF                   STATED               CUT-OFF
                          NUMBER OF    CUT-OFF      INITIAL                REMAINING                DATE       LTV RATIO
ORIGINAL AMORTIZATION     MORTGAGE      DATE      LOAN GROUP 1   MORTGAGE     TERM        UW        LTV            AT
TERM IN MONTHS              LOANS      BALANCE      BALANCE        RATE    (MOS.)(2)     DSCR      RATIO       MATURITY(2)
--------------------------------------------------------------------------------------------------------------------------
180 - 240                     13      $88,982,233     11.3%       5.9912%     191        1.38x       65.9%          16.9%
241 - 300                     20      104,608,302     13.3        5.9779%     119        1.63x       62.0%          47.7%
331 - 360                     46      595,890,878     75.5        5.7987%     119        1.45x       71.9%          61.5%

                          ------------------------------------------------------------------------------------------------
TOTAL:                        79     $789,481,413    100.0%       5.8441%     127        1.47x       69.9%          54.7%
                          ================================================================================================


   REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 1 MORTGAGE LOANS (1)

                                                                                    WEIGHTED AVERAGES
                                                                 ---------------------------------------------------------

                                      AGGREGATE       % OF                   STATED               CUT-OFF
                          NUMBER OF    CUT-OFF      INITIAL                REMAINING                DATE       LTV RATIO
REMAINING AMORTIZATION    MORTGAGE      DATE      LOAN GROUP 1   MORTGAGE     TERM        UW        LTV            AT
TERM IN MONTHS              LOANS      BALANCE      BALANCE        RATE    (MOS.)(2)     DSCR      RATIO       MATURITY(2)
--------------------------------------------------------------------------------------------------------------------------
179 - 240                     13      $88,982,233     11.3%       5.9912%     191        1.38x       65.9%          16.9%
241 - 300                     20     $104,608,302     13.3        5.9779%     119        1.63x       62.0%          47.7%
331 - 360                     46     $595,890,878     75.5        5.7987%     119        1.45x       71.9%          61.5%

                          ------------------------------------------------------------------------------------------------
TOTAL:                        79     $789,481,413    100.0%       5.8441%     127        1.47x       69.9%          54.7%
                          ================================================================================================


(1) Does not include the mortgage loans that are interest-only for their entire term.
(2) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-8

               AMORTIZATION TYPES FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                                 ---------------------------------------------------------

                                      AGGREGATE       % OF                   STATED               CUT-OFF
                          NUMBER OF    CUT-OFF      INITIAL                REMAINING                DATE       LTV RATIO
                          MORTGAGE      DATE      LOAN GROUP 1   MORTGAGE     TERM        UW        LTV            AT
AMORTIZATION TYPES          LOANS      BALANCE      BALANCE        RATE    (MOS.)(1)     DSCR      RATIO       MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
   Balloon                    52     $459,736,197     48.8%       5.9807%     117        1.41x       72.4%          59.6%
   Partial Interest Only       7      158,200,000     16.8        5.6377%     120        1.70x       61.0%          54.0%
   Interest Only               2      153,500,000     16.3        4.2080%      83        2.87x       57.2%          57.2%
                          ------------------------------------------------------------------------------------------------
SUBTOTAL                      61     $771,436,197     81.9%       5.5576%     111        1.76x       67.0%          58.0%

ARD LOANS
   ARD                         9     $103,046,290     10.9%       5.6975%     122        1.38x       75.7%          62.4%
   Partial Interest Only       1       11,000,000      1.2        5.9300%     120        1.39x       77.5%          68.6%
                          ------------------------------------------------------------------------------------------------
SUBTOTAL                      10     $114,046,290     12.1%       5.7199%     122        1.38x       75.9%          63.0%

FULLY AMORTIZING LOANS        10      $57,498,926      6.1%       5.5666%     229        1.45x       63.1%           1.0%

                          ------------------------------------------------------------------------------------------------
TOTAL:                        81     $942,981,413    100.0%       5.5778%     120        1.69x       67.8%          55.1%
                          ================================================================================================


      UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 1
                                 MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                                 ---------------------------------------------------------

UNDERWRITTEN                          AGGREGATE       % OF                   STATED               CUT-OFF
CASH FLOW                 NUMBER OF    CUT-OFF      INITIAL                REMAINING                DATE       LTV RATIO
DEBT SERVICE              MORTGAGE      DATE      LOAN GROUP 1   MORTGAGE     TERM        UW        LTV            AT
COVERAGE RATIOS             LOANS      BALANCE      BALANCE        RATE    (MOS.)(1)     DSCR      RATIO       MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------
1.19x                          1       $4,783,306      0.5%       5.3700%     119        1.19x       70.3%          30.6%
1.20x - 1.29x                 20      211,994,491     22.5        5.8968%     133        1.26x       77.2%          55.3%
1.30x - 1.39x                 25      235,343,022       25        5.9919%     124        1.34x       75.0%          61.5%
1.40x - 1.49x                 12       98,380,137     10.4        5.8355%     124        1.45x       71.4%          57.3%
1.50x - 1.59x                  8       40,571,317      4.3        5.4975%     117        1.56x       73.0%          60.2%
1.60x - 1.69x                  3       18,218,139      1.9        6.0365%     110        1.60x       60.7%          50.6%
1.70x - 1.99x                  7      174,466,000     18.5        5.7006%     130        1.85x       54.3%          43.4%
2.00x - 2.88x                  5      159,225,000     16.9        4.2215%      83        2.84x       57.0%          56.7%

                          ------------------------------------------------------------------------------------------------
TOTAL:                        81     $942,981,413    100.0%       5.5778%     120        1.69x       67.8%          55.1%
                          ================================================================================================


            CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                                 ---------------------------------------------------------

                                      AGGREGATE       % OF                   STATED               CUT-OFF
                          NUMBER OF    CUT-OFF      INITIAL                REMAINING                DATE       LTV RATIO
CUT-OFF DATE              MORTGAGE      DATE      LOAN GROUP 1   MORTGAGE     TERM        UW        LTV            AT
LTV RATIOS                  LOANS      BALANCE      BALANCE        RATE    (MOS.)(1)     DSCR      RATIO       MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------
39.6% - 49.9%                  3      $25,241,000      2.7%       6.0301%     187        1.90x       43.8%          14.1%
50.0% - 59.9%                 11      309,940,980     32.9        4.9369%     106        2.29x       55.9%          49.9%
60.0% - 64.9%                  7       38,541,457      4.1        5.7663%     109        1.98x       61.4%          52.3%
65.0% - 69.9%                 10       36,992,616      3.9        6.0352%     131        1.44x       68.1%          49.1%
70.0% - 74.9%                 22      186,658,733     19.8        5.9935%     130        1.35x       72.8%          52.6%
75.0% - 80.0%                 27      344,106,626     36.5        5.8267%     121        1.33x       78.3%          65.0%
82.4%                          1        1,500,000      0.2        5.4600%     120        1.27x       82.4%          62.6%

                          ------------------------------------------------------------------------------------------------
TOTAL:                        81     $942,981,413    100.0%       5.5778%     120        1.69x       67.8%          55.1%
                          ================================================================================================


(1) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-9

          MATURITY DATE LTV RATIOS FOR LOAN GROUP 1 MORTGAGE LOANS (2)

                                                                                    WEIGHTED AVERAGES
                                                                 ---------------------------------------------------------

                                      AGGREGATE       % OF                   STATED               CUT-OFF
                          NUMBER OF    CUT-OFF      INITIAL                REMAINING                DATE       LTV RATIO
MATURITY DATE             MORTGAGE      DATE      LOAN GROUP 1   MORTGAGE     TERM        UW        LTV            AT
LTV RATIOS(1)               LOANS      BALANCE      BALANCE        RATE    (MOS.)(1)     DSCR      RATIO       MATURITY(1)
--------------------------------------------------------------------------------------------------------------------------
30.6% - 49.9%                 14     $214,908,631     24.3%       5.8747%    120        1.73x       57.1%          46.5%
50.0% - 59.9%                 15      196,659,401     22.2        4.6402%     95        2.49x       60.2%          56.2%
60.0% - 64.9%                 19      198,096,762     22.4        5.7316%    116        1.47x       73.3%          62.0%
65.0% - 69.9%                 20      257,777,693     29.1        5.9048%    119        1.32x       78.6%          67.0%
70.0% - 72.0%                  3       18,040,000      2.0        5.9364%     94        1.25x       79.2%          71.5%

                          -----------------------------------------------------------------------------------------------
TOTAL:                        71     $885,482,487    100.0%       5.5785%    113        1.71x       68.2%          58.6%
                          ===============================================================================================



        TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 1 MORTGAGE LOANS (3)

                                                                          WEIGHTED AVERAGES
                                                              ------------------------------------------

                                      AGGREGATE     % OF                    CUT-OFF
                          NUMBER OF    CUT-OFF      INITIAL                   DATE
                          MORTGAGED     DATE      LOAN GROUP 1      UW        LTV
PROPERTY TYPE             PROPERTIES   BALANCE      BALANCE        DSCR      RATIO      OCCUPANCY(4),(5)
--------------------------------------------------------------------------------------------------------
RETAIL
   Anchored                   34     $413,945,620     43.9%       1.94x        67.7%       96.9%
   Shadow Anchored            11       54,408,647      5.8        1.36x        71.9%       90.8%
   Unanchored                  5       21,707,940      2.3        1.49x        72.1%       96.1%
   Retail Showroom/Warehouse   1        2,800,000      0.3        1.38x        52.8%      100.0%
                             --------------------------------------------------------------------
SUBTOTAL                      51     $492,862,207     52.3%       1.85x        68.3%       96.2%

OFFICE
   CBD                         6     $205,491,983     21.8%       1.61x        65.1%       95.7%
   Suburban                   17      105,750,709     11.2        1.33x        73.8%       94.7%
                             --------------------------------------------------------------------
SUBTOTAL                      23     $311,242,692     33.0%       1.52x        68.1%       95.4%

INDUSTRIAL
   Warehouse/Distribution      7      $52,860,013      5.6%       1.37x        74.0%       99.5%
   Flex                        2        5,875,000      0.6        1.83x        64.1%       90.8%
                             --------------------------------------------------------------------
SUBTOTAL                       9      $58,735,013      6.2%       1.42x        73.1%       98.6%

HOTEL                          3      $32,914,000      3.5%       1.77x        51.5%         NAP

MIXED USE
   Retail/Office               1      $14,000,000      1.5%       1.98x        46.7%       97.9%
   Multifamily/Retail          2       10,240,000      1.1        1.21x        78.8%      100.0%
                             --------------------------------------------------------------------
SUBTOTAL                       3      $24,240,000      2.6%       1.65x        60.3%       98.8%

MANUFACTURED HOUSING           3      $13,562,500      1.4%       1.31x        77.2%       81.8%

SELF STORAGE                   3       $9,425,000      1.0%       1.55x        69.4%       92.0%

                             --------------------------------------------------------------------
Total                         95     $942,981,413    100.0%       1.69x        67.8%       95.9%
                             ====================================================================

(1) For the ARD loans, the Anticipated Repayment Date.
(2) Excludes fully amortizing mortgage loans.
(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averaged presented at the mortgage loan level in other tables in this prospectus.
(4) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth in this Prospectus Supplement
(5) Excludes mortgage loans secured by hotels.



                                     A-2-10

      MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 1 MORTGAGE LOANS(1)

                                                                                    WEIGHTED AVERAGES
                                                                 ---------------------------------------------------------

                                      AGGREGATE       % OF                   STATED               CUT-OFF
                          NUMBER OF    CUT-OFF      INITIAL                REMAINING                DATE       LTV RATIO
                          MORTGAGED     DATE      LOAN GROUP 1   MORTGAGE     TERM        UW        LTV            AT
LOCATION                  PROPERTIES   BALANCE      BALANCE        RATE    (MOS.)(2)     DSCR      RATIO       MATURITY(2)
--------------------------------------------------------------------------------------------------------------------------
California                    19     $240,592,754     25.5%       4.8842%      96        2.26x       64.2%          59.7%
New York                       5      148,990,000     15.8        5.6351%     118        1.71x       60.5%          53.8%
Washington                     3       87,741,983      9.3        5.8766%     119        1.29x       79.3%          67.1%
Texas                          7       50,220,222      5.3        6.0814%     133        1.43x       64.6%          47.4%
Puerto Rico                    1       45,462,945      4.8        5.4800%     117        1.47x       75.1%          62.9%
Maryland                       4       43,210,196      4.6        6.4540%     120        1.41x       71.3%          53.3%
Arizona                        6       31,425,474      3.3        5.8040%     115        1.33x       77.5%          64.0%
New Jersey                     4       29,655,570      3.1        5.8124%     120        1.40x       73.4%          57.4%
Illinois                       5       26,272,285      2.8        5.7243%     155        1.31x       74.1%          43.4%
Kentucky                       2       23,700,000      2.5        4.5365%     103        2.26x       56.7%          47.3%
Virginia                       2       23,651,824      2.5        5.5200%     118        1.34x       73.7%          61.7%
Connecticut                    4       23,159,282      2.5        5.9203%     143        1.31x       76.7%          61.2%
Delaware                       3       21,500,000      2.3        5.5298%     198        1.77x       56.8%          21.6%
Georgia                        3       21,392,755      2.3        6.3539%     120        1.82x       64.1%          52.1%
Florida                        2       20,269,942      2.1        6.5268%     119        1.49x       64.6%          53.7%
Louisiana                      5       20,144,082      2.1        6.1348%     120        1.39x       72.3%          58.3%
Indiana                        3       17,962,500      1.9        6.1843%     154        1.39x       70.8%          45.8%
Colorado                       2       11,253,926      1.2        5.6098%     219        1.28x       74.6%           9.0%
Pennsylvania                   3       11,000,000      1.2        5.6767%     147        1.25x       72.5%          37.2%
West Virginia                  2        6,300,000      0.7        6.8094%     120        1.42x       70.0%          57.2%
Michigan                       2        5,967,000      0.6        6.5200%     120        1.32x       78.0%          67.1%
Oklahoma                       1        5,500,000      0.6        4.9200%     180        1.39x       59.1%           0.6%
District of Columbia           1        5,200,000      0.6        5.7900%     120        1.30x       80.0%          72.0%
Ohio                           1        5,050,000      0.5        5.2500%     120        1.57x       64.7%          48.8%
New Hampshire                  1        4,800,000      0.5        6.5200%     120        1.75x       68.6%          54.0%
Minnesota                      1        3,988,672      0.4        5.7800%     118        1.41x       73.9%          56.9%
Utah                           1        3,620,000      0.4        5.3600%     240        1.23x       66.7%           1.3%
South Carolina                 1        2,850,000      0.3        4.8700%     120        1.85x       52.4%          39.0%
North Carolina                 1        2,100,000      0.2        7.2500%     120        1.38x       64.6%          52.1%

                          ------------------------------------------------------------------------------------------------
TOTAL:                        95     $942,981,413        100.0%   5.5778%     120        1.69x       67.8%          55.1%
                          ================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2) For the ARD loans, the Anticipated Repayment Date.



                                     A-2-11

      CURRENT OCCUPANCY RATES FOR LOAN GROUP 1 MORTGAGE LOANS(1),(3),(5)

                                                                                    WEIGHTED AVERAGES
                                                                 ---------------------------------------------------------

                                      AGGREGATE       % OF                   STATED               CUT-OFF
                          NUMBER OF    CUT-OFF      INITIAL                REMAINING                DATE       LTV RATIO
CURRENT                   MORTGAGED     DATE      LOAN GROUP 1   MORTGAGE     TERM        UW        LTV            AT
OCCUPANY RATES            PROPERTIES   BALANCE      BALANCE        RATE    (MOS.)(4)     DSCR      RATIO       MATURITY(4)
--------------------------------------------------------------------------------------------------------------------------
69.8% - 75.0%                  2       $8,422,428      0.9%       5.6915%     119        1.46x       58.7%          49.4%
75.1% - 85.0%                  7       40,507,334      4.5        5.9754%     128        1.36x       75.0%          56.6%
85.1% - 90.0%                 10       50,593,400      5.6        6.0093%     119        1.35x       72.8%          61.4%
90.1% - 95.0%                 17      194,757,291     21.4        5.8048%     121        1.37x       75.8%          61.6%
95.1% - 100.0%                56      615,786,961     67.7        5.3780%     119        1.85x       65.4%          53.2%

                          ------------------------------------------------------------------------------------------------
TOTAL:                        92     $910,067,413    100.0%       5.5339%     120        1.69x       68.4%          55.6%
                          ================================================================================================


          YEARS BUILT/RENOVATED FOR LOAN GROUP 1 MORTGAGE LOANS(2),(3)

                                                                                    WEIGHTED AVERAGES
                                                                 ---------------------------------------------------------

                                      AGGREGATE       % OF                   STATED               CUT-OFF
                          NUMBER OF    CUT-OFF      INITIAL                REMAINING                DATE       LTV RATIO
YEARS                     MORTGAGED     DATE      LOAN GROUP 1   MORTGAGE     TERM        UW        LTV            AT
BUILT/RENOVATED           PROPERTIES   BALANCE      BALANCE        RATE    (MOS.)(4)     DSCR      RATIO       MATURITY(4)
--------------------------------------------------------------------------------------------------------------------------
1930 - 1959                    1       $2,900,000      0.3%       6.1200%     120        1.38x       69.2%          53.8%
1960 - 1969                    2        7,750,000      0.8        6.1200%     120        1.38x       69.2%          53.8%
1970 - 1979                    6       88,190,780      9.4        5.7852%     116        1.28x       79.3%          67.5%
1980 - 1989                   18      106,214,490     11.3        5.8712%     116        1.59x       67.0%          55.0%
1990 - 1999                   28      208,435,642     22.1        5.6211%     122        1.68x       69.1%          54.4%
2000 - 2004                   40      529,490,501     56.2        5.4565%     120        1.79x       65.6%          53.3%

                          ------------------------------------------------------------------------------------------------
TOTAL:                        95     $942,981,413    100.0%       5.5778%     120        1.69x       67.8%          55.1%
                          ================================================================================================


             PREPAYMENT PROTECTION FOR LOAN GROUP 1 MORTGAGE LOANS

                                                                                    WEIGHTED AVERAGES
                                                                 ---------------------------------------------------------

                                      AGGREGATE       % OF                   STATED               CUT-OFF
                          NUMBER OF    CUT-OFF      INITIAL                REMAINING                DATE       LTV RATIO
                          MORTGAGE      DATE      LOAN GROUP 1   MORTGAGE     TERM        UW        LTV            AT
PREPAYMENT PROTECTION       LOANS      BALANCE      BALANCE        RATE    (MOS.)(4)     DSCR      RATIO       MATURITY(4)
--------------------------------------------------------------------------------------------------------------------------
Defeasance                    79     $921,502,487     97.7%       5.5688%     118        1.70x       67.7%          55.6%
Yield Maintenance              2       21,478,926      2.3%       5.9627%     175        1.27x       73.6%          34.0%

                          ------------------------------------------------------------------------------------------------
TOTAL:                        81     $942,981,413    100.0%       5.5778%     120        1.69x       67.8%          55.1%
                          ================================================================================================


(1) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.
(2) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent renovation date with respect to each Mortgaged Property.
(3) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(4) For the ARD loans, the Anticipated Repayment Date.
(5) Excludes mortgage loans secured by hotels.



                                     A-2-12

             CUT-OFF DATE BALANCES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                       WEIGHTED AVERAGES
                                                                   ------------------------------------------------------

                                      AGGREGATE         % OF                     STATED              CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING              DATE   LTV RATIO
                         MORTGAGE        DATE        LOAN GROUP 2    MORTGAGE     TERM        UW       LTV        AT
CUT-OFF DATE BALANCES     LOANS        BALANCE         BALANCE         RATE     (MOS.)(1)    DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------
$1,280,000 - $2,999,999         6        $10,905,000     6.4%          5.7618%     98       1.35x       74.6%      64.5%
$3,000,000 - $3,999,999         2          6,525,000     3.8           5.6523%     102      1.26x       64.5%      46.0%
$5,000,000 - $6,999,999         3         16,200,000     9.5           5.3984%     88       1.29x       75.8%      67.7%
$7,000,000 - $9,999,999         3         26,189,745    15.3           5.1340%     102      1.56x       76.7%      66.3%
$10,000,000 - $14,999,999       3         36,906,233    21.6           5.7530%     109      1.27x       79.0%      68.0%
$15,000,000 - $25,000,000       4         74,407,997    43.5           5.0346%     120      1.57x       68.6%      58.3%

                         ------------------------------------------------------------------------------------------------
TOTAL:                         21       $171,133,975   100.0%          5.3091%     110      1.45x       73.0%      62.5%
                         ================================================================================================


                 MORTGAGE RATES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                       WEIGHTED AVERAGES
                                                                   ------------------------------------------------------

                                      AGGREGATE         % OF                     STATED              CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING              DATE   LTV RATIO
                         MORTGAGE        DATE        LOAN GROUP 2    MORTGAGE     TERM        UW       LTV        AT
MORTGAGE RATES            LOANS        BALANCE         BALANCE         RATE     (MOS.)(1)    DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------
4.0800% - 4.9999%               3        $49,200,000     28.7%          4.4405%    111      1.83x       63.8%      56.6%
5.0000% - 5.4999%               7         62,148,975     36.3           5.1610%    108      1.33x       77.6%      66.0%
5.5000% - 5.9999%               8         21,480,000     12.6           5.7517%    94       1.32x       73.0%      60.6%
6.0000% - 6.7200%               3         38,305,000     22.4           6.4167%    120      1.24x       77.2%      65.1%

                         ------------------------------------------------------------------------------------------------
TOTAL:                         21       $171,133,975    100.0%          5.3091%    110      1.45x       73.0%      62.5%
                         ================================================================================================


      ORIGINAL TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                       WEIGHTED AVERAGES
                                                                   ------------------------------------------------------

                                      AGGREGATE         % OF                     STATED              CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING              DATE   LTV RATIO
ORIGINAL TERM TO         MORTGAGE        DATE        LOAN GROUP 2    MORTGAGE     TERM        UW       LTV        AT
MATURITY IN MONTHS        LOANS        BALANCE         BALANCE         RATE     (MOS.)(1)    DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------
60 - 120                       21       $171,133,975    100.0%          5.3091%    110      1.45x       73.0%      62.5%

                         ------------------------------------------------------------------------------------------------
TOTAL:                         21       $171,133,975    100.0%          5.3091%    110      1.45x       73.0%      62.5%
                         ================================================================================================


(1) For the ARD loans, the Anticipated Repayment Date.

                                     A-2-13

      REMAINING TERM TO MATURITY IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                      WEIGHTED AVERAGES
                                                                   ------------------------------------------------------

                                      AGGREGATE         % OF                     STATED              CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING              DATE   LTV RATIO
REMAINING TERM TO        MORTGAGE        DATE        LOAN GROUP 2    MORTGAGE     TERM        UW       LTV        AT
MATURITY IN MONTHS        LOANS        BALANCE         BALANCE         RATE     (MOS.)(1)    DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------
60 - 120                       21       $171,133,975    100.0%          5.3091%    110      1.45x       73.0%      62.5%

                         ------------------------------------------------------------------------------------------------
TOTAL:                         21       $171,133,975    100.0%          5.3091%    110      1.45x       73.0%      62.5%
                         ================================================================================================


    ORIGINAL AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(2)

                                                                                      WEIGHTED AVERAGES
                                                                   ------------------------------------------------------

                                      AGGREGATE         % OF                     STATED              CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING              DATE   LTV RATIO
ORIGINAL AMORTIZATION    MORTGAGE        DATE        LOAN GROUP 2    MORTGAGE     TERM        UW       LTV        AT
TERM IN MONTHS            LOANS        BALANCE         BALANCE         RATE     (MOS.)(1)    DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------
180 - 300                       2        $11,700,000      7.2%          5.9223%    120      1.27x       64.3%      45.3%
301 - 330                       5         15,400,000      9.4           5.7700%    84       1.29x       77.9%      68.5%
331 - 360                      13        136,333,975     83.4           5.2738%    115      1.44x       72.8%      62.3%

                         ------------------------------------------------------------------------------------------------
TOTAL:                         20       $163,433,975    100.0%          5.3670%    112      1.42x       72.7%      61.6%
                         ================================================================================================


    REMAINING AMORTIZATION TERM IN MONTHS FOR LOAN GROUP 2 MORTGAGE LOANS(2)

                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------

                                      AGGREGATE         % OF                     STATED              CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING              DATE   LTV RATIO
REMAINING AMORTIZATION   MORTGAGE        DATE        LOAN GROUP 2    MORTGAGE     TERM        UW       LTV        AT
TERM IN MONTHS            LOANS        BALANCE         BALANCE         RATE     (MOS.)(1)    DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------
180 - 300                       2        $11,700,000      7.2%          5.9223%    120      1.27x       64.3%      45.3%
301 - 330                       5         15,400,000      9.4           5.7700%    84       1.29x       77.9%      68.5%
331 - 360                      13        136,333,975     83.4           5.2738%    115      1.44x       72.8%      62.3%

                         ------------------------------------------------------------------------------------------------
TOTAL:                         20       $163,433,975    100.0%          5.3670%    112      1.42x       72.7%      61.6%
                         ================================================================================================

(1) For the ARD loans, the Anticipated Repayment Date.
(2) Does not include the mortgage loan that is interest-only for its entire term.





                                     A-2-14

               AMORTIZATION TYPES FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------

                                      AGGREGATE         % OF                     STATED              CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING              DATE   LTV RATIO
                         MORTGAGE        DATE        LOAN GROUP 2    MORTGAGE     TERM        UW       LTV        AT
AMORTIZATION TYPES        LOANS        BALANCE         BALANCE         RATE     (MOS.)(1)    DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------
BALLOON LOANS
   Balloon                     13        $78,555,000     45.9%          5.4396%    109      1.48x       67.9%      56.6%
   Partial Interest Only        3         32,056,000     18.7           4.9207%    108      1.38x       73.7%      66.7%
                                  -------------------
   Interest Only                1          7,700,000      4.5           4.0800%    60       2.18x       79.8%      79.8%
                         ------------------------------------------------------------------------------------------------
SUBTOTAL                       17       $118,311,000     69.1%          5.2105%    106      1.50x       70.3%      60.8%

ARD                             4        $52,822,975     30.9%          5.5297%    119      1.34x       79.0%      66.1%

                         ------------------------------------------------------------------------------------------------
TOTAL                          21       $171,133,975    100.0%          5.3091%    110      1.45x       73.0%      62.5%
                         ================================================================================================


      UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS FOR LOAN GROUP 2
                                 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------

UNDERWRITTEN                          AGGREGATE         % OF                     STATED              CUT-OFF
CASH FLOW                NUMBER OF     CUT-OFF         INITIAL                  REMAINING              DATE   LTV RATIO
DEBT SERVICE             MORTGAGE        DATE        LOAN GROUP 2    MORTGAGE     TERM        UW       LTV        AT
COVERAGE RATIOS           LOANS        BALANCE         BALANCE         RATE     (MOS.)(1)    DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------
1.22x - 1.29x                  11        $72,161,000     42.2%          5.9300%    106      1.24x       75.5%      64.4%
1.30x - 1.39x                   3         29,459,978     17.2           5.3416%    112      1.33x       79.3%      66.6%
1.40x - 1.49x                   3         18,712,997     10.9           5.0964%    119      1.45x       77.4%      63.9%
1.50x - 1.59x                   2         18,100,000     10.6           4.7787%    120      1.52x       73.2%      66.6%
1.70x - 1.99x                   1         25,000,000     14.6           4.4000%    120      1.92x       52.7%      42.5%
2.18x                           1          7,700,000      4.5           4.0800%    60       2.18x       79.8%      79.8%

                         ------------------------------------------------------------------------------------------------
TOTAL:                         21       $171,133,975    100.0%          5.3091%    110      1.45x       73.0%      62.5%
                         ================================================================================================


            CUT-OFF DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------

                                      AGGREGATE         % OF                     STATED              CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING              DATE   LTV RATIO
CUT-OFF DATE             MORTGAGE        DATE        LOAN GROUP 2    MORTGAGE     TERM        UW       LTV        AT
LTV RATIOS                LOANS        BALANCE         BALANCE         RATE     (MOS.)(1)    DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------
49.2% - 59.9%                   2        $28,200,000     16.5%          4.5282%    120      1.85x       52.3%      40.1%
65.0% - 69.9%                   1          5,500,000      3.2           5.2900%    119      1.22x       67.3%      58.7%
70.0% - 74.9%                   5         29,775,000     17.4           5.2375%    118      1.43x       72.2%      62.7%
75.0% - 80.0%                  12        102,458,975     59.9           5.5554%    107      1.37x       78.8%      68.1%
80.6%                           1          5,200,000      3.0           5.1200%    60       1.26x       80.6%      74.5%

                         ------------------------------------------------------------------------------------------------
TOTAL:                         21       $171,133,975    100.0%          5.3091%    110      1.45x       73.0%      62.5%
                         ================================================================================================


(1) For the ARD loans, the Anticipated Repayment Date.



                                     A-2-15

            MATURITY DATE LTV RATIOS FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------

                                      AGGREGATE         % OF                     STATED              CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING              DATE   LTV RATIO
MATURITY DATE            MORTGAGE        DATE        LOAN GROUP 2    MORTGAGE     TERM        UW       LTV        AT
LTV RATIOS(1)             LOANS        BALANCE         BALANCE         RATE     (MOS.)(1)    DSCR     RATIO   MATURITY(1)
-------------------------------------------------------------------------------------------------------------------------
21.5% - 49.9%                   2        $28,200,000     16.5%          4.5282%    120      1.85x       52.3%      40.1%
50.0% - 59.9%                   2         14,000,000      8.2           5.7636%    120      1.25x       68.9%      56.0%
60.0% - 64.9%                   5         22,037,997     12.9           5.2075%    116      1.44x       76.7%      63.7%
65.0% - 79.7%                  11         99,195,978     58.0           5.5849%    108      1.31x       78.1%      68.1%
79.8%                           1          7,700,000      4.5           4.0800%    60       2.18x       79.8%      79.8%

                         ------------------------------------------------------------------------------------------------
TOTAL:                         21       $171,133,975    100.0%          5.3091%    110      1.45x       73.0%      62.5%
                         ================================================================================================


        TYPE OF MORTGAGED PROPERTIES FOR LOAN GROUP 2 MORTGAGE LOANS(2)

                                                                           WEIGHTED AVERAGES
                                                                   ----------------------------------

                                      AGGREGATE         % OF                     CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                    DATE
                         MORTGAGED       DATE        LOAN GROUP 2       UW         LTV
PROPERTY TYPE            PROPERTIES    BALANCE         BALANCE         DSCR       RATIO   OCCUPANCY(3)
-----------------------------------------------------------------------------------------------------
MULTIFAMILY
   Garden                      21       $158,253,975     92.5%        1.47x         72.4%      93.2%
   Mid/High Rise                1         12,880,000      7.5         1.25x         80.0%      95.8%

                         ----------------------------------------------------------------------------
TOTAL                          22       $171,133,975    100.0%        1.45x         73.0%      93.4%
                         ============================================================================


(1)  For the ARD loans, the Anticipated Repayment Date.
(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrowers as of the dates set forth on Annex A-1 to this prospectus supplement.





                                     A-2-16

      MORTGAGED PROPERTIES BY LOCATION FOR LOAN GROUP 2 MORTGAGE LOANS(1)

                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------

                                      AGGREGATE         % OF                     STATED              CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING              DATE   LTV RATIO
                         MORTGAGED       DATE        LOAN GROUP 2    MORTGAGE     TERM        UW       LTV        AT
LOCATION                 PROPERTIES    BALANCE         BALANCE         RATE     (MOS.)(3)    DSCR     RATIO   MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------
North Carolina                  3        $35,056,000     20.5%          5.1414%    109      1.38x       73.8%      64.9%
Texas                           7         28,300,000     16.5           5.1907%    73       1.53x       78.9%      72.7%
California                      1         25,000,000     14.6           4.4000%    120      1.92x       52.7%      42.5%
Tennessee                       2         16,925,000      9.9           6.3600%    120      1.22x       78.7%      67.5%
Nevada                          1         15,982,997      9.3           5.0000%    119      1.45x       78.0%      64.2%
Pennsylvania                    1         13,970,233      8.2           5.3100%    118      1.30x       78.7%      65.5%
New York                        1         12,880,000      7.5           6.7200%    120      1.25x       80.0%      69.2%
Maryland                        1          9,989,745      5.8           5.1500%    119      1.33x       79.9%      66.1%
Oregon                          1          5,500,000      3.2           5.2900%    119      1.22x       67.3%      58.7%
Michigan                        1          3,200,000      1.9           5.5300%    120      1.26x       49.2%      21.5%
Alaska                          2          2,880,000      1.7           5.9000%    120      1.53x       73.5%      62.2%
Wisconsin                       1          1,450,000      0.8           5.4500%    120      1.46x       72.5%      60.5%

                         ------------------------------------------------------------------------------------------------
TOTAL:                         22       $171,133,975    100.0%          5.3091%    110      1.45x       73.0%      62.5%
                         ================================================================================================


         CURRENT OCCUPANCY RATES FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------

                                      AGGREGATE         % OF                     STATED              CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING              DATE   LTV RATIO
CURRENT                  MORTGAGED       DATE        LOAN GROUP 2    MORTGAGE     TERM        UW       LTV        AT
OCCUPANY RATES           PROPERTIES    BALANCE         BALANCE         RATE     (MOS.)(3)    DSCR     RATIO   MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------
84.5% - 90.0%                   6      $39,310,000       23.0%        5.4694%      100      1.43x       73.3%     63.0%
90.1% - 95.0%                   6       55,643,997       32.5         4.8244%      112      1.62x       66.3%     55.4%
95.1% - 100.0%                 10       76,179,978       44.5         5.5804%      113      1.34x       77.7%     67.3%

                         ------------------------------------------------------------------------------------------------
TOTAL:                         22     $171,133,975      100.0%        5.3091%      110      1.45x       73.0%     62.5%
                         ================================================================================================

(1) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(2) Current occupancy rates have been calculated in this table based upon rent rolls made available to the applicable Mortgage Loan Seller by the related borrwers as of the dates set forth on Annex A-1 to this prospectus supplement.
(3)  For the ARD loans, the Anticipated Repayment Date.




                                     A-2-17

          YEARS BUILT/RENOVATED FOR LOAN GROUP 2 MORTGAGE LOANS(1),(2)

                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------

                                      AGGREGATE         % OF                     STATED              CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING              DATE   LTV RATIO
YEARS                    MORTGAGED       DATE        LOAN GROUP 2    MORTGAGE     TERM        UW       LTV        AT
BUILT/RENOVATED          PROPERTIES    BALANCE         BALANCE         RATE     (MOS.)(3)    DSCR     RATIO   MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------
                       0
1976 - 1979                     4        $12,030,000      7.0%          4.6808%    82       1.94x       77.4%      73.3%
1980 - 1989                     4         36,095,233     21.1           5.7750%    111      1.26x       79.0%      67.7%
1990 - 1999                     5         43,756,000     25.6           5.1885%    111      1.35x       71.2%      60.9%
2000 - 2003                     9         79,252,742     46.3           5.2588%    113      1.52x       70.6%      59.2%

                         ------------------------------------------------------------------------------------------------
TOTAL:                         22       $171,133,975    100.0%          5.3091%    110      1.45x       73.0%      62.5%
                         ================================================================================================


             PREPAYMENT PROTECTION FOR LOAN GROUP 2 MORTGAGE LOANS

                                                                                     WEIGHTED AVERAGES
                                                                   ------------------------------------------------------

                                      AGGREGATE         % OF                     STATED              CUT-OFF
                         NUMBER OF     CUT-OFF         INITIAL                  REMAINING              DATE   LTV RATIO
                         MORTGAGE        DATE        LOAN GROUP 2    MORTGAGE     TERM        UW       LTV        AT
PREPAYMENT PROTECTION     LOANS        BALANCE         BALANCE         RATE     (MOS.)(3)    DSCR     RATIO   MATURITY(3)
-------------------------------------------------------------------------------------------------------------------------

Defeasance                     20       $165,633,975     96.8%          5.3097%    109      1.46x       73.2%      62.6%
Yield Maintenance               1          5,500,000      3.2           5.2900%    119      1.22x       67.3%      58.7%

                         ------------------------------------------------------------------------------------------------
TOTAL:                         21       $171,133,975    100.0%          5.3091%    110      1.45x       73.0%      62.5%
                         ================================================================================================

(1) Range of Years Built/Renovated references the earlier of the year built or with respect to renovated properties, the year of the most recent recent renovation date with respect to each Mortgaged Property.
(2) Because this table is presented at the Mortgaged Property level, certain information is based on allocated loan amounts for mortgage loans secured by more than one Mortgaged Property. As a result, the weighted averages presented in this table may deviate slightly from weighted averages presented at the mortgage loan level in other tables in this prospectus supplement.
(3)  For the ARD loans, the Anticipated Repayment Date.









                                     A-2-18

                                                                       ANNEX A-3

                           CENTRO RETAIL PORTFOLIO II

                     MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $142,500,000
 CUT-OFF PRINCIPAL BALANCE:    $142,500,000
 % OF POOL BY IPB:             12.8%
 SHADOW RATING (S/F):(1)       BBB-/BBB-
 LOAN SELLER:                  JPMorgan Chase Bank
 BORROWER:                     Centro Watt Property Owner I, LLC
 SPONSOR:                      Centro Watt America REIT, Inc.
 ORIGINATION DATE:             04/22/04
 INTEREST RATE:                4.1901%
 INTEREST ONLY PERIOD:         84 months
 MATURITY DATE:                05/01/11
 AMORTIZATION TYPE:            Interest Only
 ORIGINAL AMORTIZATION:        NAP
 REMAINING AMORTIZATION:       NAP
 CALL PROTECTION:              L(24),Def(55),O(4)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     Cash Management Agreement
 ADDITIONAL DEBT:              Permitted
 ADDITIONAL DEBT TYPE:         Permitted Mezzanine Debt and
                               Additional Secured Debt
 LOAN PURPOSE:                 Refinance

                     ESCROWS
-------------------------------------------------
 ESCROWS/RESERVES:    INITIAL        MONTHLY
                     ----------------------------
  Taxes:(3)          $      0       See footnote
  Insurance:(3)      $      0       See footnote
  Engineering:       $288,125        $0
  Environmental:     $940,007        $0

              PROPERTY INFORMATION
------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Portfolio
 TITLE:                    Fee/Leasehold
 PROPERTY TYPE:            Retail - Anchored
 SQUARE FOOTAGE:           1,445,334
 LOCATION:                 Various, CA
 YEAR BUILT/RENOVATED:     Various
 OCCUPANCY:                99.3%
 OCCUPANCY DATE:           03/19/04
 NUMBER OF TENANTS:        180
 HISTORICAL NOI:
   2002:                   $ 13,547,522
   2003:                   $ 16,447,113
 UW NOI:(2)                $ 18,292,592
 UW NET CASH FLOW:(2)      $ 17,457,189
 APPRAISED VALUE:          $250,520,000
 APPRAISAL DATES:          8/03 -- 9/03


       FINANCIAL INFORMATION
-----------------------------------
 CUT-OFF DATE LOAN/SF:    $99
 CUT-OFF DATE LTV:        56.9%
 MATURITY DATE LTV:       56.9%
 UW DSCR:                 2.88x



                               SIGNIFICANT TENANTS

                                                                                                                BASE       LEASE
                                                           MOODY'S/                                             RENT     EXPIRATION
 TENANT NAME         PARENT COMPANY                         S&P(4)     SQUARE FEET    % OF GLA    SALES PSF      PSF        YEAR
------------------  -----------------------------------  -----------  ------------- -----------  ----------- ----------  ----------
 VONS               D.R. Horton, Inc. (NYSE: DHI)          Ba1/BB+         41,200       9.2%        $535       $  7.00      2013
                                                                           43,153                   $342       $  5.16      2021
                                                                           49,062                   $701       $  9.15      2019
 TARGET             Target Corporation (NYSE: TGT)          A2/AA         105,565       7.3%        $290       $  5.68      2017
 MERVYN'S           Target Corporation (NYSE: TGT)          A2/AA          70,685       4.9%         NAV       $ 10.28      2006
 BED BATH & BEYOND  Bed Bath & Beyond Inc. (NSDQ: BBBY)     NR/BBB         35,150       4.5%         NAV       $ 11.95      2012
                                                                           30,000                    NAV       $ 14.25      2014
 BIG LOTS           Big Lots, Inc. (NYSE: BLI)             NR/BBB-         24,573       4.2%        $103       $  3.05      2005
                                                                           36,135                   $123       $  6.59      2005
 TJ MAXX/MARSHALLS  TJX Companies, Inc. (NYSE: TJX)          A3/A          28,000       4.0%        $215       $ 12.00      2011
                                                                           30,000                   $152       $ 12.75      2013
 RALPHS             The Kroger Company (NYSE: KR)          Baa2/BBB        45,000       3.1%        $487       $ 12.46      2006
 SAV-ON DRUGS       Albertson's, Inc. (NYSE: ABS)          Baa2/BBB        24,760       2.9%        $533       $  3.38      2009
                                                                           16,825                    NAV       $ 14.00      2018

(1) Standard & Poor's and Fitch have confirmed, in accordance with their respective methodologies, that the Centro Retail Portfolio II loan has credit characteristics consistent with investment-grade rated obligations.

(2) Centro Watt America REIT, Inc. acquired the properties in October 2003. Since acquiring the property 15 new leases have been signed for 66,766 square feet with base rent totaling $1,453,144. As well, annualized net operating income for the period October through year end 2003 was $18,474,732.

(3) Following an event of default or net operating income falling below $13,000,000 the borrower is required to deposit tax and insurance escrows.

(4) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                     A-3-1

                          CENTRO RETAIL PORTFOLIO II

                                                        YEAR BUILT/    SQUARE
 PROPERTY NAME                           LOCATION        RENOVATED      FEET        OCC.
--------------------------------- -------------------- -------------  ---------  ---------
 MIRA MESA MALL                   San Diego, CA          1974/2003     412,250      99.3%
 ESPLANADE SHOPPING CENTER        Oxnard, CA               2001        356,234     100.0%
 OCEANVIEW PLAZA                  San Clemente, CA       1990/1997     169,963      96.7%
 UNIVERSITY MALL                  Davis, CA              1964/1998      94,424     100.0%
 SANTA PAULA SHOPPING CENTER      Santa Paula, CA        1960/1995     171,701     100.0%
 FELICITA PLAZA                   Escondido, CA          1974/2002      98,912      98.8%
 SAN BERNARDINO SHOPPING CENTER   San Bernardino, CA     1963/2003     141,850     100.0%
--------------------------------- --------------------   ---------     -------     -----
                                                         TOTAL/WA                   99.3%


                                                                                       APPRAISED
 PROPERTY NAME                     TOP TENANTS                                           VALUE
--------------------------------- ------------------------------------------------- --------------
 MIRA MESA MALL                   Mervyn's, Vons, Mira Mesa Lanes                   $ 83,500,000
 ESPLANADE SHOPPING CENTER        Bed Bath & Beyond, Nordstrom Rack, Circuit City     72,000,000
 OCEANVIEW PLAZA                  Ralphs, Fitness Elite for Women, Sav-on Drug        38,500,000
 UNIVERSITY MALL                  Gottschalks, Cost Plus, The Graduate                17,300,000
 SANTA PAULA SHOPPING CENTER      Vons, Big Lots, Longs Drug Store                    16,600,000
 FELICITA PLAZA                   Vons, Escondido Workout, Hollywood Video            12,320,000
 SAN BERNARDINO SHOPPING CENTER   Target, Big Lots, Jack's Key Service                10,300,000
--------------------------------- ------------------------------------------------- ------------
                                                                                    $250,520,000

                                                   LEASE ROLLOVER SCHEDULE

                                                                    % OF
                 NUMBER      SQUARE       % OF                      BASE      CUMULATIVE    CUMULATIVE    CUMULATIVE   CUMULATIVE %
               OF LEASES      FEET         GLA       BASE RENT      RENT     SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
------------- ----------- ------------ ---------- -------------- ---------- ------------- ------------- -------------  ------------
 VACANT           NAP          9,523        0.7%        NAP          NAP          9,523         0.7%         NAP            NAP
 2004 & MTM        18         26,582        1.8    $   650,820       3.4%        36,105         2.5%     $   650,820        3.4%
 2005              25        146,994       10.2      1,576,492       8.2        183,099        12.7%     $ 2,227,313       11.6%
 2006              38        231,542       16.0      3,500,405      18.2        414,641        28.7%     $ 5,727,717       29.7%
 2007              31        125,523        8.7      1,579,796       8.2        540,164        37.4%     $ 7,307,513       37.9%
 2008              24         64,819        4.5      1,386,773       7.2        604,983        41.9%     $ 8,694,287       45.1%
 2009              18         72,691        5.0      1,103,562       5.7        677,674        46.9%     $ 9,797,848       50.8%
 2010               3         15,955        1.1        232,668       1.2        693,629        48.0%     $10,030,516       52.0%
 2011              11        111,026        7.7      1,696,979       8.8        804,655        55.7%     $11,727,495       60.8%
 2012               9        106,835        7.4      1,595,824       8.3        911,490        63.1%     $13,323,319       69.1%
 2013               8         97,484        6.7      1,416,990       7.4      1,008,974        69.8%     $14,740,310       76.5%
 2014               3         60,450        4.2      1,089,795       5.7      1,069,424        74.0%     $15,830,105       82.1%
 AFTER             13        375,910       26.0      3,445,723      17.9      1,445,334       100.0%     $19,275,827      100.0%
-----             ---      ---------      -----    -----------     -----      ---------       -----      -----------      -----
 TOTAL            201      1,445,334      100.0%   $19,275,827     100.0%





                                     A-3-2

                          CENTRO RETAIL PORTFOLIO II

-------------------------------------------------------------------------------
THE LOAN. The Centro Retail Portfolio II loan is secured by a fee and partial leasehold mortgage on 7 anchored retail shopping centers comprised of approximately 1,445,334 square feet.

THE BORROWER. The borrower is Centro Watt Property Owner I, LLC. The borrower is a special purpose entity controlled by Centro Watt America REIT, Inc. a U.S. based REIT. The investors of the Centro Watt America REIT, Inc. consist of Centro MCS No. 32-International No. 2, an Australian Equity Syndicate (approximately 48.5%), Prime Retail Property Trust (approximately 48.5%), and Watt Commercial, a Los Angeles based real estate company (approximately 3%).

Centro MCS, which is a large Australian property syndicator and currently manages approximately 29 unlisted retail property syndicates with a total value of approximately $2.1 billion and has an interest in approximately 66 shopping centers across Australia and New Zealand. Centro Properties Group holds a significant ownership interest (approximately 25-50%) in this syndicate.

THE PROPERTIES. The Centro Retail Portfolio II consists of seven anchored retail shopping centers located in California: Mira Mesa Mall, Esplanade Shopping Center, Oceanview Plaza, University Mall, Santa Paula Shopping Center, Felicita Plaza and San Bernardino Shopping Center. The properties contain a total of 1,445,334 square feet with a weighted average occupancy of approximately 99.3%. Under certain conditions, properties can be substituted or released. See "Descriptions of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral Substitution" in the prospectus supplement. With respect to Esplanade Shopping Center, a portion of the related mortgaged property is subject to a ground lease. See "Risk Factors--Mortgage Loans Secured by Leasehold Interest May Expose Investors to Greater Risks of Default and Loss" in the prospectus supplement.

THE MARKET(1).

MIRA MESA MALL

The Mira Mesa Mall property is located in San Diego, San Diego County, California. The property has primary frontage along Mira Mesa Boulevard and secondary frontage along Camino Ruiz. Additional frontage is provided on Reagan Road and New Salem Drive. Mira Mesa Boulevard is a major north-south arterial street within the Mira Mesa community. Camino Ruiz is a major north-south arterial, which provides access further south into the Miramar industrial/commercial district and the Miramar Air Station.

San Diego County ranks second in population among California's approximately 58 counties, and fourth as the most populous county in the nation. The 2003 population estimate for the county, according to the California Department of Finance, was approximately 2,961,600. This was an increase of approximately 1.8% over the 2002 figure, which follows an approximately 2.0% increase in 2001 and approximately 1.8% increase in 2000. Median household income in San Diego County increased approximately 3.5% to approximately $50,500 in 2002, which follows approximately 4.9% increase in 2001, approximately 6.6% increase in 2000 and approximately 3.0% increase in 1999, according to the Economic Research Bureau.

The demographic data for the five-mile radius around Mira Mesa Mall indicates a population base characterized by mostly 25 to 54 year-old consumers with white-collar employment. The demographic survey reported a relatively large suburban population base of approximately 31,439 persons living within a one-mile radius of the subject and approximately 94,038 with in a three-mile radius.

Vacancy rate trends for the San Diego County retail market have declined between 1996 and the present to a historical low of approximately 3.1%, as of the second quarter 2003. The subject property is approximately 99.3% occupied.


ESPLANADE SHOPPING CENTER

The Esplanade Shopping Center property is located in Oxnard, Ventura County, California at the northwest quadrant of Vineyard Avenue and Ventura Freeway. The Esplanade Shopping Center Property, which is the largest regional development in the city, is well located with access from the Ventura Freeway, which borders the Esplanade to the north.

Ventura County is located in the westernmost portion of the five-county Southern California region. Ventura County's economic growth rate is expected to exceed the State's growth rate due to the biotech sector, as well as large government, military, and educational employment. The estimated median family income in 2002 was approximately $67,299, reflecting approximately a 1.5% growth rate over the previous six years.

The top four employers in Ventura County in 2003 were the US Naval Base at Port Hueneme, the County of Ventura, Amgen, and
Countrywide. Major employment sectors include Agriculture, Oil and Gas Production, Defense, Manufacturing, and Tourism.

The City of Oxnard is one of the largest cities in West Ventura County, with an estimated population of approximately 176,277 in 2002. Within approximately a 3-mile radius of the Esplanade Shopping Center there were approximately 68,374 people living with a median household income of approximately $60,975, and an average household income of approximately $79,075. The subject property is 100.0% occupied.

-------------------------------------------------------------------------------

(1) Certain information from the Centro Retail Portfolio II's properties' appraisals dated August 2003 through September 2003. Each appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.


                                     A-3-3

                          CENTRO RETAIL PORTFOLIO II

-------------------------------------------------------------------------------
OCEANVIEW PLAZA


The Ocean Plaza property is located in San Clemente, Orange County, California on the south side of Camino De Los Mares, north of the San Diego Freeway.

Orange County contains approximately 8.1% of California's total population, with an approximately 2,933,481 residents as of January 2002. The median and average household incomes were approximately $68,871 and approximately $90,490 respectively. Many additional workers commute from neighboring counties, as evidenced by the fact that the county employs approximately 10% of the state's workers. A large freeway network provides access to the four neighboring counties of San Diego, Riverside, San Bernardino, and Los Angeles. The major airport is John Wayne Orange County Airport, which is served by approximately nine commercial, and approximately five freight carriers, and provides direct flight links to the West Coast and mid-west cities. An international airport and deep-water port are in nearby Los Angeles, accessible by freeway.

The subject property is well located within the South Orange County sub market. It benefits from close proximity to densely populated residential districts with relatively high-income levels and heavily traveled roads with easy access to freeways. Competition has resulted from the development of other centers in the marketplace. The overall vacancy rate for all space within community centers in South Orange County sub market is approximately 2.6%. The subject property is approximately 96.7% occupied.


UNIVERSITY MALL

The University Mall property is located in Davis, Yolo County, California on the north side of Russell Boulevard. Access to and from the neighborhood is good, with Highway 133 and Interstate 80 forming the major arteries, and a large network of bike trails interconnecting the campus with the downtown district of Davis.

The Sacramento-Yolo Consolidated Metropolitan Statistical Area consists of approximately 5,100 square miles, and is the hub of economic activity in the California Central Valley. With an estimated 2002 population of approximately 1,849,131, the population has grown since 1990 at a rate significantly higher than the state of California as a whole.

Traditionally, the employment base has been dominated by government and agriculture, a more diversified economy has recently emerged due to the pro-business environment and low cost of living, which has encouraged businesses to locate in the area. The region is served by rail, highway, and air transportation, and despite it's inland location possesses a deep-water port. In 2002, the median household income was approximately $52,078, and it is projected to grow to approximately $60,078 by 2007.

In 2002, approximately 62,582 people lived within a three-mile radius of University Mall, with approximately $65,701 average and approximately $46,227 median household income.

The West Sacramento/Davis retail sub market consists of 851,310 square feet of total gross leasable area, with a vacancy rate of approximately 7.9% as of the 4th quarter 2002. The subject property is 100.0% occupied.


SANTA PAULA SHOPPING CENTER

The Santa Paula Shopping Center is located in Santa Paula, Ventura County, California on the south side of West Main Street, extending through to Harvard Boulevard approximately 1/4 mile north of the Santa Paula (126) Freeway.

Ventura County is located in the westernmost portion of the five-county Southern California region. Population growth in Ventura County has primarily taken place in the eastern portion of the county, as a result of the expanding population base of Los Angeles County.

The top four employers in Ventura County in 2003 were the U.S. Naval Base at Port Hueneme, the County of Ventura, Amgen, and
Countrywide. Major employment sectors include Agriculture, Oil and Gas Production, Defense, Manufacturing, and Tourism.

As of 2002, approximately 31,407 people lived within an approximately 3-mile radius of the shopping center, with median and average household incomes of approximately $47,668 and approximately $60,821, respectively. The subject property is 100.0% occupied.


FELICITA PLAZA

The Felicita Plaza property is located in Escondido, San Diego County, California on the south side of Felicita Avenue at the intersection with Centre City Parkway. San Diego County ranks second in population among California's 58 counties, and fourth as the most populous county in the nation. The 2003 population estimate for the county, according to the California Department of Finance, was approximately 2,961,600. This was an increase of approximately 1.8% over the 2002 figure, which follows an approximately 2.0% increase in 2001 and an approximately 1.8% increase in 2000. Median household income in San Diego County increased approximately 3.5% to approximately $50,500 in 2002, which follows an approximately 4.9% increase in 2001, an approximately 6.6% increase in 2000 and an approximately 3.0% increase in 1999, according to the Economic Research Bureau.

Vacancy rate trends for the San Diego County retail market have declined between 1996 and the present to a historical low of approximately 3.1%, as of the second quarter 2003. This declining vacancy rate reflects strong demand for retail space outpacing the growth in supply in San Diego. The subject property is approximately 98.8% occupied.
-------------------------------------------------------------------------------



                                     A-3-4

                          CENTRO RETAIL PORTFOLIO II

-------------------------------------------------------------------------------
SAN BERNARDINO SHOPPING CENTER

The San Bernardino Shopping Center is located in San Bernardino, San Bernardino County, California at the southeast corner of Orange Show Road and E Street.

The San Bernardino Shopping Center is located in the southern portion of the city of San Bernardino, within San Bernardino County. There are approximately 400 acres of industrially zoned land within San Bernardino City limits, and approximately 40% of this acreage is available for development. There are two regional malls located in the City, the Inland Center Mall, and the Carousel Mall, located within one mile of each other. However, since the closure of the Montgomery Wards anchor store at the Carousel Mall, a significant portion of the interior mall is being renovated for typical office use.

As of 2002, the city of San Bernardino had an estimated population of approximately 57,008, and average and median incomes per household of approximately $45,631 and approximately $36,226 respectively. The subject property is 100.0% occupied.

PROPERTY MANAGEMENT. The property manager of the Centro Retail Portfolio II properties is Watt/Centro Management Joint Venture LP.
The property manager is affiliated with the borrower.
-------------------------------------------------------------------------------






                                     A-3-5

                                GRACE BUILDING

                             LOAN INFORMATION
---------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $117,000,000 (Pari Passu)
 CUT-OFF PRINCIPAL BALANCE:    $117,000,000 (Pari Passu)
 % OF POOL BY IPB:             10.5%
 SHADOW RATING (S/F):(1)       A--/AA--
 LOAN SELLER:                  JPMorgan Chase Bank
 BORROWER:                     1114 TrizecHahn-Swig, L.L.C.
 SPONSOR:                      Trizec Properties, Inc., Swig Investment
                               Company
 ORIGINATION DATE:             06/15/04
 INTEREST RATE:                5.6000%
 INTEREST ONLY PERIOD:         36 months
 MATURITY DATE:                07/10/14
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        360 months
 REMAINING AMORTIZATION:       360 months
 CALL PROTECTION:              L(23),Def(93),O(4)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     Cash Management Agreement
 ADDITIONAL DEBT:              $264,000,000
 ADDITIONAL DEBT TYPE:         Two Pari Passu Notes ($117mm each)
                               $30mm B-Note
 LOAN PURPOSE:                 Refinance

                                    ESCROWS
                                    -------

All reserves have been waived prior to either (a) the occurrence of an event of default or (b) the actual net cash flow falls below a predetermined level. At which time, reserves for taxes, insurance, CapEx and TI/LC will be collected.


              PROPERTY INFORMATION
------------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset
 TITLE:                      Fee
 PROPERTY TYPE:              Office - CBD
 SQUARE FOOTAGE:             1,518,210
 LOCATION:                   New York, NY
 YEAR BUILT/RENOVATED:       1971/2002
 OCCUPANCY:                  98.1%
 OCCUPANCY DATE:             05/01/04
 NUMBER OF TENANTS:          50
 HISTORICAL NOI:
  2002:                      $ 29,221,151
  2003:                      $ 32,800,409
  TTM AS OF 03/31/04:        $ 34,549,940
 UW NOI:                     $ 46,922,483
 UW NET CASH FLOW:           $ 44,450,132
 APPRAISED VALUE:            $635,000,000
 APPRAISAL DATE:             06/01/04


                 FINANCIAL INFORMATION
-------------------------------------------------------
                            PARI PASSU     WHOLE LOAN
                          -------------- --------------
 CUT-OFF DATE LOAN/SF:(2)     $ 231          $ 251
 CUT-OFF DATE LTV:(2)         55.3%          60.0%
 MATURITY DATE LTV:(2)        49.5%          53.9%
 UW DSCR:(2)                  1.84x          1.69x

                             SIGNIFICANT TENANTS

                                                                                                                          LEASE
                                                                              MOODY'S/   SQUARE     % OF        BASE    EXPIRATION
 TENANT NAME                  PARENT COMPANY                                   S&P(3)     FEET       GLA      RENT PSF     YEAR
---------------------------- ----------------------------------------------  ---------   -------    ------    --------  ----------
 TIME WARNER ENTERTAINMENT   Time Warner Inc. (NYSE: TWX)                    Baa1/BBB+   279,434    18.4%      $ 37.65     2018
 COUDERT BROTHERS            Coudert Brothers L.L.P.                           NR/NR     258,445    17.0%      $ 32.97     2013
 INTERPUBLIC                 The Interpublic Group of Companies (NYSE: IPG)   Baa3/BB+   155,825    10.3%      $ 32.65     2009
 SALANT CORPORATION          Perry Ellis International, Inc. (NSDQ: PERY)      B2/B+     100,725     6.6%      $ 29.49     2013
 KRONISH LIEB                Kronish Lieb Weiner & Hellman L.L.P.              NR/NR      93,030     6.1%      $ 34.62     2014
 TATE & LYLE                 Tate & Lyle PLC (OTC: TATYF)                     Baa2/BBB    58,590     3.9%      $ 35.57     2011
 ARG MANAGEMENT              NAP                                               NR/NR      47,183     3.1%      $ 33.27     2010
 VICTORIA'S SECRET           Victoria's Secret Stores, L.L.P.                  NR/NR      42,967     2.8%      $ 29.97     2008

(1) Standard & Poor's and Fitch have confirmed, in accordance with their respective methodologies, that the Grace Building loan has credit characteristics consistent with investment-grade rated obligations.

(2) Calculated based upon the aggregate principal balance of the Grace Building loan and the Grace Building pari passu companion notes as of the cut-off date.

(3) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                     A-3-6

                                GRACE BUILDING

--------------------------------------------------------------------------------
THE LOAN. The Grace Building loan is secured by a 1,518,210 square foot class A office building located midtown Manhattan in New York, New York. The Grace Building secures a $351 million senior component and a $30 million junior component. The senior component is split into 3 pari passu notes (A-1, A-2, A-3) each with a balance of $117 million. The $117 million A-1 component note is included in the trust. All other notes are held outside the trust.

THE BORROWER. The property is owned through a partnership entity controlled by Trizec Properties, Inc. ("Trizec") and The Swig
Company, on behalf of the Swig Investment Company ("Swig") -- 1114 TrizecHahn-Swig, L.L.C. (the "Borrower")

Swig has owned a 50% interest in the property since Benjamin H. Swig developed the building with Jack Weiler in the early 1970s. Trizec acquired a 49.9% interest in 1997 from the Weiler-Arnow Investment Company. Trizec has leased and managed the property since that time while the Weiler-Arnow Investment Company retained the remaining 0.1%.

Trizec, a publicly traded real estate investment trust ("REIT"), is one of the largest owners and managers of commercial property in North America. This REIT has ownership interests in and manages a portfolio of 64 office properties totaling approximately 43 million square feet in major markets throughout the U.S.

Swig, a closely held real estate investment company with more than sixty years of operating history, has significant interests in a portfolio of quality commercial property assets in major cities across the U.S. The real estate portfolio includes interests in downtown and suburban office buildings, full service luxury hotels and credit-leased commercial buildings. Swig currently owns more than seven million square feet of downtown and suburban office space, four commercial development sites and 1,600 full service hotel rooms.

THE PROPERTY. The Grace Building is a 48 story multi-tenant Class A office building located at 1114 Avenue of the Americas in New York, New York, near the northeast corner of Sixth Avenue (Avenue of the Americas) and 42nd Street. The Grace Building is conveniently located proximate to several subway lines, Grand Central Terminal, Penn Station, Port Authority Bus Terminal, and New Jersey Transit Trains. The Grace Building won the Building Owners and Managers Association (BOMA) New York's 2003-2004 Pinnacle Award for Operating Office Building of the Year in the over 1 million square feet category. The Grace Building was built in 1971, designed by the architectural firm Skidmore, Owings & Merrill and includes 1,518,210 square feet (1,497,967 square feet of office space and 20,243 square feet of retail space). The Grace Building overlooks Bryant Park and its amenities include a newly renovated travertine marble and fine wood lobby, renovated elevator cabs, 24/7 building access and security, on site Trizec management, 30 high speed passenger and two freight elevators, a 188 car underground garage, a public plaza on 43rd Street, ATMs, a corporate day care center, a hair salon, a restaurant and cafe, a greeting card store, and express mail service.

The property is approximately 98.1% leased to 50 tenants. Major tenants include Time Warner Entertainment (279,434 square feet or 18.4% of net rentable area), Coudert Brothers (258,445 square feet or 17.0% of net rentable area), and Interpublic (155,825 square feet or 10.3% of net rentable area). Average year-end occupancy since 1997 is 99.0%.

THE MARKET(1). The Grace Building is located New York, New York in midtown Manhattan on 6th Avenue between 42nd and 43rd street within the 6th Avenue/Rockefeller Center submarket. The Class A inventory for the 6th Avenue/Rockefeller Center submarket consists of approximately 35.5 million square feet with a direct vacancy rate of approximately 4.9% and an overall vacancy rate of approximately 11.6%. As of first quarter 2004, the 6th Avenue/Rockefeller Center submarket has had negative absorption of approximately 893,122 square feet. Leasing activity in Manhattan during the first quarter 2004 totaled 7.7 million square feet, well above the 5.8 million square feet leased during first quarter 2003. Expected construction completions in 2004 include Times Square Tower (1.0 million square feet), 300 Madison Avenue (1.2 million square feet), and Columbus Centre (1.0 million square feet). Planned construction within the submarket includes the approximately 2.1 million square feet One Bryant Park, located at the northwest corner of the park opposite Grace Building. This project is scheduled for completion in 2008 and Bank of America has agreed to occupy approximately half of the building's lower/mid level floors.

The Grace Building area is improved primarily with high-rise commercial office buildings, but having some ancillary uses such as mixed commercial/residential buildings and hotels. Overall, this area is primarily improved with corporate headquarters, multi-tenanted office buildings and famous hotels. Land use in the neighborhood primarily consists of office with grade level retail. The buildings are generally of similar age to the subject.

PROPERTY MANAGEMENT. Trizec Holdings, Inc., an affiliate of Trizec Properties, Inc., is the manager of the property.
-------------------------------------------------------------------------------

(1) Certain information from the Grace Building's appraisals dated June 01, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of any of the assumptions underlying the appraisal.


                                     A-3-7

                                GRACE BUILDING


                                                          LEASE ROLLOVER SCHEDULE

               NUMBER       SQUARE      % OF                     % OF BASE    CUMULATIVE    CUMULATIVE    CUMULATIVE   CUMULATIVE %
             OF LEASES      FEET         GLA       BASE RENT       RENT      SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR         EXPIRING    EXPIRING    EXPIRING      EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING      EXPIRING
----------- ----------- ------------ ----------   -----------  ------------ ------------- ------------- ------------- --------------
 VACANT         NAP         28,534       1.9%          NAP          NAP          28,534         1.9%         NAP            NAP
 2004 & MTM       4         33,277       2.2      $ 1,198,945       2.1%         61,811         4.1%     $ 1,198,945        2.1%
 2005             8         72,081       4.7        3,580,752       6.2         133,892         8.8%     $ 4,779,697        8.3%
 2006             5         14,305       0.9          775,648       1.3         148,197         9.8%     $ 5,555,345        9.6%
 2007             5         13,479       0.9          673,430       1.2         161,676        10.6%     $ 6,228,775       10.8%
 2008             6         62,223       4.1        2,331,016       4.0         223,899        14.7%     $ 8,559,791       14.8%
 2009             9        211,353      13.9        7,188,377      12.4         435,252        28.7%     $15,748,169       27.2%
 2010             9        149,254       9.8        6,546,635      11.3         584,506        38.5%     $22,294,804       38.6%
 2011             5         76,423       5.0        3,130,911       5.4         660,929        43.5%     $25,425,714       44.0%
 2012             2          1,055       0.1          101,898       0.2         661,984        43.6%     $25,527,612       44.2%
 2013            17        452,388      29.8       16,009,091      27.7       1,114,372        73.4%     $41,536,704       71.9%
 2014             7        124,404       8.2        5,748,849       9.9       1,238,776        81.6%     $47,285,553       81.8%
 AFTER            8        279,434      18.4       10,521,843      18.2       1,518,210       100.0%     $57,807,396      100.0%
-----           ---      ---------     -----      -----------     -----       ---------       -----      -----------      -----
 TOTAL           85      1,518,210     100.0%     $57,807,396     100.0%


                                     A-3-8

                           4TH & BLANCHARD BUILDING

                             LOAN INFORMATION
---------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $67,000,000
 CUT-OFF PRINCIPAL BALANCE:    $66,941,983
 % OF POOL BY IPB:             6.0%
 LOAN SELLER:                  JPMorgan Chase Bank
 BORROWER:                     Selig Real Estate Holdings Five, L.L.C.
 SPONSOR:                      Martin Selig
 ORIGINATION DATE:             04/29/04
 INTEREST RATE:                5.8320%
 INTEREST ONLY PERIOD:         NAP
 MATURITY DATE:                05/01/14
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        360 months
 REMAINING AMORTIZATION:       359 months
 CALL PROTECTION:              L(24),Def(93),O(2)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     Hard
 ADDITIONAL DEBT:              No
 ADDITIONAL DEBT TYPE:         NAP
 LOAN PURPOSE:                 Refinance

                    ESCROWS
------------------------------------------------
 ESCROWS/RESERVES:      INITIAL        MONTHLY
                       ----------      -------
  Tax:                 $   87,006      $43,503
  CapEx:               $        0      $ 3,902
  TI/LC:(1)            $        0      $41,667
  Holdback:(2)         $1,000,000      $     0

            PROPERTY INFORMATION
---------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset
 TITLE:                      Fee
 PROPERTY TYPE:              Office - CBD
 SQUARE FOOTAGE:             406,366
 LOCATION:                   Seattle, WA
 YEAR BUILT/RENOVATED:       1979
 OCCUPANCY:                  91.4%
 OCCUPANCY DATE:             04/06/04
 NUMBER OF TENANTS:          48
 HISTORICAL NOI:
   2002:                     $ 6,958,066
   2003:                     $ 7,076,260
   TTM AS OF 03/31/04:       $ 7,058,759
 UW NOI:                     $ 6,576,218
 UW NET CASH FLOW:           $ 6,056,069
 APPRAISED VALUE:            $84,000,000
 APPRAISAL DATE:             04/16/04

       FINANCIAL INFORMATION
-----------------------------------
 CUT-OFF DATE LOAN/SF:   $165
 CUT-OFF DATE LTV:       79.7%
 MATURITY DATE LTV:      67.3%
 UW DSCR:                1.28x


                                                  SIGNIFICANT TENANTS

                                                               MOODY'S/    SQUARE     % OF       BASE          LEASE
      TENANT NAME                  PARENT COMPANY               S&P(3)      FEET      GLA      RENT PSF   EXPIRATION YEAR
------------------- ---------------------------------------- ----------- --------- ---------  ---------- ----------------
 WASHINGTON STATE   NAP                                         NR/NR      34,760     8.6%      $ 19.01        2006
 FIRST AMERICAN     First American Title Insurance Company      NR/A--     28,854     7.1%      $ 17.05        2008
 KEMPER INSURANCE   Kemper Insurance Companies                  NR/A--     28,854     7.1%      $ 24.68        2010
 FIREMAN'S FUND     Allianz Group (NYSE: AZ)                   Aa3/AA--    20,669     5.1%      $ 28.85        2005

(1)  The Monthly TI/LC escrow account shall not exceed $2,000,000.

(2) Lender will hold back $1,000,000 until the property reaches a stabilized occupancy of 94%, with no material rollover in the upcoming 6-month period at the time of release. Property must also maintain a debt service coverage ratio of not less than 1.25x for the 12-month period ending on the date the borrower requests the release of the holdback funds.

(3) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                     A-3-9

                           4TH & BLANCHARD BUILDING

--------------------------------------------------------------------------------
THE LOAN. The 4th & Blanchard loan is secured by a first mortgage interest in a 406,366 square foot office building located in the Denny
Regrade area of downtown Seattle, Washington's Central Business District.

THE BORROWER. The borrower is Selig Real Estate Holdings Five, L.L.C. The borrower is a special purpose entity controlled by Martin
Selig. Mr. Selig is a Seattle area real estate developer and has been in real estate development for over 35 years. His current portfolio includes 17 office buildings and several surface parking lots. Mr. Selig's company employs in-house development, leasing and property management professionals.

THE PROPERTY. 4th & Blanchard is a 406,366 square foot, 25-story glass facade office-building. The building was constructed in 1979 by Martin Selig, who is the current owner of the property. The property occupies a full city block at the south end of the Denny Regrade area, adjacent to the CBD.

THE MARKET(1). The 4th & Blanchard Building property is located in Seattle, King County, Washington. The subject is located in the Denny
Regrade area of downtown Seattle, approximately 6 blocks north of Seattle's financial and retail centers. This area features a mix of office/ retail, apartments/condominiums, restaurants, hotels, and tourist-related amenities. Elliott Bay and the Seattle waterfront along with the Seattle
Center, home of the Space Needle and Key Arena, are all located within approximately 4 blocks of the subject.

The Denny Regrade submarket is the major office market within the Puget Sound region. The overall vacancy rate remained virtually the same from 4th quarter 2003 (approximately 16.2%) to 1st quarter 2004 (approximately 16.3%). The 1st quarter 2004 vacancy can be attributed to the delivery of approximately 557,240 square feet in the Downtown and Southend submarkets. Downtown Seattle vacancy rates declined for the third consecutive quarter, decreasing from around approximately 15.8% to approximately 15.4% at the end of 1st quarter 2004. During the first quarter of 2004, Downtown Seattle recorded the most absorption since the first quarter of 2001. 4th & Blanchard current occupancy rate is approximately 91.4%.

The largest employers in the area include: The Boeing Company, Microsoft Corporation, Costco Wholesale Corp., Port of Seattle, and
University of Washington.

PROPERTY MANAGEMENT. 4th & Blanchard is managed by Martin Selig Real Estate, the sponsor's property management company. Martin
Selig Real Estate currently manages 17 office buildings totaling over 2.4 million square feet as well as several surface parking lots.
-------------------------------------------------------------------------------

                                                         LEASE ROLLOVER SCHEDULE

                 NUMBER      SQUARE                            % OF BASE    CUMULATIVE    CUMULATIVE   CUMULATIVE   CUMULATIVE %
               OF LEASES     FEET      % OF GLA    BASE RENT      RENT     SQUARE FEET     % OF GLA    BASE RENT    OF BASE RENT
 YEAR           EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING     EXPIRING      EXPIRING
------------- ----------- ---------- ----------- ------------ ----------- ------------- ------------- ------------- ------------
 VACANT           NAP       34,770        8.6%        NAP          NAP        34,770          8.6%         NAP           NAP
 2004 & MTM        21       50,546       12.4     $1,020,459      12.5%       85,316         21.0%     $1,020,459       12.5%
 2005              22       58,860       14.5      1,527,980      18.8       144,176         35.5%     $2,548,438       31.3%
 2006               8       59,149       14.6      1,403,043      17.2       203,325         50.0%     $3,951,481       48.6%
 2007              15       83,689       20.6      1,809,066      22.2       287,014         70.6%     $5,760,548       70.8%
 2008              20       53,032       13.1        993,036      12.2       340,046         83.7%     $6,753,583       83.0%
 2009               4        5,475        1.3        116,945       1.4       345,521         85.0%     $6,870,528       84.5%
 2010               5       51,620       12.7      1,081,564      13.3       397,141         97.7%     $7,952,092       97.7%
 2011               0            0        0.0              0       0.0       397,141         97.7%     $7,952,092       97.7%
 2012               0            0        0.0              0       0.0       397,141         97.7%     $7,952,092       97.7%
 2013               4        9,225        2.3        183,130       2.3       406,366        100.0%     $8,135,222      100.0%
 2014               0            0        0.0              0       0.0       406,366        100.0%     $8,135,222      100.0%
 AFTER              0            0        0.0              0       0.0       406,366        100.0%     $8,135,222      100.0%
                  ---      -------      -----     ----------     -----       -------        -----     -----------      -----
 TOTAL             99      406,366      100.0%    $8,135,222     100.0%

(1) Certain information from 4th & Blanchard's appraisal dated April 16, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of any of the assumptions underlying the appraisal.


                                     A-3-10

                              COUNTRY CLUB PLAZA

                     MORTGAGE LOAN INFORMATION
-------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $47,300,000
 CUT-OFF PRINCIPAL BALANCE:    $47,300,000
 % OF POOL BY IPB:             4.2%
 LOAN SELLER:                  CIBC Inc.
 BORROWER:                     CAMWATT, LLC
 SPONSOR:                      Bruce I. Shapiro, Marko C. Burns
 ORIGINATION DATE:             06/30/04
 INTEREST RATE:                6.1500%
 INTEREST ONLY PERIOD:         NAP
 MATURITY DATE:                11/01/14
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        360 months
 REMAINING AMORTIZATION:       360 months
 CALL PROTECTION:              L(23),Def(97),O(4)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     Springing
 ADDITIONAL DEBT:              No
 ADDITIONAL DEBT TYPE:         NAP
 LOAN PURPOSE:                 Refinance

                       ESCROWS
------------------------------------------------
 ESCROWS/RESERVES:        INITIAL        MONTHLY
                        ----------      --------
   Tax:                 $  275,458      $ 55,092
   Insurance:           $   93,000      $ 15,500
   CapEx:               $    5,423      $  5,423
   TI/LC:               $    8,333      $  8,333
   Other:(1)            $1,313,207      $      0


             PROPERTY INFORMATION
----------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset
 TITLE:                      Fee
 PROPERTY TYPE:              Retail - Anchored
 SQUARE FOOTAGE:             433,829
 LOCATION:                   Sacramento, CA
 YEAR BUILT/RENOVATED:       1960/2003
 OCCUPANCY:                  93.7%
 OCCUPANCY DATE:             05/11/04
 NUMBER OF TENANTS:          62
 UW NOI:                     $4,757,595
 UW NET CASH FLOW:           $4,498,788
 APPRAISED VALUE:            $60,000,000
 APPRAISAL DATE:             04/13/04

         FINANCIAL INFORMATION
---------------------------------------
 CUT-OFF DATE LOAN/SF:      $109
 CUT-OFF DATE LTV:          78.8%
 MATURITY DATE LTV:         66.6%
 UW DSCR:                   1.30x

                                                          MAJOR TENANTS
                                                             MOODY'S/    SQUARE                SALES     BASE          LEASE
      TENANT NAME                  PARENT COMPANY             S&P(2)      FEET     % OF GLA     PSF    RENT PSF   EXPIRATION YEAR
-------------------- ------------------------------------- ----------- --------- ----------- -------- ---------- ----------------
 GOTTSCHALKS         Gottschalks Inc. (NYSE: GOT)             NR/NR     194,446      44.8%     $104     $ 2.57         2014
 SPORT CHALET        Sport Chalet, Inc. (NSDQ: SPCH)          NR/NR      40,603       9.4%     NAV      $17.50         2014
 OFF BROADWAY        Rack Room Shoes Inc.                     NR/NR      32,890       7.6%     NAV      $11.75         2014
 ROSS STORES         Ross Stores, Inc. (NSDQ: ROST)           NR/BBB     29,645       6.8%     $144     $11.50         2006
 BED BATH & BEYOND   Bed Bath & Beyond Inc. (NSDQ: BBBY)      NR/BBB     24,895       5.7%     NAV      $14.48         2014

(1) The loan is structured with a $1,000,000 holdback for completion of improvements on the two outparcels (Outparcel C and Outparcel D) currently under construction that will account for approximately 12,555 square feet of net rentable area. $500,000 may be released when tenant(s) paying no less than $127,995 per year in base rent take occupancy, commence paying rent, and open for business. An additional $250,000 may be released when tenants paying no less than $191,933 per year in base rent are in occupancy, paying rent, and open for business. The remaining balance of the reserve may be released when tenant(s) paying no less than $255,990 per year in base rent are in occupancy, paying rent, and open for business.

(2) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                     A-3-11

                              COUNTRY CLUB PLAZA

--------------------------------------------------------------------------------
THE LOAN. The Country Club Plaza loan (the "Loan") is secured by a fee interest in a 433,829 square foot anchored retail center located in Sacramento, California.

THE BORROWER. CAMWATT, LLC (the "Borrower") is a single asset entity whose managing member, Manwatt, Inc. is indirectly owned by the loan sponsors, Bruce Shapiro and Mark Burns.

The Borrower is an affiliate of Arizona Partners, a real estate investment firm specializing in the acquisition and redevelopment of retail shopping centers located throughout California and Arizona. Arizona Partners performs all the management and leasing of its real estate portfolio comprised of 16 retail centers totaling more than 2.7 million square feet. Mark Burns and Bruce Shapiro, the Borrower's sponsors, are the two principals of Arizona Partners.

THE PROPERTY. Country Club Plaza is a 433,829 square foot, anchored retail center situated on approximately 24 acres of land located in Sacramento, California, and is part of a larger regional mall (611,307 square feet) that is situated on approximately 34 acres of land, and includes Macy's (169,408 square feet) and an outparcel occupied by US Bank (8,070 square feet), which are not part of the collateral. The property was acquired by Urban Retail Partners, LLC, an affiliate of the Borrower, in February 2001 and underwent a complete renovation/redevelopment at a cost of approximately $30 million. The renovation/redevelopment included redesign and replacement of the entire common area and the realignment of Butano Drive (which used to divide the property's parking lot). The Borrower's sponsors also negotiated REA agreements with the anchor tenants and negotiated with the in-line tenants to either vacate or relocate their spaces. The property re-opened for operation in February 2004 and was 93.7% occupied as of May 11, 2004.

The property is anchored by Gottschalks (194,446 square feet) and Macy's, which owns its own store. Sport Chalet (40,603 square feet), Off Broadway (32,890 square feet), Ross Dress for Less (29,645 square feet), and Bed Bath & Beyond (24,895 square feet) serve as junior anchors at the property, which also includes 77,665 square feet of in-line space occupied by 56 in-line and kiosk tenants. None of the in-line tenants occupy more than 2.1% of the NRA. In total, national tenants (including anchor and junior anchor tenants) occupy 74.3% of the NRA.

The property also includes three outparcels totaling 18,785 square feet. The Loan is structured with a $1,000,000 holdback for completion of improvements on the two outparcels (Outparcel C and Outparcel D) currently under construction that will account for approximately 12,555 square feet of NRA. $500,000 may be released when tenant(s) paying no less than $127,995 per year in base rent take occupancy, commence paying rent, and open for business. An additional $250,000 may be released when tenants paying no less than $191,933 per year in base rent are in occupancy, paying rent, and open for business. The remaining balance of the reserve may be released when tenant(s) paying no less than $255,990 per year in base rent, are in occupancy, paying rent, and open for business.

Commencing July 31, 2012, all excess cash flow will be swept and deposited in the Gottschalk's reserve account, capped at $3 million. Funds may be remitted to the Borrower if: 1) Gottschalk's exercises one or more of its 2, 10-year renewal options or 2) Borrower re-leases part or all of the Gottschalk's space to one or more tenants at a weighted average lease term of no less than 7 years at a combined annual base rental rate of no less than $500,000 NNN. Notwithstanding the aforementioned, the sweep of excess cash flow will not occur if during the first five years of the Loan term Gottschalk's extends its lease at least five years beyond its current maturity, or if prior to July 31, 2012 the Borrower posts a $2.8 million letter of credit from an acceptable bank.

In addition, all excess cash flow will be swept should the DSCR fall below 1.10x for two consecutive calendar quarters.

In the event that Off Broadway Shoes, Bed Bath & Beyond, and Sport Chalet have not renewed their leases for a minimum term of 5 years, at rents not less than their current rent level, six months prior to their respective lease expirations, the Borrower will be required to make monthly deposits into the TI/LC reserve account of $37,500, $37,500, and $75,000, respectively for each tenant for six months.

The Borrower is required to deposit $100,000/year into a TI/LC reserve account capped at $500,000 and replenished if drawn down upon.
Replacement reserves will be collected at an annual rate of $65,074 ($0.15/sf/year) for the term of the Loan.
-------------------------------------------------------------------------------



                                     A-3-12

                              COUNTRY CLUB PLAZA

--------------------------------------------------------------------------------
THE MARKET(1). The property is located in Sacramento, the capital of California, with a current population of 427,109 people. Due to Sacramento's position as the state capital its economy is dominated by the government, which employs 26.3% of the work force. Other significant employment sectors include services (11.9%), and retail trade (11.5%).

The property is located at the intersection of Watt Avenue and El Camino Avenue, two major thoroughfares with a traffic count of approximately 87,000 cars per day. The property has frontage and exposure along both Watt and El Camino Avenues, and is easily accessible via three freeways: Highway 50 to the east, Business Interstate 80 to the west, and Bypass Interstate to the north.

The property is surrounded by mixed commercial uses along El Camino Avenue to the north, single family homes to the east, and the affluent neighborhoods of Arden Oaks and Arden Park to the south. A complementary center (Country Club Centre) is being constructed across the street, west of the property, which will include Super Wal-Mart, Sam's Club and an Office Max.

The population within the 1-, 3- and 5-mile radii of the property is 14,301, 130,413, and 359,688 persons, respectively. The median household income within the same radii is $45,823, $43,562 and $42,815, respectively.

The property is located in the Sacramento MSA, which contains 30.9 million square feet of retail space. Community centers account for 13.8 million square feet (44.7%), while neighborhood centers account for 6.3 million square feet (20.4%), super-regional centers account for 6.6 million square feet (21.4%), and regional centers account for 4.2 million square feet (13.6%). Further, the property is located in the Carmichael/Fair Oaks submarket that contains 4.3 million square feet of retail space and represents 13.9% of the overall market. According to Reis, as of the 4th Quarter 2003, the retail vacancy rate in the Sacramento MSA and the Carmichael/Fair Oaks submarket was 6.0% and 6.5%, respectively. Anchored centers within the submarket comprise 1.7 million square feet of space, commanding an average asking in-line rent of $12.04/sf, and exhibiting a vacancy rate of 7.5%.

PROPERTY MANAGEMENT. The property is managed by Arizona Partners, an affiliate of the Borrower.
-------------------------------------------------------------------------------

(1) Certain information from the Country Club Plaza loan appraisal dated April 13, 2004, unless otherwise stated. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                                         LEASE ROLLOVER SCHEDULE

                 NUMBER     SQUARE      % OF                   % OF BASE    CUMULATIVE     CUMULATIVE    CUMULATIVE   CUMULATIVE %
               OF LEASES     FEET        GLA     BASE RENT       RENT      SQUARE FEET      % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING   EXPIRING   EXPIRING    EXPIRING     EXPIRING      EXPIRING       EXPIRING      EXPIRING      EXPIRING
------        ----------- ---------- ---------- ------------ ------------ ------------- -------------- ------------- -------------
 VACANT           NAP        27,455      6.3%         NAP         NAP         27,455           6.3%           NAP          NAP
 2004 & MTM         2         2,921      0.7     $   61,500       1.2%        30,376           7.0%      $   61,500        1.2%
 2005               3         1,501      0.3         87,276       1.7         31,877           7.3%      $  148,776        3.0%
 2006               1        29,645      6.8        340,918       6.8         61,522          14.2%      $  489,694        9.8%
 2007               0             0      0.0              0       0.0         61,522          14.2%      $  489,694        9.8%
 2008               3         1,290      0.3         89,928       1.8         62,812          14.5%      $  579,622       11.6%
 2009              34        39,824      9.2      1,481,523      29.7        102,636          23.7%      $2,061,144       41.3%
 2010               1         9,026      2.1        135,390       2.7        111,662          25.7%      $2,196,534       44.0%
 2011               1         6,230      1.4        130,830       2.6        117,892          27.2%      $2,327,364       46.7%
 2012               0             0      0.0              0       0.0        117,892          27.2%      $2,327,364       46.7%
 2013               1         1,003      0.2         29,087       0.6        118,895          27.4%      $2,356,451       47.2%
 2014              16       314,934     72.6      2,630,786      52.8        433,829         100.0%      $4,987,238      100.0%
 AFTER              0             0      0.0              0       0.0        433,829         100.0%      $4,987,238      100.0%
-----             ---       -------    -----     ----------     -----        -------         -----       ----------      -----
 TOTAL             62       433,829    100.0%    $4,987,238     100.0%


                                     A-3-13

                             REXVILLE TOWNE CENTER

                        MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:     $45,600,000
 CUT-OFF PRINCIPAL BALANCE:      $45,462,945
 % OF POOL BY IPB:               4.1%
 LOAN SELLER:                    CIBC Inc.
 BORROWER:                       MJS Rexville L.P.
 SPONSOR:                        Michael J. Scarfia, Walter R. Samuels
 ORIGINATION DATE:               02/18/04
 INTEREST RATE:                  5.4800%
 INTEREST ONLY PERIOD:           NAP
 MATURITY DATE:                  03/01/14
 FINAL MATURITY DATE:            03/01/34
 AMORTIZATION TYPE:              ARD
 ORIGINAL AMORTIZATION:          360 months
 REMAINING AMORTIZATION:         357 months
 CALL PROTECTION:                L(24),Def(89),O(4)
 CROSS-COLLATERALIZATION:        No
 LOCK BOX:                       Springing
 ADDITIONAL DEBT:                No
 ADDITIONAL DEBT TYPE:           NAP
 LOAN PURPOSE:                   Refinance

                     ESCROWS
-------------------------------------------------
 ESCROWS/RESERVES:        INITIAL        MONTHLY
                        ----------      --------
  Tax:                  $   40,833      $ 10,208
  Insurance:            $   65,450      $ 14,416
  CapEx:(1)             $    2,067      $  2,067
  TI/LC:(2)             $   14,641      $ 14,641
  Other:(3)             $2,000,000      $      0

                PROPERTY INFORMATION
-----------------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset
 TITLE:                      Fee
 PROPERTY TYPE:              Retail - Anchored
 SQUARE FOOTAGE:             188,930
 LOCATION:                   Bayamon, Puerto Rico
 YEAR BUILT/RENOVATED:       2002 & 2003
 OCCUPANCY:                  97.9%
 OCCUPANCY DATE:             02/09/04
 NUMBER OF TENANTS:          43
 HISTORICAL NOI:
  TTM AS OF 08/31/03:        $ 2,861,336
 UW NOI:                     $ 4,755,969
 UW NET CASH FLOW:           $ 4,552,808
 APPRAISED VALUE:            $60,500,000
 APPRAISAL DATE:             05/01/04

        FINANCIAL INFORMATION
-------------------------------------
 CUT-OFF DATE LOAN/SF:     $241
 CUT-OFF DATE LTV:         75.1%
 MATURITY DATE LTV:        62.9%
 UW DSCR:                  1.47x

                                                    MAJOR TENANTS
                                                                                                 BASE        LEASE
                                                      MOODY'S/    SQUARE     % OF     SALES      RENT     EXPIRATION
 TENANT NAME                     PARENT COMPANY        S&P(4)      FEET       GLA      PSF        PSF        YEAR
--------------------------   --------------------   ----------- --------- ---------- -------- ----------- -----------
 SUPERMERCADOS AMIGO, INC.   Wal-Mart (NYSE: WMT)      Aa1/AA     35,588     18.8%     $792      $10.50      2027
 OFFICE MAX                  NAP                       NAP        18,066      9.6%     NAV       $33.06      2014
 CARIBE VENTURES, INC.
  D\B\A CHUCK E. CHEESE'S    NAP                       NAP        13,600      7.2%     NAV       $25.00      2013

(1) CapEx reserves will be collected at an annual rate of $24,804, subject to a maximum of $74,420.

(2) TI/LC reserves will be collected at an annual rate of $175,697, subject to a maximum of $527,090 and replenished if drawn upon. Commencing on or about June 1, 2011, TI/LC collections will increase to $675,697/year with a new limit of $1,027,000. In the event the borrower renews or replaces at least 50% of the space expiring between 2012 and/or 2013, TI/LC collections will revert to $175,697/year, the maximum amount required to be reserved will be reduced to $527,090 and all monies in the reserve exceeding $527,090 will be disbursed to the borrower (provided no event of default is then continuing).

(3) At closing, $2,000,000 was held back until Office Max takes occupancy and commences making its rental payments. However, up to $640,000 can be released to the borrower, prior to the commencement of rental payments and/or occupancy, for tenant improvements required under the Office Max lease.

(4) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                     A-3-14

                             REXVILLE TOWNE CENTER

--------------------------------------------------------------------------------
THE LOAN. The Rexville Towne Center loan (the "Loan") is secured by a fee interest in a 188,930 square foot anchored retail shopping center located in Bayamon, Puerto Rico.

THE BORROWER. MJS Rexville L.P. (the "Borrower") is a single asset entity formed for the purpose of owning and operating Rexville Towne Center. MJS Rexville Development Corporation, the general partner, which has a 1% ownership interest, is wholly owned by Mr. Walter Samuels and Gulfcoast Irrevocable Trust
V. The limited partners include Walter Samuels (22%), Gulfcoast Irrevocable Trust V (22%), P.R.S.S. LLC (10%), Robert Richter (5%), and Jay Furman (40%). Gulfcoast Irrevocable Trust V is 100% owned and controlled by Michael Scarfia.

Walter Samuels is an experienced owner, operator and developer of commercial real estate. Mr. Samuels' portfolio currently consists of ownership interests in over 50 assets including five properties in Puerto Rico totaling approximately 2.5 million square feet. Michael Scarfia has over 30 years of experience in operating and developing commercial real estate. Mr. Scarfia is the founder and president of the Gibraltar Companies. Since 1988, the Gibraltar Companies have developed in excess of 8.0 million square feet of shopping centers with an additional 2.0 million square feet currently under construction. Jay Furman is an experienced developer of commercial properties. Currently, Mr. Furman has significant interests in more than 100 shopping centers and is the general partner and controlling member of over 85 partnerships.

THE PROPERTY. The property, which was originally constructed in phases between 2002 and 2003, is a 188,930 square foot anchored retail shopping center, located in Bayamon, Puerto Rico. The property contains seven buildings, five of which are located on outparcels. All of the outparcels with the exception of one (El Mason/Baskin Robins) were independently constructed by the tenants and are subject to ground lease agreements. The property is anchored by a 35,588 square foot Supermercados Amigo (sales of $792/sf for the nine months ended March 31, 2003 annualized) and a new 18,066 square foot Office Max. The property is also shadow anchored by a 115,000 square foot Big Kmart and a 121,078 square foot Home Depot, both of which are located within the center and are not part of the collateral. Parking is provided for 2,259 vehicles, inclusive of the outparcel sites and the shadow anchors, subject to reciprocal easement agreements.

The property is 97.9% leased by 43 tenants and anchored by Supermercados Amigo, Inc. and Office Max, which together occupy 28.4% of the NRA. The in-line/outparcel space, which is 69.5% of the net rentable area, is leased to 41 tenants, which range in size from 1,000 square feet to 13,600 square feet. Approximately 37% of the in-line/out parcel space is leased to national retailers including; Starbucks, Supercuts, Baker Shoes, Gamestop, Dollar Store, Payless Shoe Source, Kress Stores, and Chili's. The remaining 32.5% of in-line tenants is comprised of local and regional retailers including a pizza parlor, several clothing stores, and other typical in-line retailers. The Property also contains five outparcels ranging in size from 1,500 square feet to 6,752 square feet, which are all restaurants.

THE MARKET(1). The property is located in Bayamon, Puerto Rico, approximately 10 miles southwest of the capital, San Juan. As of year-end 2000, the municipality of Bayamon had a population of 224,044, a 1.72% increase from the 1990 figure. The 2000 population within the 1-, 3- and 10-mile radii of the property was 218,589, 479,579 and 1,056,106, respectively. A 1998 study of the local economy estimated the median household income for Bayamon to be $33,689, almost 30% higher than Puerto Rico's median household income of $25,931.

The property is located in Puerto Rico's northeast region that includes 13 neighborhood/community shopping centers totaling approximately 4.3 million square feet, with an average occupancy of 97.7%.

Within Bayamon there is an estimated 3.35 million square feet of retail space, including convenience, neighborhood, community, large free standing and regional shopping centers. Rents for anchor and in-line space within the property's competitive area range from $7.00/sf to $11.00/sf (NNN) and $18.00/sf to $60.00/sf (NNN), respectively. Lease terms for in-line space range from five to ten years.

PROPERTY MANAGEMENT. The property is managed by MJS Realty Management Corp., an affiliate of the Borrower.
-------------------------------------------------------------------------------


                                                        LEASE ROLLOVER SCHEDULE

                 NUMBER      SQUARE                  BASE      % OF BASE    CUMULATIVE    CUMULATIVE   CUMULATIVE    CUMULATIVE %
               OF LEASES     FEET      % OF GLA      RENT         RENT      SQUARE FEET    % OF GLA     BASE RENT    OF BASE RENT
 YEAR           EXPIRING   EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
 ----           --------   --------    --------    --------     --------    -----------    --------     ----------   ------------
 VACANT           NAP        3,879        2.1%        NAP          NAP         3,879          2.1%          NAP            NAP
 2004 & MTM         0            0        0.0              0       0.0%        3,879          2.1%      $        0        0.0%
 2005               0            0        0.0              0       0.0         3,879          2.1%      $        0        0.0%
 2006               0            0        0.0              0       0.0         3,879          2.1%      $        0        0.0%
 2007               3        5,308        2.8        172,363       3.5         9,187          4.9%      $  172,363        3.5%
 2008               1        6,300        3.3        152,000       3.1        15,487          8.2%      $  324,363        6.5%
 2009               0            0        0.0              0       0.0        15,487          8.2%      $  324,363        6.5%
 2010               0            0        0.0              0       0.0        15,487          8.2%      $  324,363        6.5%
 2011               0            0        0.0              0       0.0        15,487          8.2%      $  324,363        6.5%
 2012              29       81,937       43.4      2,596,920      52.2        97,424         51.6%      $2,921,283       58.7%
 2013               6       24,600       13.0        680,500      13.7       122,024         64.6%      $3,601,783       72.4%
 2014               1       18,066        9.6        597,300      12.0       140,090         74.1%      $4,199,083       84.4%
 AFTER              4       48,840       25.9        773,677      15.6       188,930        100.0%      $4,972,760      100.0%
-----             ---      -------      -----     ----------     -----       -------        -----       ----------      -----
 TOTAL             44      188,930      100.0%    $4,972,760     100.0%

(1) Certain information from the Rexville Towne Center loan appraisal dated May 1, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-15

                           HARBOUR LIGHTS APARTMENT

                       MORTGAGE LOAN INFORMATION
-----------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $25,000,000
 CUT-OFF PRINCIPAL BALANCE:    $25,000,000
 % OF POOL BY IPB:             2.2%
 LOAN SELLER:                  JPMorgan Chase Bank
 BORROWER:                     Harbour Lights Limited Partnership
 SPONSOR:                      FDC Equities, Inc.
 ORIGINATION DATE:             05/06/04
 INTEREST RATE:                4.4000%
 INTEREST ONLY PERIOD:         NAP
 MATURITY DATE:                06/01/14
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        360 months
 REMAINING AMORTIZATION:       360 months
 CALL PROTECTION:              L(24),Def(92),O(4)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     No
 ADDITIONAL DEBT:              No
 ADDITIONAL DEBT TYPE:         NAP
 LOAN PURPOSE:                 Refinance


                                     ESCROWS
                                     -------

Due to the loan- ratio of the Harbor Lights Apartment Loan, no escrows were required.


                PROPERTY INFORMATION
-----------------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset
 TITLE:                      Fee
 PROPERTY TYPE:              Multifamily - Garden
 UNITS:                      342
 LOCATION:                   Huntington Beach, CA
 YEAR BUILT/RENOVATED:       1970/2002
 OCCUPANCY:                  90.1%
 OCCUPANCY DATE:             04/20/04
 HISTORICAL NOI:
   2002:                     $ 3,182,324
   2003:                     $ 3,234,548
   TTM AS OF 03/31/04:       $ 3,200,348
 UW NOI:                     $ 2,968,726
 UW NET CASH FLOW:           $ 2,891,776
 APPRAISED VALUE:            $47,400,000
 APPRAISAL DATE:             03/17/04

          FINANCIAL INFORMATION
-----------------------------------------
 CUT-OFF DATE LOAN/UNIT:     $73,099
 CUT-OFF DATE LTV:           52.7%
 MATURITY LTV:               42.5%
 UW DSCR:                    1.92x

                                                    MULTIFAMILY INFORMATION

                                                                 APPROXIMATE
                                                 AVERAGE UNIT   NET RENTABLE    % OF TOTAL    AVERAGE MONTHLY    AVERAGE MONTHLY
             UNIT MIX            NO. OF UNITS    SQUARE FEET         SF             SF          ASKING RENT       MARKET RENT
------------------------------ --------------- --------------- -------------- ------------- ------------------ -----------------
 1 BEDROOM/1 BATHROOM                120              746           89,472         21.0%          $1,210             $1,195

 2 BEDROOM/ 2 BATHROOM               168            1,100          184,800         53.2%          $1,445             $1,450

 2 BEDROOM/ 2 BATHROOM + DEN          54            1,351           72,954         25.8%          $1,625             $1,625
                                     ---            -----          -------        -----           ------             ------
 TOTAL/AVERAGE                       342            1,015          347,226        100.0%          $1,391             $1,388


                                     A-3-16

                           HARBOUR LIGHTS APARTMENT

--------------------------------------------------------------------------------
THE LOAN. The Harbour Lights Apartment loan is secured by a first mortgage interest in a garden style apartment complex consisting of 342 units on approximately 8.4 acres.

THE BORROWER. The borrower is Harbour Lights Limited Partnership. The borrower is a single purpose entity that is controlled by FDC Equities, Inc., which is engaged in asset management, real estate syndication and partnership administration. FDC Equities is the General Partner of 29 limited partnerships, which comprise over 1,100 investors. These partnerships own apartment complexes located in central and southern California, which comprise 3,485 apartment units with a value in excess of $280 million. FDC Equities holds equity portions in the partnerships as General Partner with percentage interests ranging from 1% to 50%. During 1994 and 1995, FDC was involved in the acquisition, development and syndication of projects comprising over 890 apartment units and raised more than $8.5 million in equity capital for such acquisitions.

FDC Equities, Inc. is the successor company to Fredricks Development Corporation. During the 1970s and 1980s, Fredricks constructed over 15,000 residential units in Southern California while syndicating more than thirty apartment projects and raising more than $56 million in equity capital.

THE PROPERTY. The Harbour Lights Apartments property is located in Huntington Beach, California. The Harbour Lights apartment complex consists of 342 units and is currently 90.1% occupied. Unit amenities include private decks and patios, walk-in closets, air conditioning and central heating, dishwashers, and refrigerators. Property amenities include elevators, heated pool and spa, fitness center, landscaped grounds, covered parking, clubhouse, and laundry facilities.

THE MARKET(1). The Harbour Lights Apartments are located in Huntington Beach, California, which is a part of Orange County. The property is located on Saybrook Lane and includes frontage on both Boardwalk Drive and Pickwick Circle. The neighborhood is located in the northwestern section of the city of Huntington Beach in the Huntington Harbour area. Interstate 405 and Pacific Coast Highway 1 provide efficient access to the area. Additionally, it is 25 miles from Los Angeles International Airport.

The complex is part of a neighborhood about 1/4 mile east of Huntington Harbour and is near the Pacific Ocean. The immediate neighborhood consists largely of multifamily properties, single-family homes, and condos. The Harbour View Park and the Harbour View Elementary School are located to the north of the property. Huntington Harbour Mall, which consists of retail and office space, is to the south.

Information provided by REIS identifies the property as part of the Orange County/Huntington Beach submarket. The populations within the 1-, 3-, and 5-mile radii of the property were 20,161, 74,468, and 276,236, respectively in 2003. The Orange County multifamily market contains 194,495 units across 1,428 total properties. Vacancy rates at competitive properties in this market are found to be 4.2% on average.

PROPERTY MANAGEMENT. The manager of Harbour Lights is FDC Management, Inc, an affiliate of the borrower. FDC Management Inc. is a 12-year old company that manages over 4,000 apartment units in California.
-------------------------------------------------------------------------------

(1) Certain information from Harbour Lights Apartment's appraisal dated March 17, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                     A-3-17

                             CEDARVILLE WAREHOUSE

                    LOAN INFORMATION
--------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:     $25,000,000
 CUT-OFF PRINCIPAL BALANCE:      $25,000,000
 % OF POOL BY IPB:               2.2%
 LOAN SELLER:                    CIBC Inc.
 BORROWER:                       Cedarville II, Inc.
 SPONSOR:                        Abdelrahman Ayyad
 ORIGINATION DATE:               06/08/04
 INTEREST RATE:                  7.0200%
 INTEREST ONLY PERIOD:           NAP
 MATURITY DATE:                  07/01/14
 AMORTIZATION TYPE:              Balloon
 ORIGINAL AMORTIZATION:          240 months
 REMAINING AMORTIZATION:         240 months
 CALL PROTECTION:                L(23),Def(93),O(4)
 CROSS-COLLATERALIZATION:        No
 LOCK BOX:                       Springing
 ADDITIONAL DEBT:                No
 ADDITIONAL DEBT TYPE:           NAP
 LOAN PURPOSE:                   Refinance

                        ESCROWS
-------------------------------------------------------
 ESCROWS/RESERVES:          INITIAL       MONTHLY
                          ----------      -------
   Tax:                   $  258,968      $21,581
   Insurance:             $   14,897      $ 3,724
   CapEx:                 $    5,204      $ 5,204
   Engineering:           $    7,938      $     0
   GSA SLA Reserve:(1)    $1,000,000      $     0
   GSA Work Reserve:(2)   $   77,915      $     0

                        PROPERTY INFORMATION
--------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset
 TITLE:                      Fee
 PROPERTY TYPE:              Industrial - Warehouse/Distribution
 SQUARE FOOTAGE:             624,502
 LOCATION:                   Brandywine, MD
 YEAR BUILT/RENOVATED:       1992
 OCCUPANCY:                  100.0%
 OCCUPANCY DATE:             05/01/04
 UW NOI:                     $3,116,338
 UW NET CASH FLOW:           $2,929,264
 APPRAISED VALUE:            $35,000,000
 APPRAISAL DATE:             03/23/04

        FINANCIAL INFORMATION
-------------------------------------
 CUT-OFF DATE LOAN/SF:      $40
 CUT-OFF DATE LTV:          71.4%
 MATURITY DATE LTV:         48.7%
 UW DSCR:                   1.26x

                                                        SIGNIFICANT TENANTS

                                                            MOODY'S/       SQUARE       % OF         BASE            LEASE
       TENANT NAME                 PARENT COMPANY            S&P(3)         FEET         GLA       RENT PSF     EXPIRATION YEAR
--------------------------   --------------------------   ------------   ----------   ----------   ----------   ----------------
 REGENCY FURNITURE, INC.     Regency Furniture, Inc.         NAP           483,139      77.4%        $5.28            2019

 GENERAL SERVICES
  ADMINISTRATION(4)          United States Government        Aaa/AAA       141,363      22.6%        $6.54            2014

(1) The lender held back $1,000,000 at closing. The funds will be released to the borrower when two General Services Administration lease amendments ("SLA 2 and SLA 3") are signed, the GSA provides satisfactory estoppels for SLA 2 and SLA 3 and confirmation that the GSA will commence payment of rent on August 1, 2004 on the entire 141,363 square feet; provided, however, that if the GSA commences payment of rent on a date other than August 1, 2004, the borrower is required to provide evidence that GSA has actually commenced payment of rent as set forth under SLA 3.

(2) The lender held back $77,915 at closing. The funds will be released to the borrower when the GSA is in occupancy and paying rent on all of its 141,363 square feet, all work in connection with the construction under SLA 3 has been completed and any required approval from the applicable government entity has been issued with respect to the expansion premises, and GSA provides a satisfactory estoppel confirming the foregoing matters.

(3) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(4) The General Services Administration ("GSA") currently leases 72,627 square feet at $5.78/sf modified gross for 10 years that expires on November 30, 2013. Although two supplemental lease agreements ("SLA 2" and "SLA 3") have not been signed, they have been agreed to in principle by the GSA and are currently in the final approval/signature process. Under SLA 2 and SLA 3, the GSA will combine its initial 72,627 square feet with the expansion 68,736 square feet, for a total of 141,363 square feet at a base rental rate of $6.54/sf modified gross until January 31, 2014.


                                     A-3-18

                             CEDARVILLE WAREHOUSE

--------------------------------------------------------------------------------
THE LOAN. The Cedarville Warehouse loan (the "Loan") is secured by a fee interest in a 624,502 square foot industrial/warehouse prop erty located in Brandywine, Maryland.

THE BORROWER. Cedarville II, Inc. (the "Borrower") is a single asset entity that is 100% owned and controlled by Abdelrahman Ayyad. The ownership interest is comprised of the three tenants in common: 7900 Cedarville Road, LLC (88.69%); Trisun Brandywine LLC (5.54%); and SB Brandywine LLC (5.77%). 7900 Cedarville Road, LLC is 100% owned and controlled by the principal, Abdelrahman Ayyad.

Mr. Ayyad is the founder and owner of Regency Furniture, Inc. ("Regency") and has been in the furniture business since 1996. In 1998, Mr. Ayyad had opened Regency's first store in Fairfax, Virginia and has since opened three other Regency stores including the subject property, which serves as the corporate headquarters and warehouse. Mr. Ayyad's real estate portfolio includes the subject property, four assets in Maryland and six assets in Washington, D.C.

THE PROPERTY. Cedarville Warehouse is a 624,502 square foot industrial/warehouse building situated on a 56.1 acre site in Brandywine, Maryland. The property, which was constructed in 1992, has 147 working loading docks and a ceiling height of 30.25 feet. In addition, the property has one drive-up dock located on the east side of the building. Approximately 4% (24,980 square feet) of the property's NRA consists of office finish.

The property is 89% leased, but 100% occupied by two tenants: Regency and the General Services Administration ("GSA"). Regency leases 483,139 square feet or 77.4% of the NRA under a 15-year NNN lease at a rental rate of $5.28/sf with 3.0% annual increases. Regency's lease is personally guaranteed by Abdelrahman Ayyad, the Borrower's sponsor. Regency's space could be subdivided for multi-tenant use.

The GSA currently leases 72,627 square feet at $5.78/sf modified gross for 10 years that expires on November 30, 2013. Although two supplemental lease agreements ("SLA 2" and "SLA 3") have not been signed, they have been agreed to in principle by the GSA and are currently in the final approval/signature process. As such, the lender held back $1,000,000, which will be released to the Borrower upon the receipt of SLA 2 and SLA 3, and a satisfactory estoppel for both SLA 2 and SLA 3 and confirmation that the GSA will commence paying rent on August 1, 2004 on the entire 141,363 square feet. Lender held back $77,915, which will be released to the Borrower upon the receipt of, and confirmation that all work in connection with the construction under SLA 3 has been completed and any required approval from the applicable government entity has been issued with respect to the expansion premises, evidence that the GSA is in occupancy and paying rent on all 141,363 square feet and an estoppel satisfactory to lender confirming the foregoing matters. Under SLA 2 and SLA 3, the GSA will combine its initial 72,627 square feet with the expansion 68,736 square feet, for a total of 141,363 square feet at a base rental rate of $6.54/sf modified gross until January 31, 2014. The GSA is responsible for the reimbursement of real estate taxes and operating expenses over a base year. The GSA space is used to store office equipment and supplies for the National Oceanic and Atmospheric Administration.

Commencing January 31, 2013, one year prior to GSA's lease expiration, the lender will institute a cash flow sweep. The cash flow sweep will cease with funds remitted to the Borrower should the GSA renew its lease for a term no less than five years or an acceptable replacement lease is entered into. Further, all excess cash flow will be swept if the DSCR drops below 1.15x.

THE MARKET(1). The property is located in the Washington, D.C. Primary Metropolitan Statistical Area ("PMSA"), which had a population of approximately
5.19 million people as of 2003. The property is located in Prince George's County, 21 miles southeast of Washington D.C. Prince George's County is the third most populated county in the PMSA with an estimated 2003 population of 830,419 people. The 2003 population within the 1-, 3- and 5-mile radii of the property is 1,416, 17,382 and 54,440, respectively. The median household income within the 1-, 3- and 5-mile radii of the property is $77,140, $67,674 and $66,121, respectively, compared to the median household income for Prince George's County of $60,273.

The property is located at the corner of Route 301 and Cedarville Road and has good visibility from both arteries. Immediate access to the property is provided by a single entrance off Cedarville Road on the south side of the Property. The property has convenient access to southern Maryland and other parts of the Washington, D.C. metropolitan area via Highway 301 and State Road
5. Highway 301, also known as Crain Road, is primarily an eight-lane road that traverses the neighborhood in a north-south direction, providing access to Charles and St. Mary's Counties to the south and Prince George's County and U.S. Route 50 to the north. State Road 5 also provides north-south access to the area. This arterial merges with Interstate 495 approximately 12 miles north of the property.

The Washington, D.C. industrial market is comprised of 30 submarkets that include 142.8 million square feet with a 10.4% vacancy rate as of the fourth quarter 2003. The subject's submarket of Prince George's County consists of
47.9 million square feet, with an overall vacancy rate of 11.5%. Asking rents for industrial space in Prince George's County submarket average $6.71/psf as of the fourth quarter of 2003. The property can be further classified as part of the Brandywine/Upper Marlboro micro-market, which has a total inventory of 2,250,394 square feet in 19 buildings with a 3.9% vacancy rate.

PROPERTY MANAGEMENT. The property is managed by Santay Realty, LLC, an affiliate of the Borrower.
-------------------------------------------------------------------------------

(1) Based on information from the Cedarville Warehouse loan appraisal dated March 23, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


                                     A-3-19

                      AVION MIDRISE III AND IV PORTFOLIO

                      LOAN INFORMATION
------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $23,700,000
 CUT-OFF PRINCIPAL BALANCE:    $23,651,824
 % OF POOL BY IPB:             2.1%
 LOAN SELLER:                  CIBC Inc.
 BORROWER:                     ARG at Avion II, LLC
 SPONSOR:                      Advance Realty Group, LLC
 ORIGINATION DATE:             03/31/04
 INTEREST RATE:                5.5200%
 INTEREST ONLY PERIOD:         NAP
 MATURITY DATE:                04/01/14
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        360 months
 REMAINING AMORTIZATION:       358 months
 CALL PROTECTION:              L(24),Def(90),O(4)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     Springing
 ADDITIONAL DEBT:              No
 ADDITIONAL DEBT TYPE:         NAP
 LOAN PURPOSE:                 Acquisition

                    ESCROWS
-----------------------------------------------
 ESCROWS/RESERVES:       INITIAL      MONTHLY
                        ---------     -------
  Taxes:                $ 106,473     $ 17,745
  Insurance:            $  41,203     $  3,434
  CapEx:                $   2,384     $  2,384

              PROPERTY INFORMATION
------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Portfolio
 TITLE:                    Fee
 PROPERTY TYPE:            Office - Suburban
 SQUARE FOOTAGE:           143,011
 LOCATION:                 Chantilly, VA
 YEAR BUILT/RENOVATED:     Avion III: 2003
                           Avion IV: 2001
 OCCUPANCY:                100.0%
 OCCUPANCY DATE:           06/01/04
 NUMBER OF TENANTS:        2
 HISTORICAL NOI:
   2002:                   $1,514,868
   2003:                   $1,131,079
   TTM AS OF 10/31/03:     $1,131,079
 UW NOI:                   $2,386,135
 UW NET CASH FLOW:         $2,162,951
 APPRAISED VALUE:          $32,100,000
 APPRAISAL DATE:           02/10/04

       FINANCIAL INFORMATION
-----------------------------------
 CUT-OFF DATE LOAN/SF:    $165
 CUT-OFF DATE LTV:        73.7%
 MATURITY DATE LTV:       61.7%
 UW DSCR:                 1.34x

                                                  SIGNIFICANT TENANTS
                                                                                                    BASE       LEASE
                                                                 MOODY'S/    SQUARE      % OF       RENT     EXPIRATION
 TENANT NAME                               PARENT COMPANY         S&P(1)      FEET        GLA        PSF        YEAR
---------------------------------- -------------------------- ------------ ---------- ---------- ----------- -----------
 LOCKHEED MARTIN CORP.             Lockheed Martin Corp.         Baa2/BBB    71,507      50.0%     $20.35       2008
 GENERAL SERVICES ADMINISTRATION   United States Government      Aaa/AAA     71,504      50.0%     $25.74       2012

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                     A-3-20

                      AVION MIDRISE III AND IV PORTFOLIO

--------------------------------------------------------------------------------
THE LOAN. The Avion Midrise III & IV loan (the "Loan") is secured by a fee interest in two office buildings comprising 143,011 square feet located in Chantilly, Virginia.

THE BORROWER. ARG at Avion II, LLC (the "Borrower") is a single asset entity owned by BOI II LLC, which is owned by BEDCAP Opportunity Investors, LLC (99%) and Advance 200, Inc. (1%). Both of these entities are owned 100% by Advance Realty Advisors, LLC, which is owned by Advance Realty Group, LLC, the Borrower's sponsor.

Advance Realty Group is a full service real estate firm that develops, acquires, leases and manages suburban office, flex, R&D, retail, and industrial properties. Advance Realty Group owns 5.17 million square feet and manages an additional 1.2 million square feet of commercial real estate in Northern and Central New Jersey, Washington, D.C., Boston, and Philadelphia metropolitan areas. Advance Realty Group has over 1.3 million square feet of office space under ownership in the suburban Washington D.C. market, inclusive of seven office/flex buildings encompassing 586,446 square feet in the Avion Business Park (not including Avion Midrise III & IV).

THE PROPERTY. Avion Midrise III & IV consists of two, three-story office properties, together comprising 143,011 square feet (Avion Midrise III: 71,507 sf, Avion Midrise IV: 71,504 sf) located on a 11.39 acre parcel in Chantilly, Virginia. The properties were constructed in 2001 (Avion Midrise IV) and 2003 (Avion Midrise III) and are situated in the Avion Business Park, a master-planned community comprised of 23 properties situated on a 188-acre, multi-use business campus comprised of office, R&D, and flex buildings. The properties are 100% occupied by two investment grade tenants.

Avion Midrise III is fully occupied by Lockheed Martin Corp., rated "BBB" by S&P and "Baa2" by Moody's. Lockheed Martin Corp. is the world's largest defense contractor, with principal businesses including Electronic Systems, Space Systems, Aeronautics, Integrated Systems and Solutions, and IT Services. Lockheed Martin Corp. is subject to a 5-year lease expiring on September 30, 2008 with one, 4-year extension option.

Lockheed Martin Corp. has a one-time early termination option on October 31, 2006 with a nine-month notice provision and a $2,367,925 ($33.11/sf) cancellation fee, which is equal to approximately 17 months of debt service. In addition, in the event that Lockheed Martin provides notice of lease termination, the lender will sweep all excess cash flow. Together, the cancellation fee and the cash flow sweep would provide approximately $3,036,622 or $42.47/sf.

Avion Midrise IV is fully occupied by the General Services Administration (the "GSA"), rated "AAA" by S&P and "Aaa" by Moody's. The GSA is one of three central management agencies that set Federal policy in such areas as Federal procurement, real property management, and information resource management. The space is occupied by the Drug Enforcement Agency. The GSA is subject to a 10-year lease expiring on January 31, 2012 with two, 5-year extension options.

The Loan is structured with a cash flow sweep that will spring twelve months prior to the expiration of either tenant's lease, provided that the tenant does not extend or is not replaced. As a result of the all-excess cash flow sweep, approximately $1.2 million ($16.60/sf) will be available on September 30, 2008 and approximately $1.8 million ($25.22/sf) available on January 31, 2012 to re-tenant the Lockheed Martin and the GSA spaces, respectively, if the tenants vacate.

Releases of individual properties are permitted subject to defeasance of 125% of the allocated loan amount and a minimum DSCR of 1.25x on the remaining exposure post release.

THE MARKET(1). The properties are located in the Washington, D.C. Primary Metropolitan Statistical Area ("PMSA"), which has a population of approximately
5.22 million people as of 2003. The properties are located in Fairfax County, the most populated county in the PMSA with approximately one million people. The properties are located approximately 18 miles west of downtown Washington, D.C., along the southern border of Dulles International Airport. According to ESRI BIS, Chantilly had an estimated 2003 population of 45,067 and median household income of $100,534 per year.

The Northern Virginia office market consists of approximately 157 million square feet spread across 6 submarkets, with Reston/Herndon being the largest at over 27 million square feet, with a vacancy rate of 13.2% and average asking rents of $24.73/sf (modified gross) as of 4th quarter 2003. In 2003 the Northern Virginia Office market had a positive absorption of approximately 5 million square feet.

The properties are located in the Route 28 South submarket, which is also known as Dulles South. The submarket consists of 113 office buildings containing 8.2 million square feet of office inventory, of which 2.2 million square feet is Class "A" space. During 2003, the direct vacancy rate for the Route 28 South submarket was 16.50%, however, the 16 Class "A" buildings (including the Properties) in the Route 28 South submarket had an overall vacancy rate of 4.3%.

The properties are located within the Avion Business Park, which is currently 98.1% occupied. The Avion Business Park has excellent visibility and access from Lee Jackson Memorial Highway (Route 50), a six-lane thoroughfare serving as the main east/west route in the Properties' immediate area. Secondary access is available via Stonecroft Boulevard on the west side of the park. I-66 is located approximately six miles east and provides direct access to the Capital Beltway (I-95 and I-495) and addition to downtown Washington, D.C. In addition, Route 28, located approximately 1/4 mile east of the subject, provides access to Dulles International Airport.

PROPERTY MANAGEMENT. The property is managed by Advance Realty Management, Inc., an affiliate of the Borrower.
-------------------------------------------------------------------------------

(1) Certain information from the Avion III & IV Loan appraisals dated February 10, 2004, unless otherwise stated. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of any of the assumptions underlying the appraisals.

                                     A-3-21

              RIDGEMONT APARTMENTS AND MOUNTAIN BROOK APARTMENTS

              MORTGAGE LOAN INFORMATION
------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $16,925,000
 CUT-OFF PRINCIPAL BALANCE:    $16,925,000
 % OF POOL BY IPB:             1.5%
 LOAN SELLER:                  CIBC Inc.
 BORROWER:                     Ridge Mountain, LLC
 SPONSOR:                      John Gosnell
 ORIGINATION DATE:             05/07/04
 INTEREST RATE:                6.3600%
 INTEREST ONLY PERIOD:         NAP
 MATURITY DATE:                06/01/14
 AMORTIZATION TYPE:            Balloon
 ORIGINAL AMORTIZATION:        360 months
 REMAINING AMORTIZATION:       360 months
 CALL PROTECTION:              L(24),Def(92),O(4)
 CROSS-COLLATERALIZATION:      No
 LOCK BOX:                     No
 ADDITIONAL DEBT:              $1,075,000
 ADDITIONAL DEBT TYPE:         B-Note
 LOAN PURPOSE:                 Acquisition

                 ESCROWS
-----------------------------------------
 ESCROWS/RESERVES:  INITIAL      MONTHLY
                   --------      -------
  Taxes:           $252,207      $25,221
  Insurance:       $ 15,697      $ 5,232
  CapEx:           $ 10,542      $10,542

               PROPERTY INFORMATION
---------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Portfolio
 TITLE:                    Fee
 PROPERTY TYPE:            Multifamily - Garden
 UNITS:                    506
 LOCATION:                 Various, TN
 YEAR BUILT/RENOVATED:     1987 - 1988
 OCCUPANCY:                92.5%
 OCCUPANCY DATE:           03/22/04
 HISTORICAL NOI:
  2002:                    $1,444,244
  2003:                    $1,517,562
  TTM AS OF 02/29/04:      $1,505,364
 UW NOI:                   $1,676,141
 UW NET CASH FLOW:         $1,549,641
 APPRAISED VALUE:          $21,500,000
 APPRAISAL DATE:           03/16/04

         FINANCIAL INFORMATION
---------------------------------------
 CUT-OFF DATE LOAN/UNIT:   $33,449
 CUT-OFF DATE LTV:         78.7%
 MATURITY LTV:             67.5%
 UW DSCR:                  1.22x


                                     A-3-22

              RIDGEMONT APARTMENTS AND MOUNTAIN BROOK APARTMENTS

                                         RIDGEMONT APARTMENTS MULTIFAMILY INFORMATION

                                                                APPROXIMATE
                                                 AVERAGE       NET RENTABLE    % OF TOTAL    AVERAGE MONTHLY    AVERAGE MONTHLY
           UNIT MIX          NO. OF UNITS   UNIT SQUARE FEET        SF             SF             RENT           MARKET RENT
-------------------------- --------------- ------------------ -------------- ------------- ------------------ -----------------
 1 BEDROOM/1 BATH                 68                732            49,776         25.9%           $498               $540

 1 BEDROOM/1 BATH DELUXE          58                792            45,936         23.9%           $517               $568

 2 BEDROOM/2 BATH                 68                946            64,328         33.5%           $607               $655

 2 BEDROOM/2 BATH DELUXE          32              1,005            32,160         16.7%           $648               $700
                                 ---              -----           -------        -----            ----               ----
 TOTAL/AVERAGE                   226                850           192,200        100.0%           $557               $604

                     MOUNTAIN BROOK APARTMENTS MULTIFAMILY INFORMATION

 1 BEDROOM/1 BATH              72       732       52,704         22.3%     $485      $505

 1 BEDROOM/1 BATH DELUXE       98       792       77,616         32.8%     $515      $530

 2 BEDROOM/2 BATH              70       943       66,010         27.9%     $564      $605

 2 BEDROOM/2 BATH DELUXE       40     1,005       40,200         17.0%     $653      $675
                              ---     -----      -------        -----      ----      ----
 TOTAL/AVERAGE                280       845      236,530        100.0%     $539      $563

THE LOAN. The Ridgemont Apartments and Mountain Brook Apartments loan (the "Loan") is secured by a fee interest in two multifamily properties comprising 506 units, located in Red Bank and Chattanooga, Tennessee, respectively.

THE BORROWER. Ridge Mountain, LLC (the "Borrower") is a single asset entity owned by John Gosnell, who owns four other multifamily properties totaling 568 units where he is involved in all aspects of the property ownership and management.

THE PROPERTY. Ridgemont Apartments ("Ridgemont") is a 226 unit multifamily property situated on a 23.51-acre parcel of land located on the southeast side of Ashmore Avenue in Red Bank, Tennessee. Ridgemont is improved with 12, two- and three-story buildings that were constructed in 1988. Ridgemont's amenities include a leasing office/clubhouse, two laundry rooms, an exercise building that contains a hot tub, and a swimming pool and basketball court.

Mountain Brook Apartments ("Mountain Brook") is a 280 unit multifamily property situated on a 42.93-acre parcel of land located on the west side of Mountain Creek Road in Chattanooga, Tennessee. Mountain Brook is improved with 19, two- and three-story buildings that were constructed in 1987. Mountain Brook's amenities include a swimming pool, tennis court, two laundry rooms and a leasing office/clubhouse that contains an exercise facility.

There are no releases permitted under the Loan documents.

THE MARKET(1). Ridgemont and Mountain Brook are located in the Chattanooga MSA that has a current population of 468,000. The properties are located in Hamilton County, which grew 7.8% between 1990 and 2000, and has a population of 307,896 as of 2000.

Ridgemont is located in the town of Red Bank, a predominantly suburban community three miles north of the Chattanooga CBD. Interstates 24, 59 and 75, which traverse Red Bank, provide access to the Chattanooga CBD. The population within the 1-, 3- and 5-mile radii is 4,644, 32,106 and 87,566, respectively. The median household income in the 1-, 3-, and 5 mile radii is $31,103, $32,488 and $33,000, respectively.

Mountain Brook is located along North Runyon Drive, approximately six miles north of the Chattanooga CBD, and is part of the greater Chattanooga-Georgia MSA. The property is situated along the eastern base of Signal Mountain, which is an upscale neighborhood in the City of Chattanooga. The population within the 1-, 3- and 5-mile radii is 4,817, 32,094 and 66,913, respectively. The median household income in the 1-, 3-, and 5-mile radii is $36,732, $42,614 and $40,294, respectively.

Both properties are located in predominantly residential areas comprised of single-family residential homes, several multifamily rental complexes, and several commercial properties. Both neighborhoods are between 50% and 75% developed. Both properties are located in the North Chattanooga submarket, which had a vacancy rate of 9.0% as of the 4th Quarter 2003 according to REIS.

PROPERTY MANAGEMENT. Ridgemont and Mountain Brook are self-managed.
-------------------------------------------------------------------------------

(1) Certain information from the Ridgemont Apartments and Mountain Brook Apartments Loan appraisals dated March 16, 2004, unless otherwise stated. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


                                     A-3-23

                            KINGS POINTE APARTMENTS

                      MORTGAGE LOAN INFORMATION
---------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:     $16,500,000
 CUT-OFF PRINCIPAL BALANCE:      $16,500,000
 % OF POOL BY IPB:               1.5%
 LOAN SELLER:                    JPMorgan Chase Bank
 BORROWER:                       Kings Pointe Apartments, L.L.C.
 SPONSOR:                        Charles F. Weber, Betty A. Weber
 ORIGINATION DATE:               05/13/04
 INTEREST RATE:                  4.6700%
 INTEREST ONLY PERIOD:           60 months
 MATURITY DATE:                  06/01/14
 AMORTIZATION TYPE:              IO-Balloon
 ORIGINAL AMORTIZATION:          360 months
 REMAINING AMORTIZATION:         360 months
 CALL PROTECTION:                L(24),Def(92),O(4)
 CROSS-COLLATERALIZATION:        NAP
 LOCK BOX:                       NAP
 ADDITIONAL DEBT:                NAP
 ADDITIONAL DEBT TYPE:           NAP
 LOAN PURPOSE:                   Refinance

                     ESCROWS
--------------------------------------------------
 ESCROWS/RESERVES:      INITIAL      MONTHLY
                       --------      -------
   Taxes:              $181,399      $18,140
   Insurance:          $ 17,805      $ 4,451

                PROPERTY INFORMATION
-----------------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset
 TITLE:                      Fee
 PROPERTY TYPE:              Multifamily - Garden
 UNITS:                      244
 LOCATION:                   Fayetteville, NC
 YEAR BUILT/RENOVATED:       1998
 OCCUPANCY:                  100.0%
 OCCUPANCY DATE:             02/29/04
 HISTORICAL NOI:
   2002:                     $1,782,076
   2003:                     $1,758,760
 UW NOI:                     $1,605,959
 UW NET CASH FLOW:           $1,551,984
 APPRAISED VALUE:            $22,525,000
 APPRAISAL DATE:             03/26/04

         FINANCIAL INFORMATION
----------------------------------------
 CUT-OFF DATE LOAN/UNIT:     $67,623
 CUT-OFF DATE LTV:           73.3%
 MATURITY LTV:               67.2%
 UW DSCR:                    1.52x

                                                 MULTIFAMILY INFORMATION

                                                           APPROXIMATE
                                           AVERAGE UNIT   NET RENTABLE    % OF TOTAL    AVERAGE MONTHLY    AVERAGE MONTHLY
          UNIT MIX         NO. OF UNITS    SQUARE FEET         SF             SF          ASKING RENT       MARKET RENT
------------------------ --------------- --------------- -------------- ------------- ------------------ -----------------
 1 Bedroom/1 Bathroom           60              836           50,160         18.9%           $714               $714

 2 Bedroom/ 2 Bathroom         158            1,157          182,806         68.8%           $823               $823

 3 Bedroom/ 2 Bathroom          26            1,255           32,630         12.3%           $907               $907
                               ---            -----          -------        -----            ----               ----
 TOTAL/AVERAGE                 244            1,089          265,596        100.0%           $805               $805



                                     A-3-24

                            KINGS POINTE APARTMENTS

--------------------------------------------------------------------------------
THE LOAN. The Kings Pointe Apartments loan is secured by a first mortgage interest on a class A garden style apartment community consisting of 244 units on approximately 15.8 acres.

THE BORROWER. The borrower is Kings Pointe Apartments, L.L.C. The borrower is a single purpose entity that is controlled by Chuck and Betty Webber. Chuck Webber is a local developer currently owning and operating 3 multifamily projects in the Fayetteville area, and has been in the real estate field for over 30 years. Additionally Mr. Webber has been a builder since 1998 and has developed multifamily and office units, as well as a 528 unit condominium complex in that time.

THE PROPERTY. The Kings Pointe Apartments property is located in Fayetteville, North Carolina. The Kings Pointe apartment complex is comprised of ten three-story buildings totaling 244 units with nine different floor plan options. The property was built in 1998 and is currently 100.0% occupied. Unit amenities include built in entertainment center, built in computer desk, washer/dryer combination, dishwasher, refrigerator, and gas log fireplace. Property amenities include a swimming pool, fitness center with trainers, and lakeside setting.

THE MARKET. The Kings Pointe Apartments property is located in Fayetteville, Cumberland County, North Carolina on the east side of Westlake Road, north of its intersection with Morganton Road. The main entrance to the property is off of Westlake Road. There is a traffic signal at the intersection of Morganton Road and Westlake allowing easy access to the property. The property is located on Westlake Road in the western part of the city, 1.5 miles west of Cross Creek Mall and 4 miles east of Fort Bragg military base. Morganton Road and Interstate 401 provide access to the area, and serve as major throughways to the Cross Creek retail corridor.

The subject is located in the residential corridor of Fayetteville, serving Fort Bragg and the city of Fayetteville. There are currently approximately 10,711 units in the Fayetteville market as of January 2004, with the central mid-town submarket contributing approximately 60.0% or approximately 6,396 units. The average occupancy rate for the Fayetteville market as of January 2004 was approximately 93.6% and approximately 96.0% for the submarket. The average household income within a 5-mile radius of the subject property as of 2003 was approximately $53,592.The comparable properties report occupancy rates of approximately 98.0% to approximately 100.0%. The subject's current occupancy is 100.0%.

PROPERTY MANAGEMENT. The manager of Kings Pointe Apartments is Morganton Development, which is owned by the borrower. Morganton Development has managed multifamily properties since 1990 and currently manages over 650 units.
-------------------------------------------------------------------------------


                                     A-3-25

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

ANNEX B
CERTAIN CHARACTERISTICS OF MULTIFAMILY & MANUFACTURED HOUSING LOANS


LOAN #   ORIGINATOR  PROPERTY NAME                                                 STREET ADDRESS                   CITY
------   ----------  -------------                                                 --------------                   ----
  6         JPMCB    Harbour Lights Apartment                                      16700 Saybrook Lane              Huntington Beach
  9         CIBC     Ridgemont Apartments and Mountain Brook Apartments Portfolio  Various                          Various
 9.1        CIBC     Ridgemont Apartments                                          20 Mason Drive                   Redbank
 9.2        CIBC     Mountain Brook Apartments                                     1185 Mountain Creek Road         Chattanooga
  10        JPMCB    Kings Pointe Apartments                                       230 Sawtooth Drive               Fayetteville
  11        CIBC     Resort at Coronado Ranch                                      7777 South Jones Boulevard       Las Vegas
  14        CIBC     Riverbend in Allentown                                        250 South Penn Street            Allentown
  16        CIBC     326 Warren Street                                             326 Warren Street                Brooklyn
  28        CIBC     Triangle Pointe Apartments                                    600 Discovery Way                Durham
  30        CIBC     Rosewood Village                                              11211 John F. Kennedy Drive      Hagerstown
  35        CIBC     Indian Oaks MHP                                               7236 Declaration Drive           Sellersburg
  39        JPMCB    Idlewild Apartments                                           5723 Cedars East Court           Charlotte
  42        JPMCB    Pecan Park                                                    1217 Westwood Drive              Rosenberg
  55        JPMCB    Beef Bend Court                                               13830 Southwest Chinn Lane       Tigard
  57        CIBC     Bellaire Garden Apartments                                    6120 Bellaire Boulevard          Houston
  61        JPMCB    Deerbrook Garden Apartments                                   1230 FM 1960 Bypass Road East    Humble
  77        CIBC     Northlake Manor Apartments                                    6910 Old North Belt Drive        Humble
  78        JPMCB    Bay Pointe Apartments                                         3155 Shattuck Arms Boulevard     Saginaw
  85        CIBC     Burnham Woods Apartments                                      3130 Mangum Road                 Houston
  86        JPMCB    Country Side Village                                          9 Lantern Lane                   Shippensburg
  89        CIBC     Windswept Gardens Apartments                                  6320 Windswept Lane              Houston
  93        CIBC     Dunhill Apartments                                            2802 West T.C. Jester Boulevard  Houston
  96        JPMCB    Birchtree Estates                                             5847 DeBarr Road                 Anchorage
  97        JPMCB    Magnolia Crossing Mobile Home Park                            Magnolia Canterbury Road         Magnolia
  98        JPMCB    Brookstone Townhomes                                          2831-2885 Eggimann Road          Fitchburg
 100        JPMCB    Townehouse Plaza                                              6211 DeBarr Road                 Anchorage


                                                   NUMBER OF   PROPERTY                 PROPERTY                    CURRENT
    LOAN #      STATE   ZIP CODE   COUNTY         PROPERTIES   TYPE                     SUBTYPE                   BALANCE ($)
    ------      -----   --------   ------         ----------   ----                     -------                   -----------
      6          CA       92649    Orange              1       Multifamily              Garden                     25,000,000.00
      9          TN      Various   Hamilton            2       Multifamily              Garden                     16,925,000.00
     9.1         TN       37415    Hamilton            1       Multifamily              Garden                      7,715,000.00
     9.2         TN       37405    Hamilton            1       Multifamily              Garden                      9,210,000.00
      10         NC       28314    Cumberland          1       Multifamily              Garden                     16,500,000.00
      11         NV       89139    Clark               1       Multifamily              Garden                     15,982,997.43
      14         PA       18102    Lehigh              1       Multifamily              Garden                     13,970,233.17
      16         NY       11201    Kings               1       Multifamily              Mid/High Rise              12,880,000.00
      28         NC       27703    Durham              1       Multifamily              Garden                     10,056,000.00
      30         MD       21742    Washington          1       Multifamily              Garden                      9,989,744.60
      35         IN       47172    Clark               1       Manufactured Housing     Manufactured Housing        9,562,500.00
      39         NC       28212    Mecklenburg         1       Multifamily              Garden                      8,500,000.00
      42         TX       77471    Fort Bend           1       Multifamily              Garden                      7,700,000.00
      55         OR       97224    Washington          1       Multifamily              Garden                      5,500,000.00
      57         TX       77081    Harris              1       Multifamily              Garden                      5,500,000.00
      61         TX       77338    Harris              1       Multifamily              Garden                      5,200,000.00
      77         TX       77396    Harris              1       Multifamily              Garden                      3,325,000.00
      78         MI       48603    Saginaw             1       Multifamily              Garden                      3,200,000.00
      85         TX       77092    Harris              1       Multifamily              Garden                      2,525,000.00
      86         PA       17257    Cumberland          1       Manufactured Housing     Manufactured Housing        2,500,000.00
      89         TX       77057    Harris              1       Multifamily              Garden                      2,325,000.00
      93         TX       77018    Harris              1       Multifamily              Garden                      1,725,000.00
      96         AK       99504    Anchorage           1       Multifamily              Garden                      1,600,000.00
      97         DE       19962    Kent                1       Manufactured Housing     Manufactured Housing        1,500,000.00
      98         WI       53713    Dane                1       Multifamily              Garden                      1,450,000.00
     100         AK       99504    Anchorage           1       Multifamily              Garden                      1,280,000.00

                                                                    PAD                             STUDIO
                                                       ----------------------------       ----------------------------

                      LOAN                                     NO. OF       AVERAGE              NO. OF       AVERAGE
    LOAN #           GROUP          TOTAL SF/UNITS               PADS      PAD RENT             STUDIOS   STUDIO RENT
    ------           -----          --------------               ----      --------             -------   -----------
      6                2                       342                  0             0                   0             0
      9                2                       506                  0             0                   0             0
     9.1               2                       226                  0             0                   0             0
     9.2               2                       280                  0             0                   0             0
      10               2                       244                  0             0                   0             0
      11               2                       197                  0             0                   0             0
      14               2                       230                  0             0                   0             0
      16               2                        48                  0             0                   0             0
      28               2                       224                  0             0                   0             0
      30               2                       103                  0             0                   0             0
      35               1                       512                512           245                   0             0
      39               2                       362                  0             0                   0             0
      42               2                       272                  0             0                   0             0
      55               2                       120                  0             0                   0             0
      57               2                       206                  0             0                  22           420
      61               2                       162                  0             0                   0             0
      77               2                       126                  0             0                   0             0
      78               2                       220                  0             0                   0             0
      85               2                       120                  0             0                   0             0
      86               1                       166                166           232                   0             0
      89               2                       145                  0             0                  76           440
      93               2                        63                  0             0                   0             0
      96               2                        50                  0             0                   0             0
      97               1                        72                 72           275                   0             0
      98               2                        28                  0             0                   0             0
     100               2                        40                  0             0                   0             0


                    ONE BEDROOM                  TWO BEDROOM                 THREE BEDROOM                FOUR BEDROOM
            ----------------------------   --------------------------    -------------------------    -------------------------

                   NO. OF       AVERAGE         NO. OF       AVERAGE         NO. OF       AVERAGE         NO. OF       AVERAGE
    LOAN #     1-BR UNITS     1-BR RENT     2-BR UNITS     2-BR RENT     3-BR UNITS     3-BR RENT     4-BR UNITS     4-BR RENT
    ------     ----------     ---------     ----------     ---------     ----------     ---------     ----------     ---------
      6               120         1,210            168         1,445             54         1,625              0             0
      9               296           505            210           608              0             0              0             0
     9.1              126           507            100           620              0             0              0             0
     9.2              170           503            110           597              0             0              0             0
      10               60           714            158           823             26           907              0             0
      11               62           883            102         1,059             33         1,350              0             0
      14              124           709            106           867              0             0              0             0
      16               15         1,769             33         2,211              0             0              0             0
      28              100           650            112           792             12           950              0             0
      30                2           750             22           878             75         1,115              4         1,283
      35                0             0              0             0              0             0              0             0
      39              171           436            129           600             62           730              0             0
      42              112           576            160           580              0             0              0             0
      55               30           530             60           617             30           722              0             0
      57               98           527             54           648             18           735             14           835
      61               94           610             68           777              0             0              0             0
      77               32           450             78           586             16           690              0             0
      78               40           470            108           505             72           550              0             0
      85               96           485             24           625              0             0              0             0
      86                0             0              0             0              0             0              0             0
      89               59           571              0             0             10           830              0             0
      93               23           545             40           703              0             0              0             0
      96               16           652             34           727              0             0              0             0
      97                0             0              0             0              0             0              0             0
      98                0             0             22           815              6           945              0             0
     100               18           662             22           744              0             0              0             0

                              UTILITIES                ELEVATOR
    LOAN #                   TENANT PAYS                PRESENT
    ------                   -----------                -------
      6                     Electric, Gas                 Yes
      9                        Electric                   No
     9.1                       Electric                   No
     9.2                       Electric                   No
      10                    Electric, Gas                 No
      11                       Electric                   No
      14                       Electric                   No
      16                    Electric, Gas                 Yes
      28             Electric, Gas, Water, Sewer          No
      30                Electric, Water, Sewer            Yes
      35                                                  NAP
      39                    Electric, Gas                 No
      42                       Electric                   No
      55                Electric, Water, Sewer            No
      57                   Electric, Water                No
      61                       Electric                   No
      77                   Electric, Water                No
      78                       Electric                   No
      85                   Electric, Water                No
      86                                                  NAP
      89                        Water                     Yes
      93                   Electric, Water                No
      96                       Electric                   No
      97                                                  NAP
      98                    Electric, Gas                 No
     100                         None                     No

                                                                         ANNEX C


                    GRACE BUILDING LOAN AMORTIZATION SCHEDULE

                        GRACE BUILDING LOAN                                               GRACE BUILDING LOAN
                              A-1 NOTE                                                       A-2 & A-3 NOTES
                              --------                                                       ---------------

                                                TOTAL                                                            TOTAL
    DATE        INTEREST ($)   PRINCIPAL ($)    PAYMENT ($)           DATE        INTEREST ($)  PRINCIPAL ($)    PAYMENT ($)
    ----        ------------   -------------    -----------           ----        ------------  -------------    -----------
   6/10/2004              -               -              -           6/10/2004              -              -              -
   7/10/2004     546,000.00               -     546,000.00           7/10/2004   1,092,000.00              -   1,092,000.00
   8/10/2004     564,200.00               -     564,200.00           8/10/2004   1,128,400.00              -   1,128,400.00
   9/10/2004     564,200.00               -     564,200.00           9/10/2004   1,128,400.00              -   1,128,400.00
  10/10/2004     546,000.00               -     546,000.00          10/10/2004   1,092,000.00              -   1,092,000.00
  11/10/2004     564,200.00               -     564,200.00          11/10/2004   1,128,400.00              -   1,128,400.00
  12/10/2004     546,000.00               -     546,000.00          12/10/2004   1,092,000.00              -   1,092,000.00
   1/10/2005     564,200.00               -     564,200.00           1/10/2005   1,128,400.00              -   1,128,400.00
   2/10/2005     564,200.00               -     564,200.00           2/10/2005   1,128,400.00              -   1,128,400.00
   3/10/2005     509,600.00               -     509,600.00           3/10/2005   1,019,200.00              -   1,019,200.00
   4/10/2005     564,200.00               -     564,200.00           4/10/2005   1,128,400.00              -   1,128,400.00
   5/10/2005     546,000.00               -     546,000.00           5/10/2005   1,092,000.00              -   1,092,000.00
   6/10/2005     564,200.00               -     564,200.00           6/10/2005   1,128,400.00              -   1,128,400.00
   7/10/2005     546,000.00               -     546,000.00           7/10/2005   1,092,000.00              -   1,092,000.00
   8/10/2005     564,200.00               -     564,200.00           8/10/2005   1,128,400.00              -   1,128,400.00
   9/10/2005     564,200.00               -     564,200.00           9/10/2005   1,128,400.00              -   1,128,400.00
  10/10/2005     546,000.00               -     546,000.00          10/10/2005   1,092,000.00              -   1,092,000.00
  11/10/2005     564,200.00               -     564,200.00          11/10/2005   1,128,400.00              -   1,128,400.00
  12/10/2005     546,000.00               -     546,000.00          12/10/2005   1,092,000.00              -   1,092,000.00
   1/10/2006     564,200.00               -     564,200.00           1/10/2006   1,128,400.00              -   1,128,400.00
   2/10/2006     564,200.00               -     564,200.00           2/10/2006   1,128,400.00              -   1,128,400.00
   3/10/2006     509,600.00               -     509,600.00           3/10/2006   1,019,200.00              -   1,019,200.00
   4/10/2006     564,200.00               -     564,200.00           4/10/2006   1,128,400.00              -   1,128,400.00
   5/10/2006     546,000.00               -     546,000.00           5/10/2006   1,092,000.00              -   1,092,000.00
   6/10/2006     564,200.00               -     564,200.00           6/10/2006   1,128,400.00              -   1,128,400.00
   7/10/2006     546,000.00               -     546,000.00           7/10/2006   1,092,000.00              -   1,092,000.00
   8/10/2006     564,200.00               -     564,200.00           8/10/2006   1,128,400.00              -   1,128,400.00
   9/10/2006     564,200.00               -     564,200.00           9/10/2006   1,128,400.00              -   1,128,400.00
  10/10/2006     546,000.00               -     546,000.00          10/10/2006   1,092,000.00              -   1,092,000.00
  11/10/2006     564,200.00               -     564,200.00          11/10/2006   1,128,400.00              -   1,128,400.00
  12/10/2006     546,000.00               -     546,000.00          12/10/2006   1,092,000.00              -   1,092,000.00
   1/10/2007     564,200.00               -     564,200.00           1/10/2007   1,128,400.00              -   1,128,400.00
   2/10/2007     564,200.00               -     564,200.00           2/10/2007   1,128,400.00              -   1,128,400.00
   3/10/2007     509,600.00               -     509,600.00           3/10/2007   1,019,200.00              -   1,019,200.00
   4/10/2007     564,200.00               -     564,200.00           4/10/2007   1,128,400.00              -   1,128,400.00
   5/10/2007     546,000.00               -     546,000.00           5/10/2007   1,092,000.00              -   1,092,000.00
   6/10/2007     564,200.00               -     564,200.00           6/10/2007   1,128,400.00              -   1,128,400.00
   7/10/2007     546,000.00               -     546,000.00           7/10/2007   1,092,000.00              -   1,092,000.00
   8/10/2007     564,200.00      106,664.88     670,864.88           8/10/2007   1,128,400.00     213,329.77   1,341,729.77
   9/10/2007     563,685.64      107,182.00     670,867.64           9/10/2007   1,127,371.28     214,364.00   1,341,735.28
  10/10/2007     545,002.05      125,965.68     670,967.73          10/10/2007   1,090,004.10     251,931.37   1,341,935.47
  11/10/2007     562,561.35      108,312.31     670,873.66          11/10/2007   1,125,122.70     216,624.63   1,341,747.33
  12/10/2007     543,908.75      127,064.84     670,973.59          12/10/2007   1,087,817.50     254,129.67   1,341,947.17
   1/10/2008     561,426.31      109,453.44     670,879.75           1/10/2008   1,122,852.61     218,906.87   1,341,759.48
   2/10/2008     560,898.50      109,984.07     670,882.57           2/10/2008   1,121,797.00     219,968.14   1,341,765.14
   3/10/2008     524,215.35      146,863.74     671,079.09           3/10/2008   1,048,430.70     293,727.48   1,342,158.18
   4/10/2008     559,659.92      111,229.28     670,889.20           4/10/2008   1,119,319.84     222,458.57   1,341,778.41
   5/10/2008     541,087.31      129,901.40     670,988.71           5/10/2008   1,082,174.61     259,802.79   1,341,977.40
   6/10/2008     558,497.14      112,398.30     670,895.44           6/10/2008   1,116,994.27     224,796.60   1,341,790.87
   7/10/2008     539,956.57      131,038.19     670,994.76           7/10/2008   1,079,913.15     262,076.37   1,341,989.52
   8/10/2008     557,323.23      113,578.49     670,901.72           8/10/2008   1,114,646.46     227,156.99   1,341,803.45
   9/10/2008     556,775.53      114,129.13     670,904.66           9/10/2008   1,113,551.06     228,258.26   1,341,809.32
  10/10/2008     538,282.43      132,721.30     671,003.73          10/10/2008   1,076,564.85     265,442.60   1,342,007.45
  11/10/2008     555,585.16      115,325.87     670,911.03          11/10/2008   1,111,170.32     230,651.75   1,341,822.07
  12/10/2008     537,124.87      133,885.06     671,009.93          12/10/2008   1,074,249.75     267,770.11   1,342,019.86
   1/10/2009     554,383.41      116,534.06     670,917.47           1/10/2009   1,108,766.82     233,068.12   1,341,834.94
   2/10/2009     553,821.46      117,099.02     670,920.48           2/10/2009   1,107,642.92     234,198.05   1,341,840.97
   3/10/2009     499,715.80      171,494.53     671,210.33           3/10/2009     999,431.60     342,989.07   1,342,420.67
   4/10/2009     552,429.80      118,498.14     670,927.94           4/10/2009   1,104,859.59     236,996.28   1,341,855.87
   5/10/2009     534,056.49      136,969.88     671,026.37           5/10/2009   1,068,112.98     273,939.76   1,342,052.74

                         GRACE BUILDING LOAN
                                B NOTE
                                ------

                                                 TOTAL
     DATE        INTEREST ($)  PRINCIPAL ($)     PAYMENT ($)
     ----        ------------  -------------     -----------
    6/10/2004              -              -               -
    7/10/2004     149,525.00              -      149,525.00
    8/10/2004     154,509.17              -      154,509.17
    9/10/2004     154,509.17              -      154,509.17
   10/10/2004     149,525.00              -      149,525.00
   11/10/2004     154,509.17              -      154,509.17
   12/10/2004     149,525.00              -      149,525.00
    1/10/2005     154,509.17              -      154,509.17
    2/10/2005     154,509.17              -      154,509.17
    3/10/2005     139,556.67              -      139,556.67
    4/10/2005     154,509.17              -      154,509.17
    5/10/2005     149,525.00              -      149,525.00
    6/10/2005     154,509.17              -      154,509.17
    7/10/2005     149,525.00              -      149,525.00
    8/10/2005     154,509.17              -      154,509.17
    9/10/2005     154,509.17              -      154,509.17
   10/10/2005     149,525.00              -      149,525.00
   11/10/2005     154,509.17              -      154,509.17
   12/10/2005     149,525.00              -      149,525.00
    1/10/2006     154,509.17              -      154,509.17
    2/10/2006     154,509.17              -      154,509.17
    3/10/2006     139,556.67              -      139,556.67
    4/10/2006     154,509.17              -      154,509.17
    5/10/2006     149,525.00              -      149,525.00
    6/10/2006     154,509.17              -      154,509.17
    7/10/2006     149,525.00              -      149,525.00
    8/10/2006     154,509.17              -      154,509.17
    9/10/2006     154,509.17              -      154,509.17
   10/10/2006     149,525.00              -      149,525.00
   11/10/2006     154,509.17              -      154,509.17
   12/10/2006     149,525.00              -      149,525.00
    1/10/2007     154,509.17              -      154,509.17
    2/10/2007     154,509.17              -      154,509.17
    3/10/2007     139,556.67              -      139,556.67
    4/10/2007     154,509.17              -      154,509.17
    5/10/2007     149,525.00              -      149,525.00
    6/10/2007     154,509.17              -      154,509.17
    7/10/2007     149,525.00              -      149,525.00
    8/10/2007     154,509.17      27,349.97      181,859.14
    9/10/2007     154,368.31      27,482.56      181,850.87
   10/10/2007     149,251.71      32,298.89      181,550.60
   11/10/2007     154,060.41      27,772.39      181,832.80
   12/10/2007     148,952.30      32,580.73      181,533.03
    1/10/2008     153,749.58      28,064.98      181,814.56
    2/10/2008     153,605.03      28,201.04      181,806.07
    3/10/2008     143,559.16      37,657.37      181,216.53
    4/10/2008     153,265.84      28,520.33      181,786.17
    5/10/2008     148,179.63      33,308.05      181,487.68
    6/10/2008     152,947.41      28,820.08      181,767.49
    7/10/2008     147,869.98      33,599.53      181,469.51
    8/10/2008     152,625.93      29,122.69      181,748.62
    9/10/2008     152,475.94      29,263.88      181,739.82
   10/10/2008     147,411.50      34,031.10      181,442.60
   11/10/2008     152,149.95      29,570.74      181,720.69
   12/10/2008     147,094.50      34,329.50      181,424.00
    1/10/2009     151,820.84      29,880.53      181,701.37
    2/10/2009     151,666.95      30,025.39      181,692.34
    3/10/2009     136,849.83      43,972.96      180,822.79
    4/10/2009     151,285.83      30,384.14      181,669.97
    5/10/2009     146,254.21      35,120.48      181,374.69

                        GRACE BUILDING LOAN                                               GRACE BUILDING LOAN
                              A-1 NOTE                                                       A-2 & A-3 NOTES
                              --------                                                       ---------------

                                                TOTAL                                                            TOTAL
    DATE        INTEREST ($)   PRINCIPAL ($)    PAYMENT ($)           DATE        INTEREST ($)  PRINCIPAL ($)    PAYMENT ($)
    ----        ------------   -------------    -----------           ----        ------------  -------------    -----------
   6/10/2009     551,197.87      119,736.67     670,934.54           6/10/2009   1,102,395.75     239,473.33   1,341,869.08
   7/10/2009     532,858.53      138,174.26     671,032.79           7/10/2009   1,065,717.05     276,348.52   1,342,065.57
   8/10/2009     549,954.17      120,987.03     670,941.20           8/10/2009   1,099,908.34     241,974.06   1,341,882.40
   9/10/2009     549,370.74      121,573.58     670,944.32           9/10/2009   1,098,741.49     243,147.17   1,341,888.66
  10/10/2009     531,081.76      139,960.54     671,042.30          10/10/2009   1,062,163.53     279,921.08   1,342,084.61
  11/10/2009     548,109.57      122,841.52     670,951.09          11/10/2009   1,096,219.13     245,683.03   1,341,902.16
  12/10/2009     529,855.35      141,193.52     671,048.87          12/10/2009   1,059,710.71     282,387.04   1,342,097.75
   1/10/2010     546,836.33      124,121.57     670,957.90           1/10/2010   1,093,672.66     248,243.14   1,341,915.80
   2/10/2010     546,237.79      124,723.32     670,961.11           2/10/2010   1,092,475.58     249,446.64   1,341,922.22
   3/10/2010     492,832.83      178,414.38     671,247.21           3/10/2010     985,665.66     356,828.76   1,342,494.42
   4/10/2010     544,775.99      126,192.95     670,968.94           4/10/2010   1,089,551.98     252,385.90   1,341,937.88
   5/10/2010     526,613.67      144,452.57     671,066.24           5/10/2010   1,053,227.35     288,905.13   1,342,132.48
   6/10/2010     543,470.88      127,505.05     670,975.93           6/10/2010   1,086,941.76     255,010.11   1,341,951.87
   7/10/2010     525,344.54      145,728.50     671,073.04           7/10/2010   1,050,689.07     291,457.00   1,342,146.07
   8/10/2010     542,153.29      128,829.71     670,983.00           8/10/2010   1,084,306.57     257,659.41   1,341,965.98
   9/10/2010     541,532.04      129,454.28     670,986.32           9/10/2010   1,083,064.08     258,908.56   1,341,972.64
  10/10/2010     523,459.15      147,623.99     671,083.14          10/10/2010   1,046,918.29     295,247.99   1,342,166.28
  11/10/2010     540,195.91      130,797.57     670,993.48          11/10/2010   1,080,391.82     261,595.14   1,341,986.96
  12/10/2010     522,159.85      148,930.25     671,090.10          12/10/2010   1,044,319.69     297,860.51   1,342,180.20
   1/10/2011     538,847.00      132,153.71     671,000.71           1/10/2011   1,077,694.00     264,307.41   1,342,001.41
   2/10/2011     538,209.72      132,794.39     671,004.11           2/10/2011   1,076,419.45     265,588.79   1,342,008.24
   3/10/2011     485,546.52      185,739.72     671,286.24           3/10/2011     971,093.04     371,479.45   1,342,572.49
   4/10/2011     536,673.68      134,338.67     671,012.35           4/10/2011   1,073,347.36     268,677.33   1,342,024.69
   5/10/2011     518,734.71      152,373.73     671,108.44           5/10/2011   1,037,469.43     304,747.47   1,342,216.90
   6/10/2011     535,291.09      135,728.66     671,019.75           6/10/2011   1,070,582.18     271,457.33   1,342,039.51
   7/10/2011     517,390.24      153,725.42     671,115.66           7/10/2011   1,034,780.47     307,450.83   1,342,231.30
   8/10/2011     533,895.28      137,131.95     671,027.23           8/10/2011   1,067,790.56     274,263.90   1,342,054.46
   9/10/2011     533,234.00      137,796.78     671,030.78           9/10/2011   1,066,468.00     275,593.55   1,342,061.55
  10/10/2011     515,389.85      155,736.52     671,126.37          10/10/2011   1,030,779.70     311,473.04   1,342,252.74
  11/10/2011     531,818.52      139,219.84     671,038.36          11/10/2011   1,063,637.03     278,439.68   1,342,076.71
  12/10/2011     514,013.39      157,120.35     671,133.74          12/10/2011   1,028,026.77     314,240.71   1,342,267.48
   1/10/2012     530,389.50      140,656.52     671,046.02           1/10/2012   1,060,778.99     281,313.03   1,342,092.02
   2/10/2012     529,711.22      141,338.43     671,049.65           2/10/2012   1,059,422.44     282,676.85   1,342,099.29
   3/10/2012     494,898.71      176,337.43     671,236.14           3/10/2012     989,797.42     352,674.86   1,342,472.28
   4/10/2012     528,179.32      142,878.54     671,057.86           4/10/2012   1,056,358.63     285,757.07   1,342,115.70
   5/10/2012     510,474.51      160,678.19     671,152.70           5/10/2012   1,020,949.01     321,356.38   1,342,305.39
   6/10/2012     526,715.50      144,350.20     671,065.70           6/10/2012   1,053,431.00     288,700.39   1,342,131.39
   7/10/2012     509,051.04      162,109.28     671,160.32           7/10/2012   1,018,102.08     324,218.57   1,342,320.65
   8/10/2012     525,237.68      145,835.93     671,073.61           8/10/2012   1,050,475.37     291,671.86   1,342,147.23
   9/10/2012     524,534.43      146,542.95     671,077.38           9/10/2012   1,049,068.86     293,085.90   1,342,154.76
  10/10/2012     506,930.10      164,241.59     671,171.69          10/10/2012   1,013,860.19     328,483.18   1,342,343.37
  11/10/2012     523,035.76      148,049.65     671,085.41          11/10/2012   1,046,071.51     296,099.30   1,342,170.81
  12/10/2012     505,472.74      165,706.76     671,179.50          12/10/2012   1,010,945.48     331,413.51   1,342,358.99
   1/10/2013     521,522.75      149,570.76     671,093.51           1/10/2013   1,043,045.51     299,141.52   1,342,187.03
   2/10/2013     520,801.49      150,295.89     671,097.38           2/10/2013   1,041,602.98     300,591.77   1,342,194.75
   3/10/2013     469,746.72      201,624.16     671,370.88           3/10/2013     939,493.45     403,248.32   1,342,741.77
   4/10/2013     519,104.45      152,002.01     671,106.46           4/10/2013   1,038,208.91     304,004.03   1,342,212.94
   5/10/2013     501,649.81      169,550.17     671,199.98           5/10/2013   1,003,299.61     339,100.34   1,342,399.95
   6/10/2013     517,553.86      153,560.92     671,114.78           6/10/2013   1,035,107.72     307,121.83   1,342,229.55
   7/10/2013     500,141.95      171,066.10     671,208.05           7/10/2013   1,000,283.91     342,132.20   1,342,416.11
   8/10/2013     515,988.43      155,134.73     671,123.16           8/10/2013   1,031,976.87     310,269.45   1,342,246.32
   9/10/2013     515,240.34      155,886.83     671,127.17           9/10/2013   1,030,480.68     311,773.66   1,342,254.34
  10/10/2013     497,892.21      173,327.89     671,220.10          10/10/2013     995,784.42     346,655.78   1,342,440.20
  11/10/2013     513,652.79      157,482.88     671,135.67          11/10/2013   1,027,305.59     314,965.76   1,342,271.35
  12/10/2013     496,348.43      174,879.95     671,228.38          12/10/2013     992,696.86     349,759.89   1,342,456.75
   1/10/2014     512,050.07      159,094.19     671,144.26           1/10/2014   1,024,100.13     318,188.39   1,342,288.52
   2/10/2014     511,282.88      159,865.49     671,148.37           2/10/2014   1,022,565.76     319,730.98   1,342,296.74
   3/10/2014     461,107.59      210,309.58     671,417.17           3/10/2014     922,215.18     420,619.16   1,342,834.34
   4/10/2014     509,497.81      161,660.12     671,157.93           4/10/2014   1,018,995.62     323,320.24   1,342,315.86
   5/10/2014     492,307.99      178,942.03     671,250.02           5/10/2014     984,615.97     357,884.07   1,342,500.04
   6/10/2014     507,855.35      163,311.38     671,166.73           6/10/2014   1,015,710.71     326,622.76   1,342,333.47
   7/10/2014     490,710.80  105,152,314.85 105,643,025.65           7/10/2014     981,421.61 210,304,629.70 211,286,051.31

                       GRACE BUILDING LOAN
                              B NOTE
                              ------

                                               TOTAL
   DATE        INTEREST ($)  PRINCIPAL ($)     PAYMENT ($)
   ----        ------------  -------------     -----------
  6/10/2009     150,948.47      30,701.71      181,650.18
  7/10/2009     145,926.14      35,429.30      181,355.44
  8/10/2009     150,607.87      31,022.32      181,630.19
  9/10/2009     150,448.10      31,172.71      181,620.81
 10/10/2009     145,439.56      35,887.32      181,326.88
 11/10/2009     150,102.72      31,497.82      181,600.54
 12/10/2009     145,103.70      36,203.47      181,307.17
  1/10/2010     149,754.03      31,826.04      181,580.07
  2/10/2010     149,590.12      31,980.34      181,570.46
  3/10/2010     134,964.89      45,747.28      180,712.17
  4/10/2010     149,189.80      32,357.17      181,546.97
  5/10/2010     144,215.95      37,039.12      181,255.07
  6/10/2010     148,832.39      32,693.60      181,525.99
  7/10/2010     143,868.39      37,366.28      181,234.67
  8/10/2010     148,471.56      33,033.26      181,504.82
  9/10/2010     148,301.43      33,193.40      181,494.83
 10/10/2010     143,352.07      37,852.31      181,204.38
 11/10/2010     147,935.52      33,537.84      181,473.36
 12/10/2010     142,996.25      38,187.24      181,183.49
  1/10/2011     147,566.11      33,885.57      181,451.68
  2/10/2011     147,391.59      34,049.84      181,441.43
  3/10/2011     132,969.49      47,625.57      180,595.06
  4/10/2011     146,970.94      34,445.81      181,416.75
  5/10/2011     142,058.26      39,070.19      181,128.45
  6/10/2011     146,592.31      34,802.22      181,394.53
  7/10/2011     141,690.06      39,416.77      181,106.83
  8/10/2011     146,210.06      35,162.04      181,372.10
  9/10/2011     146,028.96      35,332.51      181,361.47
 10/10/2011     141,142.25      39,932.44      181,074.69
 11/10/2011     145,641.33      35,697.40      181,338.73
 12/10/2011     140,765.30      40,287.27      181,052.57
  1/10/2012     145,249.98      36,065.77      181,315.75
  2/10/2012     145,064.23      36,240.62      181,304.85
  3/10/2012     135,530.64      45,214.73      180,745.37
  4/10/2012     144,644.71      36,635.52      181,280.23
  5/10/2012     139,796.16      41,199.54      180,995.70
  6/10/2012     144,243.84      37,012.87      181,256.71
  7/10/2012     139,406.33      41,566.48      180,972.81
  8/10/2012     143,839.13      37,393.83      181,232.96
  9/10/2012     143,646.54      37,575.12      181,221.66
 10/10/2012     138,825.50      42,113.23      180,938.73
 11/10/2012     143,236.12      37,961.45      181,197.57
 12/10/2012     138,426.39      42,488.91      180,915.30
  1/10/2013     142,821.78      38,351.48      181,173.26
  2/10/2013     142,624.25      38,537.41      181,161.66
  3/10/2013     128,642.64      51,698.50      180,341.14
  4/10/2013     142,159.51      38,974.88      181,134.39
  5/10/2013     137,379.46      43,474.40      180,853.86
  6/10/2013     141,734.87      39,374.59      181,109.46
  7/10/2013     136,966.53      43,863.10      180,829.63
  8/10/2013     141,306.17      39,778.13      181,084.30
  9/10/2013     141,101.30      39,970.98      181,072.28
 10/10/2013     136,350.43      44,443.05      180,793.48
 11/10/2013     140,666.55      40,380.23      181,046.78
 12/10/2013     135,927.65      44,841.01      180,768.66
  1/10/2014     140,227.63      40,793.38      181,021.01
  2/10/2014     140,017.53      40,991.15      181,008.68
  3/10/2014     126,276.76      53,925.53      180,202.29
  4/10/2014     139,528.68      41,451.31      180,979.99
  5/10/2014     134,821.16      45,882.57      180,703.73
  6/10/2014     139,078.89      41,874.71      180,953.60
  7/10/2014     134,383.76  26,962,132.01   27,096,515.77

                                                                         ANNEX D

JUNE 11, 2004                                                   JPMCC 2004-CIBC9


--------------------------------------------------------------------------------

                      STRUCTURAL AND COLLATERAL TERM SHEET

--------------------------------------------------------------------------------


                     ------------------------------------


                                  $862,209,000
                                 (Approximate)


             J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.
                                   Depositor


                 COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES
                               SERIES 2004-CIBC9

                     ------------------------------------


                              JPMORGAN CHASE BANK

                                   CIBC INC.

                             Mortgage Loan Sellers






JPMORGAN                                                      CIBC WORLD MARKETS

ABN AMRO INCORPORATED                                             MORGAN STANLEY


The analyses in this structural and collateral term sheet are based upon information provided by JPMorgan Chase Bank and CIBC Inc. (the "Sellers"). J.P. Morgan Securities Inc., CIBC World Markets Corp., ABN AMRO Incorporated, and Morgan Stanley & Co. Incorporated (the "Underwriters") make no representations as to the accuracy or completeness of the information contained herein. The information contained herein is qualified in its entirety by the information in the Prospectus and Final Prospectus Supplement for the securities referred to herein (the "Securities"). The information contained herein supersedes any previous information delivered to you by the Underwriters and will be superseded by the applicable Prospectus and Final Prospectus Supplement. These materials are subject to change, completion or amendment from time to time without notice, and the Underwriters are under no obligation to keep you advised of such changes. These materials are not intended as an offer or solicitation with respect to the purchase or sale of any Security. Any investment decision with respect to the Securities should be made by you based upon the information contained in the Prospectus and Final Prospectus Supplement relating to the Securities. You should consult your own counsel, accountant, and other advisors as to the legal, tax, business, financial and related aspects of a purchase of the Securities.

The attached information contains certain tables and other statistical analyses (the "Computational Materials") which have been prepared in reliance upon information furnished by the Sellers. They may not be provided to any third party other than the addressee's legal, tax, financial and/or accounting advisors for the purposes of evaluating said material. Numerous assumptions were used in preparing the Computational Materials which may or may not be reflected therein. As such, no assurance can be given as to the Computational Materials' accuracy, appropriateness or completeness in any particular context; nor as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. These Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment assumptions, and changes in such prepayment assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments on the underlying assets will occur at rates slower or faster than the rates shown in the attached Computational Materials. Furthermore, unless otherwise provided, the Computational Materials assume no losses on the underlying assets and no interest shortfalls. The specific characteristics of the Securities may differ from those shown in the Computational Materials due to differences between the actual underlying assets and the hypothetical underlying assets used in preparing the Computational Materials. The principal amount and designation of any Security described in the Computational Materials are subject to change prior to issuance. Neither the Underwriters nor any of their affiliates make any representation or warranty as to the actual rate or timing of payments on any of the underlying assets or the payments or yield on the Securities. THIS INFORMATION IS FURNISHED TO YOU SOLELY BY THE UNDERWRITERS AND NOT BY THE ISSUER OF THE SECURITIES OR ANY OF ITS AFFILIATES. THE UNDERWRITERS ARE NOT ACTING AS AGENT FOR THE ISSUER OR ITS AFFILIATES IN CONNECTION WITH THE PROPOSED TRANSACTION.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                                  KEY FEATURES
--------------------------------------------------------------------------------


  CO-LEAD MANAGERS:        J.P. Morgan Securities Inc. (Sole Bookrunner)
                           CIBC World Markets Corp.

  CO-MANAGERS:             ABN AMRO Incorporated
                           Morgan Stanley & Co. Incorporated

  MORTGAGE LOAN SELLERS:   JPMorgan Chase Bank (53.2%)
                           CIBC Inc. (46.8%)

  SERVICER:                GMAC Commercial Mortgage Corporation

  SPECIAL SERVICER:        ARCap Servicing, Inc.

  TRUSTEE:                 LaSalle Bank National Association

  FISCAL AGENT:            ABN AMRO Bank N.V.

  RATING AGENCIES:         Standard & Poor's Ratings Services, a division of The
                           McGraw-Hill Companies, Inc. Fitch, Inc.

  PRICING DATE:            On or about June 23, 2004

  CLOSING DATE:            On or about June 30, 2004

  CUT-OFF DATE:            With respect to each mortgage loan, the related due
                           date of that mortgage loan in June 2004 or, with
                           respect to those mortgage loans that were originated
                           in May 2004 and have their first payment date in July
                           2004, June 1, 2004 or, with respect to those mortgage
                           loans that were originated in June 2004 and have
                           their first payment date in August 2004, the
                           origination date.

  DISTRIBUTION DATE:       The 12th day of each month or, if the 12th day is not
                           a business day, on the next succeeding business day,
                           beginning in July 2004.

  PAYMENT DELAY:           11 days

  TAX STATUS:              REMIC

  ERISA CONSIDERATIONS:    Classes A-1, A-2, A-3, A-4, B, C, D & E are expected
                           to be ERISA eligible.

  OPTIONAL TERMINATION:    1.0% clean-up call and when offered certificates are
                           retired, upon election by holder of all outstanding
                           certificates

  MINIMUM DENOMINATIONS:   $10,000

  SETTLEMENT TERMS:        DTC, Euroclear and Clearstream Banking

--------------------------------------------------------------------------------
                           COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------


COLLATERAL CHARACTERISTICS                                  ALL MORTGAGE LOANS         LOAN GROUP 1        LOAN GROUP 2
--------------------------                                  ------------------         ------------        ------------
INITIAL POOL BALANCE (IPB):                                     $1,114,115,388         $942,981,413        $171,133,975
NUMBER OF MORTGAGED LOANS:                                                 102                   81                  21
NUMBER OF MORTGAGED PROPERTIES:                                            117                   95                  22
AVERAGE CUT-OFF BALANCE PER LOAN:                                  $10,922,700          $11,641,746          $8,149,237
AVERAGE CUT-OFF BALANCE PER PROPERTY:                               $9,522,354           $9,926,120          $7,778,817
WEIGHTED AVERAGE (WA) CURRENT MORTGAGE RATE:                           5.5365%              5.5778%             5.3091%
WEIGHTED AVERAGE UNDERWRITTEN (UW) DSCR:                                 1.66x                1.69x               1.45x
WEIGHTED AVERAGE CUT-OFF DATE LOAN-TO-VALUE (LTV):                       68.6%                67.8%               73.0%
WEIGHTED AVERAGE MATURITY DATE LTV(1,2):                                 59.2%                58.6%               62.5%
WEIGHTED AVERAGE REMAINING TERM TO MATURITY (MONTHS)(1):                   118                  120                 110
WEIGHTED AVERAGE ORIGINAL AMORTIZATION TERM (MONTHS)(3):                   338                  336                 350
WEIGHTED AVERAGE SEASONING (MONTHS):                                         1                    1                   0
10 LARGEST LOANS AS % OF IPB(4):                                         47.2%                54.0%               80.3%
SINGLE TENANT PROPERTIES AS % OF IPB:                                     5.9%                 7.0%                 NAP

1    With respect to each ARD loan, to the related anticipated repayment date.

2    Excludes fully amortizing mortgage loans.

3    Excludes Mortgage loans that are interest only for their entire term.

4    Each group of cross-collateralized mortgage loans is treated as one loan.


                                    2 of 75

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                            SUMMARY OF CERTIFICATES
--------------------------------------------------------------------------------


PUBLICLY OFFERED CLASSES

-------------------------------------------------------------------------------------------------------------------
                                      INITIAL CLASS
            EXPECTED RATINGS     CERTIFICATE BALANCE      CREDIT SUPPORT      WEIGHTED AVG.
   CLASS      (S&P/FITCH)         OR NOTIONAL AMOUNT     (% OF BALANCE)(1)   LIFE (YEARS)(2)  PRINCIPAL WINDOW(2)
-------------------------------------------------------------------------------------------------------------------
 A-1            AAA/AAA               $65,887,000             13.875%              2.99         7/2004-8/2009
 A-2            AAA/AAA              $205,168,000             13.875%              6.75         8/2009-6/2011
 A-3            AAA/AAA               $85,506,000             13.875%              8.98         6/2011-4/2014
 A-4            AAA/AAA              $431,837,000             13.875%              9.94         4/2014-7/2014
 B               AA/AA                $27,853,000             11.375%             10.03         7/2014-7/2014
 C              AA-/AA-               $13,927,000             10.125%             10.03         7/2014-7/2014
 D                A/A                 $20,889,000              8.250%             10.03         7/2014-7/2014
 E               A-/A-                $11,142,000              7.250%             10.11        7/2014-11/2014
-------------------------------------------------------------------------------------------------------------------

PRIVATELY OFFERED CLASSES



----------------------------------------------------------------------------------------------------------------------
                                       INITIAL CLASS
              EXPECTED RATINGS     CERTIFICATE BALANCE      CREDIT SUPPORT      WEIGHTED AVG.
   CLASS        (S&P/FITCH)         OR NOTIONAL AMOUNT     (% OF BALANCE)(1)   LIFE (YEARS)(2)   PRINCIPAL WINDOW(2)
----------------------------------------------------------------------------------------------------------------------
 X3               AAA/AAA             $1,114,115,388             N/A                 N/A               N/A
 A-1A             AAA/AAA               $171,133,000            13.875%              N/A               N/A
 F               BBB+/BBB+               $15,319,000             5.875%              N/A               N/A
 G                BBB/BBB                 $9,748,000             5.000%              N/A               N/A
 H               BBB-/BBB-               $18,104,000             3.375%              N/A               N/A
 J                BB+/BB+                 $2,786,000             3.125%              N/A               N/A
 K                 BB/BB                  $4,178,000             2.750%              N/A               N/A
 L                BB-/BB-                 $5,570,000             2.250%              N/A               N/A
 M                 B+/B+                  $5,571,000             1.750%              N/A               N/A
 N                  B/B                   $2,785,000             1.500%              N/A               N/A
 P                 B-/B-                  $2,785,000             1.250%              N/A               N/A
 NR                NR/NR                 $13,927,388             N/A                 N/A               N/A
----------------------------------------------------------------------------------------------------------------------

(1) The credit support percentages set forth for Class A-1, Class A-2, Class A-3, Class A-4 and Class A-1A Certificates are represented in the aggregate.

(2) The weighted average life and period during which distributions of principal would be received with respect to each class of certificates is based on the assumptions set forth under "Yield and Maturity Considerations--Weighted Average Life" in the preliminary prospectus supplement, and the assumptions that (a) there are no prepayments or losses on the mortgage loans, (b) each mortgage loan pays off on its scheduled maturity date or anticipated repayment date and (c) no excess interest is generated on the mortgage loans.

(3)  Notional Amount.


                                    3 of 75

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9


--------------------------------------------------------------------------------
                              STRUCTURAL OVERVIEW
--------------------------------------------------------------------------------

 o For the purposes of making distributions to the Class A-1, A-2, A-3, A-4 and A-1A Certificates, the pool of mortgage loans will be deemed to consist of two loan groups ("Loan Group 1" and "Loan Group 2").


 o Generally, the holders of the Class A-1, A-2, A-3 and A-4 Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 1 until the certificate principal balance of the Class A-1A Certificates has been reduced to zero, and the holders of the Class A-1A Certificates will be entitled to receive distributions of principal collected or advanced only in respect of mortgage loans in Loan Group 2 until the certificate balance of the Class A-4 Certificates has been reduced to zero. However, on any distribution date on which the certificate principal balance of the Class B Certificates through Class NR Certificates have been reduced to zero, distributions of principal collected or advanced in respect to the mortgage loans will be distributed (without regard to loan group) to the Class A-1, A-2, A-3, A-4 and A-1A Certificates, pro-rata.


 o Interest payments will be made concurrently to holders of Classes A-1, A-2, A-3, A-4 and A-1A (pro-rata to Class A-1, A-2, A-3 and A-4 in respect of the mortgage loans in Loan Group 1, and to Class A-1A in respect of the mortgage loans in Loan Group 2, the foregoing classes, collectively, the "Class A Certificates"), Class X and then, after payment of the principal distribution amount to such Classes (other than the Class X Certificates), interest will be paid sequentially to the Class B, C, D, E, F, G, H, J, K, L, M, N, P and NR Certificates.


 o The pass-through rates on the Class A-1, A-2, A-3, A-4, A-1A, B, C, D, E, F, G, H, J, K, L, M, N, P and NR will equal one of (i) a fixed rate, (ii) the weighted average of the net mortgage rates on the mortgage loans (in each case adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), (iii) a rate equal to the lesser of a specified fixed pass-through rate and the rate described in clause (ii) above and (iv) the rate described in clause (ii) above less a specified percentage.


 o All Classes of Certificates will accrue interest on a 30/360 basis.


 o Losses will be borne by the Classes (other than the Class X Certificates) in reverse sequential order, from the Class NR Certificates up to the Class B Certificates and then pro-rata to the Class A-1, Class A-2, Class A-3,
   Class A-4 and Class A-1A Certificates (without regard to loan group).


 o Yield maintenance charges calculated by reference to a U.S. Treasury rate, to the extent received, will be allocated first to the publicly offered certificates and the Class A-1A, F, G and H Certificates in the following manner: the holders of each class of Offered Certificates and the Class A-1A, F, G and H Certificates will receive, (with respect to the related Loan Group, if applicable in the case of the Class A-1, A-2, A-3, A-4 and A-1A Certificates) on each Distribution Date an amount of yield maintenance charges determined in accordance with the formula specified below (with any remaining amount payable to the Class X Certificates).

                  Group Principal Paid to Class       Pass-Through Rate on Class -- Discount Rate
   YM Charge  x  -------------------------------  x  ---------------------------------------------
                   Group Total Principal Paid           Mortgage Rate on Loan -- Discount Rate

 o All prepayment penalties based on a percentage of the amount being prepaid will be distributed to the Class X Certificates.


 o The transaction will provide for a collateral value adjustment feature (an appraisal reduction amount calculation) for problem or delinquent loans. Under certain circumstances, the special servicer will be required to obtain a new appraisal and to the extent any such adjustment is determined, the interest portion of any P&I Advance will be reduced in proportion to such adjustment.


                                    4 of 75

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9







                      [THIS PAGE INTENTIONALLY LEFT BLANK]









                                    5 of 75

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                ALL MORTGAGE LOANS -- COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------




-----------------------------------------------------------------------------------------------------
                                    CUT-OFF DATE PRINCIPAL BALANCE
-----------------------------------------------------------------------------------------------------
 RANGE OF PRINCIPAL                NUMBER         PRINCIPAL         % OF        WA         WA UW
 BALANCES                         OF LOANS         BALANCE           IPB       LTV          DSCR
-----------------------------------------------------------------------------------------------------
  $1,250,000 --   $2,999,999          22          $44,414,073         4.0%    66.3%        1.52x
  $3,000,000 --   $3,999,999          10           35,329,422         3.2     69.8%        1.38x
  $4,000,000 --   $4,999,999           6           27,504,548         2.5     71.7%        1.40x
  $5,000,000 --   $6,999,999          18          102,046,596         9.2     73.3%        1.35x
  $7,000,000 --   $9,999,999          17          147,498,378        13.2     71.8%        1.42x
 $10,000,000 --  $14,999,999          18          215,057,621        19.3     71.2%        1.51x
 $15,000,000 --  $24,999,999           4           73,059,822         6.6     75.7%        1.38x
 $25,000,000 --  $49,999,999           4          142,762,945        12.8     71.8%        1.46x
 $50,000,000 --  $74,999,999           1           66,941,983         6.0     79.7%        1.28x
 $75,000,000 -- $142,500,000           2          259,500,000        23.3     56.2%        2.41x
-----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:             102       $1,114,115,388       100.0%    68.6%        1.66x
-----------------------------------------------------------------------------------------------------
 AVERAGE PER LOAN: $10,922,700
 AVERAGE PER PROPERTY: $9,522,354
-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
                                RANGE OF MORTGAGE INTEREST RATES
-----------------------------------------------------------------------------------------------------
 RANGE OF MORTGAGE INTEREST        NUMBER         PRINCIPAL          % OF       WA         WA UW
 RATES                            OF LOANS         BALANCE            IPB      LTV          DSCR
-----------------------------------------------------------------------------------------------------
 3.9900% -- 4.4999%                   6         $192,075,000         17.2%    57.7%        2.68x
 4.5000% -- 4.9999%                   5           40,350,000          3.6     62.2%        1.63x
 5.0000% -- 5.4999%                  23          180,492,153         16.2     75.5%        1.39x
 5.5000% -- 5.9999%                  35          381,739,644         34.3     68.4%        1.52x
 6.0000% -- 6.4999%                  21          213,297,591         19.1     75.6%        1.31x
 6.5000% -- 6.9999%                   9           74,061,000          6.6     65.1%        1.55x
 7.0000% -- 7.4600%                   3           32,100,000          2.9     68.7%        1.29x
-----------------------------------------------------------------------------------------------------
 TOTAL/WEIGTHTED AVERAGE:           102       $1,114,115,388        100.0%    68.6%        1.66x
-----------------------------------------------------------------------------------------------------
 WA MORTGAGE INTEREST RATE: 5.5365%
-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
                            ORIGINAL TERM TO MATURITY/ARD IN MONTHS
-----------------------------------------------------------------------------------------------------
 ORIGINAL TERM TO               NUMBER         PRINCIPAL         % OF       WA          WA UW
 MATURITY/ARD                  OF LOANS         BALANCE           IPB      LTV           DSCR
-----------------------------------------------------------------------------------------------------
  60 --  84                       18         $223,632,297         20.1%    63.3%        2.41x
  85 -- 120                       71          773,684,165         69.4     69.9%        1.48x
 121 -- 246                       13          116,798,926         10.5     70.7%        1.37x
-----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         102       $1,114,115,388        100.0%    68.6%        1.66x
-----------------------------------------------------------------------------------------------------
 WA ORIGINAL TERM TO MATURITY/ARD: 119
-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
                                     GEOGRAPHIC DISTRIBUTION
-----------------------------------------------------------------------------------------------------
                                NUMBER          PRINCIPAL        % OF        WA       WA UW
 LOCATION                   OF PROPERTIES       BALANCE          IPB        LTV       DSCR
-----------------------------------------------------------------------------------------------------
 CALIFORNIA                       20          $265,592,754       23.8%      63.1%      2.22x
   Southern California            13           195,788,112       17.6       59.3%      2.47x
   Northern California             7            69,804,642        6.3       74.0%      1.53x
 NEW YORK                          6           161,870,000       14.5       62.0%      1.68x
 WASHINGTON                        3            87,741,983        7.9       79.3%      1.29x
 TEXAS                            14            78,520,222        7.0       69.8%      1.46x
 OTHER                            74           520,390,429       46.7       71.5%      1.45x
-----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         117        $1,114,115,388      100.0%      68.6%      1.66x
-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
                      UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
-----------------------------------------------------------------------------------------------------
                                NUMBER         PRINCIPAL         % OF          WA         WA UW
 UW DSCR                      OF LOANS         BALANCE           IPB          LTV         DSCR
-----------------------------------------------------------------------------------------------------
(less than) = 1.19X                1           $4,783,306         0.4%        70.3%        1.19x
     1.20X -- 1.29X               31          284,155,491        25.5         76.7%        1.26x
     1.30X -- 1.39X               28          264,803,000        23.8         75.4%        1.34x
     1.40X -- 1.49X               15          117,093,134        10.5         72.4%        1.45x
     1.50X -- 1.69X               13           76,889,456         6.9         70.1%        1.56x
     1.70X -- 1.99X                8          199,466,000        17.9         54.1%        1.86x
     2.00X -- 2.88X                6          166,925,000        15.0         58.0%        2.81x
-----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         102       $1,114,115,388       100.0%        68.6%        1.66x
-----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------
                          REMAINING TERM TO MATURITY/ARD DATE IN MONTHS
-----------------------------------------------------------------------------------------------------
 RANGE OF REMAINING TERMS        NUMBER         PRINCIPAL          % OF      WA          WA UW
 TO MATURITY/ARD                OF LOANS         BALANCE            IPB      LTV          DSCR
-----------------------------------------------------------------------------------------------------
  60 --  84                        18         $223,632,297         20.1%    63.3%        2.41x
  85 -- 120                        71          773,684,165         69.4     69.9%        1.48x
 121 -- 241                        13          116,798,926         10.5     70.7%        1.37x
-----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          102       $1,114,115,388        100.0%    68.6%        1.66x
-----------------------------------------------------------------------------------------------------
 WA REMAINING TERM TO MATURITY/ARD: 118
-----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
                                           PROPERTY TYPE DISTRIBUTION
----------------------------------------------------------------------------------------------------------------------
                                                         NUMBER OF       PRINCIPAL        % OF        WA       WA UW
 PROPERTY TYPE                   SUB PROPERTY TYPE      PROPERTIES       BALANCE          IPB        LTV       DSCR
----------------------------------------------------------------------------------------------------------------------
  RETAIL                   Anchored                          34        $413,945,620       37.2%      67.7%      1.94x
                           Shadow Anchored                   11          54,408,647        4.9%      71.9%      1.36x
                           Unanchored                         5          21,707,940        1.9%      72.1%      1.49x
                           Retail Showroom/Warehouse          1           2,800,000        0.3%      52.8%      1.38x
                          Subtotal                           51        $492,862,207       44.2%      68.3%      1.85x
----------------------------------------------------------------------------------------------------------------------
  OFFICE                   CBD                                6        $205,491,983       18.4%      65.1%      1.61x
                           Suburban                          17         105,750,709        9.5       73.8%      1.33x
                          Subtotal                           23        $311,242,692       27.9%      68.1%      1.52x
----------------------------------------------------------------------------------------------------------------------
  MULTIFAMILY              Garden                            21        $158,253,975       14.2%      72.4%      1.47x
                           Mid/High Rise                      1          12,880,000        1.2%      80.0%      1.25x
                          Subtotal                           22        $171,133,975       15.4%      73.0%      1.45x
----------------------------------------------------------------------------------------------------------------------
  INDUSTRIAL               Warehouse/Distribution             7         $52,860,013        4.7%      74.0%      1.37x
                           Flex                               2           5,875,000        0.5%      64.1%      1.83x
                          Subtotal                            9         $58,735,013        5.3%      73.1%      1.42x
----------------------------------------------------------------------------------------------------------------------
  HOTEL                    Full Service                       3         $32,914,000        3.0%      51.5%      1.77x
----------------------------------------------------------------------------------------------------------------------
  MIXED USE                Retail/Office                      1         $14,000,000        1.3       46.7%      1.98x
                           Multifamily/Retail                 2          10,240,000        0.9       78.8%      1.21x
                          Subtotal                            3         $24,240,000        2.2%      60.3%      1.65x
----------------------------------------------------------------------------------------------------------------------
  MANUFACTURED HOUSING     Manufactured Housing               3         $13,562,500        1.2%      77.2%      1.31x
----------------------------------------------------------------------------------------------------------------------
  SELF STORAGE             Self Storage                       3          $9,425,000        0.8%      69.4%      1.55x
----------------------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE                                    117      $1,114,115,388      100.0%      68.6%      1.66x
----------------------------------------------------------------------------------------------------------------------


                                    6 of 75

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                ALL MORTGAGE LOANS -- COLLATERAL CHARACTERISTICS
--------------------------------------------------------------------------------



----------------------------------------------------------------------------------------------
                             ORIGINAL AMORTIZATION TERM IN MONTHS(1)
----------------------------------------------------------------------------------------------
 ORIGINAL AMORTIZATION          NUMBER       PRINCIPAL        % OF       WA         WA UW
 TERM                          OF LOANS        BALANCE         IPB      LTV          DSCR
----------------------------------------------------------------------------------------------
 180 -- 240                      14         $92,182,233        9.7%    65.3%        1.38x
 241 -- 300                      21         113,108,302       11.9     62.6%        1.60x
 301 -- 330                       5          15,400,000        1.6     77.9%        1.29x
 331 -- 360                      59         732,224,853       76.8     72.1%        1.45x
----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         99        $952,915,388      100.0%    70.4%        1.46x
----------------------------------------------------------------------------------------------
 WA ORIGINAL
 AMORTIZATION TERM: 338
----------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                LTV RATIOS AS OF THE CUT-OFF DATE
----------------------------------------------------------------------------------------------------
                                   NUMBER         PRINCIPAL         % OF          WA         WA UW
 CUT-OFF LTV                     OF LOANS         BALANCE           IPB          LTV         DSCR
----------------------------------------------------------------------------------------------------
 39.6% -- 49.9%                        4         $28,441,000         2.6%        44.4%    1.82x
 50.0% -- 59.9%                       12         334,940,980        30.1         55.7%    2.26x
 60.0% -- 64.9%                        7          38,541,457         3.5         61.4%    1.98x
 65.0% -- 69.9%                       11          42,492,616         3.8         68.0%    1.41x
 70.0% -- 74.9%                       27         216,433,733        19.4         72.7%    1.36x
 75.0% -- 80.0%                       39         446,565,601        40.1         78.4%    1.34x
 80.1%  (greater than) =               2           6,700,000         0.6           81%    1.26x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:             102      $1,114,115,388       100.0%        68.6%    1.66x
----------------------------------------------------------------------------------------------------
 WA CUT-OFF DATE LTV RATIO:         68.6%
----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                       AMORTIZATION TYPES
----------------------------------------------------------------------------------------------------
                                NUMBER         PRINCIPAL          % OF          WA          WA UW
 AMORTIZED TYPES              OF LOANS         BALANCE            IPB          LTV          DSCR
----------------------------------------------------------------------------------------------------
 BALLOON LOANS                    65         $538,291,197         48.3%        71.7%        1.42x
 PARTIAL INTEREST-ONLY            10          190,256,000         17.1         63.1%        1.65x
 INTEREST ONLY(2)                  3          161,200,000         14.5         58.2%        2.83x
 ARD LOANS                        13          155,869,265         14.0         76.8%        1.37x
 FULLY AMORTIZING                 10           57,498,926          5.2         63.1%        1.45x
 IO-ARD                            1           11,000,000          1.0         77.5%        1.39x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         102       $1,114,115,388        100.0%        68.6%        1.66x
----------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------
                              CURRENT OCCUPANCY RATES(4)
-----------------------------------------------------------------------------------------
 CURRENT OCCUPANCY           NUMBER OF       PRINCIPAL       % OF        WA       WA UW
 RATES                      PROPERTIES       BALANCE         IPB        LTV       DSCR
-----------------------------------------------------------------------------------------
 69.8% --  70.0%                1              $729,448       0.1%      74.2%      1.30x
 70.1% --  80.0%                3            21,855,480       2.0       70.6%      1.35x
 80.1% --  90.0%                21          116,248,233      10.8       73.1%      1.39x
 90.1% --  95.0%                23          250,401,288      23.2       73.7%      1.42x
 95.1% -- 100.0%                66          691,966,938      64.0       66.8%      1.79x
-----------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:       114       $1,081,201,388     100.0%      69.2%      1.65x
-----------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
                           REMAINING AMORTIZATION TERM IN MONTHS(1)
----------------------------------------------------------------------------------------------
 REMAINING AMORTIZATION         NUMBER       PRINCIPAL        % OF       WA         WA UW
 TERM                         OF LOANS        BALANCE         IPB       LTV          DSCR
----------------------------------------------------------------------------------------------
 179 -- 240                      14         $92,182,233        9.7%    65.3%        1.38x
 241 -- 300                      21         113,108,302       11.9     62.6%        1.60x
 301 -- 330                       5          15,400,000        1.6     77.9%        1.29x
 331 -- 360                      59         732,224,853       76.8     72.1%        1.45x
----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         99        $952,915,388      100.0%    70.4%        1.46x
----------------------------------------------------------------------------------------------
 WA REMAINING
 AMORTIZATION TERM: 338
----------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
                           LTV RATIOS AS OF THE MATURITY/ARD DATE(3)
----------------------------------------------------------------------------------------------
                                                                               WA
                                      NUMBER       PRINCIPAL       % OF    MATURITY    WA UW
 MATURITY/ARD LTV                   OF LOANS       BALANCE         IPB        LTV       DSCR
----------------------------------------------------------------------------------------------
 21.5% -- 29.9%                    1               $3,200,000       0.3%    21.5%      1.26x
 30.0% -- 49.9%                    15             239,908,631      22.7     46.1%      1.75x
 50.0% -- 59.9%                    17             210,659,401      19.9     56.2%      2.40x
 60.0% -- 69.9%                    52             556,352,430      52.7     65.1%      1.38x
 70.0% -- 74.9%                    6               38,796,000       3.7     71.4%      1.27x
 75.0% -- 79.8%                    1                7,700,000       0.7     79.8%      2.18x
----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:           92          $1,056,616,462     100.0%    59.2%      1.67x
----------------------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY: 59.2%
----------------------------------------------------------------------------------------------
 MAXIMUM LTV RATIO AT MATURITY: 79.8%
 MINIMUM LTV RATIO AT MATURITY: 21.5%
----------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
                                   YEAR BUILT/RENOVATED
----------------------------------------------------------------------------------------------
                                NUMBER          PRINCIPAL       % OF        WA       WA UW
 YEAR BUILT/RENOVATED       OF PROPERTIES       BALANCE         IPB        LTV       DSCR
----------------------------------------------------------------------------------------------
 1930 -- 1949                      1            $2,900,000       0.3%      69.2%      1.38x
 1960 -- 1969                      2             7,750,000       0.7       69.2%      1.38x
 1970 -- 1979                     10           100,220,780       9.0       79.1%      1.36x
 1980 -- 1989                     22           142,309,723      12.8       70.0%      1.51x
 1990 -- 1999                     33           252,191,642      22.6       69.5%      1.63x
 2000 -- 2004                     49           608,743,243      54.6       66.2%      1.76x
----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         117        $1,114,115,388     100.0%      68.6%      1.66x
----------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
                                      PREPAYMENT PROTECTION
--------------------------------------------------------------------------------------------------
                                NUMBER         PRINCIPAL          % OF          WA         WA UW
 PREPAYMENT PROTECTION        OF LOANS         BALANCE            IPB          LTV         DSCR
--------------------------------------------------------------------------------------------------
 DEFEASANCE                       99       $1,087,136,462         97.6%        68.5%       1.67x
 YIELD MAINTENANCE                 3           26,978,926          2.4         72.3%       1.26x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         102       $1,114,115,388        100.0%        68.6%       1.66x
--------------------------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for their entire term.

(2) The mortgage loans provide for monthly payments of interest-only for the entire term of the mortgage loans and the payment of the entire principal amount of the mortgage loans at maturity.

(3)  Excludes fully amortizing mortgage loans.

(4)  Excludes mortgage loans secured by hotels.


                                    7 of 75

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                 CUT-OFF DATE PRINCIPAL BALANCE
----------------------------------------------------------------------------------------------------
 RANGE OF PRINCIPAL                   NUMBER       PRINCIPAL        % OF        WA         WA UW
 BALANCES                            OF LOANS        BALANCE         IPB       LTV          DSCR
----------------------------------------------------------------------------------------------------
   $1,250,000 --   $3,999,999           24         $62,313,495        6.6%    67.0%        1.50x
   $4,000,000 --   $4,999,999            6          27,504,548        2.9     71.7%        1.40x
   $5,000,000 --   $6,999,999           15          85,846,596        9.1     72.9%        1.36x
   $7,000,000 --   $9,999,999           14         121,308,633       12.9     70.7%        1.39x
  $10,000,000 --  $14,999,999           15         178,151,388       18.9     69.6%        1.56x
  $15,000,000 --  $24,999,999            1          23,651,824        2.5     73.7%        1.34x
  $25,000,000 --  $49,999,999            3         117,762,945       12.5     75.8%        1.36x
  $50,000,000 --  $99,999,999            1          66,941,983        7.1     79.7%        1.28x
 $100,000,000 -- $142,500,000            2         259,500,000       27.5     56.2%        2.41x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:                81        $942,981,413      100.0%    67.8%        1.69x
----------------------------------------------------------------------------------------------------
 AVERAGE PER LOAN: $11,641,746
 AVERAGE PER PROPERTY: $9,926,120
----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                            RANGE OF MORTGAGE INTEREST RATES
----------------------------------------------------------------------------------------------------
 RANGE OF MORTGAGE INTEREST        NUMBER        PRINCIPAL         % OF       WA         WA UW
 RATES                            OF LOANS        BALANCE           IPB      LTV          DSCR
----------------------------------------------------------------------------------------------------
 3.9900% -- 4.9999%                  8        $183,225,000         19.4%    57.0%        2.68x
 5.0000% -- 5.4999%                 16         118,343,178         12.5     74.4%        1.43x
 5.5000% -- 5.9999%                 27         360,259,644         38.2     68.1%        1.53x
 6.0000% -- 6.4999%                 19         187,872,591         19.9     75.5%        1.32x
 6.5000% -- 7.4600%                 11          93,281,000          9.9     64.3%        1.51x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:            81        $942,981,413        100.0%    67.8%        1.69x
----------------------------------------------------------------------------------------------------
 WA MORTGAGE INTEREST RATE: 5.5778%
----------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                         ORIGINAL TERM TO MATURITY/ARD IN MONTHS
----------------------------------------------------------------------------------------------------
 ORIGINAL TERM TO               NUMBER        PRINCIPAL         % OF       WA         WA UW
 MATURITY/ARD                  OF LOANS        BALANCE           IPB      LTV          DSCR
----------------------------------------------------------------------------------------------------
  60 --  84                      10        $185,276,297         19.6%    60.1%        2.61x
  85 -- 120                      58         640,906,190         68.0     69.6%        1.49x
 121 -- 240                      12         111,798,926         11.9     71.3%        1.37x
 241 -- 246                       1           5,000,000          0.5     57.1%        1.43x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         81        $942,981,413        100.0%    67.8%        1.69x
----------------------------------------------------------------------------------------------------
 WA ORIGINAL TERM TO MATURITY/ARD: 120
----------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
                                     GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------------------------
                               NUMBER OF        PRINCIPAL         % OF          WA         WA UW
 LOCATION                     PROPERTIES        BALANCE           IPB          LTV         DSCR
--------------------------------------------------------------------------------------------------
 CALIFORNIA                       19         $240,592,754         25.5%        64.2%        2.26x
   Northern California             7           69,804,642          7.4         74.0%        1.53x
   Southern California            12          170,788,112         18.1         60.2%        2.55x
 NEW YORK                          5          148,990,000         15.8         60.5%        1.71x
 WASHINGTON                        3           87,741,983          9.3         79.3%        1.29x
 TEXAS                             7           50,220,222          5.3         64.6%        1.43x
 PR                                1           45,462,945          4.8         75.1%        1.47x
 OTHER                            60          369,973,509         39.2         70.0%        1.48x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          95         $942,981,413        100.0%        67.8%        1.69x
--------------------------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------
                  UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
----------------------------------------------------------------------------------------------
                                NUMBER       PRINCIPAL        % OF           WA         WA UW
 UW DSCR                      OF LOANS        BALANCE         IPB           LTV         DSCR
----------------------------------------------------------------------------------------------
 (less than) = 1.19X              1          $4,783,306        0.5%        70.3%        1.19x
 1.20X -- 1.29X                  20         211,994,491       22.5         77.2%        1.26x
 1.30X -- 1.39X                  25         235,343,022       25.0         75.0%        1.34x
 1.40X -- 1.49X                  12          98,380,137       10.4         71.4%        1.45x
 1.50X -- 1.59X                   8          40,571,317        4.3         73.0%        1.56x
 1.60X -- 1.69X                   3          18,218,139        1.9         60.7%        1.60x
 1.70X -- 1.99X                   7         174,466,000       18.5         54.3%        1.85x
 2.00X -- 2.88X                   5         159,225,000       16.9         57.0%        2.84x
----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         81        $942,981,413      100.0%        67.8%        1.69x
----------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------
                      REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
------------------------------------------------------------------------------------------------
 RANGE OF REMAINING             NUMBER        PRINCIPAL         % OF       WA         WA UW
TERMS TO MATURITY/ARD         OF LOANS        BALANCE           IPB       LTV          DSCR
------------------------------------------------------------------------------------------------
  60 --  84                      10        $185,276,297         19.6%    60.1%        2.61x
  85 -- 120                      58         640,906,190         68.0     69.6%        1.49x
 121 -- 241                      13         116,798,926         12.4     70.7%        1.37x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         81        $942,981,413        100.0%    67.8%        1.69x
------------------------------------------------------------------------------------------------
 WA REMAINING TERM TO MATURITY/ARD: 120
------------------------------------------------------------------------------------------------

---------------------------------------------------------------------------------------------------------------------
                                           PROPERTY TYPE DISTRIBUTION
---------------------------------------------------------------------------------------------------------------------
                                                          NUMBER OF      PRINCIPAL       % OF        WA       WA UW
 PROPERTY TYPE                    SUB PROPERTY TYPE      PROPERTIES      BALANCE         IPB        LTV       DSCR
---------------------------------------------------------------------------------------------------------------------
  RETAIL                    Anchored                          34       $413,945,620      43.9%      67.7%      1.94x
                            Shadow Anchored                   11         54,408,647       5.8       71.9%      1.36x
                            Unanchored                         5         21,707,940       2.3       72.1%      1.49x
                            Retail Showroom/Warehouse          1          2,800,000       0.3       52.8%      1.38x
                           Subtotal                           51       $492,862,207      52.3%      68.3%      1.85x
---------------------------------------------------------------------------------------------------------------------
  OFFICE                    CBD                                6       $205,491,983      21.8%      65.1%      1.61x
                            Suburban                          17        105,750,709      11.2       73.8%      1.33x
                           Subtotal                           23       4311,242,692      33.0%      68.1%      1.52x
---------------------------------------------------------------------------------------------------------------------
  INDUSTRIAL                Warehouse/Distribution             7        $52,860,013       5.6%      74.0%      1.37x
                            Flex                               2          5,875,000       0.6       64.1%      1.83x
                           Subtotal                            9        $58,735,013       6.2%      73.1%      1.42x
---------------------------------------------------------------------------------------------------------------------
  HOTEL                     Full Service                       3        $32,914,000       3.5%      51.5%      1.77x
---------------------------------------------------------------------------------------------------------------------
  MIXED USE                 Retail/Office                      1        $14,000,000       1.5%      46.7%      1.98x
                            Multifamily/Retail                 2         10,240,000       1.1       78.8%      1.21x
                           Subtotal                            3        $24,240,000       2.6%      60.3%      1.65x
---------------------------------------------------------------------------------------------------------------------
  MANUFACTURED HOUSING      Manufactured Housing               3        $13,562,500       1.4%      77.2%      1.31x
---------------------------------------------------------------------------------------------------------------------
  SELF STORAGE              Self Storage                       3         $9,425,000       1.0%      69.4%      1.55x
---------------------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE:                                     95       $942,981,413     100.0%      67.8%      1.69x
---------------------------------------------------------------------------------------------------------------------



                                    8 of 75

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9


--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 1
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------
                          ORIGINAL AMORTIZATION TERM IN MONTHS(1)
-----------------------------------------------------------------------------------------------
 ORIGINAL AMORTIZATION         NUMBER       PRINCIPAL          % OF       WA         WA UW
 TERM                         OF LOANS       BALANCE           IPB       LTV          DSCR
-----------------------------------------------------------------------------------------------
 180 -- 240                  13             $88,982,233        11.3%    65.9%        1.38x
 241 -- 300                  20             104,608,302        13.3     62.0%        1.63x
 331 -- 360                  46             595,890,878        75.5     71.9%        1.45x
-----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:     79            $789,481,413       100.0%    69.9%        1.47x
-----------------------------------------------------------------------------------------------
 WA ORIGINAL AMORTIZATION TERM: 336
-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                                LTV RATIOS AS OF THE CUT-OFF DATE
-----------------------------------------------------------------------------------------------
                                 NUMBER      PRINCIPAL         % OF       WA         WA UW
 CUT-OFF LTV                   OF LOANS        BALANCE         IPB       LTV          DSCR
-----------------------------------------------------------------------------------------------
 39.6% -- 49.9%                    3         $25,241,000        2.7%    43.8%        1.90x
 50.0% -- 59.9%                   11         309,940,980       32.9     55.9%        2.29x
 60.0% -- 64.9%                    7          38,541,457        4.1     61.4%        1.98x
 65.0% -- 69.9%                   10          36,992,616        3.9     68.1%        1.44x
 70.0% -- 74.9%                   22         186,658,733       19.8     72.8%        1.35x
 75.0% -- 80.0%                   27         344,106,626       36.5     78.3%        1.33x
 80.1%  (greater than) =           1           1,500,000        0.2     82.4%        1.27x
-----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          81        $942,981,413      100.0%    67.8%        1.69x
-----------------------------------------------------------------------------------------------
 WA CUT--OFF DATE LTV RATIO: 67.8%
-----------------------------------------------------------------------------------------------
 MAXIMUM LTV RATIO: 82.4%
 MINIMUM LTV RATIO: 39.6%
-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                                       AMORTIZATION TYPES
-----------------------------------------------------------------------------------------------
                                 NUMBER      PRINCIPAL         % OF            WA         WA UW
 AMORTIZED TYPES               OF LOANS       BALANCE           IPB           LTV          DSCR
-----------------------------------------------------------------------------------------------
 BALLOON LOANS                    52       $459,736,197         48.8%        72.4%        1.41x
 PARTIAL INTEREST--ONLY            7        158,200,000         16.8         61.0%        1.70x
 INTEREST ONLY2                    2        153,500,000         16.3         57.2%        2.87x
 ARD LOANS                         9        103,046,290         10.9         75.7%        1.38x
 FULLY AMORTIZING                 10         57,498,926          6.1         63.1%        1.45x
 IO-ARD                            1         11,000,000          1.2         77.5%        1.39x
-----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          81       $942,981,413        100.0%        67.8%        1.69x
-----------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------
                                   CURRENT OCCUPANCY RATES(4)
-----------------------------------------------------------------------------------------------
 CURRENT OCCUPANCY             NUMBER OF       PRINCIPAL        % OF           WA         WA UW
 RATES                        PROPERTIES        BALANCE         IPB           LTV          DSCR
-----------------------------------------------------------------------------------------------
 69.8% --  75.0%                   2           $8,422,428        0.9%        58.7%        1.46x
 75.1% --  85.0%                   7           40,507,334        4.5         75.0%        1.36x
 85.1% --  90.0%                  10           50,593,400        5.6         72.8%        1.35x
 90.1% --  95.0%                  17          194,757,291       21.4         75.8%        1.37x
 95.1% -- 100.0%                  56          615,786,961       67.7         65.4%        1.85x
-----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          92         $910,067,413      100.0%        68.4%        1.69x
-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                           REMAINING AMORTIZATION TERM IN MONTHS(1)
-----------------------------------------------------------------------------------------------
 REMAINING AMORTIZATION      NUMBER          PRINCIPAL         % OF       WA         WA UW
 TERM                       OF LOANS          BALANCE          IPB       LTV          DSCR
-----------------------------------------------------------------------------------------------
 179 -- 240                    13           $88,982,233        11.3%    65.9%        1.38x
 241 -- 300                    20           104,608,302        13.3     62.0%        1.63x
 331 -- 360                    46           595,890,878        75.5     71.9%        1.45x
-----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:       79          $789,481,413       100.0%    69.9%        1.47x
-----------------------------------------------------------------------------------------------
 WA REMAINING AMORTIZATION TERM: 336
-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                         LTV RATIOS AS OF THE MATURITY DATE/ARD(3)
-----------------------------------------------------------------------------------------------
                                                                            WA
                              NUMBER         PRINCIPAL        % OF       MATURITY     WA UW
 MATURITY/ARD LTV           OF LOANS          BALANCE          IPB         LTV        DSCR
-----------------------------------------------------------------------------------------------
 30.6% -- 49.9%                14          $214,908,631       24.3%        46.5%      1.73x
 50.0% -- 59.9%                15           196,659,401       22.2         56.2%      2.49x
 60.0% -- 64.9%                19           198,096,762       22.4         62.0%      1.47x
 65.0% -- 69.9%                20           257,777,693       29.1         67.0%      1.32x
 70.0% -- 72.0%                3             18,040,000        2.0         71.5%      1.25x
-----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:       71          $885,482,487      100.0%        58.6%      1.71x
-----------------------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY: 58.6%
-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                                     YEAR BUILT/RENOVATED
-----------------------------------------------------------------------------------------------
                                NUMBER OF       PRINCIPAL       % OF          WA         WA UW
 YEAR BUILT/RENOVATED          PROPERTIES        BALANCE         IPB          LTV         DSCR
-----------------------------------------------------------------------------------------------
 1930 -- 1959                      1           $2,900,000        0.3%        69.2%        1.38x
 1960 -- 1969                      2            7,750,000        0.8         69.2%        1.38x
 1970 -- 1979                      6           88,190,780        9.4         79.3%        1.28x
 1980 -- 1989                     18          106,214,490       11.3         67.0%        1.59x
 1990 -- 1999                     28          208,435,642       22.1         69.1%        1.68x
 2000 -- 2004                     40          529,490,501       56.2         65.6%        1.79x
-----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          95         $942,981,413      100.0%        67.8%        1.69x
-----------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------
                                     PREPAYMENT PROTECTION
------------------------------------------------------------------------------------------------
                                 NUMBER      PRINCIPAL         % OF           WA         WA UW
 PREPAYMENT PROTECTION         OF LOANS        BALANCE          IPB           LTV         DSCR
------------------------------------------------------------------------------------------------
 DEFEASANCE                      79        $921,502,487         97.7%        67.7%        1.70x
 YIELD MAINTENANCE                2          21,478,926          2.3         73.6%        1.27x
------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         81        $942,981,413        100.0%        67.8%        1.69x
------------------------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for their entire term.

(2) The mortgage loans provide for monthly payments of interest-only for the entire term of the mortgage loans and the payment of the entire principal amount of the mortgage loans at maturity.

(3)  Excludes fully amortizing mortgage loans.

(4)  Excludes mortgage loans secured by hotels.


                                    9 of 75

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9


--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2
--------------------------------------------------------------------------------


----------------------------------------------------------------------------------------------------
                                 CUT-OFF DATE PRINCIPAL BALANCE
----------------------------------------------------------------------------------------------------
 RANGE OF PRINCIPAL                   NUMBER      PRINCIPAL         % OF       WA         WA UW
 BALANCES                            OF LOANS      BALANCE          IPB        LTV         DSCR
----------------------------------------------------------------------------------------------------
 $1,280,000 -- $2,999,999               6         $10,905,000        6.4%    74.6%        1.35x
 $3,000,000 -- $3,999,999               2           6,525,000        3.8     64.5%        1.26x
 $5,000,000 -- $6,999,999               3          16,200,000        9.5     75.8%        1.29x
 $7,000,000 -- $9,999,999               3          26,189,745       15.3     76.7%        1.56x
 $10,000,000 -- $14,999,999             3          36,906,233       21.6     79.0%        1.27x
 $15,000,000 -- $25,000,000             4          74,407,997       43.5     68.6%        1.57x
----------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:               21        $171,133,975      100.0%    73.0%        1.45x
----------------------------------------------------------------------------------------------------
 AVERAGE PER LOAN: $8,149,237
 AVERAGE PER PROPERTY: $7,778,817
----------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
                                RANGE OF MORTGAGE INTEREST RATES
--------------------------------------------------------------------------------------------------
 RANGE OF MORTGAGE INTEREST         NUMBER        PRINCIPAL      % OF        WA        WA UW
 RATES                             OF LOANS        BALANCE        IPB       LTV         DSCR
--------------------------------------------------------------------------------------------------
 4.0800% -- 4.9999%                  3         $49,200,000        28.7%    63.8%        1.83x
 5.0000% -- 5.4999%                  7          62,148,975        36.3     77.6%        1.33x
 5.5000% -- 5.9999%                  8          21,480,000        12.6     73.0%        1.32x
 6.0000% -- 6.7200%                  3          38,305,000        22.4     77.2%        1.24x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:            21        $171,133,975       100.0%    73.0%        1.45x
--------------------------------------------------------------------------------------------------
 WA MORTGAGE INTEREST RATE: 5.3091%
--------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
                             ORIGINAL TERM TO MATURITY/ARD IN MONTHS
--------------------------------------------------------------------------------------------------
 ORIGINAL TERM TO                NUMBER     PRINCIPAL         % OF          WA         WA UW
 MATURITY/ARD                   OF LOANS     BALANCE          IPB          LTV          DSCR
--------------------------------------------------------------------------------------------------
 60 -- 120                        21      $171,133,975      100.0%        73.0%        1.45x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          21      $171,133,975      100.0%        73.0%        1.45x
--------------------------------------------------------------------------------------------------
 WA ORIGINAL TERM TO MATURITY/ARD: 110
--------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------------------------
                                   GEOGRAPHIC DISTRIBUTION
--------------------------------------------------------------------------------------------------
                                NUMBER OF      PRINCIPAL    % OF                WA      WA UW
 LOCATION                      PROPERTIES       BALANCE   IPB                 LTV      DSCR
--------------------------------------------------------------------------------------------------
 NORTH CAROLINA                    3          $35,056,000        20.5%        73.8%        1.38x
 TEXAS                             7           28,300,000        16.5         78.9%        1.53x
 SOUTHERN CALIFORNIA               1           25,000,000        14.6         52.7%        1.92x
 TENNESSEE                         2           16,925,000         9.9         78.7%        1.22x
 OTHER                             9           65,852,975        38.5         76.2%        1.34x
--------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          22         $171,133,975       100.0%        73.0%        1.45x
--------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                    UNDERWRITTEN CASH FLOW DEBT SERVICE COVERAGE RATIOS
-----------------------------------------------------------------------------------------------
                                 NUMBER      PRINCIPAL         % OF           WA        WA UW
 UW DSCR                       OF LOANS       BALANCE          IPB           LTV         DSCR
-----------------------------------------------------------------------------------------------
 1.22X -- 1.29X                  11         $72,161,000        42.2%        75.5%        1.24x
 1.30X -- 1.39X                   3          29,459,978        17.2         79.3%        1.33x
 1.40X -- 1.49X                   3          18,712,997        10.9         77.4%        1.45x
 1.50X -- 1.59X                   2          18,100,000        10.6         73.2%        1.52x
 1.70X -- 1.99X                   1          25,000,000        14.6         52.7%        1.92x
 2.00X -- 2.18X                   1           7,700,000         4.5         79.8%        2.18x
-----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         21        $171,133,975       100.0%        73.0%        1.45x
-----------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
                         REMAINING TERMS TO MATURITY/ARD DATE IN MONTHS
-------------------------------------------------------------------------------------------------
 RANGE OF REMAINING              NUMBER         PRINCIPAL         % OF          WA         WA UW
 TERMS TO MATURITY/ARD          OF LOANS         BALANCE           IPB         LTV          DSCR
-------------------------------------------------------------------------------------------------
 60 -- 120                        21           $171,133,975      100.0%        73.0%        1.45x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          21           $171,133,975      100.0%        73.0%        1.45x
-------------------------------------------------------------------------------------------------
 WA REMAINING TERM TO MATURITY/ARD: 110
-------------------------------------------------------------------------------------------------


---------------------------------------------------------------------------------------------------------------------
                                      PROPERTY TYPE DISTRIBUTION
---------------------------------------------------------------------------------------------------------------------
                                                    NUMBER OF       PRINCIPAL           % OF         WA       WA UW
 PROPERTY TYPE                SUB PROPERTY TYPE    PROPERTIES        BALANCE            IPB         LTV        DSCR
---------------------------------------------------------------------------------------------------------------------
  MULTIFAMILY               Garden                     21             $158,253,975      92.5%      72.4%      1.47x
                            Mid/High Rise               1               12,880,000       7.5       80.0%      1.25x
                           Subtotal                    22             $171,133,975     100.0%      73.0%      1.45x
---------------------------------------------------------------------------------------------------------------------
  TOTAL/WEIGHTED AVERAGE:                              22             $171,133,975     100.0%      73.0%      1.45x
---------------------------------------------------------------------------------------------------------------------

                                    10 of 75

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                   COLLATERAL CHARACTERISTICS -- LOAN GROUP 2

--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
                          ORIGINAL AMORTIZATION TERM IN MONTHS(1)
-------------------------------------------------------------------------------------------------
 ORIGINAL AMORTIZATION          NUMBER       PRINCIPAL        % OF       WA         WA UW
 TERM                          OF LOANS       BALANCE         IPB       LTV          DSCR
-------------------------------------------------------------------------------------------------
 180 -- 300                       2         $11,700,000        7.2%    64.3%        1.27x
 301 -- 330                       5          15,400,000        9.4     77.9%        1.29x
 331 -- 360                      13         136,333,975       83.4     72.8%        1.44x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         20        $163,433,975      100.0%    72.7%        1.42x
-------------------------------------------------------------------------------------------------
 WA ORIGINAL AMORTIZATION TERM: 350
-------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------
                                LTV RATIOS AS OF THE CUT-OFF DATE
-------------------------------------------------------------------------------------------------
                                 NUMBER       PRINCIPAL         % OF       WA          WA UW
 CUT-OFF LTV                   OF LOANS        BALANCE          IPB       LTV           DSCR
-------------------------------------------------------------------------------------------------
 49.2% -- 59.9%                    2         $28,200,000        16.5%    52.3%        1.85x
 65.0% -- 69.9%                    1           5,500,000         3.2     67.3%        1.22x
 70.0% -- 74.9%                    5          29,775,000        17.4     72.2%        1.43x
 75.0% -- 80.0%                   12         102,458,975        59.9     78.8%        1.37x
 80.1%  (greater than) =           1           5,200,000         3.0     80.6%        1.26x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          21        $171,133,975       100.0%    73.0%        1.45x
-------------------------------------------------------------------------------------------------
 WA CUT--OFF DATE LTV RATIO: 73.0%
-------------------------------------------------------------------------------------------------
 MAXIMUM LTV RATIO: 80.6%
 MINIMUM LTV RATIO: 49.2%
-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
                                       AMORTIZATION TYPES
-------------------------------------------------------------------------------------------------
                                NUMBER       PRINCIPAL         % OF          WA         WA UW
 AMORTIZED TYPES              OF LOANS        BALANCE          IPB          LTV         DSCR
-------------------------------------------------------------------------------------------------
 BALLOON LOANS                   13         $78,555,000        45.9%        67.9%        1.48x
 ARD LOANS                        4          52,822,975        30.9         79.0%        1.34x
 PARTIAL INTEREST--ONLY           3          32,056,000        18.7         73.7%        1.38x
 INTEREST ONLY(2)                 1           7,700,000         4.5         79.8%        2.18x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         21        $171,133,975       100.0%        73.0%        1.45x
-------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------
                                     CURRENT OCCUPANCY RATES
-------------------------------------------------------------------------------------------------
 CURRENT OCCUPANCY             NUMBER OF       PRINCIPAL         % OF          WA         WA UW
 RATES                         PROPERTIES       BALANCE          IPB          LTV         DSCR
-------------------------------------------------------------------------------------------------
 84.5 --  90.0                     6          $39,310,000        23.0%        73.3%        1.43x
 90.1 --  95.0                     6           55,643,997        32.5         66.3%        1.62x
 95.1 -- 100.0                    10           76,179,978        44.5         77.7%        1.34x
-------------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          22         $171,133,975       100.0%        73.0%        1.45x
-------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                             REMAINING AMORTIZATION TERM IN MONTHS(1)
-----------------------------------------------------------------------------------------------
 REMAINING AMORTIZATION         NUMBER       PRINCIPAL        % OF       WA         WA UW
 TERM                          OF LOANS       BALANCE          IPB      LTV          DSCR
-----------------------------------------------------------------------------------------------
 180 -- 300                       2         $11,700,000        7.2%    64.3%        1.27x
 301 -- 330                       5          15,400,000        9.4     77.9%        1.29x
 331 -- 360                      13         136,333,975       83.4     72.8%        1.44x
-----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         20        $163,433,975      100.0%    72.7%        1.42x
-----------------------------------------------------------------------------------------------
 WA REMAINING AMORTIZATION TERM: 349
-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                             LTV RATIOS AS OF THE MATURITY DATE/ARD
-----------------------------------------------------------------------------------------------
                                                                     WA
                              NUMBER     PRINCIPAL       % OF    MATURITY     WA UW
 MATURITY/ARD LTV           OF LOANS      BALANCE        IPB        LTV       DSCR
-----------------------------------------------------------------------------------------------
 21.5% -- 49.9%                2        $28,200,000      16.5%     40.1%      1.85x
 50.0% -- 59.9%                2         14,000,000       8.2      56.0%      1.25x
 60.0% -- 64.9%                5         22,037,997      12.9      63.7%      1.44x
 65.0% -- 79.7%                11        99,195,978      58.0      68.1%      1.31x
 79.8%  (greater than) =       1          7,700,000       4.5      79.8%      2.18x
-----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:       21      $171,133,975     100.0%     62.5%      1.45x
-----------------------------------------------------------------------------------------------
 WA LTV RATIO AT MATURITY: 62.5%
-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                                YEAR BUILT/RENOVATED
-----------------------------------------------------------------------------------------------
                                NUMBER        PRINCIPAL      % OF        WA       WA UW
 YEAR BUILT/RENOVATED       OF PROPERTIES      BALANCE       IPB        LTV       DSCR
-----------------------------------------------------------------------------------------------
 1976 -- 1979                     4          $12,030,000      7.0%      77.4%      1.94x
 1980 -- 1989                     4           36,095,233     21.1       79.0%      1.26x
 1990 -- 1999                     5           43,756,000     25.6       71.2%      1.35x
 2000 -- 2003                     9           79,252,742     46.3       70.6%      1.52x
-----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:          22        $171,133,975    100.0%      73.0%      1.45x
-----------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------
                                      PREPAYMENT PROTECTION
-----------------------------------------------------------------------------------------------
                                NUMBER        PRINCIPAL         % OF          WA         WA UW
 PREPAYMENT PROTECTION        OF LOANS        BALANCE           IPB          LTV         DSCR
-----------------------------------------------------------------------------------------------
 DEFEASANCE                      20        $165,633,975         96.8%        73.2%        1.46x
 YIELD MAINTENANCE                1           5,500,000          3.2         67.3%        1.22x
-----------------------------------------------------------------------------------------------
 TOTAL/WEIGHTED AVERAGE:         21        $171,133,975        100.0%        73.0%        1.45x
-----------------------------------------------------------------------------------------------

(1)  Excludes loans that are interest-only for their entire term.

(2) The mortgage loans provide for monthly payments of interest-only for the entire term of the mortgage loans and the payment of the entire principal amount of the mortgage loans at maturity.


                                    11 of 75

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                LARGE LOAN PARI PASSU AND COMPANION LOAN SUMMARY
--------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------
                                                    CUT-OFF DATE
 LOAN                            TRANSACTION           BALANCE         SERVICER(1)      SPECIAL SERVICER(1)
-----------------------------------------------------------------------------------------------------------
 GRACE BUILDING
 --------------
  PARI PASSU A1 NOTE         JPMCC 2004-CIBC9        $117,000,000      GMAC/Wells(2)          ARCap
  PARI PASSU A2 NOTE                TBD              $117,000,000        Wells(3)              TBD
  PARI PASSU A3 NOTE                TBD              $117,000,000        Wells(3)              TBD
-----------------------------------------------------------------------------------------------------------
   Total A Note:                                     $351,000,000
-----------------------------------------------------------------------------------------------------------
   B NOTE:                          N/A              $ 30,000,000         Wells                TBD
-----------------------------------------------------------------------------------------------------------
   TOTAL INDEBTEDNESS  :                             $381,000,000
-----------------------------------------------------------------------------------------------------------

----------------------
FOOTNOTES:

(1) GMAC = GMAC Commercial Mortgage; Wells = Wells Fargo Bank NA; ARCap = ARCap Servicing, Inc.

(2) GMAC will serve as Master Servicer for all loans in the JPMCC 2004-CIBC9 transaction, however, Wells will serve as the primary servicer for all three of the pari passu notes, as well as the B Note, as dictated by the JPMCC 2004-CIBC9 PSA.

(3) Wells will serve as the primary servicer for these two pari passu notes. The master servicer for the transaction in which each will be securitized, has not been determined.


                                    12 of 75


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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9















                      [THIS PAGE INTENTIONALLY LEFT BLANK]














                                    13 of 75

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                             TOP 10 MORTGAGE LOANS
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------
 LOAN        LOAN NAME                            LOAN     CUT-OFF DATE      % OF
SELLER(1)   (LOCATION)                            GROUP      BALANCE         IPB
------------------------------------------------------------------------------------
 JPMCB      Centro Retail Portfolio II             1       $142,500,000      12.8%
            (Various, CA)

 JPMCB      Grace Building                         1       $117,000,000      10.5%
            (New York, NY)

 JPMCB      4th & Blanchard Building               1        $66,941,983       6.0%
            (Seattle, WA)

 CIBC       Country Club Plaza                     1        $47,300,000       4.2%
            (Sacramento, CA)

 CIBC       Rexville Towne Center                  1        $45,462,945       4.1%
            (Bayamon, Puerto Rico)

 JPMCB      Harbour Lights Apartment               2        $25,000,000       2.2%
            (Huntington Beach, CA)

 CIBC       Cedarville Warehouse                   1        $25,000,000       2.2%
            (Brandywine, MD)

 CIBC       Avion Midrise III and IV Portfolio     1        $23,651,824       2.1%
            (Chantilly, VA)

 CIBC       Ridgemont Apartments and               2        $16,925,000       1.5%
            Mountain Brook Apartments
            Portfolio (Various, TN)

 JPMCB      Kings Pointe Apartments                2        $16,500,000       1.5%
            (Fayetteville, NC)
------------------------------------------------------------------------------------
     TOTAL/WEIGHTED AVERAGE:                               $526,281,752      47.2%
------------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------
 LOAN                     UNIT OF        LOAN PER       UW       CUT-OFF DATE         PROPERTY
SELLER(1)       UNITS     MEASURE          UNIT        DSCR       LTV RATIO             TYPE
----------------------------------------------------------------------------------------------------------
 JPMCB       1,445,334      SF              $99      2.88x          56.9%          Retail - Anchored


 JPMCB       1,518,210      SF             $231(2)   1.84x(2)       55.3%(2)       Office - CBD


 JPMCB         406,366      SF             $165      1.28x          79.7%          Office - CBD


 CIBC          433,829      SF             $109      1.30x          78.8%          Retail - Anchored


 CIBC          188,930      SF             $241      1.47x          75.1%          Retail - Anchored


 JPMCB             342     Units        $73,099      1.92x          52.7%          Multifamily - Garden


 CIBC          624,502      SF              $40      1.26x          71.4%          Industrial - Warehouse/
                                                                                      Distribution

 CIBC          143,011      SF             $165      1.34x          73.7%          Office - Suburban


 CIBC              506     Units        $33,449      1.22x          78.7%          Multifamily - Garden



 JPMCB             244     Units        $67,623      1.52x          73.3%          Multifamily - Garden
----------------------------------------------------------------------------------------------------------
   TOTAL/WEIGHTED AVERAGE:                           1.89X          65.4%
----------------------------------------------------------------------------------------------------------

(1)  "JPMCB" = JPMorgan Chase Bank; "CIBC" = CIBC Inc.

(2) Calculated based upon the aggregate principal balance of the Grace Building loan and the Grace Building pari passu companion notes as of the cut-off date.

                                    14 of 75

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9






                      [THIS PAGE INTENTIONALLY LEFT BLANK]










                                    15 of 75

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                           CENTRO RETAIL PORTFOLIO II
--------------------------------------------------------------------------------













                [4 PHOTOS OF CENTRO RETAIL PROTFOLIO II OMITTED]









                                    16 of 75

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                           CENTRO RETAIL PORTFOLIO II
--------------------------------------------------------------------------------



--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $142,500,000

 CUT-OFF PRINCIPAL BALANCE:    $142,500,000

 % OF POOL BY IPB:             12.8%

 SHADOW RATING (S/F):(1)       BBB-/BBB-

 LOAN SELLER:                  JPMorgan Chase Bank

 BORROWER:                     Centro Watt Property Owner I, LLC

 SPONSOR:                      Centro Watt America REIT, Inc.

 ORIGINATION DATE:             04/22/04

 INTEREST RATE:                4.1901%

 INTEREST ONLY PERIOD:         84 months

 MATURITY DATE:                05/01/11

 AMORTIZATION TYPE:            Interest Only

 ORIGINAL AMORTIZATION:        NAP

 REMAINING AMORTIZATION:       NAP

 CALL PROTECTION:              L(24),Def(55),O(4)

 CROSS-COLLATERALIZATION:      No

 LOCK BOX:                     Cash Management Agreement

 ADDITIONAL DEBT:              Permitted

 ADDITIONAL DEBT TYPE:         Permitted Mezzanine Debt and
                               Additional Secured Debt

 LOAN PURPOSE:                 Refinance
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:    INITIAL        MONTHLY
                     -----------------------------------------------------------
  Taxes:(3)                $0       See footnote
  Insurance:(3)            $0       See footnote
  Engineering:       $288,125           $0
  Environmental:     $940,007           $0
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:       Portfolio

 TITLE:                        Fee/Leasehold

 PROPERTY TYPE:                Retail - Anchored

 SQUARE FOOTAGE:               1,445,334

 LOCATION:                     Various, CA

 YEAR BUILT/RENOVATED:         Various

 OCCUPANCY:                    99.3%

 OCCUPANCY DATE:               03/19/04

 NUMBER OF TENANTS:            180

 HISTORICAL NOI:
   2002:                       $13,547,522
   2003:                       $16,447,113

 UW NOI:(2)                    $18,292,592

 UW NET CASH FLOW:(2)          $17,457,189

 APPRAISED VALUE:              $250,520,000

 APPRAISAL DATES:              8/03 -- 9/03
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:           $99

 CUT-OFF DATE LTV:             56.9%

 MATURITY DATE LTV:            56.9%

 UW DSCR:                      2.88x
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------------------------
                                                       SIGNIFICANT TENANTS
                                                                                                               BASE       LEASE
                                                            MOODY'S/                                           RENT     EXPIRATION
 TENANT NAME          PARENT COMPANY                          S&P4     SQUARE FEET   % OF GLA    SALES PSF      PSF        YEAR
-----------------------------------------------------------------------------------------------------------------------------------
 VONS                D.R. Horton, Inc. (NYSE: DHI)          Ba1/BB+       41,200       9.2%        $535         $7.00      2013
                                                                          43,153                   $342         $5.16      2021
                                                                          49,062                   $701         $9.15      2019

 TARGET              Target Corporation (NYSE: TGT)          A2/AA       105,565       7.3%        $290         $5.68      2017

 MERVYN'S            Target Corporation (NYSE: TGT)          A2/AA        70,685       4.9%         NAV        $10.28      2006

 BED BATH & BEYOND   Bed Bath & Beyond Inc. (NSDQ: BBBY)     NR/BBB       35,150       4.5%         NAV        $11.95      2012
                                                                          30,000                    NAV        $14.25      2014

 BIG LOTS            Big Lots, Inc. (NYSE: BLI)             NR/BBB-       24,573       4.2%        $103         $3.05      2005
                                                                          36,135                   $123         $6.59      2005

 TJ MAXX/MARSHALLS   TJX Companies, Inc. (NYSE: TJX)          A3/A        28,000       4.0%        $215        $12.00      2011
                                                                          30,000                   $152        $12.75      2013

 RALPHS              The Kroger Company (NYSE: KR)          Baa2/BBB      45,000       3.1%        $487        $12.46      2006

 SAV-ON DRUGS        Albertson's, Inc. (NYSE: ABS)          Baa2/BBB      24,760       2.9%        $533         $3.38      2009
                                                                          16,825                    NAV        $14.00      2018
-----------------------------------------------------------------------------------------------------------------------------------

(1) Standard & Poor's and Fitch have confirmed, in accordance with their respective methodologies, that the Centro Retail Portfolio II loan has credit characteristics consistent with investment-grade rated obligations.

(2) Centro Watt America REIT, Inc. acquired the properties in October 2003. Since acquiring the property 15 new leases have been signed for 66,766 square feet with base rent totaling $1,453,144. As well, annualized net operating income for the period October through year end 2003 was $18,474,732.

(3) Following an event of default or net operating income falling below $13,000,000 the borrower is required to deposit tax and insurance escrows.

(4) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                    17 of 75

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                           CENTRO RETAIL PORTFOLIO II
--------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
                                                         YEAR BUILT/    SQUARE
 PROPERTY NAME                           LOCATION         RENOVATED      FEET       OCC.
-------------------------------------------------------------------------------------------
 MIRA MESA MALL                   San Diego, CA          1974/2003     412,250      99.3%

 ESPLANADE SHOPPING CENTER        Oxnard, CA               2001        356,234     100.0%

 OCEANVIEW PLAZA                  San Clemente, CA       1990/1997     169,963      96.7%

 UNIVERSITY MALL                  Davis, CA              1964/1998      94,424     100.0%

 SANTA PAULA SHOPPING CENTER      Santa Paula, CA        1960/1995     171,701     100.0%

 FELICITA PLAZA                   Escondido, CA          1974/2002      98,912      98.8%

 SAN BERNARDINO SHOPPING CENTER   San Bernardino, CA     1963/2003     141,850     100.0%
-------------------------------------------------------------------------------------------
                                                         TOTAL/WA                   99.3%
-------------------------------------------------------------------------------------------



--------------------------------------------------------------------------------------------------
                                                                                       APPRAISED
 PROPERTY NAME                     TOP TENANTS                                           VALUE
--------------------------------------------------------------------------------------------------
 MIRA MESA MALL                   Mervyn's, Vons, Mira Mesa Lanes                    $83,500,000

 ESPLANADE SHOPPING CENTER        Bed Bath & Beyond, Nordstrom Rack, Circuit City     72,000,000

 OCEANVIEW PLAZA                  Ralphs, Fitness Elite for Women, Sav-on Drug        38,500,000

 UNIVERSITY MALL                  Gottschalks, Cost Plus, The Graduate                17,300,000

 SANTA PAULA SHOPPING CENTER      Vons, Big Lots, Longs Drug Store                    16,600,000

 FELICITA PLAZA                   Vons, Escondido Workout, Hollywood Video            12,320,000

 SAN BERNARDINO SHOPPING CENTER   Target, Big Lots, Jack's Key Service                10,300,000
--------------------------------------------------------------------------------------------------
                                                         TOTAL/WA                   $250,520,000
--------------------------------------------------------------------------------------------------


-----------------------------------------------------------------------------------------------------------------------------------
                                                          LEASE ROLLOVER SCHEDULE

                                                                   % OF
                NUMBER       SQUARE       % OF                     BASE      CUMULATIVE    CUMULATIVE    CUMULATIVE    CUMULATIVE %
              OF LEASES      FEET         GLA       BASE RENT      RENT     SQUARE FEET     % OF GLA     BASE RENT    OF BASE RENT
 YEAR          EXPIRING    EXPIRING    EXPIRING     EXPIRING     EXPIRING     EXPIRING      EXPIRING      EXPIRING      EXPIRING
-----------------------------------------------------------------------------------------------------------------------------------
 VACANT          NAP          9,523        0.7%           NAP        NAP         9,523         0.7%             NAP        NAP
 2004 & MTM       18         26,582        1.8       $650,820        3.4%       36,105         2.5%        $650,820        3.4%
 2005             25        146,994       10.2      1,576,492        8.2       183,099        12.7%      $2,227,313       11.6%
 2006             38        231,542       16.0      3,500,405       18.2       414,641        28.7%      $5,727,717       29.7%
 2007             31        125,523        8.7      1,579,796        8.2       540,164        37.4%      $7,307,513       37.9%
 2008             24         64,819        4.5      1,386,773        7.2       604,983        41.9%      $8,694,287       45.1%
 2009             18         72,691        5.0      1,103,562        5.7       677,674        46.9%      $9,797,848       50.8%
 2010              3         15,955        1.1        232,668        1.2       693,629        48.0%     $10,030,516       52.0%
 2011             11        111,026        7.7      1,696,979        8.8       804,655        55.7%     $11,727,495       60.8%
 2012              9        106,835        7.4      1,595,824        8.3       911,490        63.1%     $13,323,319       69.1%
 2013              8         97,484        6.7      1,416,990        7.4     1,008,974        69.8%     $14,740,310       76.5%
 2014              3         60,450        4.2      1,089,795        5.7     1,069,424        74.0%     $15,830,105       82.1%
 AFTER            13        375,910       26.0      3,445,723       17.9     1,445,334       100.0%     $19,275,827      100.0%
-----------------------------------------------------------------------------------------------------------------------------------
 TOTAL           201      1,445,334      100.0%   $19,275,827      100.0%
-----------------------------------------------------------------------------------------------------------------------------------


                                    18 of 75

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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                           CENTRO RETAIL PORTFOLIO II
--------------------------------------------------------------------------------

THE LOAN. The Centro Retail Portfolio II loan is secured by a fee and partial leasehold mortgage on 7 anchored retail shopping centers comprised of approximately 1,445,334 square feet.

THE BORROWER. The borrower is Centro Watt Property Owner I, LLC. The borrower is a special purpose entity controlled by Centro Watt America REIT, Inc. a U.S. based REIT. The investors of the Centro Watt America REIT, Inc. consist of Centro MCS No. 32-International No. 2, an Australian Equity Syndicate (approximately 48.5%), Prime Retail Property Trust (approximately 48.5%), and Watt Commercial, a Los Angeles based real estate company (approximately 3%).

Centro MCS, which is a large Australian property syndicator and currently manages approximately 29 unlisted retail property syndicates with a total value of approximately $2.1 billion and has an interest in approximately 66 shopping centers across Australia and New Zealand. Centro Properties Group holds a significant ownership interest (approximately 25-50%) in this syndicate.

THE PROPERTIES. The Centro Retail Portfolio II consists of seven anchored retail shopping centers located in California: Mira Mesa Mall, Esplanade Shopping Center, Oceanview Plaza, University Mall, Santa Paula Shopping Center, Felicita Plaza and San Bernardino Shopping Center. The properties contain a total of 1,445,334 square feet with a weighted average occupancy of approximately 99.3%. Under certain conditions, properties can be substituted or released. See "Descriptions of the Mortgage Pool--Certain Terms and Conditions of the Mortgage Loans--Defeasance; Collateral Substitution" in the prospectus supplement. With respect to Esplanade Shopping Center, a portion of the related mortgaged property is subject to a ground lease. See "Risk Factors--Mortgage Loans Secured by Leasehold Interest May Expose Investors to Greater Risks of Default and Loss" in the prospectus supplement.


THE MARKET(1).

MIRA MESA MALL

The Mira Mesa Mall property is located in San Diego, San Diego County, California. The property has primary frontage along Mira Mesa Boulevard and secondary frontage along Camino Ruiz. Additional frontage is provided on Reagan Road and New Salem Drive. Mira Mesa Boulevard is a major north-south arterial street within the Mira Mesa community. Camino Ruiz is a major north-south arterial, which provides access further south into the Miramar industrial/commercial district and the Miramar Air Station.

San Diego County ranks second in population among California's approximately 58 counties, and fourth as the most populous county in the nation. The 2003 population estimate for the county, according to the California Department of Finance, was approximately 2,961,600. This was an increase of approximately 1.8% over the 2002 figure, which follows an approximately 2.0% increase in 2001 and approximately 1.8% increase in 2000. Median household income in San Diego County increased approximately 3.5% to approximately $50,500 in 2002, which follows approximately 4.9% increase in 2001, approximately 6.6% increase in 2000 and approximately 3.0% increase in 1999, according to the Economic Research Bureau.

The demographic data for the five-mile radius around Mira Mesa Mall indicates a population base characterized by mostly 25 to 54 year-old consumers with white-collar employment. The demographic survey reported a relatively large suburban population base of approximately 31,439 persons living within a one-mile radius of the subject and approximately 94,038 with in a three-mile radius.

Vacancy rate trends for the San Diego County retail market have declined between 1996 and the present to a historical low of approximately 3.1%, as of the second quarter 2003. The subject property is approximately 99.3% occupied.


ESPLANADE SHOPPING CENTER

The Esplanade Shopping Center property is located in Oxnard, Ventura County, California at the northwest quadrant of Vineyard Avenue and Ventura Freeway. The Esplanade Shopping Center Property, which is the largest regional development in the city, is well located with access from the Ventura Freeway, which borders the Esplanade to the north.

Ventura County is located in the westernmost portion of the five-county Southern California region. Ventura County's economic growth rate is expected to exceed the State's growth rate due to the biotech sector, as well as large government, military, and educational employment. The estimated median family income in 2002 was approximately $67,299, reflecting approximately a 1.5% growth rate over the previous six years.

The top four employers in Ventura County in 2003 were the US Naval Base at Port Hueneme, the County of Ventura, Amgen, and
Countrywide. Major employment sectors include Agriculture, Oil and Gas Production, Defense, Manufacturing, and Tourism.

The City of Oxnard is one of the largest cities in West Ventura County, with an estimated population of approximately 176,277 in 2002. Within approximately a 3-mile radius of the Esplanade Shopping Center there were approximately 68,374 people living with a median household income of approximately $60,975, and an average household income of approximately $79,075. The subject property is 100.0% occupied.


(1) Certain information from the Centro Retail Portfolio II's properties' appraisals dated August 2003 through September 2003. Each appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisals.


                                    19 of 75

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

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                           CENTRO RETAIL PORTFOLIO II
--------------------------------------------------------------------------------


OCEANVIEW PLAZA

The Ocean Plaza property is located in San Clemente, Orange County, California on the south side of Camino De Los Mares, north of the San Diego Freeway.

Orange County contains approximately 8.1% of California's total population, with an approximately 2,933,481 residents as of January 2002. The median and average household incomes were approximately $68,871 and approximately $90,490 respectively. Many additional workers commute from neighboring counties, as evidenced by the fact that the county employs approximately 10% of the state's workers. A large freeway network provides access to the four neighboring counties of San Diego, Riverside, San Bernardino, and Los Angeles. The major airport is John Wayne Orange County Airport, which is served by approximately nine commercial, and approximately five freight carriers, and provides direct flight links to the West Coast and mid-west cities. An international airport and deep-water port are in nearby Los Angeles, accessible by freeway.

The subject property is well located within the South Orange County sub market. It benefits from close proximity to densely populated residential districts with relatively high-income levels and heavily traveled roads with easy access to freeways. Competition has resulted from the development of other centers in the marketplace. The overall vacancy rate for all space within community centers in South Orange County sub market is approximately 2.6%. The subject property is approximately 96.7% occupied.


UNIVERSITY MALL

The University Mall property is located in Davis, Yolo County, California on the north side of Russell Boulevard. Access to and from the neighborhood is good, with Highway 133 and Interstate 80 forming the major arteries, and a large network of bike trails interconnecting the campus with the downtown district of Davis.

The Sacramento-Yolo Consolidated Metropolitan Statistical Area consists of approximately 5,100 square miles, and is the hub of economic activity in the California Central Valley. With an estimated 2002 population of approximately 1,849,131, the population has grown since 1990 at a rate significantly higher than the state of California as a whole.

Traditionally, the employment base has been dominated by government and agriculture, a more diversified economy has recently emerged due to the pro-business environment and low cost of living, which has encouraged businesses to locate in the area. The region is served by rail, highway, and air transportation, and despite it's inland location possesses a deep-water port. In 2002, the median household income was approximately $52,078, and it is projected to grow to approximately $60,078 by 2007.

In 2002, approximately 62,582 people lived within a three-mile radius of University Mall, with approximately $65,701 average and approximately $46,227 median household income.

The West Sacramento/Davis retail sub market consists of 851,310 square feet of total gross leasable area, with a vacancy rate of approximately 7.9% as of the 4th quarter 2002. The subject property is 100.0% occupied.


SANTA PAULA SHOPPING CENTER

The Santa Paula Shopping Center is located in Santa Paula, Ventura County, California on the south side of West Main Street, extending through to Harvard Boulevard approximately 1/4 mile north of the Santa Paula (126) Freeway.

Ventura County is located in the westernmost portion of the five-county Southern California region. Population growth in Ventura County has primarily taken place in the eastern portion of the county, as a result of the expanding population base of Los Angeles County.

The top four employers in Ventura County in 2003 were the U.S. Naval Base at Port Hueneme, the County of Ventura, Amgen, and
Countrywide. Major employment sectors include Agriculture, Oil and Gas Production, Defense, Manufacturing, and Tourism.

As of 2002, approximately 31,407 people lived within an approximately 3-mile radius of the shopping center, with median and average household incomes of approximately $47,668 and approximately $60,821, respectively. The subject property is 100.0% occupied.


FELICITA PLAZA

The Felicita Plaza property is located in Escondido, San Diego County, California on the south side of Felicita Avenue at the intersection with Centre City Parkway. San Diego County ranks second in population among California's 58 counties, and fourth as the most populous county in the nation. The 2003 population estimate for the county, according to the California Department of Finance, was approximately 2,961,600. This was an increase of approximately 1.8% over the 2002 figure, which follows an approximately 2.0% increase in 2001 and an approximately 1.8% increase in 2000. Median household income in San Diego County increased approximately 3.5% to approximately $50,500 in 2002, which follows an approximately 4.9% increase in 2001, an approximately 6.6% increase in 2000 and an approximately 3.0% increase in 1999, according to the Economic Research Bureau.

Vacancy rate trends for the San Diego County retail market have declined between 1996 and the present to a historical low of approximately 3.1%, as of the second quarter 2003. This declining vacancy rate reflects strong demand for retail space outpacing the growth in supply in San Diego. The subject property is approximately 98.8% occupied.


                                    20 of 75

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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                           CENTRO RETAIL PORTFOLIO II
--------------------------------------------------------------------------------


SAN BERNARDINO SHOPPING CENTER

The San Bernardino Shopping Center is located in San Bernardino, San Bernardino County, California at the southeast corner of Orange Show Road and E Street.

The San Bernardino Shopping Center is located in the southern portion of the city of San Bernardino, within San Bernardino County. There are approximately 400 acres of industrially zoned land within San Bernardino City limits, and approximately 40% of this acreage is available for development. There are two regional malls located in the City, the Inland Center Mall, and the Carousel Mall, located within one mile of each other. However, since the closure of the Montgomery Wards anchor store at the Carousel Mall, a significant portion of the interior mall is being renovated for typical office use.

As of 2002, the city of San Bernardino had an estimated population of approximately 57,008, and average and median incomes per household of approximately $45,631 and approximately $36,226 respectively. The subject property is 100.0% occupied.

PROPERTY MANAGEMENT. The property manager of the Centro Retail Portfolio II properties is Watt/Centro Management Joint Venture LP.
The property manager is affiliated with the borrower.





                                    21 of 75

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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                           CENTRO RETAIL PORTFOLIO II
--------------------------------------------------------------------------------











          [MAP INDICATING CENTRO RETAIL PORTFOLIO II LOCATION OMITTED]














                                    22 of 75

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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                           CENTRO RETAIL PORTFOLIO II
--------------------------------------------------------------------------------











                    [SITE MAP OF CENTRO RETAIL PORTFOLIO II OMITTED]












   Note: This exhibit is provided for illustrative purposes. The actual building area is not necessarily drawn to scale.









                                    23 of 75

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                           CENTRO RETAIL PORTFOLIO II
--------------------------------------------------------------------------------











                [SITE MAP OF CENTRO RETAIL PORTFOLIO II OMITTED]













   Note: This exhibit is provided for illustrative purposes. The actual building area is not necessarily drawn to scale.





                                    24 of 75

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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                           CENTRO RETAIL PORTFOLIO II
--------------------------------------------------------------------------------











                    [SITE MAP OF CENTRO RETAIL PORTFOLIO II OMITTED]














   Note: This exhibit is provided for illustrative purposes. The actual building area is not necessarily drawn to scale.





                                    25 of 75

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

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                           CENTRO RETAIL PORTFOLIO II
--------------------------------------------------------------------------------












                [SITE MAP OF CENTRO RETAIL PORTFOLIO II OMITTED]









   Note: This exhibit is provided for illustrative purposes. The actual building area is not necessarily drawn to scale.






                                    26 of 75

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

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9





                      [THIS PAGE INTENTIONALLY LEFT BLANK]






                                    27 of 75
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


STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                                 GRACE BUILDING
--------------------------------------------------------------------------------




[3 PHOTOS OF GRACE BUILDING OMITTED]




                                    28 of 75
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

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                                 GRACE BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $117,000,000 (Pari Passu)

 CUT-OFF PRINCIPAL BALANCE:    $117,000,000 (Pari Passu)

 % OF POOL BY IPB:             10.5%

 SHADOW RATING (S/F):(1)       A-/AA-

 LOAN SELLER:                  JPMorgan Chase Bank

 BORROWER:                     1114 TrizecHahn-Swig, L.L.C.

 SPONSOR:                      Trizec Properties, Inc., Swig Investment
                               Company

 ORIGINATION DATE:             06/15/04

 INTEREST RATE:                5.6000%

 INTEREST ONLY PERIOD:         36 months

 MATURITY DATE:                07/10/14

 AMORTIZATION TYPE:            Balloon

 ORIGINAL AMORTIZATION:        360 months

 REMAINING AMORTIZATION:       360 months

 CALL PROTECTION:              L(23),Def(93),O(4)

 CROSS-COLLATERALIZATION:      No

 LOCK BOX:                     Cash Management Agreement

 ADDITIONAL DEBT:              $264,000,000

 ADDITIONAL DEBT TYPE:         Two Pari Passu Notes ($117mm each)
                               $30mm B-Note

 LOAN PURPOSE:                 Refinance

--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

All reserves have been waived prior to either (a) the occurence of an event of default or (b) the actual net cash flow falls below a predetermined level. At which time, reserves for taxes, insurance, CapEx and TI/LC will be collected.


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset

 TITLE:                      Fee

 PROPERTY TYPE:              Office - CBD

 SQUARE FOOTAGE:             1,518,210

 LOCATION:                   New York, NY

 YEAR BUILT/RENOVATED:       1971/2002

 OCCUPANCY:                  98.1%

 OCCUPANCY DATE:             05/01/04

 NUMBER OF TENANTS:          50

 HISTORICAL NOI:

  2002:                      $ 29,221,151

  2003:                      $ 32,800,409

  TTM AS OF 03/31/04:        $ 34,549,940

 UW NOI:                     $ 46,922,483

 UW NET CASH FLOW:           $ 44,450,132

 APPRAISED VALUE:            $635,000,000

 APPRAISAL DATE:             06/01/04


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
                          PARI PASSU     WHOLE LOAN
                          -------------- --------------
 CUT-OFF DATE LOAN/SF:(2)  $ 231          $ 251
 CUT-OFF DATE LTV:(2)       55.3%          60.0%
 MATURITY DATE LTV:(2)      49.5%          53.9%
 UW DSCR:(2)                1.84x          1.69x


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                            LEASE
                          SIGNIFICANT TENANTS                                            MOODY'S/  SQUARE  % OF    BASE   EXPIRATION
TENANT NAME                PARENT COMPANY                      TENANT NAME                S&P(3)    FEET    GLA  RENT PSF    YEAR
------------------------------------------------------------------------------------------------------------------------------------
TIME WARNER ENTERTAINMENT Time Warner Inc. (NYSE: TWX)         TIME WARNER ENTERTAINMENT Baa1/BBB+ 279,434 18.4%  $37.65     2018
COUDERT BROTHERS          Coudert Brothers L.L.P.              COUDERT BROTHERS            NR/NR   258,445 17.0%  $32.97     2013
INTERPUBLIC               The Interpublic Group of Companies
                          (NYSE: IPG)                          INTERPUBLIC                Baa3/BB+ 155,825 10.3%  $32.65     2009

SALANT CORPORATION        Perry Ellis International, Inc.
                          (NSDQ: PERY)                         SALANT CORPORATION          B2/B+   100,725  6.6%  $29.49     2013

KRONISH LIEB              Kronish Lieb Weiner & Hellman L.L.P. KRONISH LIEB                NR/NR    93,030  6.1%  $34.62     2014
TATE & LYLE               Tate & Lyle PLC (OTC: TATYF)         TATE & LYLE                Baa2/BBB  58,590  3.9%  $35.57     2011
ARG MANAGEMENT            NAP                                  ARG MANAGEMENT              NR/NR    47,183  3.1%  $33.27     2010
VICTORIA'S SECRET         Victoria's Secret Stores, L.L.P.     VICTORIA'S SECRET           NR/NR    42,967  2.8%  $29.97     2008
------------------------------------------------------------------------------------------------------------------------------------


(1) Standard & Poor's and Fitch have confirmed, in accordance with their respective methodologies, that the Grace Building loan has credit characteristics consistent with investment-grade rated obligations.

(2) Calculated based upon the aggregate principal balance of the Grace Building loan and the Grace Building pari passu companion notes as of the cut-off date.

(3) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                    29 of 75
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

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                                 GRACE BUILDING
--------------------------------------------------------------------------------

THE LOAN. The Grace Building loan is secured by a 1,518,210 square foot class A office building located midtown Manhattan in New York, New York. The Grace Building secures a $351 million senior component and a $30 million junior component. The senior component is split into 3 pari passu notes (A-1, A-2, A-3) each with a balance of $117 million. The $117 million A-1 component note is included in the trust. All other notes are held outside the trust.

THE BORROWER. The property is owned through a partnership entity controlled by Trizec Properties, Inc. ("Trizec") and The Swig Company, on behalf of the Swig Investment Company ("Swig") -- 1114 TrizecHahn-Swig, L.L.C. (the "Borrower")

Swig has owned a 50% interest in the property since Benjamin H. Swig developed the building with Jack Weiler in the early 1970s. Trizec acquired a 49.9% interest in 1997 from the Weiler-Arnow Investment Company. Trizec has leased and managed the property since that time while the Weiler-Arnow Investment Company retained the remaining 0.1%.

Trizec, a publicly traded real estate investment trust ("REIT"), is one of the largest owners and managers of commercial property in North America. This REIT has ownership interests in and manages a portfolio of 64 office properties totaling approximately 43 million square feet in major markets throughout the U.S.

Swig, a closely held real estate investment company with more than sixty years of operating history, has significant interests in a portfolio of quality commercial property assets in major cities across the U.S. The real estate portfolio includes interests in downtown and suburban office buildings, full service luxury hotels and credit-leased commercial buildings. Swig currently owns more than seven million square feet of downtown and suburban office space, four commercial development sites and 1,600 full service hotel rooms.

THE PROPERTY. The Grace Building is a 48 story multi-tenant Class A office building located at 1114 Avenue of the Americas in New York, New York, near the northeast corner of Sixth Avenue (Avenue of the Americas) and 42nd Street. The Grace Building is conveniently located proximate to several subway lines, Grand Central Terminal, Penn Station, Port Authority Bus Terminal, and New Jersey Transit Trains. The Grace Building won the Building Owners and Managers Association (BOMA) New York's 2003-2004 Pinnacle Award for Operating Office Building of the Year in the over 1 million square feet category. The Grace Building was built in 1971, designed by the architectural firm Skidmore, Owings & Merrill and includes 1,518,210 square feet (1,497,967 square feet of office space and 20,243 square feet of retail space). The Grace Building overlooks Bryant Park and its amenities include a newly renovated travertine marble and fine wood lobby, renovated elevator cabs, 24/7 building access and security, on site Trizec management, 30 high speed passenger and two freight elevators, a 188 car underground garage, a public plaza on 43rd Street, ATMs, a corporate day care center, a hair salon, a restaurant and cafe, a greeting card store, and express mail service.

The property is approximately 98.1% leased to 50 tenants. Major tenants include Time Warner Entertainment (279,434 square feet or 18.4% of net rentable area), Coudert Brothers (258,445 square feet or 17.0% of net rentable area), and Interpublic (155,825 square feet or 10.3% of net rentable area). Average year-end occupancy since 1997 is 99.0%.

THE MARKET(1). The Grace Building is located New York, New York in midtown Manhattan on 6th Avenue between 42nd and 43rd street within the 6th Avenue/Rockefeller Center submarket. The Class A inventory for the 6th Avenue/Rockefeller Center submarket consists of approximately 35.5 million square feet with a direct vacancy rate of approximately 4.9% and an overall vacancy rate of approximately 11.6%. As of first quarter 2004, the 6th Avenue/Rockefeller Center submarket has had negative absorption of approximately 893,122 square feet. Leasing activity in Manhattan during the first quarter 2004 totaled 7.7 million square feet, well above the 5.8 million square feet leased during first quarter 2003. Expected construction completions in 2004 include Times Square Tower (1.0 million square feet), 300 Madison Avenue (1.2 million square feet), and Columbus Centre (1.0 million square feet). Planned construction within the submarket includes the approximately 2.1 million square feet One Bryant Park, located at the northwest corner of the park opposite Grace Building. This project is scheduled for completion in 2008 and Bank of America has agreed to occupy approximately half of the building's lower/mid level floors.

The Grace Building area is improved primarily with high-rise commercial office buildings, but having some ancillary uses such as mixed commercial/residential buildings and hotels. Overall, this area is primarily improved with corporate headquarters, multi-tenanted office buildings and famous hotels. Land use in the neighborhood primarily consists of office with grade level retail. The buildings are generally of similar age to the subject.

PROPERTY MANAGEMENT. Trizec Holdings, Inc., an affiliate of Trizec Properties, Inc., is the manager of the property.

-------------------------------------------------------------------------------

(1) Certain information from the Grace Building's appraisals dated June 01, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of any of the assumptions underlying the appraisal.


                                    30 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                                 GRACE BUILDING
--------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                       LEASE ROLLOVER SCHEDULE

              NUMBER     SQUARE       % OF                             % OF BASE    CUMULATIVE  CUMULATIVE  CUMULATIVE  CUMULATIVE %
            OF LEASES    FEET         GLA       BASE RENT                RENT      SQUARE FEET   % OF GLA   BASE RENT  OF BASE RENT
 YEAR        EXPIRING  EXPIRING    EXPIRING     EXPIRING     YEAR      EXPIRING      EXPIRING    EXPIRING    EXPIRING    EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
 VACANT        NAP       28,534        1.9%        NAP       VACANT      NAP         28,534        1.9%       NAP         NAP
 2004 & MTM      4       33,277        2.2    $ 1,198,945  2004 & MTM    2.1%        61,811        4.1%   $ 1,198,945       2.1%
 2005            8       72,081        4.7      3,580,752    2005        6.2        133,892        8.8%   $ 4,779,697       8.3%
 2006            5       14,305        0.9        775,648    2006        1.3        148,197        9.8%   $ 5,555,345       9.6%
 2007            5       13,479        0.9        673,430    2007        1.2        161,676       10.6%   $ 6,228,775      10.8%
 2008            6       62,223        4.1      2,331,016    2008        4.0        223,899       14.7%   $ 8,559,791      14.8%
 2009            9      211,353       13.9      7,188,377    2009       12.4        435,252       28.7%   $15,748,169      27.2%
 2010            9      149,254        9.8      6,546,635    2010       11.3        584,506       38.5%   $22,294,804      38.6%
 2011            5       76,423        5.0      3,130,911    2011        5.4        660,929       43.5%   $25,425,714      44.0%
 2012            2        1,055        0.1        101,898    2012        0.2        661,984       43.6%   $25,527,612      44.2%
 2013           17      452,388       29.8     16,009,091    2013       27.7      1,114,372       73.4%   $41,536,704      71.9%
 2014            7      124,404        8.2      5,748,849    2014        9.9      1,238,776       81.6%   $47,285,553      81.8%
 AFTER           8      279,434       18.4     10,521,843    AFTER      18.2      1,518,210      100.0%   $57,807,396     100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL          85    1,518,210      100.0%   $57,807,396    TOTAL     100.0%
------------------------------------------------------------------------------------------------------------------------------------



                                    31 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                                 GRACE BUILDING
--------------------------------------------------------------------------------







                [MAP INDICATING GRACE BUILDING LOCATION OMITTED]








                                    32 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                                 GRACE BUILDING
--------------------------------------------------------------------------------







                    [STACKING PLAN OF GRACE BUILDING OMITTED]



Note: This exhibit is provided for illustrative purposes. The actual building area is not necessarily drawn to scale. The information set forth in the above stacking plan indicates the following information as provided by the borrower:
"Tenant Name", leased square footage [lease expiration month/year]




                                    33 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                            4TH & BLANCHARD BUILDING
--------------------------------------------------------------------------------



[2 PHOTOS OF 4TH & BLANCHARD OMITTED]




                                    34 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                            4TH & BLANCHARD BUILDING
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $67,000,000

 CUT-OFF PRINCIPAL BALANCE:    $66,941,983

 % OF POOL BY IPB:             6.0%

 LOAN SELLER:                  JPMorgan Chase Bank

 BORROWER:                     Selig Real Estate Holdings Five, L.L.C.

 SPONSOR:                      Martin Selig

 ORIGINATION DATE:             04/29/04

 INTEREST RATE:                5.8320%

 INTEREST ONLY PERIOD:         NAP

 MATURITY DATE:                05/01/14

 AMORTIZATION TYPE:            Balloon

 ORIGINAL AMORTIZATION:        360 months

 REMAINING AMORTIZATION:       359 months

 CALL PROTECTION:              L(24),Def(93),O(2)

 CROSS-COLLATERALIZATION:      No

 LOCK BOX:                     Hard

 ADDITIONAL DEBT:              No

 ADDITIONAL DEBT TYPE:         NAP

 LOAN PURPOSE:                 Refinance


--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:      INITIAL         MONTHLY
                       ----------      -------
  Tax:                 $   87,006      $43,503
  CapEx:               $        0      $ 3,902
  TI/LC:(1)            $        0      $41,667
  Holdback:(2)         $1,000,000      $     0




--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset

 TITLE:                      Fee

 PROPERTY TYPE:              Office - CBD

 SQUARE FOOTAGE:             406,366

 LOCATION:                   Seattle, WA

 YEAR BUILT/RENOVATED:       1979

 OCCUPANCY:                  91.4%

 OCCUPANCY DATE:             04/06/04

 NUMBER OF TENANTS:          48

 HISTORICAL NOI:

   2002:                     $ 6,958,066

   2003:                     $ 7,076,260

   TTM AS OF 03/31/04:       $ 7,058,759

 UW NOI:                     $ 6,576,218

 UW NET CASH FLOW:           $ 6,056,069

 APPRAISED VALUE:            $84,000,000

 APPRAISAL DATE:             04/16/04



--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:    $ 165
 CUT-OFF DATE LTV:        79.7%
 MATURITY DATE LTV:       67.3%
 UW DSCR:                 1.28x



-------------------------------------------------------------------------------------------------------------------------
                                                  SIGNIFICANT TENANTS

                                                               MOODY'S/    SQUARE  % OF        BASE          LEASE
    TENANT NAME               PARENT COMPANY                    S&P(3)      FEET    GLA      RENT PSF    EXPIRATION YEAR
-------------------------------------------------------------------------------------------------------------------------
 WASHINGTON STATE   NAP                                         NR/NR     34,760   8.6%      $ 19.01          2006
 FIRST AMERICAN     First American Title Insurance Company      NR/A-     28,854   7.1%      $ 17.05          2008
 KEMPER INSURANCE   Kemper Insurance Companies                  NR/A-     28,854   7.1%      $ 24.68          2010
 FIREMAN'S FUND     Allianz Group (NYSE: AZ)                   Aa3/AA-    20,669   5.1%      $ 28.85          2005
-------------------------------------------------------------------------------------------------------------------------

(1) The Monthly TI/LC escrow account shall not exceed $2,000,000.

(2) Lender will hold back $1,000,000 until the property reaches a stabilized occupancy of 94%, with no material rollover in the upcoming 6-month period at the time of release. Property must also maintain a debt service coverage ratio of not less than 1.25x for the 12-month period ending on the date the borrower requests the release of the holdback funds.

(3) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                    35 of 75
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A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR
SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                            4TH & BLANCHARD BUILDING
--------------------------------------------------------------------------------

THE LOAN. The 4th & Blanchard loan is secured by a first mortgage interest in a 406,366 square foot office building located in the Denny Regrade area of downtown Seattle, Washington's Central Business District.

THE BORROWER. The borrower is Selig Real Estate Holdings Five, L.L.C. The borrower is a special purpose entity controlled by Martin Selig. Mr. Selig is a Seattle area real estate developer and has been in real estate development for over 35 years. His current portfolio includes 17 office buildings and several surface parking lots. Mr. Selig's company employs in-house development, leasing and property management professionals.

THE PROPERTY. 4th & Blanchard is a 406,366 square foot, 25-story glass facade office-building. The building was constructed in 1979 by Martin Selig, who is the current owner of the property. The property occupies a full city block at the south end of the Denny Regrade area, adjacent to the CBD.

THE MARKET(1). The 4th & Blanchard Building property is located in Seattle, King County, Washington. The subject is located in the Denny Regrade area of downtown Seattle, approximately 6 blocks north of Seattle's financial and retail centers. This area features a mix of office/ retail, apartments/condominiums, restaurants, hotels, and tourist-related amenities. Elliott Bay and the Seattle waterfront along with the Seattle Center, home of the Space Needle and Key Arena, are all located within approximately 4 blocks of the subject.

The Denny Regrade submarket is the major office market within the Puget Sound region. The overall vacancy rate remained virtually the same from 4th quarter 2003 (approximately 16.2%) to 1st quarter 2004 (approximately 16.3%). The 1st quarter 2004 vacancy can be attributed to the delivery of approximately 557,240 square feet in the Downtown and Southend submarkets. Downtown Seattle vacancy rates declined for the third consecutive quarter, decreasing from around approximately 15.8% to approximately 15.4% at the end of 1st quarter 2004. During the first quarter of 2004, Downtown Seattle recorded the most absorption since the first quarter of 2001. 4th & Blanchard current occupancy rate is approximately 91.4%.

The largest employers in the area include: The Boeing Company, Microsoft Corporation, Costco Wholesale Corp., Port of Seattle, and University of Washington.

PROPERTY MANAGEMENT. 4th & Blanchard is managed by Martin Selig Real Estate, the sponsor's property management company. Martin Selig Real Estate currently manages 17 office buildings totaling over 2.4 million square feet as well as several surface parking lots.
-------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                                         LEASE ROLLOVER SCHEDULE

               NUMBER     SQUARE                                      % OF BASE  CUMULATIVE CUMULATIVE    CUMULATIVE  CUMULATIVE %
             OF LEASES     FEET    % OF GLA    BASE RENT                 RENT    SQUARE FEET  % OF GLA     BASE RENT  OF BASE RENT
 YEAR         EXPIRING   EXPIRING  EXPIRING    EXPIRING    YEAR        EXPIRING    EXPIRING   EXPIRING      EXPIRING    EXPIRING
------------------------------------------------------------------------------------------------------------------------------------
 VACANT         NAP       34,770      8.6%        NAP      VACANT        NAP        34,770       8.6%         NAP         NAP
 2004 & MTM      21       50,546     12.4     $1,020,459   2004 & MTM   12.5%       85,316      21.0%     $1,020,459       12.5%
 2005            22       58,860     14.5      1,527,980   2005         18.8       144,176      35.5%     $2,548,438       31.3%
 2006             8       59,149     14.6      1,403,043   2006         17.2       203,325      50.0%     $3,951,481       48.6%
 2007            15       83,689     20.6      1,809,066   2007         22.2       287,014      70.6%     $5,760,548       70.8%
 2008            20       53,032     13.1        993,036   2008         12.2       340,046      83.7%     $6,753,583       83.0%
 2009             4        5,475      1.3        116,945   2009          1.4       345,521      85.0%     $6,870,528       84.5%
 2010             5       51,620     12.7      1,081,564   2010         13.3       397,141      97.7%     $7,952,092       97.7%
 2011             0            0      0.0              0   2011          0.0       397,141      97.7%     $7,952,092       97.7%
 2012             0            0      0.0              0   2012          0.0       397,141      97.7%     $7,952,092       97.7%
 2013             4        9,225      2.3        183,130   2013          2.3       406,366     100.0%     $8,135,222      100.0%
 2014             0            0      0.0              0   2014          0.0       406,366     100.0%     $8,135,222      100.0%
 AFTER            0            0      0.0              0   AFTER         0.0       406,366     100.0%     $8,135,222      100.0%
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL           99      406,366    100.0%    $8,135,222   TOTAL       100.0%
------------------------------------------------------------------------------------------------------------------------------------


(1) Certain information from 4th & Blanchard's appraisal dated April 16, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of any of the assumptions underlying the appraisal.


                                    36 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                            4TH & BLANCHARD BUILDING
--------------------------------------------------------------------------------




               [AERIAL PHOTO OF 4TH & BLANCHARD BUILDING OMITTED]



Key:

1. Columbia Tower              4. Elliot Bay                7. Interstate 5
2. Pacific Science Center      5. Two Union Square          8. State Highway 99
3. Space Needle                6. Experience Music Project

                                    37 of 75
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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                            4TH & BLANCHARD BUILDING
--------------------------------------------------------------------------------



                [MAP INDICATING 4TH & BLANCHARD LOCATION OMITTED]




                                    38 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                            4TH & BLANCHARD BUILDING
--------------------------------------------------------------------------------




               [STACKING PLAN OF 4TH & BLANCHARD BUILDING OMITTED]



Note: This exhibit is provided for illustrative purposes. The actual building area is not necessarily drawn to scale.


                                    39 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                               COUNTRY CLUB PLAZA
--------------------------------------------------------------------------------


[4 PHOTOS OF COUNTRY CLUB PLAZA OMITTED]



Note: Macy's is not part of the collateral for the Country Club Plaza Loan, but serves as a shadow anchor.

                                    40 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                               COUNTRY CLUB PLAZA
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $47,300,000

 CUT-OFF PRINCIPAL BALANCE:    $47,300,000

 % OF POOL BY IPB:             4.2%

 LOAN SELLER:                  CIBC Inc.

 BORROWER:                     CAMWATT, LLC

 SPONSOR:                      Bruce I. Shapiro, Marko C. Burns

 ORIGINATION DATE:             06/30/04

 INTEREST RATE:                6.1500%

 INTEREST ONLY PERIOD:         NAP

 MATURITY DATE:                11/01/14

 AMORTIZATION TYPE:            Balloon

 ORIGINAL AMORTIZATION:        360 months

 REMAINING AMORTIZATION:       360 months

 CALL PROTECTION:              L(23),Def(97),O(4)

 CROSS-COLLATERALIZATION:      No

 LOCK BOX:                     Springing

 ADDITIONAL DEBT:              No

 ADDITIONAL DEBT TYPE:         NAP

 LOAN PURPOSE:                 Refinance


--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:       INITIAL       MONTHLY
                       -----------   -----------
   Tax:                 $  275,458      $ 55,092
   Insurance:           $   93,000      $ 15,500
   CapEx:               $    5,423      $  5,423
   TI/LC:               $    8,333      $  8,333
   Other:(1)            $1,313,207      $      0




--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset

 TITLE:                      Fee

 PROPERTY TYPE:              Retail - Anchored

 SQUARE FOOTAGE:             433,829

 LOCATION:                   Sacramento, CA

 YEAR BUILT/RENOVATED:       1960/2003

 OCCUPANCY:                  93.7%

 OCCUPANCY DATE:             05/11/04

 NUMBER OF TENANTS:          62

 UW NOI:                     $ 4,757,595

 UW NET CASH FLOW:           $ 4,498,788

 APPRAISED VALUE:            $60,000,000

 APPRAISAL DATE:             04/13/04



--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:     $ 109
 CUT-OFF DATE LTV:          78.8%
 MATURITY DATE LTV:         66.6%
 UW DSCR:                   1.30x


------------------------------------------------------------------------------------------------------------------------------------
                                                          MAJOR TENANTS

                                                         MOODY'S/        SQUARE             SALES      BASE          LEASE
     TENANT NAME             PARENT COMPANY                S&P(2)         FEET     % OF GLA  PSF     RENT PSF   EXPIRATION YEAR
------------------------------------------------------------------------------------------------------------------------------------
 GOTTSCHALKS         Gottschalks Inc. (NYSE: GOT)          NR/NR        194,446      44.8%   $104     $  2.57        2014
 SPORT CHALET        Sport Chalet, Inc. (NSDQ: SPCH)       NR/NR         40,603       9.4%   NAV      $ 17.50        2014
 OFF BROADWAY        Rack Room Shoes Inc.                  NR/NR         32,890       7.6%   NAV      $ 11.75        2014
 ROSS STORES         Ross Stores, Inc. (NSDQ: ROST)        NR/BBB        29,645       6.8%   $144     $ 11.50        2006
 BED BATH & BEYOND   Bed Bath & Beyond Inc. (NSDQ: BBBY)   NR/BBB        24,895       5.7%   NAV      $ 14.48        2014
------------------------------------------------------------------------------------------------------------------------------------

(1) The loan is structured with a $1,000,000 holdback for completion of improvements on the two outparcels (Outparcel C and Outparcel D) currently under construction that will account for approximately 12,555 square feet of net rentable area. $500,000 may be released when tenant(s) paying no less than $127,995 per year in base rent take occupancy, commence paying rent, and open for business. An additional $250,000 may be released when tenants paying no less than $191,933 per year in base rent are in occupancy, paying rent, and open for business. The remaining balance of the reserve may be released when tenant(s) paying no less than $255,990 per year in base rent are in occupancy, paying rent, and open for business.

(2) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

                                    41 of 75

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                               COUNTRY CLUB PLAZA
--------------------------------------------------------------------------------

THE LOAN. The Country Club Plaza loan (the "Loan") is secured by a fee interest in a 433,829 square foot anchored retail center located in Sacramento, California.

THE BORROWER. CAMWATT, LLC (the "Borrower") is a single asset entity whose managing member, Manwatt, Inc. is indirectly owned by the loan sponsors, Bruce Shapiro and Mark Burns.

The Borrower is an affiliate of Arizona Partners, a real estate investment firm specializing in the acquisition and redevelopment of retail shopping centers located throughout California and Arizona. Arizona Partners performs all the management and leasing of its real estate portfolio comprised of 16 retail centers totaling more than 2.7 million square feet. Mark Burns and Bruce Shapiro, the Borrower's sponsors, are the two principals of Arizona Partners.

THE PROPERTY. Country Club Plaza is a 433,829 square foot, anchored retail center situated on approximately 24 acres of land located in Sacramento, California, and is part of a larger regional mall (611,307 square feet) that is situated on approximately 34 acres of land, and includes Macy's (169,408 square feet) and an outparcel occupied by US Bank (8,070 square feet), which are not part of the collateral. The property was acquired by Urban Retail Partners, LLC, an affiliate of the Borrower, in February 2001 and underwent a complete renovation/redevelopment at a cost of approximately $30 million. The renovation/redevelopment included redesign and replacement of the entire common area and the realignment of Butano Drive (which used to divide the property's parking lot). The Borrower's sponsors also negotiated REA agreements with the anchor tenants and negotiated with the in-line tenants to either vacate or relocate their spaces. The property re-opened for operation in February 2004 and was 93.7% occupied as of May 11, 2004.

The property is anchored by Gottschalks (194,446 square feet) and Macy's, which owns its own store. Sport Chalet (40,603 square feet), Off Broadway (32,890 square feet), Ross Dress for Less (29,645 square feet), and Bed Bath & Beyond (24,895 square feet) serve as junior anchors at the property, which also includes 77,665 square feet of in-line space occupied by 56 in-line and kiosk tenants. None of the in-line tenants occupy more than 2.1% of the NRA. In total, national tenants (including anchor and junior anchor tenants) occupy 74.3% of the NRA.

The property also includes three outparcels totaling 18,785 square feet. The Loan is structured with a $1,000,000 holdback for completion of improvements on the two outparcels (Outparcel C and Outparcel D) currently under construction that will account for approximately 12,555 square feet of NRA. $500,000 may be released when tenant(s) paying no less than $127,995 per year in base rent take occupancy, commence paying rent, and open for business. An additional $250,000 may be released when tenants paying no less than $191,933 per year in base rent are in occupancy, paying rent, and open for business. The remaining balance of the reserve may be released when tenant(s) paying no less than $255,990 per year in base rent, are in occupancy, paying rent, and open for business.

Commencing July 31, 2012, all excess cash flow will be swept and deposited in the Gottschalk's reserve account, capped at $3 million. Funds may be remitted to the Borrower if: 1) Gottschalk's exercises one or more of its 2, 10-year renewal options or 2) Borrower re-leases part or all of the Gottschalk's space to one or more tenants at a weighted average lease term of no less than 7 years at a combined annual base rental rate of no less than $500,000 NNN. Notwithstanding the aforementioned, the sweep of excess cash flow will not occur if during the first five years of the Loan term Gottschalk's extends its lease at least five years beyond its current maturity, or if prior to July 31, 2012 the Borrower posts a $2.8 million letter of credit from an acceptable bank.

In addition, all excess cash flow will be swept should the DSCR fall below 1.10x for two consecutive calendar quarters.

In the event that Off Broadway Shoes, Bed Bath & Beyond, and Sport Chalet have not renewed their leases for a minimum term of 5 years, at rents not less than their current rent level, six months prior to their respective lease expirations, the Borrower will be required to make monthly deposits into the TI/LC reserve account of $37,500, $37,500, and $75,000, respectively for each tenant for six months.

The Borrower is required to deposit $100,000/year into a TI/LC reserve account capped at $500,000 and replenished if drawn down upon. Replacement reserves will be collected at an annual rate of $65,074 ($0.15/sf/year) for the term of the Loan.
-------------------------------------------------------------------------------

                                    42 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                               COUNTRY CLUB PLAZA
--------------------------------------------------------------------------------

THE MARKET(1). The property is located in Sacramento, the capital of California, with a current population of 427,109 people. Due to Sacramento's position as the state capital its economy is dominated by the government, which employs 26.3% of the work force. Other significant employment sectors include services (11.9%), and retail trade (11.5%).

The property is located at the intersection of Watt Avenue and El Camino Avenue, two major thoroughfares with a traffic count of approximately 87,000 cars per day. The property has frontage and exposure along both Watt and El Camino Avenues, and is easily accessible via three freeways: Highway 50 to the east, Business Interstate 80 to the west, and Bypass Interstate to the north.

The property is surrounded by mixed commercial uses along El Camino Avenue to the north, single family homes to the east, and the affluent neighborhoods of Arden Oaks and Arden Park to the south. A complementary center (Country Club Centre) is being constructed across the street, west of the property, which will include Super Wal-Mart, Sam's Club and an Office Max.

The population within the 1-, 3- and 5-mile radii of the property is 14,301, 130,413, and 359,688 persons, respectively. The median household income within the same radii is $45,823, $43,562 and $42,815, respectively.

The property is located in the Sacramento MSA, which contains 30.9 million square feet of retail space. Community centers account for 13.8 million square feet (44.7%), while neighborhood centers account for 6.3 million square feet (20.4%), super-regional centers account for 6.6 million square feet (21.4%), and regional centers account for 4.2 million square feet (13.6%). Further, the property is located in the Carmichael/Fair Oaks submarket that contains 4.3 million square feet of retail space and represents 13.9% of the overall market. According to Reis, as of the 4th Quarter 2003, the retail vacancy rate in the Sacramento MSA and the Carmichael/Fair Oaks submarket was 6.0% and 6.5%, respectively. Anchored centers within the submarket comprise 1.7 million square feet of space, commanding an average asking in-line rent of $12.04/sf, and exhibiting a vacancy rate of 7.5%.

PROPERTY MANAGEMENT. The property is managed by Arizona Partners, an affiliate of the Borrower.
-------------------------------------------------------------------------------

(1) Certain information from the Country Club Plaza loan appraisal dated April 13, 2004, unless otherwise stated. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

--------------------------------------------------------------------------------------------------------------------------
                                               LEASE ROLLOVER SCHEDULE

              NUMBER      SQUARE     % OF                 % OF BASE    CUMULATIVE   CUMULATIVE    CUMULATIVE  CUMULATIVE %
            OF LEASES     FEET       GLA      BASE RENT     RENT      SQUARE FEET    % OF GLA     BASE RENT  OF BASE RENT
 YEAR        EXPIRING   EXPIRING  EXPIRING    EXPIRING    EXPIRING      EXPIRING     EXPIRING      EXPIRING    EXPIRING
--------------------------------------------------------------------------------------------------------------------------
 VACANT        NAP      27,455        6.3%       NAP        NAP          27,455         6.3%         NAP         NAP
 2004 & MTM      2       2,921        0.7   $   61,500        1.2%       30,376         7.0%    $   61,500         1.2%
 2005            3       1,501        0.3       87,276        1.7        31,877         7.3%    $  148,776         3.0%
 2006            1      29,645        6.8      340,918        6.8        61,522        14.2%    $  489,694         9.8%
 2007            0           0        0.0            0        0.0        61,522        14.2%    $  489,694         9.8%
 2008            3       1,290        0.3       89,928        1.8        62,812        14.5%    $  579,622        11.6%
 2009           34      39,824        9.2    1,481,523       29.7       102,636        23.7%    $2,061,144        41.3%
 2010            1       9,026        2.1      135,390        2.7       111,662        25.7%    $2,196,534        44.0%
 2011            1       6,230        1.4      130,830        2.6       117,892        27.2%    $2,327,364        46.7%
 2012            0           0        0.0            0        0.0       117,892        27.2%    $2,327,364        46.7%
 2013            1       1,003        0.2       29,087        0.6       118,895        27.4%    $2,356,451        47.2%
 2014           16     314,934       72.6    2,630,786       52.8       433,829       100.0%    $4,987,238       100.0%
 AFTER           0           0        0.0            0        0.0       433,829       100.0%    $4,987,238       100.0%
--------------------------------------------------------------------------------------------------------------------------
 TOTAL          62     433,829      100.0%  $4,987,238      100.0%
--------------------------------------------------------------------------------------------------------------------------



                                    43 of 75

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                               COUNTRY CLUB PLAZA
--------------------------------------------------------------------------------




             [MAP INDICATING LOCATION OF COUNTRY CLUB PLAZA OMITTED]




                                    44 of 75

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                               COUNTRY CLUB PLAZA
--------------------------------------------------------------------------------



                        [COUNTRY CLUB PLAZA MAP OMITTED]



Note: This exhibit is provided for illustrative purposes. The actual building area is not necessarily drawn to scale.



                                    45 of 75

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                             REXVILLE TOWNE CENTER
--------------------------------------------------------------------------------


                  [3 PHOTOS OF REXVILLE TOWNE CENTER OMITTED]





Note: The Home Depot is not part of the Rexvile Towne Center Loan, but serves as a shadow anchor.

                                   46 of 75

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                              REXVILLE TOWNE CENTER
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                        MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:     $45,600,000

 CUT-OFF PRINCIPAL BALANCE:      $45,462,945

 % OF POOL BY IPB:               4.1%

 LOAN SELLER:                    CIBC Inc.

 BORROWER:                       MJS Rexville L.P.

 SPONSOR:                        Michael J. Scarfia, Walter R. Samuels

 ORIGINATION DATE:               02/18/04

 INTEREST RATE:                  5.4800%

 INTEREST ONLY PERIOD:           NAP

 MATURITY DATE:                  03/01/14

 FINAL MATURITY DATE:            03/01/34

 AMORTIZATION TYPE:              ARD

 ORIGINAL AMORTIZATION:          360 months

 REMAINING AMORTIZATION:         357 months

 CALL PROTECTION:                L(24),Def(89),O(4)

 CROSS-COLLATERALIZATION:        No

 LOCK BOX:                       Springing

 ADDITIONAL DEBT:                No

 ADDITIONAL DEBT TYPE:           NAP

 LOAN PURPOSE:                   Refinance


--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:       INITIAL        MONTHLY
                       -----------    ----------
  Tax:                  $   40,833      $ 10,208
  Insurance:            $   65,450      $ 14,416
  CapEx:(1)             $    2,067      $  2,067
  TI/LC:(2)             $   14,641      $ 14,641
  Other:(3)             $2,000,000      $      0


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset

 TITLE:                      Fee

 PROPERTY TYPE:              Retail - Anchored

 SQUARE FOOTAGE:             188,930

 LOCATION:                   Bayamon, Puerto Rico

 YEAR BUILT/RENOVATED:       2002 & 2003

 OCCUPANCY:                  97.9%

 OCCUPANCY DATE:             02/09/04

 NUMBER OF TENANTS:          43

 HISTORICAL NOI:

  TTM AS OF 08/31/03:        $ 2,861,336

 UW NOI:                     $ 4,755,969

 UW NET CASH FLOW:           $ 4,552,808

 APPRAISED VALUE:            $60,500,000

 APPRAISAL DATE:             05/01/04



--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:     $ 241
 CUT-OFF DATE LTV:          75.1%
 MATURITY DATE LTV:         62.9%
 UW DSCR:                   1.47x


------------------------------------------------------------------------------------------------------------------------
                                                    MAJOR TENANTS

                                                                                               BASE     LEASE
                                                   MOODY'S/    SQUARE      % OF     SALES      RENT   EXPIRATION
 TENANT NAME                    PARENT COMPANY      S&P(4)      FEET       GLA       PSF       PSF       YEAR
------------------------------------------------------------------------------------------------------------------------
 SUPERMERCADOS AMIGO, INC.   Wal-Mart (NYSE: WMT)   Aa1/AA      35,588     18.8%    $792     $ 10.50     2027
 OFFICE MAX                  NAP                    NAP         18,066      9.6%     NAV     $ 33.06     2014
 CARIBE VENTURES, INC.
   D\B\A CHUCK E. CHEESE'S   NAP                    NAP         13,600      7.2%     NAV     $ 25.00     2013
------------------------------------------------------------------------------------------------------------------------

(1) CapEx reserves will be collected at an annual rate of $24,804, subject to a maximum of $74,420.

(2) TI/LC reserves will be collected at an annual rate of $175,697, subject to a maximum of $527,090 and replenished if drawn upon. Commencing on or about June 1, 2011, TI/LC collections will increase to $675,697/year with a new limit of $1,027,000. In the event the borrower renews or replaces at least 50% of the space expiring between 2012 and/or 2013, TI/LC collections will revert to $175,697/year, the maximum amount required to be reserved will be reduced to $527,090 and all monies in the reserve exceeding $527,090 will be disbursed to the borrower (provided no event of default is then continuing).

(3) At closing, $2,000,000 was held back until Office Max takes occupancy and commences making its rental payments. However, up to $640,000 can be released to the borrower, prior to the commencement of rental payments and/or occupancy, for tenant improvements required under the Office Max lease.

(4) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                    47 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                              REXVILLE TOWNE CENTER
--------------------------------------------------------------------------------

THE LOAN. The Rexville Towne Center loan (the "Loan") is secured by a fee interest in a 188,930 square foot anchored retail shopping center located in Bayamon, Puerto Rico.

THE BORROWER. MJS Rexville L.P. (the "Borrower") is a single asset entity formed for the purpose of owning and operating Rexville Towne Center. MJS Rexville Development Corporation, the general partner, which has a 1% ownership interest, is wholly owned by Mr. Walter Samuels and Gulfcoast Irrevocable Trust V. The limited partners include Walter Samuels (22%), Gulfcoast Irrevocable Trust V (22%), P.R.S.S. LLC (10%), Robert Richter (5%), and Jay Furman (40%). Gulfcoast Irrevocable Trust V is 100% owned and controlled by Michael Scarfia.

Walter Samuels is an experienced owner, operator and developer of commercial real estate. Mr. Samuels' portfolio currently consists of ownership interests in over 50 assets including five properties in Puerto Rico totaling approximately
2.5 million square feet. Michael Scarfia has over 30 years of experience in operating and developing commercial real estate. Mr. Scarfia is the founder and president of the Gibraltar Companies. Since 1988, the Gibraltar Companies have developed in excess of 8.0 million square feet of shopping centers with an additional 2.0 million square feet currently under construction. Jay Furman is an experienced developer of commercial properties. Currently, Mr. Furman has significant interests in more than 100 shopping centers and is the general partner and controlling member of over 85 partnerships.

THE PROPERTY. The property, which was originally constructed in phases between 2002 and 2003, is a 188,930 square foot anchored retail shopping center, located in Bayamon, Puerto Rico. The property contains seven buildings, five of which are located on outparcels. All of the outparcels with the exception of one (El Mason/Baskin Robins) were independently constructed by the tenants and are subject to ground lease agreements. The property is anchored by a 35,588 square foot Supermercados Amigo (sales of $792/sf for the nine months ended March 31, 2003 annualized) and a new 18,066 square foot Office Max. The property is also shadow anchored by a 115,000 square foot Big Kmart and a 121,078 square foot Home Depot, both of which are located within the center and are not part of the collateral. Parking is provided for 2,259 vehicles, inclusive of the outparcel sites and the shadow anchors, subject to reciprocal easement agreements.

The property is 97.9% leased by 43 tenants and anchored by Supermercados Amigo, Inc. and Office Max, which together occupy 28.4% of the NRA. The in-line/outparcel space, which is 69.5% of the net rentable area, is leased to 41 tenants, which range in size from 1,000 square feet to 13,600 square feet. Approximately 37% of the in-line/out parcel space is leased to national retailers including; Starbucks, Supercuts, Baker Shoes, Gamestop, Dollar Store, Payless Shoe Source, Kress Stores, and Chili's. The remaining 32.5% of in-line tenants is comprised of local and regional retailers including a pizza parlor, several clothing stores, and other typical in-line retailers. The Property also contains five outparcels ranging in size from 1,500 square feet to 6,752 square feet, which are all restaurants.

THE MARKET(1). The property is located in Bayamon, Puerto Rico, approximately 10 miles southwest of the capital, San Juan. As of year-end 2000, the municipality of Bayamon had a population of 224,044, a 1.72% increase from the 1990 figure. The 2000 population within the 1-, 3- and 10-mile radii of the property was 218,589, 479,579 and 1,056,106, respectively. A 1998 study of the local economy estimated the median household income for Bayamon to be $33,689, almost 30% higher than Puerto Rico's median household income of $25,931.

The property is located in Puerto Rico's northeast region that includes 13 neighborhood/community shopping centers totaling approximately 4.3 million square feet, with an average occupancy of 97.7%.

Within Bayamon there is an estimated 3.35 million square feet of retail space, including convenience, neighborhood, community, large free standing and regional shopping centers. Rents for anchor and in-line space within the property's competitive area range from $7.00/sf to $11.00/sf (NNN) and $18.00/sf to $60.00/sf (NNN), respectively. Lease terms for in-line space range from five to ten years.

PROPERTY MANAGEMENT. The property is managed by MJS Realty Management Corp., an affiliate of the Borrower.
-------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------
                                                      LEASE ROLLOVER SCHEDULE

                NUMBER      SQUARE                  BASE     % OF BASE  CUMULATIVE  CUMULATIVE  CUMULATIVE  CUMULATIVE %
              OF LEASES     FEET      % OF GLA      RENT        RENT    SQUARE FEET   % OF GLA   BASE RENT  OF BASE RENT
 YEAR          EXPIRING   EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING    EXPIRING
-------------------------------------------------------------------------------------------------------------------------
 VACANT          NAP        3,879        2.1%        NAP          NAP       3,879        2.1%       NAP            NAP
 2004 & MTM        0            0        0.0              0       0.0%      3,879        2.1%   $        0        0.0%
 2005              0            0        0.0              0       0.0       3,879        2.1%   $        0        0.0%
 2006              0            0        0.0              0       0.0       3,879        2.1%   $        0        0.0%
 2007              3        5,308        2.8        172,363       3.5       9,187        4.9%   $  172,363        3.5%
 2008              1        6,300        3.3        152,000       3.1      15,487        8.2%   $  324,363        6.5%
 2009              0            0        0.0              0       0.0      15,487        8.2%   $  324,363        6.5%
 2010              0            0        0.0              0       0.0      15,487        8.2%   $  324,363        6.5%
 2011              0            0        0.0              0       0.0      15,487        8.2%   $  324,363        6.5%
 2012             29       81,937       43.4      2,596,920      52.2      97,424       51.6%   $2,921,283       58.7%
 2013              6       24,600       13.0        680,500      13.7     122,024       64.6%   $3,601,783       72.4%
 2014              1       18,066        9.6        597,300      12.0     140,090       74.1%   $4,199,083       84.4%
 AFTER             4       48,840       25.9        773,677      15.6     188,930      100.0%   $4,972,760      100.0%
-------------------------------------------------------------------------------------------------------------------------
 TOTAL            44      188,930      100.0%    $4,972,760     100.0%
-------------------------------------------------------------------------------------------------------------------------


(1) Certain information from the Rexville Towne Center loan appraisal dated May 1, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    48 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                              REXVILLE TOWNE CENTER
--------------------------------------------------------------------------------


          [2 MAPS INDICATING LOCATION OF REXVILLE TOWNE CENTER OMITTED]





                                    49 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                              REXVILLE TOWNE CENTER
--------------------------------------------------------------------------------




                   [SITE MAP OF REXVILLE TOWNE CENTER OMITTED]



Note: This exhibit is provided for illustrative purposes. The actual building area is not necessarily drawn to scale.


                                    50 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9




                      [THIS PAGE INTENTIONALLY LEFT BLANK]



                                    51 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                            HARBOUR LIGHTS APARTMENT
--------------------------------------------------------------------------------


[HARBOUR LIGHTS APARTMENT PICTURE OMITTED]



                                      [HARBOUR LIGHTS APARTMENT PICTURE OMITTED]



[HARBOUR LIGHTS APARTMENT PICTURE OMITTED]

                                    52 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                            HARBOUR LIGHTS APARTMENT
--------------------------------------------------------------------------------

                       MORTGAGE LOAN INFORMATION
-----------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $25,000,000

 CUT-OFF PRINCIPAL BALANCE:    $25,000,000

 % OF POOL BY IPB:             2.2%

 LOAN SELLER:                  JPMorgan Chase Bank

 BORROWER:                     Harbour Lights Limited Partnership

 SPONSOR:                      FDC Equities, Inc.

 ORIGINATION DATE:             05/06/04

 INTEREST RATE:                4.4000%

 INTEREST ONLY PERIOD:         NAP

 MATURITY DATE:                06/01/14

 AMORTIZATION TYPE:            Balloon

 ORIGINAL AMORTIZATION:        360 months

 REMAINING AMORTIZATION:       360 months

 CALL PROTECTION:              L(24),Def(92),O(4)

 CROSS-COLLATERALIZATION:      No

 LOCK BOX:                     No

 ADDITIONAL DEBT:              No

 ADDITIONAL DEBT TYPE:         NAP

 LOAN PURPOSE:                 Refinance


--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------

Due to the loan-to-value ratio of the Harbour Lights Apartment Loan, no escrows were required.


                PROPERTY INFORMATION
-----------------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset

 TITLE:                      Fee

 PROPERTY TYPE:              Multifamily - Garden

 UNITS:                      342

 LOCATION:                   Huntington Beach, CA

 YEAR BUILT/RENOVATED:       1970/2002

 OCCUPANCY:                  90.1%

 OCCUPANCY DATE:             04/20/04

 HISTORICAL NOI:

   2002:                     $ 3,182,324

   2003:                     $ 3,234,548

   TTM AS OF 03/31/04:       $ 3,200,348

 UW NOI:                     $ 2,968,726

 UW NET CASH FLOW:           $ 2,891,776

 APPRAISED VALUE:            $47,400,000

 APPRAISAL DATE:             03/17/04



          FINANCIAL INFORMATION
-----------------------------------------
 CUT-OFF DATE LOAN/UNIT:     $73,099
 CUT-OFF DATE LTV:             52.7%
 MATURITY LTV:                 42.5%
 UW DSCR:                      1.92x



------------------------------------------------------------------------------------------------------------------------------------
                                                       MULTIFAMILY INFORMATION

                                                                 APPROXIMATE
                                                 AVERAGE UNIT   NET RENTABLE    % OF TOTAL    AVERAGE MONTHLY    AVERAGE MONTHLY
             UNIT MIX            NO. OF UNITS    SQUARE FEET         SF             SF          ASKING RENT       MARKET RENT
------------------------------------------------------------------------------------------------------------------------------------
 1 BEDROOM/1 BATHROOM                120              746           89,472         21.0%          $1,210             $1,195
 2 BEDROOM/ 2 BATHROOM               168            1,100          184,800         53.2%          $1,445             $1,450
 2 BEDROOM/ 2 BATHROOM + DEN          54            1,351           72,954         25.8%          $1,625             $1,625
------------------------------------------------------------------------------------------------------------------------------------
 TOTAL/AVERAGE                       342            1,015          347,226        100.0%          $1,391             $1,388
------------------------------------------------------------------------------------------------------------------------------------

                                    53 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION
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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                            HARBOUR LIGHTS APARTMENT
--------------------------------------------------------------------------------

THE LOAN. The Harbour Lights Apartment loan is secured by a first mortgage interest in a garden style apartment complex consisting of 342 units on approximately 8.4 acres.

THE BORROWER. The borrower is Harbour Lights Limited Partnership. The borrower is a single purpose entity that is controlled by FDC Equities, Inc., which is engaged in asset management, real estate syndication and partnership administration. FDC Equities is the General Partner of 29 limited partnerships, which comprise over 1,100 investors. These partnerships own apartment complexes located in central and southern California, which comprise 3,485 apartment units with a value in excess of $280 million. FDC Equities holds equity portions in the partnerships as General Partner with percentage interests ranging from 1% to 50%. During 1994 and 1995, FDC was involved in the acquisition, development and syndication of projects comprising over 890 apartment units and raised more than $8.5 million in equity capital for such acquisitions.

FDC Equities, Inc. is the successor company to Fredricks Development Corporation. During the 1970s and 1980s, Fredricks constructed over 15,000 residential units in Southern California while syndicating more than thirty apartment projects and raising more than $56 million in equity capital.

THE PROPERTY. The Harbour Lights Apartments property is located in Huntington Beach, California. The Harbour Lights apartment complex consists of 342 units and is currently 90.1% occupied. Unit amenities include private decks and patios, walk-in closets, air conditioning and central heating, dishwashers, and refrigerators. Property amenities include elevators, heated pool and spa, fitness center, landscaped grounds, covered parking, clubhouse, and laundry facilities.

THE MARKET(1). The Harbour Lights Apartments are located in Huntington Beach, California, which is a part of Orange County. The property is located on Saybrook Lane and includes frontage on both Boardwalk Drive and Pickwick Circle. The neighborhood is located in the northwestern section of the city of Huntington Beach in the Huntington Harbour area. Interstate 405 and Pacific Coast Highway 1 provide efficient access to the area. Additionally, it is 25 miles from Los Angeles International Airport.

The complex is part of a neighborhood about 1/4 mile east of Huntington Harbour and is near the Pacific Ocean. The immediate neighborhood consists largely of multifamily properties, single-family homes, and condos. The Harbour View Park and the Harbour View Elementary School are located to the north of the property. Huntington Harbour Mall, which consists of retail and office space, is to the south.

Information provided by REIS identifies the property as part of the Orange County/Huntington Beach submarket. The populations within the 1-, 3-, and 5-mile radii of the property were 20,161, 74,468, and 276,236, respectively in 2003. The Orange County multifamily market contains 194,495 units across 1,428 total properties. Vacancy rates at competitive properties in this market are found to be 4.2% on average.

PROPERTY MANAGEMENT. The manager of Harbour Lights is FDC Management, Inc, an affiliate of the borrower. FDC Management Inc. is a 12-year old company that manages over 4,000 apartment units in California.
-------------------------------------------------------------------------------


(1) Certain information from Harbour Lights Apartment's appraisal dated March 17, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    54 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                            HARBOUR LIGHTS APARTMENT
--------------------------------------------------------------------------------



          [MAP INDICATING LOCATION OF HARBOUR LIGHTS APARTMENT OMITTED]



                                    55 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                              CEDARVILLE WAREHOUSE
--------------------------------------------------------------------------------



                   [2 PHOTOS OF CEDARVILLE WAREHOUSE OMITTED]



                                    56 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                              CEDARVILLE WAREHOUSE
--------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:     $25,000,000

 CUT-OFF PRINCIPAL BALANCE:      $25,000,000

 % OF POOL BY IPB:               2.2%

 LOAN SELLER:                    CIBC Inc.

 BORROWER:                       Cedarville II, Inc.

 SPONSOR:                        Abdelrahman Ayyad

 ORIGINATION DATE:               06/08/04

 INTEREST RATE:                  7.0200%

 INTEREST ONLY PERIOD:           NAP

 MATURITY DATE:                  07/01/14

 AMORTIZATION TYPE:              Balloon

 ORIGINAL AMORTIZATION:          240 months

 REMAINING AMORTIZATION:         240 months

 CALL PROTECTION:                L(23),Def(93),O(4)

 CROSS-COLLATERALIZATION:        No

 LOCK BOX:                       Springing

 ADDITIONAL DEBT:                No

 ADDITIONAL DEBT TYPE:           NAP

 LOAN PURPOSE:                   Refinance


--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:           INITIAL      MONTHLY
                          ----------      -------
   Tax:                   $  258,968      $21,581
   Insurance:             $   14,897      $ 3,724
   CapEx:                 $    5,204      $ 5,204
   Engineering:           $    7,938      $     0
   GSA SLA Reserve:(1)    $1,000,000      $     0
   GSA Work Reserve:(2)   $   77,915      $     0


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset

 TITLE:                      Fee

 PROPERTY TYPE:              Industrial - Warehouse/Distribution

 SQUARE FOOTAGE:             624,502

 LOCATION:                   Brandywine, MD

 YEAR BUILT/RENOVATED:       1992

 OCCUPANCY:                  100.0%

 OCCUPANCY DATE:             05/01/04

 UW NOI:                     $ 3,116,338

 UW NET CASH FLOW:           $ 2,929,264

 APPRAISED VALUE:            $35,000,000

 APPRAISAL DATE:             03/23/04



--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:      $ 40
 CUT-OFF DATE LTV:          71.4%
 MATURITY DATE LTV:         48.7%
 UW DSCR:                   1.26x


--------------------------------------------------------------------------------------------------------------------------------
                                                            SIGNIFICANT TENANTS

                                                            MOODY'S/       SQUARE       % OF         BASE            LEASE
         TENANT NAME                 PARENT COMPANY          S&P(3)         FEET          GLA       RENT PSF     EXPIRATION YEAR
--------------------------------------------------------------------------------------------------------------------------------
 REGENCY FURNITURE, INC.     Regency Furniture, Inc.      NAP            483,139      77.4%          $ 5.28     2019
 GENERAL SERVICES
   ADMINISTRATION(4)         United States Government     Aaa/AAA        141,363      22.6%          $ 6.54     2014
--------------------------------------------------------------------------------------------------------------------------------

(1) The lender held back $1,000,000 at closing. The funds will be released to the borrower when two General Services Administration lease amendments ("SLA 2 and SLA 3") are signed, the GSA provides satisfactory estoppels for SLA 2 and SLA 3 and confirmation that the GSA will commence payment of rent on August 1, 2004 on the entire 141,363 square feet; provided, however, that if the GSA commences payment of rent on a date other than August 1, 2004, the borrower is required to provide evidence that GSA has actually commenced payment of rent as set forth under SLA 3.

(2) The lender held back $77,915 at closing. The funds will be released to the borrower when the GSA is in occupancy and paying rent on all of its 141,363 square feet, all work in connection with the construction under SLA 3 has been completed and any required approval from the applicable government entity has been issued with respect to the expansion premises, and GSA provides a satisfactory estoppel confirming the foregoing matters.

(3) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.

(4) The General Services Administration ("GSA") currently leases 72,627 square feet at $5.78/sf modified gross for 10 years that expires on November 30, 2013. Although two supplemental lease agreements ("SLA 2" and "SLA 3") have not been signed, they have been agreed to in principle by the GSA and are currently in the final approval/signature process. Under SLA 2 and SLA 3, the GSA will combine its initial 72,627 square feet with the expansion 68,736 square feet, for a total of 141,363 square feet at a base rental rate of $6.54/sf modified gross until January 31, 2014.


                                    57 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                              CEDARVILLE WAREHOUSE
--------------------------------------------------------------------------------

THE LOAN. The Cedarville Warehouse loan (the "Loan") is secured by a fee interest in a 624,502 square foot industrial/warehouse prop erty located in Brandywine, Maryland.

THE BORROWER. Cedarville II, Inc. (the "Borrower") is a single asset entity that is 100% owned and controlled by Abdelrahman Ayyad. The ownership interest is comprised of the three tenants in common: 7900 Cedarville Road, LLC (88.69%); Trisun Brandywine LLC (5.54%); and SB Brandywine LLC (5.77%). 7900 Cedarville Road, LLC is 100% owned and controlled by the principal, Abdelrahman Ayyad.

Mr. Ayyad is the founder and owner of Regency Furniture, Inc. ("Regency") and has been in the furniture business since 1996. In 1998, Mr. Ayyad had opened Regency's first store in Fairfax, Virginia and has since opened three other Regency stores including the subject property, which serves as the corporate headquarters and warehouse. Mr. Ayyad's real estate portfolio includes the subject property, four assets in Maryland and six assets in Washington, D.C.

THE PROPERTY. Cedarville Warehouse is a 624,502 square foot industrial/warehouse building situated on a 56.1 acre site in Brandywine, Maryland. The property, which was constructed in 1992, has 147 working loading docks and a ceiling height of 30.25 feet. In addition, the property has one drive-up dock located on the east side of the building. Approximately 4% (24,980 square feet) of the property's NRA consists of office finish.

The property is 89% leased, but 100% occupied by two tenants: Regency and the General Services Administration ("GSA"). Regency leases 483,139 square feet or 77.4% of the NRA under a 15-year NNN lease at a rental rate of $5.28/sf with 3.0% annual increases. Regency's lease is personally guaranteed by Abdelrahman Ayyad, the Borrower's sponsor. Regency's space could be subdivided for multi-tenant use.

The GSA currently leases 72,627 square feet at $5.78/sf modified gross for 10 years that expires on November 30, 2013. Although two supplemental lease agreements ("SLA 2" and "SLA 3") have not been signed, they have been agreed to in principle by the GSA and are currently in the final approval/signature process. As such, the lender held back $1,000,000, which will be released to the Borrower upon the receipt of SLA 2 and SLA 3, and a satisfactory estoppel for both SLA 2 and SLA 3 and confirmation that the GSA will commence paying rent on August 1, 2004 on the entire 141,363 square feet. Lender held back $77,915, which will be released to the Borrower upon the receipt of, and confirmation that all work in connection with the construction under SLA 3 has been completed and any required approval from the applicable government entity has been issued with respect to the expansion premises, evidence that the GSA is in occupancy and paying rent on all 141,363 square feet and an estoppel satisfactory to lender confirming the foregoing matters. Under SLA 2 and SLA 3, the GSA will combine its initial 72,627 square feet with the expansion 68,736 square feet, for a total of 141,363 square feet at a base rental rate of $6.54/sf modified gross until January 31, 2014. The GSA is responsible for the reimbursement of real estate taxes and operating expenses over a base year. The GSA space is used to store office equipment and supplies for the National Oceanic and Atmospheric Administration.

Commencing January 31, 2013, one year prior to GSA's lease expiration, the lender will institute a cash flow sweep. The cash flow sweep will cease with funds remitted to the Borrower should the GSA renew its lease for a term no less than five years or an acceptable replacement lease is entered into. Further, all excess cash flow will be swept if the DSCR drops below 1.15x.

THE MARKET(1). The property is located in the Washington, D.C. Primary Metropolitan Statistical Area ("PMSA"), which had a population of approximately
5.19 million people as of 2003. The property is located in Prince George's County, 21 miles southeast of Washington D.C. Prince George's County is the third most populated county in the PMSA with an estimated 2003 population of 830,419 people. The 2003 population within the 1-, 3- and 5-mile radii of the property is 1,416, 17,382 and 54,440, respectively. The median household income within the 1-, 3- and 5-mile radii of the property is $77,140, $67,674 and $66,121, respectively, compared to the median household income for Prince George's County of $60,273.

The property is located at the corner of Route 301 and Cedarville Road and has good visibility from both arteries. Immediate access to the property is provided by a single entrance off Cedarville Road on the south side of the Property. The property has convenient access to southern Maryland and other parts of the Washington, D.C. metropolitan area via Highway 301 and State Road 5. Highway 301, also known as Crain Road, is primarily an eight-lane road that traverses the neighborhood in a north-south direction, providing access to Charles and St. Mary's Counties to the south and Prince George's County and U.S. Route 50 to the north. State Road 5 also provides north-south access to the area. This arterial merges with Interstate 495 approximately 12 miles north of the property.

The Washington, D.C. industrial market is comprised of 30 submarkets that include 142.8 million square feet with a 10.4% vacancy rate as of the fourth quarter 2003. The subject's submarket of Prince George's County consists of 47.9 million square feet, with an overall vacancy rate of 11.5%. Asking rents for industrial space in Prince George's County submarket average $6.71/psf as of the fourth quarter of 2003. The property can be further classified as part of the Brandywine/Upper Marlboro micro-market, which has a total inventory of 2,250,394 square feet in 19 buildings with a 3.9% vacancy rate.

PROPERTY MANAGEMENT. The property is managed by Santay Realty, LLC, an affiliate of the Borrower.
-------------------------------------------------------------------------------


(1) Based on information from the Cedarville Warehouse loan appraisal dated March 23, 2004. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.

                                    58 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                              CEDARVILLE WAREHOUSE
--------------------------------------------------------------------------------





            [MAP INDICATING LOCATION OF CEDARVILLE WAREHOUSE OMITTED]





                                    59 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                       AVION MIDRISE III AND IV PORTFOLIO
--------------------------------------------------------------------------------


            [3 PHOTOS OF AVION MIDRISE III AND IV PORTFOLIO OMITTED]




                                    60 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                       AVION MIDRISE III AND IV PORTFOLIO
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                                LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $23,700,000

 CUT-OFF PRINCIPAL BALANCE:    $23,651,824

 % OF POOL BY IPB:             2.1%

 LOAN SELLER:                  CIBC Inc.

 BORROWER:                     ARG at Avion II, LLC

 SPONSOR:                      Advance Realty Group, LLC

 ORIGINATION DATE:             03/31/04

 INTEREST RATE:                5.5200%

 INTEREST ONLY PERIOD:         NAP

 MATURITY DATE:                04/01/14

 AMORTIZATION TYPE:            Balloon

 ORIGINAL AMORTIZATION:        360 months

 REMAINING AMORTIZATION:       358 months

 CALL PROTECTION:              L(24),Def(90),O(4)

 CROSS-COLLATERALIZATION:      No

 LOCK BOX:                     Springing

 ADDITIONAL DEBT:              No

 ADDITIONAL DEBT TYPE:         NAP

 LOAN PURPOSE:                 Acquisition


--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:       INITIAL      MONTHLY
                        ---------     --------
  Taxes:                $ 106,473     $ 17,745
  Insurance:            $  41,203     $  3,434
  CapEx:                $   2,384     $  2,384



--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Portfolio

 TITLE:                    Fee

 PROPERTY TYPE:            Office - Suburban

 SQUARE FOOTAGE:           143,011

 LOCATION:                 Chantilly, VA

 YEAR BUILT/RENOVATED:     Avion III: 2003

                           Avion IV: 2001

 OCCUPANCY:                100.0%

 OCCUPANCY DATE:           06/01/04

 NUMBER OF TENANTS:        2

 HISTORICAL NOI:

   2002:                   $ 1,514,868

   2003:                   $ 1,131,079

   TTM AS OF 10/31/03:     $ 1,131,079

 UW NOI:                   $ 2,386,135

 UW NET CASH FLOW:         $ 2,162,951

 APPRAISED VALUE:          $32,100,000

 APPRAISAL DATE:              02/10/04

--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/SF:   $ 165
 CUT-OFF DATE LTV:        73.7%
 MATURITY DATE LTV:       61.7%
 UW DSCR:                 1.34x



-------------------------------------------------------------------------------------------------------------------------
                                                       SIGNIFICANT TENANTS

                                                                                                     BASE       LEASE
                                                                 MOODY'S/     SQUARE      % OF       RENT     EXPIRATION
 TENANT NAME                               PARENT COMPANY         S&P(1)       FEET        GLA        PSF        YEAR
-------------------------------------------------------------------------------------------------------------------------
 LOCKHEED MARTIN CORP.             Lockheed Martin Corp.        Baa2/BBB   71,507     50.0%      $ 20.35     2008
 GENERAL SERVICES ADMINISTRATION   United States Government      Aaa/AAA   71,504     50.0%      $ 25.74     2012
-------------------------------------------------------------------------------------------------------------------------

(1) Ratings provided are for the entity listed in the "Parent Company" field whether or not the parent company guarantees the lease.


                                    61 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                       AVION MIDRISE III AND IV PORTFOLIO
--------------------------------------------------------------------------------

THE LOAN. The Avion Midrise III & IV loan (the "Loan") is secured by a fee interest in two office buildings comprising 143,011 square feet located in Chantilly, Virginia.

THE BORROWER. ARG at Avion II, LLC (the "Borrower") is a single asset entity owned by BOI II LLC, which is owned by BEDCAP Opportunity Investors, LLC (99%) and Advance 200, Inc. (1%). Both of these entities are owned 100% by Advance Realty Advisors, LLC, which is owned by Advance Realty Group, LLC, the Borrower's sponsor.

Advance Realty Group is a full service real estate firm that develops, acquires, leases and manages suburban office, flex, R&D, retail, and industrial properties. Advance Realty Group owns 5.17 million square feet and manages an additional 1.2 million square feet of commercial real estate in Northern and Central New Jersey, Washington, D.C., Boston, and Philadelphia metropolitan areas. Advance Realty Group has over 1.3 million square feet of office space under ownership in the suburban Washington D.C. market, inclusive of seven office/flex buildings encompassing 586,446 square feet in the Avion Business Park (not including Avion Midrise III & IV).

THE PROPERTY. Avion Midrise III & IV consists of two, three-story office properties, together comprising 143,011 square feet (Avion Midrise III: 71,507 sf, Avion Midrise IV: 71,504 sf) located on a 11.39 acre parcel in Chantilly, Virginia. The properties were constructed in 2001 (Avion Midrise IV) and 2003 (Avion Midrise III) and are situated in the Avion Business Park, a master-planned community comprised of 23 properties situated on a 188-acre, multi-use business campus comprised of office, R&D, and flex buildings. The properties are 100% occupied by two investment grade tenants.

Avion Midrise III is fully occupied by Lockheed Martin Corp., rated "BBB" by S&P and "Baa2" by Moody's. Lockheed Martin Corp. is the world's largest defense contractor, with principal businesses including Electronic Systems, Space Systems, Aeronautics, Integrated Systems and Solutions, and IT Services. Lockheed Martin Corp. is subject to a 5-year lease expiring on September 30, 2008 with one, 4-year extension option.

Lockheed Martin Corp. has a one-time early termination option on October 31, 2006 with a nine-month notice provision and a $2,367,925 ($33.11/sf) cancellation fee, which is equal to approximately 17 months of debt service. In addition, in the event that Lockheed Martin provides notice of lease termination, the lender will sweep all excess cash flow. Together, the cancellation fee and the cash flow sweep would provide approximately $3,036,622 or $42.47/sf.

Avion Midrise IV is fully occupied by the General Services Administration (the "GSA"), rated "AAA" by S&P and "Aaa" by Moody's. The GSA is one of three central management agencies that set Federal policy in such areas as Federal procurement, real property management, and information resource management. The space is occupied by the Drug Enforcement Agency. The GSA is subject to a 10-year lease expiring on January 31, 2012 with two, 5-year extension options.

The Loan is structured with a cash flow sweep that will spring twelve months prior to the expiration of either tenant's lease, provided that the tenant does not extend or is not replaced. As a result of the all-excess cash flow sweep, approximately $1.2 million ($16.60/sf) will be available on September 30, 2008 and approximately $1.8 million ($25.22/sf) available on January 31, 2012 to re-tenant the Lockheed Martin and the GSA spaces, respectively, if the tenants vacate.

Releases of individual properties are permitted subject to defeasance of 125% of the allocated loan amount and a minimum DSCR of 1.25x on the remaining exposure post release.

THE MARKET(1). The properties are located in the Washington, D.C. Primary Metropolitan Statistical Area ("PMSA"), which has a population of approximately
5.22 million people as of 2003. The properties are located in Fairfax County, the most populated county in the PMSA with approximately one million people. The properties are located approximately 18 miles west of downtown Washington, D.C., along the southern border of Dulles International Airport. According to ESRI BIS, Chantilly had an estimated 2003 population of 45,067 and median household income of $100,534 per year.

The Northern Virginia office market consists of approximately 157 million square feet spread across 6 submarkets, with Reston/Herndon being the largest at over 27 million square feet, with a vacancy rate of 13.2% and average asking rents of $24.73/sf (modified gross) as of 4th quarter 2003. In 2003 the Northern Virginia Office market had a positive absorption of approximately 5 million square feet.

The properties are located in the Route 28 South submarket, which is also known as Dulles South. The submarket consists of 113 office buildings containing 8.2 million square feet of office inventory, of which 2.2 million square feet is Class "A" space. During 2003, the direct vacancy rate for the Route 28 South submarket was 16.50%, however, the 16 Class "A" buildings (including the Properties) in the Route 28 South submarket had an overall vacancy rate of 4.3%.

The properties are located within the Avion Business Park, which is currently 98.1% occupied. The Avion Business Park has excellent visibility and access from Lee Jackson Memorial Highway (Route 50), a six-lane thoroughfare serving as the main east/west route in the Properties' immediate area. Secondary access is available via Stonecroft Boulevard on the west side of the park. I-66 is located approximately six miles east and provides direct access to the Capital Beltway (I-95 and I-495) and addition to downtown Washington, D.C. In addition, Route 28, located approximately 1/4 mile east of the subject, provides access to Dulles International Airport.

PROPERTY MANAGEMENT. The property is managed by Advance Realty Management, Inc., an affiliate of the Borrower.
-------------------------------------------------------------------------------

(1) Certain information from the Avion III & IV Loan appraisals dated February 10, 2004, unless otherwise stated. The appraisal relies upon many assumptions, and no representation is made as to the accuracy of any of the assumptions underlying the appraisals.

                                    62 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                       AVION MIDRISE III AND IV PORTFOLIO
--------------------------------------------------------------------------------


     [MAP INDICATING LOCATION OF AVION MIDRISE III AND IV PORTFOLIO OMITTED]




                                    63 of 75
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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
               RIDGEMONT APARTMENTS AND MOUNTAIN BROOK APARTMENTS
--------------------------------------------------------------------------------

[4 PHOTOS OF RIDGEMONT APARTMENTS AND MOUNTAIN BROOK APARTMENTS OMITTED]




                                    64 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
               RIDGEMONT APARTMENTS AND MOUNTAIN BROOK APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:   $16,925,000

 CUT-OFF PRINCIPAL BALANCE:    $16,925,000

 % OF POOL BY IPB:             1.5%

 LOAN SELLER:                  CIBC Inc.

 BORROWER:                     Ridge Mountain, LLC

 SPONSOR:                      John Gosnell

 ORIGINATION DATE:             05/07/04

 INTEREST RATE:                6.3600%

 INTEREST ONLY PERIOD:         NAP

 MATURITY DATE:                06/01/14

 AMORTIZATION TYPE:            Balloon

 ORIGINAL AMORTIZATION:        360 months

 REMAINING AMORTIZATION:       360 months

 CALL PROTECTION:              L(24),Def(92),O(4)

 CROSS-COLLATERALIZATION:      No

 LOCK BOX:                     No

 ADDITIONAL DEBT:              $1,075,000

 ADDITIONAL DEBT TYPE:         B-Note

 LOAN PURPOSE:                 Acquisition


--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:   INITIAL      MONTHLY
                    --------      -------
  Taxes:            $252,207      $25,221
  Insurance:        $ 15,697      $ 5,232
  CapEx:            $ 10,542      $10,542


--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:   Portfolio

 TITLE:                    Fee

 PROPERTY TYPE:            Multifamily - Garden

 UNITS:                    506

 LOCATION:                 Various, TN

 YEAR BUILT/RENOVATED:     1987 - 1988

 OCCUPANCY:                92.5%

 OCCUPANCY DATE:           03/22/04

 HISTORICAL NOI:

  2002:                    $ 1,444,244

  2003:                    $ 1,517,562

  TTM AS OF 02/29/04:      $ 1,505,364

 UW NOI:                   $ 1,676,141

 UW NET CASH FLOW:         $ 1,549,641

 APPRAISED VALUE:          $21,500,000

 APPRAISAL DATE:           03/16/04


--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/UNIT:   $33,449
 CUT-OFF DATE LTV:           78.7%
 MATURITY LTV:               67.5%
 UW DSCR:                    1.22x



                                    65 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
               RIDGEMONT APARTMENTS AND MOUNTAIN BROOK APARTMENTS
--------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------------------------
                                         RIDGEMONT APARTMENTS MULTIFAMILY INFORMATION

                                                                APPROXIMATE
                                                  AVERAGE      NET RENTABLE    % OF TOTAL    AVERAGE MONTHLY    AVERAGE MONTHLY
           UNIT MIX          NO. OF UNITS   UNIT SQUARE FEET        SF             SF             RENT           MARKET RENT
-------------------------------------------------------------------------------------------------------------------------------
 1 BEDROOM/1 BATH                 68                732            49,776         25.9%           $498               $540
 1 BEDROOM/1 BATH DELUXE          58                792            45,936         23.9%           $517               $568
 2 BEDROOM/2 BATH                 68                946            64,328         33.5%           $607               $655
 2 BEDROOM/2 BATH DELUXE          32              1,005            32,160         16.7%           $648               $700
-------------------------------------------------------------------------------------------------------------------------------
 TOTAL/AVERAGE                   226                850           192,200        100.0%           $557               $604
-------------------------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------
                     MOUNTAIN BROOK APARTMENTS MULTIFAMILY INFORMATION
-------------------------------------------------------------------------------------------
 1 BEDROOM/1 BATH              72       732       52,704         22.3%     $485      $505
 1 BEDROOM/1 BATH DELUXE       98       792       77,616         32.8%     $515      $530
 2 BEDROOM/2 BATH              70       943       66,010         27.9%     $564      $605
 2 BEDROOM/2 BATH DELUXE       40     1,005       40,200         17.0%     $653      $675
-------------------------------------------------------------------------------------------
 TOTAL/AVERAGE                280       845      236,530        100.0%     $539      $563
-------------------------------------------------------------------------------------------

THE LOAN. The Ridgemont Apartments and Mountain Brook Apartments loan (the "Loan") is secured by a fee interest in two multifamily properties comprising 506 units, located in Red Bank and Chattanooga, Tennessee, respectively.

THE BORROWER. Ridge Mountain, LLC (the "Borrower") is a single asset entity owned by John Gosnell, who owns four other multifamily properties totaling 568 units where he is involved in all aspects of the property ownership and management.

THE PROPERTY. Ridgemont Apartments ("Ridgemont") is a 226 unit multifamily property situated on a 23.51-acre parcel of land located on the southeast side of Ashmore Avenue in Red Bank, Tennessee. Ridgemont is improved with 12, two- and three-story buildings that were constructed in 1988. Ridgemont's amenities include a leasing office/clubhouse, two laundry rooms, an exercise building that contains a hot tub, and a swimming pool and basketball court.

Mountain Brook Apartments ("Mountain Brook") is a 280 unit multifamily property situated on a 42.93-acre parcel of land located on the west side of Mountain Creek Road in Chattanooga, Tennessee. Mountain Brook is improved with 19, two- and three-story buildings that were constructed in 1987. Mountain Brook's amenities include a swimming pool, tennis court, two laundry rooms and a leasing office/ clubhouse that contains an exercise facility.

There are no releases permitted under the Loan documents.

THE MARKET(1). Ridgemont and Mountain Brook are located in the Chattanooga MSA that has a current population of 468,000. The properties are located in Hamilton County, which grew 7.8% between 1990 and 2000, and has a population of 307,896 as of 2000.

Ridgemont is located in the town of Red Bank, a predominantly suburban community three miles north of the Chattanooga CBD. Interstates 24, 59 and 75, which traverse Red Bank, provide access to the Chattanooga CBD. The population within the 1-, 3- and 5-mile radii is 4,644, 32,106 and 87,566, respectively. The median household income in the 1-, 3-, and 5 mile radii is $31,103, $32,488 and $33,000, respectively.

Mountain Brook is located along North Runyon Drive, approximately six miles north of the Chattanooga CBD, and is part of the greater Chattanooga-Georgia MSA. The property is situated along the eastern base of Signal Mountain, which is an upscale neighborhood in the City of Chattanooga. The population within the 1-, 3- and 5-mile radii is 4,817, 32,094 and 66,913, respectively. The median household income in the 1-, 3-, and 5-mile radii is $36,732, $42,614 and $40,294, respectively.

Both properties are located in predominantly residential areas comprised of single-family residential homes, several multifamily rental complexes, and several commercial properties. Both neighborhoods are between 50% and 75% developed. Both properties are located in the North Chattanooga submarket, which had a vacancy rate of 9.0% as of the 4th Quarter 2003 according to REIS.

PROPERTY MANAGEMENT. Ridgemont and Mountain Brook are self-managed.
-------------------------------------------------------------------------------

(1) Certain information from the Ridgemont Apartments and Mountain Brook Apartments Loan appraisals dated March 16, 2004, unless otherwise stated. The appraisals rely upon many assumptions, and no representation is made as to the accuracy of the assumptions underlying the appraisal.


                                    66 of 75
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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
               RIDGEMONT APARTMENTS AND MOUNTAIN BROOK APARTMENTS
--------------------------------------------------------------------------------




              [MAP INDICATING LOCATION OF RIDGEMONT APARTMENTS AND
                       MOUNTAIN BROOK APARTMENTS OMITTED]





                                    67 of 75
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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                            KINGS POINTE APARTMENTS
--------------------------------------------------------------------------------

                                   [4 PHOTOS OF KINGS POINTE APARTMENTS OMITTED]





                                    68 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                            KINGS POINTE APARTMENTS
--------------------------------------------------------------------------------

--------------------------------------------------------------------------------
                            MORTGAGE LOAN INFORMATION
--------------------------------------------------------------------------------
 ORIGINAL PRINCIPAL BALANCE:     $16,500,000

 CUT-OFF PRINCIPAL BALANCE:      $16,500,000

 % OF POOL BY IPB:               1.5%

 LOAN SELLER:                    JPMorgan Chase Bank

 BORROWER:                       Kings Pointe Apartments, L.L.C.

 SPONSOR:                        Charles F. Weber, Betty A. Weber

 ORIGINATION DATE:               05/13/04

 INTEREST RATE:                  4.6700%

 INTEREST ONLY PERIOD:           60 months

 MATURITY DATE:                  06/01/14

 AMORTIZATION TYPE:              IO-Balloon

 ORIGINAL AMORTIZATION:          360 months

 REMAINING AMORTIZATION:         360 months

 CALL PROTECTION:                L(24),Def(92),O(4)

 CROSS-COLLATERALIZATION:        NAP

 LOCK BOX:                       NAP

 ADDITIONAL DEBT:                NAP

 ADDITIONAL DEBT TYPE:           NAP

 LOAN PURPOSE:                   Refinance


--------------------------------------------------------------------------------
                                     ESCROWS
--------------------------------------------------------------------------------
 ESCROWS/RESERVES:      INITIAL      MONTHLY
                       --------      -------
   Taxes:              $181,399      $18,140
   Insurance:          $ 17,805      $ 4,451





--------------------------------------------------------------------------------
                              PROPERTY INFORMATION
--------------------------------------------------------------------------------
 SINGLE ASSET/PORTFOLIO:     Single Asset

 TITLE:                      Fee

 PROPERTY TYPE:              Multifamily - Garden

 UNITS:                      244

 LOCATION:                   Fayetteville, NC

 YEAR BUILT/RENOVATED:       1998

 OCCUPANCY:                  100.0%

 OCCUPANCY DATE:             02/29/04

 HISTORICAL NOI:

   2002:                     $ 1,782,076

   2003:                     $ 1,758,760

 UW NOI:                     $ 1,605,959

 UW NET CASH FLOW:           $ 1,551,984

 APPRAISED VALUE:            $22,525,000

 APPRAISAL DATE:             03/26/04



--------------------------------------------------------------------------------
                              FINANCIAL INFORMATION
--------------------------------------------------------------------------------
 CUT-OFF DATE LOAN/UNIT:   $67,623
 CUT-OFF DATE LTV:           73.3%
 MATURITY LTV:               67.2%
 UW DSCR:                    1.52x


--------------------------------------------------------------------------------------------------------------------------
                                                 MULTIFAMILY INFORMATION
                                                           APPROXIMATE
                                           AVERAGE UNIT   NET RENTABLE    % OF TOTAL    AVERAGE MONTHLY    AVERAGE MONTHLY
          UNIT MIX         NO. OF UNITS    SQUARE FEET         SF             SF          ASKING RENT       MARKET RENT
--------------------------------------------------------------------------------------------------------------------------
 1 Bedroom/1 Bathroom           60              836           50,160         18.9%           $714               $714
 2 Bedroom/ 2 Bathroom         158            1,157          182,806         68.8%           $823               $823
 3 Bedroom/ 2 Bathroom          26            1,255           32,630         12.3%           $907               $907
--------------------------------------------------------------------------------------------------------------------------
 TOTAL/AVERAGE                 244            1,089          265,596        100.0%           $805               $805
--------------------------------------------------------------------------------------------------------------------------


                                    69 of 75
THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                            KINGS POINTE APARTMENTS
--------------------------------------------------------------------------------

THE LOAN. The Kings Pointe Apartments loan is secured by a first mortgage interest on a class A garden style apartment community consisting of 244 units on approximately 15.8 acres.

THE BORROWER. The borrower is Kings Pointe Apartments, L.L.C. The borrower is a single purpose entity that is controlled by Chuck and Betty Webber. Chuck Webber is a local developer currently owning and operating 3 multifamily projects in the Fayetteville area, and has been in the real estate field for over 30 years. Additionally Mr. Webber has been a builder since 1998 and has developed multifamily and office units, as well as a 528 unit condominium complex in that time.

THE PROPERTY. The Kings Pointe Apartments property is located in Fayetteville, North Carolina. The Kings Pointe apartment complex is comprised of ten three-story buildings totaling 244 units with nine different floor plan options. The property was built in 1998 and is currently 100.0% occupied. Unit amenities include built in entertainment center, built in computer desk, washer/dryer combination, dishwasher, refrigerator, and gas log fireplace. Property amenities include a swimming pool, fitness center with trainers, and lakeside setting.

THE MARKET. The Kings Pointe Apartments property is located in Fayetteville, Cumberland County, North Carolina on the east side of Westlake Road, north of its intersection with Morganton Road. The main entrance to the property is off of Westlake Road. There is a traffic signal at the intersection of Morganton Road and Westlake allowing easy access to the property. The property is located on Westlake Road in the western part of the city, 1.5 miles west of Cross Creek Mall and 4 miles east of Fort Bragg military base. Morganton Road and Interstate 401 provide access to the area, and serve as major throughways to the Cross Creek retail corridor.

The subject is located in the residential corridor of Fayetteville, serving Fort Bragg and the city of Fayetteville. There are currently approximately 10,711 units in the Fayetteville market as of January 2004, with the central mid-town submarket contributing approximately 60.0% or approximately 6,396 units. The average occupancy rate for the Fayetteville market as of January 2004 was approximately 93.6% and approximately 96.0% for the submarket. The average household income within a 5-mile radius of the subject property as of 2003 was approximately $53,592.The comparable properties report occupancy rates of approximately 98.0% to approximately 100.0%. The subject's current occupancy is 100.0%.

PROPERTY MANAGEMENT. The manager of Kings Pointe Apartments is Morganton Development, which is owned by the borrower. Morganton Development has managed multifamily properties since 1990 and currently manages over 650 units.
-------------------------------------------------------------------------------


                                    70 of 75

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                            KINGS POINTE APARTMENTS
--------------------------------------------------------------------------------


          [MAP INDICATING LOCATION OF KINGS POINTE APARTMENTS OMITTED]


                                    71 of 75

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9

--------------------------------------------------------------------------------
                            KINGS POINTE APARTMENTS
--------------------------------------------------------------------------------


                  [SITE MAP OF KINGS POINTE APARTMENTS OMITTED]


                                    72 of 75

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9



                      [THIS PAGE INTENTIONALLY LEFT BLANK]




                                    73 of 75

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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9



                      [THIS PAGE INTENTIONALLY LEFT BLANK]




                                    74 of 75

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CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY
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SALES REPRESENTATIVE.

STRUCTURAL AND COLLATERAL TERM SHEET                          JPMCC 2004-CIBC9



                      [THIS PAGE INTENTIONALLY LEFT BLANK]




                                    75 of 75

THE INFORMATION HEREIN WILL BE SUPERSEDED IN ITS ENTIRETY BY THE INFORMATION CONTAINED IN THE FINAL PROSPECTUS SUPPLEMENT. THIS PAGE MUST BE ACCOMPANIED BY A DISCLAIMER. IF YOU DID NOT RECEIVE SUCH A DISCLAIMER, PLEASE CONTACT YOUR SALES REPRESENTATIVE.

                      [THIS PAGE INTENTIONALLY LEFT BLANK]


                                                                                                        ANNEX E
ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/12/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/12/2004
135 S. LaSalle Street   Suite 1625    COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
Chicago, IL 60603                                    SERIES 2004-CIBC9                Next Payment:   07/12/2004
                                                                                      Record Date:    06/30/2004

                                                 ABN AMRO ACCT: XXXXXX
                                                                                                        Analyst:
Administrator:
                                        REPORTING PACKAGE TABLE OF CONTENTS


================================================================================

      Issue Id:                                               JPMC04CIBC9
      Monthly Data File Name:                    JPMC04CIBC9_YYYYMM_3.zip

================================================================================


================================================================================

                                                                         Page(s)
                                                                         -------
      REMIC Certificate Report
      Bond Interest Reconciliation
      Cash Reconciliation Summary
      15 Month Historical Loan Status Summary
      15 Month Historical Payoff/Loss Summary
      Historical Collateral Level Prepayment Report
      Delinquent Loan Detail
      Mortgage Loan Characteristics
      Loan Level Detail
      Specialty Serviced Report
      Modified Loan Detail
      Realized Loss Detail
      Appraisal Reduction Detail

================================================================================


================================================================================

      Closing Date:
      First Payment Date:                                      06/12/2004
      Assumed Final Payment Date:                              06/12/2041

================================================================================


================================================================================

                           PARTIES TO THE TRANSACTIONS
--------------------------------------------------------------------------------
        DEPOSITOR: J.P. Morgan Chase Commercial Mortgage Securities Corp.
       UNDERWRITER:, J.P. Morgan Securities Inc./CIBC World Markets Corp.
              MASTER SERVICER: GMAC Commercial Mortgage Corporation
                     SPECIAL SERVICER: ARCap Servicing, Inc.
                RATING AGENCY: Standard & Poors, Inc./Fitch Inc.

================================================================================


================================================================================

       INFORMATION IS AVAILABLE FOR THIS ISSUE FROM THE FOLLOWING SOURCES
--------------------------------------------------------------------------------
      LaSalle Web Site                                   www.etrustee.net
      Servicer Website
      LaSalle Factor Line                                  (800) 246-5761

================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/12/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/12/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-CIBC9                Next Payment:   07/12/2004
                                                                                      Record Date:    06/30/2004
WAC:
WA Life Term:
WA Amort Term:                                   ABN AMRO ACCT: XXXXXX
Current Index:
Net Index:
                                                REMIC CERTIFICATE REPORT
====================================================================================================================================
            ORIGINAL      OPENING     PRINCIPAL   PRINCIPAL      NEGATIVE     CLOSING      INTEREST     INTEREST     PASS-THROUGH
CLASS     FACE VALUE(1)   BALANCE      PAYMENT   ADJ. OR LOSS  AMORTIZATION   BALANCE     PAYMENT (2)   ADJUSTMENT       RATE
CUSIP      Per 1,000     Per 1,000    Per 1,000    Per 1,000     Per 1,000    Per 1,000    Per 1,000    Per 1,000    Next Rate (3)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
             0.00         0.00         0.00          0.00         0.00         0.00         0.00          0.00
------------------------------------------------------------------------------------------------------------------------------------
                                                                                      Total P&I Payment   0.00
====================================================================================================================================


Notes: (1) N denotes notional balance not included in total
(2) Accrued Interest plus/minus Interest Adjustment minus Deferred Interest equals Interest Payment
(3) Estimated

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/12/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/12/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-CIBC9                Next Payment:   07/12/2004
                                                                                      Record Date:    06/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                            BOND INTEREST RECONCILIATION
====================================================================================================================================
                                                         Deductions                                       Additions
                                              --------------------------------  ----------------------------------------------------
            Accrual                 Accrued              Deferred &                Prior       Int Accrual     Prepay-    Other
        -------------  Pass Thru  Certificate Allocable  Accretion   Interest   Int. Short-     on prior        ment     Interest
Class   Method   Days    Rate      Interest     PPIS      Interest   Loss/Exp    falls Due     Shortfall (3)  Penalties Proceeds (1)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                                    0.00      0.00        0.00        0.00         0.00                         0.00      0.00
====================================================================================================================================

====================================================================================================================================
                                                                   Remaining
                  Distributable     Interest    Current Period    Outstanding       Credit Support
                   Certificate      Payment      (Shortfall)/      Interest      --------------------
Class              Interest (2)      Amount        Recovery       Shortfalls     Original   Current (4)
------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------

------------------------------------------------------------------------------------------------------------------------------------
                       0.00            0.00                           0.00
====================================================================================================================================

(1) Other Interest Proceeds are additional interest amounts specifically allocated to the bond(s) and used in determining the
Distributable Interest of the bonds.

(2) Accrued - Deductions + Additional Interest.

(3) Where applicable.

(4) Determined as follows: (A) the ending balance of all the classes less (B) the sum of (i) the ending balance of the class and
(ii) the ending balance of all classes which are not subordinate to the class divided by (A).


04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/12/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/12/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-CIBC9                Next Payment:   07/12/2004
                                                                                      Record Date:    06/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                              CASH RECONCILIATION SUMMARY

================================================================================
                                INTEREST SUMMARY
      ------------------------------------------------------------------
      Current Scheduled Interest
      Less Deferred Interest
      Less PPIS Reducing Schedule Int
      Plus Gross Advance Interest
      Less ASER Interest Adv Reduction
      Less Other Interest Not Advanced
      Less Other Adjustment
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      UNSCHEDULED INTEREST:
      ------------------------------------------------------------------
      Prepayment Penalties
      Yield Maintenance Penalties
      Other Interest Proceeds
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Less Fees Paid to Servicer
      Less Fee Strips Paid by Servicer
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO SERVICER
      ------------------------------------------------------------------
      Special Servicing Fees
      Workout Fees
      Liquidation Fees
      Interest Due Serv on Advances
      Non Recoverable Advances
      Misc. Fees & Expenses
      ------------------------------------------------------------------
      Plus Trustee Fees Paid by Servicer
      ------------------------------------------------------------------
      Total Unscheduled Fees & Expenses
      ------------------------------------------------------------------
      Total Interest Due Trust
      ------------------------------------------------------------------
      LESS FEES & EXPENSES PAID BY/TO TRUST
      ------------------------------------------------------------------
      Trustee Fee
      Fee Strips
      Misc. Fees
      Interest Reserve Withholding
      Plus Interest Reserve Deposit
      ------------------------------------------------------------------
      Total
      ------------------------------------------------------------------
      Total Interest Due Certs
      ------------------------------------------------------------------


      ------------------------------------------------------------------
                               PRINCIPAL SUMMARY
      ------------------------------------------------------------------
      SCHEDULED PRINCIPAL:
      --------------------
      Current Scheduled Principal
      Advanced Scheduled Principal
      ------------------------------------------------------------------
      Scheduled Principal
      ------------------------------------------------------------------
      UNSCHEDULED PRINCIPAL:
      ----------------------
      Curtailments
      Advanced Scheduled Principal
      Liquidation Proceeds
      Repurchase Proceeds
      Other Principal Proceeds
      ------------------------------------------------------------------
      Total Unscheduled Principal
      ------------------------------------------------------------------
      Remittance Principal
      ------------------------------------------------------------------
      Remittance P&I Due Trust
      ------------------------------------------------------------------
      Remittance P&I Due Certs
      ------------------------------------------------------------------


      ------------------------------------------------------------------
                              POOL BALANCE SUMMARY
      ------------------------------------------------------------------
                                             Balance           Count
      ------------------------------------------------------------------
      Beginning Pool
      Scheduled Principal
      Unscheduled Principal
      Deferred Interest
      Liquidations
      Repurchases
      ------------------------------------------------------------------
      Ending Pool
      ------------------------------------------------------------------


      ------------------------------------------------------------------
                             SERVICING FEE SUMMARY
      ------------------------------------------------------------------
      Current Servicing Fees
      Plus Fees Advanced for PPIS
      Less Reduction for PPIS
      Plus Delinquent Servicing Fees
      ------------------------------------------------------------------
      Total Servicing Fees
      ------------------------------------------------------------------


      ------------------------------------------------------------------
                                  PPIS SUMMARY
      ------------------------------------------------------------------
      Gross PPIS
      Reduced by PPIE
      Reduced by Shortfalls in Fees
      Reduced by Other Amounts
      ------------------------------------------------------------------
      PPIS Reducing Scheduled Interest
      ------------------------------------------------------------------
      PPIS Reducing Servicing Fee
      ------------------------------------------------------------------
      PPIS Due Certificate
      ------------------------------------------------------------------


      ------------------------------------------------------------------
                   ADVANCE SUMMARY (ADVANCE MADE BY SERVICER)
      ------------------------------------------------------------------
                                              Principal      Interest
      ------------------------------------------------------------------
      Prior Outstanding
      Plus Current Period
      Less Recovered
      Less Non Recovered
      ------------------------------------------------------------------
      Ending Outstanding
      ------------------------------------------------------------------

================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/12/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/12/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-CIBC9                Next Payment:   07/12/2004
                                                                                      Record Date:    06/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                           ASSET BACKED FACTS ~ 15 MONTH HISTORICAL LOAN STATUS SUMMARY
====================================================================================================================================
                                 Delinquency Aging Categories                                  Special Event Categories (1)
             -----------------------------------------------------------------------  ----------------------------------------------
             Delinq 1 Month  Delinq 2 Months  Delinq 3+ Months  Foreclosure    REO    Modifications  Specially Serviced  Bankruptcy
Distribution -----------------------------------------------------------------------  ----------------------------------------------
   Date      #    Balance    #    Balance     #    Balance    #   Balance  # Balance   #   Balance       #    Balance     #  Balance
------------------------------------------------------------------------------------  ----------------------------------------------
06/12/04
------------------------------------------------------------------------------------  ----------------------------------------------
















====================================================================================================================================

(1) Modification, Specially Serviced & Bankruptcy Totals are included in the
    Appropriate Delinquency Aging Category.

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/12/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/12/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-CIBC9                Next Payment:   07/12/2004
                                                                                      Record Date:    06/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                              ASSET BACKED FACTS ~ 15 MONTH HISTORICAL PAYOFF/LOSS SUMMARY
====================================================================================================================================
                Ending                              Appraisal                     Realized       Remaining          Curr
               Pool (1)    Payoffs (2)  Penalties   Reduct. (2)  Liquidations (2)  Losses(2)       Term          Weighted Avg.
Distribution --------------------------------------------------------------------------------  -------------------------------------
   Date      #   Balance   #   Balance  #  Amount   #   Balance   #    Balance    #   Amount   Life   Amort.     Coupon   Remit
---------------------------------------------------------------------------------------------  -------------------------------------
06/12/04
---------------------------------------------------------------------------------------------  -------------------------------------
















====================================================================================================================================

(1) Percentage based on pool as of cutoff.
(2) Percentage based on pool as of beginning of period.

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/12/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/12/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-CIBC9                Next Payment:   07/12/2004
                                                                                      Record Date:    06/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                    HISTORICAL COLLATERAL LEVEL PREPAYMENT REPORT
====================================================================================================================================
Disclosure     Payoff     Initial                    Payoff    Penalty    Prepayment    Maturity        Property        Geographic
Control #      Period     Balance        Type        Amount    Amount        Date         Date            Type           Location
------------------------------------------------------------------------------------------------------------------------------------












====================================================================================================================================
                          CURRENT                        0        0
                          CUMULATIVE
====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/12/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/12/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-CIBC9                Next Payment:   07/12/2004
                                                                                      Record Date:    06/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                                DELINQUENT LOAN DETAIL
====================================================================================================================================
               Paid                Outstanding  Out. Property                   Special
Disclosure     Thru   Current P&I      P&I       Protection       Advance       Servicer    Foreclosure   Bankruptcy  REO
Control #      Date     Advance     Advances**    Advances   Description (1)  Transfer Date     Date         Date     Date
------------------------------------------------------------------------------------------------------------------------------------












====================================================================================================================================
A. P&I Advance - Loan in Grace Period                    1. P&I Advance - Loan delinquent 1 month
B. P&I Advance - Late Payment but < 1 month delinq       2. P&I Advance - Loan delinquent 2 months
                                                         3. P&I Advnace - Loan delinquent 3 months or More
                                                         4. Matured Balloon/Assumed Scheduled Payment
                                                         7. P&I Advance (Foreclosure)
                                                         9. P&I Advance (REO)
====================================================================================================================================
** Outstanding P&I Advances include the current period P&I Advance

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/12/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/12/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-CIBC9                Next Payment:   07/12/2004
                                                                                      Record Date:    06/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                             MORTGAGE LOAN CHARACTERISTICS
====================================================================================================================================

              DISTRIBUTION OF PRINCIPAL BALANCES                                  DISTRIBUTION OF MORTGAGE INTEREST RATES
=================================================================  =================================================================
                                                Weighted Average                                                  Weighted Average
Current Scheduled   # of   Scheduled   % of    ------------------  Current Mortgage   # of   Scheduled   % of    ------------------
    Balances        Loans   Balance   Balance  Term  Coupon  DSCR   Interest Rate     Loans   Balance   Balance  Term  Coupon  DSCR
=================================================================  =================================================================









                                                                   =================================================================
                                                                                        0        0       0.00%
                                                                   =================================================================
                                                                   Minimum Mortgage Interest Rate 10.0000%
                                                                   Maximum Mortgage Interest Rate 10.0000%

=================================================================
                      0        0       0.00%
=================================================================
Average Scheduled Balance                                                        DISTRIBUTION OF REMAINING TERM (BALLOON)
Maximum Scheduled Balance                                          =================================================================
Minimum Scheduled Balance                                                                                         Weighted Average
-------------------------                                          Balloon          # of   Scheduled   % of     --------------------
                                                                   Mortgage Loans  Loans    Balance   Balance   Term   Coupon   DSCR
       DISTRIBUTION OF REMAINING TERM (FULLY AMORTIZING)           =================================================================
=================================================================  0 to 60
                                               Weighted Average    61 to 120
Fully Amortizing   # of   Scheduled   % of    ------------------   121 to 180
 Mortgage Loans   Loans    Balance   Balance  Term  Coupon  DSCR   181 to 240
=================================================================  241 to 360



=================================================================  =================================================================
                  0         0       0.00%                                            0         0       0.00%
=================================================================  =================================================================
Minimum Remaining Term                                             Minimum Remaining Term 0
Maximum Remaining Term                                             Maximum Remaining Term 0


04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:
                                                     SERIES 2004-CIBC9                Next Payment:
                                                                                      Record Date:

                                                 ABN AMRO ACCT: XXXXXX

                                             MORTGAGE LOAN CHARACTERISTICS
====================================================================================================================================

                 DISTRIBUTION OF DSCR (CURRENT)                                          GEOGRAPHIC DISTRIBUTION
 ===========================================================       ================================================================
 Debt Service     # of   Scheduled    % of                                               # of   Scheduled   % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR       Geographic Location   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================       ================================================================









 ===========================================================
                    0        0       0.00%
 ===========================================================
 Maximum DSCR 0.000
 Minimum DSCR 0.000

                 DISTRIBUTION OF DSCR (CUTOFF)
 ===========================================================
 Debt Service     # of   Scheduled    % of
 Coverage Ratio   Loans   Balance   Balance  WAMM  WAC  DSCR
 ===========================================================









 ===========================================================       ================================================================
                    0        0       0.00%                                                 0                0.00%
 ===========================================================       ================================================================
 Maximum DSCR 0.00
 Minimum DSCR 0.00


04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date:
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:
                                                     SERIES 2004-CIBC9                Next Payment:
                                                                                      Record Date:

                                                 ABN AMRO ACCT: XXXXXX

                                              MORTGAGE LOAN CHARACTERISTICS
====================================================================================================================================

                 DISTRIBUTION OF PROPERTY TYPES                                    DISTRIBUTION OF LOAN SEASONING
     ===========================================================    ===========================================================
                      # of   Scheduled   % of                                        # of   Scheduled   % of
     Property Types   Loans   Balance   Balance  WAMM  WAC  DSCR    Number of Years  Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================











     ===========================================================    ===========================================================
                        0        0       0.00%                                         0        0       0.00%
     ===========================================================    ===========================================================

                DISTRIBUTION OF AMORTIZATION TYPE                               DISTRIBUTION OF YEAR LOANS MATURING
     ===========================================================    ===========================================================

     ===========================================================    ===========================================================
     Amortization     # of   Scheduled   % of                                        # of   Scheduled   % of
     Type             Loans   Balance   Balance  WAMM  WAC  DSCR          Year       Loans   Balance   Balance  WAMM  WAC  DSCR
     ===========================================================    ===========================================================
                                                                          2003
                                                                          2004
                                                                          2005
                                                                          2006
                                                                          2007
                                                                          2008
                                                                          2009
                                                                          2010
                                                                          2011
                                                                          2012
                                                                          2013
                                                                      2014 & Longer
     ===========================================================    ===========================================================
                                                                                       0        0       0.00%
     ===========================================================    ===========================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/12/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/12/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-CIBC9                Next Payment:   07/12/2004
                                                                                      Record Date:    06/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                                    LOAN LEVEL DETAIL
=================================================================================================================================
                                                       Operating                 Ending                                   Spec.
Disclosure          Property                           Statement    Maturity    Principal    Note    Scheduled    Mod.    Serv
Control #     Grp     Type      State    DSCR    NOI      Date        Date       Balance     Rate       P&I       Flag    Flag
=================================================================================================================================















=================================================================================================================================
                                W/Avg    0.00     0                                 0                    0
=================================================================================================================================

===========================================
         Loan              Prepayment
 ASER    Status   -------------------------
 Flag    Code(1)   Amount   Penalty   Date
===========================================















===========================================
                     0         0
===========================================

* NOI and DSCR, if available and reportable under the terms of the Pooling and Servicing Agreement, are based on information obtained from the related borrower, and no other party to the agreement shall be held liable for the accuracy or methodology used to determine such figures.

(1) Legend:   A. P&I Adv - in Grace Period        1. P&I Adv - delinquent 1 month       7. Foreclosure
              B. P&I Adv - < one month delinq     2. P&I Adv - delinquent 2 months      8. Bankruptcy
                                                  3. P&I Adv - delinquent 3+ months     9. REO
                                                  4. Mat. Balloon/Assumed P&I           10. DPO
                                                  5. Prepaid in Full                    11. Modification
                                                  6. Specially Serviced
====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/12/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/12/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-CIBC9                Next Payment:   07/12/2004
                                                                                      Record Date:    06/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                        SPECIALLY SERVICED (PART I) ~ LOAN DETAIL
====================================================================================================================================
                                             Balance                           Remaining Term
Disclosure   Transfer    Loan Status   -------------------   Note   Maturity   --------------   Property                        NOI
Control #      Date        Code (1)    Scheduled    Actual   Rate    Date       Life  Amort.      Type    State   NOI   DSCR    Date
====================================================================================================================================























====================================================================================================================================
(1) Legend:     A. P&I Adv - in Grace Period            1. P&I Adv - delinquent 1 month
                B. P&I Adv - < 1 month delinq.          2. P&I Adv - delinquent 2 months
                                                        3. P&I Adv - delinquent 3+ months
                                                        4. Mat. Balloon/Assumed P&I
                                                        7. Foreclosure
                                                        9. REO
====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/12/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/12/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-CIBC9                Next Payment:   07/12/2004
                                                                                      Record Date:    06/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                             SPECIALLY SERVICED LOAN DETAIL (PART II) ~ SERVICER COMMENTS
====================================================================================================================================
    Disclosure                  Resolution
    Control #                    Strategy                                                Comments
====================================================================================================================================




























====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/12/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/12/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-CIBC9                Next Payment:   07/12/2004
                                                                                      Record Date:    06/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                                 MODIFIED LOAN DETAIL
====================================================================================================================================
                                Cutoff    Modified
Disclosure    Modification     Maturity   Maturity                                   Modification
Control #        Date            Date       Date                                     Description
====================================================================================================================================
























====================================================================================================================================

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/12/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/12/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-CIBC9                Next Payment:   07/12/2004
                                                                                      Record Date:    06/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                                  REALIZED LOSS DETAIL
====================================================================================================================================
                                            Beginning            Gross Proceeds    Aggregate        Net      Net Proceeds
         Disclosure  Appraisal   Appraisal  Scheduled    Gross      as a % of     Liquidation   Liquidation    as a % of    Realized
Period   Control #     Date        Value     Balance   Proceeds  Sched Principal   Expenses *     Proceeds  Sched. Balance    Loss
====================================================================================================================================





















====================================================================================================================================
Current Total                                 0.00       0.00                        0.00           0.00                      0.00
Cumulative                                    0.00       0.00                        0.00           0.00                      0.00
====================================================================================================================================
* Aggregate liquidation expenses also include outstanding P&I advances and unpaid servicing fees, unpaid trustee fees, etc.

04/29/2004 - 07:12 (MXXX-MXXX) Copyright 2000 LaSalle Bank N.A.

ABN AMRO                                            J.P. MORGAN CHASE                 Statement Date: 06/12/2004
LaSalle Bank N.A.                         COMMERCIAL MORTGAGE SECURITIES CORP.        Payment Date:   06/12/2004
                                      COMMERCIAL MORTGAGE PASS-THROUGH CERTIFICATES   Prior Payment:         N/A
                                                     SERIES 2004-CIBC9                Next Payment:   07/12/2004
                                                                                      Record Date:    06/30/2004

                                                 ABN AMRO ACCT: XXXXXX

                                              APPRAISAL REDUCTION DETAIL
====================================================================================================================================
                                                                           Remaining Term                           Appraisal
Disclosure  Appraisal  Scheduled   ARA  Current P&I        Note  Maturity  --------------  Property                ------------
Control #   Red. Date   Balance   Amount  Advance    ASER  Rate    Date     Life   Amort.    Type    State  DSCR   Value   Date
====================================================================================================================================






















====================================================================================================================================

                      [THIS PAGE INTENTIONALLY LEFT BLANK]

PROSPECTUS


                       MORTGAGE PASS-THROUGH CERTIFICATES
                             (ISSUABLE IN SERIES)



[J.P. MORGAN LOGO OMITTED]
            J.P. MORGAN CHASE COMMERCIAL MORTGAGE SECURITIES CORP.

                                   DEPOSITOR


                               ----------------


     J.P. Morgan Chase Commercial Mortgage Securities Corp. will periodically offer certificates in one or more series. Each series of certificates will represent the entire beneficial ownership interest in a trust fund. Distributions on the certificates of any series will be made only from the assets of the related trust fund.

     The certificates of each series will not represent an obligation of the depositor, any servicer or any of their respective affiliates. Neither the certificates nor any assets in the related trust fund will be guaranteed or insured by any governmental agency or instrumentality or by any other person, unless otherwise provided in the prospectus supplement.


     The primary asset of the trust fund may include:

     o multifamily and commercial mortgage loans, including participations therein;

     o mortgage-backed securities evidencing interests in or secured by multifamily and commercial mortgage loans, including participations therein, and other mortgage-backed securities;

     o  direct obligations of the United States or other government agencies; or


     o  a combination of the assets described above.


INVESTING IN THE OFFERED CERTIFICATES INVOLVES RISKS. YOU SHOULD REVIEW THE INFORMATION APPEARING UNDER THE CAPTION "RISK FACTORS" BEGINNING ON PAGE 9 OF THIS PROSPECTUS AND IN THE RELATED PROSPECTUS SUPPLEMENT BEFORE PURCHASING ANY OFFERED CERTIFICATE.


NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE CERTIFICATES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                                  May 12, 2004

             IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
            PROSPECTUS AND EACH ACCOMPANYING PROSPECTUS SUPPLEMENT

     Information about the offered certificates is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) the accompanying prospectus supplement for each series, which describes the specific terms of the offered certificates. If the terms of the offered certificates vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the prospectus supplement.

     You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different from that contained in this prospectus and the related prospectus supplement. The information in this prospectus is accurate only as of the date of this prospectus.

     Certain capitalized terms are defined and used in this prospectus to assist you in understanding the terms of the offered certificates and this offering. The capitalized terms used in this prospectus are defined on the pages indicated under the caption "Index of Principal Definitions" beginning on page 108 in this prospectus.

     In this prospectus, the terms "Depositor," "we," "us" and "our" refer to J.P. Morgan Chase Commercial Mortgage Securities Corp.

     If you require additional information, the mailing address of our principal executive offices is J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, and telephone number is (212) 834-9299.

                               TABLE OF CONTENTS

IMPORTANT NOTICE ABOUT
   INFORMATION PRESENTED IN THIS
   PROSPECTUS AND EACH
   ACCOMPANYING PROSPECTUS
   SUPPLEMENT ..................................   ii
SUMMARY OF PROSPECTUS ..........................    1
RISK FACTORS ...................................    9
   Your Ability to Resell Certificates may
      be Limited Because of Their
      Characteristics ..........................    9
   The Assets of the Trust Fund may not be
      Sufficient to Pay Your Certificates ......    9
   Prepayments of the Mortgage Assets
      will Affect the Timing of Your Cash
      Flow and May Affect Your Yield ...........   10
   Ratings Do Not Guarantee Payment and
      Do Not Address Prepayment Risks ..........   11
   Commercial and Multifamily Mortgage
      Loans Have Risks that May Affect
      Payments on Your Certificates ............   12
   Borrowers May Be Unable to Make
      Balloon Payments .........................   14
   Credit Support May Not Cover Losses .........   14
   Assignment of Leases and Rents May Be
      Limited By State Law .....................   15
   Failure to Comply with Environmental
      Law May Result in Additional Losses ......   15
   Hazard Insurance May Be Insufficient to
      Cover all Losses on Mortgaged
      Properties ...............................   16
   Poor Property Management May
      Adversely Affect the Performance of
      the Related Mortgaged Property ...........   16
   One Action Jurisdiction May Limit the
      Ability of the Servicer to Foreclose on
      a Mortgaged Property .....................   16
   Rights Against Tenants may be Limited
      if Leases are not Subordinate to
      Mortgage or do not Contain
      Attornment Provisions ....................   17
   If Mortgaged Properties are not in
      Compliance with Current Zoning Laws
      Restoration Following a Casualty Loss
      may be Limited ...........................   17
   Inspections of the Mortgaged
      Properties will be Limited ...............   17
   Compliance with Americans with
      Disabilities Act may result in
      Additional Losses ........................   17
   Litigation Concerns .........................   17
   Property Insurance ..........................   18
   Some Certificates May Not be
      Appropriate for Benefit Plans ............   18
   Certain Federal Tax Considerations
      Regarding Residual Certificates ..........   18
   Certain Federal Tax Considerations
      Regarding Original Issue Discount ........   19
   Bankruptcy Proceedings Could
      Adversely Affect Payments on Your
      Certificates .............................   19
   Book-Entry System for Certain Classes
      May Decrease Liquidity and Delay
      Payment ..................................   19
   Delinquent and Non-Performing
      Mortgage Loans Could Adversely
      Affect Payments on Your Certificates .....   20
DESCRIPTION OF THE TRUST FUNDS .................   21
   General .....................................   21
   Mortgage Loans ..............................   21
   MBS .........................................   25
   Certificate Accounts ........................   26
   Credit Support ..............................   26
   Cash Flow Agreements ........................   26
YIELD AND MATURITY CONSIDERATIONS ..............   27
   General .....................................   27
   Pass-Through Rate ...........................   27
   Payment Delays ..............................   27
   Certain Shortfalls in Collections of
      Interest .................................   27
   Yield and Prepayment Considerations .........   28
   Weighted Average Life and Maturity ..........   29
   Controlled Amortization Classes and
      Companion Classes ........................   30
   Other Factors Affecting Yield, Weighted
      Average Life and Maturity ................   31
THE DEPOSITOR ..................................   33
USE OF PROCEEDS ................................   33
DESCRIPTION OF THE CERTIFICATES ................   34
   General .....................................   34
   Distributions ...............................   34
   Distributions of Interest on the
      Certificates .............................   35
   Distributions of Principal on the
      Certificates .............................   36
   Distributions on the Certificates in
      Respect of Prepayment Premiums or
      in Respect of Equity Participations ......   37
   Allocation of Losses and Shortfalls .........   37
   Advances in Respect of Delinquencies ........   37
   Reports to Certificateholders ...............   38
   Voting Rights ...............................   39

   Termination ................................   40
   Book-Entry Registration and Definitive
      Certificates ............................   40
DESCRIPTION OF THE POOLING
   AGREEMENTS .................................   42
   General ....................................   42
   Assignment of Mortgage Loans;
      Repurchases .............................   42
   Representations and Warranties;
      Repurchases .............................   43
   Collection and Other Servicing
      Procedures ..............................   44
   Sub-Servicers ..............................   45
   Special Servicers ..........................   45
   Certificate Account ........................   45
   Modifications, Waivers and
      Amendments of Mortgage Loans ............   48
   Realization Upon Defaulted Mortgage
      Loans ...................................   49
   Hazard Insurance Policies ..................   49
   Due-on-Sale and Due-on-Encumbrance
      Provisions ..............................   50
   Servicing Compensation and Payment
      of Expenses .............................   50
   Evidence as to Compliance ..................   51
   Certain Matters Regarding the Master
      Servicer and the Depositor ..............   51
   Events of Default ..........................   51
   Amendment ..................................   52
   List of Certificateholders .................   52
   The Trustee ................................   53
   Duties of the Trustee ......................   53
   Certain Matters Regarding the Trustee ......   53
   Resignation and Removal of the
      Trustee .................................   53
DESCRIPTION OF CREDIT SUPPORT .................   55
   General ....................................   55
   Subordinate Certificates ...................   55
   Cross-Support Provisions ...................   56
   Insurance or Guarantees with Respect
      to Mortgage Loans .......................   56
   Letter of Credit ...........................   56
   Certificate Insurance and Surety Bonds .....   56
   Reserve Funds ..............................   56
   Credit Support with Respect to MBS .........   57
CERTAIN LEGAL ASPECTS OF MORTGAGE
   LOANS ......................................   57
   General ....................................   57
   Types of Mortgage Instruments ..............   57
   Leases and Rents ...........................   58
   Personalty .................................   58
   Foreclosure ................................   58
   Bankruptcy Laws ............................   62
   Environmental Risks ........................   64
   Due-on-Sale and Due-on-Encumbrance .........   66
   Subordinate Financing ......................   66
   Default Interest and Limitations on
      Prepayments .............................   67
   Applicability of Usury Laws ................   67
   Servicemembers Civil Relief Act ............   68
   Type of Mortgaged Property .................   68
   Americans with Disabilities Act ............   68
   Forfeiture For Drug, RICO and Money
      Laundering Violations ...................   69
CERTAIN FEDERAL INCOME TAX
   CONSEQUENCES ...............................   69
   Federal Income Tax Consequences for
      REMIC Certificates ......................   70
   General ....................................   70
   Characterization of Investments in
      REMIC Certificates ......................   70
   Qualification as a REMIC ...................   71
   Taxation of Regular Certificates ...........   73
      General .................................   73
      Original Issue Discount .................   73
      Acquisition Premium .....................   76
      Variable Rate Regular Certificates ......   76
      Deferred Interest .......................   77
      Market Discount .........................   77
      Premium .................................   78
      Election to Treat All Interest Under
         the Constant Yield Method ............   78
      Sale or Exchange of Regular
         Certificates .........................   79
      Treatment of Losses .....................   80
   Taxation of Residual Certificates ..........   80
      Taxation of REMIC Income ................   80
      Basis and Losses ........................   82
      Treatment of Certain Items of REMIC
         Income and Expense ...................   82
      Limitations on Offset or Exemption of
         REMIC Income .........................   83
      Tax-Related Restrictions on Transfer
         of Residual Certificates .............   84
      Sale or Exchange of a Residual
         Certificate ..........................   87
      Mark to Market Regulations ..............   88
   Taxes That May Be Imposed on the
      REMIC Pool ..............................   88
      Prohibited Transactions .................   88
      Contributions to the REMIC Pool After
         the Startup Day ......................   88

   Net Income from Foreclosure Property ........    89
   Liquidation of the REMIC Pool ...............    89
   Administrative Matters ......................    89
   Limitations on Deduction of Certain
      Expenses .................................    89
   Taxation of Certain Foreign Investors .......    90
      Regular Certificates .....................    90
      Residual Certificates ....................    91
      Backup Withholding .......................    91
      Reporting Requirements ...................    91
   Federal Income Tax Consequences for
      Certificates as to Which no REMIC
      Election is Made .........................    93
      Standard Certificates ....................    93
      General ..................................    93
      Tax Status ...............................    93
      Premium and Discount .....................    94
      Recharacterization of Servicing Fees .....    95
      Sale or Exchange of Standard
         Certificates ..........................    95
   Stripped Certificates .......................    96
      General ..................................    96
      Status of Stripped Certificates ..........    97
      Taxation of Stripped Certificates ........    97
   Reporting Requirements and Backup
      Withholding ..............................    99
   Taxation of Certain Foreign Investors .......    99
STATE AND OTHER TAX
   CONSIDERATIONS ..............................   100
CERTAIN ERISA CONSIDERATIONS ...................   100
   General .....................................   100
   Plan Asset Regulations ......................   101
   Administrative Exemptions ...................   101
   Insurance Company General Accounts ..........   101
   Unrelated Business Taxable Income;
      Residual Certificates ....................   102
LEGAL INVESTMENT ...............................   102
METHOD OF DISTRIBUTION .........................   105
INCORPORATION OF CERTAIN
   INFORMATION BY REFERENCE ....................   106
LEGAL MATTERS ..................................   106
FINANCIAL INFORMATION ..........................   106
RATING .........................................   106
INDEX OF PRINCIPAL DEFINITIONS .................   108

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                                       vi

                             SUMMARY OF PROSPECTUS

     This summary highlights selected information from this document and does not contain all of the information that you need to consider in making an investment decision. Please read this entire prospectus and the accompanying prospectus supplement as well as the terms and provisions of the related pooling and servicing agreement carefully to understand all of the terms of a series of certificates. An Index of Principal Definitions is included at the end of this prospectus.

Title of Certificates.........   Mortgage pass-through certificates, issuable
                                 in series.

Depositor.....................   J.P. Morgan Chase Commercial Mortgage
                                 Securities Corp., a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation.

Master Servicer...............   The master servicer, if any, for a series of
                                 certificates will be named in the related prospectus supplement. The master servicer for any series of certificates may be an affiliate of the depositor or a special servicer.

Special Servicer..............   One or more special servicers, if any, for a
                                 series of certificates will be named, or the circumstances under which a special servicer will be appointed will be described, in the related prospectus supplement. A special servicer for any series of certificates may be an affiliate of the depositor or the master servicer.

Trustee.......................   The trustee for each series of certificates
                                 will be named in the related prospectus
                                 supplement.

The Trust Assets..............   Each series of certificates will represent in
                                 the aggregate the entire beneficial ownership interest in a trust fund consisting primarily of:

A. Mortgage Assets............   The mortgage assets with respect to each
                                 series of certificates will, in general, consist of a pool of loans secured by liens on, or security interests in:

                                 o residential properties consisting of five or more rental or cooperatively-owned dwelling units or shares allocable to a number of those units and the related leases; or

                                 o office buildings, shopping centers, retail stores and establishments, hotels or motels, nursing homes, hospitals or other health-care related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial plants, parking lots, mixed use or various other types of income-producing properties described in this prospectus or unimproved land.

                                 If so specified in the related prospectus supplement, a trust fund may include mortgage loans secured by liens on real estate projects under construction. No one will guarantee the mortgage loans, unless otherwise provided in the related prospectus supplement. If so specified in the related prospectus supplement, some mortgage loans may be delinquent. In no event will delinquent mortgage loans comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund.

                                 As described in the related prospectus
                                 supplement, a mortgage loan:

                                 o may provide for no accrual of interest or for accrual of interest at a mortgage interest rate that is fixed over its term or that adjusts from time to time, or that the borrower may elect to convert from an adjustable to a fixed mortgage interest rate, or from a fixed to an adjustable mortgage interest rate;

                                 o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the mortgage interest rate or to reflect the occurrence of certain events, and may permit negative amortization;

                                 o  may be fully amortizing or partially
                                    amortizing or non-amortizing, with a balloon payment due on its stated maturity date;

                                 o may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance penalty in connection with certain prepayments; and

                                 o  may provide for payments of principal,
                                    interest or both, on due dates that occur monthly, quarterly, semi-annually or at another interval specified in the related prospectus supplement.

                                 Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.

                                 If specified in the related prospectus
                                 supplement, the mortgage assets with respect to a series of certificates may also include, or consist of:

                                 o private mortgage participations, mortgage pass-through certificates or other mortgage-backed securities; or

                                 o Certificates insured or guaranteed by any of the Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the

                                   Governmental National Mortgage Association or the Federal Agricultural Mortgage Corporation.

                                 Each of the above mortgage assets will
                                 evidence an interest in, or will be secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus. See "Description of the Trust Funds--MBS" in this prospectus.

B. Certificate Account .......   Each trust fund will include one or more
                                 certificate accounts established and maintained on behalf of the certificateholders. The person or persons designated in the related prospectus supplement will be required to, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and other collections received or advanced with respect to the mortgage assets and other assets in the trust fund into the certificate accounts. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and its funds may be held as cash or invested in certain obligations acceptable to the rating agencies rating one or more classes of the related series of offered certificates. See
                                 "Description of the Trust Funds--Certificate
                                 Accounts" and "Description of the Pooling
                                 Agreements--Certificate Account" in this prospectus.

C. Credit Support ............   If so provided in the related prospectus
                                 supplement, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of that series, which other classes may include one or more classes of offered certificates, or by one or more other types of credit support, such as a letter of credit, insurance policy, guarantee, reserve fund or another type of credit support described in this prospectus, or a combination of these features. The amount and types of any credit support, the identification of any entity providing it and related information will be set forth in the prospectus supplement for a series of offered certificates. See "Risk
                                 Factors--Credit Support May Not Cover Losses,"
                                 "Description of the Trust Funds--Credit
                                 Support" and "Description of Credit Support" in this prospectus.

D. Cash Flow Agreements.......   If so provided in the related prospectus
                                 supplement, a trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, all of which are designed to reduce the 3 effects of interest rate or currency exchange rate fluctuations on the mortgage assets or on one or more classes of certificates. The principal terms of that guaranteed investment contract or other agreement, including, without limitation, provisions relating to the timing, manner and amount of any corresponding payments and provisions relating to their termination, will be described in the prospectus supplement for the related series. In addition, the related prospectus supplement will contain certain information that pertains to the obligor under any cash flow agreements of this type. See
                                 "Description of the Trust Funds--Cash Flow
                                 Agreements" in this prospectus.

Description of Certificates...   We will offer certificates in one or more
                                 classes of a series of certificates issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement. The certificates will represent in the aggregate the entire beneficial ownership interest in the trust fund created by that agreement.

                                 As described in the related prospectus
                                 supplement, the certificates of each series, may consist of one or more classes of certificates that, among other things:

                                 o are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

                                 o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

                                 o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

                                 o provide for distributions of interest on, or principal of, the certificates that begin only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

                                 o provide for distributions of principal of the certificates to be made, from time to time or for designated periods, at a rate that is faster, or slower than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o  provide for controlled distributions of
                                    principal to be made based on a specified schedule or other methodology, subject to available funds; or

                                 o  provide for distributions based on
                                    collections of prepayment premiums, yield maintenance penalties or equity participations on the mortgage assets in the related trust fund.

                                 Each class of certificates, other than
                                 interest-only certificates and residual
                                 certificates which are only entitled to a residual interest in the trust fund, will have a stated principal balance. Each class of certificates, other than principal-only certificates and residual certificates, will accrue interest on its stated principal balance or, in the case of interest-only certificates, on a notional amount. Each class of certificates entitled to interest will accrue interest based on a fixed, variable or adjustable pass-through interest rate. The related prospectus supplement will specify the principal balance, notional amount and/or fixed pass-through interest rate, or, in the case of a variable or adjustable pass-through interest rate, the method for determining that rate, as applicable, for each class of offered certificates.

                                 The certificates will not be guaranteed or insured by anyone, unless otherwise provided in the related prospectus supplement. See "Risk Factors--The Assets of the Trust Fund may not be Sufficient to Pay Your Certificates" and "Description of the Certificates" in this prospectus.

Distributions of Interest on the
 Certificates ................   Interest on each class of offered
                                 certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, of each series will accrue at the applicable fixed, variable or adjustable pass-through interest rate on the principal balance or, in the case of certain classes of interest-only certificates, on the notional amount, outstanding from time to time.
                                 Interest will be distributed to you as provided in the related prospectus supplement on specified distribution dates. Distributions of interest with respect to one or more classes of accrual certificates may not begin until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of accrual certificates before the occurrence of that event will either be added to its principal balance or otherwise deferred.
                                 Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See "Risk
                                 Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and
                                 May Affect Your Yield"; "Yield and Maturity
                                 Considerations" and "Description of the
                                 Certificates--Distributions of Interest on the
                                 Certificates" in this prospectus.

Distributions of Principal of
 the Certificates ............   Each class of certificates of each series,
                                 other than certain classes of interest-only certificates and certain classes of residual certificates, will have a principal balance.
                                 The principal balance of a class of
                                 certificates will represent the maximum amount that you are entitled to receive as principal from future cash flows on the assets in the related trust fund.

                                 Distributions of principal with respect to one or more classes of certificates may:

                                 o be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

                                 o not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series;

                                 o be made, subject to certain limitations, based on a specified principal payment schedule resulting in a controlled amortization class of certificates; or

                                 o be contingent on the specified principal payment schedule for a controlled amortization class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received.

                                 Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class. See "Description of the
                                 Certificates--Distributions of Principal on the Certificates" in this prospectus.

Advances......................   If provided in the related prospectus
                                 supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on those mortgage loans. Any of the advances of principal and interest made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries from the related mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. If provided in the prospectus supplement for a series of certificates, any entity making these advances may be entitled to receive interest on those advances while they are outstanding, payable from amounts in the related trust fund. If a trust fund includes mortgage participations, pass-through certificates or other mortgage-backed securities, any comparable advancing obligation will be described in the related prospectus supplement. See "Description of the Certificates--Advances in Respect of
                                 Delinquencies" in this prospectus.

Termination...................   If so specified in the related prospectus
                                 supplement, the mortgage assets in the related trust fund may be sold, causing an early termination of a series of certificates in the manner set forth in the prospectus supplement.
                                 If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the party specified in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of the mortgage assets to retire the class or classes, as described in the related prospectus supplement.
                                 See "Description of the
                                 Certificates--Termination" in this prospectus.

Registration of Book-Entry
 Certificates ................   If so provided in the related prospectus
                                 supplement, one or more classes of the offered certificates of any series will be book-entry certificates offered through the facilities of The Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee of The
                                 Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See
                                 "Risk Factors--Book-Entry System for Certain
                                 Classes May Decrease Liquidity and Delay
                                 Payment" and "Description of the
                                 Certificates--Book-Entry

                                 Registration and Definitive Certificates" in this prospectus.

Certain Federal Income Tax
 Consequences.................   The federal income tax consequences to
                                 certificateholders will vary depending on whether one or more elections are made to treat the trust fund or specified portions of the trust fund as one or more "real estate mortgage investment conduits" (each, a "REMIC") under the provisions of the Internal Revenue Code.
                                 The prospectus supplement for each series of certificates will specify whether one or more
                                 REMIC elections will be made. See "Certain
                                 Federal Income Tax Consequences" in this prospectus.

Certain ERISA Considerations...  If you are a fiduciary of any retirement plans or certain other employee benefit plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and insurance company general and separate accounts in which those plans, accounts, annuities or arrangements are invested, that are subject to ERISA or Section 4975 of the Internal Revenue Code, you should carefully review with your legal advisors whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible either under ERISA or the Internal Revenue Code. See "Certain ERISA Considerations" in this prospectus and in the related prospectus supplement.

Legal Investment..............   The applicable prospectus supplement will
                                 specify whether the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market
                                 Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences to you of the purchase, ownership and sale of the offered certificates. See "Legal Investment" in this prospectus and in the related prospectus supplement.

Rating........................   At their dates of issuance, each class of
                                 offered certificates will be rated at least investment grade by one or more nationally recognized statistical rating agencies. See
                                 "Rating" in this prospectus and "Ratings" in the related prospectus supplement.

                                 RISK FACTORS

     You should carefully consider the following risks and the risks described under "Risk Factors" in the prospectus supplement for the applicable series of certificates before making an investment decision. In particular, distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans. Thus, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.


YOUR ABILITY TO RESELL CERTIFICATES MAY BE LIMITED BECAUSE OF THEIR CHARACTERISTICS

     We cannot assure you that a secondary market for the certificates will develop or, if it does develop, that it will provide you with liquidity of investment or will continue for the life of your certificates. The prospectus supplement for any series of offered certificates may indicate that an underwriter intends to make a secondary market in those offered certificates; however, no underwriter will be obligated to do so. Any resulting secondary market may provide you with less liquidity than any comparable market for certificates that evidence interests in single-family mortgage loans.

     The primary source of ongoing information regarding the offered certificates of any series, including information regarding the status of the related mortgage assets and any credit support for your certificates, will be the periodic reports delivered to you. See "Description of the Certificates--Reports to Certificateholders" in this prospectus. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. The limited nature of the available information in respect of a series of offered certificates may adversely affect its liquidity, even if a secondary market for those certificates does develop.

     Even if a secondary market does develop with respect to any series or class of certificates, the market value of those certificates will be affected by several factors, including:

     o  The perceived liquidity of the certificates;

     o The anticipated cash flow of the certificates, which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans and prevailing interest rates;

     o The price payable at any given time in respect of certain classes of offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates, particularly, for a class with a relatively long average life, a companion class to a controlled amortization class, a class of interest-only certificates or principal-only certificates; and


     o The relative change in price for an offered certificate in response to an upward or downward movement in prevailing interest rates may not equal the relative change in price for that certificate in response to an equal but opposite movement in those rates. Accordingly, the sale of your certificates in any secondary market that may develop may be at a discount from the price you paid.

     We are not aware of any source through which price information about the offered certificates will be generally available on an ongoing basis.

     Except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and the certificates of each series will be subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See "Description of the Certificates--Termination" in this prospectus.


THE ASSETS OF THE TRUST FUND MAY NOT BE SUFFICIENT TO PAY YOUR CERTIFICATES

     Unless otherwise specified in the related prospectus supplement,

     o The certificates of any series and the mortgage assets in the related trust fund will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person or entity; and

     o The certificates of any series will not represent a claim against or security interest in the trust funds for any other series.

     Accordingly, if the related trust fund has insufficient assets to make payments on a series of offered certificates, no other assets will be available to make those payments. Additionally, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund may be withdrawn under certain conditions, as described in the related prospectus supplement, for purposes other than the payment of principal of or interest on the related series of certificates. If so provided in the prospectus supplement for a series of certificates consisting of one or more classes of subordinate certificates, if losses or shortfalls in collections have occurred with respect to any distribution date, all or a portion of the amount of these losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in the prospectus supplement.


PREPAYMENTS OF THE MORTGAGE ASSETS WILL AFFECT THE TIMING OF YOUR CASH FLOW AND MAY AFFECT YOUR YIELD

     As a result of, among other things, prepayments on the mortgage loans in any trust fund, the amount and timing of distributions of principal and/or interest on the offered certificates of the related series may be highly unpredictable. Prepayments on the mortgage loans in any trust fund will result in a faster rate of principal payments on one or more classes of the related series of certificates than if payments on those mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans in a trust fund may affect the average life of one or more classes of offered certificates of the related series.

     The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax, legal and other factors. For example, if prevailing interest rates fall significantly below the mortgage interest rates of the mortgage loans included in a trust fund, then, subject to, among other things, the particular terms of the mortgage loans and the ability of borrowers to get new financing, principal prepayments on those mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates on those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage interest rates of the mortgage loans included in a trust fund, then principal prepayments on those mortgage loans are likely to be lower than if prevailing interest rates remain at or below the rates on those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans in any trust fund or that the rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans in any trust fund, the retirement of any class of certificates of the related series could occur significantly earlier or later than expected.

     The extent to which prepayments on the mortgage loans in any trust fund ultimately affect the average life of your certificates will depend on the terms of your certificates.

     o A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund increases the "call risk" or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

     o A class of certificates that entitles the holders of the certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund increases the likelihood of "extension risk" or an extended average life of that class if the rate of prepayment is relatively slow.

     As described in the related prospectus supplement, the respective entitlements of the various classes of certificate of any series to receive payments, especially prepayments, of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events such as the retirement of one or more classes of certificates of that series, or subject to certain contingencies such as the rate of prepayments and defaults with respect to those mortgage loans.

     A series of certificates may include one or more controlled amortization classes, which will entitle you to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle you to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, or may entitle you to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

     A series of certificates may include one or more classes of offered certificates offered at a premium or discount. Yields on those classes of certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans in the related trust fund. Where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, as with certain classes of interest-only certificates, you might fail to recover your original investment under some prepayment scenarios. The extent to which the yield to maturity of any class of offered certificates may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and the amount and timing of distributions on those certificates. You should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than the anticipated yield. See "Yield and Maturity Considerations" in this prospectus.

RATINGS DO NOT GUARANTEE PAYMENT AND DO NOT ADDRESS PREPAYMENT RISKS

     Any rating assigned to a class of offered certificates by a rating agency will only reflect its assessment of the probability that you will receive payments to which you are entitled. This rating will not constitute an assessment of the probability that:

     o  principal prepayments on the related mortgage loans will be made;

     o the degree to which the rate of prepayments might differ from the rate of prepayments that was originally anticipated; or

     o  the likelihood of early optional termination of the related trust fund.

     Furthermore, the rating will not address the possibility that prepayment of the related mortgage loans at a higher or lower rate than you anticipated may cause you to experience a lower than anticipated yield or that if you purchase a certificate at a significant premium you might fail to recover your initial investment under certain prepayment scenarios.

     The amount, type and nature of credit support, if any, provided with respect to a series of certificates will be determined on the basis of criteria established by each rating agency rating classes of the certificates of that series. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans. In other cases, the criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans in the related trust fund. However, we cannot assure you that those values will not decline in the future. See "Description of Credit Support" and "Rating" in this prospectus.

COMMERCIAL AND MULTIFAMILY MORTGAGE LOANS HAVE RISKS THAT MAY AFFECT PAYMENTS ON YOUR CERTIFICATES

     A description of risks associated with investments in mortgage loans is included under "Certain Legal Aspects of Mortgage Loans" in this prospectus. Commercial and multifamily lending generally exposes the lender to a greater risk of loss than one- to-four-family residential lending. Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than residential one-to four-family mortgage loans. Further, the repayment of loans secured by income producing properties is typically dependent upon the successful operation of the related real estate project. If the cash flow from the project is reduced (for example, if leases are not obtained or renewed), the borrower's ability to repay the loan may be impaired. Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties. A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from those mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

     Furthermore, the value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

     o Changes in general or local economic conditions and/or specific industry segments;

     o  Declines in real estate values;

     o  Declines in rental or occupancy rates;

     o Increases in interest rates, real estate tax rates and other operating expenses;

     o Changes in governmental rules, regulations and fiscal policies, including environmental legislation;

     o  Acts of God; and

     o Other factors beyond the control of a master servicer or special servicer.

     The type and use of a particular mortgaged property may present additional risk. For instance:

     o Mortgaged properties that operate as hospitals and nursing homes may present special risks to lenders due to the significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions.

     o Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator. Moreover, the transferability of a hotel's operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements.

     o The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building.

     The economic performance of mortgage loans that are secured by full service hotels, limited service hotels, hotels associated with national franchise chains, hotels associated with regional franchise chains and hotels that are not affiliated with any franchise chain but may have their own brand identity, are affected by various factors, including:

     o Adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged for a room and reduce occupancy levels);

     o  Construction of competing hotels or resorts;

     o Continuing expenditures for modernizing, refurbishing, and maintaining existing facilities prior to the expiration of their anticipated useful lives;

     o Deterioration in the financial strength or managerial capabilities of the owner and operator of a hotel; and

     o Changes in travel patterns caused by changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors.

     Additionally, the hotel and lodging industry is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses. The demand for particular accommodations may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, the construction of additional highways and other factors.

     The viability of any hotel property that is the franchisee of a national or regional chain depends in part on the continued existence and financial strength of the franchisor, the public perception of the franchise service mark and the duration of the franchise licensing agreements. The transferability of franchise license agreements may be restricted and, in the event of a foreclosure on that hotel property, the property would not have the right to use the franchise license without the franchisor's consent. Conversely, a lender may be unable to remove a franchisor that it desires to replace following a foreclosure. Further, in the event of a foreclosure on a hotel property, it is unlikely that the trustee (or servicer or special servicer) or purchaser of that hotel property would be entitled to the rights under any existing liquor license for that hotel property. It is more likely that those persons would have to apply for new licenses. We cannot assure you that a new license could be obtained or that it could be obtained promptly.

     Other multifamily properties, hotels, retail properties, office buildings, mobile home parks, nursing homes and self-storage facilities located in the areas of the mortgaged properties compete with the mortgaged properties to attract residents and customers. The leasing of real estate is highly competitive. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all lessors and developers of comparable types of real estate in the area in which the mortgaged property is located. Those lessors or developers could have lower rentals, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted at each mortgaged property may face competition from other industries and industry segments.

     It is anticipated that some or all of the mortgage loans included in any trust fund will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to that mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of those recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See "Certain Legal Aspects of Mortgage Loans--Foreclosure" in this prospectus.

     Further, the concentration of default, foreclosure and loss risks in individual mortgage loans in a particular trust fund will generally be greater than for pools of single-family loans because mortgage loans in a trust fund will generally consist of a smaller number of higher balance loans than would a pool of single-family loans of comparable aggregate unpaid principal balance.


BORROWERS MAY BE UNABLE TO MAKE BALLOON PAYMENTS

     Certain of the mortgage loans included in a trust fund may be non-amortizing or only partially amortizing over their terms to maturity and, thus, will require substantial principal payments (that is, balloon payments) at their stated maturity. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by:

     o  The value of the related mortgaged property;

     o The level of available mortgage interest rates at the time of sale or refinancing;

     o  The borrower's equity in the related mortgaged property;

     o The financial condition and operating history of the borrower and the related mortgaged property;

     o Tax laws and rent control laws, with respect to certain residential properties;

     o Medicaid and Medicare reimbursement rates, with respect to hospitals and nursing homes;

     o  Prevailing general economic conditions; and

     o The availability of credit for loans secured by multifamily or commercial real properties generally.

     Neither the depositor nor any of its affiliates will be required to refinance any mortgage loan.

     If described in this prospectus and in the related prospectus supplement, to maximize recoveries on defaulted mortgage loans, the master servicer or a special servicer may, within prescribed limits, extend and modify mortgage loans that are in default or as to which a payment default is reasonably foreseeable. While a master servicer or a special servicer generally will be required to determine that any extension or modification is reasonably likely to produce a greater recovery, taking into account the time value of money, than liquidation, we cannot assure you that any extension or modification will in fact increase the present value of receipts from or proceeds of the affected mortgage loans.


CREDIT SUPPORT MAY NOT COVER LOSSES

     The prospectus supplement for a series of certificates will describe any credit support provided for those certificates. Any use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement, and may not cover all potential losses or risks. For example, it may or may not cover fraud or negligence by a mortgage loan originator or other parties.

     A series of certificates may include one or more classes of subordinate certificates, if so provided in the related prospectus supplement. Although subordination is intended to reduce the risk to holders of senior certificates of delinquent distributions or ultimate losses, the amount of subordination will be limited and may decline under certain circumstances described in the related prospectus supplement. In addition, if principal payments on one or more classes of certificates of a series are made in a specified order of priority, any limits with respect to the aggregate amount of claims under any related credit support may be exhausted before the principal of the later paid classes of certificates of that series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon those subordinate classes of certificates. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series.

     The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more classes of certificates, will be determined on the basis of criteria established by each rating agency rating those classes of certificates. Such criteria will be based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the default, delinquency or loss experience on the related mortgage assets will not exceed the assumed levels. See "--Ratings Do Not Guarantee Payment and Do Not Address Prepayment Risks," "Description of the Certificates" and "Description of Credit Support" in this prospectus.


ASSIGNMENT OF LEASES AND RENTS MAY BE LIMITED BY STATE LAW

     Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender's ability to collect the rents may be adversely affected. See "Certain Legal Aspects of Mortgage Loans--Leases and Rents" in this prospectus.


FAILURE TO COMPLY WITH ENVIRONMENTAL LAW MAY RESULT IN ADDITIONAL LOSSES

     Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner or operator's liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at "off-site" locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person's hazardous substances were disposed.

     Under some environmental laws, such as the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as some state laws, a secured lender (such as the trust) may be liable as an "owner" or "operator" for the costs of dealing with hazardous substances affecting a borrower's or neighboring property, if agents or employees of the lender have participated in the management of the borrower's property. This liability could exist even if a previous owner caused the environmental damage. The trust's potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower's property, or control of its day-to-day operations, as for example through the appointment of a receiver. See "Certain Legal Aspects of Mortgage Loans--Environmental Risks" in this prospectus.


HAZARD INSURANCE MAY BE INSUFFICIENT TO COVER ALL LOSSES ON MORTGAGED
PROPERTIES

     Unless otherwise specified in a prospectus supplement, the master servicer for the related trust fund will be required to cause the borrower on each mortgage loan in that trust fund to maintain the insurance coverage in respect of the related mortgaged property required under the related mortgage, including hazard insurance. The master servicer may satisfy its obligation to cause hazard insurance to be maintained with respect to any mortgaged property through acquisition of a blanket policy.


POOR PROPERTY MANAGEMENT MAY ADVERSELY AFFECT THE PERFORMANCE OF THE RELATED MORTGAGED PROPERTY

     The successful operation of a real estate project also depends upon the performance and viability of the property manager. Properties deriving revenues primarily from short-term sources generally are more management intensive than properties leased to creditworthy tenants under long-term leases. The property manager is generally responsible for:

     o  operating the properties;

     o  providing building services;

     o  establishing and implementing the rental structure;

     o  managing operating expenses;

     o  responding to changes in the local market; and

     o advising the mortgagor with respect to maintenance and capital improvements.

     Property managers may not be in a financial condition to fulfill their management responsibilities.

     Certain of the mortgaged properties are managed by affiliates of the applicable mortgagor. If a mortgage loan is in default or undergoing special servicing, such relationship could disrupt the management of the underlying property. This may adversely affect cash flow. However, the mortgage loans generally permit the lender to remove the property manager upon the occurrence of an event of default, a decline in cash flow below a specified level or the failure to satisfy some other specified performance trigger.


ONE ACTION JURISDICTION MAY LIMIT THE ABILITY OF THE SERVICER TO FORECLOSE ON A MORTGAGED PROPERTY

     Several states (including California) have laws that prohibit more than one "one action" to enforce a mortgage obligation, and some courts have construed the term "one action" broadly. The special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund's rights under any of the mortgage loans that include mortgaged properties where the rule could be applicable.

     In the case of a mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such "one action" rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.

RIGHTS AGAINST TENANTS MAY BE LIMITED IF LEASES ARE NOT SUBORDINATE TO MORTGAGE OR DO NOT CONTAIN ATTORNMENT PROVISIONS

     Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants' leases were terminated (e.g., if such tenants were paying above-market rents).

     If a mortgage is subordinate to a lease, the lender will not (unless it has otherwise agreed with the tenant) possess the right to dispossess the tenant upon foreclosure of the property, and if the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards), the provisions of the lease will take precedence over the provisions of the mortgage.


IF MORTGAGED PROPERTIES ARE NOT IN COMPLIANCE WITH CURRENT ZONING LAWS RESTORATION FOLLOWING A CASUALTY LOSS MAY BE LIMITED

     Due to changes in applicable building and zoning ordinances and codes which have come into effect after the construction of improvements on certain of the mortgaged properties, some improvements may not comply fully with current zoning laws (including density, use, parking and set-back requirements) but qualify as permitted non-conforming uses. Such changes may limit the ability of the related mortgagor to rebuild the premises "as is" in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow. Insurance proceeds may not be sufficient to pay off such mortgage loan in full. In addition, if the mortgaged property were to be repaired or restored in conformity with then current law, its value could be less than the remaining balance on the mortgage loan and it may produce less revenue than before such repair or restoration.


INSPECTIONS OF THE MORTGAGED PROPERTIES WILL BE LIMITED

     The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.


COMPLIANCE WITH AMERICANS WITH DISABILITIES ACT MAY RESULT IN ADDITIONAL LOSSES

     Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet certain federal requirements related to access and use by disabled persons. To the extent the mortgaged properties do not comply with the act, the mortgagors may be required to incur costs to comply with the act. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants.



LITIGATION CONCERNS

     There may be legal proceedings pending and, from time to time, threatened against the mortgagors or their affiliates relating to the business of or arising out of the ordinary course of business of the mortgagors and their affiliates. There can be no assurance that such litigation will not have a material adverse effect on the distributions to certificateholders.

PROPERTY INSURANCE

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by:

     o  fire;

     o  lightning;

     o  explosion;

     o  smoke;

     o  windstorm and hail; and

     o  riot, strike and civil commotion.

     Each subject to the conditions and exclusions specified in each policy.

     The policies covering the mortgaged properties will be underwritten by different insurers under different state laws, and therefore will not contain identical terms and conditions. However, most policies do not typically cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, wet or dry rot, vermin, domestic animals and certain other kinds of risks. Unless the related mortgage specifically requires the mortgagor to insure against physical damage arising from those causes, those losses may be borne, at least in part, by the holders of one or more classes of offered certificates of the related series, to the extent they are not covered by any available credit support. See "Description of the Pooling Agreements--Hazard Insurance Policies" in this prospectus.


SOME CERTIFICATES MAY NOT BE APPROPRIATE FOR BENEFIT PLANS

     Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you are urged to consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of the offered certificates of any series. See "Certain ERISA Considerations" in this prospectus.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING RESIDUAL CERTIFICATES

     If you hold certain classes of certificates that constitute a residual interest in a "real estate mortgage investment conduit" for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" in this prospectus. Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC will continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you, as a holder of residual certificates, have received full payment of your stated interest and principal. A portion, or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as "excess inclusion" income to you, which:


     o generally, will not be subject to offset by losses from other activities;

     o if you are a tax-exempt holder, will be treated as unrelated business taxable income; and

     o if you are a foreign holder, will not qualify for exemption from withholding tax.

     If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics.


CERTAIN FEDERAL TAX CONSIDERATIONS REGARDING ORIGINAL ISSUE DISCOUNT

     Certain classes of certificates of a series may be issued with "original issue discount" for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. See "Certain Federal Income Tax
Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates" in this prospectus.


BANKRUPTCY PROCEEDINGS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action. In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.

     A bankruptcy court also may:

     o grant a debtor a reasonable time to cure a payment default on a mortgage loan;

     o  reduce monthly payments due under a mortgage loan;

     o  change the rate of interest due on a mortgage loan; or

     o  otherwise alter the mortgage loan's repayment schedule.

     Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien. Additionally, the borrower's trustee or the borrower, as debtor-in-possession, has certain special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

     Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower's assignment of rents and leases. The bankruptcy code also may interfere with the trustee's ability to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

     As a result of the foregoing, the trustee's recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.


BOOK-ENTRY SYSTEM FOR CERTAIN CLASSES MAY DECREASE LIQUIDITY AND DELAY PAYMENT

     If so provided in the related prospectus supplement, one or more classes of the offered certificates of any series will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Since transactions in the classes of book-entry certificates of any series generally can be effected only through The Depository Trust Company, and its participating organizations:

     o the liquidity of book-entry certificates in secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates;


     o your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates;

     o your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time; and

     o you may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC's participating organizations.

     See "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.


DELINQUENT AND NON-PERFORMING MORTGAGE LOANS COULD ADVERSELY AFFECT PAYMENTS ON YOUR CERTIFICATES

     If so provided in the related prospectus supplement, the trust fund for a particular series of certificates may include mortgage loans that are past due. In no event will the mortgage loans that are past due comprise 20 percent or more of the trust fund at the time the mortgage loans are transferred to the trust fund. None of the mortgage loans will be non-performing (i.e., more than 90 days delinquent or in foreclosure) at the time the mortgage loans are transferred by the Depositor to a trust fund for a series. If so specified in the related prospectus supplement, a special servicer may perform the servicing of delinquent mortgage loans or mortgage loans that become non-performing after the time they are transferred to a trust fund. Credit support provided with respect to a particular series of certificates may not cover all losses related to those delinquent or non-performing mortgage loans. You should consider the risk that the inclusion of those mortgage loans in the trust fund may adversely affect the rate of defaults and prepayments on the mortgage assets in the trust fund and the yield on your certificates of that series. See "Description of the Trust Funds--Mortgage Loans--General" in this prospectus.

                        DESCRIPTION OF THE TRUST FUNDS


GENERAL

     The primary assets of each trust fund will consist of:

     1. various types of multifamily or commercial mortgage loans,

     2. mortgage participations, pass-through certificates or other mortgage-backed securities ("MBS") that evidence interests in, or that are secured by pledges of, one or more of various types of multifamily or commercial mortgage loans, or

     3. a combination of mortgage loans and MBS.

     J.P. Morgan Chase Commercial Mortgage Securities Corp. (the "Depositor") will establish each trust fund. Each mortgage asset will be selected by the Depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a prior holder of the mortgage asset (a "Mortgage Asset Seller"), which prior holder may or may not be the originator of that mortgage loan or the issuer of that MBS and may be our affiliate. The mortgage assets will not be guaranteed or insured by the Depositor or any of its affiliates or, unless otherwise provided in the related prospectus supplement, by any governmental agency or instrumentality or by any other person. The discussion under the heading "--Mortgage Loans" below, unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.


MORTGAGE LOANS

     General. The mortgage loans will be evidenced by promissory notes (the "Mortgage Notes") secured by mortgages, deeds of trust or similar security instruments (the "Mortgages") that create liens on fee or leasehold estates in properties (the "Mortgaged Properties") consisting of

     o Residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures; or

     o Office buildings, retail stores and establishments, hotels or motels, nursing homes, assisted living facilities, continuum care facilities, day care centers, schools, hospitals or other healthcare related facilities, mobile home parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, distribution centers, transportation centers, industrial plants, parking facilities, entertainment and/or recreation facilities, mixed use properties and/or unimproved land.

     The multifamily properties may include mixed commercial and residential structures, apartment buildings owned by private cooperative housing corporations ("Cooperatives"), and shares of the Cooperative allocable to one or more dwelling units occupied by non-owner tenants or to vacant units. Each Mortgage will create a first priority or junior priority mortgage lien on a borrower's fee estate in a Mortgaged Property. If a Mortgage creates a lien on a borrower's leasehold estate in a property, then, unless otherwise specified in the related prospectus supplement, the term of that leasehold will exceed the term of the Mortgage Note by at least two years. Unless otherwise specified in the related prospectus supplement, a person other than the Depositor will have originated each mortgage loan, and the originator may be or may have been an affiliate of the Depositor.

     If so specified in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans made on the security of real estate projects under construction. In that case, the related prospectus supplement will describe the procedures and timing for making disbursements from construction reserve funds as portions of the related real estate project are completed. In addition, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent or non-performing as of the date those certificates are issued. In that case, the related prospectus supplement will set forth, as to those mortgage loans, available information as to the period of the delinquency or non-performance of those loans, any forbearance arrangement then in effect, the condition of the related Mortgaged Property and the ability of the Mortgaged Property to generate income to service the mortgage debt.

     Default and Loss Considerations with Respect to the Mortgage
Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of that property (that is, its ability to generate income). Moreover, some or all of the mortgage loans included in a particular trust fund may be non-recourse loans, which means that, absent special facts, recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure repayment of the mortgage loan.

     Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the "Debt Service Coverage Ratio" of a mortgage loan at any given time is the ratio of (1) the Net Operating Income derived from the related Mortgaged Property for a twelve-month period to (2) the annualized scheduled payments on the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property. Unless otherwise defined in the related prospectus supplement, "Net Operating Income" means, for any given period, the total operating revenues derived from a Mortgaged Property during that period, minus the total operating expenses incurred in respect of that Mortgaged Property during that period other than:

     o  non-cash items such as depreciation and amortization,

     o  capital expenditures, and

     o debt service on the related mortgage loan or on any other loans that are secured by that Mortgaged Property.

     The Net Operating Income of a Mortgaged Property will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a Cooperative apartment building, maintenance payments from tenant-stockholders of a Cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain healthcare-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial plants. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of a commercial property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on those properties may pose greater risks than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

     Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of Mortgaged Properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses ("Net Leases"). However, the existence of these "net of expense" provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

     Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating risk of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the "Loan-to-Value Ratio" of a mortgage loan at any given time is the ratio (expressed as a percentage) of

     o the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related Mortgaged Property to

     o  the Value of the related Mortgaged Property.

     The "Value" of a Mortgaged Property is generally its fair market value determined in an appraisal obtained by the originator at the origination of that loan. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower's equity in a Mortgaged Property, and thus

     (a) the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect its equity); and

     (b) the greater the cushion provided to the lender against loss on liquidation following a default.

     Loan-to-Value Ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a Mortgaged Property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions, the real estate market and other factors described in this prospectus. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on:

     o the market comparison method (which compares recent resale value of comparable properties at the date of the appraisal),

     o the cost replacement method which calculates the cost of replacing the property at that date,

     o the income capitalization method which projects value based upon the property's projected net cash flow, or

     o upon a selection from or interpolation of the values derived from those methods.

     Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

     While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of these factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See "Risk Factors--Commercial and Multifamily Mortgage Loans Have Risks that May Affect Payments on Your Certificates" and "--Borrowers May Be Unable to Make Balloon Payments" in this prospectus.

     Payment Provisions of the Mortgage Loans. In general, each mortgage loan:

     o will provide for scheduled payments of principal, interest or both, to be made on specified dates ("Due Dates") that occur monthly, quarterly, semi-annually or annually,

     o may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower's election from an adjustable to a fixed interest rate, or from a fixed to an adjustable interest rate,

     o may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

     o may be fully amortizing or partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

     o may prohibit over its term or for a certain period prepayments (the period of that prohibition, a "Lock-out Period" and its date of expiration, a "Lock-out Date") and/or require payment of a premium or a yield maintenance penalty (a "Prepayment Premium") in connection with certain prepayments, in each case as described in the related prospectus supplement.

     A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related Mortgaged Property, or profits realized from the operation or disposition of that Mortgaged Property or the benefit, if any, resulting from the refinancing of the mortgage loan (this provision, an "Equity Participation"), as described in the related prospectus supplement. If holders of any class or classes of offered certificates of a series will be entitled to all or a portion of an Equity Participation in addition to payments of interest on and/or principal of those offered certificates, the related prospectus supplement will describe the Equity Participation and the method or methods by which distributions will be made to holders of those certificates.

     Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans in the related trust fund, which will generally be current as of a date specified in the related prospectus supplement and which, to the extent then applicable and specifically known to the Depositor, will include the following:

     o the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

     o the type or types of property that provide security for repayment of the mortgage loans,

     o the earliest and latest origination date and maturity date of the mortgage loans,

     o the original and remaining terms to maturity of the mortgage loans, or the respective ranges of remaining terms to maturity, and the weighted average original and remaining terms to maturity of the mortgage loans,

     o the original Loan-to-Value Ratios of the mortgage loans, or the range of the Loan-to-Value Ratios, and the weighted average original Loan-to-Value Ratio of the mortgage loans,

     o the interest rates borne by the mortgage loans, or range of the interest rates, and the weighted average interest rate borne by the mortgage loans,

     o with respect to mortgage loans with adjustable mortgage interest rates ("ARM Loans"), the index or indices upon which those adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on mortgage interest rate adjustments at the time of any adjustment and over the life of the ARM Loan,

     o information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

     o the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range of the Debt Service Coverage Ratios, and the weighted average of the Debt Service Coverage Ratios, and

     o the geographic distribution of the Mortgaged Properties on a state-by-state basis.

     In appropriate cases, the related prospectus supplement will also contain certain information available to the Depositor that pertains to the provisions of leases and the nature of tenants of the Mortgaged Properties. If we are unable to tabulate the specific information described above at the time offered certificates of a series are initially offered, we will provide more general information of the nature described above in the related prospectus supplement, and specific information will be set forth in a report which we will make available to purchasers of those certificates at or before the initial issuance of the certificates and will be filed as part of a Current Report on Form 8-K with the Securities and Exchange Commission within fifteen days following that issuance.


MBS

     MBS may include:

     o private (that is, not guaranteed or insured by the United States or any agency or instrumentality of the United States) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or


     o certificates insured or guaranteed by the Federal Home Loan Mortgage Corporation ("FHLMC"), the Federal National Mortgage Association ("FNMA"), the Governmental National Mortgage Association ("GNMA") or the Federal Agricultural Mortgage Corporation ("FAMC") provided that, unless otherwise specified in the related prospectus supplement, each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus.

     Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an "MBS Agreement"). The issuer of the MBS (the "MBS Issuer") and/or the servicer of the underlying mortgage loans (the "MBS Servicer") will have entered into the MBS Agreement, generally with a trustee (the "MBS Trustee") or, in the alternative, with the original purchaser or purchasers of the MBS.

     The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described in this prospectus. The MBS Issuer, the MBS Servicer or the MBS Trustee will make distributions in respect of the MBS on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

     Reserve funds, subordination or other credit support similar to that described for the certificates under "Description of Credit Support" may have been provided with respect to the MBS. The type, characteristics and amount of credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

     The prospectus supplement for a series of certificates that evidence interests in MBS will specify, to the extent available:

     o the aggregate approximate initial and outstanding principal amount and type of the MBS to be included in the trust fund,

     o the original and remaining term to stated maturity of the MBS, if applicable,

     o the pass-through or bond rate of the MBS or the formula for determining the rates,

     o  the payment characteristics of the MBS,

     o  the MBS Issuer, MBS Servicer and MBS Trustee, as applicable,

     o  a description of the credit support, if any,

     o the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

     o the terms on which mortgage loans may be substituted for those originally underlying the MBS,

     o the type of mortgage loans underlying the MBS and, to the extent available to the Depositor and appropriate under the circumstances, the other information in respect of the underlying mortgage loans described under "--Mortgage Loans--Mortgage Loan Information in Prospectus Supplements" above, and

     o  the characteristics of any cash flow agreements that relate to the MBS.


CERTIFICATE ACCOUNTS

     Each trust fund will include one or more certificate accounts established and maintained on behalf of the certificateholders into which the person or persons designated in the related prospectus supplement will, to the extent described in this prospectus and in that prospectus supplement, deposit all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund. A certificate account may be maintained as an interest bearing or a non-interest bearing account, and funds held in a certificate account may be held as cash or invested in certain obligations acceptable to each rating agency rating one or more classes of the related series of offered certificates.


CREDIT SUPPORT

     If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of that series in the form of subordination of one or more other classes of certificates of that series or by one or more other types of credit support, such as letters of credit, overcollateralization, insurance policies, guarantees, surety bonds or reserve funds, or a combination of them. The amount and types of credit support, the identification of the entity providing it (if applicable) and related information with respect to each type of credit support, if any, will be set forth in the prospectus supplement for a series of certificates. See "Risk Factors--Credit Support May Not Cover Losses" and "Description of Credit Support" in this prospectus.


CASH FLOW AGREEMENTS

     If so provided in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for those series will be invested at a specified rate. The trust fund may also include interest rate exchange agreements, interest rate cap or floor agreements, or currency exchange agreements, which agreements are designed to reduce the effects of interest rate or currency exchange rate fluctuations on the mortgage assets on one or more classes of certificates. The principal terms of a guaranteed investment contract or other agreement (any of these agreements, a "Cash Flow Agreement"), and the identity of the Cash Flow Agreement obligor, will be described in the prospectus supplement for a series of certificates.

                       YIELD AND MATURITY CONSIDERATIONS


GENERAL

     The yield on any offered certificate will depend on the price you paid, the fixed, variable or adjustable pass-through interest rate of the certificate and the amount and timing of distributions on the certificate. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" in this prospectus. The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect that the MBS payment characteristics may have on the yield to maturity and weighted average lives of the offered certificates of the related series.


PASS-THROUGH RATE

     The certificates of any class within a series may have a fixed, variable or adjustable pass-through interest rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify the pass-through interest rate for each class of offered certificates of that series or, in the case of a class of offered certificates with a variable or adjustable pass-through interest rate, the method of determining the pass-through interest rate; the effect, if any, of the prepayment of any mortgage loan on the pass-through interest rate of one or more classes of offered certificates; and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.


PAYMENT DELAYS

     With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related trust fund are due and the distribution date on which those payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on those mortgage loans were distributed to certificateholders on or near the date they were due.


CERTAIN SHORTFALLS IN COLLECTIONS OF INTEREST

     When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of that prepayment only through the date of prepayment, instead of through the Due Date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable on them on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective Due Dates during the related Due Period. Unless otherwise specified in the prospectus supplement for a series of certificates, a "Due Period" is a specified time period generally corresponding in length to the time period between distribution dates, and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the "Determination Date") or otherwise advanced by the related master servicer or other specified person, be distributed to the holders of the certificates of that series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but that prepayment is not accompanied by interest on it to the Due Date for that mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (that shortfall, a "Prepayment Interest Shortfall") than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If that shortfall is allocated to a class of offered certificates, their yield will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which those shortfalls will be allocated among the classes of those certificates. If so specified in the prospectus supplement for a series of certificates, the master servicer for that series will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of those shortfalls. The related prospectus supplement will also describe any other amounts available to offset those shortfalls. See "Description of the Pooling Agreements--Servicing Compensation and Payment of Expenses" in this prospectus.


YIELD AND PREPAYMENT CONSIDERATIONS

     A certificate's yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation of principal to reduce the principal balance (or notional amount, if applicable) of that certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules of the mortgage loans (which, in the case of ARM Loans, may change periodically to accommodate adjustments to their mortgage interest rates), the dates on which any balloon payments are due, and the rate of principal prepayments on them (including for this purpose, prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described more fully below), we cannot assure you as to that rate.

     The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on those certificates, or, in the case of a class of interest-only certificates, result in the reduction of its notional amount. An investor should consider, in the case of any offered certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to that investor that is lower than the anticipated yield and, in the case of any offered certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on those mortgage loans could result in an actual yield to that investor that is lower than the anticipated yield. In addition, if an investor purchases an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of that investor's offered certificates at a rate slower (or faster) than the rate anticipated by the investor during any particular period, the consequent adverse effects on that investor's yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

     A class of certificates, including a class of offered certificates, may provide that on any distribution date the holders of those certificates are entitled to a pro rata share of the prepayments on the mortgage loans in the related trust fund that are distributable on that date, to a disproportionately large share (which, in some cases, may be all) of those prepayments, or to a disproportionately small share (which, in some cases, may be none) of those prepayments. As described in the related prospectus supplement, the respective entitlements of the various classes of certificates of any series to receive distributions in respect of payments (and, in particular, prepayments) of principal of the mortgage loans in the related trust fund may vary based on the occurrence of certain events, such as, the retirement of one or more classes of certificates of that series, or subject to certain contingencies, such as, prepayment and default rates with respect to those mortgage loans.

     In general, the notional amount of a class of interest-only certificates will either (1) be based on the principal balances of some or all of the mortgage assets in the related trust fund or (2) equal the principal balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on those interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on those mortgage assets or distributions are made in reduction of the principal balances of those classes of certificates, as the case may be.

     Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on those mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include those certificates, the related prospectus supplement will include a table showing the effect of various assumed levels of prepayment on yields on those certificates. Those tables will be intended to illustrate the sensitivity of yields to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

     We are not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a group of multifamily or commercial mortgage loans. However, the extent of prepayments of principal of the mortgage loans in any trust fund may be affected by factors such as:

     o  the availability of mortgage credit,

     o the relative economic vitality of the area in which the Mortgaged Properties are located,

     o  the quality of management of the Mortgaged Properties,

     o  the servicing of the mortgage loans,

     o  possible changes in tax laws and other opportunities for investment,

     o  the existence of Lock-out Periods,

     o requirements that principal prepayments be accompanied by Prepayment Premiums, and

     o  by the extent to which these provisions may be practicably enforced.

     The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage loan's interest rate, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of ARM Loans, as prevailing market interest rates decline, and without regard to whether the mortgage interest rates on the ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" that rate or (2) taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

     Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell Mortgaged Properties in order to realize their equity in the Mortgaged Properties, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell Mortgaged Properties prior to the exhaustion of tax depreciation benefits. We will make no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of those factors, as to the percentage of the principal balance of the mortgage loans that will be paid as of any date or as to the overall rate of prepayment on the mortgage loans.

WEIGHTED AVERAGE LIFE AND MATURITY

     The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of that series. Weighted average life refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of that instrument is repaid to the investor.

     The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes voluntary prepayments, liquidations due to default and purchases of mortgage loans out of the related trust fund), is paid to that class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate ("CPR") prepayment model or the Standard Prepayment Assumption ("SPA") prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans for the life of those loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of the loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

     Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

     The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of those series and the percentage of the initial principal balance of each class that would be outstanding on specified distribution dates based on the assumptions stated in that prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at other rates specified in that prospectus supplement. Those tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.


CONTROLLED AMORTIZATION CLASSES AND COMPANION CLASSES

     A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund. Unless otherwise specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class. In general, a planned amortization class has a "prepayment collar," that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates. That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans. Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb "excesses" or "shortfalls" in principal payments on the underlying mortgage loans. If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class. A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule. A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

     Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates. Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow. Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the "call risk" and/or "extension risk" that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.


OTHER FACTORS AFFECTING YIELD, WEIGHTED AVERAGE LIFE AND MATURITY

     Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related Mortgaged Property, there is a risk that mortgage loans that require balloon payments may default at maturity, or that the maturity of that mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or a special servicer, to the extent and under the circumstances set forth in this prospectus and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of your certificates and, if those certificates were purchased at a discount, reduce your yield.

     Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur. A mortgage loan that provides for the payment of interest calculated at a rate lower than the rate at which interest accrues on it would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. This slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. In addition, negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable on them, which deferred interest may be added to the principal balance of the certificates. Accordingly, the weighted average lives of mortgage loans that permit negative amortization and that of the classes of certificates to which the negative amortization would be allocated or that would bear the effects of a slower rate of amortization on those mortgage loans, may increase as a result of that feature.

     Negative amortization also may occur in respect of an ARM Loan that limits the amount by which its scheduled payment may adjust in response to a change in its mortgage interest rate, provides that its scheduled payment will adjust less frequently than its mortgage interest rate or provides for constant scheduled payments notwithstanding adjustments to its mortgage interest rate. Accordingly, during a period of declining interest rates, the scheduled payment on that mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable mortgage interest rate, thereby resulting in the accelerated amortization of that mortgage loan. This acceleration in amortization of its principal balance will shorten the weighted average life of that mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on that mortgage loan.

     The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon (1) whether that offered certificate was purchased at a premium or a discount and (2) the extent to which the payment characteristics of those mortgage loans delay or accelerate the distributions of principal on that certificate or, in the case of an interest-only certificate, delay or accelerate the amortization of the notional amount of that certificate. See "--Yield and Prepayment Considerations" above.

     Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

     Losses and Shortfalls on the Mortgage Assets. The yield on your certificates will directly depend on the extent to which you are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of those losses and shortfalls. In general, the earlier that any loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects of the shortfall.

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among those classes of certificates.

     The yield to maturity on a class of Subordinate Certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

     Additional Certificate Amortization. In addition to entitling the holders of one or more classes of a series of certificates to a specified portion, which may during specified periods range from none to all, of the principal payments received on the mortgage assets in the related trust fund, one or more classes of certificates of any series, including one or more classes of offered certificates of those series, may provide for distributions of principal of those certificates from:

     1. amounts attributable to interest accrued but not currently distributable on one or more classes of accrual certificates,

     2.  Excess Funds, or

     3.  any other amounts described in the related prospectus supplement.

     Unless otherwise specified in the related prospectus supplement, "Excess Funds" will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent (1) interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of that series, or (2) Prepayment Premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest on, or principal of, those certificates.

     The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of those certificates and, if those certificates were purchased at a premium, reduce the yield on those certificates. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of those sources would have any material effect on the rate at which those certificates are amortized.

     Optional Early Termination. If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, the specified party may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire that class or classes, as set forth in the related prospectus supplement. In the absence of other factors, any early retirement of a class of offered certificates would shorten the weighted average life of those certificates and, if those certificates were purchased at premium, reduce the yield on those certificates.


                                 THE DEPOSITOR

     J.P. Morgan Chase Commercial Mortgage Securities Corp., the Depositor, is a Delaware corporation organized on September 19, 1994. The Depositor is a wholly owned subsidiary of JPMorgan Chase Bank, a New York banking corporation, which is a wholly owned subsidiary of J.P. Morgan Chase & Co., a Delaware corporation. The Depositor maintains its principal office at 270 Park Avenue, New York, New York 10017. Its telephone number is (212) 834-9299. The Depositor does not have, nor is it expected in the future to have, any significant assets.


                                USE OF PROCEEDS

     We will apply the net proceeds to be received from the sale of the certificates of any series to the purchase of trust assets or use the net proceeds for general corporate purposes. We expect to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets we have acquired, prevailing interest rates, availability of funds and general market conditions.

                        DESCRIPTION OF THE CERTIFICATES


GENERAL

     Each series of certificates will represent the entire beneficial ownership interest in a trust fund. As described in the related prospectus supplement, the certificates of each series, including the offered certificates of that series, may consist of one or more classes of certificates that, among other things:

     o provide for the accrual of interest on the certificates at a fixed, variable or adjustable rate;

     o are senior (collectively, "Senior Certificates") or subordinate (collectively, "Subordinate Certificates") to one or more other classes of certificates in entitlement to certain distributions on the certificates;

     o are principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest;

     o are interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal;

     o provide for distributions of interest on, or principal of, those certificates that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of that series;

     o provide for distributions of principal of those certificates to be made, from time to time or for designated periods, at a rate that is faster, and, in some cases, substantially faster, or slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

     o provide for controlled distributions of principal of those certificates to be made based on a specified payment schedule or other methodology, subject to available funds; or

     o provide for distributions based on collections of Prepayment Premiums and Equity Participations on the mortgage assets in the related trust fund.

     Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or residual certificates, notional amounts or percentage interests, specified in the related prospectus supplement. As provided in the related prospectus supplement, one or more classes of offered certificates of any series may be issued in fully registered, definitive form (those certificates, "Definitive Certificates") or may be offered in book-entry format (those certificates, "Book-Entry Certificates") through the facilities of The Depository Trust Company ("DTC"). The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. See "Risk Factors--Your Ability to Resell Certificates may be Limited Because of Their Characteristics" and "--Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment" in this prospectus.


DISTRIBUTIONS

     Distributions on the certificates of each series will be made on each distribution date as specified in the related prospectus supplement from the Available Distribution Amount for that series and that distribution date. Unless otherwise provided in the related prospectus supplement, the "Available Distribution Amount" for any series of certificates and any distribution date will refer to the total of all payments or other collections on or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of that series on that date. The particular components of the Available Distribution Amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

     Except as otherwise specified in the related prospectus supplement, distributions on the certificates of each series, other than the final distribution in retirement of that certificate, will be made to the persons in whose names those certificates are registered at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (the "Record Date"), and the amount of each distribution will be determined as of the close of business on the Determination Date specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in that class. Payments will be made either by wire transfer in immediately available funds to your account at a bank or other entity having appropriate facilities for the transfer, if you have provided the person required to make those payments with wiring instructions no later than the date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, that you hold certificates in the amount or denomination specified in the prospectus supplement), or by check mailed to the address of that certificateholder as it appears on the certificate register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of those certificates at the location specified in the notice to certificateholders of the final distribution.


DISTRIBUTIONS OF INTEREST ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of principal-only certificates and residual certificates ("Residual Certificates") that have no pass-through interest rate, may have a different pass-through interest rate, which in each case may be fixed, variable or adjustable. The related prospectus supplement will specify the pass-through interest rate or, in the case of a variable or adjustable pass-through interest rate, the method for determining the pass-through interest rate, for each class. Unless otherwise specified in the related prospectus supplement, interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

     Distributions of interest in respect of any class of certificates (other than certain classes of certificates that will be entitled to distributions of accrued interest commencing only on the distribution date, or under the circumstances specified in the related prospectus supplement ("Accrual Certificates"), and other than any class of principal-only certificates or Residual Certificates which are not entitled to distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for that class and that distribution date, subject to the sufficiency of the portion of the Available Distribution Amount allocable to that class on that distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on that class will be added to the principal balance of those certificates on each distribution date. With respect to each class of certificates, other than certain classes of interest-only certificates and certain classes of residual certificates, the "Accrued Certificate Interest" for each distribution date will be equal to interest at the applicable pass-through interest rate accrued for a specified time period generally corresponding in length to the time period between distribution dates, on the outstanding principal balance of that class of certificates immediately prior to that distribution date.

     Unless otherwise provided in the related prospectus supplement, the Accrued Certificate Interest for each distribution date on a class of interest-only certificates will be similarly calculated except that it will accrue on a notional amount that is either:

     1. based on the principal balances of some or all of the mortgage assets in the related trust fund,

     2. equal to the principal balances of one or more other classes of certificates of the same series, or

     3.  an amount or amounts specified in the applicable prospectus supplement.

     Reference to a notional amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal. If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on, or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of, one or more classes of the certificates of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus, exceed the amount of any sums that are applied to offset the amount of those shortfalls. The particular manner in which those shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the principal balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. Unless otherwise provided in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to that class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the principal balance of that class. See "Risk Factors--Prepayments of the Mortgage Assets will Affect the Timing of Your Cash Flow and May Affect Your Yield" and "Yield and Maturity Considerations" in this prospectus.


DISTRIBUTIONS OF PRINCIPAL ON THE CERTIFICATES

     Each class of certificates of each series, other than certain classes of interest-only certificates and Residual Certificates, will have a principal balance which, at any time, will equal the then maximum amount that the holders of certificates of that class will be entitled to receive in respect of principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding principal balance of a class of certificates will be reduced by distributions of principal made on the certificates from time to time and, if so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding principal balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated to that class from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest on the certificates are required to commence, by the amount of any Accrued Certificate Interest in respect of those certificates (reduced as described above). The initial principal balance of each class of a series of certificates will be specified in the related prospectus supplement. As described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of that series entitled thereto until the principal balances of those certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster, and, in some cases, substantially faster, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, including the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower, and, in some cases, substantially slower, than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more classes of certificates may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Unless otherwise specified in the related prospectus supplement, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of that class.


DISTRIBUTIONS ON THE CERTIFICATES IN RESPECT OF PREPAYMENT PREMIUMS OR IN RESPECT OF EQUITY PARTICIPATIONS

     If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in that prospectus supplement.


ALLOCATION OF LOSSES AND SHORTFALLS

     The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund, to the extent not covered or offset by draws on any reserve fund or under any instrument of credit support, will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, those allocations may be effected by a reduction in the entitlements to interest and/or principal balances of one or more classes of certificates, or by establishing a priority of payments among the classes of certificates.


ADVANCES IN RESPECT OF DELINQUENCIES

     If provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, a special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related certificate account that are not part of the Available Distribution Amount for the related series of certificates for that distribution date, an amount up to the aggregate of any payments of principal, other than any balloon payments, and interest that were due on or in respect of those mortgage loans during the related Due Period and were delinquent on the related Determination Date.

     Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity's own funds will be reimbursable out of related recoveries on the mortgage loans, including amounts received under any instrument of credit support, respecting which those advances were made (as to any mortgage loan, "Related Proceeds") and those other specific sources as may be identified in the related prospectus supplement, including in the case of a series that includes one or more classes of Subordinate Certificates, collections on other mortgage loans in the related trust fund that would otherwise be distributable to the holders of one or more classes of those Subordinate Certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the good faith judgment of the master servicer, special servicer or trustee, as the case may be, that advance would not be recoverable from Related Proceeds or another specifically identified source (each, a "Nonrecoverable Advance"); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable to the advancing party from any amounts in the related certificate account prior to any distributions being made to the related series of certificateholders.

     If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a certificate account, the advancing party will be required to replace those funds in that certificate account on any future distribution date to the extent that funds in that certificate account on that distribution date are less than payments required to be made to the related series of certificateholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of a surety bond, and the identity of any obligor on that surety bond, will be set forth in the related prospectus supplement.

     If so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on those advances for the period that those advances are outstanding at the rate specified in that prospectus supplement, and that entity will be entitled to payment of that interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise described in the prospectus supplement.

     The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation.


REPORTS TO CERTIFICATEHOLDERS

     On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer or trustee, as provided in the related prospectus supplement, will forward to each holder a statement (a "Distribution Date Statement") that, unless otherwise provided in the related prospectus supplement, will set forth, among other things, in each case to the extent applicable:

     o the amount of that distribution to holders of that class of offered certificates that was applied to reduce the principal balance of those certificates, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount of that distribution to holders of that class of offered certificates that is allocable to Accrued Certificate Interest, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, of that distribution to holders of that class of offered certificates that is allocable to (A) Prepayment Premiums and
        (B) payments on account of Equity Participations, expressed as a dollar amount per minimum denomination of the relevant class of offered certificates or per a specified portion of that minimum denomination;

     o the amount, if any, by which that distribution is less than the amounts to which holders of that class of offered certificates are entitled;

     o if the related trust fund includes mortgage loans, the aggregate amount of advances included in that distribution;

     o if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and other customary information as the reporting party deems necessary or desirable, or that a certificateholder reasonably requests, to enable certificateholders to prepare their tax returns;

     o information regarding the aggregate principal balance of the related mortgage assets on or about that distribution date;

     o if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of those mortgage loans that are delinquent in varying degrees;

     o if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to those mortgage loans during the specified period, generally equal in length to the time period between distribution dates, during which prepayments and other unscheduled collections on the mortgage loans in the related trust fund must be received in order to be distributed on a particular distribution date;

     o the principal balance or notional amount, as the case may be, of each class of certificates (including any class of certificates not offered hereby) at the close of business on that distribution date, separately identifying any reduction in that principal balance or notional amount due to the allocation of any losses in respect of the related mortgage assets, any increase in that principal balance or notional amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the principal balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to that balance;

     o if the class of offered certificates has a variable pass-through interest rate or an adjustable pass-through interest rate, the pass-through interest rate applicable to that class for that distribution date and, if determinable, for the next succeeding distribution date;

     o the amount deposited in or withdrawn from any reserve fund on that distribution date, and the amount remaining on deposit in that reserve fund as of the close of business on that distribution date;

     o if the related trust fund includes one or more instruments of credit support, like a letter of credit, an insurance policy and/or a surety bond, the amount of coverage under that instrument as of the close of business on that distribution date; and

     o to the extent not otherwise reflected through the information furnished as described above, the amount of credit support being afforded by any classes of Subordinate Certificates.

     The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of that series.

     Within a reasonable period of time after the end of each calendar year, the master servicer or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of that series a statement containing the information set forth in the first three categories described above, aggregated for that calendar year or the applicable portion of that year during which that person was a certificateholder. This obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Internal Revenue Code of 1986, as amended (the "Code"), as are from time to time in force. See, however, "Description of the Certificates--Book-Entry Registration and Definitive Certificates" in this prospectus.

     If the trust fund for a series of certificates includes MBS, the ability of the related master servicer or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying that MBS will depend on the reports received with respect to that MBS. In those cases, the related prospectus supplement will describe the loan-specific information to be included in the distribution date statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them.


VOTING RIGHTS

     The voting rights evidenced by each series of certificates will be allocated among the respective classes of that series in the manner described in the related prospectus supplement.

     Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the agreement pursuant to which the certificates are issued and as otherwise specified in the related prospectus supplement. See "Description of the Pooling Agreements--Amendment" in this prospectus. The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute an event of default on the part of the related master servicer. See "Description of the Pooling Agreements--Events of Default," and "--Resignation and Removal of the Trustee" in this prospectus.


TERMINATION

     The obligations created by the pooling and servicing or other agreement creating a series of certificates will terminate following:

     o the final payment or other liquidation of the last mortgage asset underlying the series or the disposition of all property acquired upon foreclosure of any mortgage loan underlying the series, and

     o the payment to the certificateholders of the series of all amounts required to be paid to them.

     Written notice of termination will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of that series at the location to be specified in the notice of termination.

     If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the repurchase of the mortgage assets in the related trust fund by the party or parties specified in the prospectus supplement, in the manner set forth in the prospectus supplement. If so provided in the related prospectus supplement, upon the reduction of the principal balance of a specified class or classes of certificates by a specified percentage or amount, a party designated in the prospectus supplement may be authorized or required to bid for or solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of those mortgage assets to retire those class or classes, in the manner set forth in the prospectus supplement.


BOOK-ENTRY REGISTRATION AND DEFINITIVE CERTIFICATES

     If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of that series will be offered in book-entry format through the facilities of The Depository Trust Company, and that class will be represented by one or more global certificates registered in the name of DTC or its nominee.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking corporation" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. "Direct Participants", which maintain accounts with DTC, include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. DTC is owned by a number of its Direct Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system also is available to others like banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly ("Indirect Participants").

     Purchases of Book-Entry Certificates under the DTC system must be made by or through Direct Participants, which will receive a credit for the Book-Entry Certificates on DTC's records.

The ownership interest of each actual purchaser of a Book-Entry Certificate (a "Certificate Owner") is in turn to be recorded on the Direct and Indirect Participants' records. Certificate Owners will not receive written confirmation from DTC of their purchases, but Certificate Owners are expected to receive written confirmations providing details of those transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which each Certificate Owner entered into the transaction. Transfers of ownership interest in the Book-Entry Certificates are to be accomplished by entries made on the books of Participants acting on behalf of Certificate Owners. Certificate Owners will not receive certificates representing their ownership interests in the Book-Entry Certificates, except in the event that use of the book-entry system for the Book-Entry Certificates of any series is discontinued as described below.

     DTC has no knowledge of the actual Certificate Owners of the Book-Entry Certificates; DTC's records reflect only the identity of the Direct Participants to whose accounts those certificates are credited, which may or may not be the Certificate Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Distributions on the Book-Entry Certificates will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the related distribution date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on that date. Disbursement of those distributions by Participants to Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of that Participant (and not of DTC, the Depositor or any trustee or master servicer), subject to any statutory or regulatory requirements as may be in effect from time to time. Under a book-entry system, Certificate Owners may receive payments after the related distribution date.

     Unless otherwise provided in the related prospectus supplement, the only certificateholder of record will be the nominee of DTC, and the Certificate Owners will not be recognized as certificateholders under the agreement pursuant to which the certificates are issued. Certificate Owners will be permitted to exercise the rights of certificateholders under that agreement only indirectly through the Participants who in turn will exercise their rights through DTC. The Depositor is informed that DTC will take action permitted to be taken by a certificateholder under that agreement only at the direction of one or more Participants to whose account with DTC interests in the Book-Entry Certificates are credited.

     Because DTC can act only on behalf of Participants, who in turn act on behalf of Indirect Participants and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing that interest.

     Unless otherwise specified in the related prospectus supplement, certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

     o the Depositor advises the trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to those certificates and the Depositor is unable to locate a qualified successor or

     o the Depositor notifies DTC of its intent to terminate the book-entry system through DTC and, upon receipt of notice of such intent from DTC, the Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination.

     Upon the occurrence of either of the events described above, DTC will be required to notify all Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in those instructions the Definitive Certificates to which they are entitled, and thereafter the holders of those Definitive Certificates will be recognized as certificateholders of record under the related agreement pursuant to which the certificates are issued.


                     DESCRIPTION OF THE POOLING AGREEMENTS


GENERAL

     The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in either case, a "Pooling Agreement"). In general, the parties to a Pooling Agreement will include the Depositor, a trustee, a master servicer and, in some cases, a special servicer appointed as of the date of the Pooling Agreement. However, a Pooling Agreement may include a Mortgage Asset Seller as a party, and a Pooling Agreement that relates to a trust fund that consists solely of MBS may not include a master servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, an affiliate of the Depositor, or the Mortgage Asset Seller or an affiliate of the Mortgage Asset Seller, may perform the functions of master servicer or special servicer. Any party to a Pooling Agreement may own certificates.

     A form of a Pooling Agreement has been filed as an exhibit to the Registration Statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will describe any provision of the related Pooling Agreement that materially differs from the description contained in this prospectus and, if the related trust fund includes MBS, will summarize all of the material provisions of the related Pooling Agreement. The summaries in this prospectus do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of those provisions in the related prospectus supplement. We will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of that series addressed to J.P. Morgan Chase Commercial Mortgage Securities Corp., 270 Park Avenue, New York, New York 10017, Attention: President.


ASSIGNMENT OF MORTGAGE LOANS; REPURCHASES

     At the time of issuance of any series of certificates, we will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund. The trustee will, concurrently with the assignment, deliver the certificates to or at the direction of the Depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for that series. Each mortgage loan will be identified in a schedule. That schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include the address of the related Mortgaged Property and type of that property; the mortgage interest rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information; the original and remaining term to maturity; the original amortization term; and the original and outstanding principal balance.

     With respect to each mortgage loan to be included in a trust fund, we will deliver (or cause to be delivered) to the related trustee (or to a custodian appointed by the trustee) certain loan documents which, unless otherwise specified in the related prospectus supplement, will include the original Mortgage Note endorsed, without recourse, to the order of the trustee, the original Mortgage, or a certified copy, in each case with evidence of recording indicated on it and an assignment of the Mortgage to the trustee in recordable form. Unless otherwise provided in the prospectus supplement for a series of certificates, the related Pooling Agreement will require us or another party to the agreement to promptly cause each assignment of Mortgage to be recorded in the appropriate public office for real property records.

     The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt of the mortgage loan documents, and the trustee (or that custodian) will hold those documents in trust for the benefit of the certificateholders of that series. Unless otherwise specified in the related prospectus supplement, if that document is found to be missing or defective, and that omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or that custodian) will be required to notify the master servicer and the Depositor, and one of those persons will be required to notify the relevant Mortgage Asset Seller. In that case, and if the Mortgage Asset Seller cannot deliver the document or cure the defect within a specified number of days after receipt of that notice, then, except as otherwise specified below or in the related prospectus supplement, the Mortgage Asset Seller will be obligated to repurchase the related mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Mortgage Asset Seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace those mortgage loans with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective loan documentation and neither the Depositor nor, unless it is the Mortgage Asset Seller, the master servicer will be obligated to purchase or replace a mortgage loan if a Mortgage Asset Seller defaults on its obligation to do so. Notwithstanding the foregoing, if a document has not been delivered to the related trustee (or to a custodian appointed by the trustee) because that document has been submitted for recording, and neither that document nor a certified copy, in either case with evidence of recording on it, can be obtained because of delays on the part of the applicable recording office, then, unless otherwise specified in the related prospectus supplement, the Mortgage Asset Seller will not be required to repurchase or replace the affected mortgage loan on the basis of that missing document so long as it continues in good faith to attempt to obtain that document or that certified copy.


REPRESENTATIONS AND WARRANTIES; REPURCHASES

     Unless otherwise provided in the prospectus supplement for a series of certificates, the Depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making those representations and warranties, the "Warranting Party") covering, by way of example:

     o the accuracy of the information set forth for that mortgage loan on the schedule of mortgage loans delivered upon initial issuance of the certificates;

     o the enforceability of the related Mortgage Note and Mortgage and the existence of title insurance insuring the lien priority of the related Mortgage;

     o the Warranting Party's title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

     o  the payment status of the mortgage loan.

     It is expected that in most cases the Warranting Party will be the Mortgage Asset Seller; however, the Warranting Party may also be an affiliate of the Mortgage Asset Seller, the

Depositor or an affiliate of the Depositor, the master servicer, a special servicer or another person acceptable to the Depositor. The Warranting Party, if other than the Mortgage Asset Seller, will be identified in the related prospectus supplement.

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If that Warranting Party cannot cure that breach within a specified period following the date on which it was notified of the breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase that mortgage loan from the trustee at a price that will be specified in the related prospectus supplement. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of that series of certificates, to replace that mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement. Unless otherwise specified in the related prospectus supplement, this repurchase or substitution obligation will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

     In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, we will not include any mortgage loan in the trust fund for any series of certificates if anything has come to our attention that would cause us to believe that the representations and warranties made in respect of that mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.


COLLECTION AND OTHER SERVICING PROCEDURES

     The master servicer for any trust fund, directly or through sub-servicers, will be required to make reasonable efforts to collect all scheduled payments under the mortgage loans in that trust fund, and will be required to follow the same collection procedures as it would follow with respect to mortgage loans that are comparable to the mortgage loans in that trust fund and held for its own account, provided those procedures are consistent with:

     1. the terms of the related Pooling Agreement and any related instrument of credit support included in that trust fund,

     2.  applicable law, and

     3. the servicing standard specified in the related Pooling Agreement and prospectus supplement (the "Servicing Standard").

     The master servicer for any trust fund, directly or through sub-servicers, will also be required to perform as to the mortgage loans in that trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) Mortgaged Properties acquired on behalf of that trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an "REO Property"); and maintaining servicing records relating to those mortgage loans. Unless otherwise specified in the related prospectus supplement, the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit support. See "Description of Credit Support" in this prospectus.


SUB-SERVICERS

     A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, unless otherwise specified in the related prospectus supplement, the master servicer will remain obligated under the related Pooling Agreement. A sub-servicer for any series of certificates may be an affiliate of the Depositor or master servicer. Unless otherwise provided in the related prospectus supplement, each sub-servicing agreement between a master servicer and a sub-servicer (a "Sub-Servicing Agreement") will provide that, if for any reason the master servicer is no longer acting in that capacity, the trustee or any successor master servicer may assume the master servicer's rights and obligations under that Sub-Servicing Agreement. A master servicer will be required to monitor the performance of sub-servicers retained by it and will have the right to remove a sub-servicer retained by it at any time it considers removal to be in the best interests of certificateholders.

     Unless otherwise provided in the related prospectus supplement, a master servicer will be solely liable for all fees owed by it to any sub-servicer, irrespective of whether the master servicer's compensation pursuant to the related Pooling Agreement is sufficient to pay those fees. Each sub-servicer will be reimbursed by the master servicer that retained it for certain expenditures which it makes, generally to the same extent the master servicer would be reimbursed under a Pooling Agreement. See "--Certificate Account" and "--Servicing Compensation and Payment of Expenses" in this prospectus.


SPECIAL SERVICERS

     To the extent so specified in the related prospectus supplement, one or more special servicers may be a party to the related Pooling Agreement or may be appointed by the master servicer or another specified party. A special servicer for any series of certificates may be an affiliate of the Depositor or the master servicer. A special servicer may be entitled to any of the rights, and subject to any of the obligations, described in this prospectus in respect of a master servicer. The related prospectus supplement will describe the rights, obligations and compensation of any special servicer for a particular series of certificates. The master servicer will not be liable for the performance of a special servicer.


CERTIFICATE ACCOUNT

     General. The master servicer, the trustee and/or a special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained one or more separate accounts for the collection of payments on or in respect of those mortgage loans, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A certificate account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held in a certificate account may be invested pending each succeeding distribution date in United States government securities and other obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series ("Permitted Investments"). Unless otherwise provided in the related prospectus supplement, any interest or other income earned on funds in a certificate account will be paid to the related master servicer, trustee or any special servicer as additional compensation. A certificate account may be maintained with the related master servicer, special servicer or Mortgage Asset Seller or with a depository institution that is an affiliate of any of the foregoing or of the Depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies and so specified in the related prospectus supplement, a certificate account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or any special servicer or serviced by either on behalf of others.


     Deposits. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the certificate account for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement, the following payments and collections received or made by the master servicer, the trustee or any special servicer subsequent to the cut-off date (other than payments due on or before the cut-off date):

     1. all payments on account of principal, including principal prepayments, on the mortgage loans;

     2. all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion retained by the master servicer or any special servicer as its servicing compensation or as compensation to the trustee;

     3. all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a Mortgaged Property or the related mortgage loan or in connection with the full or partial condemnation of a Mortgaged Property (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related Mortgage) (collectively, "Insurance and Condemnation Proceeds") and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired by foreclosure or otherwise ("Liquidation Proceeds"), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any Mortgaged Properties acquired by the trust fund through foreclosure or otherwise;

     4. any amounts paid under any instrument or drawn from any fund that constitutes credit support for the related series of certificates as described under "Description of Credit Support" in this prospectus;

     5. any advances made as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus;


     6. any amounts paid under any Cash Flow Agreement, as described under "Description of the Trust Funds--Cash Flow Agreements" in this prospectus;

     7. all proceeds of the purchase of any mortgage loan, or property acquired in respect of a mortgage loan, by the Depositor, any Mortgage Asset Seller or any other specified person as described under "--Assignment of Mortgage Loans; Repurchases" and "--Representations and Warranties; Repurchases" in this prospectus, all proceeds of the purchase of any defaulted mortgage loan as described under "--Realization Upon Defaulted Mortgage Loans" in this prospectus, and all proceeds of any mortgage asset purchased as described under "Description of the Certificates--Termination" in this prospectus (all of the foregoing, also "Liquidation Proceeds");

     8. any amounts paid by the master servicer to cover Prepayment Interest Shortfalls arising out of the prepayment of mortgage loans as described under "--Servicing Compensation and Payment of Expenses" in this prospectus;

     9. to the extent that this item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or assumption fees, late payment charges, Prepayment Premiums or Equity Participations with respect to the mortgage loans;

     10. all payments required to be deposited in the certificate account with respect to any deductible clause in any blanket insurance policy described under "--Hazard Insurance Policies" in this prospectus;

     11. any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the certificate account; and

     12. any other amounts required to be deposited in the certificate account as provided in the related Pooling Agreement and described in the related prospectus supplement.

     Withdrawals. Unless otherwise provided in the related Pooling Agreement and described in the related prospectus supplement, a master servicer, trustee or special servicer may make withdrawals from the certificate account for each trust fund that includes mortgage loans for any of the following purposes:

     1. to make distributions to the certificateholders on each distribution date;

     2. to pay the master servicer, the trustee or a special servicer any servicing fees not previously retained by them out of payments on the particular mortgage loans as to which those fees were earned;

     3. to reimburse the master servicer, a special servicer, the trustee or any other specified person for any unreimbursed amounts advanced by it as described under "Description of the Certificates--Advances in Respect of Delinquencies" in this prospectus, the reimbursement to be made out of amounts received that were identified and applied by the master servicer or a special servicer, as applicable, as late collections of interest on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit support with respect to those mortgage loans;

     4. to reimburse the master servicer, the trustee or a special servicer for unpaid servicing fees earned by it and certain unreimbursed servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect of the mortgage loans, the reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which those fees were earned or those expenses were incurred or out of amounts drawn under any form of credit support with respect to those mortgage loans and properties;

     5. to reimburse the master servicer, a special servicer, the trustee or other specified person for any advances described in clause (3) above made by it and/or any servicing expenses referred to in clause (4) above incurred by it that, in the good faith judgment of the master servicer, special servicer, trustee or other specified person, as applicable, will not be recoverable from the amounts described in clauses (3) and (4), respectively, the reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on those other mortgage loans that is otherwise distributable on one or more classes of Subordinate Certificates of the related series;

     6. if described in the related prospectus supplement, to pay the master servicer, a special servicer, the trustee or any other specified person interest accrued on the advances described in clause (3) above made by it and the servicing expenses described in clause (4) above incurred by it while they remain outstanding and unreimbursed;

     7. if and as described in the related prospectus supplement, to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to Mortgaged Properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on those Mortgaged Properties;

     8. to reimburse the master servicer, the special servicer, the Depositor, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Master Servicer and the Depositor" in this prospectus;

     9. if described in the related prospectus supplement, to pay the fees of trustee;

     10. to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as described under "--Certain Matters Regarding the Trustee" in this prospectus;

     11. if described in the related prospectus supplement, to pay the fees of any provider of credit support;

     12. if described in the related prospectus supplement, to reimburse prior draws on any form of credit support;

     13. to pay the master servicer, a special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the certificate account as additional compensation;

     14. to pay (generally from related income) for costs incurred in connection with the operation, management and maintenance of any Mortgaged Property acquired by the trust fund by foreclosure or otherwise;

     15. if one or more elections have been made to treat the trust fund or designated portions of the trust fund as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as described under "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates" and "--Taxes That May Be Imposed on the REMIC Pool" in this prospectus;


     16. to pay for the cost of an independent appraiser or other expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property acquired in respect a defaulted mortgage loan in connection with the liquidation of that mortgage loan or property;

     17. to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;


     18. to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

     19. to clear and terminate the certificate account upon the termination of the trust fund.


MODIFICATIONS, WAIVERS AND AMENDMENTS OF MORTGAGE LOANS

     A master servicer or special servicer may agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable Servicing Standard. For example, the related prospectus supplement may provide that a mortgage loan may be amended to extend the maturity date or change the interest rate.

REALIZATION UPON DEFAULTED MORTGAGE LOANS

     A borrower's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a borrower that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and insurance premiums and to otherwise maintain the related Mortgaged Property. In general, the master servicer or the special servicer, if any, for a series of certificates will be required to monitor any mortgage loan in the related trust fund that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related Mortgaged Property, initiate corrective action in cooperation with the borrower if cure is likely, inspect the related Mortgaged Property and take any other actions as are consistent with the Servicing Standard. A significant period of time may elapse before the servicer is able to assess the success of the corrective action or the need for additional initiatives.

     The time within which the servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a Mortgaged Property in lieu of foreclosure) on behalf of the certificateholders may vary considerably depending on the particular mortgage loan, the Mortgaged Property, the borrower, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the Mortgaged Property is located. If a borrower files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related mortgage loan or to foreclose on the related Mortgaged Property for a considerable period of time, and that mortgage loan may be restructured in the resulting bankruptcy proceedings. See "Certain Legal Aspects of Mortgage Loans" in this prospectus.

     The related prospectus supplement will describe the remedies available to a servicer in connection with a default on a mortgage loan. Such remedies include instituting foreclosure proceedings, exercising any power of sale contained in mortgage, obtaining a deed in lieu of foreclosure or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise.


HAZARD INSURANCE POLICIES

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement will require the master servicer to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for the coverage required under the related Mortgage or, if the Mortgage permits the mortgagee to dictate to the borrower the insurance coverage to be maintained on the related Mortgaged Property, the coverage consistent with the requirements of the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the coverage generally will be in an amount equal to the lesser of the principal balance owing on that mortgage loan and the replacement cost of the related Mortgaged Property. The ability of a master servicer to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer under that policy (except for amounts to be applied to the restoration or repair of the Mortgaged Property or released to the borrower in accordance with the master servicer's normal servicing procedures and/or to the terms and conditions of the related Mortgage and Mortgage Note) will be deposited in the related certificate account. The Pooling Agreement may provide that the master servicer may satisfy its obligation to cause each borrower to maintain a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on all of the mortgage loans in a trust fund. If the blanket policy contains a deductible clause, the master servicer will be required, in the event of a casualty covered by the blanket policy, to deposit in the related certificate account all sums that would have been deposited in that certificate account but for that deductible clause.

     In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the Mortgaged Properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most policies typically do not cover any physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin, domestic animals and certain other kinds of risks. Accordingly, a Mortgaged Property may not be insured for losses arising from that cause unless the related Mortgage specifically requires, or permits the mortgagee to require, that coverage.

     The hazard insurance policies covering the Mortgaged Properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, those clauses generally provide that the insurer's liability in the event of partial loss does not exceed the lesser of
(1) the replacement cost of the improvements less physical depreciation and (2) that proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of those improvements.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE PROVISIONS

     Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related Mortgaged Property made without the lender's consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the Mortgaged Property. Unless otherwise provided in the related prospectus supplement, the master servicer will determine whether to exercise any right the trustee may have under that provision in a manner consistent with the Servicing Standard. Unless otherwise specified in the related prospectus supplement, the master servicer will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a Mortgaged Property. See "Certain Legal Aspects of Mortgage Loans--Due-on-Sale and Due-on-Encumbrance" in this prospectus.


SERVICING COMPENSATION AND PAYMENT OF EXPENSES

     Unless otherwise specified in the related prospectus supplement, a master servicer's primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund. Because that compensation is generally based on a percentage of the principal balance of each mortgage loan outstanding from time to time, it will decrease in accordance with the amortization of the mortgage loans. The prospectus supplement with respect to a series of certificates may provide that, as additional compensation, the master servicer may retain all or a portion of late payment charges, Prepayment Premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the certificate account. Any sub-servicer will receive a portion of the master servicer's compensation as its sub-servicing compensation.

     In addition to amounts payable to any sub-servicer, a master servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on those expenses at the rate specified in the prospectus supplement, and the fees of any special servicer, may be required to be borne by the trust fund.

     If provided in the related prospectus supplement, a master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to Prepayment Interest Shortfalls. See "Yield and Maturity Considerations--Certain Shortfalls in Collections of Interest" in this prospectus.


EVIDENCE AS TO COMPLIANCE

     Unless otherwise provided in the related prospectus supplement, each Pooling Agreement will require, on or before a specified date in each year, the master servicer to cause a firm of independent public accountants to furnish to the trustee a statement to the effect that, on the basis of the examination by that firm conducted substantially in compliance with either the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for FHLMC, the servicing by or on behalf of the master servicer of mortgage loans under pooling and servicing agreements substantially similar to each other (which may include that Pooling Agreement) was conducted through the preceding calendar year or other specified twelve month period in compliance with the terms of those agreements except for any significant exceptions or errors in records that, in the opinion of the firm, either the Audit Program for Mortgages serviced for FHLMC, or paragraph 4 of the Uniform Single Audit Program for Mortgage Bankers, requires it to report.

     Each Pooling Agreement will also require, on or before a specified date in each year, the master servicer to furnish to the trustee a statement signed by one or more officers of the master servicer to the effect that the master servicer has fulfilled its material obligations under that Pooling Agreement throughout the preceding calendar year or other specified twelve month period.


CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE DEPOSITOR

     The related prospectus supplement will describe certain protections afforded to a servicer under the related Pooling Agreement. For example, the Pooling Agreement may permit the servicer to resign from its obligations under the Pooling Agreement provided certain conditions are met. In addition, the Pooling Agreement may provide that none of the master servicer, the Depositor or any director, officer, employee or agent of either of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. The Pooling Agreement may also provide that the master servicer, the Depositor and any director, officer, employee or agent of either of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to the Pooling Agreement or the related series of certificates. In addition, the Pooling Agreement may provide that none of the servicer, special servicer or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its responsibilities under the Pooling Agreement.


EVENTS OF DEFAULT

     Each prospectus supplement will describe the events which will trigger a default (each an "Event of Default"). For example, the related prospectus supplement may provide that a default will occur if a servicer fails to make remittance as required under the Pooling Agreement, if a special servicer fails to make the required deposit, or if either the servicer or special servicer materially fails to perform any of its obligations contained in the related Pooling Agreement.

     The related prospectus supplement will describe the remedies available if an Event of Default occurs with respect to the master servicer under a Pooling Agreement, which remedies may include the termination of all of the rights and obligations of the master servicer as master servicer under the Pooling Agreement.


AMENDMENT

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may be amended, without the consent of any of the holders of the related series of certificates

     1.  to cure any ambiguity,

     2. to correct a defective provision in the Pooling Agreement or to correct, modify or supplement any of its provisions that may be inconsistent with any other of its provisions,

     3. to add any other provisions with respect to matters or questions arising under the Pooling Agreement that are not inconsistent with its provisions,

     4.  to comply with any requirements imposed by the Code, or

     5.  for any other purpose specified in the related prospectus supplement;

provided that the amendment (other than an amendment for the specific purpose referred to in clause (4) above) may not (as evidenced by an opinion of counsel to an effect satisfactory to the trustee) adversely affect in any material respect the interests of any holder; and provided further that the amendment (other than an amendment for one of the specific purposes referred to in clauses (1) through (4) above) must be acceptable to each applicable rating agency.

     Unless otherwise specified in the related prospectus supplement, each Pooling Agreement may also be amended, with the consent of the holders of the related series of certificates entitled to not less than 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series allocated to the affected classes, for any purpose. However, unless otherwise specified in the related prospectus supplement, that amendment may not:

     1. reduce in any manner the amount of, or delay the timing of, payments received or advanced on mortgage loans that are required to be distributed in respect of any certificate without the consent of the holder of that certificate,

     2. adversely affect in any material respect the interests of the holders of any class of certificates, in a manner other than as described in clause (1), without the consent of the holders of all certificates of that class, or

     3. modify the amendment provisions of the Pooling Agreement described in this paragraph without the consent of the holders of all certificates of the related series.

     Unless otherwise specified in the related prospectus supplement, the trustee will be prohibited from consenting to any amendment of a Pooling Agreement pursuant to which one or more REMIC elections are to be or have been made unless the trustee shall first have received an opinion of counsel to the effect that the amendment will not result in the imposition of a tax on the related trust fund or cause the related trust fund, or the designated portion, to fail to qualify as a REMIC at any time that the related certificates are outstanding.


LIST OF CERTIFICATEHOLDERS

     Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford those certificateholders access during normal business hours to the most recent list of certificateholders of that series held by that person. If that list is of a date more than 90 days prior to the date of receipt of that certificateholder's request, then that person, if not the registrar for that series of certificates, will be required to request from that registrar a current list and to afford those requesting certificateholders access thereto promptly upon receipt.


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


THE TRUSTEE

     The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the Depositor and its affiliates and with any master servicer or special servicer and its affiliates.


DUTIES OF THE TRUSTEE

     The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement, the certificates or any underlying mortgage loan or related document and will not be accountable for the use or application by or on behalf of the master servicer for that series of any funds paid to the master servicer or any special servicer in respect of the certificates or the underlying mortgage loans, or any funds deposited into or withdrawn from the certificate account or any other account for that series by or on behalf of the master servicer or any special servicer. If no Event of Default has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine those documents and to determine whether they conform to the requirements of that agreement.


CERTAIN MATTERS REGARDING THE TRUSTEE

     As described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the certificate account for that series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related Pooling Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the trustee pursuant to the related Pooling Agreement, or to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties under the Pooling Agreement, or by reason of its reckless disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the trustee made in the Pooling Agreement.

     Unless otherwise specified in the related prospectus supplement, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of its duties under that Pooling Agreement either directly or by or through agents or attorneys, and the trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.


RESIGNATION AND REMOVAL OF THE TRUSTEE

     A trustee will be permitted at any time to resign from its obligations and duties under the related Pooling Agreement by giving written notice to the Depositor, the servicer, the special servicer and to all certificateholders. Upon receiving this notice of resignation, the Depositor, or other person as may be specified in the related prospectus supplement, will be required to use its best efforts to promptly appoint a successor trustee. If no successor trustee shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning trustee may petition any court of competent jurisdiction to appoint a successor trustee.

     If at any time a trustee ceases to be eligible to continue as trustee under the related Pooling Agreement, or if at any time the trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the trustee, the Depositor will be authorized to remove the trustee and appoint a successor trustee. In addition, holders of the certificates of any series entitled to at least 51% (or other percentage specified in the related prospectus supplement) of the voting rights for that series may at any time, with or without cause, remove the trustee under the related Pooling Agreement and appoint a successor trustee.


     Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee.





































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                         DESCRIPTION OF CREDIT SUPPORT


GENERAL

     Credit support may be provided with respect to one or more classes of the certificates of any series, or with respect to the related mortgage assets. Credit support may be in the form of letters of credit, overcollateralization, the subordination of one or more classes of certificates, insurance policies, surety bonds, guarantees or reserve funds, or any combination of the foregoing. If so provided in the related prospectus supplement, any form of credit support may provide credit enhancement for more than one series of certificates to the extent described in that prospectus supplement.

     Unless otherwise provided in the related prospectus supplement for a series of certificates, the credit support will not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related credit support or that are not covered by that credit support, certificateholders will bear their allocable share of deficiencies. Moreover, if a form of credit support covers more than one series of certificates, holders of certificates of one series will be subject to the risk that the credit support will be exhausted by the claims of the holders of certificates of one or more other series before the former receive their intended share of that coverage.

     If credit support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

     o  the nature and amount of coverage under the credit support,

     o any conditions to payment under the credit support not otherwise described in this prospectus,

     o any conditions under which the amount of coverage under the credit support may be reduced and under which that credit support may be terminated or replaced and

     o  the material provisions relating to the credit support.

     Additionally, the related prospectus supplement will set forth certain information with respect to the obligor under any instrument of credit support, including

     o  a brief description of its principal business activities;

     o its principal place of business, place of incorporation and the jurisdiction under which it is chartered or licensed to do business,

     o if applicable, the identity of regulatory agencies that exercise primary jurisdiction over the conduct of its business and

     o its total assets, and its stockholders' equity or policyholders' surplus, if applicable, as of a date that will be specified in the prospectus supplement. See "Risk Factors--Credit Support May Not Cover Losses" in this prospectus.


SUBORDINATE CERTIFICATES

     If so specified in the related prospectus supplement, one or more classes of certificates of a series may be Subordinate Certificates. To the extent specified in the related prospectus supplement, the rights of the holders of Subordinate Certificates to receive distributions from the certificate account on any distribution date will be subordinated to the corresponding rights of the holders of Senior Certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of Subordinate Certificates in a series and the circumstances under which that subordination will be available.

CROSS-SUPPORT PROVISIONS

     If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, credit support may be provided by cross-support provisions requiring that distributions be made on Senior Certificates evidencing interests in one group of mortgage assets prior to distributions on Subordinate Certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying those provisions.


INSURANCE OR GUARANTEES WITH RESPECT TO MORTGAGE LOANS

     If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. To the extent deemed by the Depositor to be material, a copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


LETTER OF CREDIT

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered by one or more letters of credit, issued by a bank or financial institution specified in the prospectus supplement (the "L/C Bank"). Under a letter of credit, the L/C Bank will be obligated to honor draws under a letter of credit in an aggregate fixed dollar amount, net of unreimbursed payments, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage assets on the related cut-off date or of the initial aggregate principal balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments under the letter of credit and may otherwise be reduced as described in the related prospectus supplement. The obligations of the L/C Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund. A copy of that letter of credit will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


CERTIFICATE INSURANCE AND SURETY BONDS

     If so provided in the prospectus supplement for a series of certificates, insurance policies and/or surety bonds provided by one or more insurance companies or sureties of the insurance companies will cover deficiencies in amounts otherwise payable on those certificates or certain classes. Those instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest and/or full distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under that instrument. A copy of that instrument will accompany the Current Report on Form 8-K to be filed with the SEC within 15 days of issuance of the certificates of the related series.


RESERVE FUNDS

     If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on those certificates or certain classes of those certificates will be covered, to the extent of available funds, by one or more reserve funds in which cash, a letter of credit, short-term debt obligations, a demand note or a combination of those features will be deposited, in the amounts specified in the prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of the collections received on the related mortgage assets.

     Amounts on deposit in any reserve fund for a series, together with the reinvestment income on those amounts, if any, will be applied for the purposes, in the manner, specified in the related prospectus supplement. If so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained in that reserve fund may be released from it under the conditions specified in the related prospectus supplement.

     If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in short-term debt obligations. Unless otherwise specified in the related prospectus supplement, any reinvestment income or other gain from those investments will be credited to the related reserve fund for that series, and any loss resulting from those investments will be charged to that reserve fund. However, that income may be payable to any related master servicer or another service provider as additional compensation for its services. The reserve fund, if any, for a series will not be a part of the trust fund unless otherwise specified in the related prospectus supplement.


CREDIT SUPPORT WITH RESPECT TO MBS

     If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described in this prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated above with respect to the credit support for each series, to the extent that information is material and available.


                    CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

     The following discussion contains general summaries of certain legal aspects of loans secured by commercial and multifamily residential properties. Because those legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete, to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans, or mortgage loans underlying any MBS, is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those states. See "Description of the Trust Funds--Mortgage Loans" in this prospectus.


GENERAL

     Each mortgage loan will be evidenced by a promissory note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related Mortgaged Property is located. Mortgages, deeds of trust and deeds to secure debt are in this prospectus collectively referred to as "mortgages." A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.


TYPES OF MORTGAGE INSTRUMENTS

     There are two parties to a mortgage: a mortgagor who is the borrower and usually the owner of the subject property, and a mortgagee, who is the lender. In contrast, a deed of trust is a three-party instrument, among a trustor who is the equivalent of a borrower, a trustee to whom the real property is conveyed, and a beneficiary, who is the lender, for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related mortgage note. A deed to secure debt typically has two parties. The grantor (the borrower) conveys title to the real property to the grantee (the lender) generally with a power of sale, until the time the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because a land trustee holds legal title to the property under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower executes a separate undertaking to make payments on the mortgage note. The mortgagee's authority under a mortgage, the trustee's authority under a deed of trust and the grantee's authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws (including, without limitation, the Servicemembers Civil Relief Act) and, in some deed of trust transactions, the directions of the beneficiary.


LEASES AND RENTS

     Mortgages that encumber income-producing property often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while, unless rents are to be paid directly to the lender, retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

     In most states, hotel and motel room revenue are considered accounts receivable under the Uniform Commercial Code, also known as the UCC, in cases where hotels or motels constitute loan security, the borrower as additional security for the loan generally pledges the revenue. In general, the lender must file financing statements in order to perfect its security interest in the revenue and must file continuation statements, generally every five years, to maintain perfection of that security interest. Even if the lender's security interest in room revenue is perfected under the UCC, it may be required to commence a foreclosure action or otherwise take possession of the property in order to collect the room revenue following a default. See "--Bankruptcy Laws" below.


PERSONALTY

     In the case of certain types of mortgaged properties, for instance hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property's value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest in that personal property, and must file continuation statements, generally every five years, to maintain that perfection.


FORECLOSURE

     General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the mortgage note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

     Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.


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

     A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete. Moreover, as discussed below, even a non-collusive, regularly conducted foreclosure sale may be challenged as a fraudulent conveyance, regardless of the parties' intent, if a court determines that the sale was for less than fair consideration and that the sale occurred while the borrower was insolvent and within a specified period prior to the borrower's filing for bankruptcy protection.

     Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the Mortgaged Property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender's right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the Mortgaged Property, the proceeds of which are used to satisfy the judgment. Those sales are made in accordance with procedures that vary from state to state.

     Equitable Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on those principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lenders and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a non-monetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

     Non-Judicial Foreclosure/Power of Sale. Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a non-judicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to that sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender's expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

     Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the value of that property at the time of sale, due to, among other things, redemption rights which may exist and the possibility of physical deterioration of the property during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C.) (the "Bankruptcy Code") and, thus, could be rescinded in favor of the bankrupt's estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent "fair consideration," which is "reasonably equivalent value" under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in May 1994, the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. For these reasons, it is common for the lender to purchase the mortgaged property for an amount equal to the lesser of fair market value and the underlying debt and accrued and unpaid interest plus the expenses of foreclosure. Generally, state law controls the amount of foreclosure costs and expenses which may be recovered by a lender. Thereafter, subject to the mortgagor's right in some states to remain in possession during a redemption period, if applicable, the lender will become the owner of the property and have both the benefits and burdens of ownership of the mortgaged property. For example, the lender will have the obligation to pay debt service on any senior mortgages, to pay taxes, obtain casualty insurance and to make those repairs at its own expense as are necessary to render the property suitable for sale. Frequently, the lender employs a third party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels or restaurants or nursing or convalescent homes or hospitals may be particularly significant because of the expertise, knowledge and, with respect to nursing or convalescent homes or hospitals, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public's and the industry's, including franchisors', perception of the quality of those operations. The lender will commonly obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the amount of the mortgage against the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Furthermore, a few states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See "--Environmental Risks" below. Generally state law controls the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

     The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.


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

     Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption." The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

     The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure.

     Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the Mortgaged Property and those other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower's other assets, a lender's ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting that security; however, in some of those states, the lender, following judgment on that personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

     Leasehold Risks. Mortgage loans may be secured by a mortgage on the borrower's leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower's leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a "mortgageable" ground lease.

     Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower's ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by non-owner tenants. Those loans are subject to certain risks not associated with mortgage loans secured by a lien on


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the fee estate of a borrower in real property. This kind of loan typically is subordinate to the mortgage, if any, on the Cooperative's building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the Cooperative. Further, transfer of shares in a Cooperative are subject to various regulations as well as to restrictions under the governing documents of the Cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the Cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

     Under the laws applicable in many states, "foreclosure" on Cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. A recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative to receive sums due under the proprietary leases.


BANKRUPTCY LAWS

     The Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences of a delay caused by an automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out a junior lien.

     Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage secured by property of the debtor may be modified. In addition under certain circumstances, the outstanding amount of the loan secured by the real property may be reduced to the then-current value of the property (with a corresponding partial reduction of the amount of the lender's security interest) pursuant to a confirmed plan or lien avoidance proceeding, thus leaving the lender a general unsecured creditor for the difference between the value and the outstanding balance of the loan. Other modifications may include the reduction in the amount of each scheduled payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts have approved bankruptcy plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under federal bankruptcy law, a bankruptcy court may permit a debtor through its rehabilitative plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor's petition. If this is done the full amount due under the original loan may never repaid.

     The Bankruptcy Code has been amended to provide that a lender's perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary "based on the equities of the case." Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will normally constitute "cash collateral" under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender's consent or a prior court order finding that the lender's interest in the mortgaged property and the cash


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collateral is "adequately protected" as the term is defined and interpreted under the Bankruptcy Code. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personalty necessary for a security interest to attach to hotel revenues.

     Federal bankruptcy law provides generally that rights and obligation under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so-called "ipso facto clauses" could limit the ability of the trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, Section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor's estate, which may delay a trustee's exercise of those remedies in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. For example, a mortgagee would be stayed from enforcing an assignment of the lease by a borrower related to a mortgaged property if the related borrower was in a bankruptcy proceeding. The legal proceedings necessary to resolve the issues could be time-consuming and might result in significant delays in the receipt of the assigned rents. Similarly, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee's petition. Rents and other proceeds of a mortgage loan may also escape an assignment if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding.

     In addition, the Bankruptcy Code generally provides that a trustee or debtor-in-possession may, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. However, these remedies may, in fact, be insufficient and the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease immediately before the date of filing the petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, would have only an unsecured claim against the debtor for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection in respect of future rent installments are limited to the rent reserved by the lease, without acceleration, for the greater of one year or 15 percent, not to exceed three years, of the remaining term of the lease.

     If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable nonbankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.


     In a bankruptcy or similar proceeding of a borrower, action may be taken seeking the recovery, as a preferential transfer or on other grounds, of any payments made by the borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long-term debt may be protected from recovery as preferences if they are payments


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in the ordinary course of business made on debts incurred in the ordinary course of business. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

     A trustee in bankruptcy, in some cases, may be entitled to collect its costs and expenses in preserving or selling the mortgaged property ahead of payment to the lender. In certain circumstances, a debtor in bankruptcy may have the power to grant liens senior to the lien of a mortgage, and analogous state statutes and general principles of equity may also provide a borrower with means to halt a foreclosure proceeding or sale and to force a restructuring of a mortgage loan on terms a lender would not otherwise accept. Moreover, the laws of certain states also give priority to certain tax liens over the lien of a mortgage or deed of trust. Under the Bankruptcy Code, if the court finds that actions of the mortgagee have been unreasonable, the lien of the related mortgage may be subordinated to the claims of unsecured creditors.

     Certain of the borrowers may be partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an "ipso facto" clause and, in the event of the general partner's bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower's mortgage loan, which may reduce the yield on the certificates in the same manner as a principal prepayment.

     In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder. Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property. However, such an occurrence should not affect the trustee's status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.


ENVIRONMENTAL RISKS

     Real property pledged as security for a mortgage loan may be subject to certain environmental risks. Under federal law, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended (also known as "CERCLA") and the laws of


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

certain states, failure to perform the remediation required or demanded by the state or federal government of any condition or circumstance that

     o may pose an imminent or substantial endangerment to the public health or welfare or the environment,

     o may result in a release or threatened release of any hazardous material, or

     o  may give rise to any environmental claim or demand,

may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the federal or state government. In several states, the lien has priority over the lien of an existing mortgage against the property. Of particular concern may be those mortgaged properties which are, or have been, the site of manufacturing, industrial or disposal activity. Those environmental risks may give rise to (a) a diminution in value of property securing a mortgage note or the inability to foreclose against the property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of the property, the aggregate assets of the owner or operator, or the principal balance of the related indebtedness.

     The state of the law is currently unclear as to whether and under what circumstances cleanup costs, or the obligation to take remedial actions, could be imposed on a secured lender. Under the laws of some states and under CERCLA, a lender may become liable as an "owner" or an "operator" of a contaminated mortgaged property for the costs of remediation of releases or threatened releases of hazardous substances at the mortgaged property. The liability may attach if the lender or its agents or employees have participated in the management of the operations of the borrower, even though the environmental damage or threat was caused by a prior owner, operator, or other third party.

     Excluded from CERCLA's definition of "owner or operator" is any person "who, without participating in the management of a facility, holds indicia of ownership primarily to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only in circumstances when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities encroach on the actual management of that facility or property or of the borrower, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), under some circumstances the lender may incur potential CERCLA liability.

     Amendments to CERCLA provide examples of permissible actions that may be undertaken by a lender holding security in a contaminated facility without exceeding the bounds of the secured-creditor exemption, subject to certain conditions and limitations. Additionally, the amendments provide certain protections from CERCLA liability as an "owner or operator" to a lender who forecloses on contaminated property, as long as it seeks to divest itself of the facility at the earliest practicable commercially reasonable time on commercially reasonable terms. The amendments also limit the liability of lenders under the federal Solid Waste Disposal Act for costs of responding to leaking underground storage tanks. However, the protections afforded lenders under the amendments are subject to terms and conditions that have not been clarified by the courts. Moreover, the CERCLA secured-creditor exemption does not necessarily affect the potential for liability in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the secured-creditor exemption. Furthermore, the secured-creditor exemption does not protect lenders from other bases of CERCLA liability, such as that imposed on "generators" or "transporters" of hazardous substances.

     Environmental clean-up costs may be substantial. It is possible that those costs could become a liability of the applicable trust fund and occasion a loss to certificateholders if those remedial costs were incurred.


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     In a few states, transfers of some types of properties are conditioned upon clean-up of contamination prior to transfer. It is possible that a property securing a mortgage loan could be subject to these transfer restrictions. If this occurs, and if the lender becomes the owner upon foreclosure, the lender may be required to clean up the contamination before selling the property.

     The cost of remediating hazardous substance contamination at a property can be substantial. If a lender is or becomes liable, it can bring an action for contribution against the owner or operator that created the environmental hazard, but that person or entity may be without substantial assets. Accordingly, it is possible that these costs could become a liability of a trust fund and occasion a loss to certificateholders of the related series.

     To reduce the likelihood of this kind of loss, and unless otherwise provided in the related prospectus supplement, the related Pooling Agreement will provide that the master servicer may not, on behalf of the trust fund, acquire title to a Mortgaged Property or take over its operation unless the master servicer, based on a report prepared by a person who regularly conducts environmental site assessments, has made the determination that it is appropriate to do so. There can be no assurance that any environmental site assessment obtained by the master servicer will detect all possible environmental contamination or conditions or that the other requirements of the related pooling and servicing agreement, even if fully observed by the master servicer, will in fact insulate the related trust fund from liability with respect to environmental matters.

     Even when a lender is not directly liable for cleanup costs on property securing loans, if a property securing a loan is contaminated, the value of the security is likely to be affected. In addition, a lender bears the risk that unanticipated cleanup costs may jeopardize the borrower's repayment. Neither of these two issues is likely to pose risks exceeding the amount of unpaid principal and interest of a particular loan secured by a contaminated property, particularly if the lender declines to foreclose on a mortgage secured by the property.

     If a lender forecloses on a mortgage secured by a property the operations of which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Compliance may entail substantial expense.

     In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers, including prospective buyers at a foreclosure sale or following foreclosure. That disclosure may decrease the amount that prospective buyers are willing to pay for the affected property and thereby lessen the ability of the lender to recover its investment in a loan upon foreclosure.


DUE-ON-SALE AND DUE-ON-ENCUMBRANCE

     Certain of the mortgage loans may contain "due-on-sale" and "due-on-encumbrance" clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce those clauses in many states. By virtue, however, of the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act"), effective October 15, 1982, which purports to preempt state laws that prohibit the enforcement of due-on-sale clauses by providing among other matters, that "due-on-sale" clauses in certain loans made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a "due-on-sale" provision upon transfer of an interest in the property, regardless of the master servicer's ability to demonstrate that a sale threatens its legitimate security interest.


SUBORDINATE FINANCING

     Certain of the mortgage loans may not restrict the ability of the borrower to use the Mortgaged Property as security for one or more additional loans. Where a borrower encumbers a


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mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower, as is frequently the case, and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.


DEFAULT INTEREST AND LIMITATIONS ON PREPAYMENTS

     Mortgage notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge or fee if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.


APPLICABILITY OF USURY LAWS

     Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 ("Title V") provides that state usury limitations shall not apply to certain types of residential, including multifamily but not commercial, first mortgage loans originated by certain lenders after March 31, 1980. A similar Federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

     In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, no mortgage loan originated after the date of that state action will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (1) the mortgage loan provides for an interest rate, discount points and charges as are permitted in that state or (2) the mortgage loan provides that the terms are to be construed in accordance with the laws of another state under which the interest rate, discount points and charges would not be usurious and the borrower's counsel has rendered an opinion that the choice of law provision would be given effect.

     Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.


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SERVICEMEMBERS CIVIL RELIEF ACT

     Under the terms of the Servicemembers Civil Relief Act (the "Relief Act"), a borrower who enters military service after the origination of that borrower's mortgage loan, including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan, upon notification by such borrower, shall not be charged interest, including fees and charges, in excess of 6% per annum during the period of that borrower's active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of any servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or, unless otherwise specified in the related prospectus supplement, any form of credit support provided in connection with those certificates. In addition, the Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected mortgage loan during the borrower's period of active duty status, and, under certain circumstances, during an additional three-month period thereafter.


TYPE OF MORTGAGED PROPERTY

     The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that:

     1. hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and

     2. the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements.

     In addition, Mortgaged Properties which are multifamily properties or cooperatively owned multifamily properties may be subject to rent control laws, which could impact the future cash flows of those properties.


AMERICANS WITH DISABILITIES ACT

     Under Title III of the Americans with Disabilities Act of 1990 (the "ADA"), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent "readily achievable." In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, the altered portions are readily accessible to and usable by disabled individuals. The "readily achievable" standard takes into account, among other factors, the financial


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

resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose these requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the "readily achievable" standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.


FORFEITURE FOR DRUG, RICO AND MONEY LAUNDERING VIOLATIONS

     Federal law provides that property purchased or improved with assets derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, can be seized and ordered forfeited to the United States of America. The offenses which can trigger such a seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering laws and regulations, including the USA Patriot Act of 2001 and the regulations issued pursuant to that Act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

     In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (1) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before any other crime upon which the forfeiture is based, or (2) the lender, at the time of the execution of the mortgage, "did not know or was reasonably without cause to believe that the property was subject to forfeiture." However, there is no assurance that such defense will be successful.


                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or differing interpretations, and any change or interpretation could apply retroactively. No rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Code as well as regulations (the "REMIC Regulations") promulgated by the U.S. Department of Treasury (the "Treasury"). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

     For purposes of this discussion, (1) references to the mortgage loans include references to the mortgage loans underlying MBS included in the mortgage assets and (2) where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the Retained Interest. References to a "holder" or "certificateholder" in this discussion generally mean the beneficial owner of a certificate.


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            FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES


GENERAL

     With respect to a particular series of certificates, an election may be made to treat the trust fund or one or more segregated pools of assets in the trust fund as one or more REMICs within the meaning of Code Section 860D. A trust fund or a portion of a trust fund as to which a REMIC election is made will be referred to as a "REMIC Pool." For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as "REMIC Certificates" and will consist of one or more classes of "Regular Certificates" and one class of Residual Certificates in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the Depositor, will deliver its opinion generally to the effect that, assuming:

     1.  the making of an election,

     2. compliance with the Pooling Agreement and any other governing documents and

     3. compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations under the Code,

each REMIC Pool will qualify as a REMIC.

     In that case, the Regular Certificates will be considered to be "regular interests" in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be "residual interests" in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to "REMIC" or "REMIC Pool" below shall be deemed to refer to that REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See "--Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made" below.


CHARACTERIZATION OF INVESTMENTS IN REMIC CERTIFICATES

     REMIC Certificates held by a domestic building and loan association will constitute "a regular or residual interest in a REMIC" within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as "loans . . . secured by an interest in real property which is . . . residential real property" (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for that treatment. REMIC Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. Mortgage Loans held by the REMIC Pool that have been defeased with U.S. Treasury obligations will not qualify for the foregoing treatments. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for that treatment. Where two REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Regular Certificates will be "qualified mortgages" for another REMIC for purposes of


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Code Section 860G(a)(3) and "permitted assets" for a financial asset securitization investment trust for purposes of Section 860L(c). REMIC Certificates held by a regulated investment company will not constitute "Government Securities" within the meaning of Code Section 851(b)(3)(A)(i). REMIC Certificates held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).


QUALIFICATION AS A REMIC

     In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than "qualified mortgages" and "permitted investments." The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool's assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide "reasonable arrangements" to prevent its residual interest from being held by "disqualified organizations" and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each series will contain a provision designed to meet this requirement. See "--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations" below.

     A qualified mortgage is any obligation that is principally secured by an interest in real property and that is either transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, or is purchased by the REMIC Pool within a three-month period thereafter pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

     1. the fair market value of the real property security (including buildings and structural components) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the mortgage certificate either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security), or

     2. substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

     If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in (1) of the preceding sentence as of the date of the last modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either (1) in exchange for any qualified mortgage within a three-month period thereafter or (2) in exchange for a defective obligation within a two-year period thereafter. A "defective obligation" includes

     o  a mortgage in default or as to which default is reasonably foreseeable,

     o a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached,


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

     o  a mortgage that was fraudulently procured by the mortgagor, and

     o a mortgage that was not in fact principally secured by real property (but only if the mortgage is disposed of within 90 days of discovery).

     A mortgage loan that is defective as described in the 4th clause in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after that 90-day period.

     Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. The reserve fund will be disqualified if more than 30% of the gross income from the assets in the fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced "promptly and appropriately" as payments on the mortgage loans are received. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage, provided the Depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

     In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following: (1) one or more classes of regular interests or (2) a single class of residual interests on which distributions, if any, are made pro rata. A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. The specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to that interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

     If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for that year and thereafter. In this event, an entity with


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

multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests in the REMIC Pool. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the "Reform Act") indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool's income for the period of time in which the requirements for REMIC status are not satisfied.


TAXATION OF REGULAR CERTIFICATES

     General.

     A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the "Regular Certificateholder") as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder's basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by those Regular Certificateholders.

     Original Issue Discount.

     Accrual Certificates and principal-only certificates will be, and other classes of Regular Certificates may be, issued with "original issue discount" within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to that income. The following discussion is based in part on Treasury regulations (the "OID Regulations") under Code Sections 1271 through 1275 and in part on the provisions of the Reform Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent those issues are not addressed in those regulations, the Depositor intends to apply the methodology described in the Conference Committee Report to the Reform Act. We cannot assure you that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer's tax liability. Investors are advised to consult their own tax advisors as to the discussion in this prospectus and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

     Each Regular Certificate, except to the extent described below with respect to a Regular Certificate on which principal is distributed by random lot ("Random Lot Certificates"), will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder's income. The total amount of original issue discount on a Regular Certificate is the excess of the "stated redemption price at maturity" of the Regular Certificate over its "issue price." The issue price of a class of Regular Certificates offered pursuant to this prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Depositor intends to treat the issue price of a class as to


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

which there is no substantial sale as of the issue date or that is retained by the Depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if those interest distributions constitute "qualified stated interest." Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below) provided that those interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, we intend to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of the Regular Certificates includes all distributions of interest as well as principal on those Regular Certificates. Likewise, we intend to treat an "interest only" class, or a class on which interest is substantially disproportionate to its principal amount, a so-called "super-premium" class, as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.


     Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if the original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the Reform Act provides that the schedule of distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the "Prepayment Assumption") and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a Series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and that income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See "--Election to Treat All Interest Under the Constant Yield Method" below.


     A Regular Certificateholder generally must include in gross income for any taxable year the sum of the "daily portions," as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. We intend to treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period, or shorter period from the date of original issue, that ends on the day before the related distribution date on the Regular Certificate. The


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

Conference Committee Report to the Reform Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. Other than as discussed below with respect to a Random Lot Certificate, the original issue discount accruing in a full accrual period would be the excess, if any, of

     1. the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate's stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate's stated redemption price at maturity, over

     2. the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

     The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

     1.  the yield to maturity of the Regular Certificate at the issue date,

     2. events (including actual prepayments) that have occurred prior to the end of the accrual period, and

     3.  the Prepayment Assumption.

     For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate's stated redemption price at maturity that were made on the Regular Certificate in those prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

     Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease, but not below zero for any period, if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to those Regular Certificates.

     In the case of a Random Lot Certificate, we intend to determine the yield to maturity of that certificate based upon the anticipated payment characteristics of the class as a whole under the Prepayment Assumption. In general, the original issue discount accruing on each Random Lot Certificate in a full accrual period would be its allocable share of the original issue discount with respect to the entire class, as determined in accordance with the preceding paragraph. However, in the case of a distribution in retirement of the entire unpaid principal balance of any Random Lot Certificate, or portion of that unpaid principal balance, (a) the remaining unaccrued original issue discount allocable to that certificate (or to that portion) will accrue at the time of that distribution, and (b) the accrual of original issue discount allocable to each remaining certificate of the class (or the remaining unpaid principal balance of a partially redeemed Random Lot Certificate after a distribution of principal has been received) will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance of the class that was distributed. We believe that the foregoing treatment is consistent with the "pro rata prepayment" rules of the OID Regulations, but with the rate of accrual of original issue discount


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determined based on the Prepayment Assumption for the class as a whole. You are advised to consult your tax advisors as to this treatment.

     Acquisition Premium.

     A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over the adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, a subsequent purchaser may elect to treat all of the acquisition premium under the constant yield method, as described below under the heading "--Election to Treat All Interest Under the Constant Yield Method" below.

     Variable Rate Regular Certificates.

     Regular Certificates may provide for interest based on a variable rate. Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

     1. the issue price does not exceed the original principal balance by more than a specified amount, and

     2. the interest compounds or is payable at least annually at current values of

         (a)   one or more "qualified floating rates,"

         (b)   a single fixed rate and one or more qualified floating rates,

         (c)   a single "objective rate," or

         (d) a single fixed rate and a single objective rate that is a "qualified inverse floating rate."

     A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35. The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly. An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the issuer or a related party or
(2) unique to the circumstances of the issuer or a related party. A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate. A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly "front-loaded" or "back-loaded" within the meaning of the OID Regulations. It is possible that a class of this type may be considered to bear "contingent interest" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates. However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

     Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the


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highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC. Accordingly, unless otherwise indicated in the applicable prospectus supplement, we intend to treat Regular Certificates that qualify as regular interests under this rule in the same manner as obligations bearing a variable rate for original issue discount reporting purposes.

     The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under "--Original Issue Discount" with the yield to maturity and future payments on that Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, we intend to treat variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

     Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, we intend to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or mortgage certificates having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial "teaser" rates cause sufficiently "back-loaded" interest to create more than de minimis original issue discount. The yield on those Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial "teaser rates" followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of initial teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual pass-through interest rate on the Regular Certificates.

     Deferred Interest.

     Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such deferred interest are made.

     Market Discount.

     A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, "market discount" is the amount by which the purchaser's original basis in the Regular Certificate (exclusive of accrued qualified stated interest) (1) is exceeded by the then-current principal amount of the Regular Certificate or (2) in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of that Regular Certificate at the time of purchase. The purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on the Regular Certificate as distributions includible in the stated redemption price at maturity of the Regular Certificate are received, in an amount not exceeding that distribution. The market discount would accrue in


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

a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the Reform Act provides that until regulations are issued, the market discount would accrue either (1) on the basis of a constant interest rate or (2) in the ratio of stated interest allocable to the relevant period to the sum of the interest for that period plus the remaining interest as of the end of that period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for that period plus the remaining original issue discount as of the end of that period. You also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. You will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable on those Regular Certificates. The deferred portion of an interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for that year. The deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, you may elect to include market discount in income currently as it accrues on all market discount instruments you acquired in that taxable year or thereafter, in which case the interest deferral rule will not apply. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which that election may be deemed to be made.

     Market discount with respect to a Regular Certificate will be considered to be zero if the market discount is less than 0.25% of the remaining stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under "--Original Issue Discount") remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See "--Original Issue Discount" above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. You should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

     Premium.

     A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If you hold a Regular Certificate as a "capital asset" within the meaning of Code Section 1221, you may elect under Code Section 171 to amortize that premium under the constant yield method. Final regulations with respect to amortization of bond premium do not by their terms apply to prepayable obligations such as the Regular Certificates. However, the Conference Committee Report to the Reform Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code
Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under "--Market Discount" are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See "--Election to Treat All Interest Under the Constant Yield Method" below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

     Election to Treat All Interest Under the Constant Yield Method.

     A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to an election, (1) "interest" includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium and (2) the debt instrument is treated as if the instrument were issued on the holder's acquisition date in the amount of the holder's adjusted basis immediately after acquisition. It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder's acquisition would apply. A holder generally may make an election on an instrument by instrument basis or for a class or group of debt instruments. However, if the holder makes an election with respect to a debt instrument with amortizable bond premium or with market discount, the holder is deemed to have made elections to amortize bond premium or to report market discount income currently as it accrues under the constant yield method, respectively, for all debt instruments acquired by the holder in the same taxable year or thereafter. The election is made on the holder's federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. You should consult their own tax advisors regarding the advisability of making an election.

     Sale or Exchange of Regular Certificates.
     If you sell or exchange a Regular Certificate, you will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and your adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

     Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the applicable holding period (described below). That gain will be treated as ordinary income as follows:

     1. if a Regular Certificate is held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior distribution of property that was held as a part of that transaction,

     2. in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates, or

     3. to the extent that the gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on the Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of that holder with respect to the Regular Certificate.

     In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c). Long-term capital gains of certain non-corporate taxpayers generally are taxed at lower rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Regular Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Treatment of Losses.

     Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that those losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166.

     Under Code Section 166, holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct, as an ordinary loss, a loss sustained during the taxable year on account of those Regular Certificates becoming wholly or partially worthless, and, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of those Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, non-corporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans. The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired. The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount. This may have the effect of creating "negative" original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class. You are urged to consult your own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to the Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Banks and thrift institutions are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.


TAXATION OF RESIDUAL CERTIFICATES

     Taxation of REMIC Income.

     Generally, the "daily portions" of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates ("Residual Certificateholders"), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool's taxable income or net loss for each calendar quarter


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

ratably to each day in that quarter and by allocating that daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on that day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

     1. the limitations on deductibility of investment interest expense and expenses for the production of income do not apply,

     2.  all bad loans will be deductible as business bad debts, and

     3. the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.


     The REMIC Pool's gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool's deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.


     The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of those mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because (1) the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates and (2) the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon those distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates. When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that those classes are not issued with substantial discount. If taxable income attributable to that kind of mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of "excess inclusions" below under "--Limitations on Offset or Exemption of REMIC Income." The timing of that mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder's after-tax rate of return.

     Basis and Losses.

     The amount of any net loss of the REMIC Pool that you may take into account is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for that Residual Certificate. The adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom that loss was disallowed and may be used by that Residual Certificateholder only to offset any income generated by the same REMIC Pool.

     You will not be permitted to amortize directly the cost of your Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool's basis in its assets. That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life. However, in view of the possible acceleration of the income of Residual Certificateholders described under "--Taxation of REMIC Income" above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

     A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of a residual interest as zero rather than a negative amount for purposes of determining the REMIC Pool's basis in its assets. Regulations have been issued addressing the federal income tax treatment of "inducement fees" received by transferees of noneconomic REMIC residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related REMIC residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees are permitted to be included in income (i) in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income or (ii) ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption. If the holder of a residual interest sells or otherwise disposes of the residual interest, any unrecognized portion of the inducement fee would be required to be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these proposed regulations.

     Further, to the extent that your initial adjusted basis (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool's basis in the mortgage loans, you will not recover a portion of that basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by that holder. The REMIC Regulations currently in effect do not so provide. See "--Treatment of Certain Items of REMIC Income and Expense--Market Discount" below regarding the basis of mortgage loans to the REMIC Pool and "--Sale or Exchange of a Residual Certificate" below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

     Treatment of Certain Items of REMIC Income and Expense.

     Although we intend to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. We make no representation as to the specific method that will be used for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to you or differences in capital gain versus ordinary income.

     Original Issue Discount and Premium. Generally, the REMIC Pool's deductions for original issue discount and income from amortization of issue premium on the Regular Certificates will be determined in the same manner as original issue discount income on Regular Certificates as described under "--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described in that section, and "--Premium" above.

     Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described under "--Taxation of Regular Certificates--Deferred Interest" above.

     Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, their unpaid principal balances exceed the basis of the REMIC Pool allocable to those mortgage loans. The REMIC Pool's basis in those mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer of the mortgage loans to the REMIC Pool. The REMIC Regulations provide that the basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value at the closing date, in the case of a retained class). In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount. Market discount income generally should accrue in the manner described under "--Taxation of Regular Certificates--Market Discount" above.

     Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances of the mortgage loans, the REMIC Pool will be considered to have acquired those mortgage loans at a premium equal to the amount of that excess. As stated above, the REMIC Pool's basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer of the mortgage loans to the REMIC Pool. In a manner analogous to the discussion above under "--Taxation of Regular Certificates--Premium," a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code
Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans, including underlying mortgage loans, originated on or prior to September 27, 1985. Premium with respect to those mortgage loans may be deductible in accordance with a reasonable method regularly employed by the related holder. The allocation of the premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that the premium should be allocated in a different manner, such as allocating the premium entirely to the final payment of principal.

     Limitations on Offset or Exemption of REMIC Income.

     A portion or all of the REMIC taxable income includible in determining your federal income tax liability will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for that quarterly period of (1) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate if it were a debt instrument, on the Startup Day under Code Section 1274(d), multiplied by (2) the adjusted issue price of such Residual Certificate at the beginning of that quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of those daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to that Residual Certificate prior to the beginning of that quarterly period. Accordingly, the portion of the REMIC Pool's taxable income that will be treated as excess inclusions will be a larger portion of that income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted price of the Residual Certificate is zero.

     The portion of your REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on your return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if you are an organization subject to the tax on unrelated business income imposed by Code Section 511, the excess inclusions will be treated as unrelated business taxable income to you for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons, as defined below under "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" below, and that portion attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax, by treaty or otherwise. See "--Taxation of Certain Foreign Investors--Residual Certificates" below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

     In addition, the Code provides three rules for determining the effect of excess inclusions on your alternative minimum taxable income of a Residual Certificateholder. First, your alternative minimum taxable income is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, your alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

     Tax-Related Restrictions on Transfer of Residual Certificates.

     Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of (1) the present value of the total anticipated excess inclusions with respect to that Residual Certificate for periods after the transfer and (2) the highest marginal federal income tax rate applicable to corporations. The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable Federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. The tax generally would be imposed on the transferor of the Residual Certificate, except that where the transfer is through an agent, including a broker, nominee or other middleman, for a Disqualified Organization, the tax would instead be imposed on that agent. However, a transferor of a Residual Certificate would in no event be liable for the tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

     In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in that entity, then a tax is imposed on the entity equal to the product of (1) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period the interest is held by the Disqualified Organization, and (2) the highest marginal federal corporate income tax rate. This tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for the tax if it has received an affidavit from the record holder that it is not a Disqualified Organization or stating the holder's taxpayer identification number and, during the period that person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that the affidavit is false.

     If an "electing large partnership" holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by
Section 860E(c) of the Code. An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know the affidavits are false, is not available to an electing partnership.

     For these purposes:

     1. "Disqualified Organization" means the United States, any state or one of their political subdivisions, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that the term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by one of those governmental entities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code
         Section 1381(a)(2)(C), and any organization (other than a farmers' cooperative described in Code Section 521) that is exempt from taxation under the Code unless that organization is subject to the tax on unrelated business income imposed by Code Section 511,

     2. "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to that interest, be treated as a Pass-Through Entity, and

     3. an "electing large partnership" means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

     The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless (1) the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that the transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing the Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or other middleman), and (2) the transferor provides a statement in writing to the Depositor and the trustee that it has no actual knowledge that the affidavit is false. Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to the restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership of the Residual Certificates, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the Depositor or the trustee may charge a fee for computing and providing that information.


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

     Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined under "--Foreign Investors" below) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC, including a residual interest with a positive value at issuance, is a "noneconomic residual interest" unless, at the time of the transfer, (1) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (2) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth under "--Disqualified Organizations" above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. Under the REMIC Regulations, a safe harbor is provided if (1) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, (2) the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due, (3) the transferee represents to the transferor that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or any other person and (4) either the "formula test" or the "assets test," (each described below) is satisfied. The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in clauses (1), (2) and (3) of the preceding sentence as part of the affidavit described under the heading "--Disqualified Organizations" above. The transferor must have no actual knowledge or reason to know that those statements are false.

     The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest cannot exceed the sum of

     (i) the present value of any consideration given to the transferee to acquire the interest;

     (ii) the present value of the expected future distributions on the interest; and

     (iii) the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

     For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Section 11(b)(1) of the Code (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Section 1274(d) of the Code for the month of the transfer and the compounding period used by the transferee.

     The assets test is satisfied if (i) the transferee must be a domestic "C" corporation (other than a corporation exempt from taxation or a regulated investment company or real estate investment trust) that meets certain gross and net asset tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years); (ii) the transferee must agree in writing that any subsequent transferee of the residual interest would meet the requirements for a safe harbor transfer; and (iii) the facts and circumstances


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

known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the residual interest will not be paid by the transferee.

     Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has "tax avoidance potential" to a "foreign person" will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a U.S. Person (as defined below), unless the transferee's income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (1) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (2) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the Non-U.S. Person transfers the Residual Certificates back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

     The prospectus supplement relating to a series of certificates may provide that a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or may describe the circumstances and restrictions pursuant to which a transfer may be made. The term "U.S. Person" means a citizen or resident of the United States, a corporation or partnership (except to the extent provided in applicable Treasury regulations) created or organized in or under the laws of the United States, any state, or the District of Columbia, including any entity treated as a corporation or partnership for federal income tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income, or a trust if a court within the United States is able to exercise primary supervision over the administration of that trust, and one or more such U.S. Persons have the authority to control all substantial decisions of that trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 which are eligible to elect to be treated as U.S. Persons).

     Sale or Exchange of a Residual Certificate.

     Upon the sale or exchange of a Residual Certificate, you will recognize gain or loss equal to the excess, if any, of the amount realized over your adjusted basis, as described under "--Taxation of Residual Certificates--Basis and Losses" above, in the Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, you will have taxable income to the extent that any cash distribution to you from the REMIC Pool exceeds the adjusted basis on that distribution date. That income will be treated as gain from the sale or exchange of the Residual Certificates. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of Residual Certificates, in which case, you will have an adjusted basis in the Residual Certificates remaining when your interest in the REMIC Pool terminates, and if you hold the Residual Certificate as a capital asset under Code Section 1221, then you will recognize a capital loss at that time in the amount of the remaining adjusted basis.

     Any gain on the sale of Residual Certificates will be treated as ordinary income (1) if you hold the Residual Certificates as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on your net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) if you are a non-corporate taxpayer, to the extent that you have made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

     The Conference Committee Report to the Reform Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code
Section 1091 will apply to


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

dispositions of Residual Certificates where the seller of those certificates, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after the sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

     Mark to Market Regulations.

     The IRS has issued regulations, the "Mark to Market Regulations," under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment. The Mark to Market Regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market. The Mark to Market Regulations apply to all Residual Certificates acquired on or after January 4, 1995.


TAXES THAT MAY BE IMPOSED ON THE REMIC POOL

     Prohibited Transactions.

     Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include

     1.  the disposition of a qualified mortgage other than for:

         (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day,

         (b)  foreclosure, default or imminent default of a qualified mortgage,

         (c)  bankruptcy or insolvency of the REMIC Pool, or

         (d)  a qualified (complete) liquidation,

     2. the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold,

     3.  the receipt of compensation for services or

     4. the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

     Notwithstanding (1) and (4) it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call, generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding. The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

     Contributions to the REMIC Pool After the Startup Day.

     In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

     1.  during the three months following the Startup Day,


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

     2.  made to a qualified reserve fund by a Residual Certificateholder,

     3.  in the nature of a guarantee,

     4.  made to facilitate a qualified liquidation or clean-up call, and

     5.  as otherwise permitted in Treasury regulations yet to be issued.

     Net Income from Foreclosure Property.

     The REMIC Pool will be subject to federal income tax at the highest corporate rate on "net income from foreclosure property," determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by foreclosure or deed in lieu of foreclosure would be treated as "foreclosure property" for a period ending with the third calendar year following the year of acquisition of that property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

     It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan. In addition, unless otherwise disclosed in the applicable prospectus supplement, it is not anticipated that any material state income or franchise tax will be imposed on a REMIC Pool.


LIQUIDATION OF THE REMIC POOL

     If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool's final tax return a date on which that adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.


ADMINISTRATIVE MATTERS

     The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for that income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool's returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as "tax matters person," as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of the Residual Certificates, to have agreed (1) to the appointment of the tax matters person as provided in the preceding sentence and (2) to the irrevocable designation of the trustee as agent for performing the functions of the tax matters person.


LIMITATIONS ON DEDUCTION OF CERTAIN EXPENSES

     An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, to the extent that those itemized deductions, in the aggregate, do not exceed 2% of the investor's adjusted gross income. In


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addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of
(1) 3% of the excess, if any, of adjusted gross income over a statutory threshold or (2) 80% of the amount of itemized deductions otherwise allowable for that year. In the case of a REMIC Pool, those deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Those investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of those expenses allocated to them as additional gross income, but may be subject to those limitations on deductions. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, that additional gross income and limitation on deductions will apply to the allocable portion of those expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where those Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, that allocable portion will be determined based on the ratio that a REMIC Certificateholder's income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all those expenses will be allocable to the Residual Certificates.


TAXATION OF CERTAIN FOREIGN INVESTORS

     Regular Certificates.

     Interest, including original issue discount, distributable to Regular Certificateholders who are non-resident aliens, foreign corporations, or other Non-U.S. Persons (as defined below), will be considered "portfolio interest" and, therefore, generally will not be subject to 30% United States withholding tax, provided that the Non-U.S. Person (1) is not a "10-percent shareholder" within the meaning of Code Section 871(h)(3)(B) or a controlled foreign corporation described in Code Section 881(c)(3)(C) and (2) provides the trustee, or the person who would otherwise be required to withhold tax from those distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person. If that statement, or any other required statement, is not provided, 30% withholding will apply unless reduced or eliminated pursuant to an applicable tax treaty or unless the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by the Non-U.S. Person. In the latter case, the Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate. The term "Non-U.S. Person" means any person who is not a U.S. Person.

     The IRS has issued regulations which provide new methods of satisfying the beneficial ownership certification requirement described above. These regulations require, in the case of Regular Certificates held by a foreign partnership, that (1) the certification described above be provided by the partners rather than by the foreign partnership and (2) the partnership provide



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certain information, including a United States taxpayer identification number.
A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors concerning the application of the certification requirements in these regulations.

     Residual Certificates.

     The Conference Committee Report to the Reform Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as "portfolio interest," subject to the conditions described in "--Regular Certificates" above, but only to the extent that (1) the mortgage loans (including mortgage loans underlying certain MBS) were issued after July 18, 1984 and (2) the trust fund or segregated pool of assets in the trust fund (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in "registered form" within the meaning of Code Section 163(f)(1). Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an "excess inclusion." See "--Taxation of Residual Certificates--Limitations on Offset or Exemption of REMIC Income" above. If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See "--Tax-Related Restrictions on Transfer of Residual Certificates--Foreign Investors" above concerning the disregard of certain transfers having "tax avoidance potential." Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.


BACKUP WITHHOLDING

     Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a "backup" withholding tax under Code Section 3406 at a current rate of 28% (which rate will be increased to 31% commencing after 2010) on "reportable payments" (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder complies with certain reporting and/or certification procedures, including the provision of its taxpayer identification number to the trustee, its agent or the broker who effected the sale of the Regular Certificate, or that certificateholder is otherwise an exempt recipient under applicable provisions of the Code. Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder's federal income tax liability. The New Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. Non-U.S. Persons are urged to contact their own tax advisors regarding the application to them of backup and withholding and information reporting.


REPORTING REQUIREMENTS

     Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt


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

holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request that information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request that information from the nominee.


     The IRS's Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.


     Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses, see "--Limitations on Deduction of Certain Expenses" above, allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool's assets meeting the qualified asset tests described under "--Qualification as a REMIC" above.

















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              FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS
                      TO WHICH NO REMIC ELECTION IS MADE


STANDARD CERTIFICATES

General.

     In the event that no election is made to treat a trust fund (or a segregated pool of assets in the trust fund) with respect to a series of certificates that are not designated as "--Stripped Certificates," as described below, as a REMIC (certificates of that kind of series are referred to as "Standard Certificates"), in the opinion of Cadwalader, Wickersham & Taft LLP the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of a Standard Certificate (a "Standard Certificateholder") in that series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion under "--Recharacterization of Servicing Fees" below. Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on those mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with that Standard Certificateholder's method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that those amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code
Section 67, including deductions under Code Section 212 for the servicing fee and all the administrative and other expenses of the trust fund, to the extent that those deductions, in the aggregate, do not exceed two percent of an investor's adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer will be reduced by the lesser of (1) 3% of the excess, if any, of adjusted gross income over a statutory threshold, or (2) 80% of the amount of itemized deductions otherwise allowable for that year. This reduction is scheduled to be phased out from 2006 through 2009, and reinstated after 2010 under the Economic Growth and Tax Relief Reconciliation Act of 2001. As a result, those investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on those Standard Certificates with respect to interest at the pass-through rate on those Standard Certificates. In addition, those expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause the investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the "stripped bond" and "stripped coupon" rules of the Code, as described under "--Stripped Certificates" and "--Recharacterization of Servicing Fees," below.


Tax Status.

     In the opinion of Cadwalader, Wickersham & Taft LLP, Standard Certificates will have the following status for federal income tax purposes:

     1. Standard Certificate owned by a "domestic building and loan association" within the meaning of Code Section 7701(a)(19) will be considered to represent "loans....secured by


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

         an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in that section of the Code.

     2. Standard Certificate owned by a real estate investment trust will be considered to represent "real estate assets" within the meaning of Code
         Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on those assets will be considered "interest on obligations secured by mortgages on real property" to such extent within the meaning of Code Section 856(c)(3)(B).

     3. Standard Certificate owned by a REMIC will be considered to represent an "obligation...which is principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of "qualified mortgages" within the meaning of Code Section 860G(a)(3).

     4. Standard Certificate owned by a financial asset securitization investment trust will be considered to represent "permitted assets" within the meaning of Code Section 860L(c).

Premium and Discount.

     Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

     Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual
Certificates--Treatment of Certain Items of REMIC Income and Expense--Premium" above.

     Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder's interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, the original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of "teaser rates" on the mortgage loans.

     Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to that income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if the mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of the mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of the mortgage loans (i.e., points) will be includible by that holder.

     Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described under "--Federal Income Tax Consequences for REMIC Certificates-- Taxation of Regular Certificates--Market Discount" above, except that the ratable accrual


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

methods described there will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of that accrual.

Recharacterization of Servicing Fees.

     If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of that excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that the amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased. IRS guidance indicates that a servicing fee in excess of reasonable compensation ("excess servicing") will cause the mortgage loans to be treated under the "stripped bond" rules. That guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of those amounts is not greater than the value of the services provided.

     Accordingly, if the IRS' approach is upheld, a servicer who receives a servicing fee in excess of those amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of those mortgage loans as "stripped coupons" and "stripped bonds." Subject to the de minimis rule discussed under "--Stripped Certificates" below, each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to that holder. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of the trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including that portion as a second class of equitable interest. Applicable Treasury regulations treat that arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See "--Stripped Certificates" below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates.

     Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder's cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received on those Standard Certificates. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code
Section 582(c), that gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income (1) if a Standard Certificate is


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

held as part of a "conversion transaction" as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder's net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of that transaction or (2) in the case of a non-corporate taxpayer, to the extent the taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. Long-term capital gains of certain non-corporate taxpayers generally are subject to lower tax rates than ordinary income or short-term capital gains of those taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

     Investors that recognize a loss on a sale or exchange of the Standard Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.


STRIPPED CERTIFICATES

General.

     Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of "stripped bonds" with respect to principal payments and "stripped coupons" with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as "Stripped Certificates." Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

     The certificates will be subject to those rules if:

     1. we or any of our affiliates retain, for our own account or for purposes of resale, in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans,

     2. the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid, or retains, servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (See "--Standard
         Certificates--Recharacterization of Servicing Fees" above), and

     3. certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

     In general, a holder of a Stripped Certificate will be considered to own "stripped bonds" with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or "stripped coupons" with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate's allocable share of the servicing fees paid to the master servicer, to the extent that those fees represent reasonable compensation for services rendered. See discussion under "--Standard Certificates--
Recharacterization of Servicing Fees" above. Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class, or subclass, of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described under "--Standard Certificates--General" above, subject to the limitation described there.

     Code Section 1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that the stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where the Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans, in the opinion of Cadwalader, Wickersham & Taft LLP (1) the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a "taxable mortgage pool" within the meaning of Code Section 7701(i), and (2) each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition. This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described under "--Taxation of Stripped Certificates--Possible Alternative Characterizations" below, the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement will require that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

     Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount, as described below, at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of that Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount. Further, these final regulations provide that the purchaser of a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either (1) the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule, or (2) no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans. This market discount would be reportable as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Market Discount" above, without regard to the de minimis rule there, assuming that a prepayment assumption is employed in that computation.

Status of Stripped Certificates.

     No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, in the opinion of Cadwalader, Wickersham & Taft LLP, Stripped Certificates owned by applicable holders should be considered to represent "real estate assets" within the meaning of Code Section 856(c)(5)(B), "obligation[s] principally secured by an interest in real property" within the meaning of Code Section 860G(a)(3)(A), and "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent "interest on obligations secured by mortgages on real property" within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on those mortgage loans qualify for that treatment.

Taxation of Stripped Certificates.

     Original Issue Discount. Except as described under "--General" above, each Stripped Certificate will be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to that income. Based in part on the OID Regulations and the amendments to the original issue


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

discount sections of the Code made by the Reform Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a "Stripped Certificateholder") in any taxable year likely will be computed generally as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Original Issue Discount" and "--Variable Rate Regular Certificates" above. However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described under "--General" above, the issue price of a Stripped Certificate will be the purchase price paid by each holder of the Stripped Certificate, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to that Stripped Certificateholder, presumably under the Prepayment Assumption.

     If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder's recognition of original issue discount will be either accelerated or decelerated and the amount of the original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Stripped Certificateholder's Stripped Certificate. While the matter is not free from doubt, the holder of a Stripped Certificate should be entitled in the year that it becomes certain, assuming no further prepayments, that the holder will not recover a portion of its adjusted basis in that Stripped Certificate to recognize an ordinary loss, if it is a corporation, or a short-term capital loss, if it is not a corporation and does not hold the Stripped Certificate in connection with a trade or business, equal to that portion of unrecoverable basis.

     As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that the interest payments are "contingent" within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, those regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

     Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder's adjusted basis in that Stripped Certificate, as described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Regular Certificates--Sale or Exchange of Regular Certificates" above. To the extent that a subsequent purchaser's purchase price is exceeded by the remaining payments on the Stripped Certificates by more than the statutory de minimis amount, that subsequent purchaser will be required for federal income tax purposes to accrue and report that excess as if it were original issue discount in the manner described above. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificateholder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

     Investors that recognize a loss on a sale or exchange of the Stripped Certificates for federal income tax purposes in excess of certain threshold amounts should consult their tax advisors as to the need to file IRS Form 8886 (disclosing certain potential tax shelters) on their federal income tax returns.

     Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

     Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of

     1. one installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of that Stripped Certificate's pro rata share of the payments attributable to interest on each mortgage loan,

     2. as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan or

     3. a separate installment obligation for each mortgage loan, representing the Stripped Certificate's pro rata share of payments of principal and/or interest to be made with respect thereto.

     Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that the Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on that mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

     Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.


REPORTING REQUIREMENTS AND BACKUP WITHHOLDING

     The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during that year, the information, prepared on the basis described above, as the trustee deems to be necessary or desirable to enable those certificateholders to prepare their federal income tax returns. The information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file the original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, backup withholding at a current rate of 28.0% (which rate will be increased to 31% commencing after 2010) may be required in respect of any reportable payments, as described under "--Federal Income Tax Consequences for REMIC Certificates--Backup Withholding" above.


TAXATION OF CERTAIN FOREIGN INVESTORS

     To the extent that a certificate evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold


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

tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or a lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of that certificate also will be subject to federal income tax at the same rate.

     Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be "portfolio interest" and will be treated in the manner, and those persons will be subject to the same certification requirements, described under "--Federal Income Tax Consequences for REMIC Certificates--Taxation of Certain Foreign Investors--Regular Certificates" above.


                      STATE AND OTHER TAX CONSIDERATIONS

     In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences" above, you should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Thus, you should consult your own tax advisors with respect to the various tax consequences of investments in the offered certificates.


                         CERTAIN ERISA CONSIDERATIONS


GENERAL

     The Employee Retirement Income Security Act of 1974, as amended, or ERISA, and the Code impose certain requirements on retirement plans, and on certain other employee benefit plans and arrangements, including individual retirement accounts and annuities, Keogh plans, collective investment funds, insurance company separate accounts and some insurance company general accounts in which those plans, accounts or arrangements are invested that are subject to the fiduciary responsibility provisions of ERISA and Section 4975 of the Code (all of which are referred to as "Plans"), and on persons who are fiduciaries with respect to Plans, in connection with the investment of Plan assets. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. However, those plans may be subject to the provisions of other applicable federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code. Moreover, those plans, if qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, are subject to the prohibited transaction rules set forth in Section 503 of the Code.

     ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons ("Parties in Interest") who have certain specified relationships to the Plan, unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Section 406 of ERISA and Section 4975 of the Code. Special caution should be exercised before the assets of a Plan are used to purchase an offered certificate if, with respect to those assets, the Depositor, the master servicer or the trustee or one of their affiliates, either: (a) has investment discretion with respect to the investment of those assets of that Plan; or (b) has authority or responsibility to give, or regularly gives, investment advice with respect to those assets for a fee and pursuant to an agreement or understanding that the advice will serve


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as a primary basis for investment decisions with respect to those assets and that the advice will be based on the particular investment needs of the Plan; or (c) is an employer maintaining or contributing to the Plan.

     Before purchasing any offered certificates with Plan assets, a Plan fiduciary should consult with its counsel and determine whether there exists any prohibition to that purchase under the requirements of ERISA or Section 4975 of the Code, whether any prohibited transaction class exemption or any individual administrative prohibited transaction exemption (as described below) applies, including whether the appropriate conditions set forth in those exemptions would be met, or whether any statutory prohibited transaction exemption is applicable, and further should consult the applicable prospectus supplement relating to that series of offered certificates. Fiduciaries of plans subject to a Similar Law should consider the need for, and the availability of, an exemption under such applicable Similar Law.


PLAN ASSET REGULATIONS

     A Plan's investment in offered certificates may cause the trust assets to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor ("DOL") provides that when a Plan acquires an equity interest in an entity, the Plan's assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable to this discussion apply, or unless the equity participation in the entity by "benefit plan investors" (that is, Plans and certain employee benefit plans not subject to ERISA) is not "significant." For this purpose, in general, equity participation in a trust fund will be "significant" on any date if, immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

     In general, any person who has discretionary authority or control respecting the management or disposition of Plan assets, and any person who provides investment advice with respect to those assets for a fee, is a fiduciary of the investing Plan. If the trust assets constitute Plan assets, then any party exercising management or discretionary control regarding those assets, such as a master servicer, a special servicer or any sub-servicer, may be deemed to be a Plan "fiduciary" with respect to the investing Plan, and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code. In addition, if the Trust Assets constitute Plan assets, the purchase of offered certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code.


ADMINISTRATIVE EXEMPTIONS

     Several underwriters of mortgage-backed securities have applied for and obtained individual administrative ERISA prohibited transaction exemptions (the "Exemptions") which can only apply to the purchase and holding of mortgage-backed securities which, among other conditions, are sold in an offering with respect to which that underwriter serves as the sole or a managing underwriter, or as a selling or placement agent. If one of the Exemptions might be applicable to a series of certificates, the related prospectus supplement will refer to the possibility, as well as provide a summary of the conditions to the applicability.

     The DOL has promulgated amendments (the "Amendments") to the Exemptions that, among other changes, permit Plans to purchase subordinated certificates rated in any of the four highest ratings categories (provided that all other requirements of the Exemptions are met). Plan fiduciaries should, and other potential investors who may be analyzing the potential liquidity of their investment may wish to, consult with their advisors regarding the Amendments.


INSURANCE COMPANY GENERAL ACCOUNTS

     Sections I and III of Prohibited Transaction Class Exemption ("PTCE") 95-60 exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b) and 407(a) of ERISA and Section 4975 of the Code transactions in connection with the acquisition of a security (such

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as a certificate issued by a trust fund) as well as the servicing, management and operation of a trust (such as the trust fund) in which an insurance company general account has an interest as a result of its acquisition of certificates issued by the trust, provided that certain conditions are satisfied. If these conditions are met, insurance company general accounts investing assets that are treated as assets of Plans would be allowed to purchase certain classes of certificates which do not meet the ratings requirements of the Exemptions. All other conditions of the Exemptions would have to be satisfied in order for PTCE 95-60 to be available. Before purchasing any class of offered certificates, an insurance company general account seeking to rely on Sections I and III of PTCE 95-60 should itself confirm that all applicable conditions and other requirements have been satisfied.

     The Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to Section 401(c) of ERISA, the DOL issued regulations ("401(c) Regulations"), generally effective July 5, 2001, to provide guidance for the purpose of determining, in cases where insurance policies supported by an insured's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the 401(c) Regulations may be treated as Plan assets. In addition, because
Section 401(c) of ERISA does not relate to insurance company separate accounts, separate account assets are still generally treated as Plan assets of any Plan invested in that separate account. Insurance companies contemplating the investment of general account assets in the offered certificates should consult with their counsel with respect to the applicability of Section 401(c) of ERISA.


UNRELATED BUSINESS TAXABLE INCOME; RESIDUAL CERTIFICATES

     The purchase of a Residual Certificate by any employee benefit plan qualified under Code Section 401(a) and exempt from taxation under Code Section 501(a), including most varieties of Plans, may give rise to "unrelated business taxable income" as described in Code Sections 511-515 and 860E. Further, prior to the purchase of Residual Certificates, a prospective transferee may be required to provide an affidavit to a transferor that it is not, nor is it purchasing a Residual Certificate on behalf of, a "Disqualified Organization," which term as defined above includes certain tax-exempt entities not subject to Code Section 511 including certain governmental plans, as discussed above under the caption "Certain Federal Income Tax Consequences--Federal Income Tax Consequences for REMIC Certificates--Taxation of Residual Certificates--Tax-Related Restrictions on Transfer of Residual Certificates--Disqualified Organizations."

     Due to the complexity of these rules and the penalties imposed upon persons involved in prohibited transactions, it is particularly important that potential investors who are Plan fiduciaries or who are investing Plan assets consult with their counsel regarding the consequences under ERISA and the Code of their acquisition and ownership of certificates.

     The sale of certificates to an employee benefit plan is in no respect a representation by the Depositor or the Underwriter that this investment meets all relevant legal requirements with respect to investments by plans generally or by any particular plan, or that this investment is appropriate for plans generally or for any particular plan.


                               LEGAL INVESTMENT

     If so specified in the related prospectus supplement, the offered certificates will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"). Generally, the only classes of offered certificates which will qualify as "mortgage related securities" will be those that (1) are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization; and (2) are part of a series evidencing interests in a trust fund consisting of loans secured by first liens on real estate and originated by certain types of originators specified in SMMEA. The appropriate characterization of those certificates not qualifying as "mortgage related securities" ("Non-SMMEA Certificates") under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase those certificates, may be subject to significant interpretive uncertainties. Accordingly, investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult their own legal advisors in determining whether and to what extent the Non-SMMEA Certificates constitute legal investments for them.

     Those classes of offered certificates qualifying as "mortgage related securities," will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and pension funds, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any of its agencies or instrumentalities constitute legal investments for those entities.

     Under SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cut-off for those enactments, limiting to various extents the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities" secured by liens on residential, or mixed residential and commercial properties, in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Pursuant to
Section 347 of the Riegle Community Development and Regulatory Improvement Act of 1994, which amended the definition of "mortgage related security" to include, in relevant part, offered certificates satisfying the rating and qualified originator requirements for "mortgage related securities," but evidencing interests in a trust fund consisting, in whole or in part, of first liens on one or more parcels of real estate upon which are located one or more commercial structures, states were authorized to enact legislation, on or before September 23, 2001, specifically referring to Section 347 and prohibiting or restricting the purchase, holding or investment by state-regulated entities in those types of offered certificates. Accordingly, the investors affected by any state legislation overriding the preemptive effect of SMMEA will be authorized to invest in offered certificates qualifying as "mortgage related securities" only to the extent provided in that legislation.

     SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. Section 24 (Seventh), subject in each case to those regulations as the applicable federal regulatory authority may prescribe. In this connection, the Office of the Comptroller of the Currency (the "OCC") has amended 12 C.F.R. Part 1 to authorize national banks to purchase and sell for their own account, without limitation as to a percentage of the bank's capital and surplus (but subject to compliance with certain general standards in 12 C.F.R. Section 1.5 concerning "safety and soundness" and retention of credit information), certain "Type IV securities," defined in 12 C.F.R. Section 1.2(m) to include certain "commercial mortgage-related securities" and "residential mortgage-related securities." As so defined, "commercial mortgage-related security" and "residential mortgage-related security" mean, in relevant part, "mortgage related security" within the meaning of SMMEA, provided that, in the case of a "commercial mortgage-related security," it "represents ownership of a promissory note or certificate of interest or participation that is directly secured by a first lien on one or more parcels of real estate upon which one or more commercial structures are located and that is fully secured by interests in a pool of loans to numerous obligors." In the absence of any rule or administrative interpretation by the OCC defining the term "numerous obligors," no representation is made as to whether any class of offered certificates will qualify as "commercial mortgage-related securities," and thus as "Type IV securities," for investment by national banks. The National Credit Union Administration (the "NCUA") has adopted rules, codified at 12 C.F.R. Part 703, which permit federal credit unions to invest in "mortgage related securities" under certain limited circumstances, other than stripped mortgage related securities, residual interests in mortgage related securities, and commercial mortgage related securities, subject to compliance with general rules governing investment policies and practices; however, credit unions approved for the NCUA's "investment pilot program" under C.F.R. Section 703.19 may be able to invest in those prohibited forms of securities, while "RegFlex credit unions" may invest in commercial mortgage related securities under certain conditions pursuant to 12 C.F.R. Section 742.4(b)(2). The Office of Thrift Supervision (the "OTS") has issued Thrift Bulletin 13a (December 1, 1998), "Management of Interest Rate Risk, Investment Securities, and Derivatives Activities," and Thrift Bulletin 73a (December 18, 2001), "Investing in Complex Securities," which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any of the offered certificates.

     All depository institutions considering an investment in the offered certificates should review the "Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities" (the "1998 Policy Statement") of the Federal Financial Institutions Examination Council, which has been adopted by the Board of Governors of the Federal Reserve System, the OCC, the Federal Deposit Insurance Corporation and the OTS, effective May 26, 1998, and by the NCUA, effective October 1, 1998. The 1998 Policy Statement sets forth general guidelines which depository institutions must follow in managing risks (including market, credit, liquidity, operational (transaction), and legal risks) applicable to all securities (including mortgage pass-through securities and mortgage-derivative products) used for investment purposes.

     Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any offered certificates, as certain classes may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines (in certain instances irrespective of SMMEA).

     The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest bearing" or "income paying," and, with regard to any offered certificates issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

     Except as to the status of certain classes of offered certificates as "mortgage related securities," no representations are made as to the proper characterization of offered certificates for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase offered certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the offered certificates) may adversely affect the liquidity of the offered certificates.

     Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered certificates of any class constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to that investor.

                            METHOD OF DISTRIBUTION


     The offered certificates offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state our net proceeds from that sale.

     We intend that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular series of certificates may be made through a combination of two or more of these methods. Those methods are as follows:

     1. by negotiated firm commitment underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

     2. by placements through one or more placement agents specified in the related prospectus supplement primarily with institutional investors and dealers; and

     3.  through direct offerings by the Depositor.

     If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), those certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment. The underwriters may be broker-dealers affiliated with us. Their identities and material relationships to us will be set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of a particular series of certificates will be set forth in the cover of the prospectus supplement relating to that series and the members of the underwriting syndicate, if any, will be named in that prospectus supplement.

     In connection with the sale of the offered certificates, underwriters may receive compensation from us or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with those offered certificates, and any discounts or commissions received by them from us and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended (the "Securities Act").

     It is anticipated that the underwriting agreement pertaining to the sale of any series of certificates will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all offered certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that we will indemnify the several underwriters, and each person, if any, who controls that underwriter within the meaning of Section 15 of the Securities Act, against certain civil liabilities, including liabilities under the Securities Act, or will contribute to payments required to be made in respect of these liabilities.

     The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of that offering and any agreements to be entered into between us and purchasers of offered certificates of that series.

     We anticipate that the offered certificates offered by this prospectus and the related prospectus supplement will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of those purchases, be deemed to be "underwriters" within the meaning of the Securities Act in connection with reoffers and sales by them of offered certificates. You should consult with your legal advisors in this regard prior to any similar reoffer or sale.

     As to each series of certificates, only those classes rated in an investment grade rating category by any rating agency will be offered by this prospectus. We may initially retain any unrated class and we may sell it at any time to one or more institutional investors.


               INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

     With respect to each series of certificates offered by this prospectus, there are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the Depositor with respect to a trust fund pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, that relate specifically to the related series of certificates. The Depositor will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of that person, a copy of any or all documents or reports incorporated in this prospectus by reference, in each case to the extent the documents or reports relate to one or more of the classes of offered certificates, other than the exhibits to those documents (unless the exhibits are specifically incorporated by reference in those documents). Requests to the Depositor should be directed in writing to its principal executive offices at 270 Park Avenue, New York, New York 10017, Attention: President, or by telephone at (212) 834-9299. The Depositor has determined that its financial statements will not be material to the offering of any Offered Certificates.

     The Depositor filed a registration statement (the "Registration Statement") relating to the certificates with the Securities and Exchange Commission. This prospectus is part of the Registration Statement, but the Registration Statement includes additional information.

     Copies of the Registration Statement may be obtained from the Public Reference Section of the Securities and Exchange Commission, Washington, D.C. 20549, upon payment of the prescribed charges, or may be examined free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Suite 1400, Citicorp Center, 500 West Madison Street, Chicago, Illinois 60661-2511. The Securities and Exchange Commission also maintains a site on the World Wide Web at "http://www.sec.gov" at which you can view and download copies of reports, proxy and information statements and other information filed electronically through the Electronic Data Gathering, Analysis and Retrieval ("EDGAR") system. The Depositor has filed the Registration Statement, including all exhibits thereto, through the EDGAR system, so the materials should be available by logging onto the Securities and Exchange Commission's Web site. The Securities and Exchange Commission maintains computer terminals providing access to the EDGAR system at each of the offices referred to above.


                                 LEGAL MATTERS

     The validity of the certificates of each series and certain federal income tax matters will be passed upon for us by Cadwalader, Wickersham & Taft LLP, New York, New York or such other counsel as may be specified in the applicable prospectus supplement.


                             FINANCIAL INFORMATION

     A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this prospectus or in the related prospectus supplement.


                                    RATING

     It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one rating agency.

     Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders of those certificates of all collections on the underlying mortgage assets to which those holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with those certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which those prepayments might differ from those originally anticipated. As a result, you might suffer a lower than anticipated yield, and, in addition, holders of stripped interest certificates in extreme cases might fail to recoup their initial investments.

     A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating.

                         INDEX OF PRINCIPAL DEFINITIONS


                                           PAGE
                                          -----
1998 Policy Statement .................    104
401(c) Regulations ....................    102
Accrual Certificates ..................     35
Accrued Certificate Interest ..........     35
ADA ...................................     68
Amendments ............................    101
ARM Loans .............................     24
Available Distribution Amount .........     34
Bankruptcy Code .......................     60
Book-Entry Certificates ...............     34
Cash Flow Agreement ...................     26
CERCLA ................................     64
Certificate Owner .....................     41
certificateholder .....................     69
Code ..................................     39
Cooperatives ..........................     21
CPR ...................................     30
Debt Service Coverage Ratio ...........     22
defective obligation ..................     71
Definitive Certificates ...............     34
Depositor .............................     21
Determination Date ....................     27
Direct Participants ...................     40
Disqualified Organization .............     85
Distribution Date Statement ...........     38
DOL ...................................    101
DTC ...................................     34
Due Dates .............................     23
Due Period ............................     27
EDGAR .................................    106
electing large partnership ............     85
Equity Participation ..................     24
Event of Default ......................     51
Excess Funds ..........................     33
excess servicing ......................     95
Exemptions ............................    101
FAMC ..................................     25
FHLMC .................................     25
FNMA ..................................     25
foreclosure ...........................     62
Garn Act ..............................     66
GNMA ..................................     25
holder ................................     69
Indirect Participants .................     40
Insurance and Condemnation
   Proceeds ...........................     46
L/C Bank ..............................     56
Liquidation Proceeds ..................     46
Loan-to-Value Ratio ...................     23
Lock-out Date .........................     24
Lock-out Period .......................     24
market discount .......................     77
MBS ...................................     21
MBS Agreement .........................     25
MBS Issuer ............................     25
MBS Servicer ..........................     25
MBS Trustee ...........................     25
Mortgage Asset Seller .................     21
Mortgage Notes ........................     21
Mortgaged Properties ..................     21
Mortgages .............................     21
NCUA ..................................    104
Net Leases ............................     22
Net Operating Income ..................     22
Nonrecoverable Advance ................     37
Non-SMMEA Certificates ................    103
Non-U.S. Person .......................     90
OCC ...................................    103
OID Regulations .......................     73
OTS ...................................    104
Participants ..........................     40
Parties in Interest ...................    100
Pass-Through Entity ...................     85
Permitted Investments .................     45
Plans .................................    100
Pooling Agreement .....................     42
prepayment ............................     30
Prepayment Assumption .................     74
prepayment collar .....................     30
Prepayment Interest Shortfall .........     27
Prepayment Premium ....................     24
PTCE ..................................    101
Random Lot Certificates ...............     73
Record Date ...........................     35
Reform Act ............................     73
Registration Statement ................    106
Regular Certificateholder .............     73
Regular Certificates ..................     70
Related Proceeds ......................     37
Relief Act ............................     68
REMIC .................................      8
REMIC Certificates ....................     70
REMIC Pool. ...........................     70
REMIC Regulations .....................     69
REO Property ..........................     44
Residual Certificateholders ...........     80

                                        PAGE
                                       -----
Residual Certificates ..............     35
secured-creditor exemption .........     65
Securities Act .....................    105
Senior Certificates ................     34
Servicing Standard .................     44
Similar Law ........................    100
SMMEA ..............................    102
SPA ................................     30
Standard Certificateholder .........     93
Standard Certificates ..............     93
Startup Day ........................     71
Stripped Certificateholder .........     98
Stripped Certificates ..............     96
Subordinate Certificates ...........     34
Sub-Servicing Agreement ............     45
Title V ............................     67
Treasury ...........................     69
U.S. Person ........................     87
Value ..............................     23
Warranting Party ...................     43

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

     The attached diskette contains a Microsoft Excel(1), Version 5.0 spreadsheet file (the "Spreadsheet File") that can be put on a user-specified hard drive or network drive. The Spreadsheet File is "JPMCC 2004-CIBC9.xls." It provides, in electronic format, certain statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2, Annex B, Annex C and Annex D to the prospectus supplement. Defined terms used in the Spreadsheet File but not otherwise defined in the Spreadsheet File shall have the respective meanings assigned to them in this prospectus supplement. All the information contained in the Spreadsheet File is subject to the same limitations and qualifications contained in this prospectus supplement. To the extent that the information in electronic format contained in the attached diskette is different from statistical information that appears under the caption "Description of the Mortgage Pool" in this prospectus supplement and in Annex A-1, Annex A-2, Annex B, Annex C and Annex D to the prospectus supplement, the information in electronic format is superseded by the related information in print format. Prospective investors are advised to read carefully and should rely solely on the final prospectus supplement and accompanying prospectus relating to the Certificates in making their investment decision.


     Open the file as you would normally open any spreadsheet in Microsoft Excel. Before the file is displayed, a message will appear notifying you that the file is Read Only. Click the "READ ONLY" button and, after the file is opened, a securities law legend will be displayed. READ THE LEGEND CAREFULLY.

---------
(1)  Microsoft Excel is a registered trademark of Microsoft Corporation.

================================================================================
      YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS SUPPLEMENT AND THE ATTACHED PROSPECTUS. WE HAVE
NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION.

      WE ARE NOT OFFERING THESE CERTIFICATES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED.
                               ------------------

                                TABLE OF CONTENTS

                              PROSPECTUS SUPPLEMENT

 Summary of Terms .....................................................   S-8
 Risk Factors .........................................................  S-30
 Description of the Mortgage Pool .....................................  S-66
 Description of the Certificates ......................................  S-94
 Servicing of the Mortgage Loans ...................................... S-125
 Yield and Maturity Considerations .................................... S-146
 Certain Federal Income Tax Consequences .............................. S-155
 Method of Distribution ............................................... S-156
 Legal Matters ........................................................ S-157
 Ratings .............................................................. S-157
 Legal Investment ..................................................... S-158
 Certain ERISA Considerations ......................................... S-158
 Index of Principal Definitions ....................................... S-161

                                   PROSPECTUS
  Summary of Prospectus ...............................................     1
  Risk Factors ........................................................     9
  Description of the Trust Funds ......................................    21
  Yield and Maturity Considerations ...................................    27
  The Depositor .......................................................    33
  Use of Proceeds .....................................................    33
  Description of the Certificates .....................................    34
  Description of the Pooling Agreements ...............................    42
  Description of Credit Support .......................................    55
  Certain Legal Aspects of Mortgage Loans .............................    57
  Certain Federal Income Tax Consequences .............................    69
  State and Other Tax Considerations ..................................   100
  Certain ERISA Considerations ........................................   100
  Legal Investment ....................................................   102
  Method of Distribution ..............................................   105
  Incorporation of Certain Information by
    Reference .........................................................   106
  Legal Matters .......................................................   106
  Financial Information ...............................................   106
  Rating ..............................................................   106
  Index of Principal Definitions ......................................   108

      DEALERS WILL BE REQUIRED TO DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS WHEN ACTING AS UNDERWRITERS OF THESE CERTIFICATES AND WITH RESPECT TO THEIR UNSOLD ALLOTMENTS OR SUBSCRIPTIONS. IN ADDITION, ALL DEALERS SELLING THESE CERTIFICATES WILL DELIVER A PROSPECTUS SUPPLEMENT AND PROSPECTUS UNTIL
SEPTEMBER   , 2004.


                                  $862,209,000
                                 (APPROXIMATE)

                        [J.P. MORGAN CHASE LOGO OMITTED]
                               J.P. MORGAN CHASE
                              COMMERCIAL MORTGAGE
                                SECURITIES CORP.

                              COMMERCIAL MORTGAGE
                           PASS-THROUGH CERTIFICATES,
                               SERIES 2004-CIBC9

                  Class A-1 Certificates          $ 65,887,000
                  Class A-2 Certificates          $205,168,000
                  Class A-3 Certificates          $ 85,506,000
                  Class A-4 Certificates          $431,837,000
                  Class B Certificates            $ 27,853,000
                  Class C Certificates            $ 13,927,000
                  Class D Certificates            $ 20,889,000
                  Class E Certificates            $ 11,142,000

                   -----------------------------------------

                   P R O S P E C T U S   S U P P L E M E N T

                   -----------------------------------------

                                    JPMORGAN
                               CIBC WORLD MARKETS
                             ABN AMRO INCORPORATED
                                 MORGAN STANLEY

                                 JUNE   , 2004

================================================================================